                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
                                                                  / / Confidential, for Use of
                                                                  the
                                                                    Commission Only
/X/        Definitive Proxy Statement                               (as permitted by
/ /        Definitive Additional Materials                          Rule 14a-6(e)(2))
/ /        Soliciting Material Pursuant to Rule 14a-11(c) or
           Rule 14a-12

                           MORTON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)        Title of each class of securities to which transaction applies:
                      Common Stock, par value $1 per share, of New Morton International, Inc.
                      ---------------------------------------------------------------------------------------
           (2)        Aggregate number of securities to which transaction applies:
                      141,433,334 shares of Common Stock (as of January 31, 1997)
                      ---------------------------------------------------------------------------------------

           (3)        Per unit price or other underlying value of transaction computed pursuant to Exchange
                      Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                      1/50th of 1% of the book value as of September 30, 1996 of the assets to be transferred to New Morton International, Inc. ($1.824 billion) pursuant to the transactions described in the Preliminary Proxy Statement/Prospectus/Exchange Offer
                      ---------------------------------------------------------------------------------------
           (4)        Proposed maximum aggregate value of transaction: $1,823,900,000
                      ---------------------------------------------------------------------------------------
           (5)        Total fee paid: $364,800
                      ---------------------------------------------------------------------------------------

/X/        Fee paid previously with preliminary materials on January 21, 1997.

/ /        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)        Amount Previously Paid:
                      ---------------------------------------------------------------------------------------
           (2)        Form, Schedule or Registration Statement No.:
                      ---------------------------------------------------------------------------------------
           (3)        Filing Party:
                      ---------------------------------------------------------------------------------------
           (4)        Date Filed:
                      ---------------------------------------------------------------------------------------

[LOGO]

                                                                  March 24, 1997

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Morton International, Inc. to be held on April 24, 1997, at Morton's headquarters, 100 North Riverside Plaza, Chicago, Illinois, at 9:00 a.m., local time. At this important meeting you will be asked to vote on certain matters relating to the proposed spinoff to Morton's shareholders of its specialty chemicals and salt businesses and the combination of Morton's automotive safety products business with the businesses of Autoliv AB, a Swedish corporation ("Autoliv").

    We propose to complete the spinoff and combination with Autoliv as follows:
First, Morton will contribute its specialty chemicals and salt businesses, together with $750 million of cash and a portion of the cash generated by Morton's automotive safety products business from July 1, 1996 to the date of the spinoff, to New Morton International, Inc., a wholly owned subsidiary of Morton ("New Morton"). Morton will then spin off all the outstanding New Morton shares to Morton shareholders in a tax-free distribution. You will receive one share of New Morton stock (representing a share in the business that is not being combined with Autoliv) for each share of Morton stock that you own. New Morton will change its name to "Morton International, Inc." shortly following the spinoff.

    Second, promptly following the spinoff, Morton will merge its automotive safety products business, including $750 million of indebtedness used to finance the cash contribution to New Morton, with a subsidiary of Autoliv, Inc. ("New Autoliv"), a newly formed Delaware corporation whose stock will be publicly traded on the New York and Stockholm stock exchanges. As a result of the merger, you will exchange your old Morton shares for common stock of New Autoliv at an exchange ratio of approximately one New Autoliv share for every three Morton shares. This exchange will also be tax free (except for any cash you might receive instead of fractional shares). Contemporaneously with Morton's solicitation of proxies, New Autoliv is conducting an exchange offer to acquire all of the outstanding shares of Autoliv, subject to a minimum tender of 90%, which would be completed at the same time the merger is consummated. If the exchange offer is fully subscribed, Morton shareholders will receive 46.5% of the outstanding New Autoliv shares and Autoliv shareholders will receive 53.5% of the outstanding New Autoliv shares.

    The Board of Directors of Morton believes that the transactions described will be beneficial to each of Morton's current businesses because, among other things, the separation of the businesses will allow New Morton to adopt strategies and pursue objectives appropriate to the specialty chemicals and salt businesses, and Morton's automotive safety products business will be strengthened by the addition of Autoliv's businesses and product lines, a combination that will better enable the combined company to compete in an increasingly global industry.

    THE BOARD OF DIRECTORS OF MORTON HAS APPROVED THE SPINOFF PROPOSAL AND THE MERGER PROPOSAL, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR BOTH PROPOSALS. The transactions are conditioned upon, among other things, approval of both proposals by the holders of a majority of the outstanding Morton shares. Details of the proposals and other important information, including a description of the businesses and managements of New Autoliv and New Morton, are set forth in the accompanying proxy statement/prospectus and in the accompanying information statement relating to New Morton. Please read them carefully.

    Whether or not you plan to attend the Special Meeting and regardless of the number of Morton shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope which requires no postage if mailed in the United States. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                     Sincerely,
                                                                             /s/
                                     S. Jay Stewart
                                     -------------------------------------------

                                     S. Jay Stewart
                                     Chairman and Chief Executive Officer

                           MORTON INTERNATIONAL, INC.
                           100 NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1997

To the Shareholders of Morton International, Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Morton International, Inc. ("Morton") will be held on April 24, 1997 at 9:00 a.m. local time at Morton's headquarters, 100 North Riverside Plaza, Chicago, Illinois, to consider and vote on the following proposals:

        (1) The approval of the pro rata distribution of all of the issued and outstanding shares of common stock, par value $1 per share, of New Morton ("New Morton Common Stock"), including the preferred share purchase rights associated with such shares, to the holders of common stock, par value $1 per share, of Morton ("Morton Common Stock"), on a share-for-share basis in accordance with the terms of the Distribution Agreement to be entered into between Morton and New Morton substantially in the form of Appendix B to the accompanying Proxy Statement/Prospectus; and

        (2) The approval of the Combination Agreement, dated as of November 25, 1996 (the "Combination Agreement"), among Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden ("Autoliv"), Autoliv, Inc., a Delaware corporation newly formed by Morton and Autoliv ("New Autoliv"), ASP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of New Autoliv ("ASP Merger Sub"), and Morton, pursuant to which, after consummation of the transactions relating to the spinoff of New Morton, ASP Merger Sub will merge with and into Morton (the "Merger"), and each share of Morton Common Stock outstanding immediately prior to the effective time of the Merger will be converted into a fraction of a share of New Autoliv common stock determined pursuant to a formula set forth in the Combination Agreement.

    Each proposal will be voted upon separately by the shareholders of Morton; however, the consummation of the transactions is conditioned upon, among other things, the approval of both proposals by Morton shareholders.

    Approval of each proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Morton Common Stock. Only shareholders of record at the close of business on February 25, 1997, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. A list of such shareholders will be available at Morton's headquarters, 100 North Riverside Plaza, Chicago, Illinois 60606, for examination by any shareholder entitled to vote at the Special Meeting, at least five business days prior to the Special Meeting.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY CARD MAY REVOKE IT AT ANY TIME BEFORE THE SHARES ARE VOTED, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                                               /
                                          s/ P. Michael Phelps
                                          P. Michael Phelps
                                          Vice President and Secretary

Chicago, Illinois
March 24, 1997

                                 PROSPECTUS OF
                                 AUTOLIV, INC.
                             SHARES OF COMMON STOCK
                           PAR VALUE $1.00 PER SHARE
                                      AND
                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                           MORTON INTERNATIONAL, INC.
                          TO BE HELD ON APRIL 24, 1997

    This Proxy Statement/Prospectus/Exchange Offer (this "Proxy Statement/Prospectus/Exchange Offer") is furnished to the shareholders of Morton International, Inc., an Indiana corporation ("Morton"), in connection with the solicitation of proxies by the Board of Directors of Morton (the "Morton Board") from the holders of outstanding shares of common stock, par value $1 per share, of Morton (together with the associated preferred share purchase rights, "Morton Common Stock"). These proxies will be used at the Special Meeting of Shareholders of Morton to be held on April 24, 1997, and at any adjournments thereof (the "Morton Special Meeting").

    At the Morton Special Meeting, shareholders of Morton will be asked to consider and vote upon:

        (i) A proposal (the "Spinoff Proposal") to approve the Spinoff (as defined below) described in the Distribution Agreement (as it may be amended, supplemented or modified from time to time, the "Distribution Agreement") to be entered into between Morton and New Morton International, Inc., a corporation formed by Morton under the laws of the State of Indiana ("New Morton"). Pursuant to the Distribution Agreement, prior to the Merger (as defined below), Morton will contribute to New Morton all of the businesses, assets and liabilities owned by Morton and its subsidiaries (the "New Morton Businesses"), other than its automotive safety products business and certain assets and liabilities related thereto (the "ASP Business"), together with $750 million of cash and a portion of the cash generated by the ASP Business from July 1, 1996 to the date of the Spinoff (the "Distribution Date"). Shortly following the contribution, Morton will distribute to its shareholders on a share-for-share basis, all the shares of New Morton (the "Spinoff"). Morton, following the Spinoff, is referred to in this Proxy Statement/Prospectus/Exchange Offer as "Morton ASP."

        (ii) A proposal (the "Merger Proposal") to approve the Combination Agreement, dated as of November 25, 1996 (as it may be amended, supplemented or modified from time to time, the "Combination Agreement"), among Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden ("Autoliv"), Autoliv, Inc., a Delaware corporation ("New Autoliv"), which Autoliv and Morton have formed to effect the combination, ASP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of New Autoliv ("ASP Merger Sub"), and Morton. Pursuant to the Combination Agreement, promptly following the Spinoff, ASP Merger Sub will merge (the "Merger") with and into Morton, with Morton being the surviving corporation in the Merger, upon the terms and conditions contained in the Combination Agreement.

    If the Exchange Offer (as defined below) is fully accepted, the shareholders of Morton will receive, in the aggregate, 46.5% of the outstanding common stock, par value $1.00 per share, of New Autoliv ("New Autoliv Common Stock") in the Merger in exchange for their shares of Morton Common Stock. Also pursuant to the Combination Agreement, New Autoliv will offer to exchange the remaining 53.5% of its outstanding shares for all the outstanding shares of common stock, par value Swedish kronor ("SEK") 10 per share, of Autoliv ("Autoliv Common Stock") and American Depositary Shares each representing one share of Autoliv Common Stock ("ADSs," and, together with the Autoliv Common Stock, the "Autoliv Securities") in an exchange offer which will be conducted in two parts: (a) the offer made by New Autoliv hereby to purchase shares of Autoliv Common Stock that are beneficially owned by U.S. Persons, Canadian Persons and Australian Persons (each as defined herein) and all outstanding ADSs (the "U.S. Offer"), and (b) the offer made outside the United States, Canada and Australia (the "Swedish and International Offer" and, together with the U.S. Offer, the "Exchange Offer") to purchase all the Autoliv Securities that are not beneficially owned by U.S. Persons, Canadian Persons and Australian Persons. The Exchange Offer is conditioned on, among other things, more than 90% of the outstanding Autoliv Securities being tendered and not withdrawn in the Exchange Offer (the "Minimum Condition").

    Also pursuant to the Combination Agreement, if over 90% of the Autoliv Securities are tendered in the Exchange Offer or are otherwise acquired by New Autoliv, New Autoliv, through a wholly owned subsidiary of New Autoliv organized under the laws of the Kingdom of Sweden ("Swedish Sub"), will acquire all remaining Autoliv Securities for cash in a compulsory acquisition to be conducted in accordance with Swedish law (the "Compulsory Acquisition"). In accordance with the procedures governing the Compulsory Acquisition, New Autoliv is entitled to acquire title to the Autoliv Securities not tendered in the Exchange Offer, which acquisition should occur within four to eight months, and the price to be paid for such Autoliv Securities will thereafter be set by an arbitration tribunal. Payment for the Autoliv Securities so acquired will be made after the tribunal has determined the price, which determination may take up to two years, and may be further delayed until any appeals from the decision of the tribunal have been finally resolved. Depending upon the number of Autoliv Securities acquired in the Compulsory Acquisition and market conditions, New Autoliv may seek to finance the posting of security for such purchases through a combination of funds from operations and public or private issuances of debt or equity securities. Accordingly, New Autoliv may seek to place shares of New Autoliv Common Stock in Sweden and elsewhere in Europe immediately following the Expiration Date (as defined herein) with institutional investors at a price based upon the then market price of New Autoliv Securities (as defined below) on the Stockholm Stock Exchange ("SSE"). Enskilda Securities ("Enskilda") or another financial institution may act as New Autoliv's agent in connection with any such placement for which it would receive a fee in an amount to be agreed upon with New Autoliv.

    The Merger Proposal and the Spinoff Proposal and certain related considerations are described in this Proxy Statement/Prospectus/Exchange Offer, including the attached Appendices; a copy of the Combination Agreement is attached as Appendix A and the form of Distribution Agreement is attached as Appendix B. Forms of two additional agreements to be entered into between Morton and New Morton in connection with the Spinoff, the Tax Sharing Agreement (as it may be amended, supplemented or modified from time to time, the "Tax Sharing Agreement") and the Employee Benefits Allocation Agreement (as it may be amended, supplemented or modified from time to time, the "Benefits Agreement") are described in this Proxy Statement/Prospectus/Exchange Offer and forms of these agreements are included as exhibits to New Autoliv's Registration Statement on Form S-4 (the "New Autoliv Registration Statement") filed with the Securities and Exchange Commission (the "SEC") in connection with the issuance by New Autoliv of shares of New Autoliv Common Stock in the Merger and the Exchange Offer. The Distribution Agreement, the Tax Sharing Agreement and the Benefits Agreement are together referred to in this Proxy Statement/Prospectus/Exchange Offer as the "Ancillary Agreements."

    The Combination Agreement provides that, shortly prior to the Merger, Morton will effect the Spinoff in accordance with the terms of the Distribution Agreement. At the time the Merger becomes effective (the "Effective Time"), each share of Morton Common Stock that is outstanding immediately before the Effective Time (other than shares held in Morton's treasury or owned by Autoliv or any subsidiary of Autoliv or Morton, which will be cancelled in accordance with the Combination Agreement) will be converted into the right to receive a fraction of a share of New Autoliv Common Stock calculated by dividing 47,803,738 by the number of shares of Morton Common Stock outstanding immediately prior to the Effective Time (other than the cancelled shares), rounded to the nearest thousandth or, if there is no nearest thousandth, to the next highest thousandth (the "Merger Consideration"). The total number of shares of New Autoliv Common Stock that a Morton shareholder will receive will be aggregated and rounded down to the nearest whole number and holders of Morton Common Stock will receive cash (without interest) based upon the value of the remaining fraction of a share of New Autoliv Common Stock, if any, they would otherwise be entitled to receive.

    Shortly prior to, and subject to the satisfaction or waiver of each condition to, the Merger, Morton will contribute to New Morton (the "Contribution") (a) all of the businesses, assets and liabilities (with certain exceptions) owned by Morton and its subsidiaries not exclusively related to the ASP Business (including the assets associated with Morton's corporate operations) and (b) $750 million in cash funded by a new credit facility for which Morton ASP will remain responsible following the Spinoff, and a portion of the cash generated by the ASP Business from July 1, 1996 to the Distribution Date, and New Morton will assume the liabilities related to the transferred assets and businesses. See "Pre-Merger Transactions-- Terms of the Distribution Agreement." In the Spinoff, holders of Morton Common Stock outstanding on the record date for the Spinoff (the "Distribution Record Date") will receive a distribution of one share of common stock, par value $1 per share, of New Morton ("New Morton Common Stock") and one associated preferred share purchase right with respect to each of their shares of Morton Common Stock, as provided in the Distribution Agreement.

    The Merger, the Exchange Offer and the Compulsory Acquisition are collectively referred to as the "Combination." The Contribution, the Spinoff and the Combination are sometimes referred to in this Proxy Statement/Prospectus/Exchange Offer as the "Transactions." The Merger Proposal and the Spinoff Proposal are together referred to as the "Proposals." Following consummation of the proposed Transactions: (a) New Morton will be a stand-alone publicly traded corporation with its shares listed on the New York Stock Exchange, Inc. (the "NYSE") and the Chicago Stock Exchange, Inc. (the "CSE"),
(b) New Autoliv will be a stand-alone publicly traded U.S. corporation and (c) Morton ASP and Autoliv will be wholly owned subsidiaries of New Autoliv. Shares of New Autoliv Common Stock will be listed on the NYSE and Swedish Depositary Receipts representing shares of New Autoliv Common Stock ("SDRs") will be listed on the SSE. The shares of New Autoliv Common Stock and SDRs are collectively referred to herein as the "New Autoliv Securities."

    This Proxy Statement/Prospectus/Exchange Offer is also furnished by New Autoliv to Morton shareholders as a prospectus in connection with the issuance of shares of New Autoliv Common Stock in the Merger and to Autoliv stockholders as a prospectus in connection with the issuance of New Autoliv Securities in the Exchange Offer. The information statement of New Morton (the "New Morton Information Statement"), which accompanies this Proxy Statement/Prospectus/Exchange Offer, is furnished to Morton shareholders in connection with the issuance by New Morton of the shares of New Morton Common Stock in connection with the Spinoff.

                            ------------------------

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY MORTON AND AUTOLIV SHAREHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTIONS, SEE "RISK FACTORS" BEGINNING ON PAGE 27 HEREIN.
                            ------------------------

    This Proxy Statement/Prospectus/Exchange Offer is first being mailed to Morton shareholders (along with the accompanying form of proxy) and to Autoliv stockholders on or about March 24, 1997.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MORTON, AUTOLIV, NEW MORTON, NEW AUTOLIV OR ASP MERGER SUB. THIS PROXY STATEMENT/PROSPECTUS/ EXCHANGE OFFER DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER NOR ANY EXCHANGE OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MORTON, AUTOLIV, NEW AUTOLIV OR ASP MERGER SUB SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    UNTIL MAY 19, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN NEW AUTOLIV SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A COPY OF THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER.
                            ------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY
  STATEMENT/PROSPECTUS/EXCHANGE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE SSE OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE
     SSE OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
       ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS/ EXCHANGE OFFER. ANY
        REPRESENTATION TO THE CONTRARY IS                      A
                               CRIMINAL OFFENSE.

                            ------------------------

 THE DATE OF THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER IS MARCH 24, 1997.

                           FORWARD-LOOKING STATEMENTS

    This Proxy Statement/Prospectus/Exchange Offer includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Morton's, New Morton's, Morton ASP's, Autoliv's or New Autoliv's expected future financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Although Morton, Autoliv, New Morton and New Autoliv believe their respective expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, those set forth under "Risk Factors," general economic and business and market conditions, changes in U.S. and non-U.S. laws and regulations with respect to automotive safety, difficulties in achieving expected cost savings from the Combination or costs or difficulties relating to the integration of the ASP Business and Autoliv's businesses, costs or difficulties relating to the establishment of New Autoliv and New Morton as independent entities, increased competitive and/or customer pressure in the automotive occupant safety restraints industry or the specialty chemicals and salt industries, and the ability of New Morton, Morton ASP, New Autoliv and Autoliv to achieve the goals described in "Background, Reasons and Recommendations" during the periods covered by the forward-looking statements.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
INDEX OF DEFINED TERMS.....................................................................................           9

EXCHANGE RATES.............................................................................................          11

QUESTIONS AND ANSWERS ABOUT THE SPINOFF, THE MERGER AND THE EXCHANGE OFFER.................................          12

SUMMARY....................................................................................................          14

RISK FACTORS...............................................................................................          27

BACKGROUND, REASONS AND RECOMMENDATIONS....................................................................          33
    Background of the Transactions.........................................................................          33
    Reasons for the Spinoff and the Merger; Recommendations of the Morton Board............................          35
    Reasons for the Combination and the Exchange Offer; Recommendations of the Autoliv Board...............          37

OPINIONS OF FINANCIAL ADVISORS.............................................................................          39
    Opinion of Goldman Sachs...............................................................................          39
    Opinion of Enskilda and Blackstone.....................................................................          44

THE MORTON SPECIAL MEETING.................................................................................          48
    Time and Place; Purpose................................................................................          48
    Record Date............................................................................................          48
    Voting Rights; Votes Required for Approval.............................................................          48
    Voting and Revocation of Proxies.......................................................................          48
    Solicitation of Proxies................................................................................          49
    Judges of Election.....................................................................................          49

PRE-MERGER TRANSACTIONS....................................................................................          50
    Background and Reasons for the Spinoff.................................................................          50
    Terms of the Distribution Agreement....................................................................          50
    Continuing Arrangements between Morton ASP and New Morton..............................................          53
    Terms of the Employee Benefits Allocation Agreement....................................................          53
    Terms of the Tax Sharing Agreement.....................................................................          54

THE MERGER.................................................................................................          56
    Effect of the Merger...................................................................................          56
    Conversion of Morton Common Stock......................................................................          56
    Fractional Shares......................................................................................          56
    Effective Time.........................................................................................          57
    Exchange Procedures....................................................................................          57
    No Dissenters' Rights..................................................................................          57
    Accounting Treatment...................................................................................          58

THE EXCHANGE OFFER.........................................................................................          59
    General................................................................................................          59
    Section 1. Terms of the U.S. Offer; Number of Shares; Expiration Date..................................          62
    Section 2. Procedures for Tendering Autoliv Securities.................................................          63
    Section 3. Withdrawal Rights...........................................................................          66
    Section 4. Acceptance for Exchange; Delivery of New Autoliv Common Stock...............................          67

                                                                                                                PAGE
                                                                                                                -----
    Section 5. Certain U.S. Income Tax Consequences........................................................          68
    Section 6. Certain Information Concerning New Autoliv..................................................          68
    Section 7. No Appraisal Rights; Compulsory Acquisition.................................................          69
    Section 8. Dividends and Distributions.................................................................          69
    Section 9. Certain Conditions of the U.S. Offer........................................................          69
    Section 10. Fees and Expenses..........................................................................          70
    Section 11. Miscellaneous..............................................................................          70

THE COMBINATION AGREEMENT..................................................................................          71
    Terms of the Merger and the Exchange Offer.............................................................          71
    Representations and Warranties.........................................................................          71
    Business of Morton Pending the Merger..................................................................          72
    Business of Autoliv Pending the Merger.................................................................          72
    No Solicitation of Third-Party Acquisition Proposals...................................................          72
    New Autoliv Board of Directors.........................................................................          73
    Agreements on Post-Closing Transactions................................................................          73
    Certain Other Agreements...............................................................................          73
    Fees and Expenses......................................................................................          74
    Conditions to the Merger and the Exchange Offer........................................................          74
    Termination; Certain Fees..............................................................................          75
    Director and Officer Liability.........................................................................          76

REGULATORY MATTERS.........................................................................................          77
    U.S. Antitrust Filing..................................................................................          77
    European Competition Filings...........................................................................          77
    Obligations Under the Combination Agreement............................................................          77

CERTAIN TAX CONSEQUENCES OF THE TRANSACTIONS...............................................................          78
    United States Federal Income Tax Considerations........................................................          78
    Swedish Income Tax Considerations......................................................................          81
    Certain Legislative Initiatives........................................................................          82

ACCOUNTING TREATMENT OF THE TRANSACTIONS...................................................................          82

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS...........................................................          83

DESCRIPTION OF NEW AUTOLIV.................................................................................          86
    General................................................................................................          86
    Business...............................................................................................          86
    Directors and Executive Officers.......................................................................          86
    Stock Ownership of Directors, Executive Officers and Five Percent Shareholders.........................          90
    Certificate of Incorporation and Bylaws................................................................          90
    Dividend Policy........................................................................................          90

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION................................................          91

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............................................          93

DESCRIPTION OF AUTOLIV.....................................................................................         100

SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION OF AUTOLIV...............................................         119

                                                                                                                PAGE
                                                                                                                -----
AUTOLIV MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............         122

DESCRIPTION OF THE ASP BUSINESS............................................................................         128

SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION OF AUTOMOTIVE SAFETY PRODUCTS............................         137

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AUTOMOTIVE SAFETY
  PRODUCTS.................................................................................................         139

DESCRIPTION OF CAPITAL STOCK OF NEW AUTOLIV................................................................         144
    New Autoliv Common Stock...............................................................................         144
    Preferred Stock........................................................................................         144
    Certain Provisions in the New Autoliv Certificate and New Autoliv Bylaws...............................         145

CHANGES IN THE RIGHTS OF SHAREHOLDERS RESULTING FROM THE COMBINATION.......................................         148

NO DISSENTERS' RIGHTS......................................................................................         156

STOCK EXCHANGE LISTINGS AND DELISTINGS.....................................................................         157

EXPERTS....................................................................................................         157

LEGAL MATTERS..............................................................................................         157

SUBMISSION OF SHAREHOLDER PROPOSALS........................................................................         158

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION...............................................................         158

INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

Appendix A:   Combination Agreement, dated as of November 25, 1996, among Autoliv AB,
                Morton International, Inc., Autoliv, Inc. and ASP Merger Sub Inc......        A-1
Appendix B:   Form of Distribution Agreement between Morton International, Inc. and
                New Morton International, Inc.........................................        B-1
Appendix C:   Opinion of Goldman, Sachs & Co..........................................        C-1
Appendix D:   Opinion of Enskilda Securities and The Blackstone Group L.P.............        D-1
Appendix E:   Autoliv Manufacturing Facilities........................................        E-1
Appendix F:   Autoliv Addresses.......................................................        F-1
Appendix G:   Autoliv Board of Directors, Auditors and Executive Officers.............        G-1
Appendix H:   Extracts from the Autoliv Articles of Association.......................        H-1
Appendix I:   Morton Automotive Safety Products Production Facilities.................        I-1
Appendix J:   Morton Automotive Safety Products Senior Executives.....................        J-1
Appendix K:   Autoliv AB (Parent Company) Financial Statements........................        K-1
Appendix L:   Information Statement of New Morton International, Inc. (Separate
                document distributed to Morton shareholders)

                             INDEX OF DEFINED TERMS

                                            PAGE
                                          ---------
$.......................................         11
ADSs....................................          1
ADS Bank................................         61
Affiliate...............................         74
Affiliate Letter........................         74
Agent's Message.........................         64
AlliedSignal............................        116
Allocated Debt..........................         41
Ancillary Agreements....................          2
ASP.....................................         33
ASP Business............................          1
ASP Combined Values.....................         42
ASP Direct Spinoff......................         40
ASP Employees...........................         53
ASP Liabilities.........................         51
ASP Market Capitalization Value.........         43
ASP Merger Sub..........................          1
ASP Ongoing Values......................         41
ASP P/E Multiples.......................         41
ASP Public Comparables..................         40
ASP Spinoff Values......................         40
Australian Person.......................         59
Auto Manufacturers......................         40
Autoliv.................................          1
Autoliv Articles........................        148
Autoliv Board...........................         23
Autoliv Common Stock....................          1
Autoliv Employment Agreements...........         84
Autoliv Equity Percentage...............         42
Autoliv Executives......................         84
Autoliv Group...........................        100
Autoliv Market Capitalization...........         43
Autoliv Securities......................          1
Automobile Part Suppliers...............         40
Average Value of New Autoliv Common
  Stock.................................         56
Base Allocated Debt Case................         41
Benefits Agreement......................          2
Blackstone..............................         35
Blocked Share Accounts..................         68
Book-Entry Confirmation.................         64
Book-Entry Transfer Facilities..........         64
Book-Entry Transfer Facility............         64
broker non-votes........................         48
business day............................         63
Business Combination....................        152
Canadian Person.........................         59
Capital Contribution....................         51
Change in Control.......................         83
Code....................................         30
Combination.............................          3
Combination Agreement...................          1
Combination Conditions..................         60
Companies Act...........................         60
Competing Transaction...................         73
Compulsory Acquisition..................          2
Contribution............................          3

                                            PAGE
                                          ---------
CSE.....................................          3
Depositary..............................         61
DGCL....................................        148
Distribution Agreement..................          1
Distribution Date.......................          1
Distribution Record Date................          3
DOJ.....................................         31
EBIT....................................         40
Effective Time..........................          2
Electrolux Group........................        100
Eligible Institution....................         64
Employment Period.......................         83
Enskilda................................          2
EPS.....................................         42
ERISA...................................         71
Estimated 1997 P/E Ratios...............         41
Estimated Annual EPS Growth Rates.......         41
Eurobags................................        102
Exchange Act............................          5
Exchange Fund...........................         57
Exchange Offer..........................          2
Expiration Date.........................         62
FTC.....................................         31
Goldman Sachs...........................         33
Goldman Sachs Engagement
  Letter................................         44
Growth Measures.........................         40
Guaranteed Delivery Procedures..........         65
HSR Act.................................         31
Hybrid Chemical Companies...............         41
IBCL....................................         57
IBES....................................         41
IC......................................        105
Income and Cash Flow Data...............         40
Indemnifiable Losses....................         52
Indemnified Party.......................         76
Information Agent.......................         61
interested shareholder..................        152
Interim Period..........................         62
IRS.....................................         30
ISO 9000................................        107
ITS.....................................        105
Kanoe...................................         34
Livbag..................................        103
Merger..................................          1
Merger Consideration....................          2
Merger Proposal.........................          1
Minimum Condition.......................          2
Morton..................................          1
Morton 1996 Form 10-K...................         32
Morton 1996 Proxy Statement.............         32
Morton Articles.........................         32
Morton ASP..............................          1
Morton BEOP.............................         49
Morton Board............................          1
Morton Bylaws...........................         32

                                            PAGE
                                          ---------
Morton Certificates.....................         57
Morton Common Stock.....................          1
Morton DRP..............................         49
Morton Equity Percentage................         42
Morton ESIP.............................         49
Morton Nichiyu..........................        133
Morton Options..........................         54
Morton Preferred Stock..................        149
Morton Special Meeting..................          1
Morton Special Meeting Record Date......         48
Morton Stockholder Approval Condition...         60
Morton Thiokol..........................         33
MSEK....................................         11
MST.....................................        116
New Autoliv.............................          1
New Autoliv Board.......................         34
New Autoliv Bylaws......................         32
New Autoliv Certificate.................         32
New Autoliv Common Stock................          1
New Autoliv P/E Multiples...............         42
New Autoliv Preferred Stock.............        144
New Autoliv Registration Statement......          2
New Autoliv Securities..................          3
New Credit Facility.....................         51
New Morton..............................          1
New Morton Articles.....................         32
New Morton Businesses...................          1
New Morton Bylaws.......................         32
New Morton Common Stock.................          3
New Morton Employees....................         53
New Morton Information Statement........          3
New Morton Liabilities..................         51
New Morton Public Comparables...........         41
New Morton Registration Statement.......        158
New Morton Values.......................         41
NHTSA...................................         29
No-Action Letter........................         59
Noon Buying Rate........................         11
NOPLAT..................................         46
NYSE....................................          3
Offer Exchange Ratio....................         60
Offer Letter of Transmittal.............         63
Offer Period............................         62
Official List...........................         24
Option Plan.............................         54
                                            PAGE
                                          ---------
Original Share Accounts.................         68
PORTAL system...........................         24
Private Letter Ruling...................         30
Projections.............................         40
Proposals...............................          3
Proxy Statement/Prospectus/ Exchange
  Offer.................................          1
Purchase Accounting Adjustments.........         42
QS 9000.................................        107
Recommendation..........................         59
Relocation Event........................         84
Restructuring Taxes.....................         55
Rights..................................         71
Rights Agreement........................         71
Sagem...................................        108
Sale....................................         44
SDRs....................................          3
SEC.....................................          2
Section 23-1-43.........................        152
Section 23-1-44-8.......................        156
Securities Act..........................          5
SEK.....................................          1
Selected Financial Data.................         40
S.N.P.E.................................        103
Specialty Chemical Companies............         41
Spinoff.................................          1
Spinoff Proposal........................          1
SSE.....................................          2
Stockholder Notice Procedure............        146
Stockholder Supermajority Vote..........        145
Success Fee.............................         44
Swedish and International Offer.........          2
Swedish Sub.............................          2
surplus.................................        153
Tax Sharing Agreement...................          2
Thiokol.................................         51
Third-Party Acquisition.................         72
Transactions............................          3
U.S. Autoliv Holder.....................         80
U.S. Exchange Agent.....................         57
U.S. GAAP...............................         58
U.S. Offer..............................          2
U.S. Person.............................         59
United States...........................         59
US$.....................................         11
Voting Power............................        145

                                 EXCHANGE RATES

    All currency amounts in this Proxy Statement/Prospectus/Exchange Offer are expressed in U.S. dollars ("US$" or "$") unless it is specifically indicated that a different currency is being used. Certain portions of this Proxy Statement/Prospectus/Exchange Offer contain amounts which have been converted from SEK (one million SEK is hereinafter referred to as "MSEK") into US$. For convenience, we have converted SEK amounts using an exchange rate of US$ 1 to SEK 6.8250 unless it is indicated that a different exchange rate was used for a specific conversion. The above exchange rate, which was used to perform the conversions, represents the noon buying rate, certified by the Federal Reserve Bank of New York for customs purposes in New York City on December 31, 1996 for cable transfers in SEK. Use of this exchange rate is not a representation that the converted SEK amounts actually represent the corresponding US$ amounts or that SEK could be converted into US$ at the exchange rate used or at any other exchange rate. The table below lists the noon buying rate, certified by the Federal Reserve Bank of New York for customs purposes, in New York City for cable transfers in SEK (the "Noon Buying Rate") at year-end for each of the years 1992 through 1996. The table also indicates the average, the high and the low Noon Buying Rates for each of these years.

                                                                                  YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1996       1995       1994       1993       1992
                                                                   ---------  ---------  ---------  ---------  ---------
End of period....................................................     6.8250     6.6290     7.4295     8.3400     7.0790
Average for period*..............................................     6.7082     7.1406     7.7161     7.7956     5.8258
High for period..................................................     7.0300     7.5510     8.3840     8.4835     7.1150
Low for period...................................................     6.5455     6.5045     7.0640     7.0640     5.0885

------------------------

* The average for the period was calculated by averaging the Noon Buying Rate on the last business day of each month during the relevant period.

    During the period from January 1, 1997 to March 20, 1997, the high Noon Buying Rate was SEK 7.7350 and the low Noon Buying Rate was SEK 6.8749. The closing spot rate for SEK in the United States on March 20, 1997, the most recent practicable date prior to the printing of this Proxy Statement/ Prospectus/Exchange Offer, was US$ 1 to SEK 7.6560.

                          QUESTIONS AND ANSWERS ABOUT
                 THE SPINOFF, THE MERGER AND THE EXCHANGE OFFER

Q:         WHY IS MORTON PROPOSING TO SEPARATE ITS
           SPECIALTY CHEMICALS AND SALT BUSINESSES
           FROM ITS AUTOMOTIVE SAFETY PRODUCTS
           BUSINESS?

A:         Morton believes that separating these
           businesses will allow each one to
           pursue strategies and focus on
           objectives appropriate to that
           business. Morton believes that the
           separation of the two businesses will
           assist New Morton in expanding its
           business and product lines through an
           active acquisition program, making its
           planned capital investments and
           continuing its ongoing share
           acquisition program.

Q:         WHY ARE MORTON AND AUTOLIV PROPOSING TO
           COMBINE AUTOLIV WITH MORTON'S
           AUTOMOTIVE SAFETY PRODUCTS BUSINESS?

A:         Morton's and Autoliv's Boards of
           Directors believe that the ASP Business
           and Autoliv have complementary
           geographic, product, customer and
           marketing focuses, and that combining
           them would create a leading automotive
           safety systems supplier with a strong
           worldwide presence and substantial
           potential synergies.

Q:         WHAT WILL MORTON SHAREHOLDERS RECEIVE
           FOR THEIR MORTON SHARES?

A:         Morton shareholders will receive, in
           what is intended to be a tax-free
           distribution for U.S. federal income
           tax purposes, one share of New Morton
           Common Stock with respect to each share
           of Morton Common Stock that they own.
           This represents a continuing interest
           in Morton's specialty chemicals and
           salt businesses. In addition, they will
           receive, in what is intended to be a
           tax-free merger for U.S. federal income
           tax purposes, approximately one share
           of New Autoliv common stock in exchange
           for every three shares of Morton Common
           Stock that they own. For a description
           of the exact exchange calculation, see
           "The Merger--Conversion of Morton
           Common Stock" at page 56.

Q:         WILL NEW AUTOLIV ISSUE FRACTIONAL
           SHARES TO MORTON SHAREHOLDERS?

A:         New Autoliv will not issue fractional
           shares in the merger. As a result,
           Morton shareholders will receive a
           whole number of New Autoliv shares
           based on the aggregate number of shares
           they own and a cash payment based on
           the market value of the remaining
           fraction of a share of New Autoliv they
           would otherwise be entitled to receive.

Q:         WHAT WILL AUTOLIV STOCKHOLDERS RECEIVE
           FOR THEIR AUTOLIV SECURITIES?

A:         Autoliv stockholders who accept the
           exchange offer will receive, in what is
           intended to be a tax-free exchange
           under U.S. federal income tax and
           Swedish tax laws, one New Autoliv share
           for each share of Autoliv Common Stock
           or each American Depositary Share
           representing one share of Autoliv
           Common Stock that they own. If holders
           of more than 90% of Autoliv's out-
           standing securities accept the exchange
           offer or New Autoliv otherwise acquires
           more than 90% of the outstanding
           Autoliv Securities, a compulsory
           acquisition will be conducted under
           Swedish law. Under the compulsory
           acquisition, any Autoliv stockholders
           who did not tender their securities
           will receive cash in a taxable exchange
           for their Autoliv Securities following
           the combination, which process may take
           up to two years or longer if the
           arbitration award required under
           Swedish law is challenged.

           If the exchange offer is fully
           accepted, Autoliv stockholders will
           receive 53.5% and Morton shareholders
           will receive 46.5% of the outstanding
           New Autoliv Securities.

Q:         WHY IS THE TRANSACTION STRUCTURED AS A
           SPINOFF, A MERGER AND AN EXCHANGE
           OFFER?

A:         The Spinoff is necessary to separate
           Morton's automotive safety products
           business from its specialty chemicals
           and salt businesses. Morton's
           automotive safety products business
           will then be combined with Autoliv
           through the merger and the exchange
           offer. Under this structure, the
           spinoff and the

           merger are intended to be tax free, for
           U.S. federal income tax purposes, to
           Morton and its shareholders (except
           that Morton shareholders will be taxed
           on any cash they receive in lieu of
           fractional New Autoliv shares), and the
           exchange offer is intended to be tax
           free for U.S. and Swedish income tax
           purposes (except for persons who
           receive cash in the compulsory
           acquisition) to Autoliv and its
           stockholders.

Q:         WHAT DOES A MORTON SHAREHOLDER NEED TO
           DO NOW?

A:         Just mail your signed proxy card in the
           enclosed return envelope as soon as
           possible, so that your shares may be
           represented at the special meeting. The
           meeting will take place on April 24,
           1997. MORTON'S BOARD OF DIRECTORS
           RECOMMENDS THAT MORTON SHAREHOLDERS
           VOTE IN FAVOR OF THE PROPOSALS TO
           APPROVE THE SPINOFF AND THE COMBINATION
           AGREEMENT. Morton shareholders should
           NOT send in their stock certificates at
           this time. If you continue to hold your
           shares of Morton Common Stock at the
           time of the Spinoff, you will
           automatically receive your shares of
           New Morton Common Stock. You will also
           receive written instructions for
           exchanging your shares of Morton Common
           Stock for shares of New Autoliv Common
           Stock (and your cash payment in lieu of
           any fractional share of New Autoliv).

Q:         WHAT DOES AN AUTOLIV STOCKHOLDER NEED
           TO DO NOW?

A:         Just complete and sign the enclosed
           Offer Letter of Transmittal (or a
           facsimile of the letter) and return the
           letter in the enclosed return envelope.
           If you are a holder of ADSs, just
           complete and sign the enclosed Offer
           Letter of Transmittal (or a facsimile
           of the letter) and return the letter
           and your certificates representing ADSs
           in the enclosed return envelope. If you
           do not have your certificates
           representing ADSs because they are
           registered in the name of a broker,
           dealer, commercial bank, trust company
           or other entity, you must contact them
           if you wish to accept the exchange
           offer. If you do not have your
           certificates representing ADSs for
           another reason, you can still accept
           the exchange offer by following the
           procedure for guaranteed delivery
           described on page 65 of this Proxy
           Statement/Prospectus/Exchange Offer.

Q:         WILL AUTOLIV BE PAYING A DIVIDEND IN
           RESPECT OF FISCAL YEAR 1996?

A:         The Board of Directors of Autoliv has
           proposed that a dividend of SEK 2.75
           per Autoliv share be declared and paid
           in respect of fiscal year 1996 prior to
           the consummation of the Combination,
           which dividend has been approved by
           Autoliv's stockholders.

Q:         WILL MORTON CONTINUE TO PAY DIVIDENDS
           IN 1997?

A:         Under the Combination Agreement, Morton
           is permitted, prior to the consummation
           of the Combination, to pay regular
           quarterly cash dividends not in excess
           of $.15 per share of Morton Common
           Stock.

Q:         WHEN DO MORTON AND AUTOLIV EXPECT THE
           SPINOFF AND THE COMBINATION TO BE
           COMPLETED?

A:         Morton and Autoliv expect that the
           Spinoff and the Combination will be
           completed in late April or early May
           1997. Prior to the completion of
           transactions, Morton's shareholders
           must approve the Spinoff and
           Combination and Autoliv stockholders
           holding more than 90% of the Autoliv
           Securities must accept the Exchange
           Offer.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT, AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE TRANSACTIONS, AND FOR A MORE COMPLETE UNDERSTANDING OF THE LEGAL TERMS OF THESE TRANSACTIONS, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS THOSE ADDITIONAL DOCUMENTS REFERRED TO IN THIS SUMMARY AND ELSEWHERE. SEE "WHERE SHAREHOLDERS CAN FIND MORE INFORMATION." CAPITALIZED TERMS USED IN THIS SUMMARY THAT HAVE NOT PREVIOUSLY BEEN DEFINED ARE DEFINED ELSEWHERE IN THIS PROXY/STATEMENT/PROSPECTUS/EXCHANGE OFFER. SEE THE "INDEX OF DEFINED TERMS" ON PAGE 9.

                                 THE COMPANIES

MORTON INTERNATIONAL, INC.
100 North Riverside Plaza
Chicago, Illinois 60606
(312) 807-2000

    Morton is a manufacturer and marketer of specialty chemicals, salt and automotive inflatable restraint systems, and offers a wide range of products for industrial and consumer use in the United States and internationally.

AUTOLIV AB
World Trade Center
Klarabergsviadukten 70
Box 70381
S-107 24 Stockholm
Sweden
46 (8) 402-0600

    Autoliv is one of the world's leading companies for airbags, seat belts and related equipment for personal safety in automobiles.

                  REASONS FOR THE SPINOFF AND THE COMBINATION
                                 (SEE PAGE 33)

    Morton was spun off from its former parent, Morton Thiokol, Inc., in 1989, at a time when Morton's automotive safety products business represented less than 4% of Morton's combined sales. Since that time, the ASP Business has developed financial, investment and operating characteristics different from those of Morton's specialty chemicals and salt businesses. Morton believes that separating these businesses will allow each of these businesses to pursue strategies and focus on objectives appropriate to that business. Developments in the automotive safety industry include heightened pressure by automobile manufacturers on suppliers to be cost efficient, to supply fully-integrated airbag systems, and to coordinate the global supply of airbags, seat belts and other automotive safety devices. Due to these and other factors, the Morton Board and Morton's management determined to investigate alternatives for the ASP Business, including a spinoff of the ASP Business as a stand-alone entity and a strategic combination with another industry participant. After reviewing these alternatives, and considering the benefits of combining ASP with Autoliv to create a leading automotive safety systems supplier with a strong presence in all major regions of the world, the Morton Board concluded that the Spinoff and the Combination offered greater potential for increasing Morton shareholder value. The Morton Board also considered the benefits to New Morton from the Spinoff, including enhancing New Morton management's ability to focus on, and to develop from within, the specialty chemicals and salt businesses, and thereby assisting New Morton in expanding its business and product lines through an active acquisition program, making planned capital expenditures and continuing its ongoing share acquisition program. In addition, Goldman, Sachs & Co. has given its opinion to the Morton Board that, as of the date of the Combination Agreement, the consideration to be received by Morton shareholders in the Spinoff and the Merger, taken as a whole, is fair to Morton shareholders.

    The Autoliv Board and Autoliv management have reviewed, from time to time, strategic alternatives and believe that a combination to expand Autoliv's geographic presence is desirable for Autoliv's long-term prospects. The Autoliv Board believes that the Combination represents the best alternative for increasing shareholder value because of Autoliv's and the ASP Business's complementary products and geographic markets. The Combination also represents an opportunity to achieve additional benefits through anticipated synergies in the evolving automotive safety industry. In addition, Enskilda Securities and The Blackstone Group L.P. have given their opinion to the Autoliv Board that, as of the date of the Combination Agreement, the consideration to be received by Autoliv stockholders in the Exchange Offer is fair from a financial point of view to Autoliv stockholders.

    Morton and Autoliv have structured the transactions as the Spinoff followed by the Combination in order to achieve the strategic benefits of the Combination in a tax-free manner. Neither Autoliv nor Morton was interested in a transaction that would combine Autoliv with all of Morton's businesses.

                        RECOMMENDATIONS TO SHAREHOLDERS

TO MORTON SHAREHOLDERS:

    The Morton Board, by a unanimous vote of those present (with one director absent), has approved the Spinoff and the Distribution Agreement, approved the other Ancillary Agreements and the Merger, and adopted the Combination Agreement. The Morton Board recommends that you vote FOR the following proposals:

        (a) to approve the spinoff to Morton's shareholders of New Morton which will hold all of Morton's businesses other than the ASP Business; and
        (b) to approve the Combination Agreement, under which a subsidiary of New Autoliv will be merged with and into Morton, then holding only the ASP Business subject to $750 million of new indebtedness used to finance a capital contribution to New Morton.

TO AUTOLIV STOCKHOLDERS:

    The Autoliv Board has unanimously approved the Combination Agreement and the transactions contemplated by the Combination Agreement, and unanimously recommends that you ACCEPT the Exchange Offer.

                 THE SPINOFF, THE MERGER AND THE EXCHANGE OFFER

    The Combination Agreement, which is the legal document that governs the Combination, is attached as Appendix A to this Proxy State-ment/Prospectus/Exchange Offer. The Distribution Agreement, which is the legal document that governs the Spinoff, is attached as Appendix B to this Proxy Statement/Prospectus/Exchange Offer. Shareholders are encouraged to read both documents carefully. Morton shareholders should also read the enclosed New Morton Information Statement. In addition, New Autoliv has filed other related agreements, which will govern specific relationships between New Morton and Morton ASP after the Spinoff and the Combination, as exhibits to the New Autoliv Registration Statement. "Where Shareholders Can Find More Information" (page
158) describes how to obtain copies of these exhibits.

WHAT MORTON SHAREHOLDERS WILL RECEIVE
  (SEE PAGES 2 AND 56)

    In the Spinoff, Morton shareholders will receive one share of New Morton Common Stock and one associated preferred share purchase right for each share of Morton Common Stock that they own on the Distribution Record Date. This represents a continuing interest in Morton's specialty chemicals and salt businesses.

    In the Merger, Morton shareholders will receive approximately one share of New Autoliv Common Stock in exchange for every three shares of Morton Common Stock that they own immediately before the effective time of the Merger. The exact exchange ratio will depend on the number of Morton shares outstanding immediately before the Merger, but the total number of shares of New Autoliv Common Stock that Morton shareholders will be entitled to receive is fixed at 47,803,738.

    New Autoliv will not issue fractional shares in the Merger. Instead, Morton shareholders will receive a whole number of New Autoliv shares based upon the aggregate number of shares held by each Morton shareholder, and cash in lieu of any remaining fractional share that they would otherwise be entitled to receive.

WHAT AUTOLIV STOCKHOLDERS WILL RECEIVE
  (SEE PAGE 59)

    Autoliv stockholders who accept the Exchange Offer will receive one New Autoliv Security for each share of Autoliv Common Stock and each ADS that they tender in the Exchange Offer. If all Autoliv Securities are tendered in the

Exchange Offer, Autoliv stockholders will receive, in total, 53.5% of the New Autoliv Securities. If more than 90% of the Autoliv Securities are tendered in the Exchange Offer or are otherwise acquired by New Autoliv, the remaining Autoliv stockholders who do not accept the Exchange Offer will receive cash for their Autoliv Securities in the Compulsory Acquisition and will not receive any New Autoliv Securities.

    In accordance with the procedures governing the Compulsory Acquisition, New Autoliv is entitled to acquire title to the Autoliv Securities not tendered in the Exchange Offer, which acquisition should occur within four to eight months, and the price to be paid for such Autoliv Securities will thereafter be set by an arbitration tribunal. Payment for the Autoliv Securities so acquired will be made after the tribunal has determined the price, which determination may take up to two years and may be further delayed until any appeals from the decision of the tribunal have been finally resolved.

HOW THE TRANSACTIONS WILL BE COMPLETED (SEE PAGES 50, 56 AND 59)

    The Transactions will involve the following steps:

        (a) Morton has created a new subsidiary (New Morton) which will hold all of the assets and businesses of Morton other than the ASP Business. Morton will also contribute to New Morton $750 million of cash, which will be borrowed under a new credit facility that will remain the responsibility of Morton ASP, plus an additional $50 million of the cash generated by the ASP Business since July 1, 1996 plus $7.2 million of cash for each month that the Spinoff and the Merger are delayed past March 31, 1997.

        (b) Morton will spin off to its shareholders all of New Morton, leaving behind only the ASP Business.

        (c) A subsidiary of New Autoliv will then merge with and into Morton ASP, and, as a result, (i) Morton ASP will become a subsidiary of New Autoliv, and (ii) the outstanding shares of Morton Common Stock will be converted into the right to receive New Autoliv Common Stock.

        (d) New Autoliv will offer to exchange New Autoliv Securities for all of the outstanding shares of Autoliv Common Stock and ADSs.

CONDITIONS TO THE TRANSACTIONS (SEE PAGE 74)

    The Transactions will not be completed unless a number of conditions are met (or waived), including the following:

        (a) approval of both Proposals by Morton shareholders holding at least a majority of Morton's outstanding shares;

        (b) tender of more than 90% of the Autoliv Securities in the Exchange Offer;

        (c) receipt by Morton and continued effectiveness of an Internal Revenue Service ruling regarding the tax-free treatment, for U.S. federal income tax purposes, of the Spinoff (which ruling has been received); receipt of opinions of outside legal counsel that the Merger and Exchange Offer will be non-taxable (other than cash received in lieu of fractional shares) for U.S. federal income tax purposes; and receipt of an opinion of Autoliv's public accountants that the Exchange Offer will be non-taxable (with certain limited exceptions) for Swedish income tax purposes;

        (d) the absence of any U.S. legislation or pending Congressional action, or Swedish legislation or pending parliamentary action, that would materially affect the tax consequences of the Transactions (for certain legislative developments relating to this condition see page 82);

        (e) clearance under U.S., Swedish, German and Belgian antitrust laws (all of which clearances have been received); and

        (f) the establishment by Morton of a new credit facility, which will fund the $750 million cash contribution that Morton will make to New Morton and which will remain the responsibility of Morton ASP after the Transactions.

    In addition, the Combination will not occur unless the Spinoff has been completed. If the Spinoff is completed and all other conditions to the Merger and the Exchange Offer are met, the Merger and the Exchange Offer will be consummated promptly following the Spinoff.

TERMINATION OF THE COMBINATION AGREEMENT (SEE PAGE 75)

    Morton and Autoliv can terminate the Combination Agreement by mutual consent, if Morton's shareholders fail to approve the Transactions or if the Exchange Offer expires without more than 90% of the Autoliv Securities having been tendered. In addition, either company can terminate the Combination Agreement if the Transactions have not been completed by August 31, 1997, or upon the occurrence of certain other events.

EXPENSE REIMBURSEMENT (SEE PAGE 75)

    If Morton's or Autoliv's Board of Directors withdraws or changes its recommendation to shareholders with respect to the Transactions, or recommends acceptance of, or fails to recommend against, certain competing transactions with third parties, the other party (Autoliv or Morton) is entitled to terminate the Combination Agreement and to receive expense reimbursement of up to $20 million.

REGULATORY APPROVALS (SEE PAGE 77)

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits Morton and Autoliv from completing the Combination until the two companies have furnished certain information to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, and a required waiting period has expired or been terminated. On December 27, 1996, the waiting period expired.

    The Combination is also subject to the competition laws of Sweden, Germany and Belgium, which require pre-closing notification and clearance. On March 7, 1997, the German Federal Cartel Office cleared the Combination. On December 19, 1996, the Combination was cleared by the Swedish Competition Authority. On January 13, 1997, the deadline for the Belgian Competition Council to take formal action on the Combination expired without any action on the part of the Council. In accordance with the Belgian Competition Act, the Combination is therefore deemed cleared by the Council.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGE 39)

    In deciding to approve the transactions, the Morton and Autoliv Boards of Directors considered, among other things, advice from their respective financial advisors. The Morton Board subsequently received a written opinion from its financial advisor, Goldman, Sachs & Co., and the Autoliv Board received a written opinion from its two financial advisors, Enskilda Securities and The Blackstone Group L.P., as to the fairness of the consideration to be received by shareholders in the transactions. These opinions are attached as Appendices C and D to this Proxy Statement/ Prospectus/Exchange Offer. You are encouraged to read these opinions thoroughly.

    In connection with delivering these opinions, Morton's and Autoliv's financial advisors performed a variety of analyses. While not uniformly performed or presented, the analyses included comparing Morton and Autoliv historical stock prices to each other, comparing certain Morton (including ASP) and Autoliv financial multiples to each other and to those of selected publicly traded companies and estimating the relative values and contributions to the Combination of the ASP Business and Autoliv based on past and estimated future performances and anticipated benefits of the Combination.

CERTAIN INCOME TAX CONSEQUENCES (SEE PAGE 78)

    The Spinoff and the Combination have been structured so that neither Morton nor its shareholders will recognize any gain or loss for U.S. federal income tax purposes in the Spinoff or the Merger (except with respect to cash received in lieu of fractional shares). The Combination has also been structured so that generally none of Autoliv, its stockholders or New Autoliv will recognize any gain or loss for U.S. federal income tax purposes or for Swedish income tax purposes as a result of the Exchange Offer. The companies do not intend to complete the Transactions unless the private letter ruling received by Morton from the Internal Revenue Service remains effective and the companies receive opinions of outside tax counsel and accountants regarding certain of these tax consequences. In addition, the companies are not required to complete the Transactions if there is any U.S. or Swedish legislation, or pending congressional or parliamentary action, that would materially affect the anticipated tax consequences of the Transactions. For certain legislative developments relating to this condition, see page 82.

                             NO DISSENTERS' RIGHTS
                                 (SEE PAGE 156)

    Under Indiana law, Morton shareholders have no right to an appraisal of the value of their shares in connection with the Merger.

                              ACCOUNTING TREATMENT
                                 (SEE PAGE 82)

    The Merger will be accounted for as a purchase for financial accounting purposes in accordance with U.S. generally accepted accounting principles, with Autoliv treated as the acquiror of the ASP Business. For New Morton's financial accounting purposes, the Spinoff will be accounted for as if the ASP Business were being spun off from Morton and discontinued.

 EFFECTS OF THE SPINOFF AND THE COMBINATION ON THE RIGHTS OF MORTON AND AUTOLIV
                                  SHAREHOLDERS
                                 (SEE PAGE 148)

MORTON SHAREHOLDERS:

    If the Spinoff and the Merger are completed, Morton shareholders will be shareholders of both New Morton and New Autoliv. New Morton will be governed by Indiana law and New Morton's articles of incorporation and bylaws, which will be substantially the same as Morton's. New Autoliv will be governed by Delaware law and New Autoliv's certificate of incorporation and bylaws. Rights of Morton shareholders under these provisions differ in certain respects from the current rights of Morton shareholders.

AUTOLIV STOCKHOLDERS:

    If the Exchange Offer is completed, Autoliv stockholders who tender their Autoliv Securities will become stockholders of New Autoliv, which will be governed by Delaware law and New Autoliv's certificate of incorporation and bylaws. Rights of stockholders under these provisions differ in certain respects from the current rights of Autoliv stockholders, which are governed by Swedish law and Autoliv's articles of association.

                   INTERESTS OF DIRECTORS AND OFFICERS IN THE
                           TRANSACTIONS (SEE PAGE 83)

    Certain of the current and former directors and/or officers of Morton and Autoliv have employment agreements, benefit plans and other arrangements that provide them with interests in the Transactions that may be different from, or in addition to, yours. These interests may result in these individuals receiving compensation or other benefits that they would otherwise not receive if the Transactions were not completed.

                        DIVIDENDS BEFORE THE COMBINATION

    The Board of Directors of Autoliv has proposed that a dividend of SEK 2.75 per Autoliv share in respect of fiscal year 1996 be declared and paid prior to the consummation of the Combination, which dividend has been approved by Autoliv's Stockholders.

    Under the Combination Agreement, Morton is permitted, prior to the consummation of the Combination, to pay regular quarterly cash dividends not in excess of $.15 per share of Morton Common Stock.

                DIVIDENDS AFTER THE SPINOFF AND THE COMBINATION
                                 (SEE PAGE 32)

    Morton currently expects that, following the Spinoff and the Combination, New Morton will initially pay quarterly cash dividends at the annual rate of $.48 per share of New Morton Common Stock, and Morton and Autoliv currently expect that New Autoliv will initially pay quarterly cash dividends at an annual rate of $.44 per New Autoliv Security. However, the actual amount of such dividends, if any, may vary and will depend on New Morton's and New Autoliv's operating results, financial requirements and other factors.

                     LISTING OF NEW MORTON AND NEW AUTOLIV
                           SECURITIES (SEE PAGE 157)

    The shares of New Morton Common Stock to be issued in the Spinoff are expected to be listed on the NYSE and the CSE. With respect to New Autoliv, the shares of New Autoliv Common Stock are expected to be listed on the NYSE and the SDRs are expected to be listed on the SSE. However, there is currently no public trading market for any of these securities, and there is no guarantee that there will be an active market in the securities of New Morton or New Autoliv following the Spinoff and the Combination.

                      VOTE REQUIRED FOR MORTON SHAREHOLDER
                     APPROVAL OF TRANSACTIONS (SEE PAGE 48)

    In order for the Proposals to be approved, the holders of a majority of the shares of Morton Common Stock outstanding as of the record date for the Morton Special Meeting must vote in favor of the Proposals. As of the record date for the Morton Special Meeting, Morton's directors and executive officers, and their respective affiliates, as a group held less than 2% of the shares of Morton Common Stock entitled to vote at the Morton Special Meeting.

               SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION

AUTOLIV

    The following selected financial data for the years 1992 to 1996 have been derived from Autoliv's Consolidated Financial Statements and the Notes thereto. The data should be read in conjunction with "Autoliv Management's Discussion and Analysis of Financial Condition and Results of Operations" and Autoliv's Consolidated Financial Statements and notes thereto included elsewhere herein and are qualified in their entirety by reference to Autoliv's Consolidated Financial Statements and the notes relating thereto.

                                                                                   YEAR ENDED DECEMBER 31
                                                                  ---------------------------------------------------------
                                                                    1996       1995       1994        1993         1992

                                                                                                       PRO          PRO
(MSEK UNLESS OTHERWISE STATED)                                                                      FORMA(1)     FORMA(1)
----------------------------------------------------------------                                   -----------  -----------
INCOME STATEMENT DATA (2)
Net sales.......................................................     11,629     10,201      8,947       5,333        3,534
Operating income................................................      1,093        916        664         310          211
Income before taxes.............................................      1,145      1,009        680         240          167
Net income......................................................        760        649        430         125           97
Earnings per share (SEK)(3).....................................      13.82      11.80       8.15
Dividends paid per share (SEK)(3)...............................       2.75(4)      2.25(5)      1.50(6)

BALANCE SHEET DATA (2)
Total assets....................................................      7,238      5,585      4,911       3,058        2,380
Shareholders' equity............................................      3,150      2,527      2,040       1,201          811

------------------------

(1) According to the Initial Public Offering Prospectus of Autoliv, dated May 26, 1994. See "Description of Autoliv--General."

(2) See "Unaudited Pro Forma Condensed Combined Financial Information" for the effects of the Transactions.

(3) Adjusted for a 2 for 1 stock split effective in May 1996.

(4) Dividend approved by Autoliv stockholders at Autoliv's Annual Meeting of Stockholders on March 24, 1997; to be declared and paid prior to consummation of the Combination.

(5) Dividend declared in April 1996 with respect to the year ended December 31, 1995, which amount was equivalent to approximately $.33 based on an exchange rate of US$ 1=SEK 6.8240 on May 3, 1996, the date such dividend was paid.

(6) Dividend declared in April 1995 with respect to the year ended December 31, 1994, which amount was equivalent to approximately $.21 based on an exchange rate of US$ 1=SEK 7.2590 on May 5, 1995, the date such dividend was paid.

MORTON AUTOMOTIVE SAFETY PRODUCTS

    The following selected combined financial information for Morton's Automotive Safety Products Group has been derived from the combined financial statements of ASP. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Automotive Safety Products" and the combined financial statements of ASP and notes thereto included elsewhere herein. The income statement data for the years ended June 30, 1996, 1995 and 1994, and the balance sheet data as of June 30, 1996 and 1995, have been derived from the audited combined financial statements of ASP. The income statement data for the years ended June 30, 1993 and 1992, and the six months ended December 31, 1996 and 1995, and the balance sheet data as of June 30, 1994, 1993 and 1992, and as of December 31, 1996 and 1995, have been derived from the unaudited combined financial statements of ASP, which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations for such periods. Operating results for the six months ended December 31, 1996, are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 1997.

                                                                                                     SIX MONTHS ENDED
                                                             YEAR ENDED JUNE 30                        DECEMBER 31
                                            -----------------------------------------------------  --------------------
                                              1996       1995       1994       1993       1992       1996       1995
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                           (IN MILLIONS)
INCOME STATEMENT DATA(1)
Net sales.................................  $ 1,397.5  $ 1,226.3  $   938.5  $   524.0  $   328.9  $   732.0  $   659.6
Operating income..........................      251.5      223.9      160.7       78.0       48.4      121.3      122.7
Income before other charges, net of income
  taxes...................................      151.6      141.4      103.2       49.7       31.2       73.0       74.7
Other charges to income(2)................     --         --         --            3.7     --         --         --
Net income................................      151.6      141.4      103.2       46.0       31.2       73.0       74.7

BALANCE SHEET DATA(1)
Total assets..............................  $   776.5  $   729.0  $   616.0  $   506.9  $   366.7  $   830.7  $   784.8
Equity....................................      561.9      592.1      499.9      418.6      310.1      601.8      591.6

------------------------

(1) See "Unaudited Pro Forma Condensed Combined Financial Information" for the effects of the Transactions.

(2) The 1993 charge was the cumulative effect of the change in accounting for postretirement benefits other than pensions and postemployment benefits.

MORTON

    The following table sets forth selected historical financial data of Morton, including ASP. The financial data set forth below have been derived from the consolidated financial statements of Morton as of the dates indicated and for each of the fiscal years in the five-year period ended June 30, 1996. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Morton and notes thereto included in Morton's Report on Form 10-K for the year ended June 30, 1996 and Morton's Quarterly Report on Form 10-Q for the fiscal quarter and six months ended December 31, 1996, each of which is incorporated herein by reference. The income statement data for each of the five years in the period ended June 30, 1996, and the balance sheet data as of the same dates have been derived from the audited consolidated financial statements of Morton. The income statement data for the six months ended December 31, 1996 and 1995, and the balance sheet data as of December 31, 1996 and 1995 have been derived from the unaudited consolidated financial statements of Morton, which, in the opinion of management, include all adjustments necessary for a fair presentation of financial position and results of operations for such periods. Operating results for the six months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 1997.

                                                                                              SIX MONTHS
                                                                                                ENDED
                                                   YEAR ENDED JUNE 30                        DECEMBER 31
                                  -----------------------------------------------------  --------------------
                                    1996       1995       1994       1993       1992       1996       1995
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Net sales.......................  $ 3,612.5  $ 3,325.9  $ 2,849.6  $ 2,309.8  $ 2,043.9  $ 1,819.2  $ 1,725.7
Income before other charges, net
  of income taxes(1)............  $   334.2  $   294.1  $   226.5  $   126.9  $   144.5  $   166.8  $   166.8
Other charges to income(2)......     --         --         --           94.4     --         --         --
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income......................  $   334.2  $   294.1  $   226.5  $    32.5  $   144.5  $   166.8  $   166.8
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before other charges per
  common share(1)...............  $    2.24  $    1.96  $    1.51  $     .86  $     .98  $    1.15  $    1.11
Other charges to income per
  common share(2)...............     --         --         --           (.64)    --         --         --
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income per common share.....  $    2.24  $    1.96  $    1.51  $     .22  $     .98  $    1.15  $    1.11
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash dividends paid per common
  share.........................  $    .520  $    .440  $    .373  $    .320  $    .320  $    .300  $    .260
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

BALANCE SHEET DATA
Total assets....................  $ 2,771.5  $ 2,756.0  $ 2,462.6  $ 2,238.8  $ 2,110.9  $ 2,937.4  $ 2,868.8
Long-term debt..................      218.5      218.5      198.6      217.8      222.6      218.5      218.5
Shareholders' equity............    1,672.8    1,663.5    1,399.6    1,200.2    1,222.9    1,788.9    1,740.0
Shareholders' equity per common
  share.........................  $   11.75  $   11.22  $    9.48  $    8.20  $    8.40  $   12.57  $   11.83

------------------------

(1) Fiscal 1996 included special charges of $15.8 million or $.11 per share related to the early adoption of the accounting standard related to impairment of long-lived assets and $8.1 million or $.05 per share for the costs related to selected facility rationalizations and employee terminations resulting from the reorganization of certain of the specialty chemicals operations. Fiscal 1996 also included $15.1 million or $.10 per share of income related to the settlement of several environmental insurance issues and $7.1 million or $.05 per share related to proceeds from the sale of distribution rights, net of the impact on operations, received in conjunction with the formation of a joint venture. Fiscal 1993 included special accruals related to the restructuring of operations, including disposition of facilities and relocation of manufacturing facilities of $19.1 million or $.13 per share. Six months ended December 31, 1995 included $15.1 million or $.10 per share of income related to the settlement of several environmental insurance issues.

(2) The 1993 charge was the cumulative effect of the change in accounting for postretirement benefits other than pensions and postemployment benefits.

                      SUMMARY SELECTED UNAUDITED PRO FORMA
                      FINANCIAL INFORMATION OF NEW AUTOLIV

    The following selected pro forma financial data for New Autoliv as of and for the year ended December 31, 1996 has been derived from the pro forma condensed combined financial statements included elsewhere herein. The accompanying consolidated financial statements, including the notes thereto, of Autoliv and the combined financial statements, including the notes thereto, of Morton ASP are an integral part of the pro forma financial data. Assuming completion of the Transactions, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value, and changes in operating results between the date of the pro forma financial data and the date on which the Transactions take place.

                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1996
                                                                                                 -----------------
                                                                                                   (IN MILLIONS,
                                                                                                      EXCEPT
                                                                                                     PER SHARE
                                                                                                     DATA)(1)
INCOME STATEMENT DATA
  Sales........................................................................................      $ 3,204.4
  Operating income (2).........................................................................          348.7
  Income before income taxes (2)...............................................................          303.6
  Net income (2)...............................................................................          176.9

BALANCE SHEET DATA
  Total assets.................................................................................      $ 3,371.0
  Long-term debt...............................................................................          762.8
  Shareholders' equity.........................................................................        1,834.8

PER SHARE DATA (3)(4)
  Net income (2)...............................................................................      $    1.72
  Shareholders' equity.........................................................................          17.85

------------------------

(1) For purposes of preparing the selected pro forma financial data for New Autoliv, exchange rates of US$ 1 = SEK 6.87 and US$ 1 = SEK 6.7046 were used to convert SEK amounts as of and for the year ended December 31, 1996, respectively.

(2) These amounts do not reflect the effects of the $555.0 million, $5.40 per share, one-time writeoff of purchased in-process research and development with no resulting tax benefit.

(3) Per share data have been computed using 102.8 million shares outstanding, assuming the Exchange Offer is fully accepted.

(4) Pro forma dividends per share have not been reflected as Morton ASP operated as a division of Morton. Autoliv declares dividends annually, and, on January 30, 1997, the Board of Directors of Autoliv (the "Autoliv Board") proposed a dividend to be paid related to the year ended December 31, 1996 of approximately $.38 (SEK 2.75) per share, which dividend was approved by Autoliv's stockholders at Autoliv's Annual Meeting of Stockholders on March 24, 1997. See "Comparative Per Share Market Price and Dividend Information" and "Risk Factors--Dividend Policies."

                       COMPARATIVE PER SHARE INFORMATION

    The Morton Common Stock is listed on the NYSE and the CSE under the symbol "MII." The Autoliv Common Stock is listed on the SSE under the symbol "ALIV" and Autoliv's ADSs are quoted on the Private Offerings, Resales and Trading through Automated Linkages system (the "PORTAL system"). As of December 31, 1996, approximately 30% of the Autoliv Securities were held by U.S. Persons. Applications have been or will be made to list the New Morton Common Stock on the NYSE and the CSE, and for New Autoliv to list the New Autoliv Common Stock on the NYSE and the SDRs on the SSE. There is currently no trading market for either the New Morton Common Stock or the New Autoliv Common Stock. See "Risk Factors--Absence of Trading Markets for New Autoliv Securities and New Morton Common Stock; Market Prices." SECURITY HOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE TRANSACTIONS.

    On September 27, 1996, the last full trading day prior to the public announcement of the signing of the letter of intent in connection with the proposed Transactions, the closing price of Morton Common Stock on the NYSE Composite Transaction Tape was $38 per share and the closing price of Autoliv Common Stock on the SSE was SEK 253 per share. On November 22, 1996, the last full trading day prior to the public announcement of the signing of the Combination Agreement, the closing price of Morton Common Stock on the NYSE Composite Transaction Tape was $39 5/8 per share and the closing price of Autoliv Common Stock on the SSE was SEK 289 per share.

    On March 20, 1997, the most recent practicable date prior to the printing of this Proxy Statement/ Prospectus/Exchange Offer, the closing price of Morton Common Stock on the NYSE Composite Transaction Tape was $42 7/8 per share and the closing price of the Autoliv Common Stock on the SSE was SEK 315 per share.

    The left portion of the following table sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Morton Common Stock as reported on the NYSE Composite Transaction Tape and the dividends declared per share of Morton Common Stock. The right portion of the table below sets forth, for the calendar periods indicated, the high and low closing sale prices for the Autoliv Common Stock, as stated in the Official List of the SSE (the "Official List"), and the ADSs on the PORTAL system as well as dividends declared on the Autoliv Common Stock. The Official List reflects price and volume information for trades completed by members of the SSE during the day as well as for inter-dealer trades completed off the SSE and certain inter-dealer trades completed during trading on the previous business day. Dividends on Autoliv Common Stock are declared annually and are subject to a vote by the Autoliv stockholders at a general meeting.

                PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

                                               MORTON COMMON STOCK         AUTOLIV COMMON STOCK(1)
                                            ---------------------------    -----------------------
                                           MARKET PRICE        CASH         MARKET PRICE
                                           -------------     DIVIDEND     -----------------
                                        HIGH       LOW       DECLARED      HIGH      LOW
                                       -----       -----     -----------   -----     ----
                                               ($ PER SHARE)                   (SEK PER SHARE)

1995
    First Quarter.............         30 7/8       26 1/4      .11         145 1/2   127
    Second Quarter............         32           26 1/4      .11         207       140 3/4
    Third Quarter.............         34           28 1/8      .13         252       195
    Fourth Quarter............         36 1/8       29 5/8      .13         218       163 1/2

1996
    First Quarter.............         40 1/4       34          .13         195       146 3/4
    Second Quarter............         39 3/4       34 3/8      .13         201 1/2   187 1/2
    Third Quarter.............         40 1/2       33 1/4      .15         310       182
    Fourth Quarter............         43           38 1/8      .15         307       266

1997
    First Quarter through
      March 20................         44 5/8       40          .15         349       293

                                                  AUTOLIV ADSS(1)(2)
                                    CASH       -------------------------
                                  DIVIDEND        HIGH          LOW
                                -------------  -----------     ------
                                                      ($ PER ADS)
1995                                2.25 (3)
    First Quarter.............                         N/A       N/A
    Second Quarter............                     27 1/2        23
    Third Quarter.............                     35            27 5/16
    Fourth Quarter............                     31 1/2        26
1996                                2.75 (4)
    First Quarter.............                     29 1/8        21 1/4
    Second Quarter............                     31 1/2        25 3/8
    Third Quarter.............                     42 7/8        27 3/4
    Fourth Quarter............                     45 1/8        40 3/4
1997
    First Quarter through
      March 20................                     47 1/2        41

------------------------

(1) Adjusted to reflect a 2 for 1 stock split effective in May 1996.

(2) Each ADS represents one share of Autoliv Common Stock.

(3) Dividend declared in April 1996 with respect to the year ended December 31, 1995.

(4) Dividend of SEK 2.75 (approximately $.38, based on current exchange rates) per share with respect to the year ended December 31, 1996 approved by Autoliv's stockholders at Autoliv's Annual Meeting of Stockholders on March 24, 1997. The dividend will be paid prior to consummation of the Combination.

    The following table sets forth certain per share information relating to Autoliv and Morton ASP, as well as pro forma per share information relating to New Autoliv. The last two columns indicate the pro forma New Autoliv information based on the exchange ratios for each of the Exchange Offer and the Merger.

                     COMPARATIVE NEW AUTOLIV PER SHARE DATA
                               DECEMBER 31, 1996

                                                            MORTON    PRO FORMA       EQUIVALENT PRO FORMA DATA(3)
                                                AUTOLIV      ASP     NEW AUTOLIV     ------------------------------
                                                  (1)        (2)         (3)          AUTOLIV        MORTON ASP
                                               ----------   ------  --------------   ----------   -----------------
                                                               (IN MILLIONS EXCEPT PER SHARE DATA)
Book Value Per Share.........................    $8.34      $ 4.23      $17.85         $23.25(6)        $7.81(6)
Net Income Per Share (4).....................    $2.06      $ 1.02      $ 1.72(5)      $ 1.72(5)        $0.58(5)
Cash Dividends Declared Per Share............    $0.38(7)   $ --  (8)     $ 0.44(9)    $ 0.44           $0.15
Average Shares Outstanding...................     55.0       146.7       102.8
Shares Outstanding...........................     55.0       142.3       102.8

------------------------

(1) For purposes of preparing the data above, exchange rates of US$ 1=SEK 6.87 and US$ 1=SEK 6.70 were used to convert SEK amounts as of and for the year ended December 31, 1996, respectively.

(2) Amounts computed using shares outstanding of Morton.

(3) Pro forma and equivalent pro forma per share data is computed based on the assumption that the Exchange Offer is fully accepted.

(4) Net income per share are based on net income for the year ended December 31, 1996.

(5) These amounts do not reflect the effect of the $555.0 million, $5.40 per share, one-time writeoff of purchased in-process research and development with no resulting tax benefit.

(6) Equivalent pro forma book value per share has been calculated based on pro forma shareholders' equity before the one-time charge related to the writeoff of purchased in-process research and development.

(7) On January 30, 1997, the Autoliv Board proposed a dividend to be paid related to the year ended December 31, 1996 of SEK 2.75 per share, which dividend was approved by Autoliv's stockholders on March 24, 1997.

(8) Dividends declared per share have not been reflected as Morton ASP operated as a division of Morton.

(9) Morton and Autoliv currently expect New Autoliv will initially pay quarterly dividends at an annual rate of $.44 per share.

                                  RISK FACTORS

ABSENCE OF TRADING MARKETS FOR NEW AUTOLIV SECURITIES AND NEW MORTON COMMON
  STOCK; MARKET PRICES

    Prior to the consummation of the Transactions, there will not have been any trading market for the New Autoliv Securities or New Morton Common Stock, and there can be no assurance as to the prices at which trading in the New Autoliv Securities or New Morton Common Stock will occur after completion of the Transactions. Trading prices of the New Autoliv Securities and New Morton Common Stock may be volatile while the securities are being fully distributed and while an orderly market is developing. Prices for the New Autoliv Securities and New Morton Common Stock will be determined in the marketplace and may be influenced by many factors, including the operating performance of New Autoliv and New Morton, the depth and liquidity of the market for New Autoliv Securities and New Morton Common Stock, investor perception of New Autoliv and New Morton and the prospects for their businesses, New Autoliv's and New Morton's reported financial results and respective dividend policies, and general economic and market conditions. Applications have been or will be made to list the shares of New Autoliv Common Stock on the NYSE and the SDRs on the SSE, and to list the shares of New Morton Common Stock on the NYSE and the CSE. There can be no assurance as to the trading prices or volatility of any such securities on any of these exchanges. The sum of the trading prices of each of the New Autoliv Securities and New Morton Common Stock held by former Morton shareholders after the Spinoff and the Combination may be less than, equal to or greater than the trading price of the shares of Morton Common Stock held by such shareholders prior to the Spinoff.

CERTAIN FINANCIAL CONSIDERATIONS; SUBSTANTIAL LEVERAGE

    Following consummation of the Transactions, New Autoliv will be substantially more leveraged on a consolidated basis than either Morton or Autoliv has been on an historical basis as a result of Morton's borrowings under the New Credit Facility (as defined herein), which will be the obligation of Morton ASP after the Spinoff and which may reduce New Autoliv's flexibility in responding to adverse changes in economic, business or market conditions. Morton believes that New Morton and Morton ASP, and Autoliv and ASP believe that New Autoliv, should be able to finance their respective current operating and capital requirements. On a pro forma basis, New Autoliv would have had $762.8 million of long-term debt outstanding, as of December 31, 1996. See "Summary--Summary Selected Unaudited Pro Forma Financial Information of New Autoliv" and "Unaudited Pro Forma Condensed Combined Financial Information."

NONREALIZATION OF SYNERGIES; RESTRUCTURING CHARGE

    The Combination involves the integration of two previously independently operated companies with separate international operations. New Autoliv anticipates that such integration will result in New Autoliv taking a restructuring charge in 1997, although such amount is not currently determinable. There can be no assurance that New Autoliv will not encounter difficulties in integrating the respective operations of Autoliv and Morton ASP or that the benefits expected from such integration will be realized. Such difficulties would include, among other things, differences between Sweden and the United States, which may make more difficult the integration of New Autoliv senior management and the establishment of a managerial and operational team. Any material delays or unexpected costs incurred in connection with such integration could have a material adverse effect on New Autoliv's business, operating results or financial condition. Among the factors considered by the Autoliv Board and the Morton Board in connection with their respective approvals of the Combination Agreement and the applicable transactions were the opportunities for economies of scale and operating efficiencies that could result from the Combination. See "Background, Reasons and Recommendations--Reasons for the Spinoff and the Merger; Recommendations of the Morton Board" and "--Reasons for the Combination and the Exchange Offer; Recommendations of the Autoliv Board."

STRUCTURE OF THE TRANSACTIONS; INDEMNIFICATION OBLIGATIONS

    As a result of the Transactions, the shareholders of Autoliv and Morton will become shareholders of New Autoliv, whose businesses will be subject to the risks of the ASP Business and the Autoliv businesses, and Morton shareholders will become shareholders of New Morton, whose businesses will be subject to the risks of the New Morton Businesses. In addition, while New Morton will agree to indemnify Morton ASP and New Autoliv for the liabilities assumed by New Morton pursuant to the Ancillary Agreements (including certain liabilities related to the salt and chemicals businesses which are contingent liabilities of Morton ASP by virtue of the structure of the Spinoff), and Morton ASP will agree to indemnify New Morton for the liabilities retained by Morton ASP pursuant to the Ancillary Agreements, the availability of such indemnities will be dependent upon the financial strength and creditworthiness of New Morton and Morton ASP, respectively. No assurance can be given that such entities will be in a position to fund such indemnities should they be obligated to do so in the future. For a description of the Ancillary Agreements and the liabilities and respective indemnity obligations of New Morton and Morton ASP thereunder, see "Pre-Merger Transactions."

DEPENDENCE ON THE AUTOMOTIVE INDUSTRY

    The customers of Autoliv and ASP are automobile manufacturers whose production volumes are dependent upon general economic conditions and the level of consumer spending. The volume of car production in Autoliv's and ASP's most important markets in North America, Europe and Asia has fluctuated considerably year to year, and such fluctuations may give rise to fluctuations in the demand for Autoliv's and ASP's products.

SUBSTANTIAL RELIANCE BY NEW AUTOLIV ON MAJOR CUSTOMERS

    A relatively small number of automobile manufacturers compose the existing customer base of Autoliv and ASP. Although business with any given customer is typically split into several contracts (usually one contract per car model), the loss of certain customers of the combined business could have a material adverse effect on New Autoliv. Certain customers may decide to shift some orders that would have been given to ASP or Autoliv while such companies were independent to a third party in order to reduce such customers' dependence on New Autoliv. Combined sales to Autoliv's seven largest customers represented approximately 70% of total fiscal 1996 sales. Combined sales to ASP's three largest customers represented approximately 55% of total fiscal 1996 sales. See "Description of Autoliv--Customers" and "Description of the ASP Business--Customers."

NEW AUTOLIV'S PRICING PRESSURES

    As a consequence of the major automobile manufacturers' strong purchasing power, and the competitive pressures on car occupant restraint system suppliers to increase such suppliers' manufacturing capabilities, the unit prices of seat belts and airbag systems may continue to decline in the future. In addition, similar to other automobile component manufacturers, Autoliv and Morton expect that New Autoliv and its subsidiaries will, under certain circumstances, quote fixed or maximum prices for long-term supply arrangements. The future profitability of New Autoliv will depend upon, among other things, its ability to continue to reduce its per unit costs and maintain a cost structure, internally and with its suppliers, that will enable it to remain cost-competitive. New Autoliv's profitability may also be influenced by its success in designing and marketing technological improvements in car occupant restraint systems.

NEW AUTOLIV'S DEPENDENCE ON SUPPLIERS

    New Autoliv may be dependent in certain instances on a single supplier for certain components. Delays or stoppages in the delivery of components could result in New Autoliv being unable to supply complete products. Such delays or stoppages could result in New Autoliv's customers having to halt their own production processes, which might result not only in loss of income to New Autoliv on the reduced volume of supplied products but also in the customer seeking recoupment for consequential losses incurred due to its own lost production.

PATENTS AND PROPRIETARY TECHNOLOGY

    An important aspect of the strategy of each of ASP and Autoliv has been active involvement in the original design and marketing of innovative car occupant restraint systems. In this regard, ASP and Autoliv have each developed a considerable amount of proprietary technology and each relies on a number of patents to protect such technology. There can be no assurance that any patents now owned by ASP or Autoliv, or, following the Combination, by New Autoliv, will afford protection against competitors that develop similar technology.

    Although ASP and Autoliv believe that their products and technology do not infringe the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against them, or against New Autoliv in the future.

TECHNOLOGICAL CHANGE

    Certain areas of the businesses of ASP and Autoliv, in particular, restraint and protection systems utilizing airbags, are subject to technological change. While ASP and Autoliv believe that, through their research and development activities, their product range will keep pace with changing technologies, there can be no assurance that products or technologies developed by others will not reduce the competitiveness of New Autoliv's products.

CERTAIN REGULATORY MATTERS AND DEVELOPMENTS

    The automotive safety industry is subject to substantial regulation, both in the United States and in many other countries, which may affect the demand for New Autoliv's products and New Autoliv's manufacturing and development costs. These regulations are subject to frequent review by applicable regulatory authorities and other governmental entities, and are subject to change. In the United States, current federal legislation requires driver-side and passenger-side airbags in all new passenger cars by September 1, 1997, and in all new light vehicles (unloaded vehicle weight of 5,500 pounds or less) by September 1, 1998. Changes in regulations, including permitting delays in implementing certain provisions regarding installation of airbags under applicable U.S. regulations, could have a material impact on New Autoliv's operations and financial condition. Such regulations are subject to a number of factors that are not within the control of New Autoliv, including adverse publicity regarding the safety risks of airbags to children and small adults, domestic and foreign political developments, and litigation relating to New Autoliv's and its competitors' products. There can be no assurance that regulatory developments or adverse publicity will not adversely affect customer demand for automotive safety products or New Autoliv's business. Such changes could also result in slower increases, or in decreases, in demand for automotive safety products in other countries.

    In November and December 1996, the U.S. National Highway Traffic Safety Administration ("NHTSA") announced a series of proposed and final regulations relating to airbags. The proposed regulations include a fall 1998 phase-in schedule (for 1999 model-year cars) for adaptive airbags that adjust deployment based on the size of the car occupant and the crash circumstances. NHTSA has proposed certain regulations, to be in force until the regulations requiring adaptive airbags take effect, relating to de-powering of airbags (which proposed regulations were adopted on an interim basis in March 1997) and deactivation of airbags at a customer's request. NHTSA has also indicated its intention to propose regulations that would require the phase-in of "smart airbags," the deployment of which would vary depending upon the severity of the crash and certain physical characteristics of the seat occupant. Implementation of such regulations could result in additional capital expenditures by New Autoliv, could require additional technological improvements and could result in lower sales than would otherwise be expected. The final regulations also require various additional warning labels to be conspicuously installed on new cars with airbags prior to the implementation of the regulations requiring adaptive airbags. The effect on New Autoliv of the proposed regulations, if implemented, or of future regulatory developments in the United States or other countries is dependent upon many factors, some of which are outside New Autoliv's control and cannot be predicted. For a description of Autoliv's and ASP's product development programs relating to adaptive airbags, see "Description of Autoliv--Research, Development and Engineering" and "Description of the ASP Business--Research, Development and Engineering."

PRODUCT RECALLS AND PRODUCT LIABILITY LITIGATION; INSURANCE COVERAGE LIMITS

    From time to time, Morton, with respect to the ASP Business, and Autoliv have been named as defendants in product liability lawsuits. Product liability historically has not had an adverse impact on the financial condition of either Autoliv or ASP. However, in the United States, future damages awards could exceed the limits of available insurance coverage, and Morton, with respect to the ASP Business, and Autoliv might be held liable for punitive damages which are not capable of estimation. In addition, from time to time, the customers of Autoliv and ASP request their suppliers to participate in the defense of product liability litigation or to contribute to claim settlements.

    The possibility of substantial product recalls could pose a significant commercial risk to New Autoliv in the future. Autoliv carries product liability and product recall insurance with coverage limits that Autoliv management believes are sufficient to cover potential product recalls. While ASP carries product liability insurance, product recall insurance generally is unavailable in the United States, and ASP carries no such product recall insurance. A substantial product recall or damages award that is not covered by insurance or results in liabilities in excess of any coverage limits could have a material adverse effect on the financial condition and operating results of New Autoliv.

GLOBAL OPERATIONS

    The operations of New Autoliv will be subject to the usual risks inherent in global operations, including, but not limited to: risks with respect to currency exchange rates; economic and political destabilization; other disruption of markets; restrictive laws and actions of certain governments (such as restrictions on transfer of funds, export duties and quotas, foreign customs and tariffs, and unexpected changes in regulatory environments); difficulty in obtaining distribution and support; nationalization; laws and policies of the United States, the European Union, and the World Trade Organization affecting trade, investment and loans; and tax laws. There can be no assurance that these factors will not have a material adverse impact on New Autoliv's ability to increase or maintain its international sales or on its results of operations. For a description of Autoliv's and ASP's operations outside of the United States, see "Description of Autoliv" and "Description of the ASP Business."

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    Consummation of the Transactions is conditioned upon, among other things, the continued effectiveness of the private letter ruling received by Morton (the "Private Letter Ruling") from the U.S. Internal Revenue Service (the "IRS") to the effect, among other things, that the formation of New Morton and the Spinoff will be tax free under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Certain Tax Consequences of the Transactions--United States Federal Income Tax Considerations." Such rulings, while generally binding upon the IRS, are subject to certain factual representations and assumptions, including a representation that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code. Morton and Autoliv are not aware of any present facts or circumstances which would cause such representations and assumptions to be untrue. In addition, in February 1997, the U.S. President proposed to Congress certain changes in the Code, which, if effected, would cause the Spinoff to be taxable to Morton. The U.S. President's proposal would amend the relevant provisions effective on the first day of Congressional committee action; in its current form, the proposed legislation contains no "binding contract" or other grandfathering provision that would permit the Spinoff, if not consummated before the date of Congressional committee action, to be treated as non-taxable to Morton for U.S. federal income tax purposes. Congressional action with respect to the U.S. President's proposals could delay or prevent the consummation of the Transactions.

    Consummation of the Transactions is also conditioned on Morton's receipt of an opinion of counsel that the Merger qualifies as a tax-free reorganization under Section 368(a)(1)(B) of the Code and Autoliv's receipt of an opinion of counsel that the Exchange Offer (in conjunction with the acquisition of Morton Common Stock in the Merger) will be a tax-free transfer of property for U.S. federal income tax purposes. An opinion of counsel is not binding on the IRS or the courts. See "Certain Tax Consequences of the Transactions--United States Federal Income Tax Considerations."

    New Autoliv has agreed in the Combination Agreement, and New Morton will agree in the Distribution Agreement, to certain restrictions on their future actions to provide further assurances that the Transactions will qualify as tax free for U.S. federal income tax purposes. See "Pre-Merger Transactions--Terms of the Tax Sharing Agreement."

REGULATORY CONDITIONS AND APPROVALS

    Consummation of the Transactions is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other competition, merger control or similar law, including approvals under such laws of Germany, Sweden and Belgium. The waiting period under the HSR Act expired in December 1996, and the Combination was cleared by the Swedish Competition Authority on December 20, 1996. On January 13, 1997, the deadline for the Belgian Competition Council to take formal action on the Combination expired without any action on the part of the Council, and, as a result, the Combination is deemed cleared by the Belgian Competition Council. On March 7, 1997, the German Federal Cartel Office cleared the Combination. Notwithstanding the expiration of the waiting period under the HSR Act, the U.S. Federal Trade Commission (the "FTC"), the U.S. Department of Justice (the "DOJ") or others could take separate action under the antitrust laws independent of the HSR Act with respect to the Combination, including seeking to enjoin the consummation of the Merger and the Exchange Offer, to rescind the Merger or the Exchange Offer, or to require the divestiture of substantial assets of Morton, Autoliv or New Autoliv. There can be no assurance that a challenge to the Combination on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. In addition, Morton and Autoliv may decide voluntarily to notify competition authorities in other countries. There can be no assurance that any such approvals will be obtained, or, if they are obtained, that they will be obtained in a timely manner or that they will not be subject to conditions that could have an adverse effect on New Autoliv's business. See "The Combination Agreement--Conditions to the Merger and the Exchange Offer" and "Regulatory Matters."

INTERESTS OF MANAGEMENT

    Certain members of Morton's and Autoliv's current and former managements and their respective boards of directors, including individuals who will be directors and/or executive officers of New Autoliv, have certain interests in the Transactions that are different from, or in addition to, the interests of the companies' shareholders generally. The Combination will give rise to entitlements and benefits with respect to certain severance, employment and change of control agreements. There can be no assurance that New Autoliv will not experience the loss of key Autoliv or Morton ASP personnel. In addition, all outstanding Morton stock options held by ASP employees will become fully exercisable options to purchase New Autoliv stock. See "Interests of Certain Persons in the Transactions." Information concerning certain matters relating to the employment and compensation of the directors and executive officers of Morton is contained in Morton's Report on Form 10-K for the year ended June 30, 1996 (the "Morton 1996 Form 10-K"), which incorporates the relevant portions of Morton's 1996 Notice of Annual Shareholders Meeting and Proxy Statement (the "Morton 1996 Proxy Statement"), and which is incorporated herein by reference. See "Where Shareholders Can Find More Information." Information concerning certain matters relating to the employment and compensation of those current and former directors and executive officers of Autoliv who will serve as directors and/or executive officers of New Autoliv is contained under "Description of New Autoliv--Directors and Executive Officers" and in Appendix G to this Proxy Statement/Prospectus/Exchange Offer. For a discussion of provisions of the Combination Agreement relating to the indemnification of directors and officers of Morton and Autoliv, see "The Combination Agreement--Director and Officer Liability."

DIVIDEND POLICIES

    It is currently anticipated that, following the Transactions, New Morton will initially pay quarterly cash dividends at the annual rate of $.48 per share of New Morton Common Stock and New Autoliv will initially pay quarterly cash dividends at an annual rate of $.44 per New Autoliv Security. No such dividends have been declared, however, and the actual amount of such dividends, if any, may vary and will depend on the companies' respective operating results, financial requirements and other factors. The Autoliv Board proposed, and the Autoliv stockholders on March 24, 1997 approved, that a dividend in the amount of SEK 2.75 (approximately $.38, based on current exchange rates) per Autoliv Share attributable to fiscal year 1996 be paid on or about April 7, 1997 to stockholders of Autoliv as of the record date of March 27, 1997.

CERTAIN ANTITAKEOVER EFFECTS

    If the Transactions are consummated, the certificate of incorporation of New Autoliv (the "New Autoliv Certificate") and the bylaws of New Autoliv (the "New Autoliv Bylaws"), and the articles of incorporation of New Morton (the "New Morton Articles") and the bylaws of New Morton (the "New Morton Bylaws") will each contain several provisions that may make the acquisition of control of such companies more difficult or expensive than they would otherwise be in the absence of such provisions. The New Morton Articles and the New Morton Bylaws will be substantially the same as the articles of incorporation of Morton (the "Morton Articles") and the bylaws of Morton (the "Morton Bylaws"). See "Description of Capital Stock of New Autoliv--Certain Provisions in the New Autoliv Certificate and New Autoliv Bylaws" and "Changes in the Rights of Shareholders Resulting From the Combination."

EXCHANGE RATES

    Fluctuations in the relative value of US$ and certain other currencies may be significant to New Autoliv and its stockholders because, among other things, they affect the translation of the results of non-U.S. operations into US$ for purposes of the consolidated financial statements of New Autoliv. New Autoliv may implement currency hedging strategies to help offset the effects of these fluctuations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Automotive Safety Products" and "Autoliv Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on sales for fiscal year 1996 for each of Autoliv and ASP, approximately 35% of New Autoliv's sales would be in US$ and 65% would be in other currencies.

    For information concerning the translation of amounts in SEK into US$ and amounts in US$ into SEK, see "Exchange Rates."

                    BACKGROUND, REASONS AND RECOMMENDATIONS

BACKGROUND OF THE TRANSACTIONS

    Morton was formed in 1989 in connection with the spinoff of the commercial businesses of Morton Thiokol, Inc. ("Morton Thiokol") from Morton Thiokol's aerospace businesses. At the time of the Morton Thiokol spinoff, Morton's inflatable restraint systems group, now its automotive safety products group ("ASP"), generated sales of approximately $50 million (in fiscal 1989), or less than 4% of Morton's combined sales. Since then, strong consumer demand for airbags and U.S. federal legislation requiring installation of airbags both on the driver's and the front passenger's sides in all passenger cars by model-year 1998 and in trucks, vans and sport utility vehicles by model-year 1999 have fueled the significant growth of Morton's automotive safety products business. By fiscal 1996, ASP generated close to 40% of Morton's sales.

    The automotive safety industry is characterized by automobile manufacturers demanding that their key suppliers increase their size, presence, cost efficiency, and research, development and engineering activities. In addition, car manufacturers are seeking "Tier I suppliers" that can provide integrated systems and subsystems directly to the manufacturer. In the case of automotive safety systems suppliers, these systems and subsystems consist of seat belts and airbags, among other products, with airbags often pre-installed in steering wheels. Because of the combined effects of these factors, automotive safety products manufacturers will need to be agile suppliers with global scale, able to invest in new technology, and to be increasingly cost efficient in order successfully to maintain profitability.

    From time to time Morton has reviewed various strategic alternatives relating to ASP. Over the past several years, ASP has generated substantial revenues and profits, but has required significant capital investment to increase capacity and to develop new technologies and products. As ASP's business has grown, it has developed financial, investment and operating characteristics different from those of Morton's specialty chemicals and salt businesses. In addition, Morton management concluded that it would not be in the best interests of Morton shareholders for Morton to attempt to develop internally the capability of providing the integrated systems that automobile manufacturers are increasingly demanding.

    By 1995, Autoliv had recognized that a combination with another company in the automotive safety industry could be an effective means of achieving the operating efficiency, scale, scope and financial resources necessary to compete in the evolving automotive safety industry. In particular, Autoliv recognized that a combination with another company in the automotive safety industry could be an effective means of expanding Autoliv's geographic presence. In September 1995, senior executives of Autoliv and Morton engaged in exploratory discussions regarding the possibility of strategic collaboration between Autoliv and ASP. However, no such collaborative efforts resulted from these discussions.

    In the spring and summer of 1996, the Morton Board and Morton management determined to investigate whether a spinoff, sale or other combination with a participant in the automotive safety restraint business or a related industry would be in the best interests of Morton and its shareholders. Morton and Goldman, Sachs & Co. ("Goldman Sachs"), Morton's financial advisor, contacted various parties that in their view might have had an interest in combining with ASP, including Autoliv. Neither Autoliv nor Morton was interested in a transaction that would combine Autoliv with all of Morton's businesses. Goldman Sachs also distributed to certain parties expressing an interest in combining with ASP and which had entered into confidentiality agreements with Morton a descriptive memorandum relating to ASP. Other than Autoliv, no party submitted a proposal for a transaction relating to ASP. Morton also considered whether a direct spinoff of ASP without a subsequent combination with another party might better maximize shareholder value. At regularly scheduled meetings of the Morton Board during this period, the Morton Board continued to review Morton's strategic alternatives and received updates from Morton management and its financial and legal advisors regarding the status of these discussions. The inquiries by Goldman Sachs on behalf of Morton did not result in any formal proposals from, or substantive negotiations with, parties other than Autoliv.

    During June 1996, representatives of Autoliv's and Morton's management determined that the companies' respective financial advisors should meet as a first step in evaluating a possible transaction. During June and July, Autoliv's and Morton's financial and legal advisors began discussions regarding possible alternative structures for combining Autoliv and ASP.

    At a June meeting of the Autoliv Board, members of Autoliv's management apprised the Autoliv Board of the status of the discussions with Morton and provided the Autoliv Board additional details on a possible combination. It was the consensus of Autoliv's directors that Autoliv's management and advisors should continue discussions with Morton concerning a possible transaction.

    In mid-July, Autoliv and Morton entered into reciprocal confidentiality agreements and began to exchange financial and other information relating to their respective businesses.

    Pursuant to a planned retirement which was announced in December 1995, effective August 1, 1996, Gunnar Bark retired from his position as Chief Executive Officer of Autoliv, and was succeeded by Autoliv's President, Paul Charlety. At the effective time of Mr. Bark's retirement, the Autoliv Board approved a consulting agreement between Autoliv and Kanoe AB ("Kanoe"), a company controlled by Mr. Bark, that contemplated Mr. Bark's continued role as an advisor to Autoliv in connection with a possible transaction with Morton. See "Interests of Certain Persons in the Transactions--Arrangements with Autoliv's Former Chief Executive Officer." In March 1997, Mr. Bark was elected a director of Autoliv and appointed Chairman of the Autoliv Board.

    During mid-August 1996, representatives of management and the financial and legal advisors of Autoliv and Morton met to discuss alternative transaction structures, continue preliminary due diligence and to establish a framework for continuing the negotiation process. Autoliv's and Morton's negotiating teams continued these discussions in a series of in-person and telephonic meetings throughout the remainder of August and early September 1996, during which discussions they continued to explore possible terms for a combination and began efforts to identify the synergy benefits of a proposed transaction. During this time period, each party's management and advisors apprised its respective board of directors on the status of the discussions.

    During a meeting in London in mid-September 1996, the Morton and Autoliv negotiating teams reached a general agreement on the key financial and business terms of the proposed transaction, including, among other things, the use of the current transaction structure, the consideration that Morton shareholders and Autoliv stockholders would receive in the Combination, the pre-Spinoff contribution by Morton to New Morton of $750 million in cash to be funded by newly created Morton indebtedness to be retained by Morton ASP following the Spinoff, the U.S. domicile of New Autoliv, and the structure and composition of the Board of Directors of New Autoliv (the "New Autoliv Board") and certain senior executive positions.

    Shortly thereafter, the Autoliv Board met and received presentations from members of Autoliv management and Autoliv's advisors regarding the transaction terms that had been negotiated in London. The Autoliv Board preliminarily approved such terms subject to due diligence to be conducted by Autoliv and its legal, financial and accounting advisors. On September 30, 1996, Autoliv and Morton executed a letter of intent and issued a press release summarizing the terms of the proposed combination.

    During October and November of 1996, the Autoliv and Morton teams continued their due diligence investigations in a series of meetings held in Stockholm, New York, Chicago, London and Ogden, Utah, and prepared the definitive agreements providing for the Spinoff, the Merger and the Exchange Offer. Morton's management and financial advisors reviewed the status of the Transactions for the Morton Board at the Morton Board's October meeting. During early November, Autoliv senior executives toured Morton's production facilities in Utah, and Morton senior executives toured certain of Autoliv's European production facilities.

    On October 28, November 8 and November 15, 1996, members of Autoliv management and Autoliv's advisors reviewed with the Autoliv Board the status of ongoing negotiations regarding several financial and business terms of the proposed transaction. At the October 28 meeting, Enskilda and The Blackstone Group L.P. ("Blackstone") rendered to the Autoliv Board an oral opinion, subsequently confirmed in writing as of the date the Combination Agreement was executed and as described under "Opinions of Financial Advisors --Opinion of Enskilda and Blackstone," to the effect that, as of the dates of such opinions, the Offer Exchange Ratio (as defined herein) was fair from a financial point of view to Autoliv stockholders. Autoliv's outside legal counsel reviewed the structure of the Transactions and the terms of the Combination Agreement, the Distribution Agreement and the other Ancillary Agreements. The Autoliv Board discussed the advice it had received at the various Autoliv Board meetings and the significant potential benefits to stockholders, customers and employees of Autoliv which would result from the combination of ASP with Autoliv. Following the Autoliv Board's review of the transaction, the Autoliv Board approved the Combination Agreement and the transactions contemplated thereby, and authorized, subject to completion of negotiation of a limited number of remaining issues, the execution and delivery of the Combination Agreement. Over the course of the following week, Morton and Autoliv representatives resolved all remaining business issues and continued to negotiate the final terms of the Combination Agreement, the Distribution Agreement and the other Ancillary Agreements.

    On November 20, 1996, the Morton Board met and received presentations from Goldman Sachs and outside legal counsel. Goldman Sachs reviewed various financial and other information. Goldman Sachs advised the Morton Board that, assuming no material developments relating to the Transactions, it would furnish to the Morton Board its written opinion, dated as of the date of the Combination Agreement, and Goldman Sachs subsequently delivered its written opinion dated November 25, 1996 (which opinion is described below under "Opinions of Financial Advisors--Opinion of Goldman Sachs"), as of the date of such opinion, the consideration to be received by Morton shareholders in the Spinoff and the Merger, taken as a whole, was fair to Morton's shareholders. Morton's outside legal counsel reviewed for the Morton Board the structure of the transaction and the terms of the Combination Agreement, the Distribution Agreement and the other Ancillary Agreements. The Morton Board discussed the advice it had received at the various Morton Board meetings and the significant potential benefits to shareholders, customers and employees of Morton which would result from the spinoff of the specialty chemicals and salt businesses and the combination of ASP with Autoliv. The Morton Board also concluded that the spinoff of the ASP Business as a stand-alone entity would be less advantageous to Morton shareholders than the Transactions. The Morton Board's conclusion in this regard was based upon the responses to Goldman Sachs' inquiries on behalf of Morton, which did not result in any formal proposals from, or substantive negotiations with, parties other than Autoliv, the financial and other analyses related to a spinoff of the ASP Business as compared to the Combination and the Spinoff, including Goldman Sachs' analysis provided to the Morton Board, see "Opinions of Financial Advisors--Opinion of Goldman Sachs," and the strategic issues relating to the automotive safety industry noted above, as well as upon the other reasons for the Morton Board's decision to approve the Spinoff and the Merger set forth in this Proxy Statement/Prospectus/Exchange Offer, see "--Reasons for the Spinoff and the Merger; Recommendations of the Morton Board." Following these discussions, the Morton Board, by a unanimous vote of those present (with Dennis
C. Fill, who subsequently advised Morton that he concurred with the Morton Board's action, absent), approved the Distribution Agreement and the Spinoff, approved the other Ancillary Agreements and the Merger and adopted the Combination Agreement, and resolved to submit the Proposals to the shareholders of Morton with the Morton Board's recommendation for approval.

    Thereafter, on November 25, 1996, the Combination Agreement was executed by the parties.

REASONS FOR THE SPINOFF AND THE MERGER; RECOMMENDATIONS OF THE MORTON BOARD

    The Morton Board determined that the Spinoff and the Merger are fair to and in the best interests of Morton's shareholders. The Morton Board considered many factors, including the following:

        (a) The separation of the ASP Business from the New Morton Businesses, which businesses possess different financial, investment and operating characteristics, will allow each to adopt strategies and pursue objectives appropriate to its specific businesses and will enable management of each business to concentrate its attention and financial resources on its own businesses without considering the corporate objectives, policies and investment needs of the other businesses;

        (b) The presentations by Morton management regarding the benefits of combining ASP with Autoliv, including the high regard held by Morton's management for Autoliv's business and organization, the Morton Board's belief that the two businesses possess complementary geographic, product, customer and manufacturing focuses, and that the Combination would create a leading automotive safety systems supplier with a strong presence in all major regions of the world and substantial opportunities for synergies;

        (c) The structure of the Combination as a merger of equals in which Morton shareholders will hold 46.5% of the outstanding New Autoliv Securities (assuming the Exchange Offer is fully accepted), the fact that Morton will initially designate one-half of the members of the New Autoliv Board, and the role that Autoliv and ASP management will play in New Autoliv;

        (d) The Morton Board's conclusion, following a review of Morton's strategic alternatives relating to the ASP Business, including a spinoff of the ASP Business as a stand-alone entity and a review of the contacts by Morton and Goldman Sachs with certain other parties to determine their interest in a strategic combination with the ASP Business, that the Spinoff and the Combination offered greater potential for increasing Morton shareholder value.

        (e) Trends in the automotive industry, including the desire of ASP customers for integrated systems suppliers with worldwide capabilities and those customers' desire to achieve global supply arrangements, and the belief that Morton's shareholders and employees as well as customers of ASP will share in the benefits of New Autoliv becoming an integrated safety systems supplier to the automotive industry;

        (f) A presentation from Goldman Sachs, including (i) an analysis of the trading history of Autoliv Common Stock and Morton Common Stock and the trading performance of the two stocks since announcement of the letter of intent regarding the Spinoff and Merger; (ii) a review of historical, pro forma and projected financial data for ASP, Autoliv, New Autoliv and New Morton, as well as a comparison of the alternatives of a direct spinoff of ASP and a combination with Autoliv; and (iii) advice that, assuming no material developments in the circumstances surrounding the Transactions prior to the date the Combination Agreement was executed, Goldman Sachs would provide an opinion to the Morton Board as of such date that the consideration to be received by Morton shareholders in the Spinoff and the Merger, taken as a whole, was fair to Morton shareholders;

        (g) The fact that in connection with the Spinoff, New Morton would receive $750 million in cash through Morton's capital contribution to New Morton in addition to a portion of the cash generated by the ASP Business from July 1, 1996 to the Distribution Date, which will assist New Morton in expanding its business and product lines through an active acquisition program, making its planned capital investments, and continuing its ongoing share acquisition program;

        (h) The terms and conditions of the Combination Agreement, the Distribution Agreement and the related agreements, including the condition that the Transactions are subject to approval by the holders of a majority of the outstanding Morton Common Stock, and the interests of certain ASP executives in the Transactions (see "Interests of Certain Persons in the Transactions"); and

        (i) Advice from Morton's legal counsel that the Merger and the Spinoff are expected generally to be tax free for U.S. federal income tax purposes to Morton and its shareholders and the fact that the transactions are subject to the receipt of an IRS ruling (which ruling was subsequently received by Morton) and legal opinion relating to certain tax consequences of the Spinoff and the Merger.

    The foregoing includes all material factors considered by the Morton Board. In view of its many considerations, the Morton Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the Morton Board may have given different weights to the various factors considered.

FOR THE REASONS DISCUSSED ABOVE, THE DIRECTORS OF MORTON, BY A UNANIMOUS VOTE OF THOSE PRESENT (WITH ONE DIRECTOR ABSENT), HAVE APPROVED THE SPINOFF AND DISTRIBUTION AGREEMENT, APPROVED THE OTHER ANCILLARY AGREEMENTS AND THE MERGER AND ADOPTED THE COMBINATION AGREEMENT AND RECOMMEND THAT MORTON SHAREHOLDERS VOTE "FOR" APPROVAL OF THE SPINOFF PROPOSAL AND "FOR" APPROVAL OF THE MERGER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

REASONS FOR THE COMBINATION AND THE EXCHANGE OFFER; RECOMMENDATIONS OF THE
  AUTOLIV BOARD

    The Autoliv Board believes that the Combination is advantageous to Autoliv and Autoliv stockholders for the following reasons:

        (a) COMPLEMENTARY GEOGRAPHIC MARKETS AND PRODUCTS. Whereas Autoliv is a leading supplier of automotive occupant safety restraint systems in Europe, Australia and Southeast Asia, Autoliv has a limited presence in North America and Japan. ASP, on the other hand, has a major presence for airbags, including inflators, in North America and for inflators in Japan, but has only a modest presence in Europe. Autoliv currently offers a complete range of occupant restraint products, consisting of seat belts and seat belt pretensioners, frontal airbags, thorax and head side-impact airbags, and rear-impact protection devices in addition to systems controls. ASP has achieved substantial worldwide sales of airbag inflators and modules for frontal protection, and increasing sales of side-impact inflators and modules for thorax protection. The complementary nature, in terms of products and geographic markets, of ASP's and Autoliv's businesses should allow Autoliv's stockholders to participate in a merged company with excellent market positions on a worldwide basis for most of its product categories. Thus, the Autoliv Board believes that the Combination will create a potential for increasing stockholder value for Autoliv's stockholders, as well as incremental value for Autoliv's customers.

        (b) EVOLVING NATURE OF AUTOMOTIVE SAFETY INDUSTRY. The Combination will create a company which is expected to compete successfully in an automotive safety industry which is characterized by price reduction pressure and automobile manufacturers demanding that their key suppliers increase their size and global presence and, in addition, assume responsibility for complete subsystems or macro components. New Autoliv should be better able to compete successfully in such an environment due to New Autoliv's ability to achieve economies of scale.

        (c) POTENTIAL FOR LONG-TERM GROWTH IN REVENUES, EARNINGS AND CASH FLOW. With an expanded presence in key geographic markets, New Autoliv should be better positioned to achieve long-term growth in both revenues and earnings. New Autoliv is expected to recognize substantial synergy effects as a result of combining the operations of Autoliv and ASP. Autoliv currently anticipates that New Autoliv will realize stronger cash flow (as compared to Autoliv as a stand-alone company) through increased potential for revenue growth and earnings capacity. This should facilitate New Autoliv's ability to finance its operations, capital expenditures, strategic acquisitions and dividends internally while maintaining a strong credit rating, and provide the financial flexibility to be a major competitor in the automotive safety industry.

        (d) SUPERIOR TO STRATEGIC ALTERNATIVES. From time to time Autoliv has explored various strategic alternatives which would assist it to expand geographically and better meet the growing demands of automobile manufacturers. The Autoliv Board concluded that the Combination is superior to such alternatives because of ASP's strong market position in North America and Japan, and because of the good reputation in the automotive safety industry of the ASP Business and organization. The Autoliv Board also noted that the Combination is structured as a tax-free transaction to Autoliv and most of its stockholders, and permits the payment of a cash dividend in respect of fiscal year 1996.

    In reaching its conclusions, the Autoliv Board considered, among other things, (a) information concerning the financial performance and condition, business operations, synergy effects, capital levels and prospects of Autoliv, and the projected future financial performance of Autoliv as a separate entity and on a combined basis; (b) current industry, economic and market conditions and trends; (c) attitudes and reactions from customers; (d) the importance of market position, significant scale and scope and financial resources to Autoliv's ability to compete effectively in a maturing automotive safety industry; (e) the Combination's structure as a merger of equals; (f) the terms of the Combination Agreement; (g) current and historical market prices of the Autoliv Common Stock; (h) the opinion of Enskilda and Blackstone described below as to the fairness, from a financial point of view, of the Offer Exchange Ratio (as defined herein); (i) labor relations with Autoliv's unions; and (j) the impact of the Combination on Autoliv's customers and employees, including the interests of certain current or former officers and directors of Autoliv in the Transactions. In reaching its decision to approve the Exchange Offer and to recommend the Exchange Offer to its stockholders, the Autoliv Board did not assign any relative or specific weights to the various factors considered and individual directors may have given differing weights to different factors.

THE AUTOLIV BOARD HAS DETERMINED THAT THE TERMS OF THE EXCHANGE OFFER ARE FAIR TO, AND IN THE BEST INTERESTS OF, AUTOLIV AND ITS STOCKHOLDERS, AND HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS, APPROVED THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT AUTOLIV STOCKHOLDERS ACCEPT THE EXCHANGE OFFER.

                         OPINIONS OF FINANCIAL ADVISORS

OPINION OF GOLDMAN SACHS

    On November 20, 1996, Goldman Sachs advised the Morton Board that, assuming no material developments in the circumstances surrounding the Transactions, it would furnish to the Morton Board its written opinion, dated as of the date of the Combination Agreement, and Goldman Sachs subsequently delivered its written opinion, dated November 25, 1996, that as of the date of such opinion the consideration to be received by the holders of shares of Morton Common Stock (other than Morton, Autoliv or any direct or indirect wholly owned subsidiary of Autoliv or of Morton) in the Spinoff and the Merger, taken as a whole, was fair to such holders.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED NOVEMBER 25, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER AND IS INCORPORATED HEREIN BY REFERENCE. MORTON SHAREHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. GOLDMAN SACHS' WRITTEN OPINION IS ADDRESSED TO THE MORTON BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW MORTON SHAREHOLDERS SHOULD VOTE AT THE MORTON SPECIAL MEETING AND SHOULD NOT BE RELIED UPON BY ANY SUCH HOLDER AS SUCH. THE SUMMARY OF THE OPINION OF GOLDMAN SACHS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINION.

    In connection with its opinion, Goldman Sachs reviewed, among other things, the Combination Agreement; the form of Distribution Agreement attached as Exhibit A to the Combination Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of Morton for the five years ended June 30, 1996; the Initial Public Offering Prospectus of Autoliv dated May 26, 1994, and Annual Reports to Stockholders of Autoliv for the two years ended December 31, 1995; certain interim reports to stockholders of Autoliv and Quarterly Reports on Form 10-Q of Morton; certain other communications from Morton and Autoliv to their respective shareholders; and certain internal financial analyses and forecasts for Morton and Autoliv prepared by their respective managements. Goldman Sachs also held discussions with members of the senior managements of each of Morton and Autoliv regarding the past and current business operations, financial condition and future prospects of their respective companies and the future prospects of New Autoliv and New Morton. In addition, Goldman Sachs reviewed the reported price and trading activity for Morton Common Stock and Autoliv Common Stock, compared certain financial and stock market information for Morton and Autoliv with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the automotive original equipment manufacturer parts supply industry specifically and in other industries generally, and performed such other studies and analyses as Goldman Sachs considered appropriate.

    Goldman Sachs relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for the purposes of its opinion. With respect to financial forecasts and projections provided by the respective managements of Morton and Autoliv, Goldman Sachs assumed, with Morton's consent, that such financial forecasts and projections were reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of Morton and Autoliv as to the future financial and other performance of Morton and Autoliv, as applicable. Goldman Sachs further assumed, with Morton's consent, that the projections as to the future financial performance of New Autoliv and the estimates of synergies for New Autoliv were reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of Morton and Autoliv. Goldman Sachs also assumed, at Morton's instruction, that obtaining any necessary regulatory or third-party approvals for the Transactions would not have an adverse effect on Morton or Autoliv, as applicable. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Morton or Autoliv or any of their respective subsidiaries or divisions and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed, with Morton's consent, that the Transactions would be treated as tax free to both Morton and its shareholders. Goldman Sachs did not express any opinion as to the prices at which New Autoliv Common Stock or New Morton Common Stock may trade if and when they are issued, and Goldman Sachs did not express any recommendation as to how Morton shareholders should vote at the Morton Special Meeting held in connection with the consideration of the Transactions.

    The following is a summary of certain financial analyses used by Goldman Sachs in connection with providing its opinion to the Morton Board.

        (i) CERTAIN FINANCIAL DATA. Goldman Sachs reviewed selected data ("Selected Financial Data") and projections ("Projections") provided to Goldman Sachs by Morton's management relating, respectively, to the historical and estimated financial performance of Morton, New Morton and the ASP Business, each on an independent basis, including five-year historical income statement data and cash flow statement data ("Income and Cash Flow Data") for each of Morton and New Morton, four-year historical Income and Cash Flow Data for the ASP Business, Projections of Income and Cash Flow Data for Morton and New Morton for the two fiscal years ended June 30, 1998 and Projections of Income and Cash Flow Data for the ASP Business for the three calendar years ended December 31, 1998. Goldman Sachs also reviewed Selected Financial Data and Projections provided to Goldman Sachs by Autoliv's management, as well as research reports and certain public documents, relating to the historical and estimated financial performance of Autoliv, including three-year historical Income and Cash Flow Data for Autoliv and Projections of Income and Cash Flow Data for Autoliv for each of the three years in the period ended December 31, 1998.

        Based on the Selected Financial Data and Projections for Morton, New Morton, the ASP Business and Autoliv, as well as research reports and certain public documents in the case of Autoliv, Goldman Sachs calculated a series of growth and margin measures (the "Growth Measures") for each of Morton, New Morton, the ASP Business and Autoliv. Among other things, Goldman Sachs' calculation of the Growth Measures indicated that, over the relevant historical and future periods relating to the Selected Financial Data and Projections of each of these companies, sales growth ranged from 4.8% to 23.4%, 2.0% to 9.9%, 9.0% to 71.5% and 10.0% to 72.9% and the
    margins represented by earnings before interest and taxes ("EBIT") ranged from 10.1% to 16.2%, 8.7% to 14.5%, 14.8% to 18.8% and 5.8% to 9.9% for
    Morton, New Morton, the ASP Business and Autoliv, respectively.

        (ii) ASP BUSINESS SPINOFF ANALYSIS. Using information and projections provided by Morton, certain publicly available information and various research estimates, Goldman Sachs calculated the range of total values ("ASP Spinoff Values") of the ASP Business as a stand-alone corporation in the event that Morton were to spin off the ASP Business to Morton shareholders (the "ASP Direct Spinoff").

        As part of its analysis, Goldman Sachs reviewed and compared certain actual and estimated financial information relating to the ASP Business to corresponding actual and estimated financial information for 19 publicly traded companies (the "ASP Public Comparables") that Goldman Sachs deemed relevant to its evaluation of the ASP Business. Of the 19 ASP Public Comparables, the following three companies are primarily automobile manufacturers: Chrysler Corporation, Ford Motor Company and General Motors Corporation ("Auto Manufacturers"); and the following 16 companies are primarily automobile original equipment manufacturer part suppliers: A. O. Smith Corporation, Arvin Industries Inc., Borg-Warner Automotive, Inc., Breed Technologies, Inc., Collins & Aikman Corporation, Dana Corporation, Excel Industries, Inc., Gen Corp. Inc., Lear Corporation, Magna International Inc., MascoTech, Inc., OEA, Inc., Simpson Industries Inc., Superior Industries International, Inc., TRW Inc. and Walbro Corporation (the "Automobile Part Suppliers"). Based on Goldman Sachs research estimates and information obtained from the Institutional Broker Estimate

    System ("IBES"), Goldman Sachs calculated (i) the ratio of the respective current common stock price to the respective estimated 1997 earnings ("Estimated 1997 P/E Ratios") for each of the ASP Public Comparables and
    (ii) the average annual growth rates of the estimated earnings per share ("Estimated Annual EPS Growth Rates") for each of the ASP Public Comparables. The Estimated 1997 P/E Ratios ranged from 6.4x to 7.1x for the Auto Manufacturers and ranged from 6.3x to 18.4x for the Automobile Part Suppliers. The Estimated Annual EPS Growth Rates approximated 5.0% for each of the Auto Manufacturers and ranged from 6.0% to 28.5% for the Automobile Part Suppliers.

        Goldman Sachs performed its analysis based on Morton's estimates of sales and net income for the ASP Business for each of the three calendar years in the period ended December 31, 1998, and the associated Growth Measures for the ASP Business for each of such years, the Estimated 1997 P/E Ratios and Estimated Annual EPS Growth Rates for the ASP Public Comparables, and other information Goldman Sachs deemed relevant to its analysis. This analysis resulted in implied public market multiples for the ASP Business as a stand-alone corporation of 10.0x to 12.0x the estimated earnings for the calendar year ended December 31, 1997 (the "ASP P/E Multiples").

        Based on the ASP P/E Multiples and Morton's estimate of the ASP Business' 1997 net income (as reduced by the approximate after-tax interest amounts payable by the ASP Business attributable to the Allocated Debt (as defined below)), Goldman Sachs calculated the range of values to Morton shareholders of the ASP Business as a stand-alone corporation on an ongoing basis (the "ASP Ongoing Values"). Goldman Sachs then calculated the ASP Spinoff Values by adding to the range of the ASP Ongoing Values the amount of debt which Morton potentially would allocate to the ASP Business (the "Allocated Debt") prior to the ASP Direct Spinoff. Applying an Allocated Debt amount of $750 million (the "Base Allocated Debt Case") and the ASP P/E Multiples, this analysis resulted in ASP Spinoff Values ranging from approximately $2.2 billion to $2.5 billion.

       (iii) NEW MORTON COMPARABLE COMPANY ANALYSIS. Using information and projections provided by Morton, certain publicly available information and various research estimates, Goldman Sachs calculated the range of total values of New Morton as a stand-alone corporation in the event that Morton were to spin off New Morton to Morton shareholders ("New Morton Values").

        As part of its analysis, Goldman Sachs reviewed and compared certain actual and estimated financial information relating to New Morton to corresponding actual and estimated financial information for 24 publicly traded companies (the "New Morton Public Comparables") that Goldman Sachs deemed relevant to its evaluation of New Morton. Of the 24 New Morton Public Comparables, Goldman Sachs utilized the following 11 companies, which are producers of specialty chemicals: Albemarle Corporation, Betzdearborn Inc., Crompton & Knowles Corporation, Ethyl Corporation, Great Lakes Chemical Corporation, Hercules Incorporated, Lawter International, Inc., Monsanto Company, Nalco Chemical Company, Petrolite Corporation and Sigma-Aldrich Corporation (the "Specialty Chemical Companies"); and Goldman Sachs utilized the following 13 companies, which are producers of specialty and other chemicals: ARCO Chemical Company, Cytec Industries Inc., Eastman Chemical Company, E.I. du Pont de Nemours and Company, Minerals Technologies Inc., Olin Corporation, Polymer Group Inc., PPG Industries, Inc., Rohm and Haas Company, Tredegar Industries, Inc., Wellman, Inc., Witco Corporation and W.R. Grace & Co. (the "Hybrid Chemical Companies"). Based on Goldman Sachs research estimates and information obtained from IBES, Goldman Sachs approximated the Estimated 1997 P/E Ratios and the Estimated Annual EPS Growth Rates for each of the New Morton Public Comparables. The Estimated 1997 P/E Ratios ranged from 10.0x to 22.8x for the Specialty Chemical Companies and ranged from 11.5x to 19.1x for the Hybrid Chemical Companies. The Estimated Annual EPS Growth Rates ranged from 8.0% to 14.5% for the Specialty Chemical Companies and ranged from 7.0% to 16.5% for the Hybrid Chemical Companies.

        Goldman Sachs performed its analysis based on Morton's estimates of sales and net income for New Morton for each of the two fiscal years in the period ended June 30, 1998, and the associated

    Growth Measures for New Morton for each of such years, the Estimated 1997 P/E Ratios and Estimated Annual EPS Growth Rates for the New Morton Public Comparables and other information Goldman Sachs deemed relevant to its analysis. This analysis resulted in New Morton Values ranging from approximately $2.9 billion to $3.5 billion.

        (iv) PRO FORMA MERGER ANALYSIS ON AUTOLIV. Goldman Sachs calculated pro forma analyses of the financial impact of the Combination to Autoliv's earnings per share ("EPS"). Based on the Projections for Autoliv and the ASP Business for the two calendar years in the period ended December 31, 1998, Goldman Sachs calculated pro forma Income and Cash Flow Data for New Autoliv and compared the estimated EPS for status quo Autoliv (without giving effect to the Combination) to the estimated EPS of New Autoliv after giving effect to the Combination. As part of its analysis, Goldman Sachs considered the Allocated Debt (and associated interest payable thereon), Autoliv's and Morton's joint estimates of the likely pre-tax synergies which potentially would result from the Combination in the calendar year ended December 31, 1997, and in the calendar year ended December 31, 1998, and certain purchase accounting adjustments ("Purchase Accounting Adjustments"), including the amortization of the ASP Business goodwill created in the Merger over a 40-year period. Based on the Base Allocated Debt Case, estimated synergies for 1997 and 1998 and the Purchase Accounting Adjustments, this analysis indicated that the Combination would be slightly dilutive to Autoliv's EPS in 1997 and significantly accretive in 1998.

        (v) PRO FORMA MERGER ANALYSIS ON MORTON. Goldman Sachs calculated pro forma analyses of the financial impact of the Transactions to Morton's EPS. Based on the Projections for Autoliv and Morton (as calendarized, in the case of Morton) for the two calendar years ended December 31, 1998, Goldman Sachs calculated pro forma Income and Cash Flow Data for New Morton and compared the estimated EPS of status quo Morton (without giving effect to the Transactions) to the amount equal to the aggregate of (i) the estimated EPS of New Morton and (ii) the amount resulting from multiplying the estimated EPS of New Autoliv by the fractional interest in New Autoliv to be issued for each share of Morton Common Stock. For the purposes of its analysis, Goldman Sachs assumed, with Morton's consent, that New Morton would repurchase $750 million worth of shares of New Morton Common Stock with the proceeds of the Allocated Debt. Based on the Base Allocated Debt Case, estimated synergies for 1997 and 1998 and the Purchase Accounting Adjustments, this analysis indicated that the Transactions would have a dilutive effect to Morton's EPS in 1997 and a slightly accretive effect to Morton's EPS in 1998.

        (vi) NEW AUTOLIV MULTIPLE ANALYSIS. Goldman Sachs performed its analyses based on the pro forma Income and Cash Flow Data for New Autoliv, the Estimated 1997 P/E Ratios and Estimated Annual EPS Growth Rates for the ASP Public Comparables, the P/E multiple for Autoliv of 17.7x (based upon information and projections provided by Autoliv, Autoliv's estimated 1997 earnings and the Autoliv Common Stock price on November 10, 1996), the Base Allocated Debt Case, and other information Goldman Sachs deemed relevant to its analysis. This analysis resulted in implied public market multiples for New Autoliv of 13.0x to 18.0x the estimated earnings for the calendar year ended December 31, 1997 (the "New Autoliv P/E Multiples"). Such implied New Autoliv P/E Multiples were compared to the implied ASP P/E Multiples described above under "--ASP Business Spinoff Analysis."

       (vii) ASP BUSINESS COMBINED INTO AUTOLIV ANALYSIS. Based on the results described under "--New Autoliv Multiple Analysis" and the projections, assumptions and factors considered therein, Goldman Sachs calculated the range of total values ("ASP Combined Values") to holders of Morton Common Stock of the consummation of the Transactions. For the purposes of its analysis, Goldman Sachs assumed, with Morton's consent, that holders of Morton Common Stock and holders of Autoliv Securities would hold 46.5% ("Morton Equity Percentage") and 53.5% ("Autoliv Equity Percentage"), respectively, of the New Autoliv Securities as a result of the consummation of the Transactions.

        Applying the New Autoliv P/E Multiples to Morton's and Autoliv's joint estimates of New Autoliv's 1997 earnings, as adjusted, on an after tax basis, to account for (a) the interest payable on the amount of debt under the Base Allocated Debt Case, (b) estimated synergies for 1997 and (c) the Purchase Accounting Adjustments, Goldman Sachs calculated the range of values to Morton shareholders of their equity interest in New Autoliv. Goldman Sachs then calculated the ASP Combined Values by adding to this range the capital contribution to New Morton equal to the amount of debt under the Base Allocated Debt Case, resulting in values ranging from approximately $2.2 billion to $2.8 billion. Goldman Sachs noted that the mean of such range exceeded the mean of the range of ASP Spinoff Values resulting as described under "--ASP Business Spinoff Analysis."

        Goldman Sachs also noted to the Morton Board that, based on Autoliv's approximate equity market capitalization as of November 18, 1996, of $2.3 billion (based on a spot rate of 6.61 SEK/$ and stock price of SEK 281.5) ("Autoliv Market Capitalization"), Goldman Sachs had calculated an implied ASP Combined Value. Goldman Sachs noted that it had multiplied the Autoliv Market Capitalization by the ratio resulting from dividing the Morton Equity Percentage by the Autoliv Equity Percentage to determine the equity market capitalization value ("ASP Market Capitalization Value") of the shares in New Autoliv received by holders of Morton Common Stock as a result of the Combination. Adding the amount of debt allocated under the Base Allocated Debt Case to the ASP Market Capitalization Value, this analysis resulted in an implied ASP Combined Value of approximately $2.8 billion.

      (viii) HISTORICAL STOCK TRADING. Goldman Sachs reviewed the historical trading prices and volumes for Autoliv Common Stock for the period from June 10, 1994 to November 15, 1996. This review indicated that, since June 10, 1994, the market price of Autoliv Common Stock has increased approximately 200%. Goldman Sachs also reviewed the relationship between movements in the trading prices for Morton Common Stock and Autoliv Common Stock and the S&P 500 for the period from September 27, 1996 (the date one business day prior to the signing and announcement of the letter of intent relating to the Transactions) to November 15, 1996. This review indicated that, during that period, each of Morton Common Stock and Autoliv Common Stock had outperformed the S&P 500.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses, together with the underlying strategic rationale, taken as a whole. Furthermore, in arriving at its fairness opinion, Goldman Sachs did not attribute any particular weight to any analysis or factor considered by it. No company used in the above analyses as a comparison is identical to Morton, New Morton, the ASP Business, Autoliv or New Autoliv. The analyses were prepared solely for purposes of Goldman Sachs in providing its opinion to the Morton Board as to the fairness of the consideration, taken as a whole, to be received by the holders of Morton Common Stock in the Spinoff and the Merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Morton, Autoliv, New Morton, New Autoliv, Goldman Sachs or any other person assumes responsibility if future results are materially different from those discussed.

    As described above, Goldman Sachs' presentation to the Morton Board was one of many factors taken into consideration by the Morton Board in making its determination to adopt the Combination Agreement and approve the Spinoff, the Merger and the Ancillary Agreements. Although Goldman Sachs evaluated the fairness of the consideration, taken as a whole, to be received by the holders of Morton Common Stock in the Spinoff and the Merger, the specific consideration was determined by Morton and Autoliv through arm's-length negotiation. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix C to this Proxy Statement/Prospectus/Exchange Offer.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Morton selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Goldman Sachs is familiar with Morton, having provided certain investment banking services to Morton from time to time, including as advisor in the spinoff of Morton from Morton Thiokol in 1989 and having acted as lead managing underwriter in the private placement of $120 million of senior notes in 1989 and the public offering of $200 million of credit sensitive debentures in 1990; and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Transactions. Goldman Sachs also is acting as one of the dealer managers of the U.S. Offer for which it will not receive any additional consideration. Goldman Sachs may provide investment banking services to New Autoliv, New Morton or their respective subsidiaries in the future.

    In the ordinary course of the trading activities of Goldman Sachs, Goldman Sachs actively trades the debt and equity securities of Morton and Autoliv for its own account and for the accounts of customers of Goldman Sachs and may, therefore, at any time hold a long or short position in such securities.

    Pursuant to a letter agreement dated June 1, 1996 (the "Goldman Sachs Engagement Letter"), Morton engaged Goldman Sachs to act as its financial advisor in connection with the possible Sale (as defined below) of the ASP Business and the possible distribution to Morton's shareholders of the shares of New Morton. Pursuant to the terms of the Goldman Sachs Engagement Letter, Morton agreed to pay Goldman Sachs a success fee (the "Success Fee") of 0.45% of the aggregate consideration, not to exceed $12 million, in the event that a merger or business combination with respect to, or sale of all or substantially all of the assets or business operations of, or greater than 10% of the equity interest in, the ASP Business is consummated (a "Sale"), less up to $250,000 in financial advisory fees previously paid to Goldman Sachs by Morton. Morton also has agreed to reimburse Goldman Sachs for its reasonable expenses, including the fees and disbursements of Goldman Sachs' attorneys, plus any sales, use or similar taxes in connection with Goldman Sachs' engagement, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the U.S. federal securities laws.

OPINION OF ENSKILDA AND BLACKSTONE

    Enskilda and Blackstone rendered to the Autoliv Board at its meeting on October 28, 1996, their oral opinion, subsequently confirmed in writing, that, based upon and subject to the various considerations set forth in the opinion, as of the date of the opinion, the Offer Exchange Ratio was fair from a financial point of view to holders of the Autoliv Securities.

    THE FULL TEXT OF THE OPINION OF ENSKILDA AND BLACKSTONE DATED NOVEMBER 25, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER. AUTOLIV STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. ENSKILDA AND BLACKSTONE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE OFFER EXCHANGE RATIO TO THE HOLDERS OF AUTOLIV SECURITIES FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF AUTOLIV AS TO HOW SUCH STOCKHOLDER SHOULD RESPOND TO THE EXCHANGE OFFER. ALTHOUGH ENSKILDA AND BLACKSTONE OPINED AS TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE OFFER EXCHANGE RATIO TO THE HOLDERS OF AUTOLIV SECURITIES AS SET FORTH IN THEIR OPINION, SUCH RATIO WAS NEGOTIATED BY AUTOLIV AND MORTON. THE SUMMARY OF THE OPINION OF ENSKILDA AND BLACKSTONE SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In rendering their opinion, Enskilda and Blackstone reviewed and analyzed:
(a) drafts of each of the Combination Agreement and the Distribution Agreement, together with certain other related documents; (b) certain publicly available information concerning the business, financial condition, assets and liabilities, and operations of Autoliv and Morton (including ASP) which they believed to be relevant to their inquiry; (c) certain publicly available information relating to financial markets, industry and economic conditions; (d) financial and operating information with respect to the business, operations and prospects of Autoliv and Morton (including ASP) furnished to Enskilda and Blackstone by Autoliv and Morton; and (e) publicly available historical and current financial information and stock price data with respect to certain public companies that they considered relevant to their inquiry. In addition, Enskilda and Blackstone had discussions with the management of Autoliv and Morton (including ASP) concerning their respective businesses, operations, assets and liabilities, financial conditions and prospects, and undertook such other studies, analyses and investigations as they deemed appropriate in arriving at their opinion.

    Enskilda and Blackstone assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by them for purposes of rendering their opinion and have not assumed any responsibility for independent verification of such information. In addition, Enskilda and Blackstone relied upon the assurances of management of Autoliv that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. With regard to the financial forecasts of Autoliv and Morton, the pro forma financial projections of New Autoliv and the projected Transaction synergies as a result of the Combination, Enskilda and Blackstone relied upon the assurances of management of each of Autoliv and Morton that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Autoliv and Morton as to their future financial performance. Enskilda and Blackstone expressed no view as to such financial forecasts or projected synergies or the assumptions on which they are based.

    Enskilda and Blackstone did not make any independent evaluation or appraisal of the assets or liabilities of Autoliv or Morton (including ASP), nor were they furnished with any such appraisals. Enskilda and Blackstone's opinion stated that it is necessarily based on business, economic, regulatory, market and other conditions, as in effect on, and the information made available to Enskilda and Blackstone as of, the date of such opinion.

    The following is a brief summary of certain of the financial analyses performed by Enskilda and Blackstone in connection with the preparation of their opinion letter and reviewed with the Autoliv management and/or Autoliv Board at various meetings over the course of their assignment. Enskilda and Blackstone were not requested to, nor did they, solicit third-party indications of interest in acquiring Autoliv or any of its assets.

    STOCK PRICE PERFORMANCE: As part of their analysis Enskilda and Blackstone reviewed the recent stock market performances of Autoliv and Morton and compared the performance of each with the other. Enskilda and Blackstone also compared the stock price performance of each of Autoliv and Morton with the selected companies referred to below. The analysis showed, among other things, that the share prices for both Autoliv and Morton, after the announcement of the signing of the letter of intent, outperformed broad equity indices in Sweden and the United States, respectively.

    SELECTED COMPANIES ANALYSIS: Using publicly available information, Enskilda and Blackstone also compared selected historical and projected financial and operating data of Autoliv and ASP, and stock market data of Autoliv, with the corresponding data of a group of several publicly traded companies in the automotive safety industry. Such financial information included, among other things, market capitalization, market value as a multiple of earnings, and aggregate value as a multiple of operating results. The companies which were focused on for purposes of such analysis were TRW Inc., Breed Technologies, Inc., OEA, Inc., Lear Corporation, Johnson Controls, Inc. and Magna International Inc. The analysis showed, among other things, that Autoliv, prior to the announcement of the signing of the letter of intent, was valued at 16.0x projected earnings as compared to the median 1997 projected earnings multiple of 13.3x for the selected comparable companies referred to above. All earnings estimates in this analysis were sourced from IBES.

    SELECTED COMPARABLE TRANSACTION ANALYSIS: Enskilda and Blackstone also compared certain publicly available financial information of Autoliv and ASP with that of a group of several acquired automotive original equipment manufacturer suppliers which includes 31 corporate transactions effected during the period from November 1988 to July 1996. Such financial information included, among other things, transaction value, transaction value as a multiple of earnings, and aggregate transaction value as a multiple of operating results. The analysis showed, among other things, that none of the corporate transactions studied involved companies with the same size or growth characteristics as those of the Combination. Enskilda and Blackstone did not believe that those corporate transactions provided a reliable comparison to the Combination.

    DISCOUNTED CASH FLOW ANALYSIS: Enskilda and Blackstone also conducted a discounted cash flow analysis for each of Autoliv and ASP, based on, among other things, publicly available financial data and financial data provided by the managements of Autoliv and ASP. Such analysis assumed terminal value multiples ranging from 12.0 to 15.0 times net operating profit less adjusted taxes ("NOPLAT"), perpetual growth rates ranging from 2.3% to 7.5%, and discount rates of 10% to 13%. The analysis showed that, assuming mid-point terminal value NOPLAT multiples and discount rates for each company, Autoliv would contribute approximately 56% of the combined discounted cash flow equity value.

    INCOME STATEMENT CONTRIBUTION ANALYSIS: Enskilda and Blackstone also analyzed the income statement contribution of each of Autoliv and ASP. Such analysis was based on financial data provided by the managements of Autoliv and Morton. The analysis showed, among other things, that, for 1997, with Autoliv data stated on a Swedish generally accepted accounting principles basis, Autoliv would contribute approximately 55.5%, 40.4% and 48.6% of the revenues, EBIT and net income of the combined company, respectively.

    LEVERAGED RECAPITALIZATION ANALYSIS: Enskilda and Blackstone also conducted a leveraged recapitalization analysis to determine the highest price a financial buyer could pay for a substantial majority interest in each of Autoliv and ASP and still be able to meet standard internal rate of return benchmarks. The analysis showed, among other things, that the price per share derived from the leveraged recapitalization analysis was between 11.2% and 15.9% lower than Autoliv's share price immediately prior to signing of the letter of intent and between 23.1% and 27.2% lower than Autoliv's share price at the time of the rendering of the oral opinion.

    PRO FORMA ANALYSIS OF THE COMBINATION: Enskilda and Blackstone analyzed certain pro forma effects of the Combination on the earnings and capitalization of New Autoliv. These analyses were based on certain forecasts provided by Autoliv's senior management regarding the financial performance of Autoliv and certain forecasts prepared by ASP's senior management regarding the financial performance of ASP, as well as the mean of analyst estimates for Autoliv. Based on such analysis, and after taking into account certain cost savings and other synergies that Autoliv management considered New Autoliv could achieve if the Combination were consummated, but before certain non-recurring costs, Enskilda and Blackstone observed that the Combination would result in a minor dilution to estimated EPS for Autoliv stockholders for the fiscal year ending December 31, 1997, and in a significant accretion for the fiscal years ending December 31, 1998 and 1999.

    The summary of the Enskilda and Blackstone analyses set forth above does not purport to be a complete description of the work performed by Enskilda and Blackstone and presented to the management and/or the Autoliv Board at various meetings over the course of their assignment. Enskilda and Blackstone believe that their analyses and the summary set forth above must be considered as a whole and that selecting portions of their analyses, the factors considered by them or the above summary, without considering all such analyses or factors, could create an incomplete and/or misleading view of the process underlying the analyses performed by Enskilda and Blackstone in connection with the preparation of their opinion. In addition, Enskilda and Blackstone have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. In performing their analyses, Enskilda and Blackstone made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Autoliv or Morton. The analyses performed by Enskilda and Blackstone are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. No public company utilized as a comparison is identical to Autoliv or ASP, and none of the comparable transactions utilized is identical to the Combination. Accordingly, an analysis of publicly traded comparable companies and comparable transactions is not purely mathematical, but, rather, involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or the companies involved in comparable transactions and other factors that could affect the public trading value of the comparable companies or company or transaction with which they are being compared.

    Autoliv retained Enskilda and Blackstone to act as its financial advisors in connection with the Combination. Enskilda and Blackstone were selected by Autoliv to act as Autoliv's financial advisors based on Enskilda's and Blackstone's qualifications, expertise and reputation, as well as their investment banking relationship and familiarity with Autoliv. Enskilda and Blackstone are internationally recognized investment banking and advisory firms. Enskilda and Blackstone, as part of their investment banking business, are regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Enskilda makes a market in Autoliv Securities and Enskilda and Blackstone may provide investment banking services to New Autoliv in the future. Enskilda may act as New Autoliv's agent in connection with a possible placement of New Autoliv Common Stock to finance the Compulsory Acquisition following the Transactions. In the course of its market-making and other trading activities, Enskilda may, from time to time, have a long or short position in, and buy and sell, securities of Autoliv and Morton. Enskilda provides financial advisory and financing services to Autoliv and has received customary fees in connection with these services.

    If the Combination is consummated, Autoliv will pay Enskilda and Blackstone an aggregate transaction fee of MSEK 60 (approximately US$ 8 million, based on exchange rates on March 17, 1997). Also, Autoliv has agreed to reimburse Enskilda and Blackstone for their out-of-pocket expenses and to indemnify Enskilda and Blackstone and their affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Enskilda or Blackstone, or any of their affiliates against certain liabilities, including liabilities under U.S. federal securities laws, and expenses related to Enskilda and Blackstone's engagement. Autoliv has agreed to pay certain taxes on behalf of each of Enskilda and Blackstone in connection with such fees and expenses.

                           THE MORTON SPECIAL MEETING

    THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE HOLDERS OF MORTON COMMON STOCK BY THE MORTON BOARD FOR USE AT THE MORTON SPECIAL MEETING.

TIME AND PLACE; PURPOSE

    The Morton Special Meeting will be held at Morton's headquarters, 100 North Riverside Plaza, Chicago, Illinois 60606, on Thursday, April 24, 1997, starting at 9:00 a.m., local time. At the Morton Special Meeting the shareholders of Morton will be asked to consider and vote upon the approval of (a) the Spinoff Proposal and (b) the Merger Proposal. Each Proposal will be voted upon separately by the shareholders of Morton; however, the consummation of each Proposal is conditioned upon, among other things, the approval of both Proposals by Morton shareholders.

RECORD DATE

    The Morton Board has fixed the close of business on February 25, 1997, as the record date for determining which shares of Morton Common Stock are entitled to notice of and to vote at the Morton Special Meeting (the "Morton Special Meeting Record Date"). Only holders of record of shares of Morton Common Stock on the Morton Special Meeting Record Date are entitled to notice of and to vote at the Morton Special Meeting. On the Morton Special Meeting Record Date, there were 140,644,645 shares of Morton Common Stock outstanding and entitled to vote at the Morton Special Meeting, held by 10,737 shareholders of record.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

    Each holder of record, as of the Morton Special Meeting Record Date, of Morton Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Morton Common Stock is necessary to constitute a quorum at the Morton Special Meeting. The affirmative vote, in person or by proxy, of the holders of a majority of the shares of Morton Common Stock outstanding on the Morton Special Meeting Record Date is required to approve the Spinoff Proposal and the Merger Proposal.

VOTING AND REVOCATION OF PROXIES

    All shares of Morton Common Stock represented by properly executed proxies received prior to or at the Morton Special Meeting and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the approval of the Spinoff Proposal and the Merger Proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Morton Special Meeting, will not be voted. Accordingly, since the affirmative vote of a majority of outstanding shares is required for approval of each of the Spinoff Proposal and the Merger Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the Proposals. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Morton Special Meeting. In accordance with NYSE rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval of either the Spinoff Proposal or the Merger Proposal and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval of such Proposals. Therefore, since the affirmative vote of a majority of the aggregate voting power is required for approval of the Proposals, a broker non-vote with respect to either Proposal will have the effect of a vote against such Proposal.

    The enclosed Morton proxy card will also serve as voting instructions from a Morton shareholder who is a participant in Morton's Book Entry Ownership Program (the "Morton BEOP"), Morton's Dividend Reinvestment Plan (the "Morton DRP"), and/or Morton's Employee Savings and Investment Plan (the "Morton ESIP"). If proxy cards representing shares in the Morton BEOP, the Morton DRP or the Morton ESIP are properly executed and returned but a vote is not specified, those shares will be voted FOR the Spinoff Proposal and FOR the Merger Proposal.

    No business will be acted upon at the Morton Special Meeting other than as described herein. The Morton Special Meeting may be adjourned for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval of the Spinoff Proposal or the Merger Proposal will be voted against any proposal to adjourn the Morton Special Meeting for the purpose of soliciting additional proxies. Morton does not currently intend to seek an adjournment of the Morton Special Meeting.

    A shareholder may revoke such shareholder's proxy at any time prior to its use by delivering to the Secretary of Morton a signed notice of revocation or a later-dated signed proxy or by attending the Morton Special Meeting and voting in person. Attendance at the Morton Special Meeting will not in itself constitute the revocation of a proxy.

    It is the policy of Morton to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies from Morton shareholders will be paid by Morton. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Morton will, upon request, reimburse them for their reasonable expenses in so doing. Morton has retained Georgeson & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $15,000 plus expenses. To the extent necessary in order to ensure sufficient representation at the Morton Special Meeting, Morton may request by telephone, telegram, facsimile or through personal contacts that shareholders return their proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Morton shareholders are urged to send in their proxies without delay.

    MORTON SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES OF MORTON COMMON STOCK WILL BE MAILED BY NEW AUTOLIV TO FORMER MORTON SHAREHOLDERS AS SOON AS PRACTICABLE AFTER CONSUMMATION OF THE MERGER.

JUDGES OF ELECTION

    In accordance with the Morton Bylaws, the Morton Board has elected three officers of First Chicago Trust Company of New York, Morton's transfer agent and registrar, as the judges of election to serve at the Morton Special Meeting. Voting at the Morton Special Meeting will be conducted under the direction of these judges of election or their respective replacements selected in accordance with the Morton Bylaws, if required. Any decision by a majority of such judges regarding the outcome of voting at the Morton Special Meeting will be binding upon Morton and its shareholders in the absence of actual fraud in the decision of a majority of such judges.

                            PRE-MERGER TRANSACTIONS

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER DESCRIBES CERTAIN ASPECTS OF THE PROPOSED CONTRIBUTION AND SPINOFF. THE FOLLOWING DESCRIPTIONS DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DISTRIBUTION AGREEMENT OR THE APPLICABLE ANCILLARY AGREEMENT, AS THE CASE MAY BE. A COPY OF THE FORM OF DISTRIBUTION AGREEMENT IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS/ EXCHANGE OFFER, AND IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE FORMS OF THE OTHER ANCILLARY AGREEMENTS HAVE BEEN FILED AS EXHIBITS TO THE NEW AUTOLIV REGISTRATION STATEMENT. ALL MORTON SHAREHOLDERS AND AUTOLIV STOCKHOLDERS ARE URGED TO READ THE DISTRIBUTION AGREEMENT AND THE OTHER ANCILLARY AGREEMENTS IN THEIR ENTIRETY.

BACKGROUND AND REASONS FOR THE SPINOFF

    The Spinoff is intended to facilitate the merger of Morton's ASP Business and Autoliv's business and to strengthen the growth opportunities of each of Morton's businesses in their respective industries. The Morton Board believes that because the ASP Business and the New Morton Businesses serve different markets with no interaction or synergies between the two, the separation of the ASP Business from the New Morton Businesses will allow each business to pursue objectives appropriate to its specific business. The Morton Board further believes that the Spinoff will enhance New Morton management's ability to focus on, and to develop from within, the specialty chemicals and salt businesses and will assist New Morton in expanding its business and product lines through an active acquisition program, making its planned capital investments and continuing its ongoing share acquisition program. See "Background, Reasons and Recommendations--Reasons for the Spinoff and the Merger; Recommendations of the Morton Board." Morton intends to distribute the New Morton Businesses to its shareholders, by means of the Spinoff, prior to the Merger.

    Morton shareholders are being asked to vote separately on each of the Spinoff and the Merger. Although the Spinoff Proposal and the Merger Proposal are separate proposals, the consummation of the Transactions is conditioned upon approval of both Proposals by Morton's shareholders. The Spinoff is separate from the Merger, and the New Morton Common Stock to be received by holders of Morton Common Stock in the Spinoff will not constitute part of the Merger Consideration.

TERMS OF THE DISTRIBUTION AGREEMENT

    GENERAL DESCRIPTION OF THE SPINOFF. The Spinoff involves the following steps, which will be taken pursuant to the terms of the Distribution Agreement:

        (a) Morton will contribute the assets of the New Morton Businesses to New Morton and effect the Capital Contribution (as defined below). New Morton will also assume the liabilities of Morton, other than the ASP Liabilities (as defined below).

        (b) Morton will distribute the capital stock of New Morton to Morton's shareholders in the Spinoff, with one share of New Morton Common Stock distributed for each share of outstanding Morton Common Stock.

    Promptly following the Spinoff, Morton, then consisting of only the ASP Business, will merge with ASP Merger Sub in the Merger. See "The Merger."

    THE CONTRIBUTION; ASSUMPTION OF NEW MORTON LIABILITIES. Pursuant to the Distribution Agreement, immediately prior to the Spinoff, Morton will contribute specified assets to New Morton. These assets consist primarily of (a) all of the assets of Morton not exclusively related to the ASP Business (with certain additions and exclusions), including the assets associated with Morton's corporate operations, and (b) the Capital Contribution.

    Morton ASP will retain the ASP Liabilities following the Spinoff, and New Morton will assume and indemnify each of Morton ASP and New Autoliv against all other liabilities and obligations of Morton, including environmental liabilities arising out of the ownership and operation of the salt and specialty chemicals businesses (the "New Morton Liabilities"). These environmental liabilities include the obligation to perform environmental remediation pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or equivalent state statutes at a number of sites currently or formerly owned, operated or used as disposal sites in connection with the salt and specialty chemicals businesses. The "ASP Liabilities" are defined in the Distribution Agreement as the following: (a) the liabilities of Morton relating exclusively to the ASP Business or the assets retained by Morton ASP following the Spinoff, (b) the liabilities assigned to or assumed by Morton ASP under the Distribution Agreement or the other Ancillary Agreements except as expressly provided, (c) all of the liabilities on the balance sheet of the ASP Business as of June 30, 1996 (which is included at page F-21 of this Proxy Statement/Prospectus/ Exchange Offer), and any liabilities incurred by the ASP Business from July 1, 1996, until the Distribution Date to the extent not previously paid, (d) Morton's liabilities under the New Credit Facility, (e) certain specified liabilities including certain of Morton's obligations to Thiokol Corporation ("Thiokol") in connection with the 1989 spinoff of Morton from Morton Thiokol, (f) the obligations of Morton under employment agreements with executives of the ASP Business, (g) obligations to repay intercompany indebtedness of the ASP Business incurred after June 30, 1996, in excess of the amount of such intercompany indebtedness on June 30, 1996, (h) obligations of Morton to repay up to $1.1 million of municipal financing and (i) obligations to pay $15 million of the costs and expenses incurred by Morton in connection with the Transactions to the extent not previously paid.

    PARTICULAR REPRESENTATIONS AND WARRANTIES OF NEW MORTON. In the Distribution Agreement, New Morton will make certain representations and warranties to Morton to the effect that (a) the assets being retained by Morton ASP following the Spinoff will include all of Morton's assets which are exclusively used in the operation of the ASP Business as of the Distribution Date (including certain cash and checking accounts) and (b) the interest-bearing indebtedness (excluding certain obligations incurred in the ordinary course of business) of the ASP Business as of the Distribution Date will not exceed $750 million plus up to $1.1 million of municipal financing. The Distribution Agreement provides that these particular representations and warranties of New Morton will survive until March 31, 1998. All other representations and warranties of New Morton will expire as of the Distribution Date.

    THE NEW CREDIT FACILITY AND THE CAPITAL CONTRIBUTION. Prior to the Spinoff, Morton will enter into a new credit facility or other financing arrangements with third parties (the "New Credit Facility") on terms which are acceptable to both Morton and Autoliv. Morton expects to borrow approximately $750 million under the New Credit Facility prior to the Distribution Date. As part of the Contribution, Morton will contribute (a) $750 million of cash to New Morton and
(b) $50 million of cash generated by the ASP Business from July 1, 1996 through the Distribution Date plus an amount of cash equal to the product of $7.2 million multiplied by the number of months (or fraction thereof) that the Spinoff and the Merger are delayed past March 31, 1997 (as adjusted as described herein, the "Capital Contribution"), except that the maximum amount payable by Morton as described in clause (b) will be limited to the estimated retained earnings of the ASP Business, exclusive of any costs and expenses paid by ASP relating to the transactions contemplated by the Combination Agreement and the Distribution Agreement, for the period from July 1, 1996, through the Distribution Date calculated as if the ASP Business were a stand-alone business during such period. Morton's cash contribution to New Morton as described in this paragraph will be adjusted to reflect certain asset transfers and repayment of intercompany indebtedness outstanding on June 30, 1996 in connection with Morton's German and Dutch operations to be made pursuant to the terms of the Distribution Agreement.

    METHOD OF EFFECTING THE SPINOFF. The Distribution Agreement provides that, effective at the time of the Spinoff, Morton will distribute all outstanding shares of New Morton Common Stock and related preferred share purchase rights to holders of record of Morton Common Stock on the Distribution Record Date on the basis of one share of New Morton Common Stock and one preferred share purchase right for each share of Morton Common Stock outstanding on the Distribution Record Date.

    INDEMNIFICATION. Pursuant to the Distribution Agreement, Morton ASP will agree to indemnify New Morton, and New Morton will agree to indemnify Morton ASP and New Autoliv, against losses arising from certain matters. The indemnification provided for in the Distribution Agreement will also apply to the indemnified parties' respective directors, officers, employees, agents and affiliates, and their heirs, executors, successors and assigns.

    Specifically, New Morton will indemnify Morton ASP and New Autoliv for the New Morton Liabilities and for losses, claims, debts, liabilities, commitments, obligations and related costs and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Indemnifiable Losses") arising out of New Morton's or its subsidiaries' failure or alleged failure to discharge the New Morton Liabilities in due course. New Morton will also indemnify Morton ASP and New Autoliv against any Indemnifiable Losses arising from disclosures contained in this Proxy Statement/Prospectus/Exchange Offer based on information provided by or containing information relating to Morton (including the New Morton Businesses and the ASP Business). In the event that New Morton is unable to perform its indemnification obligations pursuant to the Distribution Agreement, Morton ASP could be contingently liable for certain New Morton Liabilities arising prior to the Spinoff.

    Morton ASP will indemnify New Morton for the ASP Liabilities and for Indemnifiable Losses arising out of its or its subsidiaries' failure or alleged failure to discharge the ASP Liabilities in due course, or from disclosures in this Proxy Statement/Prospectus/Exchange Offer based on information provided by or containing information relating to Autoliv.

    The amounts paid under the indemnification obligations contained in the Distribution Agreement will be reduced by any insurance proceeds or other amounts recovered by an indemnified party or paid on its behalf in connection with an Indemnifiable Loss. The Distribution Agreement provides for procedures for making a claim under the indemnifications and for converting foreign currency amounts payable under the indemnifications. Such procedures provide, among other things, that if Morton ASP determines that it is likely that it will be named as a potentially responsible party in any environmental litigation with respect to a New Morton Liability, New Morton, if requested to do so by Morton ASP, will notify the potential claimant of its indemnification obligation in favor of Morton ASP. The indemnification obligations of New Morton and Morton ASP contained in the Distribution Agreement will be binding upon the successors and assigns of New Morton or Morton ASP and upon any transferee of all or substantially all of the assets (in one transaction or a series of transactions) of New Morton or Morton ASP. Until the 20th anniversary of the date of the Distribution Agreement, if 25% or more of the assets of the ASP Business or the New Morton Businesses are spun off to their respective shareholders following the Spinoff, the spun-off entity is required to assume in writing a proportionate share of its parent's indemnification obligations under the Distribution Agreement based on the relative assets of the spun-off entity and the remaining assets in its parent and, thereafter, New Morton or Morton ASP, as the case may be, will be released from the assumed proportionate share.

    Separate indemnification with respect to tax matters is governed by the Tax Sharing Agreement as described below.

    NON-COMPETITION. The Distribution Agreement provides that New Morton generally will not engage in the automotive safety restraint business for a period of four years following the Spinoff. However, New Morton may acquire (a) up to 10% of any entity even if it engages in such business, (b) more than 10% of an entity that engages in such business if not more than 10% of its revenues come from the competing business, or (c) more than 50% of an entity whose revenues from such business are less than 40% and more than 10% of the entity's total revenues (or, if less than 10%, constitute a stand-alone business that can be divested without materially affecting the remaining business or operations of such entity) so long as New Morton uses all commercially reasonable efforts to divest the competing business as soon as practicable on terms that are reasonable. In addition, New Morton will agree not to use the "Morton" or

"MI" names in any trade names used in the automotive safety restraint business for a period of 10 years following the Spinoff.

    The Distribution Agreement also provides that, for a period of two years after the Spinoff, Morton ASP and New Morton will not solicit the employment of or employ any employee of the other company without its prior written consent.

    USE OF MORTON NAMES. New Morton, which will change its name to "Morton International, Inc.," will retain the exclusive right to use the "Morton" and "Morton International" names following the Spinoff. Morton ASP, which will change its name to "Autoliv ASP, Inc.," will agree in the Distribution Agreement to remove the "Morton" names from its corporate name and the names of its affiliates. However, to facilitate the transition, Morton ASP may otherwise transitionally use the "Morton" names for eight months following the Spinoff on previously printed materials, products in inventory and similar items if an immediate change is impractical.

CONTINUING ARRANGEMENTS BETWEEN MORTON ASP AND NEW MORTON

    The Distribution Agreement provides that for up to 12 months following the Distribution Date New Morton will make certain services available to Morton ASP at Morton ASP's request. These services include legal, accounting, intellectual property, payroll and payroll tax, real estate, human resources, environmental, corporate secretarial, insurance, treasury, management information, tax preparation, and other services which the parties agree will facilitate an orderly transition. Any required tax preparation services will be provided by New Morton in accordance with the Tax Sharing Agreement described below. Morton ASP will pay New Morton for the services listed above at a formula rate that will include the direct and indirect costs of providing the services plus a 5% surcharge.

    Following the Spinoff, New Morton will continue to occupy a portion of the shared Rochester Hills, Michigan technical center (which will remain with Morton
ASP) under a two-year lease renewable by mutual agreement.

    The Distribution Agreement also provides that Morton ASP and New Morton will have access to certain records and information in the possession of the other following the Spinoff. In addition, if there is a material adverse change in the financial condition of either New Morton or Morton ASP following the Spinoff that seriously impairs its ability to meet its indemnification obligations under the Distribution Agreement, the other party will be entitled to monitor the situation through limited access to the records and personnel of the affected company.

TERMS OF THE EMPLOYEE BENEFITS ALLOCATION AGREEMENT

    The Benefits Agreement provides that, effective as of the Spinoff, New Morton (or a subsidiary) will assume or retain all liabilities of Morton under employee benefit plans, policies, arrangements, contracts and agreements, including under collective bargaining agreements, with respect to employees who on or after the Spinoff will be employees of New Morton, including employees of Morton's corporate operations ("New Morton Employees") and with respect to former employees of any business that is part of New Morton and related discontinued operations. The Benefits Agreement also provides that Morton ASP generally will retain all liabilities relating to employees or former employees of the ASP Business and related discontinued operations ("ASP Employees") under employee benefit plans, policies, arrangements, contracts and agreements maintained by Morton prior to the Spinoff.

    The Benefits Agreement further provides that employment by New Morton of individuals who were employees of Morton immediately prior to the Spinoff will not be deemed a severance of employment from Morton for purposes of any policy, plan, program or agreement that provides for the payment of severance, salary continuation or similar benefits, and New Morton will assume responsibility for all severance liabilities, if any, with respect to New Morton Employees.

    New Morton or a New Morton subsidiary, as appropriate, will assume and discharge all of the liabilities and obligations relating to New Morton Employees from and after the Spinoff under all applicable collective bargaining and labor agreements to which Morton is a party. Currently there are no such agreements covering employees of the ASP Business other than legally mandated workers' councils or similar organizations outside the United States.

    Pursuant to the Benefits Agreement, Morton will take all action necessary to amend outstanding options ("Morton Options") under the Morton International, Inc. 1989 Incentive Plan, as amended, or any predecessor plan (the "Option Plan"). Pursuant to such amendments, subject to certain conditions set forth in the Benefits Agreement, as of the Distribution Date, each Morton Option which is outstanding and not exercised immediately prior to the Distribution Record Date and which is held by a New Morton Employee or a former employee of a New Morton Business or a related discontinued business will be exchanged for an option to purchase New Morton Common Stock with terms identical to the Morton Option, except that the exercise price and number of shares subject to such new option will be adjusted to reflect the difference in the fair market value between the Morton Common Stock and the New Morton Common Stock in accordance with the requirements of Section 424 of the Code and the regulations promulgated thereunder. The adjustment of the number of shares subject to such new options and the exercise price of such options will be made pursuant to a formula designed to maintain the relationship between the exercise price of the new options and the market price of the underlying shares as well as the aggregate unrealized value of such options. The method that will be used to adjust the number of outstanding options and their related exercise prices will not result in additional compensation expense since (a) the aggregate intrinsic value of the options immediately after the changes will not be amended, (b) the ratio of the exercise price per option to the market value per share will not be reduced and (c) the vesting provisions and terms of the original grants will not be amended.

    Pursuant to the Combination Agreement, each Morton Option which is outstanding and not exercised immediately prior to the Effective Time and which is held by an ASP Employee, including Morton Options granted to ASP Employees in August 1996, will be converted into an option to purchase shares of New Autoliv Common Stock in accordance with the requirements of Section 424 of the Code. The adjustment of the number of shares subject to such new options and the exercise price of such options will be made pursuant to a formula designed to maintain the relationship between the exercise price of the new options and the market price of the underlying shares as well as the aggregate unrealized value of such options. In addition, Morton Options held by ASP Employees which are unvested prior to the Distribution Date will vest, pursuant to the terms of the Option Plan, upon consummation of the Transactions. See "Interests of Certain Persons in the Transactions."

    As of January 31, 1997, there were outstanding (a) Morton Options to purchase an aggregate of 265,261 shares of Morton Common Stock held by ASP Employees that would be converted into options to purchase New Autoliv Common Stock pursuant to the Combination Agreement and (b) Morton Options to purchase 5,708,228 shares of Morton Common Stock held by New Morton Employees and former employees of the New Morton Businesses that would be converted into options to purchase New Morton Common Stock pursuant to the Benefits Agreement. As a result of these adjustments, the Morton Options held by ASP Employees would be converted into options to purchase shares of New Autoliv Common Stock representing less than 1% of the outstanding shares of New Autoliv Common Stock on a fully diluted basis and the Morton Options held by New Morton Employees and former employees of the New Morton Businesses would be converted into options to purchase shares of New Morton Common Stock representing approximately 6% of the outstanding shares of New Morton Common Stock on a fully diluted basis.

TERMS OF THE TAX SHARING AGREEMENT

    Under the Tax Sharing Agreement, for all taxable periods ending on or before the Spinoff, the results of Morton's specialty chemical and salt operations will continue to be included in Morton's consolidated

U.S. federal income tax returns. The Tax Sharing Agreement provides for the allocation of U.S. federal, state and local, and non-U.S. tax liabilities arising in connection with all taxable periods ending on or before the Distribution Date or ending thereafter but including the Distribution Date. In general, the Tax Sharing Agreement provides that New Morton will be liable for all such tax liabilities, including liabilities resulting from the audit or other adjustment to previously filed tax returns, which are attributable to the assets or businesses being transferred to New Morton, and that Morton ASP will be responsible for taxes and adjustments attributable to the ASP Business being retained by Morton ASP.

    In addition, except as provided in the next sentence, New Morton will be liable for all taxes resulting from the transfers of stock and/or assets undertaken to effect the Spinoff ("Restructuring Taxes") including, without limitation, any tax imposed on Morton as a result of the Spinoff failing to qualify under Section 355 of the Code. The foregoing sentence will not apply, however, to any Restructuring Taxes to the extent that all or any portion of such Restructuring Taxes (including any Restructuring Taxes imposed as a result of the Spinoff failing to qualify under Section 355 of the Code) would not have resulted but for an act or omission of Morton ASP or any of its affiliates, a misrepresentation on the part of Morton ASP made in connection with the opinion of counsel required by the Distribution Agreement to be obtained by New Morton before taking certain corporate actions, or any other post-Distribution Date transaction involving either the stock or assets of Morton ASP or any of its affiliates. Furthermore, both New Morton, in the Distribution Agreement, and New Autoliv, in the Combination Agreement, have undertaken not to engage in certain acts or transactions for one year following the Spinoff, including ceasing to engage in an active trade or business, certain transfers, issuances and repurchases of capital stock, and liquidating or merging with another entity, unless New Morton or Morton ASP, as the case may be, first obtains an opinion of counsel or a supplemental IRS ruling to the effect that such transaction or act will not cause the Spinoff to fail to qualify under Section 355 of the Code. See "The Combination Agreement--Agreements on Post-Closing Transactions."

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. TO THE EXTENT THAT IT RELATES TO THE COMBINATION AGREEMENT, THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED BY REFERENCE TO THE COMBINATION AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER AND IS INCORPORATED HEREIN BY REFERENCE. OTHER ASPECTS OF THE PROPOSED COMBINATION OF THE ASP BUSINESS WITH AUTOLIV ARE DESCRIBED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS/EXCHANGE OFFER.

EFFECT OF THE MERGER

    At the Effective Time, ASP Merger Sub will be merged with and into Morton ASP and the separate corporate existence of ASP Merger Sub will cease. Morton ASP (which at the Effective Time will consist only of the ASP Business, subject to $750 million of indebtedness under the New Credit Facility) will be the surviving corporation in the Merger and will continue to be governed by the laws of the State of Indiana. Morton ASP's name will be changed to "Autoliv ASP, Inc." following the Merger.

    The Combination Agreement provides that the articles of incorporation of Morton ASP will be amended and restated as of the Effective Time as set forth in the Combination Agreement, and the bylaws of ASP Merger Sub in effect at the Effective Time will be the bylaws of Morton ASP following the Merger.

    The Combination Agreement provides that the directors of ASP Merger Sub at the Effective Time will be the directors of Morton ASP following the Merger, and the officers of Morton ASP at the Effective Time will be the officers of Morton ASP following the Merger, in each case until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal.

CONVERSION OF MORTON COMMON STOCK

    Pursuant to the Combination Agreement, as of the Effective Time, each issued and outstanding share of Morton Common Stock (other than shares held in Morton's treasury or owned by Autoliv or a subsidiary of Autoliv or Morton, which will be cancelled in accordance with the Combination Agreement) will be converted into the right to receive a fraction of a share of New Autoliv Common Stock calculated by dividing 47,803,738 by the number of shares of Morton Common Stock outstanding immediately prior to the Effective Time (other than the cancelled shares), rounded to the nearest thousandth or, if there is no nearest thousandth, to the next highest thousandth. As an example, if the Merger had occurred as of the Morton Special Meeting Record Date when there were 140,664,645 outstanding shares of Morton Common Stock, each share of Morton Common Stock would have been converted into the right to receive 0.34 of a share of New Autoliv Common Stock.

    Pursuant to the Combination Agreement, at the Effective Time, each issued and outstanding share of common stock of ASP Merger Sub will be converted into one share of Morton Common Stock, with the effect that Morton ASP will become a wholly owned subsidiary of New Autoliv.

FRACTIONAL SHARES

    No fractional shares of New Autoliv Common Stock will be issued in the Merger. As a result, Morton shareholders will receive a whole number of shares of New Autoliv Common Stock based on the aggregate number of Morton shares they own and a cash payment (without interest) in lieu of any fraction of a share of New Autoliv Common Stock they would otherwise be entitled to receive in an amount equal to such fraction multiplied by the Average Value of New Autoliv Common Stock. For purposes of the above, the "Average Value of New Autoliv Common Stock" means the average for each of the first five trading days beginning immediately following the Effective Time of the average of the daily high and low trading prices of New Autoliv Common Stock on the NYSE.

EFFECTIVE TIME

    The Combination Agreement contemplates that the Merger will occur as promptly as practicable after the Spinoff and substantially contemporaneously with the acquisition of the Autoliv Securities by New Autoliv. The Combination Agreement provides that the Merger will become effective and the Effective Time will occur in accordance with the articles of merger to be filed with the Secretary of State of the State of Indiana and the certificate of merger to be filed with the Secretary of State of the State of Delaware.

EXCHANGE PROCEDURES

    Pursuant to the Combination Agreement, promptly after the Effective Time, New Autoliv will deposit with First Chicago Trust Company of New York (the "U.S. Exchange Agent") the shares of New Autoliv Common Stock (together with any dividends or distributions payable with respect thereto and cash to pay for fractional shares, the "Exchange Fund") issuable pursuant to the Combination Agreement in exchange for certificates which, immediately prior to the Effective Time, represented outstanding shares of Morton Common Stock (the "Morton Certificates"). As promptly as practicable after the Effective Time, New Autoliv will cause the U.S. Exchange Agent to mail a transmittal form and instructions to each holder of record of Morton Certificates. The form and instructions are to be used by a holder of Morton Certificates in forwarding such certificates for surrender and exchange for (a) the number of whole shares of New Autoliv Common Stock which such holder has the right to receive in the Merger and (b) cash for any fractional share of New Autoliv Common Stock to which such holder would otherwise be entitled. MORTON SHAREHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR MORTON CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE TRANSMITTAL LETTER AND INSTRUCTIONS FROM THE U.S. EXCHANGE AGENT. Until surrendered as provided above, Morton Certificates will be deemed to represent only the right to receive shares of New Autoliv Common Stock, cash in lieu of fractional shares as described above, and any dividends or other distributions to which such holder may become entitled. Holders of Morton Certificates will not be entitled to receive dividends or any other distributions from New Autoliv until their Morton Certificates are so surrendered. Upon surrender of a Morton Certificate, the person in whose name such shares of New Autoliv Common Stock are issued will be paid any dividends or other distributions on such whole shares which have a record date after the Effective Time and before the date of surrender and which have a payment date before the date of surrender. Any such dividends or other distributions with a payment date after the date of surrender of the Morton Certificates will be paid on the payment date.

    The Combination Agreement provides that any portion of the Exchange Fund remaining undistributed to holders of Morton Certificates for six months after the Effective Time will be delivered to New Autoliv. Thereafter, holders of Morton Certificates may look only to New Autoliv for any shares of New Autoliv Common Stock, cash in lieu of fractional shares, and any dividends or other distributions with respect to New Autoliv Common Stock to which they are entitled pursuant to the Combination Agreement.

NO DISSENTERS' RIGHTS

    Under Section 23-1-44-8 of the Indiana Business Corporation Law (the "IBCL"), dissenters' rights are not available to the shareholders of a corporation in connection with certain mergers and other extraordinary transactions if the corporation's shares are registered on a U.S. securities exchange that is registered under the Exchange Act. Morton shareholders are not entitled to dissenters' rights in connection with the Merger because Morton Common Stock is listed on the NYSE.

ACCOUNTING TREATMENT

    The Merger will be accounted for as a purchase for financial accounting purposes in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), and Autoliv will be treated as the acquiror of the ASP Business.

    For a description of certain other provisions of the Combination Agreement relating to the Merger, including conditions to the obligations of Morton and ASP Merger Sub to consummate the Merger, see "The Combination Agreement."

                               THE EXCHANGE OFFER

                (APPLIES ONLY TO HOLDERS OF AUTOLIV SECURITIES)

    MORTON SHAREHOLDERS ARE NEITHER BEING ASKED TO, NOR WILL THEY BE PERMITTED TO, TENDER THEIR SHARES OF MORTON COMMON STOCK IN THE EXCHANGE OFFER. MORTON SHAREHOLDERS WILL PARTICIPATE IN THE COMBINATION PURSUANT TO THE MERGER. SEE "THE MERGER."

GENERAL

    The Combination Agreement contemplates that New Autoliv will commence an offer to exchange one New Autoliv Security for each outstanding share of Autoliv Common Stock and each outstanding ADS. The Exchange Offer will be conducted in two parts, the U.S. Offer and the Swedish and International Offer. The U.S. Offer and the Swedish and International Offer will be on substantially the same terms and subject to the same conditions, except that holders of Autoliv Common Stock that are U.S. Persons, Canadian Persons or Australian Persons will receive shares of New Autoliv Common Stock pursuant to the U.S. Offer and holders of shares of Autoliv Common Stock that are not U.S. Persons, Canadian Persons or Australian Persons will receive, at their option, either shares of New Autoliv Common Stock or SDRs pursuant to the Swedish and International Offer. The Swedish and International Offer will be made in accordance with the Recommendation Concerning Public Offers to Purchase Shares promulgated in 1988 by the Joint Committee of the Stockholm Chamber of Commerce and the Federation of Swedish Industries (the "Recommendation"), which is applicable to certain takeovers of Swedish companies. The Swedish and International Offer is not being made directly or indirectly in, or by use of the mails of, or by any means or instrumentality (including, without limitation, the mail, facsimile transmission, telex or telephone) of interstate or foreign commerce in, or any facilities of a national securities exchange of, the United States, Canada or Australia.

    ON NOVEMBER 15, 1996, THE AUTOLIV BOARD DETERMINED, BY UNANIMOUS VOTE, THAT THE EXCHANGE OFFER IS FAIR TO, AND IN THE BEST INTERESTS OF, AUTOLIV AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE EXCHANGE OFFER.

    The U.S. Offer is being made to holders of ADSs and to U.S. Persons who hold beneficially, or of record, shares of Autoliv Common Stock. The U.S. Offer may also be accepted by Canadian Persons and Australian Persons. Each holder tendering Autoliv Securities in the U.S. Offer will be required to certify that such holder is a U.S. Person, Canadian Person or Australian Person. As used herein, the term "U.S. Person" has the meaning set forth in Regulation S promulgated under the Securities Act; for purposes of the description of the Exchange Offer contained in this section of the Proxy Statement/Prospectus/ Exchange Offer, the term "United States" means the United States of America, including each of the 50 states and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction; the term "Canadian Person" means any individual, corporation, partnership, trust or other entity resident in Canada, or any corporation, partnership, trust or other entity organized under or governed by the laws of Canada or any political subdivision thereof; and the term "Australian Person" means any individual, corporation, partnership, trust or other entity resident in Australia, or any corporation, partnership, trust or other entity organized under or governed by the laws of Australia or any political subdivision thereof.

    In order to facilitate the making of the U.S. Offer, the SEC has issued a "no-action letter" (the "No-Action Letter") granting New Autoliv relief with respect to certain of the SEC's rules pertaining to tender and exchange offers in the United States under the Exchange Act, particularly with respect to the timing of exchange for, or return of, tendered securities, as described herein.

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    U.S. OFFER.  New Autoliv hereby offers, upon the terms and subject to the conditions set forth in this Proxy Statement/Prospectus/Exchange Offer and in the related Offer Letter of Transmittal (as defined herein), to exchange for (a) each outstanding share of Autoliv Common Stock that is owned of record or owned beneficially by a U.S. Person, Canadian Person or Australian Person, one share of New Autoliv Common Stock, and (b) each outstanding ADS, whether or not held by a U.S. Person, Canadian Person or Australian Person, one share of New Autoliv Common Stock (the "Offer Exchange Ratio").

    CONDITIONS. The Exchange Offer is conditioned upon the satisfaction or, if permissible, waiver of the Minimum Condition, the condition that the Combination Agreement and the transactions contemplated by the Distribution Agreement shall have been approved by shareholders holding a majority of the outstanding shares of Morton Common Stock in accordance with the IBCL and the Morton Articles and Morton Bylaws (the "Morton Stockholder Approval Condition") and the other conditions set forth in Article IX of the Combination Agreement occurring prior to or contemporaneously with the Effective Time (together with the Minimum Condition and the Morton Stockholder Approval Condition, the "Combination Conditions"). See "The Combination Agreement--Conditions to the Merger and the Exchange Offer" and "--Section 9. Certain Conditions of the U.S. Offer."

    COMPULSORY ACQUISITION. If, as described in "--Section 7. No Appraisal Rights; Compulsory Acquisition," as a result of the Exchange Offer or otherwise, New Autoliv acquires Autoliv Securities representing more than 90% of the outstanding Autoliv Securities, New Autoliv intends to acquire through Swedish Sub all of the remainder of the Autoliv Securities pursuant to the Compulsory Acquisition. Swedish Sub (and each remaining stockholder of Autoliv) would have the right under Sections 31 through 35 of Chapter 14 of the Swedish Companies Act (the "Companies Act") to commence a process leading to the Compulsory Acquisition. If such level greater than 90% is obtained by New Autoliv as a result of the Exchange Offer or otherwise, New Autoliv intends to cause Swedish Sub to exercise its right to effect the Compulsory Acquisition, unless Autoliv and Morton mutually agree that there is a more effective method of achieving the objectives of the Compulsory Acquisition (in which case such method will be used). The Compulsory Acquisition initiated by Swedish Sub will relate only to those Autoliv Securities not held by Swedish Sub or its subsidiaries. As soon as practicable after the Exchange Offer, Autoliv will cause the shares of Autoliv Common Stock to be delisted from the SSE and the quotation of ADSs on the PORTAL system to be terminated, and, consequently, there will be no active trading market for the Autoliv Securities subsequent to such delisting and termination of trading.

    Absent an agreement between Swedish Sub and all remaining holders of Autoliv Securities as to the price to be paid in the Compulsory Acquisition, the price will be set by an arbitration tribunal convened under, and subject to, the Companies Act. The tribunal will determine the price based on an evaluation of New Autoliv. Under Sections 31 through 35 of Chapter 14 of the Companies Act, if an owner holding more than 90% of the share capital and voting power in a company has acquired the majority of such share capital through a tender offer, the compulsory acquisition price must be the same as the value of the consideration paid in such owner's offer for such share capital, unless there are special reasons for a different price. NO ASSURANCE CAN BE GIVEN THAT THE PRICE TO BE PAID FOR AUTOLIV SECURITIES IN THE COMPULSORY ACQUISITION WOULD BE EQUAL TO THE VALUE OF THE NEW AUTOLIV COMMON STOCK RECEIVED BY TENDERING STOCKHOLDERS IN THE EXCHANGE OFFER.

    After the arbitration tribunal has been constituted and if it confirms that Swedish Sub has the right to effect the Compulsory Acquisition, Swedish Sub will have the right to terminate the equity rights of the holders of Autoliv Securities (other than Swedish Sub or its subsidiaries) upon posting appropriate security for payments to be made in connection with the Compulsory Acquisition. Interest is set by the tribunal, payable on the price finally determined, typically from the date of commencement of the Compulsory Acquisition process to the date of payment. New Autoliv presently intends to cause Swedish Sub to post security and terminate equity rights pursuant to the Compulsory Acquisition as soon as reasonably practicable after it is legally permitted to do so. While no assurance can be given as to the interval of time between the commencement of the Compulsory Acquisition process and the posting of security, in other

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
transactions this interval has typically ranged from four to eight months. Payment for the Autoliv Securities so acquired will be made after the tribunal has determined the price, which determination may take up to two years, and may be further delayed until any appeals from the decision of the tribunal have been finally resolved.

    Depending upon the number of Autoliv Securities acquired in the Compulsory Acquisition and market conditions, New Autoliv may seek to finance the posting of security for such purchases through a combination of funds from operations and public or private issuances of debt or equity securities. Accordingly, New Autoliv may seek to place the New Autoliv Securities in Sweden and elsewhere in Europe immediately following the Expiration Date (as defined herein) with institutional investors at a price based upon the then market price of shares of New Autoliv Common Stock or the SDRs, as the case may be. Enskilda or another financial institution may act as New Autoliv's agent in connection with any such placement for which it would receive a fee in an amount to be agreed upon with New Autoliv.

    FEES OF TENDERING STOCKHOLDERS. Tendering stockholders of Autoliv will not be obligated to pay brokerage fees or commissions. New Autoliv will bear all charges and expenses of First Chicago Trust Company of New York (the "Depositary"), and of Shareholder Communications Corporation, which is acting as information agent in the United States on behalf of New Autoliv in connection with the U.S. Offer (the "Information Agent").

    ADS FACILITY. Bank of New York, which currently acts as the depositary bank for the ADSs (in such capacity, the "ADS Bank"), has advised New Autoliv that, as of December 31, 1996, there were 562,300 ADSs outstanding.

    CANADIAN HOLDERS. The New Autoliv Common Stock has not been qualified for distribution under provincial securities laws in Canada. However, such laws provide exemptions in certain circumstances from normally applicable registration and prospectus requirements where securities as in the current instance are issued in connection with a takeover bid. Exemptions from otherwise applicable takeover bid requirements may be available either because offers are made to a limited number of persons in respect of a minimum number of shares and are prepared in accordance with the rules of the SEC or because of other exemptions available under the applicable securities laws of the various Canadian provinces. Holders of Autoliv Securities that are Canadian Persons may tender their Autoliv Securities into the U.S. Offer on the same basis as U.S. Persons, and, if they desire to so tender, should complete the Offer Letter of Transmittal. Exchanges of Autoliv Securities for shares of New Autoliv Common Stock with holders of Autoliv Securities that are Canadian Persons will be made on the same basis as such exchanges are made with U.S. Persons. HOLDERS OF AUTOLIV SECURITIES THAT ARE CANADIAN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE ON THE CANADIAN TAX IMPLICATIONS OF THE U.S. OFFER.

    Because the New Autoliv Common Stock has not been qualified for distribution under provincial securities laws in Canada, New Autoliv Securities purchased by Canadian Persons may be subject to resale restrictions in certain provinces. Before selling New Autoliv Securities, Canadian Persons are advised to consult with their legal or other advisors regarding applicable regulatory requirements, including the filing of the appropriate forms within the prescribed time periods.

    AUSTRALIAN HOLDERS. New Autoliv Common Stock issued in connection with the U.S. Offer will be distributed in Australia pursuant to an exemption, granted by the Australian Securities Commission, from the requirement to file a prospectus. However, New Autoliv Common Stock issued may be subject to resale restrictions in Australia. Before selling their shares, Australian Persons holding New Autoliv Common Stock are advised to consult with their legal or other advisors regarding applicable regulatory requirements, particularly in relation to secondary trading requirements, including the filing of the appropriate notices within the prescribed time period.

    OTHER. The New Autoliv Common Stock that New Autoliv hereby offers to exchange for Autoliv Securities pursuant to this Proxy
Statement/Prospectus/Exchange Offer has been registered under the

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
Securities Act, and is described in detail, together with financial and other information concerning New Autoliv, elsewhere in this Proxy Statement/Prospectus/Exchange Offer, which constitutes part of the New Autoliv Registration Statement. Application will be made to list the shares of New Autoliv Common Stock exchanged for Autoliv Securities and issued in the Merger on the NYSE and the SDRs exchanged for Autoliv Securities on the SSE.

    For additional information concerning New Autoliv, see "--Section 6. Certain Information Concerning New Autoliv."

    THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER AND THE RELATED OFFER LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO ACCEPTING THE U.S. OFFER.

SECTION 1. TERMS OF THE U.S. OFFER; NUMBER OF SHARES; EXPIRATION DATE

    GENERAL. Upon the terms and subject to the conditions set forth in the U.S. Offer, as it may be amended or supplemented from time to time, New Autoliv will, in connection with the U.S. Offer, accept for exchange, and exchange, all outstanding Autoliv Securities subject to the U.S. Offer that are validly tendered in the Exchange Offer and not withdrawn prior to the final day (the "Expiration Date") of the Offer Period (as defined below). U.S. Persons, Canadian Persons and Australian Persons who wish to accept the U.S. Offer must tender their Autoliv Securities during the period commencing March 27, 1997, and ending 12:00 noon, New York City time, on April 24, 1997 (as such period may be extended as described in the following sentence, the "Offer Period"). New Autoliv expressly reserves the right, in its sole discretion (subject to the consent of Morton and Autoliv), at any time or from time to time, to extend the Offer Period for any reason, and in relation thereto, to delay delivery of the New Autoliv Securities, by giving oral or written notice of such extension to the U.S. Exchange Agent, accompanied by a public announcement. New Autoliv intends to extend the U.S. Offer if the Swedish and International Offer is similarly extended. The delivery of shares of New Autoliv Common Stock in exchange for Autoliv Securities tendered in the U.S. Offer will not commence until New Autoliv has announced that all conditions to the U.S. Offer have been met or waived in accordance with the Combination Agreement. In accordance with customary Swedish practice regarding determining the level of acceptances in tender and exchange offers, New Autoliv may not announce the level of acceptance of the U.S. Offer until at least five business days after the expiration of the Offer Period (such period from the Expiration Date to the date of such announcement is referred to as the "Interim Period"). Assuming that such announcement is made on or about May 1, 1997, it is estimated that settlement can begin on or about May 5, 1997. Withdrawal rights will not be available during the Interim Period or the period, if any, during which the U.S. Offer remains open following the announcement by New Autoliv of the satisfaction of all conditions to the U.S. Offer.

    Subject to the applicable rules and regulations of the SEC, in accordance with the Recommendation and subject to the terms of the Combination Agreement, New Autoliv also reserves the right, in its sole discretion, at any time, to (a) delay acceptance for exchange of and, regardless of whether any Autoliv Securities have theretofore been accepted for exchange, delay delivery of shares of New Autoliv Common Stock for any Autoliv Securities tendered in the U.S. Offer pending receipt of any governmental or other regulatory approvals or other actions specified in "Risk Factors--Regulatory Conditions and Approvals," (b) terminate the U.S. Offer and not accept for exchange any Autoliv Securities unless the Combination Conditions shall have been satisfied or, if permissible, waived, and (c) waive (to the extent permissible) any Combination Condition, or otherwise amend the U.S. Offer in any respect, by giving oral or written notice of such delay, termination or amendment to the Depositary and by making a public announcement thereof. Autoliv and Morton may jointly cause New Autoliv to take certain actions, including waiving any of the Combination Conditions. New Autoliv has agreed to take all such actions if so directed. The Combination Agreement provides that the Exchange Offer will be extended by New Autoliv, unless Autoliv and Morton otherwise agree, from time to time thereafter until such time as all of the Combination Conditions have been satisfied; provided, however, that, unless a Third-Party Acquisition (as defined herein) involving

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
Autoliv has theretofore been proposed, neither party will unreasonably object if the other party determines not to extend the Expiration Date if the Minimum Condition has not been satisfied at such time following (a) the date of the Morton Special Meeting and (b) the satisfaction of certain conditions set forth in the Combination Agreement. Subject only to the satisfaction or, if permissible, waiver of the Combination Conditions, New Autoliv will accept for exchange and will exchange all Autoliv Securities validly tendered and not withdrawn pursuant to the terms of the Exchange Offer at the earliest practicable time following the Expiration Date.

    Without limiting the manner in which New Autoliv may choose to make any public announcement, whether in connection with an extension, delay, termination, amendment or waiver of any of the terms of the U.S. Offer, and except as provided by applicable law, New Autoliv shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to the Dow Jones News Service. If such press release relates to an extension of the U.S. Offer, New Autoliv will issue such press release no later than 9:00 a.m. on the next business day after the scheduled termination of the U.S. Offer. For purposes of the U.S. Offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

    OTHER. The U.S. Offer is conditioned upon the satisfaction or, if permissible, waiver of the Combination Conditions. See "The Combination Agreement--Conditions to the Merger and the Exchange Offer" and "--Section 9. Certain Conditions of the U.S. Offer."

    New Autoliv will not accept for exchange any Autoliv Securities tendered in the U.S. Offer and Swedish and International Offer during the Offer Period unless all Autoliv Securities validly tendered in the U.S. Offer and Swedish and International Offer and not withdrawn prior to the Expiration Date are accepted for exchange.

    The Depositary has provided New Autoliv with a list of record holders of ADSs for the purpose of disseminating the U.S. Offer to holders of ADSs. Autoliv has arranged for New Autoliv to obtain a list of holders of record of other shares of Autoliv Common Stock that have registered addresses in the United States, Canada or Australia and that are believed by Autoliv to be U.S. Persons, Canadian Persons or Australian Persons, as well as the names of non-U.S. nominees that are believed to be holding ADSs or shares of Autoliv Common Stock on behalf of U.S. Persons, Canadian Persons or Australian Persons. This Proxy Statement/Prospectus/Exchange Offer, the Offer Letter of Transmittal and other related materials will be mailed by New Autoliv to such record holders and will be furnished by New Autoliv to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on such lists for subsequent transmittal to beneficial owners of Autoliv Securities, or who otherwise indicate to New Autoliv that they are holding Autoliv Securities for the benefit of U.S. Persons, Canadian Persons or Australian Persons.

SECTION 2. PROCEDURES FOR TENDERING AUTOLIV SECURITIES

    GENERAL. In order for a holder of Autoliv Securities to validly tender Autoliv Securities pursuant to the U.S. Offer, an offer letter of transmittal (the "Offer Letter of Transmittal") or facsimile copy thereof, must be properly completed and duly executed, and, together with any other required documents, must be delivered to the Depositary specified in such Offer Letter of Transmittal. In order for a holder of ADSs to validly tender such ADSs (a) the Offer Letter of Transmittal and other required documents (including the certificates representing such ADSs) must be delivered as described in the preceding sentence, (b) in the case of holders of ADSs tendering their ADSs pursuant to a book-entry transfer, an Agent's Message (as defined below) and any other required documents, must be received by the Depositary at one of its addresses set forth on the back cover of this Proxy Statement/Prospectus/Exchange Offer, and either certificates representing such ADSs must be received by the Depositary at one of such addresses or be delivered pursuant to the procedures for book-entry transfer set forth below and a confirmation thereof

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
must be received by the Depositary, in each case prior to the Expiration Date or
(c) such holder must comply with the Guaranteed Delivery Procedures (as defined below).

    ANY STOCKHOLDER WHOSE AUTOLIV SECURITIES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT SUCH PERSON IF SUCH STOCKHOLDER DESIRES TO TENDER SUCH AUTOLIV SECURITIES.

    In order to accept the U.S. Offer, a holder of Autoliv Common Stock will need to certify that such holder is a U.S. Person, Canadian Person or Australian Person, or is holding such Autoliv Common Stock on behalf of a U.S. Person, Canadian Person or Australian Person. Holders of ADSs do not need to make such certification in order to accept the U.S. Offer.

    THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING ADSS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY (AS DEFINED BELOW), IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    If certificates for ADSs are forwarded separately to the Depositary, a properly completed and duly executed Offer Letter of Transmittal (or a facsimile copy thereof) must accompany each such delivery.

    BOOK-ENTRY TRANSFER. THE FOLLOWING PROCEDURES ARE AVAILABLE ONLY TO HOLDERS OF ADSS, AND ARE NOT AVAILABLE TO HOLDERS OF AUTOLIV COMMON STOCK. The Depositary will establish accounts with respect to the ADSs at The Depository Trust Company and the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility" and, collectively, the "Book-Entry Transfer Facilities") for purposes of the U.S. Offer, within two business days after the date of this Proxy Statement/Prospectus/Exchange Offer. Any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make book-entry deliveries of ADSs by causing such Book-Entry Transfer Facility to transfer such ADSs into the Depositary's account at such Book-Entry Transfer Facility in accordance with that Book-Entry Transfer Facility's procedure for such transfer. Although delivery of ADSs may be effected through book-entry transfer at the Book-Entry Transfer Facilities, the Offer Letter of Transmittal (or facsimile copy thereof), properly completed and duly executed, together with any required signature guarantees and any other required documents and an Agent's Message, must, in any case, be received by the Depositary at one of its addresses set forth on the back cover of this Proxy Statement/Prospectus/Exchange Offer prior to the Expiration Date, or the tendering stockholder must comply with the Guaranteed Delivery Procedures described below. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

    The confirmation of a book-entry transfer of ADSs into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering ADSs that such participant has received and agrees to be bound by the terms of the Offer Letter of Transmittal and that New Autoliv may enforce such agreement against the participant.

    SIGNATURE GUARANTEES. No signature guarantee is required on Offer Letters of Transmittal if Autoliv Securities are tendered (a) by a registered holder of Autoliv Securities that has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Offer Letter of Transmittal or (b) for the account of any financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the NYSE Medallion Signature Guarantee Program or the NYSE Medallion Program (an "Eligible Institution"). In all other cases, all signatures on the Offer Letter of Transmittal

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
must be guaranteed by an Eligible Institution. See Instructions 1 and 5 to the Offer Letter of Transmittal. If the certificates for ADSs are registered in the name of a person other than the signer of the Offer Letter of Transmittal, or if exchange is to be made with, or if the shares of New Autoliv Common Stock to be issued pursuant to the U.S. Offer are to be issued to, or if the certificates for ADSs not accepted for exchange or not tendered are to be returned to, a person other than the registered owner(s) of ADSs so surrendered, then the certificates for ADSs so tendered must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates for ADSs, with the signature(s) on such certificates or stock powers guaranteed as aforesaid. See Instructions 1 and 5 to the Offer Letter of Transmittal.

    GUARANTEED DELIVERY. THE FOLLOWING PROCEDURES ARE AVAILABLE ONLY TO HOLDERS OF ADSS AND ARE NOT AVAILABLE TO HOLDERS OF AUTOLIV COMMON STOCK. If a holder of ADSs desires to tender ADSs pursuant to the U.S. Offer and such holder's certificates are not immediately available, or the procedures for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such ADSs may nevertheless be tendered, provided that all the following conditions are satisfied (the "Guaranteed Delivery Procedures"):

        (a) such tender is made by or through an Eligible Institution;

        (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by New Autoliv is received by the Depositary, as provided below, prior to the Expiration Date; and

        (c) the certificates for all tendered ADSs (or, in the case of book-entry transfer of any ADSs into the Depositary's account at a Book-Entry Transfer Facility, an Agent's Message and timely Book-Entry Confirmation as described above), in proper form for transfer, in each case, together with an Offer Letter of Transmittal (or facsimile copy thereof) properly completed and duly executed, with any required signature guarantees and any other documents required by the Offer Letter of Transmittal, are received by the Depositary within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

    Notwithstanding any other provision hereof, delivery of the New Autoliv Common Stock accepted for exchange pursuant to the U.S. Offer will in all cases be made only after timely receipt by the Depositary of certificates evidencing ADSs to be exchanged pursuant to the Guaranteed Delivery Procedures (or timely Book-Entry Confirmation with respect to such ADSs), and an Offer Letter of Transmittal (or facsimile copy thereof) properly completed and duly executed, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message and any other required documents.

    The valid tender of Autoliv Securities pursuant to one of the procedures described above will constitute a binding agreement between the tendering stockholder and New Autoliv upon the terms and subject to the conditions of the U.S. Offer.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Autoliv Securities will be determined by New Autoliv with respect to the U.S. Offer, in its sole discretion, which determination shall be final and binding on all parties. New Autoliv reserves the absolute right to reject any or all tenders determined by it not to be in proper form, or the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. New Autoliv also reserves the absolute right to waive any defect or irregularity in the tender of any Autoliv Securities. No tender of Autoliv Securities will be deemed to have been validly made until all defects or irregularities relating thereto have been cured or waived. None of New Autoliv, the Depositary, the Information Agent, the dealer managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The interpretation by New Autoliv of the terms and conditions of the U.S. Offer (which includes the Offer Letter of Transmittal and the instructions thereto) will be final and binding.

    If the Offer Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Depositary, proper evidence satisfactory to the Depositary of their authority to so act must be submitted.

    OTHER REQUIREMENTS. By executing the Offer Letter of Transmittal, a tendering stockholder will irrevocably appoint designees of New Autoliv as such stockholder's attorneys-in-fact and proxies, with full power of substitution, in the manner set forth in the Offer Letter of Transmittal, to the full extent of such stockholder's rights with respect to Autoliv Securities tendered by such stockholder and accepted for exchange by New Autoliv in respect of the U.S. Offer and with respect to any and all other Autoliv Securities or other securities issued or issuable in respect of such Autoliv Securities on or after the date hereof. All such proxies shall be considered coupled with an interest in the tendered Autoliv Securities. Such appointment will be effective when, and only to the extent that, New Autoliv accepts such Autoliv Securities for exchange pursuant to the U.S. Offer. Upon such acceptance for exchange, all prior proxies given by such stockholder will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The designees of New Autoliv will be empowered to exercise all voting and other rights of such stockholder as New Autoliv, in its sole discretion, may deem proper at any annual or special meeting of Autoliv's stockholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. New Autoliv reserves the right to require that, in order for Autoliv Securities to be deemed validly tendered, immediately upon their exchange for such New Autoliv Common Stock, New Autoliv must be able to exercise full voting rights with respect to such Autoliv Securities.

    The acceptance of Autoliv Securities by New Autoliv pursuant to any of the procedures described above will constitute a binding agreement between the tendering stockholder and New Autoliv upon the terms and subject to the conditions applicable to the U.S. Offer.

SECTION 3. WITHDRAWAL RIGHTS

    Tenders of Autoliv Securities in the U.S. Offer are irrevocable, except as otherwise provided in this section. Autoliv Securities tendered pursuant to the U.S. Offer may be withdrawn pursuant to the procedures set forth below at any time during the Offer Period except that withdrawal rights will not be available during the period, if any, during which the U.S. Offer remains open following the announcement by New Autoliv of the satisfaction of all conditions to the U.S. Offer. In addition, holders of Autoliv Securities will not have withdrawal rights during the Interim Period.

    To be effective, a written notice of withdrawal or a telegraphic or facsimile transmission thereof must be timely received by the Depositary at one of its addresses set forth on the back cover of this Proxy Statement/Prospectus/Exchange Offer and must specify the name of the person having tendered Autoliv Securities to be withdrawn, the number and type of Autoliv Securities to be withdrawn and, if certificates representing ADSs have been tendered, the name of the registered holder of the ADSs, if different from the name of the person who tendered such ADSs. If certificates representing ADSs have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such ADSs, the identification numbers shown on such certificates must be submitted and, unless ADSs evidenced by such certificates have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If ADSs have been delivered pursuant to the procedures for book-entry transfer set forth in "--Section 2. Procedures for Tendering Autoliv Securities," any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer

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Facility to be credited with the withdrawn Autoliv Securities and otherwise comply with such Book-Entry Transfer Facility's procedures.

    Withdrawals of tendered Autoliv Securities may not be rescinded, and any Autoliv Securities properly withdrawn will thereafter be deemed not validly tendered for the purposes of the U.S. Offer. However, Autoliv Securities withdrawn during the Offer Period may be re-tendered by following one of the procedures described in "--Section 2. Procedures for Tendering Autoliv Securities" at any time during the Offer Period.

    All questions as to the validity (including time of receipt) of notices of withdrawal with respect to the U.S. Offer will be determined by New Autoliv, in its sole discretion, whose determination will be final and binding. None of New Autoliv, the Depositary, Enskilda, Blackstone and Goldman Sachs, which are acting as dealer managers for the U.S. Offer on behalf of New Autoliv, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

SECTION 4. ACCEPTANCE FOR EXCHANGE; DELIVERY OF NEW AUTOLIV COMMON STOCK

    Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), New Autoliv will accept for exchange, and will exchange, as promptly as practicable after the Expiration Date, all Autoliv Securities validly tendered into the U.S. Offer prior to the Expiration Date and not withdrawn in accordance with procedures set forth in "--Section 3. Withdrawal Rights." Subject to applicable rules of the SEC, New Autoliv expressly reserves the right to delay acceptance for exchange of, or delivery of any consideration for, Autoliv Securities tendered in the U.S. Offer pending receipt of any governmental or other regulatory approvals, orders or actions specified in "Risk Factors--Regulatory Conditions and Approvals."

    In all cases, exchange for Autoliv Securities accepted for exchange pursuant to the U.S. Offer will be made only after timely receipt by the Depositary of an Offer Letter of Transmittal (or facsimile copy thereof) properly completed and duly executed (together with any required signature guarantees or, in the case of a book-entry transfer of ADSs, an Agent's Message) and any other documents required by the Offer Letter of Transmittal and, in the case of ADSs, certificates evidencing such ADSs (or a timely Book-Entry Confirmation with respect to such ADSs).

    For purposes of the U.S. Offer, New Autoliv will be deemed to have accepted for exchange, and thereby acquired, Autoliv Securities validly tendered to it pursuant to the U.S. Offer and not withdrawn as, if and when New Autoliv gives oral or written notice to the Depositary of its acceptance for exchange of such Autoliv Securities tendered pursuant to the U.S. Offer.

    In accordance with customary Swedish practice regarding determining the level of acceptances of the Swedish and International Offer, New Autoliv anticipates that it will be unable to announce the level of acceptances of the U.S. Offer until the end of the Interim Period. New Autoliv acknowledges that Rule 14e-1(c) under the Exchange Act provides that an offeror must pay the consideration offered or return the securities deposited by, or on behalf of, security holders promptly after the termination or withdrawal of an offer. However, pursuant to the No-Action Letter, the SEC has granted New Autoliv certain relief from the provisions of Rule 14e-1(c). If, after determination of the results of the Exchange Offer following the end of the Offer Period, it is determined that the Minimum Condition has not been satisfied and will not be waived, and New Autoliv determines to withdraw the Exchange Offer, all tendered securities will be returned promptly thereafter to the persons tendering such shares.

    New Autoliv acknowledges that Rule 14e-1(d) under the Exchange Act provides that an extension must be accompanied by a public announcement, which must include disclosure of the approximate number of securities deposited to date, issued by 9:00 a.m., Eastern time, on the next business day after the

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scheduled expiration date of the Exchange Offer. However, pursuant to the
No-Action Letter, the SEC has granted New Autoliv certain relief from the provisions of Rule 14e-1(d). In accordance with the customary practice in Sweden with respect to determining the level of acceptances in a Swedish exchange offer, New Autoliv anticipates that it will not announce the level of acceptances of the U.S. Offer until at least five business days after the end of the Offer Period.

    If New Autoliv is delayed in its acceptance for exchange of, or issuance of New Autoliv Common Stock in exchange for, Autoliv Securities or is unable to accept for exchange, or issue New Autoliv Common Stock in exchange for, Autoliv Securities pursuant to the U.S. Offer for any reason, then, without prejudice to the rights of New Autoliv with respect to the U.S. Offer under this Proxy Statement/ Prospectus/Exchange Offer (but subject to compliance with applicable rules of the SEC and the Recommendation), the Depositary may nevertheless, on behalf of New Autoliv, retain tendered Autoliv Securities, subject to withdrawal rights as described in "--Section 3. Withdrawal Rights." Under no circumstances will interest be paid, nor will any additional New Autoliv Common Stock be issued, by New Autoliv, regardless of any delay in making such exchange.

    If any tendered ADSs are not accepted for exchange or are exchanged for any reason, the certificates evidencing any such ADSs will be returned, without expense, to the tendering stockholder (or, in the case of ADSs delivered by book-entry transfer of such ADSs into the Depositary account at a Book-Entry Transfer Facility pursuant to the procedures set forth in "--Section 2. Procedures for Tendering Autoliv Securities," will be credited to an account maintained at the appropriate Book-Entry Transfer Facility), as promptly as practicable after the Expiration Date or termination of the U.S. Offer. If any Autoliv Securities are not accepted for exchange or are not exchanged for any reason, any Autoliv Securities validly transferred by book-entry transfers from the share accounts designated by a tendering stockholder (the "Original Share Accounts") to blocked share accounts which have been opened pending the announcement of the satisfaction of the Combination Conditions (the "Blocked Share Accounts") will be re-transferred to the Original Share Accounts, without expense to the tendering stockholder, as promptly as practical after the Expiration Date or termination of the U.S. Offer.

SECTION 5. CERTAIN U.S. INCOME TAX CONSEQUENCES

    See "Certain Tax Consequences of the Transactions--United States Federal Income Tax Considerations--To U.S. Holders of Autoliv Securities" for a summary of the U.S. federal income tax consequences to U.S. Autoliv Holders (as defined therein).

SECTION 6. CERTAIN INFORMATION CONCERNING NEW AUTOLIV

    New Autoliv does not own of record any Autoliv Securities and, except as otherwise stated in this Proxy Statement/Prospectus/Exchange Offer: (a) there have not been any contacts, transactions or negotiations between New Autoliv, any of its subsidiaries or, to the best knowledge of New Autoliv, any of the directors or executive officers of Morton, Autoliv or New Autoliv, on the one hand, and Autoliv or any of its directors, officers or affiliates, on the other hand, concerning a merger, consolidation, or acquisition; a tender offer or other acquisition of securities; an election of directors; or a sale or other transfer of a material amount of assets, (b) there are no current or proposed material contracts, arrangements, understandings or relationships between New Autoliv, its controlling persons or subsidiaries or, to the best knowledge of New Autoliv, any of the directors or executive officers of Morton or Autoliv, on the one hand, and Autoliv or any of its controlling persons, subsidiaries, executive officers, or directors, on the other hand, and (c) neither New Autoliv nor, to the best knowledge of New Autoliv, any of the directors or executive officers of Morton or Autoliv has any contract, arrangement, understanding or relationship with any person with respect to any Autoliv Securities. See "Background, Reasons and Recommendations-- Background of the Transactions," "Description of New Autoliv--Directors and Executive Officers" and Appendix G to this Proxy Statement/Prospectus/Exchange Offer.

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SECTION 7. NO APPRAISAL RIGHTS; COMPULSORY ACQUISITION

    Holders of Autoliv Securities do not have appraisal rights as a result of the U.S. Offer and will not be entitled to receive any amounts other than New Autoliv Securities pursuant to the U.S. Offer and cash pursuant to the Compulsory Acquisition.

    If for any reason the Compulsory Acquisition is not consummated, New Autoliv will evaluate its other alternatives. Such alternatives could include purchasing additional Autoliv Securities in the open market, in privately negotiated transactions, in another tender or exchange offer or otherwise, or taking no further action to acquire Autoliv Securities. During the nine-month period following termination of the Exchange Offer, under the Recommendation, any such additional purchases by New Autoliv may not exceed the cash value of the Exchange Offer but thereafter could be at prices greater or less than, or equal to, the price to be paid for Autoliv Securities in the Exchange Offer, and could be for cash or other consideration.

SECTION 8. DIVIDENDS AND DISTRIBUTIONS

    If, on or after the date hereof, Autoliv should split, combine or otherwise change any Autoliv Securities or its capitalization, or disclose that it has taken any such action, then, without prejudice to the rights of New Autoliv under "--Section 9. Certain Conditions of the U.S. Offer," New Autoliv may make such adjustments to the purchase price (or portion thereof), Offer Exchange Ratio and other terms of the U.S. Offer as it deems appropriate to reflect such split, combination or other change.

    Pursuant to the Combination Agreement, Autoliv is permitted to pay a regular cash dividend in respect of fiscal year 1996 so long as such dividend does not exceed the lesser of 20% of Autoliv's net income per share for fiscal year 1996 and SEK 2.75 per Autoliv share. A dividend in the amount of SEK 2.75 (approximately US$ .38) per Autoliv Share attributable to fiscal year 1996 was approved by Autoliv's stockholders at Autoliv's Annual Meeting of Stockholders on March 24, 1997, and will be paid on or about April 7, 1997 to stockholders of Autoliv as of the record date of March 27, 1997.

SECTION 9. CERTAIN CONDITIONS OF THE U.S. OFFER

    Notwithstanding any other term of the U.S. Offer, New Autoliv will not be required to accept for exchange or, subject to the procedures described in "--Section 4. Acceptance for Exchange; Delivery of New Autoliv Common Stock," to issue the shares of New Autoliv Common Stock in exchange for, any Autoliv Securities tendered pursuant to the U.S. Offer, and may terminate or amend the U.S. Offer or postpone the acceptance of, or exchange for, Autoliv Securities tendered pursuant thereto, unless the Combination Conditions shall have been satisfied or, if permissible, waived. The Combination Agreement provides that New Autoliv (a) will waive any of the Combination Conditions if so directed by Autoliv and Morton and (b) may not waive any of the Combination Conditions without the prior written consent of each of Morton and Autoliv. See "The Combination Agreement--Conditions to the Merger and the Exchange Offer."

    The Combination Conditions include, among others:

        (a) approval of both Proposals by Morton shareholders holding at least a majority of Morton's outstanding shares;

        (b) tender of more than 90% of the Autoliv Securities in the Exchange Offer;

        (c) continued effectiveness of the Private Letter Ruling received by Morton regarding the tax-free treatment, for U.S. federal income tax purposes, of the Spinoff; receipt from Wachtell, Lipton, Rosen & Katz, special outside legal counsel to Morton, of an opinion that the Merger will be non-taxable (other than cash received in lieu of fractional shares) for U.S. federal income tax purposes; receipt from Skadden, Arps, Slate, Meagher & Flom LLP, special outside legal counsel to Autoliv, of an opinion that the Exchange Offer will be non-taxable for U.S. federal income tax purposes; and

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
    receipt of an opinion of Autoliv's public accountants that the Exchange Offer will be non-taxable (with certain limited exceptions) for Swedish income tax purposes;

        (d) the absence of any U.S. legislation or pending congressional action, or Swedish legislation or pending parliamentary action, that would materially affect the tax consequences of the Transactions, see "Certain Tax Consequences of the Transactions--Certain Legislative Initiatives;"

        (e) clearance under U.S., Swedish, German and Belgian antitrust laws (which clearances have already been obtained); and

        (f) the establishment by Morton of a new credit facility, which will fund the $750 million cash contribution that Morton will make to New Morton, that will remain the responsibility of Morton ASP after the Transactions.

SECTION 10. FEES AND EXPENSES

    Enskilda, Blackstone and Goldman Sachs are acting as dealer managers in the United States in connection with the U.S. Offer. Enskilda and Blackstone are acting as financial advisors to Autoliv with respect to the Combination. Goldman Sachs is acting as financial advisor to Morton with respect to the Transactions. Neither Enskilda, Blackstone nor Goldman Sachs will be paid any additional compensation in connection with services rendered as co-dealer managers. See "Opinions of Financial Advisors."

    The Information Agent may contact stockholders by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers, banks, trust companies and other nominee security holders to forward the materials for the U.S. Offer to beneficial owners. The Information Agent and the Depositary each will receive reasonable and customary compensation for their services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with their services, including certain liabilities under the U.S. federal securities laws.

    New Autoliv will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent) for soliciting tenders of Autoliv Securities pursuant to the U.S. Offer. Brokers, dealers, commercial banks and trust companies will be reimbursed by New Autoliv for customer mailing and handling expenses incurred by them in forwarding offering material of New Autoliv to their clients.

SECTION 11. MISCELLANEOUS

    The U.S. Offer is not being made to (nor will tenders of Autoliv Securities be accepted from or on behalf of) holders of Autoliv Securities in any jurisdiction in which the making of the U.S. Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer is being made on behalf of New Autoliv by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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
                           THE COMBINATION AGREEMENT

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER DESCRIBES CERTAIN ASPECTS OF THE COMBINATION AGREEMENT AND THE PROPOSED COMBINATION. TO THE EXTENT THAT IT RELATES TO THE COMBINATION AGREEMENT, THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMBINATION AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE COMBINATION AGREEMENT IN ITS ENTIRETY.

TERMS OF THE MERGER AND THE EXCHANGE OFFER

    The Combination Agreement sets forth the terms and procedures for the Merger, the Exchange Offer and the Compulsory Acquisition, which are described under "The Merger" and "The Exchange Offer."

REPRESENTATIONS AND WARRANTIES

    The Combination Agreement includes representations and warranties by Morton relating to (a) the corporate organization, standing and power of Morton and certain of its subsidiaries, (b) Morton's capitalization, (c) the authorization of the Combination Agreement and the Ancillary Agreements, (d) noncontravention of laws and agreements and the absence of the need (except as specified) for governmental or third-party consents, (e) the accuracy of Morton's stock exchange and SEC filings and financial statements, (f) the conduct of the ASP Business by Morton and its subsidiaries in the ordinary course and the absence of any material adverse change with respect to the ASP Business, (g) certain matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and certain employment and labor relations matters, (h) Morton's not having taken any actions which would jeopardize the tax-free nature of the Spinoff and the Exchange Offer, (i) Morton's compliance with applicable tax laws, (j) Morton's disclosure of material contracts, (k) pending or threatened litigation, (l) environmental matters pertaining to the ASP Business,
(m) intellectual property of Morton and its subsidiaries, (n) New Morton's not having breached its representations contained in the Distribution Agreement, (o) the Morton Board having taken all requisite action in order to amend the Rights Agreement, dated as of June 12, 1989, as amended, between Morton and First Chicago Trust Company of New York (the "Rights Agreement") so as to render the preferred share purchase rights (the "Rights") pursuant thereto inapplicable to the transactions contemplated by the Combination Agreement and the Distribution Agreement, (p) receipt of a fairness opinion from Morton's financial advisor and
(q) brokers and finders employed by Morton.

    The Combination Agreement also includes representations and warranties by Autoliv relating to (a) the corporate organization, standing and power of Autoliv and its subsidiaries, (b) Autoliv's capitalization, (c) the authorization of the Combination Agreement, (d) noncontravention of laws and agreements and the absence of the need (except as specified) for governmental consents, (e) the accuracy of Autoliv's stock exchange and SEC filings and financial statements, (f) the conduct of Autoliv's and its subsidiaries' businesses in the ordinary course and the absence of any material adverse change with respect to Autoliv and its subsidiaries, (g) certain matters relating to ERISA and certain employment and labor relations matters, (h) Autoliv's not taking any actions which could jeopardize the tax-free nature of the Spinoff and the Exchange Offer, (i) Autoliv's compliance with applicable tax laws, (j) Autoliv's disclosure of material contracts, (k) pending or threatened litigation, (l) environmental matters pertaining to Autoliv and its subsidiaries, (m) intellectual property of Autoliv and its subsidiaries, (n) receipt of a fairness opinion from Autoliv's financial advisors and (o) brokers and finders employed by Autoliv.

    The Combination Agreement also includes representations and warranties by New Autoliv and ASP Merger Sub as to their (a) corporate organization, standing and power, (b) capitalization, (c) authorization of the Combination Agreement and (d) not having engaged in any activity unrelated to the Transactions.

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BUSINESS OF MORTON PENDING THE MERGER

    Between the date of the Combination Agreement and the Effective Time, except as expressly contemplated or permitted by the Combination Agreement and the Ancillary Agreements, unless Autoliv otherwise agrees in writing, and except that solely for purposes of the Distribution Agreement, ASP will to the fullest extent reasonably practicable be treated as if it were a stand-alone, self-financed entity, Morton and its subsidiaries will conduct the ASP Business in the ordinary course, including, without limitation, using reasonable efforts to preserve relationships between the ASP Business and its suppliers, customers and certain other persons. The Combination Agreement also includes limitations, prohibitions and other provisions relating to the conduct of the ASP Business and each subsidiary of Morton that will be owned by Morton ASP following the Spinoff during this period with respect to (a) capital projects, (b) contracts and agreements outside the ordinary course of business, (c) dividends, (d) changes in, or issuances, repurchases or redemptions of, capital stock, (e) charter or bylaw amendments, (f) acquisitions, (g) incurrence of indebtedness,
(h) adoption or amendment of benefit plans or arrangements, (i) changes in accounting principles, policies or procedures, (j) waiver or settlement of material legal claims or litigation, (k) tax elections or the filing of any tax returns which would be materially adverse to the ASP Business and (l) failing to abide by, or failing to cause ASP to abide by, their respective obligations under the Ancillary Agreements.

BUSINESS OF AUTOLIV PENDING THE MERGER

    Between the date of the Combination Agreement and the Effective Time, except as expressly contemplated or permitted by the Combination Agreement, or to the extent that Morton otherwise agrees in writing, or unless prohibited by any applicable Swedish law, each of Autoliv and its subsidiaries will conduct its business in the ordinary course, including, without limitation, using reasonable efforts to preserve relationships with its suppliers, customers and certain other persons. The Combination Agreement also includes limitations, prohibitions and other provisions relating to the conduct of business of Autoliv and its subsidiaries during this period with respect to (a) capital projects, (b) contracts and agreements outside the ordinary course of business, (c) dividends,
(d) changes in, or issuances, repurchases or redemptions of, capital stock, (e) charter or bylaw amendments, (f) acquisitions, (g) incurrence of indebtedness,
(h) adoption or amendment of benefit plans or arrangements, (i) changes in accounting principles, policies or procedures, (j) waiver or settlement of material legal claims or litigation and (k) tax elections or the filing of any tax returns which would be materially adverse to Autoliv.

NO SOLICITATION OF THIRD-PARTY ACQUISITION PROPOSALS

    Pursuant to the Combination Agreement, each of Morton, Autoliv, New Autoliv and ASP Merger Sub will not, nor will they authorize any of their directors, officers, employees or other representatives and agents to, directly or indirectly, solicit, initiate or encourage any inquiries or proposals from or with any person or such person's directors, officers, employees, representatives and agents that constitute, or could reasonably be expected to lead to a Third-Party Acquisition, or otherwise enter into discussions or negotiations with respect to a Third Party Acquisition. A "Third-Party Acquisition" means any of the following involving Autoliv or Morton: (a) any merger, consolidation, share exchange, business combination or other similar transaction, (b) any sale, lease, exchange, transfer or other disposition of 10% or more of such party and its subsidiaries, taken as a whole, or (c) a tender offer or exchange offer for, or any other acquisition by any person of, 10% or more of the outstanding voting securities of such party. Third-Party Acquisitions do not, however, include any transactions relating solely to the New Morton Businesses which would not prevent or delay consummation of the Transactions. The Combination Agreement provides that Morton, Autoliv, New Autoliv and ASP Merger Sub may furnish information and may participate in discussions or negotiations with any person that has delivered a bona fide written proposal with respect to a Third-Party Acquisition relating to a merger, consolidation, share exchange, tender or exchange offer, business combination or other similar transaction involving all or substantially all of the assets or more

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than 50% of the voting securities of Morton or Autoliv (a "Competing
Transaction"), and the board of directors of such party determines, after consultation with independent legal counsel, that the failure to provide such information or participate in such negotiations and discussions would cause the board of directors of such party to breach its fiduciary duties to such party or its stockholders under applicable law. A party furnishing such information or participating in such discussions or negotiations must notify the other party promptly of such action and must, in any such notice, indicate the identity of the person making the written proposal and indicate in reasonable detail the terms and conditions of such written proposal.

NEW AUTOLIV BOARD OF DIRECTORS
    Immediately prior to the Effective Time, New Autoliv will, and Autoliv and Morton will cause New Autoliv to, take action to (a) cause the full New Autoliv Board at the Effective Time to consist of certain individuals designated by each of Autoliv and Morton and (b) cause to be confirmed as executive officers of New Autoliv certain individuals designated by each of Autoliv and Morton. See "Description of New Autoliv--Directors and Executive Officers." Pursuant to the New Autoliv Bylaws, to the extent practicable, 50% of the New Autoliv directors will be United States citizens and 50% will be citizens of Sweden or the European Union countries.

AGREEMENTS ON POST-CLOSING TRANSACTIONS

    New Autoliv has agreed in the Combination Agreement to certain covenants restricting its future actions for a period of one year following the Merger to provide further assurances that the Merger, the Contribution and the Spinoff will be tax free for U.S. federal income tax purposes. Specifically, New Autoliv has agreed not to engage in any of the following transactions unless it obtains from nationally recognized tax counsel an opinion reasonably satisfactory to New Morton and/or a supplemental ruling from the IRS, in either case, to the effect that such transaction(s) would not adversely affect the tax consequences of the Merger, the Contribution or the Spinoff: (a) causing Morton ASP, by any means, to cease to engage in an active trade or business within the meaning of Code
Section 355(b), (b) disposing of any of the historic business assets of Morton that would result in Morton ASP's failing the continuity of business enterprise test of Treasury Regulation Section 1.368-1(d), (c) transferring or causing Morton ASP to issue shares of Morton ASP's capital stock that would cause New Autoliv to fail to be in control of Morton ASP within the meaning of Code
Section 368(c), (d) reacquiring any of the New Autoliv stock issued in the Merger, or (e) liquidating or merging with any other entity (including any subsidiary of New Autoliv or Morton ASP).

    New Morton will agree in the Distribution Agreement that neither New Morton nor its subsidiaries will engage in any of the following transactions for one year following the Spinoff, without first obtaining from nationally recognized tax counsel an opinion reasonably satisfactory to New Autoliv and/or a supplemental ruling from the IRS, in either case, to the effect that such transaction(s) would not adversely affect the tax consequences of the Contribution, the Spinoff or the Merger: (a) ceasing to engage in an active trade or business within the meaning of Code Section 355(b), (b) repurchasing more than 20% of the New Morton Common Stock outstanding immediately following the Spinoff, (c) issuing an amount of capital stock of New Morton that would cause the Spinoff to fail to satisfy the requirement that Morton have been in control of New Morton within the meaning of Code Section 368(c) immediately prior to the Spinoff or that New Morton shareholders be in control of New Morton immediately after the Spinoff within the meaning of Code Section 368 (a)(1)(D), or (d) liquidating or merging with any other entity (including a subsidiary of New Morton).

CERTAIN OTHER AGREEMENTS

    DISTRIBUTION. Prior to the Spinoff, Morton and New Morton will enter into the Distribution Agreement and each of the other Ancillary Agreements. Prior to the Effective Time, Morton will not agree to or permit any amendment or waiver of the terms of the Distribution Agreement or any of the other Ancillary Agreements without the prior written consent of Autoliv.

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    STOCK EXCHANGE LISTING.  New Autoliv will use its reasonable efforts to cause the shares of New Autoliv Common Stock to be issued in the Merger and the Exchange Offer to be approved for listing on the NYSE and the SDRs to be issued in the Exchange Offer to be approved for listing on the SSE. It is a condition to the Combination that the New Autoliv Common Stock to be issued in the Merger and the Exchange Offer will have been authorized for listing on the NYSE and the SDRs to be issued in the Exchange Offer will have been authorized for listing on the SSE.

    Morton will use its reasonable efforts to cause the Morton Common Stock to be delisted from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time if such actions are determined prior to the Effective Time, in the reasonable judgment of Morton and Autoliv, to be necessary to the consummation of the Combination. Autoliv will use its reasonable efforts to cause (a) the Autoliv Common Stock to be delisted from the SSE and (b) the quotation of the ADSs on the PORTAL system to be terminated, each as soon as permitted under applicable laws.

    AFFILIATES. Not less than 30 days prior to the Effective Time, Morton will deliver to Autoliv a letter identifying all persons who are, as of the Morton Special Meeting Record Date, "affiliates" of Morton for purposes of Rule 145 under the Securities Act (each such person, an "Affiliate"). Morton will use its reasonable efforts to deliver or cause to be delivered to Autoliv, prior to the Effective Time, an affiliate letter (an "Affiliate Letter") from each such Affiliate providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of the shares of New Autoliv Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

    Not less than 30 days prior to the Effective Time, Autoliv will deliver to Morton a letter identifying all persons who are, as of the Morton Special Meeting Record Date, Affiliates of Autoliv. Autoliv will use its reasonable efforts to deliver or cause to be delivered to Morton, prior to the Effective Time, an Affiliate Letter from each such Affiliate providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of the shares of New Autoliv Common Stock to be received by such person in the Exchange Offer except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

FEES AND EXPENSES

    Except as otherwise provided in the Combination Agreement or the Ancillary Agreements, all fees and expenses incurred in connection with the Merger and the Exchange Offer will be paid by the party incurring such fees or expenses, whether or not the Merger or the Exchange Offer is consummated, except that expenses incurred in connection with printing, mailing and filing of this Proxy Statement/Prospectus/ Exchange Offer and the related registration statements and other regulatory filings will be shared equally by Autoliv and Morton. See "--Termination; Certain Fees" and "Pre-Merger Transactions--Terms of the Distribution Agreement--The Contribution; Assumption of New Morton Liabilities."

CONDITIONS TO THE MERGER AND THE EXCHANGE OFFER

    Neither Morton nor Autoliv is required to consummate the Merger, exchange any New Autoliv Securities pursuant to the Exchange Offer or effect the Compulsory Acquisition unless the following conditions are met or, if permissible, waived: (a) the New Autoliv Registration Statement has been declared effective, (b) the Spinoff has been consummated, (c) the Combination Agreement and the transactions contemplated by the Distribution Agreement have been approved by the holders of a majority of the shares of Morton Common Stock,
(d) no relevant authority has declared the Merger, the Exchange Offer or the Compulsory Acquisition illegal, all necessary government filings, consents and waiting periods have been obtained or lapsed as appropriate, and no proposed legislation has been introduced threatening the tax treatment of the transactions contemplated by the Combination Agreement, (e) Morton shall have received the Private Letter Ruling regarding the tax-free status of the Spinoff,
(f) Wachtell, Lipton, Rosen

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& Katz, special outside legal counsel to Morton, shall have issued a favorable tax opinion regarding the U.S. federal income tax consequences of the Merger (see "Certain Tax Consequences of the Transactions--United States Federal Income Tax Considerations"), (g) Skadden, Arps, Slate, Meagher & Flom LLP, special outside legal counsel to Autoliv, shall have issued a favorable tax opinion regarding the U.S. federal income tax consequences of the Exchange Offer (see "Certain Tax Consequences of the Transactions--United States Federal Income Tax Considerations") (h) Ernst & Young AB shall have issued a favorable tax opinion regarding the Swedish tax consequences of the Exchange Offer, (i) the shares of New Autoliv Common Stock and the SDRs to be issued in the Merger and the Exchange Offer shall have been authorized for listing on the NYSE and the SSE, respectively, (j) Morton shall have established a credit facility of not less than $750 million, the liability for which will remain with Morton ASP, and Morton shall have effected the Capital Contribution, and (k) more than 90% of the outstanding Autoliv Securities shall have been tendered in the Exchange Offer.

    Morton is further not required to consummate the Merger unless the following additional conditions are met: (a) the representations and warranties of Autoliv shall have been true and correct in all material respects when the Combination Agreement was signed and will remain true at the Effective Time, and (b) Autoliv shall have performed or complied in all material respects with all of its agreements and covenants required under the Combination Agreement to be performed prior to the Effective Time.

    Autoliv is further not required to consummate the Exchange Offer unless the following additional conditions are met: (a) the representations and warranties of Morton shall have been true and correct in all material respects when the Combination Agreement was signed and will remain true on the date of expiration of the Exchange Offer, (b) Morton shall have performed or complied in all material respects with all of its agreements and covenants required under the Combination Agreement to be performed prior to the Effective Time, (c) the Ancillary Agreements shall have been executed substantially in the form of the exhibits attached to the Combination Agreement, and (d) ASP's interest-bearing debt shall not exceed $750 million, plus additional indebtedness (not to exceed $1.1 million) incurred prior to the signing of the Combination Agreement relating to ASP's facility in Ogden, Utah.

TERMINATION; CERTAIN FEES

    The Combination Agreement may be terminated and the Merger and the Exchange Offer may be abandoned prior to the Effective Time: (a) by mutual consent of Autoliv and Morton, (b) by either Autoliv or Morton, if the Effective Time shall not have occurred by August 31, 1997, and the failure to so occur is not the fault of the party seeking termination, (c) by Autoliv, if the Morton Board changes its recommendation in favor of the Combination Agreement, recommends a Third-Party Acquisition to its shareholders or fails to recommend against a commenced tender or exchange offer for 10% or more of the Morton Common Stock,
(d) by Morton, if the Autoliv Board changes its recommendation in favor of the Exchange Offer, recommends a Third-Party Acquisition to its shareholders or fails to recommend against a publicly announced tender offer or exchange offer for 10% or more of the Autoliv Securities, (e) by either Autoliv or Morton, if the Combination Agreement or the transactions contemplated by the Distribution Agreement fail to receive the necessary votes by Morton shareholders, or the Exchange Offer expires without any Autoliv Securities having been accepted for payment, (f) by either Autoliv or Morton, if there occurs a breach of a material representation or warranty, covenant or agreement by the other party, and (g) by Morton or Autoliv, if its board of directors determines that it has a fiduciary obligation to withdraw its recommendation of the transactions at the time of a publicly announced Competing Transaction with respect to such company.

    If the Combination Agreement is terminated (a) by Autoliv due to the Morton Board having: (i) withdrawn, modified or changed its recommendation in favor of the Combination Agreement, (ii) recommended a Third-Party Acquisition, (iii) following commencement of a tender offer or exchange offer for 10% or more of Morton's stock, failed to recommend against acceptance of such offer, or (b) by Morton due to the Morton Board having withdrawn its recommendation based on a fiduciary obligation in

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favor of a Competing Transaction, then Morton will reimburse Autoliv for all its expenses in connection with the Combination Agreement, the transactions contemplated thereby, the preparation, printing, filing and mailing of this Proxy Statement/Prospectus/Exchange Offer, the prospectus for the Swedish and International Offer and the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated thereby, up to an aggregate amount of US$ 20 million. Autoliv has also agreed to reimburse Morton for up to US$ 20 million of Morton's expenses under the corresponding circumstances relating to action by the Autoliv Board.

DIRECTOR AND OFFICER LIABILITY

    Subject to commercial availability, for a period of six years after the Effective Time, New Autoliv will cause to be maintained in effect the current directors and officers liability insurance policies maintained by Morton and Autoliv (provided that, in the event of the cancellation or termination of such policies, New Autoliv may substitute policies reasonably satisfactory to the indemnified parties containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time.

    From and after the Effective Time, New Autoliv will indemnify and hold harmless each present and former director and officer of Morton or Autoliv, determined as of the Effective Time (each an "Indemnified Party"), against any costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Morton or Autoliv would have been permitted under applicable Indiana or Swedish law, as the case may be, and their charter documents (each as in effect on the date of the Combination Agreement) to indemnify such Indemnified Parties (and New Autoliv will also advance expenses as incurred to the fullest extent permitted under applicable law; provided that such Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under applicable Indiana or Swedish law and Morton's or Autoliv's charter documents will be made by independent counsel selected by New Autoliv.

    To the extent the foregoing provision does not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the Effective Time, the Combination Agreement provides that New Autoliv will, subject to the terms set forth in the Combination Agreement, indemnify and hold harmless, to the fullest extent permitted under applicable law (and New Autoliv will also advance expenses as incurred to the fullest extent permitted under applicable law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification), each Indemnified Party against any costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the Combination; provided, however, that New Autoliv will not be required to indemnify any Indemnified Party if it is determined that the Indemnified Party acted in bad faith and not in a manner such Indemnified Party believed to be in, or not opposed to, the best interests of Morton or Autoliv, as the case may be.

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                               REGULATORY MATTERS

U.S. ANTITRUST FILING

    Under the HSR Act, and the rules and regulations promulgated thereunder, certain transactions, including the Merger and the Exchange Offer, may not be consummated unless certain waiting period requirements have expired or been terminated. On December 27, 1996, the waiting period under the HSR Act expired. The expiration of the waiting period closes the merger review process by the FTC and the DOJ. However, notwithstanding such termination, at any time before or after the Effective Time, the FTC, the DOJ or others could take separate action under the antitrust laws independent of the HSR Act with respect to the Combination, including seeking to enjoin the consummation of the Merger and the Exchange Offer, to rescind the Merger or the Exchange Offer, or to require the divestiture of substantial assets of Morton, Autoliv or New Autoliv. There can be no assurance that a challenge to the Combination on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

EUROPEAN COMPETITION FILINGS

    The Combination is subject to the competition laws of Belgium, Germany and Sweden, which require the pre-closing notification and clearance of mergers, acquisitions and similar concentrative transactions when certain statutorily defined criteria are met.

    Belgian competition law requires the pre-closing approval of certain transactions, including the Merger and the Exchange Offer. On January 13, 1997, the one-month deadline for the Belgian Competition Council to take formal action on the Combination expired without any action on the part of the Council. In accordance with the Belgian Competition Act, the Combination is therefore deemed cleared by the Belgian Competition Council.

    Swedish competition law requires the pre-closing approval of any merger or acquisition in which (a) there is an acquisition of a Swedish business and (b) the aggregate worldwide turnover of the parties to the transaction exceeds SEK 4 billion (approximately US$ 586 million). The Swedish Competition Authority has an initial 30-day review period in which it may either (a) approve a merger, or
(b) initiate a "second phase" investigation of a merger. On December 19, 1996, the Combination was cleared by the Swedish Competition Authority.

    German competition law requires the pre-closing approval of any merger or acquisition where (a) one party has consolidated worldwide net sales in its most recent financial year exceeding 2 billion Deutsche marks (approximately US$ 1.29 billion) or each of at least two parties to such transaction has consolidated worldwide net sales exceeding 1 billion Deutsche marks (approximately US$ 643 million), and (b) the transaction has effects in Germany. The German Federal Cartel Office cleared the Combination on March 7, 1997.

OBLIGATIONS UNDER THE COMBINATION AGREEMENT

    The Combination Agreement requires Morton and Autoliv to use reasonable efforts promptly to make any filings, enter into negotiations, sell or dispose of assets or businesses, or take other actions necessary to obtain required governmental approvals, except that neither Morton nor Autoliv or any of their affiliates will be required to take any action that would be, or is reasonably likely to be, materially adverse to the business, properties, financial condition or results of operations of the business to be retained by Morton or Autoliv, as the case may be, after taking into account the transactions contemplated by the Combination Agreement and the Ancillary Agreements.

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                  CERTAIN TAX CONSEQUENCES OF THE TRANSACTIONS

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

TO MORTON SHAREHOLDERS

    The following is a discussion of the material U.S. federal income tax consequences of the Transactions to Morton shareholders. The discussion which follows is based on the Code, Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date. The discussion below does not address the effects of any U.S. state or local, or non-U.S. tax laws.

    The tax treatment of a Morton shareholder may vary depending upon such shareholder's particular situation, and certain Morton shareholders (including individuals who hold options in respect of Morton Common Stock, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, persons who do not hold the Morton Common Stock as capital assets and persons who are neither citizens nor residents of the United States, or who are non-U.S. corporations, non-U.S. partnerships or non-U.S. estates or trusts as to the United States) may be subject to special rules not discussed below.

EACH MORTON SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

    Morton has received a Private Letter Ruling from the IRS as to the U.S. federal income tax consequences of the formation of New Morton and the Spinoff. Specifically, the Private Letter Ruling provides that, assuming the Merger qualifies as a "reorganization" described in Code Section 368(a)(1)(B):

    (a) The Contribution followed by the Spinoff will qualify as a reorganization within the meaning of Code Section 368(a)(1)(D) and the Spinoff will qualify as a "distribution" described in Code Section 355.

    (b) No gain or loss will be recognized by Morton or New Morton as a result of the Contribution or the Spinoff.

    (c) No gain or loss will be recognized by (and no amount will otherwise be included in the income of) the Morton shareholders as a result of their receipt of New Morton Common Stock in the Spinoff.

    (d) The basis of New Morton Common Stock and Morton Common Stock to be owned by Morton shareholders immediately after the Spinoff will be the same as the basis of the Morton Common Stock held immediately before the Spinoff and such tax basis will be allocated between the New Morton Common Stock and Morton Common Stock based upon their relative fair market values at the time of the Spinoff.

    (e) The holding period of New Morton Common Stock received by a Morton shareholder in the Spinoff will include the period during which the shareholder held Morton Common Stock, provided that the Morton Common Stock was held as a capital asset.

Consummation of the Transactions is conditioned upon the continued effectiveness of the Private Letter Ruling. For information regarding certain recent legislative developments relating to the Code, see "--Certain Legislative Initiatives."

    If the Contribution and the Spinoff did not qualify for tax-free treatment under Code Sections 368(a)(1)(D) and 355, Morton would recognize gain equal to the excess of the fair market value of the New Morton Common Stock distributed to its shareholders over Morton's tax basis in such stock. Any resulting corporate income tax on such gain would be payable by Morton ASP. New Morton has agreed to

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indemnify Morton ASP for such tax liability unless the failure of the
Contribution or the Spinoff to qualify under such Code sections would not have resulted but for an act or omission of Morton ASP or any of its affiliates, a misrepresentation on the part of Morton ASP made in connection with the opinion of counsel required by the Distribution Agreement to be obtained by New Morton before taking certain corporate actions, or any other post-Distribution Date transaction involving either the stock or assets of Morton ASP or any of its affiliates. In addition, each Morton shareholder who received shares of New Morton Common Stock could be generally treated as if such shareholder had received a taxable distribution in an amount equal to the fair market value of New Morton Common Stock received. Further, if the Merger fails to qualify as a reorganization under Code Section 368(a)(1)(B) each Morton shareholder who receives shares of New Autoliv Common Stock would recognize gain or loss equal to the difference between the fair market value of the New Autoliv Common Stock received and such shareholder's tax basis in the shares of Morton Common Stock surrendered. Failure of the Merger to qualify as a tax-free reorganization could jeopardize the tax-free treatment of the Contribution and the Spinoff under Code Sections 368(a)(1)(D) and 355.

    New Autoliv has agreed in the Combination Agreement and New Morton will agree in the Distribution Agreement to certain covenants restricting their respective future actions for a period of one year following the Transactions to provide further assurances that the Merger, the Contribution and the Spinoff will be tax free for U.S. federal income tax purposes. See "The Combination Agreement--Agreements on Post-Closing Transactions."

    The Transactions are also conditioned on Morton's receipt of an opinion of Wachtell, Lipton, Rosen & Katz that the Merger qualifies as a tax-free reorganization under Code Section 368(a)(1)(B). Shareholders should be aware that an opinion of counsel is not binding on the IRS or the courts. Further, the opinion of Wachtell, Lipton, Rosen & Katz will be based on current law, and such opinion and Private Letter Ruling are based on certain representations as to factual matters made by, among others, Morton, New Morton and Autoliv which, if incorrect in certain material respects, would jeopardize the conclusions reached by counsel in its opinion or the IRS in its ruling, respectively. None of Morton, New Morton or Autoliv is currently aware of any facts or circumstances which would cause any such representations to the IRS or Wachtell, Lipton, Rosen & Katz to be untrue or incorrect in any material respect. Based upon the foregoing opinion, (a) Morton shareholders who exchange Morton Common Stock in the Merger solely for New Autoliv Common Stock will not recognize gain or loss upon the receipt of New Autoliv Common Stock in exchange for their Morton Common Stock, (b) the tax basis of the shares of New Autoliv Common Stock received in the Merger by holders of Morton Common Stock will be the same as the tax basis of the Morton Common Stock (adjusted as set forth above to reflect the Spinoff) surrendered in exchange therefor, and (c) the holding period of the shares of New Autoliv Common Stock received by a Morton shareholder will include the holding period of the Morton Common Stock surrendered in exchange therefor.

    No fractional shares of New Autoliv Common Stock will be issued in the Merger. A Morton shareholder that receives cash in lieu of a fractional share of New Autoliv Common Stock pursuant to the Merger will be treated as having received such cash in exchange for such fractional share interest and will generally recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in such fractional share. Such capital gain or loss generally will be long-term capital gain or loss if the holding period for the Morton Common Stock with respect to which such fractional share would be issued exceeds one year.

    Morton expects that the Private Letter Ruling will remain effective and expects to receive the opinion of Wachtell, Lipton, Rosen & Katz described above prior to the Effective Time. Although the conditions regarding continued effectiveness of the Private Letter Ruling and receipt of the opinion of Wachtell, Lipton, Rosen & Katz described above are waivable by the parties to the Combination Agreement, neither Morton nor Autoliv intends to waive such conditions to consummation of the Transactions. In the event

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that these conditions were to be waived by the parties, Morton intends to re-solicit shareholders with respect to the Proposals.

    BACKUP WITHHOLDING. Under the U.S. backup withholding rules, a holder of New Morton Common Stock and New Autoliv Common Stock may be subject to backup withholding at the rate of 31% with respect to dividends and proceeds of redemption, unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the shareholder's U.S. federal income tax liability. New Morton or New Autoliv may require holders of New Morton Common Stock or New Autoliv Common Stock, respectively, to establish an exemption from backup withholding or to make arrangements satisfactory to New Morton or New Autoliv with respect to the payment of backup withholding. A shareholder who does not provide New Morton or New Autoliv with his current taxpayer identification number may be subject to penalties imposed by the IRS.

TO U.S. HOLDERS OF AUTOLIV SECURITIES

    The following is a discussion of certain material U.S. federal income tax consequences of the U.S. Offer and the Compulsory Acquisition to U.S. Autoliv Holders under current U.S. federal income tax law. This summary is based upon the Code, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to changes, possibly with retroactive effect. The discussion does not purport to address all of the tax consequences applicable to a particular taxpayer. In particular, the discussion does not address the tax treatment of U.S. Autoliv Holders subject to special tax rules, such as banks, insurance companies, dealers in securities, holders who acquired their Autoliv Securities pursuant to the exercise of employee stock options or otherwise as compensation, or holders who acquire New Autoliv Securities other than through the U.S. Offer. This discussion applies to U.S. Autoliv Holders which hold Autoliv Securities as capital assets, as defined in Section 1221 of the Code (i.e., generally property held for investment). U.S. Autoliv Holders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences to them of the U.S. Offer and the Compulsory Acquisition and as to the foreign, state, local income and other tax consequences thereof.

    For purposes of this discussion, a "U.S. Autoliv Holder" is a holder of Autoliv Securities which is (a) a U.S. citizen or resident, (b) a corporation, partnership or other entity created or organized under the laws of the U.S. or any political subdivision thereof, (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source and
(d) a trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or, for taxable years beginning after December 31, 1996 (and, if a trustee so elects, for taxable years ending after August 20, 1996), a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

    The obligation of Autoliv to consummate the U.S. Offer is conditioned on the receipt by Autoliv of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, under current law, the transfer of Autoliv Securities by holders thereof to New Autoliv pursuant to the U.S. Offer in exchange solely for New Autoliv Common Stock, together with the Merger, will constitute a transfer described in Section 351 of the Code. This opinion will be based upon certain facts, assumptions and representations contained in certificates of officers of New Autoliv, Autoliv and Morton, dated as of the Effective Time. Opinions of counsel are not binding on the IRS or the courts, and no rulings will be requested from the IRS with respect to the U.S. federal income tax consequences of the U.S. Offer. Accordingly, there can be no assurance that the IRS will not challenge such conclusion or that a court will not sustain such challenge. Autoliv expects to receive the opinion of Skadden, Arps, Slate, Meagher & Flom LLP described above prior to the Effective Time. Although the condition regarding receipt of such opinion is waivable by the parties to the Combination Agreement, neither Morton nor Autoliv intends to waive such condition to

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consummation of the Transactions. In the event that this condition were to be waived by the parties, Morton intends to re-solicit shareholders with respect to the Proposals.

    Based upon the foregoing opinion, (a) U.S. Autoliv Holders who exchange Autoliv Securities in the U.S. Offer solely for New Autoliv Common Stock will not recognize gain or loss upon the receipt of New Autoliv Common Stock in exchange for their Autoliv Securities, (b) the tax basis of shares of New Autoliv Common Stock received in the U.S. Offer by U.S. Autoliv Holders will be the same as the tax basis of the Autoliv Securities surrendered in exchange therefor and (c) the holding period of the shares of New Autoliv Common Stock received by a U.S. Autoliv Holder will include the holding period of the Autoliv Securities surrendered in exchange therefor. No fractional shares of New Autoliv Common Stock will be issued in the U.S. Offer.

    A U.S. Autoliv Holder who receives cash pursuant to the Compulsory Acquisition in exchange for Autoliv Securities generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the holder's adjusted tax basis in its Autoliv Securities exchanged therefor. Such capital gain or loss will be long-term capital gain or loss if the holding period for such Autoliv Securities exceeds one year. In certain circumstances, a portion of the cash received by a U.S. Autoliv Holder pursuant to the Compulsory Acquisition may be taxable as interest income. In addition, a U.S. Autoliv Holder who receives cash pursuant to the Compulsory Acquisition in a taxable year after the year in which title to the Autoliv Securities is transferred pursuant to the Compulsory Acquisition may be entitled to report such gain under the installment method of tax accounting. Under the installment method, (a) such U.S. Autoliv Holder generally would recognize any gain on the sale of its Autoliv Securities in the taxable year in which cash is received pursuant to the Compulsory Acquisition and (b) certain U.S. Autoliv Holders may be required to pay an additional interest charge with respect to a portion of the tax payable on any taxable gain recognized with respect to the sale of Autoliv Securities pursuant to the Compulsory Acquisition. U.S. Autoliv Holders participating in the Compulsory Acquisition should consult their tax advisors with respect to the applicability of the installment method.

SWEDISH INCOME TAX CONSIDERATIONS

    The following is a discussion of certain material Swedish income tax consequences of the Exchange Offer to holders of Autoliv Securities, and of the Exchange Offer to each of New Autoliv and Autoliv.

    Generally, a non-Swedish stockholder, other than an individual, is not liable for tax in Sweden on the exchange of Autoliv Securities unless the stockholder maintains a permanent establishment in Sweden and the holding of the Autoliv Securities is effectively connected with such permanent establishment.

    The obligation of the parties to consummate the Transactions is conditioned on the receipt by New Autoliv, Autoliv and Morton of an opinion from Ernst & Young AB to the effect that, under the income tax laws of Sweden, the transfer of Autoliv Securities by holders thereof to New Autoliv pursuant to the Exchange Offer, and the consummation of the Exchange Offer will not cause the recognition of income or gain by New Autoliv, Autoliv or the holders of Autoliv Securities (with certain exceptions) under Swedish income tax laws. This opinion will be based upon certain facts, assumptions (including assumptions regarding certain actions of holders of Autoliv Securities) and representations contained in certificates of officers of Autoliv. An opinion of Ernst & Young AB with respect to Swedish income tax consequences of the Transactions is not binding on Swedish tax authorities or judicial authorities. Accordingly, there can be no assurance that such authorities will not challenge such conclusions or that a court will not sustain such challenge.

    According to Swedish tax law, individuals who are not resident in Sweden for tax purposes may generally be taxed on the exchange of Autoliv Securities only if the individual at any time during the 10 calendar years immediately preceding the year when the exchange takes place (in this case, 1987-1996) has maintained his or her habitual abode or been resident or lived permanently in Sweden. Furthermore, such liability for tax would arise only if an applicable income tax treaty permits Sweden to levy tax or if no tax

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
treaty is applicable. The taxable gain, if any, will be taxed in Sweden at a rate of 30%. The special Swedish share-for-share exchange tax provision, according to which the capital gains taxation is postponed, is not applicable for non-residents of Sweden.

    The new tax treaty between Sweden and the United States (effective January 1, 1996) permits Sweden to tax the exchange of Autoliv Securities made by an individual who is resident in the United States and who has been a resident of Sweden if the exchange takes place during the 10 years following the date on which the individual has ceased to be a resident of Sweden. However, if such taxation occurs, Sweden will, according to the new tax treaty, permit a deduction against the Swedish tax for the U.S. income tax paid.

                            ------------------------

    BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH HOLDER OF AUTOLIV SECURITIES IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE U.S. OFFER OR THE COMPULSORY ACQUISITION, INCLUDING THE EFFECT OF U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX RULES, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

    HOLDERS OF AUTOLIV SECURITIES WHO ARE CANADIAN PERSONS OR AUSTRALIAN PERSONS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE CONSEQUENCES UNDER CANADIAN OR AUSTRALIAN LAW IF SUCH HOLDER ACCEPTS THE U.S. OFFER.

CERTAIN LEGISLATIVE INITIATIVES

    In 1996, the U.S. President's budget recommendations to Congress called for new legislation, generally effective retroactive to March 19, 1996, which, if enacted with such retroactive effect, would cause the Spinoff to be taxable to Morton. The Chairmen of both the Senate Finance Committee and the House Ways and Means Committee publicly announced in March 1996 in a joint statement that any such legislation, if enacted, would be effective "no earlier than the date of appropriate congressional action." Subsequently, the ranking minority member of the Senate Finance Committee and the ranking minority member of the House Ways and Means Committee issued statements supporting the substance of that joint statement. Such legislation was not introduced in the 104th Congress and that session of Congress adjourned in the first week of October 1996.

    In February 1997, the U.S. President proposed to Congress certain changes in the Code, including amendment of certain provisions, which, if effected, would cause the Spinoff to be taxable to Morton. The President's proposal would amend the relevant provisions effective on the first day of Congressional committee action; in its current form, the proposed legislation contains no "binding contract" or other grandfathering provision that would permit the Spinoff, if not consummated before the date of Congressional committee action, to be treated as non-taxable to Morton. Congressional action with respect to the President's proposals could delay or prevent the consummation of the Transactions. Morton's and Autoliv's respective obligations to consummate the Transactions are conditioned upon there not being any legislation introduced in bill form and pending congressional action, which, if enacted, would have the effect of amending the Code so as to alter in any materially adverse respect any of the tax consequences described above to Morton, New Morton, any of their respective subsidiaries or Morton's shareholders with respect to the Contribution, the Spinoff or the Merger. The Combination Agreement contains a similar provision regarding adverse tax developments in Sweden with respect to the Exchange Offer, none of which is pending or expected to be introduced in the Swedish Parliament.

                    ACCOUNTING TREATMENT OF THE TRANSACTIONS

    The Merger will be accounted for as a purchase for financial accounting purposes in accordance with U.S. GAAP, with Autoliv treated as the acquiror of the ASP Business. For New Morton's financial accounting purposes, the Spinoff will be accounted for as if the ASP Business were being spun off from Morton and discontinued.

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
                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

    In considering the respective recommendations of the Morton Board and the Autoliv Board with respect to the Transactions, security holders of Morton and Autoliv should be aware that certain current and former officers and directors of Morton and Autoliv have specific interests in the Transactions that are different from, or in addition to, the interests of shareholders of Morton and security holders of Autoliv generally. The Autoliv Board was aware of these interests of Autoliv management and considered them, among other matters, in approving the Combination and the Combination Agreement. Similarly, the Morton Board was aware of these interests of Morton management and considered them, among other matters, in approving the Transactions and the Ancillary Agreements and adopting the Combination Agreement.

MORTON CHANGE OF CONTROL AGREEMENTS

    Fred J. Musone, President of ASP, who will become Chief Executive Officer and a director of New Autoliv, has a change of control employment agreement with Morton. Following a change in control, as defined in Mr. Musone's agreement (a "Change in Control"), Mr. Musone is entitled to continued employment for a period of three years (the "Employment Period"), on an equivalent basis to his employment immediately before the Change in Control. Approval of the Proposals by the Morton shareholders would constitute such a Change in Control.

    Mr. Musone's agreement provides for minimum base salary and bonus payments during the Employment Period based upon the highest of such payments during certain periods before the Change in Control. If Mr. Musone terminates his employment for good reason (as defined in his agreement, including for any reason during the 30-day period beginning on the one-year anniversary of a Change in Control) during the Employment Period, or if Mr. Musone's employment is terminated other than for cause (as defined in his agreement) or due to disability during the Employment Period, he will be entitled to receive an immediate lump sum cash payment of (a) three times the sum of his then-current annual salary, average long-term bonus and highest annual bonus plus (b) a retirement benefit in an amount equal to the difference between his actual benefit payable under Morton's Excess Pension Plan and the amount he would receive if he continued to be employed throughout the Employment Period and assuming all accrued benefits under such plan were fully vested. Mr. Musone's lump sum payment would be reduced by any amounts payable to him upon the Change in Control under Morton's long-term incentive compensation plan which relate to performance periods subsequent to Mr. Musone's termination of employment. In addition, following a Change in Control, Mr. Musone would be entitled to receive service and earnings credits under Morton's retirement and other benefit plans which he would have earned during the Employment Period and continued fringe benefits during the Employment Period. Under Mr. Musone's employment agreement, Mr. Musone would be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Code as a consequence of any payments made to him (whether or not under the agreement) being classified as "parachute payments" under Section 280G of the Code.

    Two other executives of Morton's ASP Business have similar change of control employment agreements that would entitle them, upon Morton shareholder approval of the Proposals, to benefits similar to Mr. Musone's.

    It is currently contemplated that Mr. Musone will be offered a new employment agreement with New Autoliv, with respect to his compensation and benefits as Chief Executive Officer of New Autoliv, while he will retain his rights under his existing change of control agreement with Morton, which will become the obligation of Morton ASP.

MORTON STOCK OPTIONS

    The Combination Agreement and the Benefits Agreement provide that, at the Effective Time, all outstanding Morton Options which are held by ASP Employees will be converted into options to purchase shares of New Autoliv Common Stock (which options, pursuant to the terms of the Option Plan, will be fully exercisable upon consummation of the Transactions), and all such outstanding options held by New Morton Employees will be converted into options to purchase shares of New Morton Common Stock. See "Pre-Merger Transactions--Terms of the Employee Benefits Allocation Agreement." Mr. Musone holds 17,100 unvested Morton Options which will become vested upon these terms, and all ASP Employees as a group hold 45,475 unvested Morton Options which will so vest.

AUTOLIV CHANGE OF CONTROL AGREEMENTS

    Autoliv has entered into change in control agreements ("Autoliv Employment Agreements") with certain of its current executive officers that provide for specific assurances in the event of a change in control of Autoliv.

    In August 1996, Paul Charlety entered into an Autoliv Employment Agreement which provided that if, as a result of a change in control of Autoliv, he was terminated from his position as President and Chief Executive Officer (or if he was asked to accept a different position with Autoliv or any merged operation or combined entity of which Autoliv forms a part), he would, at his option, retire and receive an annual severance payment (which payment will cease upon his attainment of age 65) equal to his annual salary as in effect on the date of termination plus his average bonus achieved over the last three years (or such shorter period, if he has not served for three years) of his term as President. The foregoing benefit was subject to reduction by the amount of any income he receives from subsequent employment (which reductions are subject to cost of living adjustments). In March 1997, this agreement was amended to provide that:
(i) if a competitor of Autoliv acquires a majority interest in Autoliv or if the Autoliv Board determines that a competitor effectively has control of Autoliv, Mr. Charlety would have the right to retire with annual pension benefits equal to his salary at the time of resignation (until age 60), and (ii) the Combination would not be deemed a change of control of Autoliv for purposes of Mr. Charlety's agreement.

    Five other executive officers of Autoliv (the "Autoliv Executives") have entered into Autoliv Employment Agreements. Each such Autoliv Employment Agreement provides that if, as a result of a change in control of Autoliv, the Autoliv Executive's employment with Autoliv is terminated (or if the Autoliv Executive is either asked to relocate outside of Stockholm, Sweden (a "Relocation Event") or asked to accept a different position with Autoliv or any merged operation or combined entity of which Autoliv forms a part), the Autoliv Executive may, at his option, terminate employment with Autoliv and receive a lump sum severance payment equal to a multiple (ranging from two to three, unless the number of years remaining until the executive's retirement date is lower, in which case the multiple will equal the number of years remaining until the Autoliv Executive's retirement date) times the sum of (a) the annualized base salary in effect at the time of such termination, (b) the average incentive bonus over the previous two years and (c) the annual value of any company-provided automobile. It is currently contemplated that each of the Autoliv Executives will enter into a new employment agreement or arrangement with New Autoliv which would supersede and replace his current Autoliv Employment Agreement.

OTHER ARRANGEMENTS

    Six executive officers of Autoliv, including the Autoliv Executives, are entitled to special one-time bonuses which are in consideration for significant increases in the responsibilities and workload of such executive officers of Autoliv during the transition period leading up to the Combination. The special bonuses, which were paid in February 1997, were in the aggregate approximately US$ 1 million.

ARRANGEMENTS WITH AUTOLIV'S FORMER CHIEF EXECUTIVE OFFICER

    On August 1, 1996, Autoliv entered into an agreement with Kanoe, a corporation controlled by Gunnar Bark, the former Chief Executive Officer of Autoliv. Pursuant to the agreement, Kanoe (acting

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
primarily through, and at the direction of, Mr. Bark) was to represent Autoliv in negotiations with Morton regarding all aspects of the Combination. Mr. Bark had a substantial role in such negotiations. In March 1997, Mr. Bark was elected a director of Autoliv and appointed Chairman of the Autoliv Board. As discussed in "Description of New Autoliv--Directors and Executive Officers," Mr. Bark will become Chairman of the Board of New Autoliv.

    In consideration for providing such services, and subject to the consummation of the Combination, Kanoe is entitled to receive from Autoliv MSEK 10 (approximately US$ 1.5 million).

CERTAIN OFFICERS AND DIRECTORS OF NEW AUTOLIV

    Upon consummation of the Transactions, S. Jay Stewart, George A. Schaefer and Roger W. Stone, each of whom is a director of Morton, will become directors of New Autoliv. In addition, Per-Olof Aronson and Per Welin, each of whom is an Autoliv director, will become directors of New Autoliv. See "Description of New Autoliv--Directors and Executive Officers."

INDEMNIFICATION AND INSURANCE

    New Autoliv is required by the Combination Agreement to provide indemnification and liability insurance arrangements for, and to otherwise indemnify, the officers and directors of Morton and Autoliv. See "The Combination Agreement--Director and Officer Liability."

                           DESCRIPTION OF NEW AUTOLIV

GENERAL

    New Autoliv is a Delaware corporation which was formed in October 1996 by Morton and Autoliv for the purpose of effecting the Transactions. Morton and Autoliv each own 500 shares of New Autoliv Common Stock, which shares will be cancelled in connection with the Merger and the Exchange Offer. New Autoliv has no other shareholders, and, until consummation of the Merger and the Exchange Offer, will not actively engage in any business. If the Exchange Offer is fully subscribed, as of the Effective Time, the stockholders of Autoliv immediately prior to such time will own 53.5% of the outstanding New Autoliv Shares and the shareholders of Morton immediately prior to the Effective Time will own 46.5% (before giving effect to any fractional shares, which will be paid in cash) of the outstanding New Autoliv Shares. Following the Transactions, New Autoliv will be a publicly traded holding company, with the businesses of Morton ASP and Autoliv as its only businesses. New Autoliv's fiscal year will end on December
31. It is expected that New Autoliv's principal executive offices as of the Effective Time will be located in London, England.

BUSINESS

    By combining the ASP Business and Autoliv's businesses, New Autoliv will be one of the world's leading suppliers of automotive occupant safety restraint systems with a broad range of product offerings including modules and components for passenger and driver-side airbags, side-impact airbag protection systems, seat belts, steering wheels and other safety systems and products.

    New Autoliv will initially employ approximately 15,000 people. Of those just over 60% will be individuals currently employed by Autoliv and slightly less than 40% will be individuals currently employed by Morton ASP. Based on 1996 numbers, New Autoliv's sales will exceed SEK 20 billion (approximately US$ 3 billion), approximately 70% of which will consist of airbags and associated products and approximately 30% of which will consist of seat belts and associated products. Approximately 55% of New Autoliv's sales will be to customers in Europe, 35% to customers in North America and 10% to customers in the rest of the world. New Autoliv will have production facilities in 24 countries and will have as customers almost all of the world's largest car manufacturers.

    The New Autoliv organization is expected to reflect Autoliv's country- and market-oriented structure and Morton ASP's process-oriented organization. Following consummation of the Transactions, the management of New Autoliv will prepare a more detailed plan to combine the resources within the different business areas of Autoliv and Morton ASP. New Autoliv expects to benefit from Autoliv's and Morton ASP's complementary geographical market coverage and products.

    New Autoliv's corporate headquarters will be located in London, United Kingdom, its European operations will be headquartered in Stockholm and its North American operations will be headquartered in Ogden, Utah. For more information on the ASP Business and Autoliv's businesses, including, among other things, information regarding their sales activities, products, research and development programs, employees, production capabilities, properties and litigation matters, see "Description of the ASP Business" and "Description of Autoliv."

DIRECTORS AND EXECUTIVE OFFICERS
    BOARD OF DIRECTORS. Immediately prior to the Effective Time, the New Autoliv Board will consist of eight members, including Gunnar Bark (currently Chairman of the Board and a director of Autoliv and formerly the Chief Executive Officer and President of Autoliv), Wilhelm Kull (currently the Chief Financial Officer of Autoliv), S. Jay Stewart (currently the Chairman and Chief Executive Officer of Morton) and Fred Musone (currently the President of ASP). The remainder of the New Autoliv Board will consist of two directors designated by each of Autoliv and Morton. It is expected that Morton will designate George A. Schaefer and Roger W. Stone, both currently serving as non-employee directors on the Morton Board, to serve as directors on the New Autoliv Board, and Autoliv will designate Per-Olof Aronson and Per Welin, both currently serving as nonemployee directors of Autoliv, to serve as directors on the New Autoliv Board. Pursuant to the New Autoliv Certificate, the New Autoliv Board is divided into three classes with terms of approximately one-third of the directors expiring each year. At each annual meeting of New Autoliv stockholders commencing with the 1998 Annual Meeting of Stockholders, directors whose terms expire at such meeting will be considered for election to three-year terms. Background information for each of these individuals, including their initial terms of office, is set forth below:

    TERMS EXPIRING 1998

    PER-OLOF ARONSON, age 67, has been a director of the Autoliv Board since Autoliv's initial public offering in 1994. Mr. Aronson has worked in the aluminum company Granges AB since 1956, where he has held various senior executive positions, including three years as Technical Director and 11 years as President and Chief Executive Officer. Mr. Aronson is now Vice Chairman of Granges AB. Mr. Aronson also serves as Chairman of Componenta Industri AB. Mr. Aronson holds a graduate degree in chemical engineering from the Royal Institute of Technology (KTH) in Stockholm.

    GEORGE A. SCHAEFER, age 68, is a director (since 1983) of Caterpillar Inc., a manufacturer of construction, earthmoving and material handling machines and engines. He retired in 1990 as Chairman and Chief Executive Officer of Caterpillar Inc., positions he had held since 1985. Mr. Schaefer has been a director of Morton since 1990. He is also a director of Aon Corporation, Helmerich & Payne, Inc. and McDonnell Douglas Corporation. Mr. Schaefer is a graduate of St. Louis University.

    TERMS EXPIRING 1999

    WILHELM KULL, age 60, has been Vice President and Chief Financial Officer of Autoliv since 1975, at which time the business of Autoliv was conducted by the entity Granges Weda, a subsidiary of Granges AB, a publicly listed company. Mr. Kull served as Deputy Chief Financial Officer of Granges AB prior to becoming Vice President and Chief Financial Officer of Autoliv. Prior to serving as Deputy Chief Financial Officer of Granges AB, Mr. Kull worked for five years at a certified public accounting firm in Sweden. He holds a B.S. degree in business and an M.B.A. from the University of Colorado.

    S. JAY STEWART, age 58, became Chairman and Chief Executive Officer of Morton in April 1994. He has been a director of Morton since 1989, and was President and Chief Operating Officer of Morton from 1989 through March 1994. In addition, he is a director of Household International, Inc. Mr. Stewart holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. degree from West Virginia University.

    ROGER W. STONE, age 62, is Chairman of the Board (since 1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper, and packaging products. He has been a director of Morton since 1989. Mr. Stone is also a director of McDonald's Corporation and Option Care, Inc. He is a graduate of the University of Pennsylvania Wharton School of Finance.

    TERMS EXPIRING 2000

    GUNNAR BARK, age 57, was elected a director of Autoliv and appointed Chairman of the Autoliv Board in March 1997. Mr. Bark had previously served as President and Chief Executive Officer of Autoliv and as a member of the Autoliv Board from 1982 until he retired from his position as President of Autoliv and member of the Autoliv Board in April 1996 and as Chief Executive Officer of Autoliv in August 1996. Mr. Bark serves as Chairman of Allgon AB, and as Vice Chairman of Spectra-Physics AB where he holds the position of Chairman and Chief Executive Officer of Spectra-Physics, Inc. in the United States.

Mr. Bark also serves as a director of Esselte AB. Mr. Bark is a graduate engineer in theoretical physics from the Royal Institute of Technology (KTH) in Stockholm. He will be awarded the title of Honorary Doctor of Engineering in May 1997 by the Chalmers Institute of Technology in Gothenburg.

    FRED J. MUSONE, age 52, became a Group Vice President of Morton and President of Morton's Automotive Safety Products Group in February, 1995. Mr. Musone spent 22 years with Federal-Mogul Corporation, an automotive parts supplier, where he was President of Worldwide Manufacturing from 1993 to 1995 and President, Chassis Product Operations from 1989 to 1993. He holds a B.S. in business from Wittenberg University.

    PER WELIN, age 60, has been a director of Autoliv since 1995. Mr. Welin has served as Executive Vice President and director of L-E Lundberg-foretagen AB, an investment company, since 1991. He also holds the position of Vice Chairman of Ostgota Enskilda Bank and is a director of Allgon AB, MoDo AB and Siab AB. Mr. Welin is a graduate engineer in theoretical physics from the Chalmers Institute of Technology in Gothenburg, from which he also holds a licentiate of engineering degree in applied thermo and fluid dynamics. He also holds an M.B.A. from the Gothenburg School of Economics.

    EXECUTIVE OFFICERS. Upon consummation of the Transactions, New Autoliv will have an executive committee consisting of the following members of New Autoliv's senior management, which committee is designed to enhance communication, coordination and effective shared decision making among the senior executives of New Autoliv:

Gunnar Bark                                Chairman of the Board
Fred J. Musone                             Chief Executive Officer and Director
Wilhelm Kull                               Chief Financial Officer and Director
Sture Andersson                            Vice President--Engineering
Jacques M. Croisetiere                     Vice President--Finance ASP
Claes Humbla                               Vice President--Human Resources
Robert Rapone                              Vice President--Production
Roger D. Tea                               Vice President--Human Resources ASP

The executive committee is expected to meet monthly and will be chaired by Gunnar Bark.

    New Autoliv will announce the appointment of additional officers at a later date. Such additional officers are expected to be selected from the current management of Autoliv and Morton ASP.

    Background information for Messrs. Andersson, Croisetiere, Humbla, Rapone and Tea is set forth below:

    STURE ANDERSSON, age 58, has served as Senior Vice President--Engineering of Autoliv since 1995, prior to which he served in positions of increasing responsibility at Autoliv beginning in 1985. At the time of the initial public offering of Autoliv, Mr. Andersson served as Vice President--Engineering of Autoliv. Mr. Andersson is a graduate engineer in mechanics from the Royal Institute of Technology (KTH) in Stockholm.

    JACQUES M. CROISETIERE, age 43, joined ASP in January 1996 as Vice President--Finance and Information Systems. Prior to joining ASP, for six years, he held the senior finance and information systems positions with Morton's Canadian salt unit and one of Morton's chemicals segments. Mr. Croisetiere holds a B.S. degree in finance from the University of Montreal and a B.S. degree in manufacturing from Ahuntsic College and is a Canadian Certified Management Accountant.

    CLAES HUMBLA, age 57, was appointed Vice President--Human Resources of the Electrolux Components division of Electrolux AB in March 1989. At the time of the initial public offering of Autoliv in 1994, Mr. Humbla served as Senior Vice President--Human Resources of Electrolux Components, and upon the initial public offering, Mr. Humbla was appointed Senior Vice President--Human Resources of

Autoliv. Mr. Humbla holds a Master of Science degree in Mechanical Engineering from the Chalmers Institute of Technology in Gothenburg.

    ROBERT RAPONE, age 41, became ASP's Vice President--Operations in April 1995. Prior to joining ASP, from 1989 to 1995, he was employed by Federal-Mogul, an automotive parts supplier, where he most recently held the position of Director of Process Engineering. From 1983 to 1989 he held various manufacturing positions with Texas Instruments Incorporated, most recently as Manufacturing Superintendent. Mr. Rapone is a graduate of the U.S. Military Academy--West Point, where he received a General Engineering Degree in 1978. He also received an M.B.A. from Bryant College in 1987.

    ROGER D. TEA, age 45, became Vice President--Human Resources of ASP in August 1989, prior to which time he served as Manager Human Resources since joining the business in 1987. Mr. Tea holds a B.S. degree in sociology from the University of Utah and performed postgraduate studies at the University of Utah and Baylor University.

    The current President and Chief Executive Officer of Autoliv, Mr. Paul Charlety, will, among other tasks, serve as special advisor to the Chairman of the Board of New Autoliv, focusing on certain strategic issues in connection with the integration of Autoliv and Morton ASP and New Autoliv's future development.

    COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS. The directors and executive officers of New Autoliv will receive no compensation from New Autoliv prior to the Effective Time. Certain of the directors and executive officers of New Autoliv are presently directors and/or executive officers of Autoliv and Morton and are entitled to compensation and/or certain other employment benefits from Autoliv and Morton, respectively, including certain compensation and other benefits in connection with the Transactions. See "Risk Factors--Interests of Management" and "Interests of Certain Persons in the Transactions." It is currently expected that certain officers and/or directors of Autoliv and Morton will enter into new employment agreements or arrangements with Morton ASP or New Autoliv.

    The New Autoliv Board will rely on its compensation committee, which will be composed of nonemployee directors (Messrs. Aronson, Stewart, Stone and Welin), and upon such committee's independent advisors, to recommend the form and amount of compensation to be paid to New Autoliv's directors and executive officers. The New Autoliv Board also will have an audit committee, which will be composed of nonemployee directors (Messrs. Aronson, Schaefer, Stewart and Welin).

    New Autoliv expects that it will, prior to or shortly following the Effective Time, adopt a comprehensive incentive compensation plan, which plan may include stock options, long-term incentive programs, annual bonuses and other customary incentive compensation arrangements, for members of senior management as well as for other key employees of New Autoliv. If adopted, such plan may in the future be submitted to New Autoliv shareholders for approval to the extent required by the rules and regulations of the NYSE or in order to obtain beneficial treatment of such plans under the Code.

    For information regarding compensation paid to executive officers of Morton for the three fiscal years in the period ended June 30, 1996, see the Morton 1996 Form 10-K which incorporates by reference the relevant portions of the Morton 1996 Proxy Statement. Information regarding compensation paid in the three fiscal years in the period ended December 31, 1996 to Mr. Bark and those executive officers of Autoliv who will serve as directors and/or executive officers of New Autoliv is contained in the table below:

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                             ---------------------
                                                                                                             ALL OTHER
                                                               SALARY     SALARY      BONUS       BONUS    COMPENSATION
          NAME AND PRINCIPAL POSITION               YEAR        SEK         US$        SEK         US$          SEK
------------------------------------------------  ---------  ----------  ---------  ----------  ---------  -------------
Gunnar Bark.....................................       1996   3,072,000    450,110   1,000,000    146,520             (1)
  Former President and                                 1995   3,500,000    512,821   1,500,000    219,780             (1)
  Chief Executive Officer                              1994   2,640,000    386,813   1,000,000    146,520             (1)

Sture Andersson.................................       1996     988,000    144,762     149,000     21,832             (1)
  Senior Vice President--Engineering                   1995     895,000    131,136     191,000     27,985             (1)
                                                       1994     630,000     92,308     220,000     32,234             (1)

Wilhelm Kull....................................       1996   1,116,000    163,516     149,000     21,832             (1)
  Senior Vice President and                            1995     895,000    131,136     191,000     27,985             (1)
  Chief Financial Officer                              1994     630,000     92,308     220,000     32,234             (1)

Claes Humbla....................................       1996     988,000    144,762     149,000     21,832             (1)
  Senior Vice President--Human Resources               1995     895,000    131,136     191,000     27,985             (1)
                                                       1994     630,000     92,308     220,000     32,234             (1)

------------------------

(1) Autoliv has paid pension and retirement benefits premiums for Messrs. Bark, Andersson, Kull and Humbla in accordance with customary Swedish practice.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT SHAREHOLDERS

    No director or executive officer of New Autoliv is expected to own more than 1% of the outstanding New Autoliv Common Stock after giving effect to the Transactions. The directors and executive officers of New Autoliv as a group are expected to beneficially own less than 1% of the outstanding shares of New Autoliv Common Stock after giving effect to the Transactions. No person is expected to beneficially own more than 5% of the outstanding New Autoliv Common Stock after giving effect to the Transactions (based upon publicly available information). For information concerning the beneficial ownership of Morton Common Stock by Morton directors and executive officers, see Appendix J to this Proxy Statement/Prospectus/Exchange Offer and the Morton 1996 Proxy Statement, the relevant portions of which are incorporated by reference into the Morton 1996 Form 10-K. See "Where Shareholders Can Find More Information." For information concerning the beneficial ownership of Autoliv Common Stock by Autoliv directors and executive officers, see Appendix G to this Proxy Statement/Prospectus/Exchange Offer.

CERTIFICATE OF INCORPORATION AND BYLAWS

    For a description of certain provisions in the New Autoliv Certificate and the New Autoliv Bylaws that may make acquisition of control of New Autoliv more difficult or expensive than it would otherwise be, see "Description of Capital Stock of New Autoliv--Certain Provisions in the New Autoliv Certificate and New Autoliv Bylaws."

DIVIDEND POLICY

    It is currently anticipated that, following the Transactions, New Autoliv will initially pay quarterly cash dividends at an annual rate of $0.44 per share of New Autoliv Common Stock. No such dividends have been declared, however, and the actual amount of such dividends, if any, may vary and will depend on New Autoliv's operating results, financial requirements and other factors.

                       COMPARATIVE PER SHARE MARKET PRICE
                            AND DIVIDEND INFORMATION

    The Morton Common Stock is listed on the NYSE and the CSE under the symbol "MII." The Autoliv Common Stock is listed on the SSE under the symbol "ALIV" and Autoliv's ADSs are quoted on the PORTAL system. As of December 31, 1996, approximately 30% of the Autoliv Securities were held by U.S. Persons. Applications have been or will be made to list the New Morton Common Stock on the NYSE and the CSE, and to list the shares of New Autoliv Common Stock on the NYSE and SDRs on the SSE. There is currently no trading market for either the New Morton Common Stock or the New Autoliv Common Stock. See "Risk Factors--Absence of Trading Markets for New Autoliv Securities and New Morton Common Stock; Market Prices." SECURITY HOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE TRANSACTIONS.

    On September 27, 1996, the last full trading day prior to the public announcement of the signing of the letter of intent in connection with the proposed Transactions, the closing price of Morton Common Stock on the NYSE Composite Transaction Tape was $38 per share and the closing price of Autoliv Common Stock on the SSE was SEK 253 per share. On November 22, 1996, the last full trading day prior to the public announcement of the signing of the Combination Agreement, the closing price of Morton Common Stock on the NYSE Composite Transaction Tape was $39 5/8 per share and the closing price of Autoliv Common Stock on the SSE was SEK 289 per share.

    On March 20, 1997, the most recent practicable date prior to the printing of this Proxy Statement/ Prospectus/Exchange Offer, the closing price of Morton Common Stock on the NYSE Composite Transaction Tape was $42 7/8 per share, and the closing price of the Autoliv Common Stock on the SSE was SEK 315 per share.

    The left portion of the table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Morton Common Stock as reported on the NYSE Composite Transaction Tape and the dividends declared per share of Morton Common Stock. The right portion of the table below sets forth, for the calendar periods indicated, the high and low closing sale prices for the Autoliv Common Stock, as stated in the Official List of the SSE, and the ADSs on the PORTAL system, and dividends declared on the Autoliv Common Stock. The Official List reflects price and volume information for trades completed by members of the SSE during the day as well as for inter-dealer trades completed off the SSE and certain inter-dealer trades completed during trading on the previous business day. Dividends on Autoliv Common Stock are declared annually and are subject to a vote by the Autoliv stockholders at a general meeting.

                                                              AUTOLIV COMMON
                                   MORTON COMMON STOCK           STOCK(1)
                                 -----------------------  ----------------------
                                                                                    AUTOLIV
                                 MARKET PRICE     CASH    MARKET PRICE             ADSS(1)(2)
                                 -------------  DIVIDEND  ------------    CASH    ------------
                                 HIGH     LOW   DECLARED  HIGH    LOW   DIVIDEND  HIGH    LOW
                                 ----    -----  --------  -----  -----  --------  ----    ----
                                      ($ PER SHARE)          (SEK PER SHARE)      ($ PER ADS)

1995                                                                       2.25 (3)
    First Quarter..............  30 7/8  26 1/4     .11   145 1/2 127             N/A     N/A
    Second Quarter.............  32      26 1/4     .11   207     140 3/4          27 1/2  23
    Third Quarter..............  34      28 1/8     .13   252     195              35      27 5/16
    Fourth Quarter.............  36 1/8  29 5/8     .13   218     163 1/2          31 1/2  26

1996                                                                       2.75 (4)
    First Quarter..............  40 1/4  34         .13   195     146 3/4          29 1/8  21 1/4
    Second Quarter.............  39 3/4  34 3/8     .13   201 1/2 187 1/2          31 1/2  25 3/8
    Third Quarter..............  40 1/2  33 1/4     .15   310     182              42 7/8  27 3/4
    Fourth Quarter.............  43      38 1/8     .15   307     266              45 1/8  40 3/4

1997
    First Quarter through March
      20.......................  44 5/8  40         .15   349     293              47 1/2  41

------------------------

(1) Adjusted to reflect a 2 for 1 stock split effective in May 1996.

(2) Each ADS represents one share of Autoliv Common Stock.

(3) Dividend declared in April 1996 with respect to the year ended December 31, 1995.

(4) In March 1997, Autoliv stockholders approved a dividend of SEK 2.75 (approximately US$ .38, based on current exchange rates) per share (the highest amount permissible under the restriction in the Combination Agreement that such dividend cannot exceed the lesser of 20% of Autoliv's net income per share for fiscal year 1996 and SEK 2.75 per Autoliv share) to be declared and paid in respect of fiscal year 1996 prior to the consummation of the Combination.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The unaudited pro forma information set forth below gives effect to the Transactions as if they had been consummated on December 31, 1996 for balance sheet presentation purposes, and January 1, 1996 for income statement purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial information.

    The pro forma financial statements have been prepared in accordance with U.S. GAAP and reflect the consummation of the Transactions based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. Accordingly, Morton ASP is treated as being acquired in the Transactions.

    The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies, nor do they reflect potential restructuring and rationalization costs which may be incurred following the Combination. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

    The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Transactions been consummated on the date, or at the beginning of the period, for which the consummation of the Transactions is being given effect. For purposes of preparing the New Autoliv consolidated financial statements, New Autoliv will establish a new basis for Morton ASP's assets and liabilities based upon the value of the New Autoliv Securities issued in the Merger and the costs of the Transactions borne by New Autoliv. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. New Autoliv has undertaken a study to determine the fair value of certain of Morton ASP's assets and liabilities, including in-process research and development, and will make appropriate revisions to the purchase accounting adjustments upon completion of that study. A preliminary estimate of purchased in-process research and development of $555.0 million has been reflected in the pro forma balance sheet. In addition, a preliminary appraisal value of $223.0 million has been assigned to patents and patent-supported technology and the amortization period related thereto ranges from 8 to 25 years. As noted above, the appraisal process is not yet complete and these amounts may require revision. Assuming completion of the Transactions, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value, and changes in operating results between the dates of the pro forma financial data and the date on which the Transactions take place. These financial statements do not include the restructuring charge anticipated to be taken by New Autoliv in 1997, which amount is not currently determinable.

    For purposes of preparing the unaudited pro forma information for New Autoliv set forth below, exchange rates of US$ 1=SEK 6.87 and US$ 1=SEK 6.7046 were used to convert SEK amounts as of and for the year ended December 31, 1996, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF NEW AUTOLIV

    The unaudited pro forma condensed combined balance sheet of New Autoliv has been derived from the historical consolidated balance sheet of Autoliv and the historical combined balance sheet of Morton ASP as of December 31, 1996, and gives effect to the Transactions using the purchase method of accounting and certain costs and expenses to be incurred as a result of the Transactions. The unaudited condensed combined balance sheet of New Autoliv has been prepared assuming the Transactions occurred on December 31, 1996.

    The unaudited pro forma condensed combined balance sheet should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Autoliv for the year ended December 31, 1996, and the audited combined financial statements, including the notes thereto, of Morton ASP for the year ended June 30, 1996, and the unaudited combined financial statements, including the notes thereto, of Morton ASP for the six-month period ended December 31, 1996, all of which are included elsewhere herein, and the notes to this unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined balance sheet is not necessarily indicative of the financial position of New Autoliv that would actually have been obtained had the Transactions been consummated on December 31, 1996, nor is it indicative of any future financial position.

                                 AUTOLIV, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                                DECEMBER 31, 1996
                                                                   --------------------------------------------
                                                                               MORTON     PRO FORMA      NEW
                                                                    AUTOLIV      ASP     ADJUSTMENTS   AUTOLIV
                                                                   ---------  ---------  -----------  ---------

                                                                                  (IN MILLIONS)
ASSETS
Cash and cash equivalents........................................  $   131.7  $   (10.7)  $  --       $   121.0
Receivables, less allowances.....................................      383.4      214.8      --           598.2
Recoverable design and preproduction costs.......................     --           22.9       (22.9)(a)    --
Inventories......................................................      100.8       77.5      --           178.3
Refundable and deferred income tax benefit.......................       15.9        7.5        23.3(a)      46.7
Prepaids.........................................................        9.4        4.7         9.1(a)      23.2
                                                                   ---------  ---------  -----------  ---------
      Total current assets.......................................      641.2      316.7         9.5       967.4
Property, plant and equipment, net...............................      322.4      463.3      --           785.7
Investments in affiliated companies..............................       26.0     --          --            26.0
Recoverable design and preproduction costs.......................     --           46.5       (46.5)(a)    --
Miscellaneous....................................................     --            4.2          .5(b)       4.7
Intangible assets, net (mainly acquisition goodwill).............       64.0     --            31.0(c)   1,587.2
                                                                                              223.0(d)
                                                                                            1,269.2(e)
                                                                   ---------  ---------  -----------  ---------
      Total assets...............................................  $ 1,053.6  $   830.7   $ 1,486.7   $ 3,371.0
                                                                   ---------  ---------  -----------  ---------
                                                                   ---------  ---------  -----------  ---------
LIABILITIES AND EQUITY
Current Liabilities
Short-term debt..................................................  $    62.1  $  --       $  --       $    62.1
Notes payable to affiliate.......................................     --           51.6       (51.6)(f)    --
Advances from affiliates.........................................     --           17.7       (17.7)(f)    --
Accounts payable.................................................      281.2       99.2          .5(b)     411.9
                                                                                               31.0(c)
Accrued expenses.................................................      182.1       26.4      --           208.5
Income taxes.....................................................       21.1        6.0      --            27.1
                                                                   ---------  ---------  -----------  ---------
      Total current liabilities..................................      546.5      200.9       (37.8)      709.6
Noncurrent Liabilities
Long-term debt...................................................       12.8     --           750.0(b)     762.8
Other noncurrent liabilities.....................................       13.8       28.0      --            41.8
Minority interests in subsidiaries...............................       22.0     --          --            22.0
                                                                   ---------  ---------  -----------  ---------
      Total noncurrent liabilities and minority interests........       48.6       28.0       750.0       826.6
                                                                   ---------  ---------  -----------  ---------
Common stock.....................................................       80.1     --            47.8(e)     102.8
                                                                                              (25.1)(g)
Additional paid-in capital.......................................     --         --         1,883.5(e)   1,908.6
                                                                                               25.1(g)
Retained earnings (accumulated deficit) and foreign currency
  translation adjustments........................................      378.4      601.8       (37.0)(a)    (176.6)
                                                                                             (750.0)(b)
                                                                                              115.9(e)
                                                                                               69.3(f)
                                                                                             (555.0)(h)
                                                                   ---------  ---------  -----------  ---------
      Total shareholders' equity.................................      458.5      601.8       774.5     1,834.8
                                                                   ---------  ---------  -----------  ---------
                                                                   $ 1,053.6  $   830.7   $ 1,486.7   $ 3,371.0
                                                                   ---------  ---------  -----------  ---------
                                                                   ---------  ---------  -----------  ---------

------------------------

(a) Autoliv has consistently expensed design and preproduction costs except tooling and will continue to do so after the Merger. Adjustment reflects conforming Morton ASP accounting methods to Autoliv accounting practice through the elimination of this asset and the corresponding reduction of retained earnings. The adjustment also reflects the related tax impact and the reclassification of tooling to the prepaid account.

(b) To reflect debt to be incurred under the New Credit Facility and related financing costs.

(c) To accrue estimated transaction costs to be paid by New Autoliv in connection with the Transactions. These costs consist principally of financial advisory, legal, accounting, registration fees, printing and similar costs.

(d) To record the preliminary estimate of patent and patent-supported technology as determined by independent appraisal. The appraisal process is not yet complete and, therefore, the above amount is subject to change.

(e) Represents the implied market valuation of the New Autoliv Common Stock to be issued to Morton shareholders in the Merger in excess of the sum of the amounts of assets acquired, less liabilities assumed, of Morton ASP. This excess is recorded as goodwill. The appraisal process related to certain assets is not yet complete and, therefore, the above amount is subject to change.

(f) To eliminate intercompany indebtedness to Morton.

(g) Represents the adjustment to the common stock account to reflect the difference between the par value of New Autoliv Common Stock to be issued in the Combination and the par value of the outstanding Autoliv Securities.

(h) To record the preliminary estimate of purchased in-process research and development, as determined by independent appraisal, which has been charged off and reflected as a reduction of retained earnings. The appraisal process is not yet complete and, therefore, the above amount is subject to change.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF NEW AUTOLIV

    The unaudited pro forma condensed combined statement of income of New Autoliv has been derived from the historical consolidated statement of income of Autoliv and the combined statements of income of Morton ASP adjusted to give effect to the Transactions using the purchase method of accounting. Due to Morton ASP's June 30 fiscal year, the amounts for Morton ASP for the year ended December 31, 1996 have been derived by combining the amounts for each of the quarters ended March 31 and June 30, 1996 and the amounts for the six months ended December 31, 1996. The unaudited pro forma condensed combined statement of income of New Autoliv has been prepared as if the Transactions occurred on January 1, 1996.

    The unaudited pro forma condensed combined statement of income should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Autoliv for the year ended December 31, 1996 and the audited combined financial statements, including the notes thereto, of Morton ASP for the year ended June 30, 1996, and the unaudited combined financial statements, including the notes thereto, of Morton ASP for the six-month period ended December 31, 1996, all of which are included elsewhere herein, and the notes to the unaudited pro forma condensed combined statement of income. The unaudited pro forma condensed combined statement of income is not necessarily indicative of the operating results of New Autoliv that would actually have been obtained had the Transactions been consummated on January 1, 1996, nor is it necessarily indicative of any future operating results.

                                 AUTOLIV, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                       TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                                 -------------------------------------------------
                                                                             MORTON      PRO FORMA         NEW
                                                                  AUTOLIV      ASP     ADJUSTMENTS(D)  AUTOLIV(D)
                                                                 ---------  ---------  --------------  -----------

                                                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
Sales..........................................................  $ 1,734.5  $ 1,469.9    $   --         $ 3,204.4
Cost of sales..................................................    1,387.3    1,119.1          17.9(a)    2,524.3
                                                                 ---------  ---------       -------    -----------
Gross profit...................................................      347.2      350.8         (17.9)        680.1
Selling, administrative and general expense....................       76.3       84.2        --             160.5
Research and development expense...............................      100.0       18.0        --             118.0
Amortization of intangibles, primarily goodwill................       11.2     --              32.2(b)       57.6
                                                                                               14.2(c)
Other income--net..............................................       (3.3)      (1.4)       --              (4.7)
                                                                 ---------  ---------       -------    -----------
Operating income...............................................      163.0      250.0         (64.3)        348.7
Equity in earnings (loss) of affiliates........................        7.5       (4.5)       --               3.0
Interest income................................................        5.7         .7        --               6.4
Interest expense...............................................       (5.4)      (2.4)        (46.7)(e)      (54.5)
                                                                 ---------  ---------       -------    -----------
Income before income taxes.....................................      170.8      243.8        (111.0)        303.6
Income taxes...................................................      (56.8)     (93.9)         24.7(f)     (126.0)
Minority interests in subsidiaries.............................        (.7)    --            --               (.7)
                                                                 ---------  ---------       -------    -----------
Net income.....................................................  $   113.3  $   149.9    $    (86.3)    $   176.9
                                                                 ---------  ---------       -------    -----------
                                                                 ---------  ---------       -------    -----------
Net income per share...........................................                                         $    1.72
                                                                                                       -----------
                                                                                                       -----------
Average shares outstanding.....................................                                             102.8(g)
                                                                                                       -----------
                                                                                                       -----------

------------------------

(a) To reflect the change in accounting practice related to Morton ASP's recoverable design and prepro-duction costs to conform to New Autoliv accounting practice.

(b) To record the estimated amortization of goodwill relating to the acquisition of Morton ASP, based upon a 40-year straight-line amortization method.

(c) To record the estimated amortization of patents and patent-supported technology based upon lives ranging from 8 to 25 years using a straight-line amortization method.

(d) These amounts do not reflect the estimated writeoff of the preliminary estimated appraisal value of in-process research and development of $555.0 million. The appraisal is not yet complete and, therefore, this amount is subject to change. There is no offsetting tax benefit associated with this adjustment.

(e) To reflect estimated interest expense for the $750 million of debt to be retained by Morton ASP in the Spinoff, including amortization of related debt financing costs, and eliminate interest expense related to intercompany indebtedness of Morton. Interest expense for the $750 million of debt to be retained by Morton ASP was calculated assuming an interest rate of 6.5%, which represents a conservative estimate of the interest rate to be paid on commercial paper to be issued by ASP. A 1/8% change in the assumed interest rate would impact annual interest expense by approximately $.9 million.

(f) To record the tax provision adjustment resulting from adjustments (a) and
    (e) above.

(g) Represents the estimated outstanding shares of New Autoliv Common Stock following the Transactions, assuming all outstanding Autoliv shares are tendered in the Exchange Offer and ignoring the impact on outstanding shares of New Autoliv Common Stock of cash paid to Morton shareholders in lieu of fractional shares of New Autoliv Common Stock they would otherwise be entitled to receive.

CAPITALIZATION OF AUTOLIV AND PRO FORMA CAPITALIZATION OF NEW AUTOLIV

    The following table sets forth the capitalization of Autoliv and the pro forma capitalization of New Autoliv at December 31, 1996, after giving effect to the Transactions and related adjustments described in the notes to the Unaudited Pro Forma Condensed Combined Balance Sheet of New Autoliv and Unaudited Pro Forma Condensed Combined Statement of Income of New Autoliv included elsewhere herein. This table should be read in conjunction with the notes referred to above and the consolidated financial statements, including the notes thereto, of Autoliv include elsewhere herein.

                                                                                        DECEMBER 31, 1996
                                                                                     ------------------------
                                                                                       AUTOLIV    NEW AUTOLIV
                                                                                     HISTORICAL    PRO FORMA
                                                                                     -----------  -----------

                                                                                          (IN MILLIONS)
Debt, including short-term debt....................................................   $    74.9    $   824.9(1)
Shareholders' equity:
  Autoliv Common Stock:
    Common Stock--$1.46 par value, 55.0 million shares authorized, issued and
      outstanding..................................................................        80.1
  New Autoliv Common Stock:
    Common Stock--$1.00 par value, 325.0 million shares authorized, 102.8 million
      shares issued and outstanding................................................      --            102.8(2)
    Preferred Stock--$1.00 par value, 25.0 million shares authorized, none
      issued.......................................................................      --           --
  Additional paid-in capital.......................................................      --          1,908.6(3)
  Retained earnings (accumulated deficit) and foreign currency translation
    adjustments....................................................................       378.4       (176.6)(4)
                                                                                     -----------  -----------
Total shareholders' equity.........................................................       458.5      1,834.8
                                                                                     -----------  -----------
Total capitalization...............................................................   $   533.4    $ 2,659.7
                                                                                     -----------  -----------
                                                                                     -----------  -----------

------------------------

(1) Includes $750.0 million of debt of Morton ASP to be incurred under the New Credit Facility.

(2) Reflects the issuance of 47.8 million shares of New Autoliv to Morton shareholders in the Merger and the exchange of 55.0 million New Autoliv Securities for the outstanding shares of Autoliv in the Exchange Offer.

(3) Includes the adjustment ($25.1 million) to reflect the difference between the par value of New Autoliv Common Stock issued in the Combination and the par value of the outstanding Autoliv Securities and the adjustment ($1,883.5 million) to reflect the implied market valuation of the New Autoliv Common Stock to be issued to Morton shareholders in the Merger in excess of the book value of the assets acquired, less liabilities assumed, of Morton ASP.

(4) Amount reflects the effect of the $555.0 million one-time writeoff of purchased in-process research and development with no resulting tax benefit.

                             DESCRIPTION OF AUTOLIV

GENERAL

    Autoliv, incorporated in Sweden and the parent company of an international group (the "Autoliv Group"), is a leading developer, manufacturer and supplier of car occupant restraint systems to the automotive industry. Starting with seat belts in 1956, Autoliv has expanded its product lines to include seat belt pretensioners (1989), frontal airbags (1991), side-impact airbags (1994), steering wheels (1995) and seat subsystems (1996).

    The legal entity of the current Autoliv was incorporated in 1937. Granges Weda AB, a subsidiary of Granges AB which had manufactured, among other products, seat belt retractors since the 1960's, acquired Autoliv in 1975. In 1980, Granges AB was purchased by Electrolux AB (together with its consolidated subsidiaries, the "Electrolux Group") and in 1984 the name of Granges Weda AB was changed to "Electrolux Autoliv AB." Throughout the 1980's and 1990's, the Autoliv Group has expanded through a number of acquisitions of seat belt manufacturers predominantly in Europe, but also in Australia and New Zealand. In the late 1980's and in the 1990's, the Autoliv Group established a number of joint venture operations to expand into new markets outside Europe and into new areas of technology.

    In 1994, the Electrolux Group sold its shares in Autoliv through an initial public offering and the name of the company was changed from "Electrolux Autoliv AB" to "Autoliv AB." As part of the initial public offering, Autoliv's shares were quoted on the SSE and Autoliv introduced an American Depositary Share program.

    GOAL AND STRATEGY. Autoliv's goal has been to be the leading company in the world in the development, manufacture and marketing of systems and components for personal safety in automobiles. Autoliv has pursued this goal by focusing on:

    - technical leadership, including leadership in the area of integrated car occupant restraint systems,

    - global presence,

    - cost efficiency through product redesign, increased integration and automation, and

    - reliability through high quality, delivery precision and superior service.

    ORGANIZATION. Autoliv's organization is decentralized and responsibility is delegated deep into the organization. Autoliv's head office is located in Stockholm and employs just over 20 people.

    The operations of the Autoliv Group are divided into four main areas: account management, seat belt and airbag assembly, key components groups and joint ventures. All companies and units have profit and cash flow responsibility, and each reports financial results to the head office on a monthly basis.

    Account managers coordinate contacts between major customers and multiple production and engineering facilities. Product assembly managers are responsible for both production and sales. Autoliv's product assembly managers in Sweden, Germany, France, Spain and the United Kingdom are responsible for a group of facilities in their own and one or two additional countries. This structure follows the geographical production structure of Autoliv's major customers. The production of key components is organized into separate profit centers. With respect to supplying the Autoliv Group, the key component groups are treated like arm's-length suppliers that compete with external suppliers at market prices. The Autoliv Group has established a number of joint ventures to promote geographical expansion and technological development.

PRODUCTS

    Autoliv designs, develops and manufactures car occupant restraint systems and markets them to the world's major automobile manufacturers. Car occupant restraint systems encompass a variety of safety devices, the most significant of which in the current market are seat belts and frontal airbags, products that are designed primarily to protect car occupants from injuries sustained in frontal impacts. Seat belts also prevent passengers from being thrown out of cars in accidents. Autoliv also manufactures side-impact airbags, and Autoliv has recently been awarded development contracts for new rear-impact protection devices.

    SEAT BELTS. Since their introduction in the 1950's, seat belts have undergone significant safety and comfort improvements. Autoliv's current seat belt restraint systems are based upon three point seat belts and comprise a number of individual components (described below), which are often used in combination with each other and with airbag systems according to the specifications agreed upon with the car manufacturer. The three-point seat belt is primarily designed to restrain the car occupant and distribute the force of a frontal collision to the strongest parts of the body of the occupant. In most modern cars this function is combined with a strengthened passenger compartment and a crumple zone at the front. The principal components of the seat belts developed, designed and manufactured by Autoliv are the retractor, the buckle, the pretensioner, the load limiter and the height adjuster. The addition of load limiters is a recent development. Seat belt webbing is the only major component sourced externally by Autoliv (mainly from Van Oerle Alberton Holdings B.V., a company in which Autoliv holds a 20% interest). Unlike airbags, seat belts also provide protection in roll-over accidents and multiple collisions. During 1996, Autoliv's wholly owned companies delivered more than 35 million belt systems (1995: 34 million), almost 15 million of which were equipped with belt pretensioners (1995: 10 million).

        RETRACTORS. The retractor stores unutilized belt webbing on a spindle, releasing the webbing when the belt is drawn out, and retracting to eliminate slack after the belt has been fastened. The retractor mechanism is designed to lock and prevent release of the webbing in a crash situation, thereby restraining the car occupant.

        Autoliv has developed a series of retractors incorporating design improvements for increased safety and comfort and for reduced manufacturing costs. One of the most significant of these improvements is the use of a sophisticated web-lock within the retractor called the "belt grabber," which, in a crash, reduces both the extension of the webbing due to stretching and the "film-spool effect," which is caused by the belt's being yanked out when the loops of rolled-up webbing are tensioned upon impact.

        BUCKLES. The buckle is comprised of a clip with a steel tongue attached to the webbing and a mounting which is secured either to the chassis of the car or to the seat structure. The buckle must withstand forces of up to two tons during a crash and still be easily released even if the webbing is under considerable tension. Autoliv supplies unique, patented buckles which are completely "g-force insensitive," meaning that the buckle will not open even if it is suddenly pulled in any direction by great force. This buckle can thus be used in seat belt systems in conjunction with buckle pretensioners, a factor which has contributed to Autoliv's leading worldwide position as a supplier of such seat belt systems.

        PRETENSIONERS. The less a car occupant is thrust forward in a collision and the gentler the seat belt catches the occupant, the better is the chance of the occupant's surviving a collision and of avoiding serious injuries. Autoliv has therefore developed belt pretensioners, which are associated with either the buckle or the retractor, whose function it is to tighten the belt by up to six inches before a car occupant's body begins to move forward in a collision.

        Autoliv develops and manufactures both mechanical and pyrotechnic pretensioners. In the former, a mechanical sensor triggered by the force of a collision activates a spring attached to the buckle or retractor, thereby tightening the belt; in the latter, an electrical sensor triggers a pyrotechnic charge which pulls down the buckle or operates the retractor. All sensors are carefully calibrated to be activated only after an impact of appropriate magnitude. In 1996, approximately 80% of all new cars sold in Europe were equipped with seat belt pretensioners in the front seats. As almost no U.S. or

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    Japanese cars currently contain such safety improvements, Autoliv believes significant growth potential exists for its pretensioner products outside of Europe.

        LOAD LIMITERS. In 1995, Autoliv began to install advanced load limiters or tug restraints in its seat belt systems to reduce the risk of rib fractures and other injuries. The load limiter, which is combined with the retractor, allows the belt to pull out slightly if the force on the rib cage becomes excessive. Instead, the airbag is used to absorb the excess energy.

        PILLAR LOOP OR D-RING. To allow the retractor to be placed at the bottom of the B-pillar (the side pillar behind the front door) and at the same time achieve the correct belt geometry, a pillar loop through which the webbing can pass, is used. It is mounted on the B-pillar or directly on the height adjuster. The loop not only allows the webbing to slide through with minimum friction, but also enables the belt to carry the high belt loads in a crash without rupturing the webbing.

        HEIGHT ADJUSTERS. Height adjusters allow alteration of the height of the shoulder belt, thereby increasing the effectiveness of the seat belt in a crash situation as well as increasing the ease and comfort of use for car occupants of above or below average height. While height adjusters are typically mounted in the pillar behind the front door, Autoliv has developed a number of different designs to suit the individual requirements of various manufacturers, including a height adjuster integrated with the retractor. Height adjusters can be either mechanical or fully automatic.

        SEAT BELT BEAM. In many cars, installing a satisfactory seat belt system for the middle rear seat is difficult. The problem is particularly acute for hatchback- and stationwagon-type cars. To address these particular requirements, Autoliv has developed a beam with three complete three-point retractor belts. The beam, which is attached to the top of the rear backrest, can absorb the energy from three adult passengers in the event of a crash. It also reinforces the car's body and provides passengers with side-impact protection.

        INTEGRATED CHILD RESTRAINTS. Autoliv's child restraint system is integrated into the rear seat armrest or the rear backrest and is designed for use in conjunction with a three-point seat belt, giving protection to children between the ages of three and 10 years.

        "BELT-IN-SEAT." Autoliv has started to deliver safety belts which are attached to the backrest of the seat and which allow the shoulder belt to come closer to the car occupant's body. This position also allows the shoulder belt (and not just the lap belt) to restrain an occupant in the seat in the event of a roll-over accident. "Belt-in-seat" systems require some modifications of traditional seat belt components--most significantly the redesign and strengthening of the structures of most currently available car seats. In 1996, Autoliv acquired two seat component companies in order to be able to promote the development of "belt-in-seat" systems and other safety systems related to seats.

    FRONTAL AIRBAGS. Autoliv introduced its first airbag system in 1991, which system was designed to meet legislative requirements in the United States. Differences in U.S. and European legislative requirements regarding the use of restraint systems have resulted in the development of different airbag designs for each market. Since not all states in the United States mandate seat belt use, and since seat belt use is not as universal as in Europe, U.S. federal requirements focus on airbag system optimization in order to provide protection to unbelted occupants. IT SHOULD BE EMPHASIZED THAT SEAT BELTS REMAIN THE PRIMARY MODE OF PROTECTION AND SHOULD ALWAYS BE USED EVEN IF A VEHICLE IS EQUIPPED WITH AN AIRBAG. Nearly all of Autoliv's competitors sell only U.S.-sized airbags both within and outside the United States. In Western Europe, where seat belt use is mandatory and compliance with such laws generally is high, smaller airbags ("Eurobags") have been designed for use in combination with seat belts. These smaller-sized airbags are designed to prevent an impact of the occupant's head and upper body with the steering wheel or dashboard, rather than to provide full body protection. The price of Eurobags is less than that of U.S.-sized airbags and the safety device is lighter as well as less bulky. The fact

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that Eurobags are smaller and that the inflator in this system contains less propellant also makes them less "aggressive" than U.S.-sized airbags. Autoliv introduced this "de-powered" system in 1992.

    The complete airbag system developed and produced by Autoliv consists of both the electronic control unit (including sensor) and the airbag module (housing, gas generator (including initiator), sundry mechanical parts, textile bag and cover for the steering wheel or dashboard panel). Autoliv has the capability to manufacture all such components internally, with the exception of sensors. Generally, a greater proportion of the value of the components in Autoliv's airbags is purchased either internally or externally, as compared to the value of the components used in Autoliv's seat belt production. Autoliv sold more than six million airbag modules (including side-impact airbag modules) in 1996 (1995: less than five million).

        BAGS. The bags are typically made of synthetic fabric such as nylon and have vent holes to ensure deflation almost immediately following deployment. In this way, the vent holes serve to increase the cushioning effect. The Eurobag volume used to be 30 to 35 liters on the driver side, but is now usually being increased to 40 to 45 liters on the driver side, and is between 60 and 100 liters on the passenger side. The volume of U.S.-sized airbags varies between 50 and 75 liters on the driver side and between 120 and 160 liters on the passenger side. Autoliv has developed a one-piece woven bag mainly for its Eurobag production to reduce manufacturing costs.

        Autoliv's primary supplier of nylon bags is Autoliv Textiles, which consists of Airbags International Ltd. in Great Britain and Svensk Airbag AB in Sweden, both wholly owned subsidiaries of Autoliv.

        GAS GENERATORS AND IGNITERS. The airbag is inflated by a gas generator. The gas generators used in most of Autoliv's airbag systems contain an electrical igniter (or initiator), a propellant, and, in some cases, filters to clean and cool the gas as it exits the generator and inflates the bag.

        In its Eurobags, Autoliv utilizes a small gas generator called "Euroflator" containing propellant, based on an invention of Alfred Nobel, consisting of a nitro-cellulose and nitro-glycerin based propellant. One generator is needed to inflate the driver-side airbag and two are required for the passenger-side airbag. Autoliv has developed the Euroflator gas generator in conjunction with its subsidiary Livbag S.A. ("Livbag") and its joint venture partner Societe Nationale des Poudres et d'Explosifs SA ("S.N.P.E.") in France. Euroflator is used exclusively in Autoliv's Eurobag system. Autoliv purchases all gas generators used in its U.S.-sized airbags from an external supplier.

        In the fall of 1996, Autoliv began producing its own solid-fueled, non-azide inflator called the "Globoflator," which can be used in U.S.-sized airbags. It uses a patented, environmentally friendly and easy-to-handle composite material as propellant. The Globoflator is 35% lighter and 50% smaller than traditional sodium azide-based gas generators. The Globoflator will be used in driver-side airbags, where its low weight and small size are particularly advantageous. The propellant in Globoflator will also be used in hybrid gas generators.

        Concurrently with the introduction of the Globoflator, Autoliv started to produce its own hybrid inflator, which will be used in passenger-side airbags and for side-impact protection systems. In a hybrid gas generator the bag is primarily inflated by compressed gas. Autoliv's hybrid inflator is smokeless, easy to handle and recyclable. Unlike inflators already on the market and many traditional pyrotechnic inflators, one version called the "Varioflator" will not have the drawback of a pressure peak immediately following ignition. Instead, with the Varioflator, it will be possible to control the gas flow and to ease the inflation of the bag. This will not only allow the use of thinner and less expensive fabric in the textile bags, but it will also reduce the risk to children, small adults and "out-of-position" passengers of being injured in the event of their being too close to a deploying airbag.

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        SENSORS AND ELECTRONICS. Three types of sensors can be used for airbag deployment: electronic, electromechanical and mechanical. In its frontal airbag systems, Autoliv uses only its single-point, electronic control unit if Autoliv is the supplier of the electronic system. All crash sensors operate according to a similar principle: they react to a crash based primarily on the associated change in velocity beyond certain calibrated limits. The electronic control unit evaluates the signals from the sensor and determines when the bag should be inflated. An electrical impulse is then sent to the initiator which ignites the propellant in the gas generator.

        If the car has seat belts with pyrotechnic belt pretensioners, the seat belt system can be connected to the electronic control unit of the airbag system. The two safety systems are then integrated to give optimal protective effect and to raise the speed threshold at which the airbag deploys.

        The connection between the electronic control unit and the gas generator must always remain intact. In addition, the steering wheel must be capable of being turned several revolutions without this connection being interrupted. Autoliv has developed a special connecting coil or spool able to withstand such strains and which ensures that the impulse from the control unit will reach the gas generator on the driver side.

    SIDE-IMPACT PROTECTION. After five years of research and development efforts, in part together with Volvo, Autoliv began supplying the world's first side-impact airbag in 1994. Shipments have recently commenced to Volkswagen, where the side-impact airbags are offered on an optional basis in certain countries for its Golf and Passat models, and to Audi for its Audi A8 model. Within the next few years, deliveries are planned to both existing and new Autoliv airbag customers.

    The side-impact airbag provides protection to the occupant's upper body in a side impact and keeps the occupant's body away from the point of impact. In a side-impact airbag, inflation must occur much faster than in a frontal-impact airbag since a side collision occurs closer to the occupant. This requirement for high speed prompted the development of a special sensor system and special gas generators. Autoliv's side-impact airbag has been designed to inflate within 12 milliseconds of impact (compared to approximately 40 milliseconds for Autoliv's frontal-impact airbags).

    Interest in side-impact protection is due to the fact that an estimated one-third of all fatalities and serious injuries to car occupants are caused by side collisions. This interest can also be explained by new laws and test requirements. Beginning with the 1997 model year, all new cars in the United States must be able to withstand a side collision equivalent to 30 m.p.h. with no resulting serious injury to the occupants. There are now similar legal requirements in Europe applicable to new models produced in model year 1999 and later, and to all new cars produced beginning in October 2003. Several of today's models do not meet these requirements. Consequently, within the next few years, Autoliv expects that side-impact airbags, which cost less than half the price of frontal airbags, are likely to become standard equipment in many new cars.

    With Autoliv's current side-impact airbags, the risk for serious chest injuries is estimated to be reduced by more than 20% according to tests performed by independent testing institutes. Increased head protection is also attained due to the occupant being kept away from the intruding side of the car. However, special equipment is required in order to obtain adequate head protection in side collisions. Such equipment is now under development by Autoliv. See "--Head Protection."

        SENSORS. A vehicle occupant is at greatest risk of sustaining injury in a side collision if he or she is seated on the side of impact and if the door or side of the car is destroyed. The sensor in Autoliv's side-impact airbag system is therefore placed close to the occupant in the seat or in the side of the car and is activated if the speed of the impacting vehicle is greater than 9-12 m.p.h. The sensor transmits the impulse to the gas generator in less than five thousandths of a second.

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        THORAX SIDE BAGS. The bag module in Autoliv's system is mounted in the seat's backrest, the optimal placement since the bag then follows changes in the position of the seat and the tilt of the backrest. Despite having a volume of only 12 liters, the bag protects occupants sitting in a forward position and tall persons reclining on the backrest when the seat is in the rear position. Upon inflation, the bag covers the chest and a portion of the occupant's abdomen. Other parts of the abdomen and the hip are protected by collapsible material in the door. The bag is either sewn in nylon fabric by Svensk Airbag AB or woven directly in a single piece by Airbags International Ltd.

        HEAD PROTECTION. After introducing in 1994 the world's first side-impact airbag, Autoliv has taken the lead in another safety area: head protection in side collisions. The need for products in this area is great, since the head is hit in two-thirds of the serious and fatal injuries caused by side collisions. In the United States alone, an estimated 15,000 serious or fatal injuries are caused each year by head injuries in side collisions.

        Autoliv develops mainly three different products for head protection. The Inflatable Tubular Structure ("ITS") consists of a unique nylon tube, which can rapidly expand to a diameter of about six inches along the side window. The thin tube is installed in the roof above the door and is inflated by a gas generator. The system is being developed in cooperation with BMW and Simula, Inc. pursuant to a worldwide marketing agreement. Another head protection product currently under development is the combined Head & Thorax-Bag, in which an extra bag deploys from the regular side-impact airbag that protects the chest. This product is being developed in cooperation with other car manufacturers. The third head protection product is the Inflatable Curtain ("IC"), which will cover, when inflated, the entire upper part of the car's side, and which will cushion the heads of the driver and all passengers seated next to the doors--both front and rear. The IC also protects against occupants being ejected through the side window (e.g., in a roll-over accident). The IC is being developed in cooperation with both European and non-European car manufacturers.

    STEERING WHEELS. Frontal airbags are capped by covers on the steering wheel or the instrument panel. Although steering wheels and dashboards are usually produced by other automobile component suppliers, Autoliv, as a complete airbag system supplier, must ensure that the steering wheel and dashboard panel covers are manufactured according to designs and specifications that permit reliable and safe deployment of the airbag. Consequently, design modifications are made in collaboration with Autoliv and in accordance with Autoliv's specifications.

    In the fall of 1995 and the beginning of 1996, Autoliv acquired, in a two-step transaction, 77% of the outstanding shares of Isodelta S.A., Europe's third largest producer of automotive steering wheels. Autoliv has a call option and is subject to a put option to purchase the remaining shares before June 30, 1999. Isodelta S.A. and Autoliv have cooperated for a period of time and, among other things, Isodelta S.A. has been supplying steering wheel covers for some of Autoliv's airbag modules.

    Due to greater interaction with Isodelta S.A., Autoliv now has the capability to deliver steering wheels containing pre-installed airbags to automobile manufacturers. This is consistent with the trend in the automobile industry towards "macro component supply," where a small number of sub-suppliers have responsibility for supplying entire systems.

    Autoliv's cooperation with Isodelta S.A. also enables the introduction of Isodelta S.A.'s products to new customers and new markets through Autoliv's worldwide organization. In 1996, the world market for automotive steering wheels is estimated to have been at least US$ 1.0 billion. Growth potential exists for sales of advanced steering wheels with such added features as cruise control, radio controls and cellular telephone controls.

    Isodelta S.A. primarily produces automotive steering wheels, but the company's products also include steering wheel covers for airbag modules, tools and certain gear shift lever products.

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    SEAT SUB-SYSTEMS.  During 1996, Autoliv completed acquisitions of the
Swedish seat component makers Autoliv-Hammarverken AB (formerly Hammarverken i
V axjo AB) and Autoliv Mekan AB (formerly Hassleholm Automotive AB), which are now part of a newly formed business unit, Autoliv Seat Sub-Systems. These companies primarily produce seat frames, backrests, seat adjusting tracks and other load-bearing components for automotive seats, but are also developing knee protection devices. Autoliv concentrates on safety-enhancing components, and does not plan to manufacture complete seats.

    The car seats of the future will be an even more important part of a car's safety system than they are today. Seat belts, for example, will in many cars be attached to the backrest instead of the side of the vehicle. This positioning should provide the safety advantage of bringing the seat belt even closer to the body. However, many of today's car seats and sliding rails must be reinforced to allow attachment of the seat belt to the backrest.

    Prior to the acquisition of the seat component companies, Autoliv had already developed a patented, stronger recliner for the backrest. Shipments of this recliner or backrest adjustment began during the fall of 1995.

MANUFACTURING AND PRODUCTION

    Including joint venture operations, Autoliv has 45 wholly or partially owned production facilities located in 23 countries, consisting of both component factories and assembly factories. The component factories manufacture gas generators, initiators, textile airbags, pressed steel parts, springs, moulded plastic parts, and over-moulded steel parts used in seat belt and airbag assembly, seat subsystems, and steering wheels. In addition, electronics are produced at the production facilities of the Autoliv Group's joint venture operations. The assembly factories source components from a number of parties, including Autoliv's own component factories, and assemble complete restraint systems for "just-in-time" delivery to customers.

    The Autoliv Group's "just-in-time" delivery system has been designed to accommodate the specific requirements of each customer for low levels of inventory and rapid stock delivery service. "Just-in-time" deliveries turn manufacturing close to the customers into an important competitive advantage. The fact that the major automobile manufacturers are continually expanding production activities into more countries increases the importance to suppliers of having production capacity in several countries. Autoliv currently operates production facilities for car safety products in more countries than its competitors.

    Automobile manufacturers are seeking competitive quotes from suppliers and demanded significant staged price reductions over a product's life cycle. In line with its customers' purchasing strategies, Autoliv has implemented cost-saving programs which are reducing Autoliv's own material, production and administrative costs.

    The Autoliv Group's wholly owned component factories are located at Caudebec-les-Elbeuf and Pont-des-Buis (France), Norderstedt (Germany), Turin (Italy), Chichester, Congleton and Milton Keynes (United Kingdom), and Hassleholm, Kungalv, Vargarda and Vaxjo (Sweden). Autoliv also has joint ventures producing key components.

    The Autoliv Group's wholly owned assembly factories are located in Melbourne (Australia), Gournay-en-Bray (France), Dachau, Dobeln and Elmshorn (Germany), Sopron (Hungary), Havant (United Kingdom), Landgraaf (the Netherlands), Auckland (New Zealand), Barcelona and Valencia (Spain), Vargarda (Sweden), Indianapolis (United States) and Toluca (Mexico).

    The Autoliv Group's steering wheel production facilities are located in Poitiers, France.

    For a list of Autoliv's production facilities, see Appendix E to this Proxy Statement/Prospectus/ Exchange Offer.

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    If the supply of raw materials and components is not disrupted, the Autoliv
Group's assembly operations are not generally constrained by capacity considerations. Autoliv can adjust capacity in response to changes in demand within a few weeks by the addition or removal of standardized production and assembly lines, while there is typically a three-year time span before a new contract results in actual sales and shipments. Most of the Autoliv Group's assembly factories can make sufficient space available to accommodate additional production lines to satisfy foreseeable increases in capacity.

    The products manufactured by the Autoliv Group's assembly factories in 1996 consisted of more than 35 million complete seat belt systems (almost 15 million of which were fitted with pretensioners), and more than 6 million airbag modules.

    QUALITY MANAGEMENT. Autoliv's products face extremely high reliability requirements. In order to meet high customer quality requirements and internal production efficiency requirements, Autoliv has for several years operated an advanced quality management system. The system is a zero defect rate system and is based upon preventive principles involving the measurement of a number of quality indicators. By reference to best practice within its industry segment, Autoliv had developed quality "benchmarks" applied throughout the Autoliv Group and places great emphasis on continually improving the quality of its products, customer service and production processes.

    Autoliv's quality management system meets the strict quality requirements demanded by Autoliv's customers, all of whom have approved the system and many of whom have formally acknowledged the high standards attained by the Autoliv Group. All wholly owned Autoliv companies that deliver products directly to car manufacturers, with the exception of one company which is expected to be certified later this year, are certified according to ISO 9000 (as defined below) requirements. Most of Autoliv's joint venture companies are also ISO 9000-certified, with the remaining ones expected to be certified during 1997. "ISO 9000," a quality assurance management system endorsed by European nations and many other countries, is a checklist of functions, policies and rules considered necessary to assure the quality of a company's products and services. ISO 9000's standards were deliberately designed to be generic so that they can be used by manufacturing and service industries worldwide.

    T wo Autoliv subsidiaries have already received QS 9000 certification, a quality standard stipulated by U.S. car manufacturers ("QS 9000"), and Autoliv's other major assembly companies are in the process of being QS 9000-certified. QS 9000 applies to all suppliers, internal and external, who provide production and service parts and materials to Chrysler, Ford and General Motors.

    PURCHASING COORDINATION. Purchasing is, to a large extent, centralized. The purchasing process involves "Group Lead Buyers," who are assigned to each of Autoliv's major suppliers and/or major commodities. These Group Lead Buyers are responsible for negotiating the purchasing requirements of specific types of components for the entire Autoliv Group. In addition, major products are coordinated by "Purchasing and Tool Coordination Teams." Product development projects have increasingly involved the selection of certain suppliers to participate in the engineering stages of product development in order to improve both processes and products. In order to aggregate purchase volumes, reduce purchasing costs and allow closer collaboration in product development, the Autoliv Group has gradually reduced the total number of its suppliers.

    AUTOLIV AUTOMATION. Achieving low production costs is critical for suppliers to the world's automotive industry. Autoliv's manufacturing is often highly automated, and allows for low-cost production in the high-wage countries where the largest customers are located. In addition, Autoliv has been implementing a program to standardize its automated production lines across all factory sites.

    Autoliv Automation, a division of the Autoliv Group, oversees the development and manufacturing of computerized assembly lines and other automatic production equipment. Autoliv Automation exclusively

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supplies Autoliv's subsidiaries and joint ventures and is situated at the
Gournay-en-Bray production facility in France. Autoliv Automation has approximately 80 employees.

    MAJOR COMPONENTS PRODUCTION UNITS--INTEGRATION. For several years, Autoliv has continually increased the level of backward vertical integration of its production activities. This integration helps Autoliv maintain low production costs and gives Autoliv direct control and experience with the underlying product phases. Augmenting self-sufficiency with respect to important components is one of Autoliv's strategic goals.

    Autoliv has achieved increased vertical integration primarily by establishing subsidiaries or by combining with other companies through joint ventures. In order to enhance vertical integration, the production of key components has been organized into separate profit centers. Autoliv Steel & Plastics and Autoliv Textiles, both divisions of Autoliv, were formed during 1995. During 1996, Autoliv formed Autoliv Electronics and the Autoliv Inflators and Autoliv Seat Sub-Systems divisions.

        AUTOLIV STEEL & PLASTICS. Autoliv Steel & Plastics had total sales in 1996 of MSEK 700, made mainly to companies in the Autoliv Group. The steel and plastics companies employ 800 individuals. The business consists of Autoliv Composants SNC in France, Stakupress GmbH in Germany, the Precision Components division and Tensator Ltd. in Great Britain, and Cosma S.p.A. in Italy. Autoliv Composants SNC manufactures metal components for seat belts, Stakupress GmbH and the Precision Components division manufacture a variety of metal and plastic components while Tensator Ltd. specializes in retractor springs for seat belt retractors and height adjusters. Cosma S.p.A. manufactures plastic components for seat belt systems.

        AUTOLIV TEXTILES. Autoliv Textiles had total sales in 1996 of MSEK 600, all of which were internal. Autoliv Textiles has 800 employees and comprises Airbags International in the United Kingdom and Svensk Airbag AB in Sweden. Airbags International Ltd. was started as a joint venture in 1989 to build production capacity to meet the rapidly growing need for airbags. Airbags International Ltd. became a wholly owned subsidiary of Autoliv during 1994. The unit also includes Svensk Airbag AB, which was acquired by Autoliv at the end of 1995. Svensk Airbag AB supplies most of Autoliv's sewn nylon airbags, while Airbags International Ltd. has developed a unique, patented, cost-efficient technology which allows the textile bags to be manufactured directly from the yarn on the loom.

        AUTOLIV ELECTRONICS. Autoliv Electronics had total sales in 1996 of MSEK 800, all of which were made to Autoliv companies, and just over 400 employees. Although early in its development Autoliv developed its own electronics to control airbags, Autoliv contracted out manufacturing since it lacked electronics production capabilities. Autoliv's first contract manufacturer was the former Luxor in Motala, Sweden, which later became Nokia Audio & Electronics AB. At the end of 1995, Nokia O.Y. decided to transfer most of this business to a separate entity, Autoliv Nokia AB, in which Autoliv acquired a 50% interest during 1996. Autoliv had already formed Sagem-Autoliv SNC in France in 1994 together with Societe d'Applications Generales d'Electricite et de Mecanique ("Sagem"), one of Europe's leading electronics companies. The new company, in which Autoliv owns 50 percent of the shares, has become one of Autoliv's most important suppliers of electronics. Autoliv Electronics AB develops products that will partially replace electronics currently purchased from external suppliers, which will help further increase Autoliv's level of integration.

        AUTOLIV INFLATORS. Autoliv Inflators, which consists of Livbag, Autoflator and N.C.S., has almost 500 employees and had sales of approximately MSEK 1,100 in 1996, most of which were made to companies in the Autoliv Group. Livbag was begun in 1990 as a joint venture with S.N.P.E., a leading French manufacturer of explosives. Livbag, Autoliv's source for pyrotechnics, has developed the gas generator used in Autoliv's Eurobag system and side-impact airbag system as well as the micro gas generator used in the pyrotechnic seat belt pretensioners. Livbag has also started to produce a new advanced, solid-fueled, non-azide inflator, the Globoflator, mainly for U.S.-sized airbag systems.

    Livbag is currently 51% owned by Autoliv. Autoliv has an option to increase its shareholding to 66% and S.N.P.E. has a mirror put option. Autoflator AB in Sweden, which was established by Autoliv in 1994 and transferred in 1996 to Livbag, produces cold gas generators. During 1996, Autoflator AB began manufacturing its own hybrid gas generator, which will partially replace gas generators currently purchased from outside suppliers. Autoliv Inflators also consists of the French company N.C.S., which Livbag acquired in the fall of 1996. N.C.S. is a key supplier to Livbag and a leading producer of initiators for gas generators. The company offers both glass-to-metal and plastic sealed initiators.

        AUTOLIV SEAT SUB-SYSTEMS. Autoliv Seat Sub-Systems consists of the Swedish seat component makers Autoliv-Hammarverken and Autoliv Mekan AB, which together had approximately 470 employees in 1996 and MSEK 560 in sales, all of which were to external customers. These companies primarily produce seat frames, backrests, seat adjusting tracks and other load-bearing components for automotive seats. The product lines also include knee collision protection devices. Autoliv's interest in such companies relates primarily to the safety-enhancing components and not to the manufacturing of complete seats.

RESEARCH, DEVELOPMENT AND ENGINEERING

    Autoliv is continually investing in research, development and engineering to maintain and strengthen its position globally for car occupant restraint systems. Research activities are concentrated in the Autoliv Group's research center in Vargarda, Sweden, while new product development takes place at the Autoliv Group's technical centers located in Gournay-en-Bray, France; Dachau, Germany; Havant, United Kingdom and in Detroit in the United States; as well as in Vargarda. The Autoliv Group also has crash laboratories in Barcelona, Spain; Melbourne, Australia; and Hamburg, Germany. Engineering is undertaken at all of the Autoliv Group's production sites and within its joint venture operations in close cooperation with each site's local customers and utilizing the resources of the technical centers when necessary.

    Each of the technical centers is equipped with an advanced crash laboratory which possesses crash tracks capable of simulating the crash environment in dynamic tests at speeds of up to 50 m.p.h. with complete automobiles weighing up to two tons, or with crash sleds. In Autoliv's new crash facilities in Sweden and the United States, full scale tests can also be performed with complete trucks weighing up to 10 tons. These laboratories permit reliable data to be gathered from repetitive tests. In addition, mathematical simulations of collisions are performed in parallel with the dynamic tests. With 12 crash tracks, including eight tracks for full-scale tests with complete automobiles, Autoliv has more crash test resources than any other automotive safety company. Autoliv's customers make considerable use of both the test facilities and Autoliv's specialists located at these facilities. The proximity of Autoliv's development centers to its most important customers reflects Autoliv's strategy to ensure its position as the customers' specialist and development partner for auto safety concerns.

TECHNICAL CENTERS AND CRASH LABORATORIES

LOCATION                                                  FUNCTION
--------------------------------------------------------  --------------------------------------------------------
Autoliv Research, Vargarda (Sweden)                       Research center
Autoliv Safety Center, Vargarda (Sweden)                  Technical center for full-scale tests, roll-overs, etc.
Autoliv Germany, Dachau                                   Technical center with full-scale test laboratory
Autoliv France, Gournay-en-Bray                           Technical center with full-scale test laboratory
Autoliv UK, Havant                                        Technical center with full-scale test laboratory
Autoliv North America, Detroit                            Technical center with full-scale test laboratory
Autoliv Australia, Melbourne                              Full-scale test laboratory
Autoliv Spain, Barcelona                                  Full-scale test laboratory
Autoliv Germany, Hamburg                                  Full-scale test laboratory

    Autoliv's research, development and engineering expenses in 1996 were approximately 6% of 1996 net sales (1995: 6%). In total, research, development and engineering activities employ approximately 1,100 people.

    RESEARCH. Autoliv is actively engaged in the search for new systems and improved methods to protect car occupants from injury. Autoliv's research is conducted in consultation with the Autoliv Technical Advisory Board, which consists of internationally recognized scientists in the fields of traffic safety and biomechanical research, as well as with the safety design engineers of major automobile manufacturers. Autoliv's research and development is based on Autoliv's own tests and trials as well as on injury statistics and general collision data from, for example, insurance companies. Reports from independent researchers at universities and technical institutes provide other important sources of information.

    Autoliv's research resources have identified and are focusing on the following five principal areas of new restraint and protection systems: seat belt systems, frontal airbag systems, side-impact protection devices, rear-impact protection devices and roll-over protection.

        SEAT BELT SYSTEMS. Consistent with Autoliv's strategy to continually upgrade and improve its existing products in order to maintain its leadership in seat belt technologies, Autoliv has continually worked to make its seat belt systems more efficient, more comfortable, lighter, less bulky and more cost-efficient. In this regard, Autoliv is currently developing the next generation of load limiters, which will be adaptive so as to limit the load on an occupant's chest depending on the crash severity, the occupant's weight and other parameters. In addition, at the beginning of 1997, Autoliv began to produce the next generation of pretensioners, which are smaller and have fewer components and a more simplified design than previous models. Also, as part of its cost-reduction program, Autoliv is developing a new retractor which is expected to be introduced later in 1997.

        FRONTAL AIRBAG SYSTEMS. Autoliv will be able to draw on the in-house expertise of its key component groups Autoliv Electronics, Autoliv Inflators, Autoliv Textiles and Autoliv Steel and Plastics to develop the next generation of airbag systems. Airbag systems research and development is mainly focused in two areas: the "Gentle Bag" and the "Adaptive Bag."

        The goal of the Gentle Bag project is to make the bag less aggressive during deployment and to reduce the risk of injury to occupants who are sitting close to the steering wheel or dashboard. The project incorporates an extensive re-design of the current airbag systems, from the cover, which will open at a lower bag pressure, to the design of the textile bag itself, to the inflation process, which will be progressive and follow an S-curve, providing for a minimum level of release of gas before the bag emerges from the cover followed by increased gas flow as the bag deploys.

        With the introduction of the Varioflator, Autoliv can offer an S-curve inflator for the passenger side, where the need for such gas generators is greatest. For the driver side, Autoliv's inflator company, Livbag, has likewise developed a "dual-stage" inflator, which uses two pyrotechnic charges to produce an S-curve inflation.

        Autoliv's other major development focus is adaptive airbag systems. The goal of these Adaptive Bag airbag systems is to make it possible to adjust the inflation of the airbag for, among other things, the severity of the crash, the weight of the occupant and the characteristics of the car's seat belt system. The system is also expected to be able to determine if the occupant is belted and if there is an occupant -- or a child seat--in the front passenger seat. These adaptive systems will require new electronic sensors, as well as more intelligent electronic control units.

        In parallel with these two major development projects, Autoliv is continuously endeavoring to develop smaller, lighter, more environmentally friendly and more cost-efficient airbag systems.

        SIDE-IMPACT PROTECTION DEVICES. The development of the market for side-impact protection systems in both North America and Europe is primarily driven by customer demand for improved safety features. In response, Autoliv is conducting research into a range of side-impact protection devices, including research relating to airbags mounted in the seat or the car door and research relating to head protection devices. Although the technology in these areas is being developed rapidly, the designs used are often more complex than those for frontal impacts due to the much faster response times required. The most important development projects related to side-impact protection are the ITS, the Head & Thorax-Bag and the IC, which have been described more extensively above.

        REAR-IMPACT PROTECTION DEVICES. Although rear impacts result in a much lower risk of fatal injury than frontal or side impacts, occupants can incur long-term or permanent disabilities from relatively minor impacts due to damage to the neck arising from a sharp backwards rotation of the head, known as the "whiplash effect." Autoliv has developed new systems which are considered to be effective for minimizing such injuries. Automobile manufacturers have awarded Autoliv development contracts for these systems. Due to the potential to reduce the large number of long-term injuries, Autoliv believes the market potential for its whiplash protection systems to be significant.

        ROLL-OVER PROTECTION. Although seat belts are designed to restrain car occupants in their seats, currently available safety restraint systems provide limited protection in a roll-over situation. Autoliv is developing restraint and protective devices, including the IC, that will improve safety in such accidents.

        OTHER. Autoliv is conducting research aimed at developing "Safety Systems Controls," coordinating the deployment of all restraint devices, including both seat belts and various airbags. Over the long term, Autoliv anticipates that automobile manufacturers will increasingly require occupant restraint systems to be integrated with other major components of the vehicle, thereby reducing the assembly time and production costs for such manufacturers. An example might include a "safety seat" with a belt-in-seat system, a side-impact airbag system, a whiplash protection system and other restraint systems supplied together as a macro component. The driver-side airbag will be designed as an OPAS (one-piece-airbag-steering-wheel) in a similar fashion. Autoliv's in-house expertise in these areas well positions Autoliv to become a leading developer of these macro components.

        PRODUCT DEVELOPMENT. Autoliv's product development program is performed at Autoliv's technical centers in Sweden, Germany, France, the United Kingdom and the United States, with each center focusing on specific product ranges. Through its development program, Autoliv aims to continuously upgrade the effectiveness of its restraint systems, reduce the costs of manufacturing and materials used, and thereby improve Autoliv's competitive position.

    Autoliv's product development focus in each country is as follows:

        SWEDEN                GERMANY                FRANCE                    UK                   U.S.
----------------------  -------------------  ----------------------  -----------------------  ----------------
U.S.-sized airbags      Eurobags             Pyrotechnic buckle      Height adjusters         Belt-in-seat
Airbag covers           Head protection      pretensioners           Roll-over protection     retractors
Gentle Bags             New retractors       Gas generators          Gentle Bag covers        Gentle Bags
Electronics in          Retractor            Adaptive Bags                                    Adaptive Bags
  adaptive airbags      pretensioners        Airbag electronics
Whiplash                                     Integrated steering
  protection                                 wheels
Integrated child
  restraints

    ENGINEERING. Engineering encompasses the process of designing and adapting the restraint system to meet customers' specific requirements for product performance, as well as the integration of the system with the automobile design and production process. In addition, stringent testing and consequential modification to the restraint system are required to ensure that the system performs according to the specified requirements when fitted into a complete automobile, a process known as "product homologation." This process is conducted in close cooperation with customers, both during the development phase of a new vehicle model and, later, in the form of revisions and upgrades to the restraint system or the car model during its production life.

    PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS. Autoliv protects many of its innovations with patents, and vigorously protects and defends its patents, trademarks and know-how against infringement and unauthorized use. At present, Autoliv holds more than 1,300 patents covering a large number of innovations and product ideas, mainly in the fields of seat belt and airbag technologies. In addition, Autoliv utilizes, and has access to, the patents of Autoliv's joint ventures and joint venture partners.

    These patents expire on various dates during the period 1997 to 2016. The expiration of any single patent is not expected to have a material adverse effect on Autoliv's financial position.

JOINT VENTURES

    An important element of the Autoliv Group's strategy has been to establish joint ventures to promote the Autoliv Group's geographical expansion and technological development, as described below.

    Total sales of the Autoliv Group's joint venture operations to outside customers aggregated to approximately MSEK 1,240 in 1996 (1995: approximately MSEK 1,500). The reduction in sales is due to the fact that some joint ventures became subsidiaries during 1996. These joint venture operations are accounted for according to the equity method.

    GEOGRAPHICAL EXPANSION. In order to expand into new markets, such as Argentina, China, India, Indonesia, Malaysia, the Philippines, Taiwan, Thailand and Turkey, Autoliv has established joint ventures with local partners in order to gain assistance in marketing Autoliv's full product line to local automobile manufacturers. These automobile manufacturers frequently belong to the same automobile manufacturing groups as Autoliv's customers in Europe. Autoliv typically contributes its design and production knowledge to the joint venture, with the local partner providing sales support and manufacturing facilities. Several of these local partners manufacture and sell standardized seat belt systems, but will, through the joint venture with Autoliv, be able to upgrade their product range to include pretensioners, airbags and other technological improvements upon their customers' demand. In addition to joint ventures established in emerging markets, Autoliv has, in certain instances, established joint ventures in markets such as France and South Africa, either to strengthen its sales position or to gain access to the market.

    TECHNOLOGICAL DEVELOPMENT. Technological developments in airbag restraint systems have forced Autoliv to become familiar with and enter into new areas of technology such as pyrotechnics, electronics and fabric weaving techniques used in airbag production. In order to compete effectively as a system supplier, Autoliv recognizes that it will increasingly need to influence the direction of research in these areas to meet its own customers' requirements and to secure availability of technological advances, rather than having to rely on suppliers for state-of-the-art technology. Consequently, Autoliv has established joint ventures with partners that contribute to Autoliv's expertise in the areas of pyrotechnics and electronics. These joint ventures include Autoliv Nokia AB and Sagem-Autoliv SNC. See "--Manufacturing and Production--Major Components Production Units."

SUMMARY OF JOINT VENTURES

COUNTRY              PRODUCTION FACILITY                          PARTNER                 YEAR SIGNED     OWNERSHIP
-------------------  -------------------------------------------  ----------------------  -------------  -----------
Argentina            Autoliv Slowik, Buenos Aires                 Slowik EMM                     1995           50%
China                CHA, Changchun                               NHAEF(1) and Changchun         1994           30%
                                                                    Automobile Gaskets
                                                                    Factory
                     NHA, Nanjing                                 NHAEF(1)                       1989           50%
France               EAK, Mulhouse                                ECIA                           1990           49%
                     Sagem-Autoliv, Rouen                         Sagem                          1994           50%
India                RHW-Autoliv, Bangalore                       RHW India Ltd.                 1991           50%
Indonesia            Autoliv Indonesia, Jakarta                   Bimantara Cakra Nusa           1995           50%
Malaysia             Autobelt, Kuala Lumpur                       Auto-industries                1994           30%
                     Airbag Systems Malaysia,                     Auto-belt Sdn. Bhd             1995           25%
                     Kuala Lumpur
Philippines          Autoliv QB, Manila                           Qualibrand                     1995           30%(2)
South Africa         Autoflug, Johannesburg                       Automotive                     1991           26%
                                                                    Manufacturing
                                                                    Investments Ltd.
Sweden               Autoliv Nokia, Motala                        Nokia Audio &                  1995           50%
                                                                    Electronics
Taiwan               Mei-An Autoliv, Taipei                       Holmsgreens Holdings           1992           59%(3)
Thailand             Autoliv Thailand, Bangkok                    Thai Rung Union Car            1995           50%
Turkey               Autoliv Cankor, Istanbul                     Mr. Necip Alaca                1993           50%

------------------------

(1) Nanjing Hongguang Airborne Equipment factory.

(2) Autoliv's joint venture in Malaysia, Autobelt Sdn. Bhd, also holds 30%.

(3) Autoliv holds a 59% interest in the capital but does not consolidate because it controls only 50% of the voting power.

MARKETS

    The market for car occupant restraint systems first developed in the 1950's in response to the high number of deaths and personal injuries suffered by car occupants in traffic accidents. Research has indicated that since seat belts in front seats were first introduced, they have contributed to a dramatic reduction in fatalities and serious injuries in traffic accidents.

    Despite the improvements made over the last 30 years in areas such as car design and the development of advanced car occupant restraint systems, estimates indicate that each year car accidents still cause approximately 250,000 deaths and 2.5 million injuries to car occupants worldwide. Legislation requiring the installation of car restraint systems has been adopted in many jurisdictions. In addition, car owners are becoming increasingly aware of the benefits of car occupant restraint systems, a fact that has become an important marketing consideration for a number of automobile manufacturers. These trends continue to provide strength to the development and growth of the market for car occupant restraint systems.

    No official statistical data exist on the market for car occupant restraint systems. According to Autoliv's estimates, for the calendar year 1996, global sales were close to US$ 10 billion for these systems. Market growth in 1996 is estimated to have been approximately 15%. Growth is generally higher for airbags than for seat belts. Autoliv estimates that close to 55 million frontal airbags and approximately 2 million side-impact airbags were sold in 1996 and those volumes are expected to increase significantly by the year 2000.

    Europe accounts for approximately 90% of Autoliv's sales. Autoliv's most important markets are Germany, France, the United Kingdom, Spain, the Benelux countries and Sweden.

                                                                        PRODUCTS
1996 CONSOLIDATED SALES                                   -------------------------------------
BY REGION(1)                                    REGION    AIRBAGS(2)   SEAT BELTS(3)    TOTAL
---------------------------------------------  ---------  -----------  -------------  ---------
Europe.......................................        89%         50%           50%         100%
North America................................         5%          0%          100%         100%
Rest of the World............................         6%         30%           70%         100%
Total........................................       100%         47%           53%         100%

------------------------

(1) Excludes sales from joint ventures.

(2) Includes steering wheels.

(3) Includes seat components.

    THE EUROPEAN MARKET. During the 1970's and 1980's, legislation requiring the installation and use of front seat belts was passed in most countries in Europe and, more recently, legislation requiring the installation and use of seat belts in the rear seat has been passed in most of these countries. Since front and rear seat belts now are installed in nearly all new car models, the market for seat belts in Europe can be characterized as mature, with overall unit sales largely determined by the level of vehicle production. However, recent technological developments in seat belt design, such as the introduction of new generations of retractors, mechanical and pyrotechnic pretensioners, as well as load limiters, have significantly improved the effectiveness of seat belt systems and above average market growth for these innovative designs has been possible during their period of introduction. Autoliv estimates that retractors (of various kinds) are approaching 100% penetration levels in new car models in industrialized countries, but believes that there is still growth potential for pretensioners and load limiters.

    Within Europe, the use of seat belts is generally high since their installation and use have been mandatory for a number of years. Consequently, there has been less of a requirement within Europe compared, for example, to the United States for, or promotion of, airbags to minimize the effects of serious injuries. There is no legislation in Europe requiring installation of airbags in cars. However, the additional level of protection achieved from the installation of airbag systems as a supplement to the seat belt system has resulted in the introduction of airbags over the last few years in a growing number of European car models in response to customer demand. The installation rate in Europe has increased from almost zero in 1990 to an estimated level of two new cars out of three being equipped with a driver-side airbag and close to every second new car with a passenger-side airbag in 1996. There is, consequently, potential for further growth of the airbag market in Europe.

    THE U.S. MARKET. Legislation regarding car occupant restraint systems in the United States has differed from that in Europe. In 1984, federal legislation was passed that required passive restraint devices to be installed on the driver side in new passenger car models over the period 1987 to 1990. Passive restraint devices typically consist of either airbags or motorized (or otherwise automatically) fastened seat belt systems. Two further legislative actions have influenced the more rapid development of the airbag market in the United States. In 1991, a federal law, the Intermodal Surface Transportation Efficiency Act, was passed, requiring, among other things, that all passenger cars manufactured from and after September 1, 1997, and all light vehicles manufactured from and after September 1, 1998, provide as optional equipment both driver-side and passenger-side airbags. In 1993 the law was amended to make these installations mandatory. For a discussion of recent legislative developments in the United States, see "Risk Factors--Certain Regulatory Matters and Developments."

    This legislative program, combined with an increase in demand for airbags driven by growing awareness of their effectiveness in reducing injuries, has resulted in a rapid increase in penetration of the airbag market. For the 1997 model year, the penetration rate is approaching 100% for driver-side airbags in new light vehicles while more than 80% of all new light vehicles are expected to have dual airbags, compared to 20% and 1%, respectively, in 1990. The potential for growth in the U.S. market for airbags is, consequently, lower than in other countries.

    As in Europe, the market for seat belts in the United States is characterized as mature. The seat belt market has not, however, developed as quickly as in Europe, and thus there is still significant potential for pretensioners and other seat belt related new products.

    OTHER PARTS OF THE WORLD. In Australia, New Zealand, Japan and South Korea, the development of the market for seat belts and airbags has followed the European pattern due to similarities in the content and timing of applicable legislation. However, the rate of installation of airbags in these countries is lower than in Europe and thus may offer the potential for higher growth.

    Within the emerging markets, the seat belt market is expected to exhibit stronger growth than in Europe or the United States, reflecting increased automobile production in these countries and rapid movement towards western safety standards for new cars, many of which are exported to the United States, Europe or Japan. Consequently, the demand in such emerging markets for advanced seat belt systems could grow, and customers in such markets have begun to demand frontal and side-impact airbags.

CUSTOMERS

    Autoliv's customers are the world's major automobile manufacturers. In Europe, Autoliv supplies seat belts to almost all of the automobile manufacturers, including Audi, BMW, Ford, Mercedes-Benz, Mitsubishi, Nissan, Opel, Peugeot and Citroen, Renault, Rover, Saab, Seat, Suzuki, Volkswagen and Volvo. Significant seat belt customers outside Europe include Chrysler, Ford, General Motors, Honda, Isuzu, Maruti, Mazda, Mitsubishi, Nissan, Suzuki and Toyota. Autoliv currently supplies airbags to Audi, BMW, Daewoo, Ford, Hyundai, Isuzu, Mitsubishi, Nissan, Peugeot and Citroen, Proton, Renault, Rover, Saab, Subaru, Volkswagen and Volvo. Combined sales to Autoliv's seven largest customers represented approximately 70% of total fiscal 1996 sales. The sales to each customer are allocated among a number of contracts (typically one contract per car model) with varying duration.

    Due to the importance of each major customer, Autoliv has concentrated on developing long-term relationships founded on close collaboration between its engineering and design departments and those of its customers. During a new car model's development period, which can last for a number of years, Autoliv conducts the design and testing of the occupant restraint system in accordance with the automobile manufacturer's specifications. In doing so, Autoliv aims to become one of the principal suppliers of car occupant restraint systems for a particular model.

    Customers for Autoliv's steering wheel products include Renault, Volvo, Peugeot and Citroen, Saab and Volkswagen. Important customers for Autoliv's seat components are the Swedish operations of the American company Lear Corporation and the Belgian company ECA, which use the components in car seats for Volvo.

    Delivery contracts generally are divided among the different car models of a particular customer and each contract usually covers the entire production of a specific model. Autoliv typically supplies between 25% and 75% of its customers' purchasing requirements for car occupant restraint systems. However, in some cases, Autoliv is the customer's exclusive supplier of car occupant restraint systems.

COMPETITION

    The market for car occupant safety products is characterized by strong competition among suppliers. High quality, innovative products, delivery precision, service and price are all important competitive tools. It has become increasingly important for a supplier to provide integrated safety systems in order to maintain a strong market position. Integrated systems can include seat belts, seat belt pretensioners, frontal and side-impact airbags and rear-protection devices, all controlled and activated by the same electronic sensor system.

    In Europe, Autoliv is a leading manufacturer and supplier of seat belts and airbags, accounting for approximately 50% of seat belt sales and close to 40% of airbag module sales. Autoliv estimates that its shares of total world sales for seat belts and airbag modules are greater than 25% and approximately 12%, respectively. For car occupant restraint products as a whole, Autoliv estimates that it accounts for European sales and worldwide sales of close to 45% and 20%, respectively. These estimated market shares include sales made through Autoliv's joint venture companies.

    Autoliv's primary competitors include major manufacturing groups such as the U.S. companies TRW Inc. and AlliedSignal Inc. ("AlliedSignal") and the Japanese company Takata Corporation, all of which supply both seat belts and airbags, and Morton. TRW Inc. is estimated to be larger than Autoliv, while Takata Corporation and Morton are about the same size as Autoliv in terms of sales. Other significant competitors, mainly in the European market for steering wheels and airbags, are the German companies Petri A.G. and Magna Safety Technologies ("MST"), a division of Magna International Inc., TRW Inc. has recently announced its intention to acquire 80% of MST from Magna International, Inc.

EMPLOYEES

    During the years ended December 31, 1996, 1995 and 1994, Autoliv had an average of 8,662, 6,093 and 5,304 employees, respectively. For further information on Autoliv's employees, see Note 13 of the Notes to Autoliv's Consolidated Financial Statements included in this Proxy
Statement/Prospectus/Exchange Offer.

    The majority of Autoliv's employees in Sweden are unionized. The principal unions to which Autoliv's Swedish employees belong are the Swedish Metal Workers Union, the Swedish Union of Clerical and Technical Employees in Industry, the Swedish Foremen and Supervisors' Association and the Swedish Association of Graduated Engineers. Important unions to which some of Autoliv's employees in countries other than Sweden belong are IG Metall and Textil und Bekleidung in Germany, Amalgamated Engineering and Electrical Union in the United Kingdom, the Metal Workers Union in Australia, the Union of Needletraders and Industrial and Textile Employees in the United States, Confederation Generale des Travaileurs in France and Federacion Minerometalurgica, Union General de Trabajadores and Comisiones Obreras in Spain.

    In Sweden, wages and general working conditions are typically the subject of centrally negotiated collective bargaining agreements. Within the limits established by these agreements, Autoliv negotiates directly with the local unions representing the employees. In Australia, France and Spain, wages, salaries and general working conditions are negotiated with the local unions. In Germany, wages but not salaries are negotiated with the local unions, while in the United Kingdom and the United States there is far less union involvement in establishing wages, salaries and working conditions than in, for instance, Germany.

    Autoliv considers its labor relations to be good in Sweden as well as in other countries, and has not experienced any major strike or other significant labor dispute for many years.

    Under Swedish law, Autoliv must negotiate important changes in operations and working conditions with the unions representing its employees. Although these negotiations may from time to time affect the timing of certain management decisions and actions, Autoliv's experience is that such negotiations contribute to good labor relations. In many other countries (e.g. Germany, Spain and France), negotiations must take place when a company wishes to dismiss employees and under certain other circumstances.

PROPERTIES

    Autoliv's various businesses operate through a number of production facilities and offices. Autoliv believes its properties to be adequately maintained and suitable for their intended use and its production facilities to have a capacity adequate for its current and foreseeable needs.

LITIGATION AND INSURANCE COVERAGE

    Neither Autoliv nor its subsidiaries have been involved in any litigation which could have a material adverse effect on the financial position of the Autoliv Group.

    From time to time, Autoliv has received various third-party product liability claims directly from automobile owners or via automobile manufacturers, based on alleged defects in the products manufactured by Autoliv. Autoliv has so far been successful in defending itself against such third-party claimants. Consequently, no such claims have had a material adverse effect on the financial position of the Autoliv Group.

    To the best of Autoliv's knowledge, its present product liability and recall insurance coverage provides adequate coverage of insurable risks, taking into account the cost and availability of insurance.

THE AUTOLIV SHARES

    Autoliv is a public company and its shares are listed on the SSE. Autoliv shares were initially quoted on June 9, 1994, on the O-list of the SSE. On May 2, 1995, the Autoliv shares were moved to the A-list of the SSE, and, on July 3 the same year, to the index of the most actively traded issues of the SSE. Autoliv also has an American Depositary Shares program in the United States. The program is restricted to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act). Bank of New York serves as the depositary for such program, and the prices of the ADSs are reported on the PORTAL system. As of December 31, 1996, 562,300 Autoliv shares were held in the form of ADSs.

    A total of 54.3 million Autoliv shares were traded on the SSE for a total value of SEK 15.7 billion during 1996. Autoliv accounted for just under 2% of total trading volume on the SSE; Autoliv shares were the 13th most actively traded shares during 1996. The first price paid for the year 1996 was SEK 192.5 (adjusted for a 2 for 1 stock split in 1996) (approximately US$ 28.2) and the year's last quote was SEK 299 (approximately US$ 43.8). Autoliv's market capitalization by year-end 1996 was SEK 16.4 billion (approximately US$ 2.4 billion). The highest price paid during 1996 was SEK 310 on September 30. The lowest price paid was SEK 146.75 on February 15 (adjusted for the 2 for 1 stock split in 1996). Autoliv and Morton issued a press release on September 30, 1996 announcing the signing of a letter of intent regarding the Transactions. The last quoted price on the last trading day prior to the announcement of the proposed transaction was SEK 253. The closing price on September 30, 1996 was SEK 286.

    Fifty-five million shares of Autoliv Common Stock were outstanding on December 31, 1996, and Autoliv had a total share capital of MSEK 550. Autoliv's share capital was increased by MSEK 50 in connection with its public offering and issuance of 2.5 million new shares in 1994 (corresponding to 5.0 million after a 2 for 1 stock split in 1996).

    DEVELOPMENT OF SHARE CAPITAL

                                        NUMBER OF SHARES AFTER           SHARE CAPITAL AFTER
YEAR            TRANSACTION                  TRANSACTION                     TRANSACTION
---------  ----------------------  --------------------------------  ----------------------------
     1994      Share issuance                   27,500,000                     550,000,000
     1996     Share split 2:1                   55,000,000                     550,000,000

    All shares are entitled to one vote at a general meeting of Autoliv's stockholders and all shares have the same rights with respect to Autoliv's assets and profits. No stockholder is able to vote more than 20% of the shares represented at a stockholders' meeting.

    BENEFICIAL OWNERSHIP OF AUTOLIV COMMON STOCK. The following table sets forth information as of December 31, 1996 with respect to all major shareholders of Autoliv known by Autoliv to hold more than 1.5% of the total number of shares of Autoliv Common Stock, and the total amount of Autoliv's share capital owned as of December 31, 1996 by all directors and officers as a group.

                                                                         PERCENTAGE OF
                                                                   TOTAL CAPITAL AND VOTING
IDENTITY OF PERSON OR GROUP               NUMBER OF SHARES OWNED            RIGHTS
----------------------------------------  ----------------------  ---------------------------
SPP (Swedish Pension Insurance).........           1,863,400                     3.4
Fjarde AP-Fonden........................           1,850,000                     3.4
Skandia Group...........................           1,723,183                     3.1
Wasa Forsakring.........................           1,060,700                     1.9
AMF Pensionsforsakrings AB..............             945,000                     1.7
Directors and officers as a group.......               6,660                     0.0
Other...................................          47,551,057                    86.5
                                                ------------                  ------
Total...................................          55,000,000                   100.0
                                                ------------                  ------
                                                ------------                  ------

    The number of stockholders, either with shares registered with the Securities Register Center (VPC) or with a Swedish nominee, was slightly greater than 13,000 on December 31, 1996 (1995: approximately 10,000).

    The proportion of shares held by institutions and corporations (other than closely held entities) is estimated to be more than 90%. Stockholders in Sweden own approximately 40%, while the remaining stockholders are evenly divided between the rest of Europe (primarily the United Kingdom), on the one hand, and the United States, on the other hand.

OTHER INFORMATION

    For information regarding the Autoliv Articles, the Autoliv Board and the auditors and executive officers of Autoliv, and the addresses of the offices of Autoliv and its affiliated companies, see Appendices H, G and F, respectively, to this Proxy Statement/Prospectus/Exchange Offer.

          SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION OF AUTOLIV

    The following selected financial data for the years 1992 to 1996 have been derived from Autoliv's consolidated financial statements and the notes thereto. The data should be read in conjunction with "Autoliv Management's Discussion and Analysis of Financial Condition and Results of Operations" and Autoliv's consolidated financial statements and notes thereto included elsewhere herein and are qualified in their entirety by reference to the consolidated financial statements and the notes relating thereto. In 1992, Autoliv purchased Autoflug Fahrzeugtechnik GmbH & Co., a German corporation. In the fall of 1995 and in the beginning of 1996, Autoliv acquired 77% of the outstanding shares of Isodelta SA, in two steps. In January 1996, Autoliv completed acquisitions of the Swedish seat component makers Autoliv-Hammarverken (formerly Hammarverken i Vaxjo AB) and Autoliv Mekan AB (formerly Hassleholm Automotive AB), which are now part of a newly formed business unit, Autoliv Seat Sub-Systems. Isodelta SA, Autoliv Hammarverken AB and Autoliv Mekan AB have been consolidated subsidiaries since January 1, 1996. During 1996, Autoliv increased its interest in Livbag, a joint venture with S.N.P.E., to 51% from 50% and received an option to increase its ownership an additional 15%. Livbag has been a consolidated subsidiary since July 1996. As a result of Autoliv's 1994 initial public offering, by the issuance of 2.5 million new shares (corresponding to 5.0 million shares after a 2 for 1 stock split in 1996), Autoliv's equity was increased by MSEK 414.

                                                                                YEAR ENDED DECEMBER 31
                                                               ---------------------------------------------------------
                                                                 1996       1995       1994        1993         1992
                                                               ---------  ---------  ---------  -----------  -----------

                                                                                                    PRO          PRO
                                                                                                 FORMA(1)     FORMA(1)
                                                                           (IN MSEK UNLESS OTHERWISE STATED)
INCOME STATEMENT SUMMARY
Sales........................................................     11,629     10,201      8,947       5,333        3,534
Operating income.............................................      1,093        916        664         310          211
Income before taxes..........................................      1,145      1,009        680         240          167
Net income...................................................        760        649        430         125           97

BALANCE SHEET SUMMARY
Operating assets.............................................      3,500      2,667      2,661       1,826        1,304
Total assets.................................................      7,238      5,585      4,911       3,058        2,380

Operating liabilities........................................      3,339      2,738      2,632       1,529          973
Interest bearing liabilities.................................        598        320        239         328          596
Minority Interest............................................        151
Stockholders' equity.........................................      3,150      2,527      2,040       1,201          811
Total liabilities and stockholders' equity...................      7,238      5,585      4,911       3,058        2,380

KEY DATA
Operating margin (%).........................................        9.4        9.0        7.4         5.8          6.0
Net margin (%)...............................................        6.5        6.4        4.8         2.3          2.7
Capital employed.............................................      2,994      1,773      1,234       1,370        1,259
Return on capital employed (%)...............................       44.5       68.5       52.7        22.6         19.7
Return on stockholders' equity (%)...........................       27.1       28.0       25.6        19.0         15.0

OTHER DATA
Expenditures in plant and equipment..........................        991        706        588         388          312
Seat belt sales including seat components....................      6,149      5,339      4,818       4,055        3,469
Airbag sales including steering wheels.......................      5,480      4,862      4,129       1,278           65
Number of employees at December 31...........................      9,000      6,670      5,740       4,392        4,531

PER SHARE DATA(2)
Earnings per share (SEK).....................................      13.82      11.80       8.15(2)       2.95       2.05
Dividend per share (SEK).....................................       2.75(3)      2.25(4)      1.50(5)
Stockholders' equity (SEK)...................................      57.27      45.95      37.10       24.00
Share price, end of period...................................                   194        143
P/E Ratio....................................................       21.6       16.4       18.3
Dividend yield (%)...........................................        0.9        1.2        1.0
Average number of shares outstanding (thousands).............     55,000     55,000     52,820      50,000       50,000

------------------------

(1) According to the Initial Public Offering Prospectus of Autoliv, dated May 26, 1994.

(2) Adjusted for a 2 for 1 stock split effective in May 1996.

(3) Dividend approved by Autoliv stockholders in March 1997; to be paid prior to consummation of the Combination.

(4) Dividend declared in April 1996 with respect to the year ended December 31, 1995, which amount was equivalent to approximately $.33 based on an exchange rate of US$ 1=SEK 6.8240 on May 3, 1996.

(5) Dividend declared in April 1995 with respect to the year ended December 31, 1994, which amount was equivalent to approximately $.21 based on an exchange rate of US$ 1=SEK 7.2590 on May 5, 1995.

DEFINITIONS

CAPITAL EMPLOYED

Total assets, minus cash and cash equivalents, non-interest bearing liabilities and deferred tax liabilities.

EARNINGS PER SHARE

Net income relative to average number of shares outstanding.

NET MARGIN

Net income relative to sales.

OPERATING MARGIN

Operating income relative to sales.

P/E RATIO

Stock price at year end relative to earnings per share.

RETURN ON CAPITAL EMPLOYED

Income before tax and interest income and expense relative to average capital employed.

RETURN ON STOCKHOLDERS' EQUITY

Net income relative to average stockholders' equity.

           AUTOLIV MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

    Autoliv's sales during the period 1994-1996 were distributed as set forth in the tables below.

SALES BY PRODUCT GROUP

                                                                                            YEARS ENDED DECEMBER 31
                                                                                        -------------------------------
(MSEK)                                                                                    1996       1995       1994
--------------------------------------------------------------------------------------  ---------  ---------  ---------
Airbags and associated products(1)....................................................      5,480      4,862      4,129
Seat belts and associated products(2).................................................      6,149      5,339      4,818
                                                                                        ---------  ---------  ---------
    Total.............................................................................     11,629     10,201      8,947
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

------------------------

(1) Includes sales of steering wheels from 1996.

(2) Includes sales of seat components from 1996.

SALES BY GEOGRAPHIC REGION

                                                                                            YEARS ENDED DECEMBER 31
                                                                                        -------------------------------
(MSEK)                                                                                    1996       1995       1994
--------------------------------------------------------------------------------------  ---------  ---------  ---------
Europe................................................................................     10,320      9,224      8,160
North America.........................................................................        546        277        251
Other Regions.........................................................................        763        700        536
                                                                                        ---------  ---------  ---------
    Total.............................................................................     11,629     10,201      8,947
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

    The development of sales is discussed under "--1996 Compared to 1995" and "--1995 Compared to 1994."

1996 COMPARED TO 1995

SALES

    Autoliv reported sales of MSEK 11,629 in 1996, an increase of 14 percent over 1995 sales. Consolidated sales outside Sweden represented 93 percent of sales in 1996, as compared to 93 percent in 1995. The increase in sales was attributable to a number of factors, which can be analyzed as follows:

                                                                                  (MSEK)         %
                                                                                -----------     ---
Sales in 1995.................................................................      10,201
Increase in sales for comparable units........................................       1,186          12
Acquisitions..................................................................         992          10
Exchange rate effects.........................................................        (750)         (7)
Sales in 1996.................................................................      11,629          14

    The decrease in sales due to exchange rate changes was due to the fact that the SEK on average was 10 percent higher valued against the ECU in 1996 as compared to 1995.

    The acquisition component of the increase in consolidated sales was mainly due to the increase in ownership in the steering wheel manufacturer Isodelta S.A. from 49 percent to 77 percent and the acquisitions of Autoliv-Hammarverken and Autoliv Mekan, both manufacturers of seat components. These three companies are consolidated into Autoliv's financial statements as of January 1, 1996.

    For comparable units, excluding the effect of changes in exchange rates and acquisitions, the increase in consolidated sales was MSEK 1,186 in 1996, an increase of 12 percent compared to 1995 sales.

    Sales of seat belts and associated products were MSEK 6,149 in 1996, compared to MSEK 5,339 in 1995, an increase of 15 percent (adjusted for acquisitions and currency effects, the increase was 14 percent). As Europe accounted for almost 90 percent of Autoliv's consolidated sales in 1996, the growth in Autoliv's sales of seat belts and associated products is comparable to the 3 percent growth in production of light vehicles in Europe in 1996. The increase in sales of seat belts and associated products was mainly due to the increase in deliveries of belt pretensioners, which increased by approximately 50 percent to nearly 15 million units.

    Sales of airbags and associated products were MSEK 5,480 in 1996, compared to MSEK 4,862 in 1995, an increase of 13 percent (adjusted for acquisitions and currency effects, the increase was 12 percent). The increase in sales of airbags and associated products was mainly attributable to increased penetration (e.g., an increase in the number of light vehicles sold with airbags) with respect to existing customers, but new customers (e.g., Audi and Volkswagen) also contributed to sales growth.

OPERATING EXPENSES

    Autoliv's cost of sales, which was MSEK 9,300 in 1996 and MSEK 8,193 in 1995, represented 80.0 percent of sales in 1996 compared to 80.3 percent in 1995. Cost of sales is dependent upon a number of factors, including changes in costs of raw material, improvements in manufacturing technologies, a higher degree of integration in manufacturing, efficient cost controls and productivity gains, and, as for all costs, fluctuations in the exchange rates of currencies in countries in which Autoliv's production facilities are located.

    Selling, general and administrative expenses were MSEK 512 in 1996 and MSEK 467 in 1995. As a percentage of sales, selling, general and administrative expenses decreased from 4.6 percent in 1995 to 4.4 percent in 1996, which decrease was due to immaterial changes in various items.

    During 1996, Autoliv's expenses for research, development and engineering amounted to MSEK 671 or 5.8 percent of sales, compared to MSEK 623, or 6.1 percent of sales in 1995.

    Depreciation and amortization increased from MSEK 413 in 1995 to MSEK 550 in 1996 primarily due to the increased capital expenditures and to the acquisition of an additional 28 percent in Isodelta S.A. and the acquisitions of Autoliv-Hammarverken and Autoliv Mekan AB including the associated amortization of goodwill.

OPERATING INCOME

    Autoliv's operating income increased in 1996 by 19 percent to MSEK 1,093 compared to MSEK 916 in 1995. The increase in operating income was mainly due to the growth in sales, a higher degree of integration and other productivity enhancing measures. The operating margin increased to 9.4 percent in 1996, compared to 9.0 percent in 1995.

AFFILIATED COMPANIES

    Autoliv's share of income in affiliated companies increased from MSEK 35 in 1995 to MSEK 50 in 1996. Autoliv's affiliated companies consist mainly of joint-venture operations established to expand into new markets and into new technologies. Such joint ventures normally incur losses during the start-up phase prior to any sales being made. The increase in Autoliv's share in affiliated companies is mainly due to the fact that a number of joint ventures have evolved past the start-up phase and have begun to generate sales.

INTEREST INCOME AND EXPENSE, NET

    Autoliv's net interest income decreased from MSEK 58 in 1995 to MSEK 2 in 1996 mainly due to the decrease in net liquid funds. For an explanation of the change in net liquid funds, see "--Liquidity, Capital Resources and Financial Position."

NET INCOME

    Autoliv reported a net income of MSEK 760 in 1996, after income taxes of MSEK 381, representing an effective tax rate of 33 percent. Autoliv's effective tax rate is higher than the statutory Swedish rate of 28 percent mainly because of the higher statutory tax rates in other countries where Autoliv derives a significant portion of its net income.

EARNINGS PER SHARE

    Net income per share increased from SEK 11.80 in 1995, to SEK 13.82 in 1996, an increase of 17 percent, due to the factors discussed above. The earnings per share for 1995 have been restated to reflect the 2 for 1 share split effected during 1996.

INVESTING ACTIVITIES

    Capital expenditures for property, plant and equipment increased from MSEK 706 in 1995 to MSEK 991 in 1996. Capital expenditures as a percentage of sales increased from 6.9 percent in 1995 to 8.5 percent in 1996. Most of the funds were allocated to new development resources in the U.S., Sweden and Germany, and to additional manufacturing capacity.

    In the U.S., the construction of Autoliv's North American Tech Center was completed in the fall of 1996. The total cost of this complex amounted to MSEK 90, most of which was spent in 1996.

    In Sweden, the construction of the Autoliv Safety Center commenced and several improvements of the premises were made while the facilities were being repaired following a fire in 1995. The total cost for the Auto Safety Center, which will be one of the most advanced of its kind in the world, is calculated to be MSEK 75, most of which was spent in 1996.

    At Elmshorn in northern Germany, another crash test facility is being built as a complement to the Tech Center Autoliv already has in the south of Germany. The production of seat belts at Rellingen in northern Germany, which emanate from an acquisition of Autoflug in 1992, have been concentrated in the Elmshorn site to streamline operations. The extra costs for this move has been expensed over the last three years.

    Capital expenditures for increased manufacturing capacity included a new plant in the United Kingdom for production of textile airbags, a new seat belt plant in Mexico and an extension of the plant in Barcelona, Spain.

    Acquisitions of businesses and investments in affiliated companies increased from MSEK 369 in 1995 to MSEK 460 in 1996. Such acquisitions and investments included the following:

    In 1995, Autoliv acquired 49 percent of Isodelta S.A. During 1996, Autoliv increased its ownership in Isodelta S.A. to 77 percent and increased its ownership stake in Livbag to 51 percent from 50 percent. During 1996, Autoliv acquired Autoliv-Hammarverken and Autoliv Mekan. Autoliv also acquired a 50 percent interest in the new airbags electronics joint venture, Autoliv Nokia AB, which cooperates with the similar joint venture, Sagem-Autoliv, and both operationally report to Autoliv Electronics, which was formed in 1996. Autoliv sold its 50 percent interest in each of NSK-Autoliv, Inc. and Fuji Autoliv Co. Ltd. during 1996 as well as its shares in SensoNor A/S.

LIQUIDITY, CAPITAL RESOURCES AND FINANCIAL POSITION

    Net cash provided by operating activities decreased during 1996 to MSEK 1,076, from MSEK 1,135 in 1995, mainly due to an increase in working capital.

    Working capital as a percentage of sales increased from (0.7) percent at year-end 1995 to 1.4 percent at year-end 1996 mainly due to the acquisitions described above. Inventories increased from MSEK 521 at year-end 1995 to MSEK 692 at year-end 1996, or from 5.1 percent of consolidated sales in 1995 to 6.0 percent in 1996 as a result of a higher degree of integration. Receivables amounted to MSEK 2,635 at year-end 1996 compared to MSEK 1,961 at year-end 1995.

    Cash flow from financing activities amounted to MSEK 178 in 1996 compared to MSEK (35) in 1995.

    Estimated cash flow from operations and financial resources is expected to be adequate to fund Autoliv's anticipated working capital requirements and capital expenditures in the foreseeable future. As Autoliv is self-financed, the borrowing is limited.

    As of December 31, 1996, Autoliv's cash and cash equivalents exceeded debt obligations by MSEK 307, compared to MSEK 754 as of December 31, 1995.

1995 COMPARED TO 1994

SALES

    Autoliv reported sales of MSEK 10,201 in 1995, an increase of 14 percent over 1994. Consolidated sales outside Sweden represented 93 percent of sales in 1995 as compared to 94 percent in 1994. This increase in sales was attributable to a number of factors, which can be analyzed as follows:

                                                                                                  %
                                                                                   (MSEK)        --
                                                                                 -----------
Sales in 1994..................................................................       8,947
Increase in sales for comparable units.........................................       1,075          12
Exchange rate effects..........................................................         179           2
Sales in 1995..................................................................      10,201          14

    The increase in sales due to exchange rate changes was principally due to the fact that the SEK, on average was 1 percent lower valued against the ECU in 1995 as compared to 1994.

    For comparable units, excluding the effect of changes in exchange rates, the increase in consolidated sales was MSEK 1,075 in 1995, an increase of 12 percent over 1994 sales.

    Sales of seat belts and associated products were MSEK 5,339 in 1995, compared to MSEK 4,818 in 1994, an increase of 11 percent. Adjusted for acquisitions and currency effects, the increase was 9 percent. As Europe accounted for 90 percent of Autoliv's consolidated sales in 1995, the growth in Autoliv's sales of seat belts and associated products could be compared with the 5 percent growth in production of light vehicles in Europe in 1995. The increase in sales of seat belts and associated products was mainly due to the strong sales of seat belt systems with pretensioners.

    Sales of airbags and associated products were MSEK 4,862 in 1995, compared to MSEK 4,129 in 1994, an increase of 18 percent. Adjusted for acquisitions and currency effects, the increase was 16 percent. The increase in sales of airbags and associated products was mainly attributable to increased penetration among existing customers.

OPERATING EXPENSES

    Autoliv's cost of sales, which was MSEK 8,193 in 1995 and MSEK 7,412 in 1994, represented 80.3 percent of sales in 1995 compared to 82.8 percent in 1994. The improvement is partly due to higher sales, a higher degree of integration in manufacturing and other productivity gains.

    Selling, general and administrative expenses were MSEK 467 in 1995 and MSEK 403 in 1994. As a percentage of sales, selling, general and administrative expenses increased from 4.5 percent in 1994 to 4.6 percent in 1995. The fire in July 1995 that destroyed inventory and other parts of the facility in V argarda, Sweden did not affect the year's result since the related expense was covered by insurance.

    During 1995, Autoliv's expenses for research, development and engineering amounted to MSEK 627, or 6.1 percent of sales, compared to MSEK 408, or 4.6 percent of sales in 1994. The increase was partly due to many new contracts for side-impact protection systems and the expansion and upgrading of Autoliv's technical centers.

    Depreciation and amortization decreased from MSEK 437 in 1994 to MSEK 413 in 1995, primarily due to the 1994 change in amortization period of the value of patents obtained through acquisitions. The amortization period was changed from 10 years to 5 years because of the shorter product cycles experienced in the industry, which increased amortization by MSEK 70 in 1994.

OPERATING INCOME

    Autoliv's operating income after depreciation increased in 1995 by 38 percent to MSEK 916 from MSEK 664 in 1994. The improvement in operating income was mainly due to the growth in sales, a higher degree of vertical integration and other productivity enhancing measures. The operating margin increased to 9.0 percent in 1995, from 7.4 percent in 1994.

AFFILIATED COMPANIES

    Autoliv's share of income in affiliated companies increased from MSEK 15 in 1994 to MSEK 35 in 1995, due to an improved development in some of the larger joint venture companies.

INTEREST INCOME AND EXPENSE, NET

    Autoliv's net interest income increased from MSEK 1 in 1994 to MSEK 58 in 1995, primarily due to a stronger cash position during the full year 1995. Autoliv's net cash position at year-end 1994 included the funds received in consequence of the equity infusion in mid-1994. For an explanation of the development in net liquid funds, see "--Liquidity, Capital Resources and Financial Position."

NET INCOME

    Autoliv reported a net income of MSEK 649 in 1995, after income taxes of MSEK 360, representing an effective tax rate of 36 percent. Autoliv's effective tax rate is higher than the statutory Swedish rate of 28 percent mainly due to higher statutory tax rates in other countries where Autoliv derives a significant portion of its net income.

EARNINGS PER SHARE

    Earnings per share increased from SEK 8.15(1) in 1994 to SEK 11.80(1) in 1995, an increase of 45 percent, due to factors discussed above. The earnings per share for 1994 and 1995 have been restated to reflect the 2 for 1 share split effected during 1996.

------------------------

(1) Calculated for an average number of shares of 52.8 million and 55.0 million for 1994 and 1995, respectively.

INVESTING ACTIVITIES

    Capital expenditures for property, plant and equipment increased from MSEK 588 in 1994 to MSEK 706 in 1995. Capital expenditures as a percentage of sales increased from 6.6 percent in 1994 to 6.9 percent in 1995.

    The single largest project included a complete facility with new offices, a new plant and a new technical center for Autoliv Ltd. in England. This investment totaled MSEK 90. In Sweden, the production facilities in V argarda were expanded. The new space, intended for producing new products, temporarily replaced the space that was damaged in July 1995 in connection with the fire. By the end of 1995, the new premises were gradually being put to their original intended use of producing new products.

    Autoliv decided to expand the technical center in V argarda at a total cost of MSEK 75. Such facility will become a center for auto safety research. Construction was also started on a new technical center in Detroit in the United States. This facility will also include a manufacturing plant for airbags and the total cost is estimated to be almost MSEK 100.

    A crash laboratory was built in Australia, and the crash laboratory in Spain was expanded to allow for full scale testing.

    Acquisitions of businesses and investments in affiliated companies increased from MSEK 12 in 1994 to MSEK 369 in 1995. In 1995, Autoliv acquired 49 percent of Isodelta S.A. Autoliv also acquired the remaining shares in the company Auto Safety de C.V. in Mexico and 50 percent of the shares in Autoliv Slowik EMM, Autoliv's licensee in Argentina.

    Autoliv also formed joint ventures in Indonesia, the Philippines, Malaysia and Thailand during 1995. A second joint venture was formed in China.

LIQUIDITY, CAPITAL RESOURCES AND FINANCIAL POSITION

    Net cash provided by operating activities decreased marginally during 1995 to MSEK 1,135, compared to MSEK 1,141 in 1994.

    Working capital as a percentage of sales decreased from 0.3 percent in 1994 to (0.7) percent in 1995. Inventories increased from MSEK 486 at the beginning of 1995, to MSEK 521 at year-end 1995, but decreased from 5.4 percent of consolidated sales in 1994 to 5.1 percent of consolidated sales in 1995.

    Net cash flow from financing activities amounted to MSEK (35) in 1995 compared to MSEK 321 in 1994.

    As of December 31, 1995, Autoliv's cash and cash equivalents exceeded debt obligations by MSEK 754, compared to MSEK 806 as of December 31, 1994.

    The cash flow from operating activities covers Autoliv's financial needs sufficiently. As Autoliv is self-financed, its borrowing needs are limited.

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
                        DESCRIPTION OF THE ASP BUSINESS

GENERAL

    ASP, one of Morton's three business groups, pioneered airbag technology in 1968, and has since grown into one of the world's leading producers of airbag modules and inflators. ASP designs, develops and manufactures gas generators, inflators, modules and cushions; it sells inflators and modules for use in driver, passenger, side-impact and knee bolster automotive airbag passive restraint systems for worldwide markets.

    ASP's development and initial sales of airbag inflators began in the late 1960s as an outgrowth of the aerospace gas generant operations of a predecessor corporation. The first gas generator plant for formulation and production of chemical ingredients began operations in 1980, at the same time ASP installed its first inflator production assembly lines. Low volume production continued until the development in 1985 of a new "second generation" inflator that was adaptable to high production volumes. In 1988, ASP launched an automated line with high-rate capability for lightweight inflators, and, in late fiscal 1988, began producing airbag modules. Over the past eight years, the ASP Business has experienced significant growth with the broadening of its product line and customer base, increasing sales from $20.5 million in fiscal 1988 to $1.4 billion in fiscal 1996.

    ASP's customer base includes most of the world's major automobile manufacturers, particularly those based in the United States and Japan. Chrysler, Ford, General Motors, Honda, Mazda and Toyota are among ASP's largest customers in these markets. ASP's inflators, modules and other products are specially designed by ASP in close collaboration with the applicable customer for each vehicle model. For this and other purposes, ASP maintains several centers located close to its customers' operations providing direct customer liaison and technical support services.

    GOALS AND STRATEGY. ASP's goal has been to become recognized as the FIRST CHOICE supplier in the development and manufacture of lifesaving safety systems through:

    - Continued focus on improving the value creating processes of the business:

       -  Concept to Manufacturing

       -  Order to Cash

       -  Service to Market

    -  Operations located in all major markets worldwide

    -  Introduction of competitive product innovations

    - Development of strategic alliances for steering systems, belts, seats and interior trim

    - Creation of new products serving unserved markets utilizing existing technologies

    ORGANIZATION. ASP is managed largely as an autonomous business unit, other than certain centralized services which it receives from Morton's corporate headquarters.

    ASP's head office is located in Ogden, Utah. The head office is staffed with a small central organization which provides the coordination and necessary coaching to the organization. ASP's organization reflects the changes brought about by the requirements for a process-oriented organization. The six North American and the two European manufacturing facilities have complete responsibility to service their respective customers. ASP describes this activity as "order to cash." Operations at each major production facility are managed by a Plant Manager who is the general manager and who has direct profitability, productivity and customer service accountabilities. Sales and marketing activities, which ASP describes as "service to market," are coordinated by three Regional Business Unit Teams with customer-specific responsibilities on a worldwide basis for each customer. These teams, composed of cross-

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
functional representatives, are responsible for the coordination between production facilities, design engineering and the marketplace for customer specific product development, product launches, market and customer-specific strategies. New technologies and generic product development activities, also described as "concept to manufacturing," are performed by a central group in Ogden, Utah.

PRODUCTS

    ASP supplies a broad array of airbag inflators and modules.

    INFLATORS. ASP's inflator products include a full range of passenger-side and driver-side airbag inflators, as well as inflators for side-impact protection systems. Conventional inflators consist of a metal casing that houses an igniter, gas-producing pellets or wafers, and filters. The inflator is connected to one or more sensors which, upon sensing a sharp reduction in automobile speed, send an electrical signal to the inflator unit, resulting in the igniting of the gas generant and the release of nitrogen gas to fill the airbag. ASP's conventional pyrotechnic inflators utilize sodium azide gas generants. ASP also produces advanced pyrotechnic inflators, introduced in 1994, which utilize sodium azide gas generants but which are smaller, lighter and less costly than conventional inflators. In January 1996, ASP announced production of its first non-azide inflators for driver-side airbags.

    ASP also manufactures hybrid inflators that use argon gas stored under very high pressure which is heated upon deployment by the rapid combustion of a small amount of pyrotechnic material. This less expensive and slightly larger alternative to the passenger-side pyrotechnic inflator was introduced in Chrysler's LH model cars. ASP also produces a more compact "mini-inflator" for Japanese markets where driver-side airbags have increasingly become standard equipment. ASP also recently introduced a fluid-fueled inflator that produces no particulates. All of the fluid-fueled inflator's components are inexpensive and recyclable. ASP's fluid-fueled inflators, for which several U.S. patents have been granted, are being introduced in certain model-year 1997 vehicles for both passenger-side and side-impact applications.

    Sales of inflators in fiscal 1996 accounted for an estimated 41% of ASP sales; in fiscal 1995 for 37% of ASP sales; and in fiscal 1994 for 35% of ASP sales.

    MODULES. An airbag module consists of an inflator, a cushion, mounting hardware and a cover for the steering wheel or instrument panel. ASP produces a full range of modules for driver-side, passenger-side and side-impact applications. ASP has patented an innovative aluminum extrusion design that combines lightweight convenient packaging with low-cost manufacturing. Through a joint venture with the Bendix Safety Restraints Group of AlliedSignal, ASP assembles passenger-side airbag modules for certain North American-based customers.

    In fiscal 1994, ASP began internal production of cushions (i.e., the textile bag) at a dedicated facility in Utah for assembly into its airbag modules.

    In fiscal year 1996, modules accounted for approximately 59% of ASP sales; in fiscal 1995 for 63% of ASP sales; and in fiscal 1994 for 65% of ASP sales.

    KNEE BOLSTERS--AIRBAGS FOR KNEES. In 1996, ASP began producing the world's first airbag-activated knee bolster for Kia, a Korean automaker. The knee bolster, located in the lower part of a vehicle's instrument panel, is deployed by a small airbag that moves the trim panel toward the knee. It protects the occupant's knees in the event of a frontal crash. It also provides benefits for the head and chest by keeping the occupant in the proper position to receive maximum protection afforded by the vehicle's conventional airbag.

    Airbag-activated knee bolsters also provide advantages in automobile design. Made of lightweight, energy-absorbing materials, ASP knee bolsters allow for more functional, roomy styling in the vehicle interior. They do not require expensive prototype instrument panels during development and can be

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
produced independently. Also, by including a knee bolster of this type, the airbag system can be designed more easily to meet occupant protection requirements.

    ADVANCED PYROTECHNICS. ASP and Thiokol have entered into a technology agreement to jointly develop a series of advanced solid-fueled airbag inflators. These products are expected to be lightweight, small, economical and environmentally friendly, and provide greater packaging flexibility than azide-based inflators. Combined with new fabrics in development, the micro module may allow automobile designers to reduce the space requirements for airbags, and thus to return to sleeker steering wheel designs.

    FUTURE AIRBAG SYSTEMS. The next generation of modules will feature, among other things, seamless doors, integral steering wheel/modules and advanced horn switches capable of accommodating added functionality. Morton and Toyoda Gosei Co. Ltd., a steering wheel supplier, executed a joint development agreement in 1995 to develop integrated steering wheel/airbag systems.

    ASP is developing SMART-TM- inflators and SMARTBAG-TM- modules, which are expected to have electronic sensors to identify the severity of a crash and to determine an occupant's position, size and presence. Such inflators and modules are anticipated to be used in adaptive systems that will be an important component of future airbag systems. These systems are expected to be able to detect when an infant is present or an occupant is unbelted or very close to the steering wheel or dashboard, and will either deactivate or reduce the speed of deployment of the airbag. See "--Regulatory Developments" and "Risk Factors--Certain Regulatory Matters and Developments."

MANUFACTURING AND PRODUCTION

    PRODUCTION FACILITIES. ASP operates eight wholly owned production facilities located in the United States and Europe. ASP manufactures gas generant at the Promontory, Utah location, and inflators at two facilities in Ogden and Brigham City, Utah and one in Amsterdam, the Netherlands. Driver and passenger cushions, screenpacks and leadwire assemblies are produced in two Utah locations, and module assembly is performed in Utah and in Braunschweig, Germany. ASP's joint venture with AlliedSignal produces passenger modules in Tennessee.

    QUALITY MANAGEMENT. In order to meet its customers' high quality and reliability requirements, as well as to enhance the efficiency of its operations, ASP has implemented a process known as "Concept to Manufacturing." This system involves every aspect of designing and producing ASP's products, whether for customer-specific applications or for advanced development of new technologies. It relies heavily on Advanced Product Quality Planning methodology and tollgate disciplines that require design and process development activities to proceed in an appropriate sequence and in a manner that assures potential problems will be timely addressed. The Concept to Manufacturing system implemented by ASP structures its design and operational processes so as to achieve both high product quality and optimal manufacturing efficiency, as well as to create an atmosphere that promotes continuous improvement.

    ASP's success in meeting the strict quality requirements of its customers has been reflected in several journal awards and acknowledgments. In January 1996, ASP achieved QS9000 registration for its three manufacturing sites in the United States that ship product to customers. The registration certificate was personally presented at ASP's Utah facilities by a senior executive of the registrar in recognition of ASP's having achieved an audit result that surpassed any score previously received by a first-time applicant for QS9000 registration.

    Throughout the production process, integrated information systems collect data from ASP's automated production equipment. Once completed, airbags are scanned for flaws by matching real-time radiographic images against computer-stored specifications. A serial number, which identifies the lot number and date of manufacture, is then etched onto each metal canister and an X-ray of every inflator is taken. Prior to packaging and shipment, each inflator is matched against a computer-generated shipping list. In addition, to ensure quality and accurate product delivery, ASP's automated product tracking systems can aid in identifying the vehicles into which specific airbags and components have been installed.

    Over the past 10 years, ASP has received numerous awards from its customers for quality excellence and product innovation.

    MANUFACTURING PROCESSES. In January 1995, ASP began to reorganize its manufacturing processes in an effort to improve productivity, increase efficiency and flexibility, and improve response time. To date, implementation of the Toyota production system has resulted in significant increases in output without the addition of capital and manpower. The implementation of this new process has also led to reduced inventory levels and improved response time from the internal and external supply base. In addition, manufacturing space requirements have been reduced which will allow ASP to expand production without adding infrastructure. The new processes should also enable ASP to produce new generations of passenger-side and side-impact inflators utilizing existing production lines.

    For a list of ASP's production facilities, see Appendix I to this Proxy Statement/Prospectus/Exchange Offer.

    PURCHASING COORDINATION. Purchasing at ASP is a combination of centralized and plant specific operations. The central procurement group is responsible for: research and development support, initial costing efforts, cost/price analysis, strategic planning, and centralized record keeping. The plant specific operations include supplier capability analysis, launch coordination issues, day-to-day delivery performance monitoring and pricing. Over time, the number of suppliers has been reduced in order to facilitate product development, improve leverage and improve processes. Particular attention is given to supplier capacity and process capability.

    INTEGRATION. During the past three years, efforts to vertically integrate key production processes have been increased. Currently, generant production, screen packs and leadwire assemblies are 100% supported by ASP subassembly plants. Approximately 50% of the cushions used in ASP's products are produced by ASP's cushion manufacturing facility.

RESEARCH, DEVELOPMENT AND ENGINEERING

    ASP conducts research and development programs to provide pyrotechnic materials, inflators and module concepts which can be adapted through its applications engineering groups to meet the specific needs of customers around the world. To accomplish this effort ASP has a dedicated group of engineers, scientists and chemists located in four areas around the world. These locations include research, development and application engineering centers in Utah (including in both Ogden and Promontory), and technical centers in Rochester Hills, Michigan; Yokohama, Japan; and Markgroningen, Germany.

    Research into pyrotechnic materials and development of the materials and processing as well as development of new inflator concepts are all performed at the Utah locations, which include laboratories and chemical and pyrotechnic processing facilities. All of the development facilities have prototype assembly operations and static testing laboratories to evaluate the performance of both inflators and modules.

    ASP also has a cooperative development program with Thiokol for the development of energetic materials which can be utilized in inflators. Thiokol's aerospace operations have extensive pyrotechnic research and development capability at its facilities adjacent to the Promontory operations of ASP. This cooperative effort has led to the development of a new pyrotechnic gas generant which is planned to be incorporated in pyrotechnic inflators in the near future. The material is also being considered for use in hybrid inflators.

    ASP's three technical centers also have sled testing capabilities to evaluate performance of components as well as system approaches. The technical centers are strategically located to support development close to customers as well as to perform application engineering on programs dedicated to those various customers.

    Each location has Computer Aided Design (CAD) capability to support design and development activities. The CAD systems as well as ASP's product data management systems are linked worldwide to assure both consistency in ASP's approach as well as to allow each location to draw upon the expertise which is available at other locations around the world.

LOCATION                                                  PRIMARY ACTIVITY
--------------------------------------------------------  --------------------------------------------------------

Utah (Promontory and Ogden).............................  Pyrotechnic Research and Development, Inflator
                                                          Development, Module Development and Application
                                                          Engineering

Rochester Hills, Michigan...............................  Systems Analysis and Development, Module Technical
                                                          Center Development, Application Engineering and Sled
                                                          Testing

Japan Technical Center (Yokohama).......................  Systems Analysis, Application Engineering and Sled
                                                          Testing

European Technical Center (Markgroningen, Germany)......  Systems Analysis and Development, Module Development,
                                                          Application Engineering and Sled Testing

    At June 30, 1996, ASP employed approximately 170 professional engineers and scientists and 230 supporting technical personnel.

    Expenses incurred by Morton for research and development related to the ASP Business were $20.0 million, $14.4 million, and $12.3 million for fiscal years 1996, 1995 and 1994, respectively, representing 1.4 percent, 1.2 percent and 1.3 percent of net ASP sales, respectively.

    PATENTS AND TRADEMARKS. Morton owns approximately 1500 U.S. and non-U.S. patents and patent applications in the fields of airbag inflators, modules and gas generants, which expire on varying dates through the year 2016. ASP's management believes its present position in these fields is enhanced by the patents it owns as well as the technical expertise, know-how and trade secrets it has developed. Patents are important to ASP's development of state-of the-art technologies for new products. To enhance and protect this technology position, ASP actively seeks to patent new innovations worldwide and vigorously defends its patents against infringements. The Distribution Agreement provides that all of Morton's intellectual property primarily related to the ASP Business (other than with respect to the "Morton" name) will remain with Morton ASP following the Spinoff.

    RESEARCH AND DEVELOPMENT. ASP has a full range of pyrotechnic inflators for both driver and passenger applications. The majority of these inflators utilize a sodium azide-based gas generant to produce the nitrogen gas which inflates the airbag. In addition, ASP provides hybrid passenger inflators to many customers around the world.

    ASP's research and development emphasis over the last few years has been, and current applications are, focused in four main technological areas. These areas are discussed below.

        PYROTECHNIC MATERIALS AND INFLATORS. In response to customer desires for an alternative to sodium azide-based gas generants and in a continuing effort to develop smaller and lighter inflators, ASP has developed new gas generant formulations which are utilized in both full size inflators and inflators for face bag applications. These new inflators were first introduced in limited quantities in model-year

    1996. In model-year 1998, over 6 million of this new type of smaller, lighter and more environmentally friendly inflators are expected to be produced.

        The development of new pyrotechnic materials and inflators is proceeding jointly with Thiokol. The new advanced solid fuel (also known as "non-azide") material is being adapted into a new family of smaller inflators for applications on both the driver and passenger sides for frontal collisions as well as in small side-impact inflators. In addition, for both driver and passenger applications, SMART-TM- inflators are being developed to meet the needs for adaptive airbag systems. These SMART-TM-inflators will be required to provide a long-term solution to the problem recently experienced in the United States involving the deaths of some children and small adults (typically in cases where such persons were unbelted) from airbag deployments.

        HYBRID INFLATORS. ASP has been developing a driver hybrid inflator to complement its passenger hybrid inflator. Hybrid inflators utilize a stored argon gas which is heated by a small amount of pyrotechnic material. The introduction of the these new inflators is scheduled for model-year 1998. The improved version of the passenger hybrid is also being developed for introduction into late model-year 1997. This inflator will utilize the new advanced solid fuel pyrotechnic described above in a hybrid inflator to heat the compressed argon gas. Utilizing this new material results in a cleaner effluent which should meet the desires of many of ASP's customers.

        FLUID FUELED. ASP has undertaken considerable development on a new type of stored gas inflator which utilizes the combustion of a fluid fuel instead of a solid pyrotechnic to heat the compressed gas in order to provide sufficient pressure to inflate the airbag. The inflator has set a new standard for environmental friendliness and for clean effluents. The side-impact version of this inflator was first introduced in late model-year 1996. Research and development on simplifying the design and improving the output is continuing with introduction scheduled for model-year 1998. The passenger version will also be introduced in model-year 1998.

        MODULES. In the area of module development, ASP works closely with components suppliers to utilize their expertise. New cover materials and configurations have been developed and introduced into production to make a lighter weight module. Development is still ongoing to produce cover material with the desired colors without the application of paint. Cushion materials and cushion configurations also have been improved in order to meet the increasing demand by customers for ever-smaller module envelopes. ASP is also developing module attach hardware, including plastic molding material as well as utilizing ASP's patented extruded aluminum module hardware, to provide the freedom to create integrated inflator and module designs. ASP is working with steering wheel suppliers to develop various designs for integrated steering wheel airbag modules. ASP has already been awarded two contracts leading to production of integrated steering wheel modules.

JOINT VENTURES

    In 1988, Morton Nichiyu Co., Ltd. ("Morton Nichiyu") was formed in Japan as a 50-50 joint venture between Morton and NOF Corporation. Morton Nichiyu performs marketing and customer service functions with certain Japanese customers of ASP. In 1990, Morton Bendix was formed as a 50-50 general partnership between Morton and AlliedSignal. Morton Bendix assembles passenger-side modules at a facility in Maryville, Tennessee using components (e.g., inflators, cushions and hardware) supplied primarily by Morton and/or AlliedSignal. Such modules are marketed directly to certain North American customers by Morton and AlliedSignal.

    In 1995, Morton executed a joint development agreement with Toyoda Gosei Co., Ltd. for the purpose of establishing a framework for combining the parties' respective technical capabilities for the coordinated development of integrated steering wheel/driver airbag modules. The agreement establishes, among other provisions, a basis for determining ownership of and license rights in intellectual property resulting from joint development activity. In 1996, Morton established a technical cooperation arrangement with Thiokol pursuant to which the two companies' respective capabilities have been combined to develop advanced non-azide pyrotechnic materials for use in next generation inflators and modules that are anticipated to be smaller, and more lightweight, economical and environmentally friendly than traditional products.

MARKETS

    The automotive safety industry, like the original equipment supplier industry in general, has been experiencing a trend toward globalization and consolidation. As automobile manufacturers begin to move toward global platform strategies, they are, in turn, demanding that their direct suppliers have global supply capabilities. In addition, automobile manufacturers are generally demanding that their suppliers provide fully-integrated subsystems, and, in the case of automotive safety suppliers, integrated airbag and steering wheel systems and coordinated supply of airbags and other related safety devices, including seat belts.

    Globally, airbag penetration rates have been rising as consumers demand inclusion of airbags in their vehicles. The growth of unit sales is outpacing penetration rates due to the inclusion of a greater number of airbags per outfitted vehicle, including passenger-side airbags, side-impact airbags and knee bolsters.

    In North America, current penetration levels for driver-side and passenger-side airbags in light vehicles are relatively high due to strong customer demand and federally-mandated installation requirements, with driver-side penetration levels exceeding those for passenger-side airbags. New units sales growth in North America is expected to come from the achievement of full penetration and an increase in the number of airbags per vehicle, with increased installation of side-impact airbags, multi-bag systems and adaptive airbags providing the impetus for the anticipated per vehicle growth. Delivery value per vehicle may increase as a result of the introduction of adaptive airbags, and the demand for the more expensive dual-stage inflators required by these systems may present a growth opportunity for ASP in the future. In addition, regulatory developments and customer demands may lead to continuing technological improvements and more advanced airbags.

    The automotive safety industry in Europe is currently at a stage similar to that experienced in the United States a few years ago, with penetration levels approximately 60% on the driver side and 40% on the passenger side. Japan currently has lower penetration rates than those in Europe. Over the next several years, unit sales in this region are expected to experience substantial growth. China, Southeast Asia and India, together with South America, have very low penetration levels and represent growth opportunities for automotive safety products in general, and airbags in particular. See "Risk Factors--Certain Regulatory Matters and Developments" and "--Global Operations."

CUSTOMERS

    ASP's customers include most of the world's major automobile manufacturers, as well as competing module manufacturers that account for a significant portion of ASP's inflator sales. Inflators, modules and other products are specially designed by ASP in close collaboration with the applicable customer for each vehicle model.

    In fiscal 1996, North America accounted for approximately 70% of ASP sales, Asia accounted for an estimated 16% of ASP sales and Europe accounted for the remaining 14% of ASP sales. In fiscal 1995, sales in North America, Asia and Europe accounted for an estimated 71%, 15% and 14% of ASP sales, respectively, and in fiscal 1994, for 75%, 14% and 11% of ASP sales, respectively. Chrysler, Ford, General Motors, Honda, Mazda and Toyota are among ASP's largest customers in these regions. Combined sales to ASP's three largest customers represented 55% of total fiscal 1996 sales. See "Risk Factors--Substantial Reliance by New Autoliv on Major Customers."

COMPETITION

    Currently, ASP competes with a number of other firms, many of which are large, well qualified and possess sufficient resources to compete effectively for the business of a relatively small number of automobile manufacturers selling large numbers of cars in the United States, Europe and Asia. Some of ASP's inflator customers compete with ASP for module sales. The continuing rapid expansion of the automotive airbag industry has led to the entrance of a number of new competitors into the market. ASP's business uses process capability, technology, quality, delivery and price as its principal methods of competition.

    ASP's primary competitors in North America include AlliedSignal, Breed Technologies, Inc., Delphi, Inc., OEA, Inc. and TRW Inc. In Japan, ASP's primary competitors include Daicel Chemical Industries Ltd., Takata Corporation and TRW Inc. and in Europe ASP's primary competitors include AlliedSignal, Autoliv, Temic Bayern-Chemie Airbag GmbH, MST, Petri A.G. and TRW Inc. According to ASP's internal estimates, in 1996, ASP was among the top 3 suppliers of automotive safety products (as measured by sales) in each of North America and Asia, and among the top 6 suppliers in Europe.

EMPLOYEES

    During the fiscal years ended June 30, 1996, 1995 and 1994, ASP employed an average of 5,215, 4,685 and 3,759 individuals, respectively, based on year-end levels.

    Employees at ASP's Amsterdam, the Netherlands and Braunschweig, Germany facilities are represented by legally mandated workers' councils or similar organizations. ASP management believes that it generally has good relations with its employees worldwide.

PROPERTIES

    ASP currently operates eight production facilities in the United States and Europe. ASP also operated three technical centers in the United States, Japan and Germany, and seven technical support/sales offices located in Nagoya and Hiroshima, Japan; Ottobrun and Aschaffenburg, Germany; Seoul, South Korea; Melbourne, Australia; and London, England. ASP also maintained three warehouse facilities located in the State of Utah. These facilities have an aggregate floor space of approximately 2.2 million square feet. Of this floor space, approximately 97% was owned and approximately 3% was leased. ASP considers its facilities to be generally well-maintained and suitably equipped in accordance with the requirements of its business.

    Morton ASP's production facilities, with the recent addition of the North Ogden, Utah plant, provide adequate capacity to manufacture existing sub-assembly and final product requirements. Additional equipment may be required in the future in the normal course of business to manufacture products for new customer needs and to satisfy increased sales demand on existing products.

REGULATORY DEVELOPMENTS

    In the United States, current federal legislation requires driver-side and passenger-side airbags in all new passenger cars by model-year 1998, and in all new light vehicles (unloaded vehicle weight of 5,500 pounds or less) by model-year 1999. In November and December 1996, NHTSA announced a series of proposed and final regulations relating to airbags. See "Risk Factors--Certain Regulatory Matters and Developments."

LITIGATION

    From time to time, Morton has been named as a defendant in product liability lawsuits relating to ASP products. Product liability historically has not had a significant adverse effect on ASP's financial condition. In addition, from time to time, ASP's customers request their suppliers, including Morton, to participate in the defense of product liability litigation or to contribute to claim settlements. ASP carries product liability insurance that management believes is adequate for the risks posed; however, there can be no assurance that such insurance will continue to be available in adequate amounts or at acceptable prices or that product liability will not have a material adverse effect on ASP in the future. See "Risk Factors-- Product Recalls and Product Liability Litigation; Insurance Coverage Limits." In addition, from time to time, Morton has been named as a defendant in lawsuits relating to the ASP Business involving matters other than product liability claims. Such lawsuits have not been financially material, individually or in the aggregate, to Morton ASP.

INSURANCE COVERAGE

    As part of Morton, ASP has insurance coverages in effect for property damage, business interruption, general liability, product liability, automobile liability, excess liability, workers' compensation, employer's liability, marine cargo, inland cargo, directors and officers liability, crime, fiduciary liability, contingent crime, and travel accident.

SENIOR EXECUTIVES

    For information regarding the senior executives of ASP, see Appendix J to this Proxy Statement/ Prospectus/Exchange Offer. In fiscal 1996, the aggregate cash compensation paid to those senior ASP executives listed in Appendix J totalled $1,991,377.

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
               SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION
                         OF AUTOMOTIVE SAFETY PRODUCTS

    The following selected combined financial information for ASP has been derived from the combined financial statements of ASP. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Automotive Safety Products" and the combined financial statements of ASP and notes thereto included elsewhere herein. The income statement data for the years ended June 30, 1996, 1995 and 1994, and the balance sheet data as of June 30, 1996 and 1995, have been derived from the audited combined financial statements of ASP. The income statement data for the years ended June 30, 1993 and 1992, and the six months ended December 31, 1996 and 1995, and the balance sheet data as of June 30, 1994, 1993 and 1992, and as of December 31, 1996 and 1995, have been derived from the unaudited combined financial statements of ASP which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations for such periods. Operating results for the six months ended December 31, 1996, are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1997.

                                                                                                     SIX MONTHS ENDED
                                                             YEAR ENDED JUNE 30                        DECEMBER 31
                                            -----------------------------------------------------  --------------------
                                              1996       1995       1994       1993       1992       1996       1995
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                           (IN MILLIONS)
INCOME STATEMENT DATA(1)
Net sales.................................  $ 1,397.5  $ 1,226.3  $   938.5  $   524.0  $   328.9  $   732.0  $   659.6
Operating income..........................      251.5      223.9      160.7       78.0       48.4      121.3      122.7
Income before other charges, net of income
  taxes...................................      151.6      141.4      103.2       49.7       31.2       73.0       74.7
Other charges to income(2)................     --         --         --            3.7     --         --         --
Net income................................      151.6      141.4      103.2       46.0       31.2       73.0       74.7

BALANCE SHEET DATA(1)
Current assets............................  $   302.6  $   273.4  $   235.6  $   180.6  $   119.8  $   316.7  $   324.4
Fixed assets--net.........................      435.3      422.3      362.1      316.2      240.4      463.3      418.4
Other assets..............................       38.6       33.3       18.3       10.1        6.5       50.7       42.0
Total assets..............................      776.5      729.0      616.0      506.9      366.7      830.7      784.8

Current liabilities.......................      186.0      110.2       91.8       68.8       46.6      200.9      165.7
Non current liabilities...................       28.6       26.7       24.3       19.5       10.0       28.0       27.5
Equity....................................      561.9      592.1      499.9      418.6      310.1      601.8      591.6
Total equity and liabilities..............      776.5      729.0      616.0      506.9      366.7      830.7      784.8

OTHER DATA
Operating margin..........................       18.0%      18.3%      17.1%      14.9%      14.7%      16.6%      18.6%
Net income margin.........................       10.8%      11.5%      11.0%       8.8%       9.5%      10.0%      11.3%
Capital employed..........................  $   629.0  $   621.7  $   502.0  $   418.6  $   310.1  $   681.8  $   629.4
Return on capital employed................       39.8%      40.3%      35.6%      21.4%      18.8%      36.3%      39.2%
Capital expenditures......................  $    92.0  $   125.8  $    94.9  $   103.5  $   108.1  $    70.2  $    35.0
Number of employees.......................      5,407      5,017      4,346      3,169      2,071      6,271      5,421

------------------------

(1) See "Unaudited Pro Forma Condensed Combined Financial Information" for the effects of the Transactions.

(2) The 1993 charge was the cumulative effect of the change in accounting for postretirement benefits other than pensions and postemployment benefits.

DEFINITIONS

CAPITAL EMPLOYED

Total assets, minus cash and cash equivalents, non-interest-bearing liabilities and deferred tax liabilities.

OPERATING MARGIN

Operating income after depreciation relative to net sales.

NET INCOME MARGIN

Net income relative to net sales.

RETURN ON CAPITAL EMPLOYED

Income before interest income and expense relative to average capital employed.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
            AND RESULTS OF OPERATIONS OF AUTOMOTIVE SAFETY PRODUCTS

OVERVIEW

    ASP, an operating group of Morton, produces airbag inflators and modules for automobile manufacturers in the United States, Europe and Asia.

    On November 25, 1996, Morton, Autoliv, New Autoliv and ASP Merger Sub entered into the Combination Agreement pursuant to which ASP will become a wholly owned subsidiary of New Autoliv and New Autoliv will acquire more than 90 percent of the outstanding capital of Autoliv. The transaction is intended to be a merger of equals in which Morton's shareholders will exchange their interest in ASP for 46.5 percent of New Autoliv and Autoliv's shareholders will exchange their Autoliv shares for 53.5 percent of the equity of New Autoliv, assuming the Exchange Offer is fully subscribed.
    Immediately prior to the Combination, Morton will contribute all of its businesses other than ASP to New Morton, and will spin off New Morton to Morton shareholders in a tax-free distribution. Each holder of Morton Common Stock will receive one share of New Morton Common Stock for each share of Morton Common Stock owned prior to the Combination. In addition, in conjunction with the Spinoff, Morton will contribute $750.0 million in cash to New Morton to be funded by debt which will be retained by ASP. Morton will also contribute to New Morton an amount from the retained earnings of the ASP Business subsequent to June 30, 1996, equal to $50.0 million plus $7.2 million per month after March 31, 1997, until the consummation of the Spinoff.

    The transactions described above are subject to, among other things, approval by Morton shareholders, acceptance by holders of more than 90 percent of Autoliv's outstanding shares of the Exchange Offer, receipt by Morton of the Private Letter Ruling described above and certain regulatory approvals.

    The following is a discussion of ASP's operating results comparing the first six months of fiscal 1997 (ASP's fiscal year is July 1 to June 30) to the first six months of fiscal 1996; operating results comparing fiscal years 1996 to 1995 and 1995 to 1994; liquidity and capital resources; and the impact of inflation. This discussion is provided solely for the purpose of disclosure with respect to the financial position and results of operations of ASP to be merged with Autoliv and should be read in conjunction with the accompanying consolidated financial statements of ASP. These historical results may not necessarily reflect the results which would have existed had ASP been an independent company.

COMPARISON: FIRST SIX MONTHS OF FISCAL 1997 TO FIRST SIX MONTHS OF FISCAL 1996

    ASP's sales for the six months ended December 31, 1996 were $732.0 million, an 11 percent improvement over the same period in the prior year. The sales increase for the first six months of fiscal 1997 was primarily generated by growth in all inflator business product lines, and reflected healthy car production levels, new product launches and business which developed as a result of problems competitors had meeting initial customer requirements. Sales of driver-side inflators increased 18 percent while passenger-side inflators increased 40 percent from the first six months of fiscal 1996. Sales of all inflators increased 28 percent over the six months ended December 31, 1995. Sales of modules increased slightly, up 4 percent, in the first half of fiscal 1997 over the same period in the prior year with a slight increase in passenger-side modules partially offset by lower shipments of driver-side modules. Side-impact inflator and module sales were approximately $12.0 million for the six months ended December 31, 1996.

    Unit volume continued to increase during the six months ended December 31, 1996, up 34 percent. The increase was primarily generated by Asian customers, which purchased significantly greater numbers of driver-side and passenger-side inflators.

    For the six months ended December 31, 1996, pretax earnings decreased 3 percent to $118.2 million from the same period in fiscal 1996. Average selling prices were significantly lower than the first six months of fiscal 1996, down 14 percent. However, successful implementation of manufacturing process improvements coupled with vertical integration efforts have permitted ASP to substantially offset the impact of selling price reductions.

    Lower earnings resulted mainly from higher freight and certain other costs, unfavorable performance of the Japanese joint venture which was impacted by the weakening of the yen, and losses from disposal of certain fixed assets.

    The higher freight and other expenses reflected ASP's commitment to service customers in a timely fashion. Higher than planned volume during the first half of fiscal 1997 created a raw material supply shortage which resulted in higher expediting costs to ASP's facilities and customers as well as higher raw material costs.

    As a result of these higher costs, cost of sales and selling, general and administrative expenses were a larger percentage of net sales for the six months ended December 31, 1996 than for the same period in fiscal 1996. Cost of sales increased from 75 percent of net sales in fiscal 1996 to 76 percent for the first six months of fiscal 1997. Similarly, selling, general and administrative expenses rose from 5 percent to 6 percent of net sales for the six-month periods ended December 31, 1995 and 1996, respectively.

COMPARISON: FISCAL 1996 TO FISCAL 1995

    As in the past several years, sales of driver-side and passenger-side airbag inflators and modules increased in fiscal 1996 reflecting car companies around the world providing airbag protection as standard equipment in their cars and trucks. For fiscal 1996, sales were up 14 percent to $1.40 billion. Increased sales of both driver-side and passenger-side modules, up 15 percent and 18 percent, respectively, were the main contributors to the sales growth. Overall inflator sales grew 8 percent in fiscal 1996 as the 35 percent year-over-year growth in passenger inflators was partially offset by a 1 percent decrease in sales of driver-side inflators. Because driver-side units account for 69 percent of this product line's sales, the overall growth rate for inflators is more heavily influenced by driver-side inflator growth where ASP has a leading market position. Total units shipped increased 19 percent over fiscal 1995 to 18.1 million. As with sales, the growth in units was due to greater module shipments.

    Customers whose sales were up strongly in the year included Toyota, Nissan, Ford, and Isuzu. Sales to Toyota showed significant growth in both driver-side inflators and passenger-side modules, up $27.8 million and $37.1 million, respectively. Higher volume with Nissan was primarily in passenger-side inflators, while at Ford sales grew in both driver-side and passenger-side modules. Increased sales to Isuzu were in both driver-side and passenger-side inflators.

    ASP's strong performance was achieved despite the negative impact on sales and earnings of General Motor's strike in March and continued price reductions to customers. As in fiscal 1995, downward pricing pressure continued as overall average selling prices decreased 5 percent, with the largest decrease in the passenger-side inflator product line. To offset these market conditions, ASP continued to implement cost reduction initiatives and reengineer its manufacturing processes to improve efficiency. These savings enabled ASP to continue to deliver attractive returns.

    Gross profit margins as a percent of sales were relatively flat year over year at slightly less than 25 percent. Net income for the year of $151.6 million was 7 percent higher than the fiscal 1995 results of $141.4 million. The lower growth in net income compared with growth of net sales was attributed in part to increases in selling, administrative, and general expenses, as well as to research and development costs increasing faster than sales. Increased testing at the Rochester Hills technical center to meet future customer requirements, expansion of the European technical center, and the start-up of the Japanese technical center were the main reasons for the higher levels of spending in fiscal 1996. Also contributing to the lower net income growth rate is a higher effective tax rate in 1996, 38.7 percent versus 37.7 percent in 1995.

COMPARISON: FISCAL 1995 TO FISCAL 1994

    Sales of driver-side and passenger-side airbag inflators and modules steadily increased as automakers in the United States, Europe and Japan accelerated the introduction of inflatable restraint systems into passenger cars, trucks and vans. For the second consecutive year, ASP increased its share of the module market, which contributed to the improved sales results.

    ASP's fiscal 1995 sales were $1.23 billion, 31 percent over fiscal 1994. Sales of passenger-side modules were the main reason for the increase, growing from $215.2 million in fiscal 1994 to $368.3 million in fiscal 1995, an increase of 71 percent. Also contributing to the year-over-year sales increase were driver-side inflators and modules with growth rates of 24 percent and 20 percent, respectively.

    Units shipped increased to 15.2 million, an increase of 38 percent over fiscal 1994. Modules were the main contributor to the volume increase, growing 42 percent with passenger-side module shipments up 80 percent and driver-side module shipments up 25 percent over fiscal 1994. Inflators also showed significant growth, up 33 percent, as driver-side and passenger-side inflators grew 37 percent and 17 percent, respectively.

    Downward pricing pressure continued in fiscal 1995 as overall average selling prices decreased 5 percent. Continued implementation of cost reductions and operational efficiencies offset these pricing pressures and resulted in gross profit margins as a percentage of sales remaining relatively flat year-over-year at approximately 25 percent and an improved pretax return on sales of 18.5 percent versus 17.5 percent in fiscal 1994.

    Net income increased 37 percent to $141.4 million. This growth was significantly ahead of the sales growth with selling, administrative and general expenses as well as research and development costs increasing at a significantly lower rate than sales.

    Selling, general and administrative expense as a percent of sales decreased from 7 percent in fiscal 1994 to 5 percent in fiscal 1995, despite a $2.4 million pretax charge for the elimination of 324 administrative and technical support positions included in fiscal 1995 earnings. A lower corporate expense allocation coupled with foreign exchange gains were the principal reasons for the decrease in selling, general and administrative expense as a percent of net sales in fiscal 1995.

    Fiscal 1995 pretax profits were also adversely affected by approximately $5.0 million of expense related to the start-up of the European airbag manufacturing operations. Before such charges, net income increased 41 percent over fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES

    OPERATING ACTIVITIES

    ASP's cash requirements are funded primarily by its operating activities. The group participates in Morton's centralized cash management system.

    Operating activities were the principal source of cash in the first six months of fiscal 1997 and 1996 providing $89.5 million in cash in the first six months of fiscal 1997, a decrease of $10.8 million from the first six months of fiscal 1996. Changes in operating assets and liabilities resulted in a $24.7 million use of funds during the first six months of fiscal 1997 compared to an $11.0 million use of funds during the same period in fiscal 1996.

    Cash provided by operating activities was $230.9 million, $147.8 million and $113.1 million for the fiscal years ended June 30, 1996, 1995 and 1994, respectively. Net cash from operations in fiscal 1996 increased $83.1 million. Changes in operating assets and liabilities resulted in a $.2 million use of funds compared with a $59.3 million use of funds in fiscal 1995; the reduction in the use of funds primarily resulted from improved working capital management. Fiscal 1996 net income increased $10.2 million over fiscal 1995. Depreciation expense in fiscal 1996 increased $8.7 million.

    Net cash from operations in fiscal 1995 increased $34.7 million over fiscal 1994. This increase resulted primarily from a $38.2 million increase in net income year over year and a $17.8 million increase in depreciation expense due principally to the higher level of capital spending in recent years. Offsetting was an increase in the use of funds related to changes in operating assets and liabilities driven largely by a decrease in accounts payable and accrued expenses in fiscal 1995. Changes in operating assets and liabilities resulted in a $59.3 million use of funds in fiscal 1995 compared with a $37.0 million use of funds in fiscal 1994.

    INVESTING ACTIVITIES

    Net investing activities for fiscal 1996 required $92.1 million of cash compared with $125.6 million and $92.9 million in fiscal 1995 and 1994, respectively. Investing activities in the first six months of fiscal 1997 required $70.2 million of cash compared with $35.0 million in the first six months of fiscal 1996. Capital spending accounted for substantially all investing activities in each of these periods.

    ASP has invested heavily in facilities and production equipment in recent years to keep pace with the rapid growth of this business and the change in technologies. Specific investments were targeted at fluid fuel, hybrid technologies, the new Amsterdam, the Netherlands facility, as well as the technical research center in Germany. Capital expenditures in fiscal 1996 decreased 27 percent from the prior year reflecting the decline in capital expenditures at the airbag facilities in Utah and an overall decrease in capital spending levels compared with fiscal 1995 as well as the timing of certain expenditures. The increased spending in the first six months of fiscal 1997 is related to the introduction of new inflator technology.

    FINANCING ACTIVITIES

    Financing activities for fiscal 1996, 1995 and 1994 used funds of $141.8 million, $22.4 million, and $20.1 million, respectively. During the first six months of fiscal 1997 and 1996, financing activities were a use of funds of $33.3 million and $60.9 million, respectively. The use of funds was primarily a net transfer of cash to Morton during these periods.

    OTHER

    ASP's current ratio was 1.6 at December 31 and June 30, 1996, and 2.5 at June 30, 1995. A significant increase in current liabilities coupled with a reduction in inventory levels were the main reasons for the decline in the current ratio during fiscal 1996.

    As of December 31, 1996, ASP had unexpended authorizations for fixed asset and maintenance projects totaling $112.2 million. The authorizations related primarily to the expansion of the airbag business as well as to product improvements.

    Estimated cash flow from operations and financial resources, including financing capacity, are expected to be adequate to fund ASP's anticipated working capital requirements and fixed asset spending in the foreseeable future.

    Morton ASP is in the process of negotiating the terms of an $850 million line of credit under the New Credit Facility, the terms of which have not been finalized as of the date of this Proxy Statement/ Prospectus/Exchange Offer. Initially, $750 million of borrowings will be used to fund the cash contribution that will be made to New Morton prior to the Spinoff and which will remain the responsibility of Morton ASP after the Spinoff. Accordingly, Morton ASP will have available the remaining $100 million of borrowing capacity under the line of credit facility for working capital and other general corporate purposes.

IMPACT OF INFLATION

    Inflation generally has not had a significant impact upon the results of ASP's operations in recent years due to the relatively low rate of inflation as well as to efforts by ASP to reduce the effects of inflation on its business.

    An ongoing cost control program has contributed to reducing the influence of inflationary costs. Further, a continuing program of investment in new and more efficient facilities, production processes, and productivity enhancements as well as continued implementation of operational efficiencies have made a significant contribution in offsetting inflation.

                  DESCRIPTION OF CAPITAL STOCK OF NEW AUTOLIV
    Immediately prior to the Effective Time, New Autoliv will be authorized to issue (a) 325,000,000 shares of New Autoliv Common Stock, of which a maximum of 47,803,738 will be issued in the Merger (before giving effect to the issuance of cash in lieu of fractional shares) to Morton shareholders and 55,000,000 will be issued in the Exchange Offer (assuming 100% acceptance) to Autoliv stockholders, and (b) 25,000,000 shares of preferred stock, $1.00 par value per share ("New Autoliv Preferred Stock"), no shares of which will be issued and outstanding as of the Effective Time.

    The discussion contained herein is qualified by reference to the New Autoliv Certificate and the New Autoliv Bylaws that will be in effect as of the Effective Time.

NEW AUTOLIV COMMON STOCK

    The New Autoliv Certificate and New Autoliv Bylaws will provide that each holder of New Autoliv Common Stock is entitled to one vote for each share of New Autoliv Common Stock owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any series of New Autoliv Preferred Stock, the New Autoliv Common Stock will vote together with the New Autoliv Preferred Stock on all matters submitted to a vote of stockholders. The New Autoliv Certificate will not provide for cumulative voting rights in the election of directors. Subject to the preferential rights of any outstanding series of New Autoliv Preferred Stock, the holders of New Autoliv Common Stock will be entitled to such dividends as may be declared from time to time by the New Autoliv Board from funds legally available for such purpose, and will be entitled, after payment of all prior claims, to receive pro rata all assets of New Autoliv upon the liquidation, dissolution or winding up of New Autoliv. Holders of New Autoliv Common Stock will have no redemption, conversion or preemptive rights.

    All shares of New Autoliv Common Stock to be issued in the Merger and the Exchange Offer will be fully paid and non-assessable, and will not be subject to any future call or assessment.

    The transfer agent and registrar for the New Autoliv Common Stock will be First Chicago Trust Company of New York.

PREFERRED STOCK

    The New Autoliv Certificate authorizes the New Autoliv Board to establish one or more series of New Autoliv Preferred Stock and to determine, with respect to any series of New Autoliv Preferred Stock, the terms and rights of such series, including (a) the designation of the series, (b) the number of shares of the series, which number the New Autoliv Board may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding), (c) whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series, (d) the dates at which dividends, if any, will be payable, (e) the redemption rights and price or prices, if any, for shares of the series, (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series, (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of New Autoliv, (h) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of New Autoliv or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (i) restrictions on the issuance of shares of the same series or of any other class or series and (j) the voting rights, if any, of the holders of such series. The authorized shares of New Autoliv Preferred Stock, as well as the authorized shares of New Autoliv Common Stock, will be available for issuance without further action by New Autoliv's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which New Autoliv's securities may be listed or traded.

    Although the New Autoliv Board has no intention at the present time of doing so, it could issue a series of New Autoliv Preferred Stock, such as pursuant to a preferred share purchase rights plan, that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The New Autoliv Board will make any determination to issue such shares based on its judgment as to the best interests of New Autoliv and its stockholders. The New Autoliv Board, in so acting, could issue New Autoliv Preferred Stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of New Autoliv's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

CERTAIN PROVISIONS IN THE NEW AUTOLIV CERTIFICATE AND NEW AUTOLIV BYLAWS

    The New Autoliv Certificate and the New Autoliv Bylaws provide for a classified board of directors and certain other provisions that will render more difficult certain unsolicited or hostile attempts to acquire control of New Autoliv. The purpose of these provisions is to improve the ability of New Autoliv's management or the New Autoliv Board to negotiate effectively, to have the time necessary to study alternative proposals, to deter abusive takeover practices and to help ensure that the best price is obtained in any transaction involving New Autoliv which may ultimately be accepted. A summary of these provisions of the New Autoliv Certificate and the New Autoliv Bylaws is set forth below.

    CLASSIFIED BOARD OF DIRECTORS AND LIMITATIONS ON REMOVAL OF DIRECTORS

    Pursuant to the New Autoliv Certificate, the number of directors of New Autoliv will be fixed by the New Autoliv Board. The New Autoliv Board will initially consist of eight directors. The directors (other than those elected by the holders of any series of New Autoliv Preferred Stock or any other series or class of stock) will be divided into three classes, each class to consist as nearly as possible of one-third of the directors. Directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast at such annual meeting. Initially, the terms of office of the three classes of directors will expire, respectively, at the Annual Meetings of Stockholders in 1998, 1999 and 2000. The term of the successors of each such class of directors will expire three years from the year of election. The New Autoliv Bylaws provide that, to the extent practicable, 50% of the New Autoliv directors will be United States citizens and 50% of such directors will be citizens of Sweden or the European Union member states.

    The New Autoliv Certificate provides that, except as otherwise provided for or fixed by or pursuant to a Certificate of Designation setting forth the rights of the holders of any class or series of New Autoliv Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the New Autoliv Board resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the New Autoliv Board, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of the directors constituting the New Autoliv Board will shorten the term of any incumbent director. Subject to the rights of holders of New Autoliv Preferred Stock, any director may be removed from office only for cause and by the affirmative vote of the holders of at least 80% of the voting power of all the outstanding capital stock of New Autoliv entitled to vote generally in the election of directors (the "Voting Power," and such 80% affirmative vote of the Voting Power, a "Stockholder Supermajority Vote"), voting together as a single class.

    Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the New Autoliv Board. The removal provisions of the New Autoliv Certificate would preclude a third party from removing incumbent directors and simultaneously gaining control of the New Autoliv Board by filling the vacancies created by removal with its own nominees. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of New Autoliv. New Autoliv believes these provisions will help assure that the New Autoliv Board will have sufficient time to review takeover proposals, to deter abusive takeover practices and to seek the best available result for all stockholders.

    LIMITATIONS ON SPECIAL STOCKHOLDERS' MEETINGS AND RIGHT TO ACT BY WRITTEN
     CONSENT

    The New Autoliv Certificate and the New Autoliv Bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of the entire New Autoliv Board. Stockholders are not permitted to call, or to require that the New Autoliv Board call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by New Autoliv. In addition, the New Autoliv Certificate provides that any action taken by the stockholders of New Autoliv must be effected at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

    The provisions of the New Autoliv Certificate and the New Autoliv Bylaws prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. These provisions would also prevent the holders of a majority of the Voting Power from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the New Autoliv Board by calling a special meeting of stockholders prior to the time the New Autoliv Board believes such consideration to be appropriate.

    PROCEDURES FOR STOCKHOLDER NOMINATION AND PROPOSALS

    The New Autoliv Bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of stockholders of New Autoliv (the "Stockholder Notice Procedure").

    Only those stockholder nominees who are nominated in accordance with the Stockholder Notice Procedure will be eligible for election as directors of New Autoliv. Under the Stockholder Notice Procedure, notice of stockholder nominations to be made at an annual meeting (or of any other business to be brought before such meeting) must be received by New Autoliv not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the previous year's annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of (a) the 60th day prior to such meeting or (b) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased New Autoliv Board made by New Autoliv at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by New Autoliv not later than the 10th day after such public announcement is first made by New Autoliv.

    The New Autoliv Bylaws provide that only such business may be conducted at a special meeting of stockholders as is specified by the New Autoliv Board in the notice of meeting. Nominations for election to the New Autoliv Board may be made at a special meeting at which directors are to be elected only by or at the New Autoliv Board's direction or by a stockholder who has given timely notice of nomination. Under the Stockholder Notice Procedure, such notice must be received by New Autoliv not earlier than the close of business on the 90th day before such meeting and not later than the close of business on the later of (a) the 60th day prior to such meeting or (b) the 10th day after public announcement of the date of such

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meeting is first made. Stockholders will not be able to bring other business before special meetings of stockholders.

    The Stockholder Notice Procedure provides that, at an annual meeting, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, such business must be specified in the notice of meeting given at the direction of the New Autoliv Board, or otherwise properly brought before the meeting by the New Autoliv Board or by a stockholder who has given proper and timely written notice (as set forth above) to the Secretary of New Autoliv of such stockholder's intention to bring such business before such meeting.

    Under the Stockholder Notice Procedure, a stockholder's notice to New Autoliv proposing to nominate an individual for election as a director must contain certain information, including, without limitation, the identity and address of the nominating stockholder and any person on whose behalf the nomination is made, the class and number of shares of stock of New Autoliv beneficially owned by such stockholder and any person on whose behalf the nomination is made, and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder, including, without limitation, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, the name and address of such stockholder and any person on whose behalf the proposal is made, the class and number of shares of stock of New Autoliv beneficially owned by such stockholder and any person on whose behalf the proposal is made, and any material interest of such stockholder and any person on whose behalf the proposal is made in the business so proposed. If the Chairman or other officer presiding at a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such individual will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

    By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure will afford the New Autoliv Board an opportunity to consider the qualifications of the proposed nominees, and, to the extent deemed necessary or desirable by the New Autoliv Board, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure will provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the New Autoliv Board, will provide the New Autoliv Board with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with the New Autoliv Board's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

    Although the New Autoliv Bylaws do not give the New Autoliv Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to New Autoliv and its stockholders.

    AMENDMENT OF THE NEW AUTOLIV CERTIFICATE AND NEW AUTOLIV BYLAWS

    The New Autoliv Certificate provides that a Stockholder Supermajority Vote is required to (a) amend or repeal the provisions of the New Autoliv Certificate with respect to (i) the election of directors, and (ii) the right to call a special stockholders' meeting and (iii) the right to act by written consent, (b) adopt any provision inconsistent with such provisions, and (c) amend or repeal the provisions of the New Autoliv

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Certificate with respect to amendments to the New Autoliv Certificate or the New
Autoliv Bylaws. In addition, the New Autoliv Bylaws provide that the amendment or repeal by stockholders of any bylaws made by the New Autoliv Board would require the affirmative vote of a majority of the Voting Power, voting together as a single class.

    OTHER PROVISIONS

    The New Autoliv Certificate generally provides that, in determining whether to take or refrain from taking corporate action on any matter, the New Autoliv Board may take into account the interests of creditors, customers, employees and other constituencies of New Autoliv and each of its subsidiaries and the effect upon communities in which New Autoliv and its subsidiaries do business, as well as the long-term interests of stockholders in addition to any other considerations which the New Autoliv Board may lawfully take into account. The purpose of this provision is to specifically authorize the New Autoliv Board to consider the interests of various constituencies of the company and its subsidiaries, in addition to the interests of stockholders, including their long-term interests. This authorization applies to the entire range of New Autoliv Board actions and decisions, including but not limited to takeover-related matters. In deciding to include this provision in the New Autoliv Certificate, New Autoliv considered that, under a number of circumstances, certain stockholder interests may conflict with the interests of other constituencies of the company and that this provision is desirable to emphasize the New Autoliv Board's authority to act to maintain and protect New Autoliv as an enterprise.

      CHANGES IN THE RIGHTS OF SHAREHOLDERS RESULTING FROM THE COMBINATION

    Upon consummation of the Exchange Offer, holders of Autoliv Securities who tender such shares in the Exchange Offer will own New Autoliv Securities. Upon consummation of the Merger, holders of Morton Common Stock will become entitled to receive New Autoliv Securities. Autoliv is a corporation organized under the laws of the Kingdom of Sweden, New Autoliv is a corporation incorporated under the laws of the State of Delaware and Morton is a corporation incorporated under the laws of the State of Indiana. The Companies Act governs Swedish companies, the Delaware General Corporation Law (the "DGCL") is the statute which governs Delaware corporations, and the IBCL is the statute which governs Indiana corporations.

    The following is a summary of certain significant differences between the rights of holders of Autoliv Securities, holders of Morton Common Stock and holders of New Autoliv Securities. These differences arise from differences between the corporate laws of the Kingdom of Sweden, the State of Indiana and the State of Delaware, as well as from differences between Autoliv's Articles of Association ("Autoliv Articles"), the Morton Articles and the Morton Bylaws, on the one hand, and the New Autoliv Certificate and the New Autoliv Bylaws, on the other hand. See "Description of Capital Stock of New Autoliv" and Appendix H to this Proxy Statement/Prospectus/Exchange Offer. This discussion is not, and does not purport to be, complete, or to identify all differences that may, under given situations, be material to shareholders. The summaries set forth herein are qualified in their entirety by reference to the forms of New Autoliv Certificate and New Autoliv Bylaws, which have been filed as exhibits to the New Autoliv Registration Statement, and the Morton Articles and the Morton Bylaws.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    NEW AUTOLIV

    The New Autoliv Certificate and New Autoliv Bylaws provide that the New Autoliv Board shall be comprised of such number of directors as may be fixed from time to time by resolution of the New Autoliv Board. New Autoliv will have, as of the Effective Time, eight directors. See "Description of New Autoliv-- Directors and Executive Officers." As permitted under the DGCL, the New Autoliv Board is classified into three classes which are to be as nearly equal in number as is possible. Directors in each class will serve for a term of three years, with the exception that the initial terms of the members of the first class will expire at

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the 1998 Annual Meeting of Stockholders after which members of such class will then be elected for a term of three years, and the initial terms of the members of the second class will expire at the 1999 Annual Meeting of Stockholders, after which members of such class will then be elected for a term of three years. Elections are staggered such that one class is elected each year. The New Autoliv Bylaws provide that, to the extent practicable, 50% of the New Autoliv directors will be United States citizens and 50% of such directors will be citizens of Sweden or the European Union member states.

    AUTOLIV

    The Autoliv Articles provide that the Autoliv Board shall consist of not fewer than four and not more than eight directors with not more than three deputy directors. Swedish law provides for the appointment of a maximum of three additional and three deputy directors by the unions representing the company's employees (employee representatives). Under Swedish law, the managing director and at least half of the board members must be resident in a European Economic Area country unless the Swedish government or an authority appointed by the government in a particular case grants an exception. The term of office of a director is one year. According to the Act on Board Representation for Employees in the Private Sector, the unions may appoint employee representatives for a period of time determined at the unions' discretion (but which will not exceed four fiscal years). Autoliv currently has six directors elected at the annual general meeting and no deputy director. In addition, the unions have appointed two directors, and two deputy directors. The directors and deputy directors (excluding those appointed by the unions) are elected at the annual meeting of Autoliv stockholders for a term expiring at the end of the next annual meeting. The Chairman of the Autoliv Board is appointed by the Autoliv Board.

    MORTON

    The Morton Articles provide that, subject to the rights of the holders of any preferred stock of Morton ("Morton Preferred Stock"), the number of directors is fixed by the Morton Board. Currently, the number of directors serving on the Morton Board is 12, as fixed by a resolution of the Morton Board. The Morton Articles provide for the Morton Board to be divided evenly into three classes serving staggered terms, with elections staggered such that one class is elected each year.

REMOVAL OF DIRECTORS

    NEW AUTOLIV

    The New Autoliv Certificate and New Autoliv Bylaws provide that directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 80% of the New Autoliv Common Stock. Vacancies on the New Autoliv Board may be filled by the affirmative vote of a majority of the remaining directors.

    AUTOLIV

    Under Swedish law, directors may be removed from office by stockholders at any time at a meeting of stockholders, and vacancies on the Autoliv Board, except when filled by a deputy director, may be filled only by stockholder resolution except where statutory provisions or the Autoliv Articles prescribe otherwise.

    MORTON

    Under the IBCL, directors may be removed in any manner provided in the articles of incorporation. In addition, directors may be removed by the shareholders or directors with or without cause unless a corporation's articles of incorporation specify otherwise. The Morton Articles provide that directors may be removed only for cause and only by the affirmative vote of the holders of 80% of the voting stock.

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MEETINGS OF STOCKHOLDERS

    NEW AUTOLIV

    The New Autoliv Certificate and the New Autoliv Bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of the entire New Autoliv Board. Written notice of meetings of stockholders shall be given by mail by New Autoliv to the stockholders, not less than 10 days nor more than 60 days prior to the meeting. See "Description of Capital Stock of New Autoliv-- Certain Provisions in the New Autoliv Certificate and New Autoliv Bylaws--Limitations on Special Stockholders' Meetings and Right to Act by Written Consent." The New Autoliv Bylaws also establish the Stockholder Notice Procedure. See "Description of Capital Stock of New Autoliv--Certain Provisions in the New Autoliv Certificate and New Autoliv Bylaws--Procedures for Stockholder Nomination and Proposals."

    AUTOLIV

    Notice of a general meeting of stockholders is to be given not fewer than two nor more than four weeks prior to the meeting. In order to be entitled to attend and vote at a general meeting of stockholders, a stockholder must be registered in the register of stockholders on the 10th day prior to the date of the meeting. The Autoliv Articles provide that a stockholder must give notice to Autoliv of his or her intention to attend the meeting not later than the date specified in the notice of the meeting (which date may not be earlier than the fifth day preceding the meeting). A stockholder may attend and vote at the meeting in person or by proxy.

    The Autoliv Articles provide that no participant at a general meeting of stockholders may vote such participant's or another person's shares for a total of more than one-fifth of the shares represented at the meeting. If anyone participating at a general meeting of stockholders would, in the absence of the restriction contained in the previous sentence, be able to vote more than one-fifth of the shares represented at the meeting, the number of shares such person will be entitled to vote will be reduced to the permitted level with the reduction distributed across the share blocks represented.

    According to the Companies Act, special meetings of stockholders will be held whenever the board of directors deems it appropriate or when stockholders owning one-tenth of all issued and outstanding shares of the company request the company to do so. Notice convening such special meeting of stockholders will be made by the company within 14 days after receipt of a written request for such stockholder meeting. Such notice to stockholders will set the date of the special meeting of stockholders, which shall be a date two to four weeks (depending on the exact provisions of the company's articles of association) from the date that such notice is given.

    MORTON

    The Morton Articles and the Morton Bylaws provide that, subject to the rights of holders of any series of Morton Preferred Stock, special meetings of shareholders can be called only by the Chairman of the Board or a majority of the total number of directors which the Morton Board would have if there were no vacancies. Shareholders are not permitted to call a special meeting or to require that the Morton Board call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting pursuant to the notice of the meeting.

    The Morton Bylaws establish an advance notice procedure, which is substantially the same as the Stockholder Notice Procedure, with regard to the nomination, other than by or at the direction of the Morton Board, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of shareholders.

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ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

    NEW AUTOLIV

    The New Autoliv Certificate provides that stockholders may act only by a vote at a duly convened meeting of stockholders at which a quorum is present and requires a Stockholder Supermajority Vote to amend this provision.

    AUTOLIV

    The Companies Act provides that stockholders, either personally or by a representative pursuant to a written, dated power of attorney, may act only by a vote at a duly convened meeting of stockholders, and regarding only matters on the agenda for which such meeting has been convened.

    MORTON

    The IBCL permits shareholders to act without a meeting only by unanimous written consent. Similar provisions are included in the Morton Articles and the Morton Bylaws.

STOCKHOLDER VOTE REQUIRED FOR MERGERS OR CONSOLIDATIONS

    NEW AUTOLIV

    The DGCL requires that, before a merger or consolidation can be approved by the stockholders, a resolution approving the merger must be adopted by the corporation's board of directors. Pursuant to the DGCL, a merger must be approved by the affirmative vote of at least a majority of the outstanding shares entitled to vote thereon.

    AUTOLIV

    The Companies Act requires that, before a merger can be acted upon by stockholders, the board of directors must adopt a plan of merger. The Companies Act further provides that the plan of merger must be approved by a majority of at least two-thirds of the votes cast, as well as at least two-thirds of the shares represented, at the meeting. However, if the proposal would alter the legal relationship among the existing stockholders, the unanimous approval of the stockholders present at the meeting and who represent at least 90% of all outstanding shares is normally required.

    MORTON

    The IBCL requires that, before a merger or consolidation can be acted upon by shareholders, a board of directors must by resolution adopt an agreement and plan of merger. The IBCL further provides that the agreement and plan of merger must be approved by the holders of at least a majority of the outstanding shares entitled to vote thereon.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

    NEW AUTOLIV

    Section 203 of the DGCL prohibits a corporation which has securities traded on a national securities exchange, designated on the NASDAQ National Market or held of record by more than 2,000 stockholders from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested stockholder, or an interested stockholder's affiliates or associates, for a three-year period beginning on the date the interested stockholder acquires 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if (a) the board of directors gives prior approval to the transaction in which the 15% ownership level is exceeded, (b) the interested stockholder acquires 85% or more of the corporation's outstanding stock in the same transaction in which such stockholder's ownership first exceeds 15% (excluding those shares

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owned by persons who are directors and also officers as well as by employee stock plans in which employees do not have the right to determine confidentially whether shares held subject to such plan will be tendered in a tender or exchange offer) or (c) the business combination is approved by the board of directors and authorized at a meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock, excluding shares owned by the interested stockholder. Although a Delaware corporation may elect, pursuant to its certificate or bylaws, not to be governed by this provision, the New Autoliv Certificate and the New Autoliv Bylaws contain no such election.

    AUTOLIV

    The Companies Act does not have provisions similar to those outlined above with respect to business combinations.

    MORTON

    Section 23-1-43 of the IBCL ("Section 23-1-43") generally prohibits a "resident domestic corporation" of Indiana, such as Morton, from engaging in any Business Combination (defined generally to include mergers, certain asset or stock sales, liquidations and other significant corporate transactions) with any "interested shareholder" (defined generally as any person that, individually or with or through any of its affiliates or associates, beneficially owns 10% or more of the outstanding voting securities of the corporation) for a period of five years after the date the person becomes an interested shareholder unless, before such person became an interested shareholder, the board of directors of the corporation approved either the Business Combination or the purchase of more than 10% of the corporation's voting securities by the interested shareholder.
Section 23-1-43 also provides that a resident domestic corporation may not engage in a merger or other Business Combination with an interested shareholder at any time after such five-year period unless (a) certain "fair price" criteria are satisfied (including a requirement that the interested shareholder and its affiliates and associates have not purchased any additional shares after first acquiring 10% of the corporation's voting securities) or (b) the Business Combination is approved by the holders of a majority of the outstanding shares of the corporation, excluding shares owned by the interested shareholder.

DISSENTERS' RIGHTS

    NEW AUTOLIV

    Under the DGCL, dissenters' rights of appraisal are limited. Rights of appraisal are available to a stockholder of a corporation only in connection with certain mergers or consolidations involving such corporation, amendments to the certificate of incorporation of such corporation (if so provided in the certificate of incorporation, which is not the case for New Autoliv) or sales of all or substantially all of the assets of such corporation. However, appraisal rights are not available under the DGCL if the corporation's stock is (prior to the applicable transaction) listed on a national securities exchange or designated on the NASDAQ National Market or held of record by more than 2,000 stockholders; provided that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their stock for anything other than shares of the surviving corporation; shares of another corporation that will be listed on a national securities exchange, designated on the NASDAQ National Market or held of record by more than 2,000 stockholders; cash in lieu of fractional shares of any such corporation; or a combination of such shares and such cash.

    AUTOLIV

    Under the Companies Act, when a person alone or together with one or more subsidiaries owns more than 90% of all the share capital in a company representing more than 90% of the votes entitled to be cast at a general meeting of stockholders, such person is entitled to purchase the remaining shares of such company. A person whose shares are subject to such right of purchase may require the 90% owner to

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purchase such person's shares. Unless the 90% owner and person whose shares are subject to the right of purchase agree on the price to be paid for the shares, an arbitration tribunal will determine a reasonable price. In the case of a compulsory acquisition following an offer to purchase made to a substantial number of persons pursuant to which the 90% owner has acquired more than the majority of the shares, the price will usually be the same as the price paid in the offer.

    MORTON

    Under the IBCL, there are no dissenters' rights for shareholders of a company which has shares registered on a national securities exchange or traded on the NASDAQ National Market.

DIVIDENDS

    NEW AUTOLIV

    Under the DGCL, a corporation may declare and pay dividends out of "surplus" (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The New Autoliv Bylaws further provide that dividends may be declared at the discretion of the New Autoliv Board only after setting aside sufficient funds that the New Autoliv Board, in its absolute discretion, deems proper as a reserve to meet contingencies. The New Autoliv Bylaws provide that dividends may be paid to holders of the shares of stock of New Autoliv in cash, in property, or in shares of the capital stock.

    AUTOLIV

    Under the Companies Act, only stockholders at a general meeting (except, under limited circumstances, where a demand is made by holders of at least 10% of the total number of shares outstanding) may authorize the payment of dividends, and such payment may not exceed the amount recommended by the Autoliv Board. Under Swedish law, no dividends may be paid in respect of a fiscal period for which audited financial statements have not been adopted at the annual meeting of stockholders. It is the normal practice in Sweden to pay only annual dividends. It has been the practice of the Autoliv Board to decide upon and publicly announce their dividend recommendation with respect to the preceding fiscal year not later than in February of each year. The recommendation of the Autoliv Board is considered at Autoliv's annual meeting, which is usually held in April of the year following the year with respect to which the dividend is paid.

    MORTON

    Under the IBCL, the payment of dividends and repurchases or redemptions of stock are permitted if, after giving effect to such action, the corporation is able to pay its debts as they become due in the ordinary course of business and the corporation's total assets exceed its total liabilities plus the amount that would be needed for preferential rights upon dissolution. The board of directors may base its determination that these requirements have been met on the corporation's financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or other method that is reasonable under the circumstances.

PREEMPTIVE RIGHTS

    NEW AUTOLIV

    The New Autoliv Certificate and the New Autoliv Bylaws do not provide for preemptive rights. In addition, the DGCL does not provide for preemptive rights unless specifically provided for in the certificate of incorporation of a corporation.

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    AUTOLIV

    Under Swedish law, stockholders must approve the issuance of new shares, and existing stockholders have preferential rights to subscribe for a number of shares in such issuance in proportion to their shareholdings, unless the resolution for issuance or the company's articles of association provide otherwise. A resolution whose terms deviate from the foregoing principles is normally valid if stockholders in favor of the resolution represent at least two-thirds of the votes cast and shares represented at the meeting. The Autoliv Articles do not contain provisions inconsistent with the Companies Act with respect to preemptive rights.

    MORTON

    The IBCL does not provide for preemptive rights unless specifically authorized in a corporation's articles of incorporation. The Morton Articles do not provide for preemptive rights.

AMENDMENT OF CHARTER DOCUMENTS

    NEW AUTOLIV

    See "Description of Capital Stock of New Autoliv--Certain Provisions in the New Autoliv Certificate and New Autoliv Bylaws--Amendment of the New Autoliv Certificate and New Autoliv Bylaws."

    AUTOLIV

    The Companies Act provides that the affirmative vote of two-thirds of the votes cast as well as two-thirds of all shares represented at a stockholders meeting is required to amend provisions of a company's articles of association. Resolutions to amend the Autoliv Articles which reduce any stockholder's rights to profits or assets, restrict the transferability of shares or alter the legal relationship between different stockholders normally require the unanimous approval of the stockholders present at a meeting, and the stockholders voting for approval of the resolution must represent at least 90% of all issued shares. A resolution to amend the Autoliv Articles for the purpose of limiting the number of shares which a stockholder may vote at a general meeting or requiring the retention of a larger amount of the net profit than required by the Companies Act or amending the stockholders' rights in a liquidation or dissolution normally requires the approval of the stockholders representing two-thirds of the votes cast, and 90% of the shares represented, at the meeting.

    MORTON

    The IBCL reserves the power to amend or repeal bylaws solely to a corporation's board of directors unless the articles of incorporation provide otherwise. The Morton Articles provide that only the Morton Board has the power to amend the Morton Bylaws. In order to amend a corporation's articles of incorporation, the IBCL requires the board of directors' recommendation of the amendment (unless, based on a conflict of interest, it can make no recommendation), and the approval by a majority of the votes entitled to be cast by shareholders, or by such higher vote as may be required by the corporation's articles of incorporation. The Morton Articles require the vote of at least 80% of the voting power of Morton's stock to amend provisions in the Morton Articles relating to (a) election and removal of directors, (b) shareholder action by written consent, (c) calling of special meetings of shareholders, and (d) business combinations with interested shareholders.

DIRECTOR LIABILITY

    NEW AUTOLIV

    The DGCL permits Delaware corporations, in their certificates of incorporation, to eliminate director liability for money damages for breach of fiduciary duty, except for liability (a) for any breach of the

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director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) arising from the payment of a dividend or approval of a stock repurchase in violation of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

    AUTOLIV

    The Companies Act provides that a board member and a managing director may be liable to compensate the company for any loss incurred as a result of a willful act or negligence on behalf of such board member or managing director in the performance of his or her duties. The same applies when any damage is caused to a stockholder or a third party if such damage is a result of a violation of the Companies Act, the applicable Act on Annual Reports or the articles of association of the company.

    MORTON

    The IBCL sets standards of conduct for directors that are similar to those established by the DGCL. Under the IBCL, however, a director is not liable for money damages for any breach or failure to perform his or her duties unless such breach or failure constitutes willful misconduct or recklessness. The Morton Articles contain a provision limiting the liability of directors, officers and others to the fullest extent provided by the IBCL.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

    NEW AUTOLIV

    The DGCL permits indemnification of officers, directors, employees and agents against liabilities and expenses incurred in proceedings if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. In the case of derivative actions, indemnification is limited to expenses and no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless indemnification is otherwise authorized by a court. The New Autoliv Certificate requires New Autoliv to indemnify such persons to the maximum extent permitted by law.

    AUTOLIV

    The Companies Act does not contain specific provisions relating to the indemnification of directors, officers or other persons. It is not uncommon, however, for listed Swedish companies to enter into specific insurance arrangements for its directors and officers.

    MORTON

    The IBCL permits indemnification of officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and reasonably believed (a) in the case of conduct in such person's official capacity with the corporation, that such person's conduct was in its best interests, and (b) in all other cases, that such person's conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the person must either have reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. Both the IBCL and the DGCL provide that the statutory indemnification is not exclusive of rights to indemnification provided in the charter or bylaws, or through resolutions of its board of directors or shareholders.

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ADDITIONAL PROVISIONS RELATING TO BOARD ACTION

    NEW AUTOLIV

    Delaware law generally permits a board of directors to consider constituencies in addition to stockholders, even though the DGCL does not contain specific provisions to that effect. The New Autoliv Certificate contains a specific provision authorizing the New Autoliv Board to consider, in its discretion and subject to the DGCL, the impact of any corporate action upon creditors, customers, employees and other constituencies of New Autoliv and its subsidiaries, and the effect upon communities in which New Autoliv and its subsidiaries do business. See "Description of Capital Stock of New Autoliv--Certain Provisions in the New Autoliv Certificate and New Autoliv Bylaws."

    AUTOLIV

    Under Swedish law, the members of the board of directors are under the obligation to act in the best interest of the company and its stockholders. The board of directors, under Swedish law, is not under any obligation to approve any proposed business combination or any other corporate action, unless the board determines in good faith that such action is in the best interest of the company and its stockholders. In making such determination, the board members are authorized to consider both the short-term and long-term interests of the company as well as other constituencies and other relevant factors.

    MORTON

    The IBCL specifically authorizes directors, in considering the best interests of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. The Morton Articles contain a provision having a similar effect. Under the IBCL, the directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interests of the corporation. In addition, the IBCL states that directors are not required to redeem any rights under or render inapplicable a shareholder rights plan or to take or decline to take any action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such a change of control. The IBCL explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be "reasonable in relation to the threat posed."

    In taking or declining to take any action or in making any recommendation to a corporation's shareholders with respect to any matter, directors are authorized under the IBCL to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

                             NO DISSENTERS' RIGHTS

    Holders of Morton Common Stock will not have the right to elect to have the fair value of their shares of Morton Common Stock judicially appraised and paid to them in cash in connection with the Spinoff or the Merger. Section 23-1-44-8 of the IBCL ("Section 23-1-44-8") provides dissenters' rights to shareholders of Indiana corporations in connection with certain mergers and other extraordinary transactions. Under Section 23-1-44-8, dissenters' rights are not available to the shareholders of a corporation in connection with such transactions if the corporation's shares are registered on a U.S. securities exchange (the NYSE in the case of Morton) that is registered under the Exchange Act.

                     STOCK EXCHANGE LISTINGS AND DELISTINGS

    Pursuant to the Combination Agreement, New Autoliv has agreed to use reasonable efforts to have the SDRs approved for listing prior to the Effective Time on the SSE and the shares of New Autoliv Common Stock approved for listing prior to the Effective Time on the NYSE and on any additional exchanges which it deems appropriate. Morton has agreed to use reasonable efforts to have the Morton Common Stock delisted from the NYSE and deregistered under the Exchange Act as soon as practicable following the Effective Time if Morton and Autoliv reasonably judge such actions to be necessary to the consummation of the Transactions. Autoliv has agreed to use reasonable efforts to have the Autoliv Common Stock delisted from the SSE and the quotation of the ADSs on the PORTAL system to be terminated as soon as permitted under applicable laws.

                                    EXPERTS

    The combined financial statements of Automotive Safety Products, an operating group of Morton International, Inc. at June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, included in this Proxy Statement/Prospectus/Exchange Offer have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Morton International, Inc. incorporated by reference in Morton International, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1996, have been audited by Ernst and Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Autoliv and its subsidiaries at December 31, 1996, 1995 and 1994, and for each of the three years contained in the three-year period ended December 31, 1996, included in this Proxy Statement/Prospectus/Exchange Offer, except as they relate to Franco Suedoise d'Investissements SA, Livbag SA and Livbag SNC, Autoliv France SNC and Autoliv GmbH, have been audited by Ernst & Young AB, independent auditors, and, as they relate to Franco Suedoise d'Investissements SA, Livbag SA and Livbag SNC, Autoliv France SNC and Autoliv GmbH, have been audited by, respectively, Befec-Price Waterhouse and SYC SA; Serge Yablonsky; Befec-Price Waterhouse and Serge Yablonsky; and KPMG Deutsche Treuhand-Gesellschaft AB, each independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    Representatives of Ernst & Young LLP are expected to be present at the Morton Special Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                 LEGAL MATTERS

    The validity of the shares of New Autoliv Common Stock to be issued pursuant to the Merger and the Exchange Offer will be passed upon by Wachtell, Lipton, Rosen & Katz and by Skadden, Arps, Slate, Meagher & Flom LLP, respectively.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Due to the contemplated consummation of the Merger, Morton (as it currently exists) does not currently intend to hold a 1997 Annual Meeting of Shareholders because, following the Merger, Morton will not be a publicly traded company. In the event that the Transactions are not consummated and such a meeting is held, any proposals of shareholders intended to be included in the proxy statement for the 1997 Annual Meeting of Shareholders must have been received by the Corporate Secretary of Morton at its principal executive offices no later than May 20, 1997. In addition, the Morton Bylaws provide that any Morton shareholder wishing to introduce a proposal on business to be considered at the 1997 Annual Meeting of Shareholders, if held, must notify Morton's Corporate Secretary of such shareholder's intentions and provide certain other information in advance of such meeting, in accordance with the procedures detailed in the Morton Bylaws. A copy of the Morton Bylaws may be obtained from the Corporate Secretary of Morton.

    New Morton, which will be named "Morton International, Inc." at the time of its first annual meeting, however, will hold a 1997 Annual Meeting of Shareholders if the Transactions are consummated. For information on submitting shareholder proposals for such meeting, see the New Morton Information Statement.

                  WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

    Morton files annual, quarterly and special reports, proxy statements and other information with the SEC. Following the consummation of the Transactions, New Morton and New Autoliv will also make these filings with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, Morton's SEC filings are, and New Autoliv's filings will be, available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov."

    New Autoliv has filed the New Autoliv Registration Statement to register with the SEC the shares of New Autoliv Common Stock to be issued to Morton and Autoliv shareholders in the Merger and the Exchange Offer. This Proxy Statement/Prospectus/Exchange Offer is a part of the New Autoliv Registration Statement and constitutes a prospectus of New Autoliv, as well as a proxy statement of Morton for the Morton Special Meeting. In addition, New Morton has filed a registration statement on Form 10 (the "New Morton Registration Statement") of which the New Morton Information Statement is a part. The New Morton Information Statement is being furnished to Morton shareholders along with this Proxy Statement/Prospectus/Exchange Offer.

    As allowed by SEC rules, this Proxy Statement/Prospectus/Exchange Offer does not contain all the information that shareholders can find in the New Autoliv Registration Statement or the exhibits to that registration statement. Similarly, the New Morton Information Statement does not contain all the information that shareholders can find in the New Morton Registration Statement.

    The SEC allows Morton to "incorporate by reference" information into this Proxy Statement/ Prospectus/Exchange Offer, which means that Morton can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus/Exchange Offer, except for any information superseded by information contained directly in the Proxy Statement/Prospectus/Exchange Offer. This Proxy Statement/Prospectus/Exchange Offer incorporates by reference the documents set forth below that Morton has previously filed with the SEC. These documents contain important information about Morton and its financial condition.

MORTON SEC FILINGS (FILE NO. 1-10270)                     PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K..............................  Year ended June 30, 1996
Quarterly Reports on Forms 10-Q.........................  Quarters ended September 30, 1996 and December 31, 1996
Current Reports on Forms 8-K............................  Dated September 30, 1996, November 22, 1996 and November
                                                            25, 1996

    Morton is also incorporating by reference additional documents that it files with the SEC pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act between the date of this Proxy Statement/Prospectus/ Exchange Offer and the date of the Morton Special Meeting.

    Morton has supplied all information contained or incorporated by reference in this Proxy Statement/ Prospectus/Exchange Offer relating to Morton and ASP, and Autoliv has supplied all such information relating to Autoliv.

    If you are a Morton shareholder, Morton may have sent you some of the documents incorporated by reference, but Morton or Autoliv shareholders (including beneficial owners) can obtain any of them through Morton or the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Documents incorporated by reference are available from Morton without charge, excluding all exhibits unless Morton has incorporated by reference in this Proxy Statement/Prospectus/Exchange Offer any information which, in turn, specifically incorporates by reference an exhibit. Shareholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus/Exchange Offer by requesting them in writing or by telephone from Morton at the following address:

                             Morton International, Inc.
                             Corporate Secretary
                             100 North Riverside Plaza
                             Chicago, Illinois 60606
                             Tel.: (312) 807-2422

    If you would like to request documents from Morton, please do so by April 17, 1997 to receive them before the Morton Special Meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER TO VOTE YOUR MORTON SHARES ON THE MERGER AND ON THE SPINOFF OR TO TENDER YOUR AUTOLIV SECURITIES IN THE EXCHANGE OFFER. MORTON AND NEW AUTOLIV HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS/ EXCHANGE OFFER. THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER IS DATED MARCH 24, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER TO SHAREHOLDERS NOR THE ISSUANCE OF NEW AUTOLIV COMMON STOCK IN THE MERGER AND THE EXCHANGE OFFER OR OF NEW MORTON COMMON STOCK IN THE SPINOFF SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES
Independent Auditors Reports...............................................................................        F-2
Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994.....................        F-7
Consolidated Balance Sheets as of December 31, 1996 and 1995...............................................        F-8
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994.................        F-9
Notes to the Consolidated Financial Statements.............................................................       F-10

ASP BUSINESS
Independent Auditors Report................................................................................       F-19
Combined Statements of Income for the years ended June 30, 1996, 1995 and 1994.............................       F-20
Combined Balance Sheets as of June 30, 1996 and 1995.......................................................       F-21
Combined Statements of Cash Flows for the years ended June 30, 1996, 1995 and 1994.........................       F-22
Notes to Combined Financial Statements.....................................................................       F-23
Combined Statements of Income (Unaudited) for the six months ended December 31, 1996 and 1995..............       F-32
Combined Balance Sheet (Unaudited) as of December 31, 1996.................................................       F-33
Combined Statements of Cash Flows (Unaudited) for the six months ended December 31, 1996 and 1995..........       F-34
Combined Statements of Equity (Unaudited) for the six months ended December 31, 1996 and 1995..............       F-35
Notes to Combined Financial Statements (Unaudited).........................................................       F-36
Combined Balance Sheet (Unaudited) as of June 30, 1994.....................................................       F-38

                          INDEPENDENT AUDITORS' REPORT

    We have audited the accompanying consolidated balance sheets of Autoliv AB and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income and shareholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Autoliv GmbH, Franco Suedoise d'Investissements SA, Autoliv France SNC, Livbag SA and Livbag SNC as of December 31, 1995 and 1996 and the related statements of income for the years ended December 31, 1994, 1995 and 1996, which financial statements were prepared in accordance with the standards of the International Accounting Standards Committee ("IAS") and reflect total assets of 51% and 56% as of December 31, 1995 and 1996, respectively, and total revenues of 63%, 64% and 57% for the years ended December 31, 1994, 1995 and 1996, respectively, of the consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts (including in the case of the subject company the conversion of the financial statements of Autoliv GmbH, Franco Suedoise d'Investissements SA, Autoliv France SNC, Livbag SA and Livbag SNC to United States generally accepted accounting principles, which conversion resolved the exceptions set forth in the third and fourth paragraphs of the accompanying opinions, set forth on pages F-3 to F-6, with respect to these companies) and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Autoliv AB and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 1994, 1995 and 1996, in conformity with United States generally accepted accounting principles.

                                          ERNST & YOUNG AB
                                          Ulf Spang
                                          Authorized Public Accountant

Stockholm, Sweden
January 30, 1997

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
AUTOLIV AB
Box 70381
S-107 24 Stockholm
SUEDE

    We have audited the balance sheets of Autoliv France SNC (the "Company") as of December 31, 1995 and 1996 and the related statements of income for the years ended December 31, 1994, 1995 and 1996 (the "Financial Statements" (not presented herein)). These Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The Financial Statements have been prepared by the Company for consolidation purposes of Autoliv AB. The Company has not prepared statements of cash flows and retained earnings for the years ended December 31, 1994, 1995 and 1996. Presentation of such statements summarizing the Company's operating, investing and financing activities and the movement in retained earnings respectively is required by the standards of the International Accounting Standards Committee ("IAS").

    Furthermore, the Company's Financial Statements omit inclusion of certain notes to the financial statements. In our opinion, such note disclosures are required by international accounting principles.

    In our opinion, except for the omission of statements of cash flows and retained earnings and notes to the financial statements, to be prepared at Autoliv Group Level, which result in an incomplete presentation in accordance with IAS, as explained in the previous two paragraphs, and except for a top adjustment for deferred taxes accounted for at consolidation level, the Financial Statements referred to above present fairly, for Group reporting purposes, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations for the years ended December 31, 1994, 1995 and 1996, in conformity with IAS.

Paris, France
January 27, 1997

For BEFEC-PRICE WATERHOUSE                      S. YABLONSKY
Statutory auditor                               Statutory auditor
J. VANTALON

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
AUTOLIV AB
Box 70381
S-107 24 Stockholm
SUEDE

    We have audited the balance sheets of Franco Suedoise d'Investissements SA (the "Company") as of December 31, 1995 and 1996 and the related statements of income for the years ended December 31, 1994, 1995 and 1996 (the "Financial Statements" (not presented herein)). These Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The Financial Statements have been prepared by the Company for consolidation purposes of Autoliv AB. The Company has not prepared statements of cash flows and retained earnings for the years ended December 31, 1994, 1995 and 1996. Presentation of such statements summarizing the Company's operating, investing and financing activities and the movement in retained earnings respectively is required by the standards of the International Accounting Standards Committee ("IAS").

    Furthermore, the Company's Financial Statements omit inclusion of certain notes to the financial statements. In our opinion, such note disclosures are required by international accounting principles.

    In our opinion, except for the omission of statements of cash flows and retained earnings and notes to the financial statements, to be prepared at Autoliv Group Level, which result in an incomplete presentation in accordance with IAS, as explained in the previous two paragraphs, and except for a top adjustment for deferred taxes accounted for at consolidation level, the Financial Statements referred to above present fairly, for Group reporting purposes, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations for the years ended December 31, 1994, 1995 and 1996, in conformity with IAS.

Paris, France
January 27, 1997

For BEFEC-PRICE WATERHOUSE                      For SYC SA
Statutory auditor                               Statutory auditor
J. VANTALON                                     S. YABLONSKY

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
AUTOLIV AB
Box 70381
S-107 24 Stockholm
SUEDE

    We have audited the balance sheets of LIVBAG SA + LIVBAG SNC (the "Company") as of December 31, 1995 and 1996 and the related statements of income for the years ended December 31, 1994, 1995 and 1996 (the "Financial Statements" (not presented herein)). These Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The Financial Statements have been prepared by the Company for consolidation purposes of Autoliv AB. The Company has not prepared statements of cash flows and retained earnings for years ended December 31, 1994, 1995 and 1996. Presentation of such statements summarizing the Company's operating, investing and financing activities and the movement in retained earnings respectively is required by the standards of the International Accounting Standards Committee ("IAS").

    Furthermore, the Company's Financial Statements omit inclusion of certain notes to the financial statements. In our opinion, such note disclosures are required by international accounting principles.

    In our opinion, except for the omission of statements of cash flows and retained earnings and notes to the financial statements, to be prepared at Autoliv Group Level, which result in an incomplete presentation in accordance with IAS, as explained in the previous two paragraphs, and except for a top adjustment for deferred taxes accounted for at consolidation level, the Financial Statements referred to above present fairly, for Group reporting purposes, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations for the years ended December 31, 1994, 1995 and 1996, in conformity with IAS.

Paris, France
January 27, 1997

                                          S. YABLONSKY
                                          Statutory auditor

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Autoliv AB

    We have audited the balance sheets of Autoliv GmbH (the "Company") as of December 31, 1995 and 1996 and the related statements of income for the years ended December 31, 1994, 1995 and 1996 (the "Financial Statements" (not presented herein)). These Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The Financial Statements have been prepared by the Company for consolidation purposes of Autoliv AB. The Company has not prepared statements of cash flows and retained earnings for the years ended December 31, 1994, 1995 and 1996. Presentation of such statements summarizing the Company's operating, investing and financing activities and the movement in retained earnings respectively is required by the standards of the International Accounting Standards Committee ("IAS").

    Furthermore, the Company's Financial Statements omit inclusion of certain notes to the financial statements. In our opinion, such note disclosures are required by international accounting principles.

    In our opinion, except for the omission of statements of cash flows and retained earnings and notes to the financial statements, to be prepared at Autoliv Group level, which result in an incomplete presentation in accordance with IAS, as explained in the previous two paragraphs, the Financial Statements referred to above present fairly, for Group reporting purposes, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations for the years ended December 31, 1994, 1995 and 1996, in conformity with IAS.

                                    KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AG

Hamburg, Germany
January 27, 1997

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
IN MSEK, EXCEPT PER SHARE AND SHARE AMOUNTS                                   1996          1995          1994
-------------------------------------------------------------             ------------  ------------  ------------
Net sales....................................................                   11,629        10,201         8,947
Cost of sales................................................                    9,300         8,193         7,412
                                                                          ------------  ------------  ------------
Gross profit.................................................                    2,329         2,008         1,535

Selling, administration and general expenses.................                      512           467           403
Research and development expenses............................                      671           623           408
Amortization of intangibles..................................  Note 4               75            28           101
Other income--net............................................                      (22)          (26)          (41)
                                                                          ------------  ------------  ------------
Operating income.............................................                    1,093           916           664

Equity in net income of affiliated companies.................                       50            35            15
Interest income..............................................                       38            77            46
Interest expense.............................................                      (36)          (19)          (45)
                                                                          ------------  ------------  ------------
Income before taxes..........................................                    1,145         1,009           680

Income taxes.................................................  Note 6             (381)         (360)         (250)
Income before minority interest..............................                      764           649           430
Minority interests in net earnings of subsidiaries...........                       (4)
                                                                          ------------  ------------  ------------
Net income...................................................                      760           649           430
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

Earnings per share (adjusted to reflect the effect of the 2
  for 1 stock split effective in May 1996)...................                    13.82         11.80          8.15
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Weighted average number of shares outstanding (adjusted to
  reflect the effect of the 2 for 1 stock split effective in
  May 1996)..................................................               55,000,000    55,000,000    52,820,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

        The accompanying notes are an integral part of these statements.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
IN MSEK                                                                                            1996       1995
------------------------------------------------------------------------------------             ---------  ---------
ASSETS
Cash and cash equivalents...........................................................                   905      1,074
Receivables, less allowances for doubtful accounts of 32 MSEK in 1996 and 19 MSEK in
 1995...............................................................................                 2,635      1,961
Inventories.........................................................................     Note 7        692        521
Income taxes receivable.............................................................                   109         62
Prepaids............................................................................                    64        123
                                                                                                 ---------  ---------
TOTAL CURRENT ASSETS................................................................                 4,405      3,741

Investments in affiliated companies.................................................                   179        477
Intangible assets (mainly acquisition goodwill) less amortization of
 MSEK 291 in 1996 and MSEK 212 in 1995..............................................                   440         45

Machinery and equipment.............................................................                 3,004      2,000
Buildings...........................................................................                   904        412
Land and land improvements..........................................................                    84         27
Construction in progress............................................................                   246        189
                                                                                                 ---------  ---------
                                                                                                     4,238      2,628
Less accumulated depreciation.......................................................                (2,024)    (1,306)
                                                                                                 ---------  ---------
                                                                                                     2,214      1,322
                                                                                                 ---------  ---------
TOTAL ASSETS........................................................................                 7,238      5,585
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt.....................................................................     Note 8        426        221
Accounts payable....................................................................                 1,584      1,207
Accrued expenses....................................................................                 1,251      1,129
Other current liabilities...........................................................                   348        286
Income taxes payable................................................................                   145        116
                                                                                                 ---------  ---------
TOTAL CURRENT LIABILITIES...........................................................                 3,754      2,959

Long-term debt......................................................................     Note 9         88         37
Deferred income taxes...............................................................     Note 6         11         --
Other noncurrent liabilities........................................................                    84         62
Minority interests in subsidiaries..................................................                   151         --

Common stock........................................................................
(200,000,000 shares, par value SEK 10 per share, authorized; 55,000,000 shares, par value SEK 10 per share, and 27,500,000 shares, par value
 SEK 20 per share, outstanding at December 31, 1996 and 1995, respectively).........                   550        550
Restricted reserves.................................................................                   592        642
Retained earnings...................................................................                 2,008      1,335
                                                                                                 ---------  ---------
TOTAL SHAREHOLDERS' EQUITY..........................................................    Note 10      3,150      2,527
                                                                                                 ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..........................................                 7,238      5,585
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

        The accompanying notes are an integral part of these statements.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                         -------------------------------
IN MSEK                                                                                    1996       1995       1994
---------------------------------------------------------------------------------------  ---------  ---------  ---------
OPERATING ACTIVITIES
Net income.............................................................................        760        649        430
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization........................................................        550        413        437
  Deferred income taxes................................................................         (1)        (5)       (14)
  Equity in net income of affiliated companies.........................................        (50)       (35)       (15)
  Changes in operating assets and liabilities:
    Receivables and other assets.......................................................        (91)        69       (766)
    Inventories........................................................................        (31)       (31)       (65)
    Accounts payable and accrued expenses..............................................         20        (48)     1,396
    Income taxes.......................................................................        (81)       123       (262)
                                                                                         ---------  ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............................................      1,076      1,135      1,141

INVESTING ACTIVITIES
Expenditure for property, plant and equipment..........................................       (991)      (706)      (588)
Acquisition of businesses and investments in affiliated companies......................       (460)      (369)       (12)
Other..................................................................................         38         24         25
                                                                                         ---------  ---------  ---------
NET CASH USED FOR INVESTING ACTIVITIES.................................................     (1,413)    (1,051)      (575)

FINANCING ACTIVITIES
Increase/(decrease) in short-term debt.................................................        133         55       (136)
Increase in long term liabilities......................................................         20         22         21
Increase in minority interest..........................................................        151         --         --
Dividends paid.........................................................................       (124)       (82)        --
Proceeds from issuance of common stock.................................................         --         --        414
Other--net.............................................................................         (1)       (30)        22
                                                                                         ---------  ---------  ---------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES...................................        179        (35)       321
Effect of exchange rate changes on cash................................................        (11)       (20)        (1)

Increase/(decrease) in cash and cash equivalents.......................................       (169)        29        886
Cash and cash equivalents at beginning of year.........................................      1,074      1,045        159
                                                                                         ---------  ---------  ---------
Cash and cash equivalents at end of year                                                       905      1,074      1,045
                                                                                         ---------  ---------  ---------

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................................................................         34         19         44
Income taxes paid......................................................................        399        444         85

        The accompanying notes are an integral part of these statements.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS

    Autoliv AB (the "Company") produces seat belts and airbag modules for almost all major European automobile manufacturers and seat belts for all major U.S. automobile manufacturers. Autoliv revenues are generated exclusively by sales to the automotive industry, which is made up of a relatively small number of customers. A significant disruption in the industry, a significant change in demand or pricing, or a dramatic change in technology could have a material effect on Autoliv.

    Autoliv has four significant customers whose sales represented 20%, 15%, 13% and 10% of net sales in 1996; 25%, 15%, 11% and 11% of net sales in 1995 and 27%, 13%, 8% and 8% of net sales in 1994. A loss of any of these customers or a substantial reduction in orders by any of these customers could have a material adverse effect on Autoliv's operating results.

SALES BY REGION IN MSEK                                                                   1996       1995       1994
--------------------------------------------------------------------------------------  ---------  ---------  ---------

Europe................................................................................     10,320      9,224      8,160
North America.........................................................................        546        277        251
Other regions.........................................................................        763        700        536
                                                                                        ---------  ---------  ---------
      Total...........................................................................     11,629     10,201      8,947

OPERATING INCOME BY REGION IN MSEK
--------------------------------------------------------------------------------------
Europe................................................................................      1,115        898        674
North America.........................................................................       (100)       (50)       (76)
Other regions.........................................................................         78         68         66
                                                                                        ---------  ---------  ---------
      Total...........................................................................      1,093        916        664

IDENTIFIABLE ASSETS BY REGION IN MSEK
--------------------------------------------------------------------------------------
Europe................................................................................      6,581      5,157
North America.........................................................................        397        274
Other regions.........................................................................        260        154
                                                                                        ---------  ---------
      Total...........................................................................      7,238      5,585

NOTE 2. ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include Autoliv AB and all companies in which the parent company, directly or indirectly, owned more than 50% of the voting rights (the "Group").

    All intercompany accounts and transactions within Autoliv have been eliminated from the consolidated financial statements.

    Investments in affiliated companies in which the Company, directly or indirectly, owns between 20 and 50 percent of the votes at the end of each year, are reported according to the equity method of accounting.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 2. ACCOUNTING POLICIES (CONTINUED)
TRANSLATION OF NON-SWEDISH SUBSIDIARIES

    The balance sheets of non-Swedish subsidiaries are translated using year-end rates of exchange. Income statements are translated at the average rate of exchange for the year. Translation differences are reflected in a separate component of shareholders' equity.

REVENUE RECOGNITION

    Sales of products are recorded as of the actual date of shipment. Sales include the sales value less value added tax.

RESEARCH AND DEVELOPMENT

    Research and development expenses are charged to income as incurred.

DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT

    Autoliv provides for depreciation of property, plant and equipment, all of which are recorded at cost, by annual charges to income, computed under the straight-line method over their estimated useful lives.

    The following depreciation rates have been applied to various classes of assets:

Vehicles.........................................................       25.0%
Tooling..........................................................       33.3%
Computer hardware................................................       33.3%
Machinery and equipment..........................................  10.0-20.0%
Buildings and land improvements..................................    2.0-4.0%

AMORTIZATION OF INTANGIBLE ASSETS

    Patents are amortized on a straight line basis over five years. Goodwill is amortized on a straight line basis over periods ranging from 5 to 15 years.

INCOME TAXES

    Current tax liabilities and assets are recognized for the estimated taxes payable or refundable on the tax returns for the current year. Deferred tax liabilities or assets are recognized for the estimated future tax effects attributable to temporary differences and carry-forwards that result from events that have been recognized in either the financial statements or the tax returns, but not both. The measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax laws. Deferred tax assets are reduced, if necessary, by the amount of any tax benefits that is not expected to be realized.

IMPAIRMENT OF LONG LIVED AND IDENTIFIABLE INTANGIBLE ASSETS

    The Company evaluates the carrying value of long lived assets and identifiable intangible assets for potential impairment on an ongoing basis.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 2. ACCOUNTING POLICIES (CONTINUED)
EARNINGS PER SHARE

    Earnings per share is based on the weighted average number of shares outstanding, adjusted for the 2 for 1 stock split in May 1996.

CASH EQUIVALENTS

    Autoliv considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

RECEIVABLES AND LIABILITIES IN FOREIGN CURRENCY

    Receivables and liabilities denominated in foreign currency are remeasured at year-end rates of exchange with unrealized gains/losses reflected in current income. Transaction gains (losses) included in determining net income amounts to MSEK (8) in 1996, MSEK (17) in 1995 and MSEK (2) in 1994.

INVENTORIES

    Inventories are valued at the lower of cost or market. Cost is computed according to the first-in, first-out method (FIFO).

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Among the assets and liabilities subject to estimation and judgment are amounts related to unsettled pricing discussions with customers and product recall and product liability accruals. Actual results could differ from those estimates.

NOTE 3. SIGNIFICANT BUSINESS ACQUISITIONS

    In January 1996, the Company purchased an additional 27% interest in Isodelta S.A., in which the Company previously held a 49% interest since October 1, 1995. Prior to the acquisition the Company accounted for its investment on the equity method. Additionally, in January 1996, the Company purchased 100% of Hammarverken i Vaxjo AB (now Autoliv-Hammarverken AB) and Hassleholm Automotive AB (now Autoliv Mekan AB). The acquisitions have been accounted for using the purchase method of accounting, and accordingly the results of operations of the entities have been consolidated since the respective dates of acquisition. The total purchase price of these acquisitions amounted to MSEK 392 in 1996 and MSEK 297 in 1995. Goodwill of MSEK 428 associated with these acquisitions is being amortized over 10-15 years.

    The impact of these acquisitions on a pro forma basis would not have been material.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 4. DEPRECIATION AND AMORTIZATION

IN MSEK                                                                       1996         1995         1994
-------------------------------------------------------------------------     -----        -----        -----

Goodwill and patents.....................................................          75           28          101
Machinery and equipment..................................................         425          360          317
Buildings................................................................          50           25           19
                                                                                  ---          ---          ---
      Total..............................................................         550          413          437

    For 1994, amortization of patents includes an amount of MSEK 70 in connection with a change from ten-year to five-year life to reflect the shorter useful life of patents.

NOTE 5. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods were used by Autoliv to estimate its fair value disclosures for financial instruments.

CURRENT ASSETS AND LIABILITIES

    The carrying amount reported in the balance sheet for current assets and liabilities approximates their fair value because of the short maturity of these items.

LONG-TERM DEBT AND OTHER NON-CURRENT LIABILITIES

    The carrying amount reported in the balance sheet for long-term debt and other non-current liabilities approximates their fair value because these instruments bear rates consistent with current market interest rates.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 6. INCOME TAXES

EARNINGS BEFORE INCOME TAXES

IN MSEK                                                    1996       1995       1994
-------------------------------------------------------  ---------  ---------  ---------

Europe.................................................      1,179        994        701
Other countries........................................        (34)        15        (21)
                                                         ---------  ---------  ---------
      Total............................................      1,145      1,009        680

PROVISION FOR INCOME TAXES

IN MSEK                                                    1996       1995       1994
-------------------------------------------------------  ---------  ---------  ---------

Current
Europe.................................................        355        341        251
Other countries........................................         27         24         13
                                                         ---------  ---------  ---------
                                                               382        365        264

Deferred
Europe.................................................         (1)        (3)       (14)
Other countries........................................                    (2)
                                                         ---------  ---------  ---------
                                                                (1)        (5)       (14)
      Total income taxes...............................        381        360        250

EFFECTIVE INCOME TAX RATE
                                                    1996       1995       1994
                                                  ---------  ---------  ---------

Swedish statutory income tax rate...............      28.0%      28.0%      28.0%
Non-deductible expenses.........................       1.2%       0.6%       2.1%
Non-utilized operating loss.....................       3.0%       2.0%       2.8%
Foreign tax rate variances......................       3.9%       5.9%       6.0%
Earnings of equity investments..................     (1.2%)     (1.0%)     (0.6%)
Other...........................................     (1.6%)       0.2%     (1.5%)
                                                  ---------  ---------  ---------
Effective income tax rate.......................      33.3%      35.7%      36.8%

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 1996, 1995 and 1994, the Company had unused tax benefits of MSEK 73, MSEK 39 and MSEK 19, respectively, related to foreign net operating loss carry-forwards for income tax purposes, which expire on various dates through 2003. A valuation allowance each year has been recognized to offset the total of the related deferred assets due to the uncertainty of realizing the benefit of the loss carry-forwards.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 6. INCOME TAXES (CONTINUED)

DEFERRED TAXES

IN MSEK                                                              1996         1995
----------------------------------------------------------------     -----        -----
ASSETS:
Insurance accruals..............................................          59           31
Foreign net operating loss carry-forwards.......................          73           39
Other temporary differences.....................................          11       --
                                                                                       --
                                                                         ---
                                                                         143           70
Valuation allowance.............................................         (73)         (39)
                                                                                       --
                                                                         ---
                                                                          70           31

LIABILITIES:
Accelerated depreciation on machinery and building..............         (81)         (25)
Other temporary differences.....................................      --               (3)
                                                                                       --
                                                                         ---
Net deferred tax................................................         (11)           3
                                                                                       --
                                                                                       --
                                                                         ---
                                                                         ---

NOTE 7. INVENTORIES

IN MSEK                                                                              1996         1995
--------------------------------------------------------------------------------     -----        -----
Raw material....................................................................         381          268
Finished products and work in-progress..........................................         311          253
                                                                                         ---          ---
      Total.....................................................................         692          521

NOTE 8. DEBT AND CREDIT AGREEMENTS

    Autoliv has credit agreements, principally in the form of overdraft facilities, with banks in different countries. Total available facilities as of December 31, 1996 amounted to MSEK 723, of which MSEK 426 was utilized. The weighted average interest rate on short-term borrowings outstanding at December 31, 1996, and 1995 was 6.3% and 7.3%, respectively. The aggregate amount of unused lines of credit at December 31, 1996 was MSEK 297.

NOTE 9. LONG-TERM DEBT

IN MSEK                                                                       1996         1995         1994
-------------------------------------------------------------------------     -----        -----        -----
Loans....................................................................          88           37           43

    Long-term debt consist of unsecured medium term bank borrowings in Europe due in yearly instalments ranging from 5-10 MSEK through 2010. The instalment for 1997 is MSEK 6. The loans carry floating interest rates based on various indices and ranged from 5% to 8% at December 31, 1996.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 10. SHAREHOLDERS' EQUITY

                                               NUMBER OF
                                               SHARES            SHARE       RESTRICTED    UNRESTRICTED       NET
IN MSEK, EXCEPT SHARE NUMBERS                  ISSUED         CAPITAL (1)     RESERVES       RESERVES       INCOME       TOTAL
---------------------------------------------  ------------  -------------  -------------  -------------  -----------  ---------
Opening balance 1996.........................    27,500,000          550            642            686           649       2,527
Transfers....................................                                       (58)           707          (649)
Dividend.....................................                                                     (124)                     (124)
Stock split..................................    27,500,000
Translation differences......................                                         8            (21)                      (13)
Net income...................................                                                                    760         760
                                               ------------          ---            ---          -----           ---   ---------
Closing balance 1996.........................    55,000,000          550            592          1,248           760       3,150

------------------------

1) As of December 31, 1996, the authorized number of shares was 200,000,000, with a par value of SEK 10 per share. A stock split of 2 for 1 was made in May 1996.

    Under Swedish law, the distribution of dividends is limited to the lesser of the unrestricted shareholders' equity (unrestricted reserves and current period net income) included in either the consolidated or the Autoliv AB parent company balance sheet, after proposed appropriations to restricted shareholders' equity (capital stock and restricted reserves). As of December 31, 1996, the amount available for payment of dividends to shareholders of Autoliv in 1997 with respect to fiscal 1996 was MSEK 766.

    Restricted reserves are not available for distribution but are required to be held to meet statutory requirements in Sweden and other countries where Group companies operate.

SHAREHOLDERS' EQUITY

                                                                 NUMBER OF
                                                                  SHARES         SHARE        RESTRICTED     UNRESTRICTED    NET
IN MSEK, EXCEPT SHARE NUMBERS                                     ISSUED        CAPITAL        RESERVES       RESERVES     INCOME
------------------------------------------------                -----------  -------------  ---------------  -----------  ---------
Opening balance 1995............................    27,500,000         550           605             455            430       2,040
Transfers.......................................                                      64             366           (430)
Dividend........................................                                                     (82)                       (82)
Translation differences.........................                                     (27)            (53)                       (80)
Net income......................................                                                                    649         649
                                                  ------------         ---           ---             ---            ---   ---------
Closing balance 1995............................    27,500,000         550           642             686            649       2,527

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 10. SHAREHOLDERS' EQUITY (CONTINUED)
SHAREHOLDERS' EQUITY

                                                  NUMBER OF
                                                  SHARES           SHARE      RESTRICTED     UNRESTRICTED        NET
         IN MSEK, EXCEPT SHARE NUMBERS            ISSUED          CAPITAL      RESERVES        RESERVES        INCOME       TOTAL
------------------------------------------------  ------------  -----------  -------------  ---------------  -----------  ---------
Opening balance 1994............................    25,000,000         500           272             304            125       1,201
Transfers.......................................                                     (18)            143           (125)
Equity offering in June.........................     2,500,000          50           364                                        414
Translation differences.........................                                     (13)              8                         (5)
Net income......................................                                                                    430         430
                                                  ------------         ---           ---             ---            ---   ---------
Closing balance 1994............................    27,500,000         550           605             455            430       2,040

NOTE 11. CONTINGENT LIABILITIES

    The Company is subject to claims and legal proceedings that arise in the ordinary course of business, principally related to alleged defects in products manufactured by the Group. The Company diligently defends itself in such actions and, in addition, carries insurance coverage to the extent reasonably available against insurable risks. The Company believes, based on currently available information, that the resolution of outstanding claims, after taking into account available insurance coverage, should not have a material effect on the Group's financial position or results of operations.

NOTE 12. LEASE COMMITMENTS

    Autoliv leases certain offices, manufacturing and research buildings, machinery, automobiles and data processing and other equipment. Such operating leases, some of which are noncancelable and in many cases include renewals, expire at various dates. The Company pays most maintenance, insurance and tax expenses relating to leased assets. Rental expense for operating leases was MSEK 79 for 1996, MSEK 63 for 1995 and MSEK 53 for 1994.

    At December 31, 1996, future minimum lease payments for noncancelable operating leases are payable as follows: 1997: MSEK 62; 1998: MSEK 56; 1999:
MSEK 42; 2000: MSEK 34; 2001: MSEK 28 and thereafter MSEK 177.

NOTE 13. RETIREMENT PLANS

    Substantially all of the Company's employees are covered by government sponsored pension and welfare programs. Under the terms of the programs, the Company makes periodic payments to various government agencies. In addition, in certain countries the Company sponsors defined contribution plans. Contributions to these defined contribution plans for the years ended December 31, 1996, 1995 and 1994 were MSEK 11, MSEK 6 and MSEK 4, respectively. The Group has no other significant postretirement or postemployment benefit plans.

                   AUTOLIV AND ITS CONSOLIDATED SUBSIDIARIES

NOTE 14. QUARTERLY FINANCIAL DATA (UNAUDITED)

IN MSEK, EXCEPT PER SHARE DATA
--------------------------------------------------------------------------
                                                                              JAN-MAR      APR-JUN      JUL-SEP      OCT-DEC
                                                                            -----------  -----------  -----------  -----------

1996
Sales.....................................................................       2,983        3,044        2,525        3,077
Operating income..........................................................         284          300          236          273
Income before taxes.......................................................         300          317          246          282
Net income................................................................         192          211          159          198
Earnings per share (SEK)..................................................        3.50         3.84         2.89         3.59

1995
Sales.....................................................................       2,728        2,863        2,173        2,437
Operating income..........................................................         231          258          204          223
Income before taxes.......................................................         247          279          231          252
Net income................................................................         154          176          148          171
Earnings per share (SEK)..................................................        2.80         3.20         2.70         3.10

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Morton International, Inc.

    We have audited the accompanying combined balance sheets of Automotive Safety Products, an operating group of Morton International, Inc., as of June 30, 1996 and 1995, and the related combined statements of income and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the management of Morton International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Automotive Safety Products, an operating group of Morton International, Inc., at June 30, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
November 4, 1996

                           AUTOMOTIVE SAFETY PRODUCTS

                         COMBINED STATEMENTS OF INCOME

                                                                                         YEAR ENDED JUNE 30
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------

                                                                                            (IN MILLIONS)
Net sales........................................................................  $ 1,397.5  $ 1,226.3  $   938.5
Interest, royalties and sundry income............................................        2.2        2.7        2.8
                                                                                   ---------  ---------  ---------
                                                                                     1,399.7    1,229.0      941.3
Deductions from income
  Cost of products sold..........................................................    1,055.0      924.7      703.8
  Selling, administrative and general expense....................................       75.3       63.0       61.0
  Research and development expense...............................................       20.0       14.4       12.3
  Interest expense...............................................................        1.9     --         --
                                                                                   ---------  ---------  ---------
                                                                                     1,152.2    1,002.1      777.1
                                                                                   ---------  ---------  ---------
Income before income taxes.......................................................      247.5      226.9      164.2
Income taxes.....................................................................       95.9       85.5       61.0
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $   151.6  $   141.4  $   103.2
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                  See notes to combined financial statements.

                           AUTOMOTIVE SAFETY PRODUCTS

                            COMBINED BALANCE SHEETS

                                                                                                     JUNE 30
                                                                                               --------------------
                                                                                                 1996       1995
                                                                                               ---------  ---------
                                                                                                  (IN MILLIONS)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents..................................................................  $     2.2  $  --
  Receivables, less allowances of $.5 and $2.3...............................................      199.9      158.0
  Recoverable design and preproduction costs.................................................       23.3       23.2
  Inventories................................................................................       63.3       81.7
  Refundable and deferred income tax benefits................................................       10.9        7.3
  Prepaid expenses...........................................................................        3.0        3.2
                                                                                               ---------  ---------
      Total Current Assets...................................................................      302.6      273.4
                                                                                               ---------  ---------
OTHER ASSETS
  Recoverable design and preproduction costs.................................................       33.6       22.4
  Miscellaneous..............................................................................        5.0       10.9
                                                                                               ---------  ---------
                                                                                                    38.6       33.3
                                                                                               ---------  ---------
PROPERTY, PLANT AND EQUIPMENT
  Land.......................................................................................        3.3        3.2
  Buildings and improvements.................................................................      154.0      122.7
  Machinery and equipment....................................................................      440.6      359.1
  Construction in progress...................................................................       76.8      112.1
                                                                                               ---------  ---------
                                                                                                   674.7      597.1
  Less allowances for depreciation...........................................................     (239.4)    (174.8)
                                                                                               ---------  ---------
                                                                                                   435.3      422.3
                                                                                               ---------  ---------
                                                                                               $   776.5  $   729.0
                                                                                               ---------  ---------
                                                                                               ---------  ---------
LIABILITIES AND COMBINED EQUITY
CURRENT LIABILITIES
  Notes payable to affiliates................................................................  $    51.6  $    22.6
  Advances from affiliates...................................................................       17.7        7.0
  Accounts payable...........................................................................       93.8       58.2
  Accrued salaries, wages and other compensation.............................................       14.1       11.1
  Other accrued expenses.....................................................................        4.7        7.3
  Income taxes...............................................................................        4.1        4.0
                                                                                               ---------  ---------
      Total Current Liabilities..............................................................      186.0      110.2
                                                                                               ---------  ---------
NONCURRENT LIABILITIES
  Deferred income taxes......................................................................       16.8       14.8
  Accrued postretirement benefits other than pensions........................................        6.1        5.5
  Other noncurrent liabilities...............................................................        5.7        6.4
                                                                                               ---------  ---------
      Total Noncurrent Liabilities...........................................................       28.6       26.7
                                                                                               ---------  ---------
COMBINED EQUITY..............................................................................      561.9      592.1
                                                                                               ---------  ---------
                                                                                               $   776.5  $   729.0
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                  See notes to combined financial statements.

                           AUTOMOTIVE SAFETY PRODUCTS
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                         CASH PROVIDED (USED)
                                                                                          YEAR ENDED JUNE 30
                                                                                    -------------------------------
                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
                                                                                             (IN MILLIONS)
OPERATING ACTIVITIES
  Net income......................................................................  $   151.6  $   141.4  $   103.2
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..................................................................       72.6       63.9       46.1
    Deferred income taxes.........................................................        4.6        3.3        3.9
    Undistributed (earnings) losses of affiliates.................................        2.3       (1.5)      (3.1)
    Changes in operating assets and liabilities:
      Receivables.................................................................      (41.9)     (21.4)     (47.3)
      Recoverable design and preproduction costs..................................      (11.3)     (25.6)      (8.6)
      Inventories.................................................................       18.5       (7.0)      (6.7)
      Accounts payable and accrued expenses.......................................       36.0      (11.8)      19.7
      Income taxes................................................................       (6.1)       1.7        2.7
      Other--net..................................................................        4.6        4.8        3.2
                                                                                    ---------  ---------  ---------
        Net cash provided by operating activities.................................      230.9      147.8      113.1
                                                                                    ---------  ---------  ---------
INVESTING ACTIVITIES
  Additions to property, plant and equipment......................................      (92.0)    (125.8)     (94.9)
  Other...........................................................................        (.1)        .2        2.0
                                                                                    ---------  ---------  ---------
        Net cash used for investing activities....................................      (92.1)    (125.6)     (92.9)
                                                                                    ---------  ---------  ---------
FINANCING ACTIVITIES
  Net transfers to Morton International, Inc......................................     (181.6)     (49.8)     (22.2)
  Net borrowings on notes payable to affiliates...................................       29.0       22.6     --
  Net advances from affiliates....................................................       10.8        4.8        2.1
                                                                                    ---------  ---------  ---------
        Net cash used for financing activities....................................     (141.8)     (22.4)     (20.1)
                                                                                    ---------  ---------  ---------
Effect of foreign exchange rate changes on cash and cash equivalents..............        5.2         .2        (.1)
                                                                                    ---------  ---------  ---------
Increase in cash and cash equivalents.............................................        2.2     --         --
Cash and cash equivalents at beginning of year....................................     --         --         --
                                                                                    ---------  ---------  ---------
Cash and cash equivalents at end of year..........................................  $     2.2  $  --      $  --
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                  See notes to combined financial statements.

                           AUTOMOTIVE SAFETY PRODUCTS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NATURE OF OPERATIONS

    The Automotive Safety Products Group (ASP), an operating group of Morton International, Inc. (MII), produces airbag inflators and modules for all major U.S., European and Asian automobile manufacturers.

    ASP's revenues are generated exclusively by sales to the automotive industry, which is made up of a relatively small number of end customers. A significant disruption in the industry, a significant change in demand or pricing, or a dramatic change in technology could have a material effect on ASP.

    In addition, ASP has three significant customers whose sales represented 31%, 13% and 11% of total net sales in fiscal 1996; 34%, 12% and 10% of total net sales in fiscal 1995; and 32%, 15% and 11% of total net sales in fiscal 1994. The loss of any of these customers or a substantial reduction in orders by any of these customers could have a material adverse effect on ASP's operating results.

    Sales by geographic area are as follows:

                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
United States................................................  $   860.7  $   751.5  $   615.7
Export sales:
  Asia.......................................................      228.8      170.9      118.7
  Europe.....................................................       97.3      154.6       98.6
  Other......................................................      140.9      143.8      105.5
                                                               ---------  ---------  ---------
                                                                 1,327.7    1,220.8      938.5
Foreign sales................................................       69.8        5.5         --
                                                               ---------  ---------  ---------
      Total..................................................  $ 1,397.5  $ 1,226.3  $   938.5
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

PROPOSED TRANSACTIONS

    On September 30, 1996, MII announced its intention to merge ASP with Autoliv AB. The business combination will result in the formation of a new U.S. holding company, Autoliv, Inc. The transaction is intended to be a merger of equals, in which Autoliv AB's shareholders will exchange their Autoliv shares for 53.5 percent of the equity of Autoliv, Inc. and MII's shareholders will exchange their interest in ASP for 46.5 percent of Autoliv, Inc. (the Merger).
    Immediately prior to the business combination, MII will contribute all of its operations not directly related to ASP, together with $750 million of cash, less any amount paid to close indebtedness with affiliates, funded by new indebtedness which will remain the obligation of ASP, to a new company, "New Morton International, Inc.", which will assume the Morton International name. Shares of New Morton International, Inc. will be distributed to MII's shareholders on a share-for-share basis at the effective date of the transactions (the Distribution). Old MII, then owning the operations of ASP, will become a wholly owned subsidiary of Autoliv, Inc. in the Merger. The distribution of New Morton International, Inc. shares and the exchange of Autoliv, Inc. shares for MII shares are expected to be tax-free transactions for U.S. federal income tax purposes.

    The Distribution and the Merger are jointly referred to as the Transactions. The Transactions are subject to, among other things, execution of the definitive agreement, approval by MII stockholders, acceptance by holders of at least 90% of Autoliv AB's outstanding shares of an exchange offer for Autoliv,

                           AUTOMOTIVE SAFETY PRODUCTS

Inc. shares, receipt by MII of a ruling from the U.S. Internal Revenue Service regarding certain tax aspects of the transactions, and certain regulatory approvals.

BASIS OF PRESENTATION

    The combined financial statements of ASP represent the financial position, results of operations and cash flows of the Automotive Safety Products Group of MII. MII's net investment has been reflected as Combined Equity in the combined financial statements. Historical earnings per share are not presented as ASP is an operating group of MII.

    The combined financial statements include allocations of certain MII corporate assets (including pension assets), liabilities (including pension and postretirement benefits) and expenses relating to ASP that will be transferred to ASP from MII. MII also provides certain general administrative services to ASP, including legal, tax compliance, risk management and other corporate services. The cost of these services is not material and has not been included in the combined financial statements of ASP. These combined financial statements may not necessarily be representative of results that would have been attained had ASP operated as a separate, independent entity.

    Pursuant to the planned Distribution, ASP and New Morton International, Inc. will enter into several agreements, including the Distribution Agreement, Employee Benefits Allocation Agreement and Tax Sharing Agreement.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

    Investments in 50 percent or less owned companies and joint ventures, where ASP does not effectively control the entity, are carried on the equity basis. All intercompany accounts and transactions within ASP have been eliminated from the combined financial statements.

CASH EQUIVALENTS

    ASP considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

RECOVERABLE DESIGN AND PREPRODUCTION COSTS

    ASP capitalizes certain recoverable design and preproduction costs incurred for specific customer programs. These costs are amortized over future shipments of units under the related programs and are recovered as part of the selling price.

INVENTORIES

    Inventories are stated at the lower of cost or market. The cost of inventories is determined by the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

    ASP provides for depreciation of property, plant and equipment, all of which are recorded at cost, by annual charges to income, computed under the straight-line method.

                           AUTOMOTIVE SAFETY PRODUCTS

FOREIGN CURRENCY TRANSLATION

    All assets and liabilities in the balance sheet of foreign operations whose functional currency is other than the U.S. dollar are translated at year-end exchange rates except equity which is translated at historical rates. Translation gains and losses are included in combined equity. Foreign currency transaction gains and losses are included in net income. Foreign exchange gains (losses) included in determining income were $1.4 million, $2.3 million and $(1.8) million in 1996, 1995 and 1994.

CASH MANAGEMENT SYSTEM

    ASP participates in MII's cash management system, where the banks sweep cash receipts into a MII general account daily and send daily notification of checks presented for payment. MII transfers funds from its general account to cover the checks presented for payment.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CHANGES IN ACCOUNTING PRINCIPLES

IMPAIRMENT OF LONG-LIVED ASSETS

    Effective in 1996, ASP adopted Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed. The adoption of this statement did not impact ASP's combined financial position, results of operations or liquidity.

INVENTORIES

    Components of inventories were as follows:

                                                                                     JUNE 30
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------

                                                                                  (IN MILLIONS)
Finished products and work-in-process........................................  $    31.6  $    48.5
Materials and supplies.......................................................       31.7       33.2
                                                                               ---------  ---------
                                                                               $    63.3  $    81.7
                                                                               ---------  ---------
                                                                               ---------  ---------

FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods were used by ASP to estimate its fair value disclosures for financial instruments.

                           AUTOMOTIVE SAFETY PRODUCTS

CASH AND CASH EQUIVALENTS

    The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

NOTES PAYABLE

    The carrying amount of ASP's borrowings in the form of notes payable to affiliates approximates its fair value.

NOTES PAYABLE TO AFFILIATES

    Notes payable to affiliates at June 30, 1996 and 1995 reflected loan agreements between ASP and certain consolidated subsidiaries of MII. The terms of the loans do not exceed one year. Interest rates are calculated using the average AIBOR ("Amsterdam Inter Bank Offer Rate") for a period similar to the term of the note plus 1.25 percent. The weighted average interest rates on loans outstanding at June 30, 1996 and 1995 were 3.76 percent and 4.63 percent. Interest paid in 1996 was $1.7 million. No interest was paid in 1995 or 1994.

    Where no formal note payable exists, MII does not charge interest on advances to affiliates. Accordingly, no interest was charged to ASP for its advances from affiliates. The average outstanding balance of advances from affiliates for the years ended June 30, 1996, 1995 and 1994 was $8.2 million, $2.7 million and $2.1 million.

INCOME TAXES

    Historically, ASP's operations have been included in the tax returns of MII. The provisions for income taxes in ASP's combined financial statements, which were computed as if ASP filed separate income tax returns, were as follows:

                                                                         1996       1995       1994
                                                                       ---------  ---------  ---------
                                                                                (IN MILLIONS)
Current:
  Federal............................................................  $    80.3  $    72.3  $    49.1
  State..............................................................       15.2       12.5        8.0
  Foreign............................................................       (4.2)      (2.6)    --
                                                                       ---------  ---------  ---------
                                                                            91.3       82.2       57.1
                                                                       ---------  ---------  ---------

Deferred:
  Federal............................................................        3.8        2.8        3.4
  State..............................................................         .8         .5         .5
  Foreign............................................................     --         --         --
                                                                       ---------  ---------  ---------
                                                                             4.6        3.3        3.9
                                                                       ---------  ---------  ---------
                                                                       $    95.9  $    85.5  $    61.0
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

                           AUTOMOTIVE SAFETY PRODUCTS

    A reconciliation of the United States statutory rate to the effective income tax rate follows:

                                                                         1996       1995       1994
                                                                       ---------  ---------  ---------
Statutory rate.......................................................       35.0%      35.0%      35.0%
Effect of:
  State tax, net of federal tax benefit..............................        4.2        3.8        3.4
  Other..............................................................        (.5)      (1.1)      (1.2)
                                                                       ---------  ---------  ---------
Effective rate.......................................................       38.7%      37.7%      37.2%
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    Deferred income taxes reflect the impact of temporary differences between the valuation of assets and liabilities for financial reporting and their tax bases. Significant components of ASP's deferred tax balances were as follows:

                                                                                     JUNE 30
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------

                                                                                  (IN MILLIONS)
Deferred tax benefits related to:
  Postretirement and postemployment benefits.................................  $     3.5  $     2.8
  Pension....................................................................        1.3        1.3
  Other......................................................................        4.8        4.6
                                                                               ---------  ---------
                                                                                     9.6        8.7
                                                                               ---------  ---------

Deferred tax liabilities related to:
  Tax over book depreciation.................................................       20.9       17.8
  Other......................................................................        3.7        1.3
                                                                               ---------  ---------
                                                                                    24.6       19.1
                                                                               ---------  ---------
Net deferred tax liability...................................................  $    15.0  $    10.4
                                                                               ---------  ---------
                                                                               ---------  ---------

    No individual item included in other deferred tax benefits or deferred tax liabilities above is material. Refundable and deferred income tax benefits at June 30, 1996 and 1995, included $9.1 million and $2.9 million of refundable income taxes.

    Total income tax payments to MII during fiscal 1996, 1995 and 1994 were $97.2 million, $80.4 million and $54.4 million.

    Components of ASP's income (loss) before income taxes were as follows:

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
                                                                            (IN MILLIONS)
Domestic.........................................................  $   259.1  $   234.0  $   164.2
Foreign..........................................................      (11.6)      (7.1)    --
                                                                   ---------  ---------  ---------
                                                                   $   247.5  $   226.9  $   164.2
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The Internal Revenue Service has completed its examination of MII consolidated federal income tax returns through fiscal 1989, and has issued notices of deficiency on certain issues, no one of which is significant. MII disagrees with the proposed adjustments and is taking appropriate action to contest such

                           AUTOMOTIVE SAFETY PRODUCTS
deficiency notices. Management believes the ultimate resolution of these matters will not have a material effect upon ASP's financial position, results of operations, or liquidity.

COMBINED EQUITY

    Changes in equity are summarized below:

                                                                         YEAR ENDED JUNE 30
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------

                                                                            (IN MILLIONS)
Balance at beginning of year.....................................  $   592.1  $   499.9  $   418.6
  Net income.....................................................      151.6      141.4      103.2
  Transfers to Morton International, Inc.........................     (181.6)     (49.8)     (22.2)
  Other..........................................................        (.2)        .6         .3
                                                                   ---------  ---------  ---------
Balance at end of year...........................................  $   561.9  $   592.1  $   499.9
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

BENEFIT PLANS

    As of the Transactions effective date, ASP will assume responsibility for pension and postretirement benefits for retirees whose last work assignment was with ASP and for employees of ASP. Until the Transactions, the combined financial statements of ASP will reflect the costs experienced by the MII plans for employees and retirees for whom ASP will assume responsibility.

    PENSIONS

    ASP participates in MII's noncontributory defined benefit pension plans covering most domestic employees. Benefits are based on an average of the employee's earnings in the years preceding retirement and on credited service. Certain supplemental unfunded plan arrangements also provide retirement benefits to specified groups of participants.

    The funding policy for domestic plans is to contribute amounts sufficient to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974, as amended, plus any additional amounts which MII may determine to be appropriate.

                           AUTOMOTIVE SAFETY PRODUCTS

    The actuarially computed portion of net pension expense for MII-sponsored pension plans allocated to ASP consisted of the following components:

                                                              1996                  1995                  1994
                                                            ---------             ---------             ---------
                                                                                (IN MILLIONS)
Service cost--benefits earned during the
  year.........................................             $     2.7             $     1.9             $     1.4
Interest cost on projected benefit
  obligation...................................                   1.6                   1.3                    .9
Return on plan assets:
  Actual.......................................  $    (2.8)            $    (1.7)            $     (.3)
  Deferred portion.............................        1.4                    .6                   (.5)
                                                 ---------             ---------                   ---
    Expected return............................                  (1.4)                 (1.1)                  (.8)
Net amortization...............................                    .2                    .1                --
                                                            ---------             ---------                   ---
Net pension expense............................             $     3.1             $     2.2             $     1.5
                                                            ---------             ---------                   ---
                                                            ---------             ---------                   ---

    The reconciliation of the funded status of the portion of pension plans allocated to ASP was as follows:

                                                                    JUNE 30, 1996                 JUNE 30, 1995
                                                             ----------------------------  ----------------------------
                                                                              PLANS IN                      PLANS IN
                                                               PLANS IN         WHICH        PLANS IN         WHICH
                                                             WHICH ASSETS    ACCUMULATED   WHICH ASSETS    ACCUMULATED
                                                                EXCEED         BENEFIT        EXCEED         BENEFIT
                                                              ACCUMULATED    OBLIGATION     ACCUMULATED    OBLIGATION
                                                                BENEFIT        EXCEEDS        BENEFIT        EXCEEDS
                                                              OBLIGATION       ASSETS       OBLIGATIONS      ASSETS
                                                             -------------  -------------  -------------  -------------

                                                                                   (IN MILLIONS)
Plan assets at fair value..................................    $    19.0      $  --          $    13.1      $  --
                                                                   -----          -----          -----          -----
Actuarial present value of projected benefit obligations:
  Accumulated benefit obligation
    Vested.................................................         13.4             .8            9.6             .8
    Non-vested.............................................          3.6         --                3.2         --
  Provisions for future salary increases...................          8.7             .1            7.4             .1
                                                                   -----          -----          -----          -----
                                                                    25.7             .9           20.2             .9
                                                                   -----          -----          -----          -----
Plan assets less than projected benefit obligation.........         (6.7)           (.9)          (7.1)           (.9)
Unrecognized net experience loss since July 1, 1986........          3.5             .4            3.8             .6
Prior service cost not yet recognized in net pension
  cost.....................................................          (.1)        --             --             --
Adjustment to recognize minimum liability..................       --                (.3)        --                (.5)
                                                                   -----          -----          -----          -----
Net pension liability recognized in the combined balance
  sheets...................................................    $    (3.3)     $     (.8)     $    (3.3)     $     (.8)
                                                                   -----          -----          -----          -----
                                                                   -----          -----          -----          -----

                           AUTOMOTIVE SAFETY PRODUCTS

    The weighted averages of assumptions used in the determination of the projected benefit obligation were:

                                                                         1996       1995       1994
                                                                       ---------  ---------  ---------
Discount rate........................................................       7.8%       7.5%       7.8%
Rate of increases in compensation level..............................       4.8%       4.8%       5.0%
Expected long-term rate of return on assets..........................       9.5%       9.5%       9.5%

    The assets of plans sponsored by MII are invested primarily in equities and bonds.

    Certain pension plans contain restrictions on the use of excess pension plan assets in the event of a change in control.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    MII currently provides postretirement health care and life insurance benefits to most U.S. retirees, including retirees of ASP's domestic operations. In general, the terms of the plans provide that U.S. employees who retire after attaining age 55 with five years of service are eligible for continued health care and life insurance coverage. Dependent health care and life insurance coverage are also available. Most retirees contribute toward the cost of health care coverage, with the contributions generally varying based on service. In June 1993, MII adopted a provision which caps the level of its subsidy at the amount in effect as of the year 2000 for most U.S. employees who retire after December 31, 1992.

    Net periodic postretirement benefit cost allocated to ASP included the following components:

                                                                             1996       1995        1994
                                                                           ---------  ---------     -----
                                                                                     (IN MILLIONS)
Service cost--benefits earned during the year............................  $      .6  $      .4   $      .3
Interest cost on accumulated postretirement benefit obligation...........         .3         .3          .1
Net amortization.........................................................        (.1)       (.1)     --
                                                                                                         --
                                                                                 ---        ---
Net periodic postretirement benefit cost.................................  $      .8  $      .6   $      .4
                                                                                                         --
                                                                                                         --
                                                                                 ---        ---
                                                                                 ---        ---

    At present, there is no prefunding of the postretirement benefits recognized under FASB Statement No. 106. The following table presents the status of the plans' liability allocated to ASP reconciled with amounts recognized in the combined balance sheets for ASP's postretirement benefits:

                                                                                        JUNE 30
                                                                                  --------------------
                                                                                    1996       1995
                                                                                  ---------  ---------

                                                                                     (IN MILLIONS)
Accumulated postretirement benefit obligation:
  Retirees and dependents.......................................................  $      .9  $      .9
  Fully eligible active plan participants.......................................         .3         .2
  Other active plan participants................................................        4.3        3.3
                                                                                        ---        ---
                                                                                        5.5        4.4

Unrecognized prior period gain..................................................         .4         .8
Unamortized plan amendment......................................................         .6         .6
                                                                                        ---        ---
Postretirement benefit liability recognized in the combined balance sheets......  $     6.5  $     5.8
                                                                                        ---        ---
                                                                                        ---        ---

                           AUTOMOTIVE SAFETY PRODUCTS

    For measurement purposes, the assumed weighted average annual rate of increase per capita cost of health care benefits was 9.5 percent for 1997 and assumed to decrease one percent per year to 5.5 percent in 2001 and remain constant thereafter. As noted above, for U.S. employees retiring after December 31, 1992, MII's policy is to increase retiree contributions so that MII's annual per capita cost contribution remains constant at the level incurred in the year 2000. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.8 percent at June 30, 1996, and 7.5 percent at June 30, 1995. The rate of increase on compensation levels assumed was 4.8 percent at June 30, 1996 and 1995.

    A one percent increase in the annual health care cost trend rates would have increased ASP's accumulated postretirement benefit obligation at June 30, 1996, by approximately $.1 million and increased postretirement benefit expense for fiscal 1996 by less than $.1 million.

OTHER

    ASP contributes to savings plans sponsored by MII for eligible domestic employees. ASP contributions to the savings plans were $3.1 million, $3.0 million and $2.4 million in 1996, 1995 and 1994.

INCENTIVE PLAN

    Under MII's 1989 Incentive Plan (formerly 1989 Stock Awards Plan), grants may be made to key employees of stock options, stock appreciation rights, shares of restricted stock, other awards valued by reference to MII's common stock and cash. Under the 1982 Key Employees Stock Option and Performance Unit Plan, grants could be made to key employees of stock options, stock options with alternative appreciation rights and appreciation rights not related to any option.

    In connection with the Merger described above, options outstanding as of the Merger effective date which are held by an ASP employee, retiree or former employee will be converted into options to purchase shares of Autoliv, Inc.

    As of June 30, 1996, there were 232,296 options outstanding which had been granted to ASP employees and retirees; 168,936 such options were exercisable as of June 30, 1996. These options had exercise prices of $12.11 to $32.00 and had expiration dates ranging from June 25, 1997, to August 24, 2005. All options granted have an option price equal to the MII stock's fair value at date of grant and the number of options is fixed.

LITIGATION AND REGULATION

    There are judicial and administrative claims pending or contemplated against ASP, including those of an environmental nature. Management believes that the resolution of those claims should not have a material effect upon ASP's financial position, results of operations, or liquidity.

    Various governmental agencies have authority to limit or prohibit distribution of ASP's products should they formally conclude that continued distribution is unsafe to the population or the environment. There are currently no challenges pending, the resolution of which would have a material effect upon ASP's operations.

LEASE COMMITMENTS

    ASP has commitments under operating leases primarily for building and office space. Rental expense charged in 1996, 1995 and 1994 was $2.3 million, $1.7 million and $1.0 million. Renewal and purchase options are available on certain of these leases.

    Future minimum rental commitments under operating leases having initial or remaining non-cancelable terms in excess of one year as of June 30, 1996, were as follows (in millions): 1997--$1.0; 1998--$.5; 1999--$.3; 2000--$.1;
2001--$.1; thereafter--$0.

                           AUTOMOTIVE SAFETY PRODUCTS

                   COMBINED STATEMENTS OF INCOME (UNAUDITED)

                                                                                                SIX MONTHS ENDED
                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
                                                                                                 (IN MILLIONS)
Net sales...................................................................................  $   732.0  $   659.6
Interest, royalties and sundry income (loss)................................................       (2.5)       2.1
                                                                                              ---------  ---------
                                                                                                  729.5      661.7
Deductions from income:
  Cost of products sold.....................................................................      558.0      493.9
  Selling, administrative and general expense...............................................       43.0       34.1
  Research and development expense..........................................................        9.1       11.1
  Interest expense..........................................................................        1.2         .7
                                                                                              ---------  ---------
                                                                                                  611.3      539.8
                                                                                              ---------  ---------
Income before income taxes..................................................................      118.2      121.9
Income taxes................................................................................       45.2       47.2
                                                                                              ---------  ---------
Net income..................................................................................  $    73.0  $    74.7
                                                                                              ---------  ---------
                                                                                              ---------  ---------

            See notes to combined financial statements (unaudited).

                           AUTOMOTIVE SAFETY PRODUCTS

                       COMBINED BALANCE SHEET (UNAUDITED)

                                                                                                      DECEMBER 31,
                                                                                                          1996
                                                                                                      ------------
                                                                                                          (IN
                                                                                                       MILLIONS)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents (overdraft).............................................................   $    (10.7)
  Receivables.......................................................................................        214.8
  Recoverable design and preproduction costs........................................................         22.9
  Inventories.......................................................................................         77.5
  Refundable and deferred income tax benefits.......................................................          7.5
  Prepaid expenses..................................................................................          4.7
                                                                                                      ------------
      Total Current Assets..........................................................................        316.7
                                                                                                      ------------
OTHER ASSETS
  Recoverable design and preproduction costs........................................................         46.5
  Miscellaneous.....................................................................................          4.2
                                                                                                      ------------
                                                                                                             50.7
                                                                                                      ------------
PROPERTY, PLANT AND EQUIPMENT, AT COST..............................................................        732.7
  Less allowances for depreciation..................................................................       (269.4)
                                                                                                      ------------
                                                                                                            463.3
                                                                                                      ------------
                                                                                                       $    830.7
                                                                                                      ------------
                                                                                                      ------------
LIABILITIES AND COMBINED EQUITY
CURRENT LIABILITIES
  Notes payable to affiliates.......................................................................   $     51.6
  Advances from affiliates..........................................................................         17.7
  Accounts payable..................................................................................         99.2
  Accrued salaries, wages and other compensation....................................................         18.2
  Other accrued expenses............................................................................          8.2
  Income taxes......................................................................................          6.0
                                                                                                      ------------
      Total Current Liabilities.....................................................................        200.9
                                                                                                      ------------
NONCURRENT LIABILITIES
  Deferred income taxes.............................................................................         16.5
  Accrued postretirement benefits other than pensions...............................................          6.2
  Other noncurrent liabilities......................................................................          5.3
                                                                                                      ------------
      Total Noncurrent Liabilities..................................................................         28.0
                                                                                                      ------------
COMBINED EQUITY.....................................................................................        601.8
                                                                                                      ------------
                                                                                                       $    830.7
                                                                                                      ------------
                                                                                                      ------------

            See notes to combined financial statements (unaudited).

                           AUTOMOTIVE SAFETY PRODUCTS
                 COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                           CASH PROVIDED (USED)
                                                                                             SIX MONTHS ENDED
                                                                                               DECEMBER 31,
                                                                                           --------------------
                                                                                             1996       1995
                                                                                           ---------  ---------
                                                                                              (IN MILLIONS)
OPERATING ACTIVITIES
  Net income.............................................................................  $    73.0  $    74.7
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.........................................................................       39.3       36.4
    Deferred income taxes................................................................        (.6)    --
    Undistributed losses of affiliates...................................................        2.5         .2
    Changes in operating assets and liabilities:
      Receivables........................................................................      (14.9)     (43.9)
      Recoverable design and preproduction costs.........................................      (12.5)      (5.8)
      Inventories and prepaid expenses...................................................      (15.9)      (2.4)
      Accounts payable and accrued expenses..............................................       13.0       35.5
      Accrued income taxes...............................................................        5.3        4.9
      Other--net.........................................................................         .3         .7
                                                                                           ---------  ---------
        Net cash provided by operating activities........................................       89.5      100.3
                                                                                           ---------  ---------
INVESTING ACTIVITIES
  Additions to property, plant and equipment.............................................      (70.2)     (35.0)
  Other..................................................................................     --         --
                                                                                           ---------  ---------
        Net cash used for investing activities...........................................      (70.2)     (35.0)
                                                                                           ---------  ---------
FINANCING ACTIVITIES
  Net transfers to Morton International, Inc.............................................      (33.3)     (75.9)
  Net borrowings on notes payable to affiliates..........................................     --           18.6
  Net advances from affiliates...........................................................     --           (3.6)
                                                                                           ---------  ---------
        Net cash used for financing activities...........................................      (33.3)     (60.9)
                                                                                           ---------  ---------
Effect of foreign exchange rate changes on cash and cash equivalents.....................        1.1        2.4
                                                                                           ---------  ---------
Increase (decrease) in cash and cash equivalents.........................................      (12.9)       6.8
Cash and cash equivalents at beginning of year...........................................        2.2     --
                                                                                           ---------  ---------
Cash and cash equivalents at end of period...............................................  $   (10.7) $     6.8
                                                                                           ---------  ---------
                                                                                           ---------  ---------

            See notes to combined financial statements (unaudited).

                           AUTOMOTIVE SAFETY PRODUCTS

                   COMBINED STATEMENTS OF EQUITY (UNAUDITED)

                                                                                                   SIX MONTHS ENDED
                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1996       1995
                                                                                                 ---------  ---------

                                                                                                    (IN MILLIONS)
Balance at beginning of period.................................................................  $   561.9  $   592.1
Net income.....................................................................................       73.0       74.7
Transfers to Morton International, Inc.........................................................      (33.3)     (75.9)
Other..........................................................................................         .2         .7
                                                                                                 ---------  ---------
Balance at end of period.......................................................................  $   601.8  $   591.6
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

            See notes to combined financial statements (unaudited).

                           AUTOMOTIVE SAFETY PRODUCTS

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1:

    The combined interim financial statements and notes thereto do not include all disclosures required by generally accepted accounting principles and, therefore, should be read in conjunction with the Combined Financial Statements and Notes thereto for the three year period ended June 30, 1996.

    In the opinion of management, the interim financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of results for the interim periods. The current period's results are not necessarily indicative of results to be expected for a full year.

NOTE 2:

    Inventories are stated at lower of cost (first-in, first-out method) or market. Components of inventories are as follows (in millions):

                                                                         DECEMBER 31     JUNE 30
                                                                            1996          1996
                                                                        -------------  -----------
Finished products and work-in-process.................................    $    21.9     $    31.6
Materials and supplies................................................         55.6          31.7
                                                                              -----         -----
                                                                          $    77.5     $    63.3
                                                                              -----         -----
                                                                              -----         -----

NOTE 3:

    On November 25, 1996, Morton International, Inc. (MII), Autoliv, Inc. and Autoliv AB entered into a Combination Agreement pursuant to which MII's Automotive Safety Products Group (ASP) will become a wholly owned subsidiary of Autoliv, Inc. (the Merger) and Autoliv, Inc. will acquire at least 90 percent of the outstanding capital of Autoliv AB. This transaction is intended to be a merger of equals in which, if the Exchange Offer which is part of this transaction is fully accepted, MII's shareholders will exchange their interest in ASP for 46.5 percent of Autoliv, Inc. and Autoliv AB's shareholders will exchange their Autoliv AB shares for 53.5 percent of the equity of Autoliv, Inc.

    Shortly prior to the business combination, MII will contribute all of its businesses other than ASP to a new company, New Morton, and will spin off New Morton to MII's shareholders in a tax free distribution (the Distribution). Each shareholder of MII common stock will receive one share of New Morton common stock for each share of MII's stock owned prior to the combination. In addition, in conjunction with the spin-off, MII will contribute $750 million in cash to New Morton to be funded by debt which will be retained by ASP. MII will also distribute to New Morton a portion of the cash generated by the ASP business since July 1, 1996, in an amount equal to $50.0 million plus $7.2 million per month after March 31, 1997, until the consummation of the Distribution.

    Promptly following the Distribution, MII, then consisting only of the ASP Business, will be merged with a wholly owned subsidiary of Autoliv, Inc. in the Merger. As a result of the Merger, MII shareholders will exchange their shares of MII common stock for Autoliv, Inc. common stock in the ratio described above. This exchange will also be tax-free. Essentially simultaneously, Autoliv, Inc. will complete the Exchange Offer to Autoliv AB shareholders (and holders of related depositary receipts) in which Autoliv AB shareholders receive Autoliv, Inc. common stock and Autoliv, Inc. will acquire at least 90 percent of the outstanding capital stock of Autoliv AB. In substance, MII is combining its ASP business with the businesses of Autoliv AB, which will together be conducted by Autoliv, Inc.

                           AUTOMOTIVE SAFETY PRODUCTS

NOTE 3: (CONTINUED)
    For the purposes of governing certain relationships among MII, New Morton and Autoliv, Inc., as well as to help in the orderly separation and transition of the ASP business, MII, New Morton, Autoliv, Inc. and Autoliv AB have entered or will enter into numerous agreements, including the Combination Agreement, the Distribution Agreement, Tax Sharing Agreement, Employee Benefits Allocation Agreement and other agreements. These agreements deal with many operational issues, including (a) the separation of the ASP business from the remaining businesses; (b) transitional services to be provided by New Morton to the ASP business after the Combination; (c) the sharing of certain facilities for a limited time by the ASP business and New Morton; and (d) the allocation of certain tax, employee benefits and other liabilities among New Morton, Autoliv, Inc. and MII.

    The transactions described above are subject to, among other things, approval by MII's shareholders, acceptance by holders of at least 90 percent of Autoliv AB's outstanding shares of an exchange offer for Autoliv, Inc. shares, receipt by MII of a ruling from the U.S. Internal Revenue Service regarding certain tax aspects of the transactions, and certain regulatory approvals.

                           AUTOMOTIVE SAFETY PRODUCTS

                       COMBINED BALANCE SHEET (UNAUDITED)

                                                                                                          JUNE 30
                                                                                                           1994
                                                                                                       -------------
                                                                                                       (IN MILLIONS)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents..........................................................................    $  --
  Receivables........................................................................................        136.5
  Recoverable design and preproduction costs.........................................................         13.0
  Inventories........................................................................................         77.2
  Refundable and deferred income tax benefits........................................................          8.2
  Prepaid expenses...................................................................................           .7
                                                                                                            ------
      Total Current Assets...........................................................................        235.6
                                                                                                            ------
OTHER ASSETS
  Recoverable design and preproduction costs.........................................................          7.1
  Miscellaneous......................................................................................         11.2
                                                                                                            ------
                                                                                                              18.3
                                                                                                            ------
PROPERTY, PLANT AND EQUIPMENT
  Land...............................................................................................          1.9
  Buildings and improvements.........................................................................         95.1
  Machinery and equipment............................................................................        288.6
  Construction in progress...........................................................................         91.9
                                                                                                            ------
                                                                                                             477.5
  Less allowances for depreciation...................................................................        115.4
                                                                                                            ------
                                                                                                             362.1
                                                                                                            ------
                                                                                                         $   616.0
                                                                                                            ------
                                                                                                            ------
LIABILITIES AND EQUITY
CURRENT LIABILITIES
  Advances from affiliates...........................................................................    $     2.1
  Accounts payable...................................................................................         67.8
  Accrued salaries, wages and other compensation.....................................................          8.5
  Other accrued expenses.............................................................................         12.2
  Income taxes.......................................................................................          1.2
                                                                                                            ------
      Total Current Liabilities......................................................................         91.8
                                                                                                            ------
NONCURRENT LIABILITIES
  Deferred income taxes..............................................................................         13.3
  Accrued postretirement benefits other than pensions................................................          5.1
  Other noncurrent liabilities.......................................................................          5.9
                                                                                                            ------
      Total Noncurrent Liabilities...................................................................         24.3
                                                                                                            ------
COMBINED EQUITY......................................................................................        499.9
                                                                                                            ------
                                                                                                         $   616.0
                                                                                                            ------
                                                                                                            ------

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  CONFORMED COPY

                             COMBINATION AGREEMENT

                                     AMONG

                                  AUTOLIV AB,
                          MORTON INTERNATIONAL, INC.,
                                 AUTOLIV, INC.
                                      AND
                              ASP MERGER SUB INC.
                         DATED AS OF NOVEMBER 25, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                            ARTICLE I

THE MERGER............................................................................        A-2
Section 1.1   The Merger..............................................................        A-2
Section 1.2   Effective Time; Closing.................................................        A-2
Section 1.3   Effect of the Merger....................................................        A-3
Section 1.4   Certificate of Incorporation; By-Laws; Corporate Name...................        A-3
Section 1.5   Directors and Officers of the Surviving Corporation.....................        A-3

                                           ARTICLE II

CONVERSION OF SECURITIES IN THE MERGER................................................        A-3
Section 2.1   Conversion of Capital Stock.............................................        A-3
Section 2.2   Exchange of Certificates................................................        A-3
Section 2.3   Stock Transfer Books....................................................        A-6
Section 2.4   Employee/Director Stock Options.........................................        A-6

                                           ARTICLE III

ADDITIONAL TRANSACTIONS...............................................................        A-7
Section 3.1   The Exchange Offer......................................................        A-7
Section 3.2   Depositary..............................................................        A-7
Section 3.3   Compulsory Acquisition..................................................        A-7
Section 3.4   Spinoff.................................................................        A-8

                                           ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MORTON..............................................        A-8
Section 4.1   Organization and Qualification; Subsidiaries............................        A-8
Section 4.2   Certificate of Incorporation and By-Laws................................        A-8
Section 4.3   Capitalization..........................................................        A-8
Section 4.4   Authority Relative to this Agreement....................................        A-9
Section 4.5   No Conflict; Required Filings and Consents..............................       A-10
Section 4.6   Permits; Compliance.....................................................       A-10
Section 4.7   SEC Filings; Financial Statements.......................................       A-11
Section 4.8   Absence of Certain Changes or Events....................................       A-12
Section 4.9   Employee Benefit Plans; Labor Matters...................................       A-12
Section 4.10  Tax Matters.............................................................       A-14
Section 4.11  Contracts; Debt Instruments.............................................       A-16
Section 4.12  Litigation..............................................................       A-16
Section 4.13  Environmental Matters...................................................       A-16
Section 4.14  Trademarks, Patents and Copyrights......................................       A-17
Section 4.15  No Violation of Spinco Representations..................................       A-17
Section 4.16  Rights Agreement........................................................       A-17
Section 4.17  Opinion of Financial Advisor............................................       A-17
Section 4.18  Brokers.................................................................       A-17

                                            ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AUTOLIV.............................................       A-18
Section 5.1   Organization and Qualification; Subsidiaries............................       A-18
Section 5.2   Corporate Organization Documents........................................       A-18
Section 5.3   Capitalization..........................................................       A-18
Section 5.4   Authority Relative to this Agreement....................................       A-18
Section 5.5   No Conflict; Required Filings and Consents..............................       A-19
Section 5.6   Permits; Compliance.....................................................       A-19
Section 5.7   Stock Exchange and SEC Filings; Financial Statements....................       A-20
Section 5.8   Absence of Certain Changes or Events....................................       A-20
Section 5.9   Employee Benefit Plans; Labor Matters...................................       A-20
Section 5.10  Tax Matters.............................................................       A-23
Section 5.11  Contracts; Debt Instruments.............................................       A-24
Section 5.12  Litigation..............................................................       A-24
Section 5.13  Environmental Matters...................................................       A-24
Section 5.14  Trademarks, Patents and Copyrights......................................       A-24
Section 5.15  Opinions of Financial Advisors..........................................       A-25
Section 5.16  Brokers.................................................................       A-25

                                           ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF NEWCO AND NEWCO SUB.................................       A-25
Section 6.1   Organization and Qualification; Subsidiaries............................       A-25
Section 6.2   Certificate of Incorporation and By-Laws................................       A-25
Section 6.3   Capitalization..........................................................       A-25
Section 6.4   Authority Relative to this Agreement....................................       A-26
Section 6.5   No Conflict.............................................................       A-26
Section 6.6   No Activities...........................................................       A-26

                                           ARTICLE VII

COVENANTS.............................................................................       A-27
Section 7.1   Conduct of Business by Morton Pending the Closing.......................       A-27
Section 7.2   Conduct of Business by Autoliv Pending the Closing......................       A-29
Section 7.3   Cooperation; Liaison Committee..........................................       A-30
Section 7.4   Notices of Certain Events...............................................       A-31

                                          ARTICLE VIII

ADDITIONAL AGREEMENTS.................................................................       A-31
Section 8.1   Registration Statements.................................................       A-31
Section 8.2   Stockholders' Meetings..................................................       A-33
Section 8.3   Access to Information; Confidentiality..................................       A-33
Section 8.4   No Solicitation of Transactions.........................................       A-34
Section 8.5   Employee Benefits Matters...............................................       A-35
Section 8.6   Directors' and Officers' Indemnification and Insurance..................       A-35
Section 8.7   Affiliate Letters.......................................................       A-37
Section 8.8   Letters of Accountants..................................................       A-37
Section 8.9   Further Action; Consents; Filings.......................................       A-37
Section 8.10  Newco Organization......................................................       A-38
Section 8.11  Depositary Facility for Newco Common Stock..............................       A-39

Section 8.12  Plan of Reorganization..................................................       A-39
Section 8.13  Ancillary Agreements....................................................       A-39
Section 8.14  Year-End Financial Statements...........................................       A-40
Section 8.15  Public Announcements....................................................       A-40
Section 8.16  Obligations of Newco Sub................................................       A-40
Section 8.17  Stock Exchange Listings and De-listings.................................       A-40
Section 8.18  Maintenance of Certain Facilities; Corporate Headquarters...............       A-40
Section 8.19  Cancellation of Newco Common Stock Owned by Autoliv and Morton..........       A-41
Section 8.20  Delivery of Tax Certificates............................................       A-41
Section 8.21  Safety Credit Agreement.................................................       A-41
Section 8.22  Post-Closing Transactions...............................................       A-41

                                           ARTICLE IX

CONDITIONS TO THE TRANSACTIONS........................................................       A-41
Section 9.1   Conditions to the Obligations of Each Party to Consummate the                  A-41
                Transactions..........................................................
Section 9.2   Conditions to the Obligations of Morton.................................       A-43
Section 9.3   Conditions to the Obligations of Autoliv................................       A-43

                                            ARTICLE X

TERMINATION, AMENDMENT AND WAIVER.....................................................       A-44
Section 10.1  Termination.............................................................       A-44
Section 10.2  Effect of Termination...................................................       A-45
Section 10.3  Amendment...............................................................       A-46
Section 10.4  Waiver..................................................................       A-46
Section 10.5  Expenses................................................................       A-46

                                           ARTICLE XI

GENERAL PROVISIONS....................................................................       A-47
Section 11.1  Non-Survival of Representations, Warranties and Agreements..............       A-47
Section 11.2  Notices.................................................................       A-47
Section 11.3  Certain Definitions.....................................................       A-48
Section 11.4  Severability............................................................       A-49
Section 11.5  Assignment; Binding Effect; Benefit.....................................       A-49
Section 11.6  Schedules, Annexes and Exhibits.........................................       A-49
Section 11.7  Specific Performance....................................................       A-50
Section 11.8  Governing Law...........................................................       A-50
Section 11.9  Submission to Jurisdiction; Venue.......................................       A-50
Section
11.10         Headings................................................................       A-50
Section
11.11         Counterparts............................................................       A-50
Section
11.12         Entire Agreement........................................................       A-50

ANNEX A      Employee Benefits.......................................................       AA-1

Exhibit A    Form of Distribution Agreement
Exhibit B    Form of Certificate of Incorporation of Surviving Corporation
Exhibit C    Form of Morton Affiliate Letter
Exhibit D    Form of Autoliv Affiliate Letter

Schedule A   Morton Disclosure Schedule
Schedule B   Autoliv Disclosure Schedule

                INDEX OF DEFINED TERMS FOR COMBINATION AGREEMENT

DEFINED TERM                                                                                           SECTION
--------------------------------------------------------------------------------------------------  --------------
ADSs..............................................................................................        Recitals
Affiliate.........................................................................................          8.7(a)
affiliate.........................................................................................         11.3(a)
Agreement.........................................................................................        Recitals
Ancillary Agreements..............................................................................        Recitals
Autoliv...........................................................................................        Recitals
Autoliv Authorized Agent..........................................................................            11.9
Autoliv Disclosure Schedule.......................................................................          5.9(a)
Autoliv ERISA Affiliate...........................................................................          5.9(a)
Autoliv Foreign Benefit Plan......................................................................          5.9(n)
Autoliv Material Adverse Effect...................................................................             5.1
Autoliv Permits...................................................................................             5.6
Autoliv Plans.....................................................................................          5.9(a)
Autoliv Reports...................................................................................          5.7(a)
Autoliv Securities................................................................................        Recitals
Autoliv Shares....................................................................................        Recitals
Autoliv Tax Certificate...........................................................................   9.1(g)(ii)(B)
Autoliv Transaction...............................................................................        Recitals
beneficial owner..................................................................................         11.3(b)
Blackstone........................................................................................            5.15
Blue Sky Laws.....................................................................................          4.5(b)
business day......................................................................................        11.3 (c)
CERCLA............................................................................................         4.13(d)
Certificates......................................................................................          2.2(a)
Code..............................................................................................        Recitals
Competing Transaction.............................................................................          8.4(d)
Confidentiality Agreements........................................................................          8.3(b)
Contracting Subsidiary............................................................................             4.4
control...........................................................................................         11.3(d)
controlled by.....................................................................................         11.3(d)
Costs.............................................................................................         8.6 (d)
Delaware Certificate of Merger....................................................................             1.2
Delaware Law......................................................................................        Recitals
Depositary........................................................................................             3.2
Distribution Agreement............................................................................        Recitals
Effective Time....................................................................................             1.2
Employee Benefits Allocation Agreement............................................................        Recitals
Enskilda..........................................................................................            5.15
Environmental Laws................................................................................         4.13(d)
Environmental Permits.............................................................................         4.13(d)
Exchange Act......................................................................................         4.5 (b)
Exchange Agent....................................................................................          2.2(a)
Exchange Fund.....................................................................................          2.2(a)
Exchange Offer....................................................................................        Recitals
Exchange Offer Commencement Date..................................................................          3.1(a)
Exchange Offer Conditions.........................................................................          3.1(a)
Exchange Offer Ratio..............................................................................          3.1(a)

DEFINED TERM                                                                                           SECTION
--------------------------------------------------------------------------------------------------  --------------
Exchange Ratio....................................................................................          2.1(a)
Executive Management Committee....................................................................         8.10(b)
Expenses..........................................................................................         10.5(b)
Expiration Date...................................................................................          3.1(a)
FSA...............................................................................................          3.1(b)
Goldman Sachs.....................................................................................            4.17
Governmental Entity...............................................................................          4.5(b)
Hazardous Materials...............................................................................         4.13(d)
HSR Act...........................................................................................         4.5 (b)
Indemnified Parties...............................................................................          8.6(d)
Indiana Articles of Merger........................................................................             1.2
Indiana Law.......................................................................................        Recitals
International Prospectus..........................................................................            5.15
knowledge.........................................................................................         11.3(e)
Law...............................................................................................          4.5(a)
Liaison Committee.................................................................................          7.3(b)
Merger............................................................................................        Recitals
Minimum Condition.................................................................................          3.1(a)
Morton............................................................................................        Recitals
Morton Disclosure Schedule........................................................................             4.3
Morton ERISA Affiliate............................................................................          4.9(a)
Morton Foreign Benefit Plan.......................................................................          4.9(n)
Morton Material Adverse Effect....................................................................             4.1
Morton Material Contract..........................................................................            4.11
Morton Option Plan................................................................................             2.4
Morton Options....................................................................................             2.4
Morton Permits....................................................................................             4.6
Morton Plans......................................................................................          4.9(a)
Morton Preferred Stock............................................................................             4.3
Morton SEC Reports................................................................................          4.7(a)
Morton Shares.....................................................................................        Recitals
Morton Stockholder Approval Condition.............................................................          3.1(a)
Morton Stockholders' Meeting......................................................................          8.1(a)
Morton Tax Certificate............................................................................   9.1(g)(ii)(A)
Newco.............................................................................................        Recitals
Newco Common Stock................................................................................        Recitals
Newco Option Plan.................................................................................             2.4
Newco Sub.........................................................................................        Recitals
Newco Sub Common Stock............................................................................          6.3(b)
Newco Registration Statement......................................................................          8.1(a)
Newco Tax Certificate.............................................................................   9.1(g)(ii)(A)
NYSE..............................................................................................          2.2(e)
Order.............................................................................................      8.9(b)(ii)
PBGC..............................................................................................          4.9(c)
person............................................................................................         11.3(f)
Proxy/Prospectus..................................................................................          8.1(a)
Registration Statements...........................................................................          8.1(a)
Registration Statement Effective Date.............................................................          8.1(a)
Regulations.......................................................................................        Recitals
Representatives...................................................................................       8.3(a)(i)

DEFINED TERM                                                                                           SECTION
--------------------------------------------------------------------------------------------------  --------------
Retained Business.................................................................................             4.1
Retained Business Balance Sheet...................................................................          4.7(c)
Retained Business Intellectual Property...........................................................            4.14
Retained Debt.....................................................................................      7.1(e)(ii)
Retained Morton Subsidiaries......................................................................             4.1
Rights............................................................................................            4.16
Rights Agreement..................................................................................             4.3
SDRs..............................................................................................        Recitals
SEC...............................................................................................             2.4
Securities Act....................................................................................         4.5 (b)
Skadden LLP.......................................................................................   9.1(g)(ii)(B)
SPD...............................................................................................         4.9 (b)
Spinco............................................................................................        Recitals
Spinco Common Stock...............................................................................        Recitals
Spinco Registration Statement.....................................................................          8.1(a)
Spinoff...........................................................................................        Recitals
SSE...............................................................................................          3.1(b)
subsidiaries......................................................................................         11.3(g)
subsidiary........................................................................................         11.3(g)
Surviving Corporation.............................................................................             1.1
Swedish Prospectus................................................................................          3.1(b)
Tax Return........................................................................................         4.10(b)
Tax Sharing Agreement.............................................................................        Recitals
Taxes.............................................................................................         4.10(b)
Terminating Autoliv Breach........................................................................         10.1(h)
Terminating Morton Breach.........................................................................         10.1(g)
Third Party Provisions............................................................................            11.5
Third-Party Transaction...........................................................................          8.4(c)
Transactions......................................................................................        Recitals
under common control with.........................................................................         11.3(d)
U.S. Offer to Purchase............................................................................          8.1(a)
Wachtell..........................................................................................   9.1(g)(ii)(A)

                             COMBINATION AGREEMENT

    COMBINATION AGREEMENT, dated as of November 25, 1996 (this "Agreement"), by and among Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden ("Autoliv"), Morton International, Inc., an Indiana corporation ("Morton"), Autoliv, Inc., a newly formed Delaware corporation ("Newco"), and ASP Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Newco ("Newco Sub").

    WHEREAS, Autoliv and Morton have entered into a non-binding letter of intent, dated September 30, 1996, providing for, among other things, the creation of a new holding company, Newco, to combine Autoliv and the automotive safety products business of Morton and in which the shareholders of Autoliv and Morton would receive an equity interest of 53.5% and 46.5%, respectively;

    WHEREAS, the Boards of Directors of Autoliv and Morton have determined that it is in the best interests of their respective companies and stockholders to combine Autoliv with Morton's automotive safety products businesses in a "merger of equals" transaction to be effected as set forth in this Agreement, and the boards of directors of Newco and Newco Sub have determined that it is also in the respective best interests of their companies and stockholders to consummate the transactions contemplated by this Agreement;

    WHEREAS, the Board of Directors of Morton has approved a Distribution Agreement in the form attached hereto as Exhibit A (the "Distribution Agreement"), which will be entered into prior to the Effective Time (as defined in Section 1.2), pursuant to which and subject to the terms of which (a) all of the assets of Morton other than the Safety Assets (as defined in the Distribution Agreement), together with a capital contribution or repayment in cash of intercompany indebtedness in the aggregate amount of $750,000,000, and the Safety Supplemental Distribution (as defined in the Distribution Agreement), subject to adjustment in accordance with Section 2.10(b) of the Distribution Agreement, will be contributed or paid by Morton to a newly formed, wholly owned subsidiary of Morton ("Spinco") or a subsidiary of Spinco, (b) all of the liabilities of Morton other than the Safety Liabilities (as defined in the Distribution Agreement) will be assumed by Spinco, (c) all of the issued and outstanding shares of common stock, par value $1 per share, of Spinco (the "Spinco Common Stock"), including associated preferred share purchase rights of Spinco, will be distributed (the "Spinoff") to the holders of common stock, par value $1 per share, of Morton (the "Morton Shares"), and (d) Morton will be divested of all of its businesses and operations other than those included in the Safety Business (as defined in the Distribution Agreement), including, without limitation, the Adhesives & Chemical Specialties Group, the Coatings Group, the Electronic Materials Group, the Salt Group and the Corporate Operations (as defined in the Distribution Agreement);

    WHEREAS, upon the terms and subject to the conditions of this Agreement, (i) Newco will acquire pursuant to an exchange offer (the "Exchange Offer") and, if necessary, through compulsory acquisition proceedings in accordance with the Swedish Companies Act or otherwise (collectively, the "Autoliv Transaction"), all the issued and outstanding Common Shares, par value SEK 10 per share, of Autoliv (the "Autoliv Shares") and American Depositary Shares, each representing one Autoliv Share (the "ADSs" and, collectively with the Autoliv Shares, the "Autoliv Securities") and (ii) Newco will acquire, pursuant to the merger (the "Merger", and together with the Autoliv Transaction, the "Transactions") of Newco Sub with and into Morton in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and the Indiana Business Corporation Law (the "Indiana Law"), all the issued and outstanding Morton Shares;

    WHEREAS, (a) as a result of the Transactions, Autoliv and Morton will become, directly or indirectly, wholly owned subsidiaries of Newco, and (b) the holders of Autoliv Securities (other than Autoliv Securities acquired through compulsory acquisition proceedings or as otherwise described herein) and Morton Shares will receive either (i) newly issued shares of Common Stock, par value $.01 per share, of Newco (the "Newco Common Stock") or (ii) if deemed appropriate by Autoliv, in the case of certain holders of Autoliv Shares, Swedish Depositary Receipts ("SDRs"), each SDR evidencing one share of Newco Common Stock;

    WHEREAS, as set forth in Section 8.13 hereof, as a condition to and in consideration of the transactions contemplated hereby and by the Distribution Agreement, Morton, Spinco and certain other parties are entering or will enter into (a) a Tax Sharing Agreement in the form attached as Exhibit D to the Distribution Agreement (the "Tax Sharing Agreement"), (b) an Employee Benefits Allocation Agreement in the form attached as Exhibit A to the Distribution Agreement (the "Employee Benefits Allocation Agreement" and, together with the Distribution Agreement and the Tax Sharing Agreement, hereafter collectively referred to as the "Ancillary Agreements");

    WHEREAS, for United States federal income tax purposes, the Spinoff is intended to qualify as a tax-free distribution under the provisions of Sections 355 and 368(a)(1)(D) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations (the "Regulations") thereunder, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code and Regulations thereunder, and the Exchange Offer, together with the Merger, is intended to qualify as a transfer of property described in Section 351(a) of the Code and Regulations thereunder, and it is further intended that, for Swedish income tax purposes, none of Newco, Autoliv or the Autoliv stockholders (with certain exceptions) will recognize taxable income or gain as a result of the Exchange Offer;

    WHEREAS, the Board of Directors of Autoliv has approved the Autoliv Transaction and recommended that all the stockholders of Autoliv tender their Autoliv Securities into the Exchange Offer;

    WHEREAS, the Board of Directors of Morton has adopted this Agreement and approved the Spinoff and recommended that the stockholders of Morton vote to approve this Agreement, the Merger and the transactions contemplated by the Distribution Agreement upon the terms and subject to the conditions contained herein and therein; and

    WHEREAS, this Agreement has been approved by the Boards of Directors of Newco and Newco Sub, adopted by Autoliv and Morton as the sole stockholders of Newco, and adopted by Newco as sole stockholder of Newco Sub in accordance with the Delaware Law.

    NOW THEREFORE, in consideration of the foregoing and the Ancillary Agreements and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

    Section 1.1 THE MERGER. Provided that this Agreement shall not have been terminated in accordance with Section 10.1, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 252 of the Delaware Law and Section 23-1-40-7 of the Indiana Law, at the Effective Time Newco Sub shall be merged with and into Morton. As a result of the Merger, the separate corporate existence of Newco Sub shall cease and Morton shall be the surviving corporation of the Merger (the "Surviving Corporation").

    Section 1.2 EFFECTIVE TIME; CLOSING. Provided that this Agreement shall not have been terminated in accordance with Section 10.1, as promptly as practicable after the Spinoff and satisfaction or, if permissible and effected as provided in Section 10.4, waiver of the Exchange Offer Conditions (as hereinafter defined) (or such other date as may be agreed to in writing by Autoliv and Morton), and substantially contemporaneously with the purchase of Autoliv Securities by Newco pursuant to the Autoliv Transaction, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, Section 252 of the Delaware Law, and articles of merger (the "Indiana Articles of Merger") with the Secretary of State of the State of Indiana in such form as required by, and executed in accordance with,
Section 23-1-40-5 of the Indiana Law. The Merger shall become effective upon the date (the "Effective Time") on which the Delaware Certificate of Merger and the Indiana Articles of Merger have been duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Indiana, respectively, or at such later date or time as set forth therein.

    Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the Delaware Law and the Indiana Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Retained Business (as defined in Section 4.1) and Newco Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Retained Business and Newco Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 1.4 CERTIFICATE OF INCORPORATION; BY-LAWS; CORPORATE NAME. At the Effective Time, (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read in the form attached hereto as Exhibit B with such changes between the date hereof and the Effective Time as agreed to by the parties hereto, and (b) the By-laws of Newco Sub, as in effect immediately prior to the Effective Time, shall become the By-laws of the Surviving Corporation.

    Section 1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. (a) The directors of Newco Sub at the Effective Time shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws and (b) the officers of Morton at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                                   ARTICLE II

                     CONVERSION OF SECURITIES IN THE MERGER

    Section 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Morton, Newco Sub, Newco or the holders of any Morton Shares:
    (a) each Morton Share issued and outstanding immediately prior to the Effective Time (other than any Morton Shares to be cancelled pursuant to Section 2.1(b)) shall be converted, subject to Section 2.2(e), into the right to receive a number of shares (the "Exchange Ratio") of Newco Common Stock equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next highest thousandth, of (i) 47,803,738 divided by (ii) the number of Morton Shares issued and outstanding immediately prior to the Effective Time (other than any Morton Shares to be cancelled pursuant to Section 2.1(b));

    (b) each Morton Share held in the treasury of Morton and each Morton Share owned by Autoliv or any direct or indirect wholly owned subsidiary of Autoliv or of Morton shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

    (c) each issued and outstanding share of common stock, par value $.01 per share, of Newco Sub shall be converted into one duly authorized, validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    Section 2.2 EXCHANGE OF CERTIFICATES.

    (a) Exchange Agent. Newco shall deposit, or shall cause to be deposited, promptly after the Effective Time with a bank trust company designated by Morton and reasonably satisfactory to Autoliv (the

"Exchange Agent"), for the benefit of the holders of certificates that immediately prior to the Effective Time represented outstanding Morton Shares (the "Certificates"), for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Newco Common Stock issuable pursuant to Section 2.1(a) (such certificates for shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). Newco shall give the Exchange Agent irrevocable instructions to deliver the shares of Newco Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund as promptly as practicable after the Effective Time. Except as contemplated by
Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose. Newco shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates for certificates representing shares of Newco Common Stock and cash as contemplated hereby.

    (b) Exchange Procedures. As promptly as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each registered holder of a Certificate (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Newco Common Stock and cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for exchange, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock that such holder has the right to receive in respect of such Certificate (after taking into account all Morton Shares then held by such holder), a check in the amount of any cash in lieu of any fractional shares of Newco Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Morton Shares that is not registered in the transfer records of Morton, a certificate representing the proper number of shares of Newco Common Stock, cash in lieu of any fractional shares of Newco Common Stock to which such holder is entitled pursuant to
Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) may be issued to a transferee if the Certificate representing such Morton Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender a certificate or certificates representing shares of Newco Common Stock, cash in lieu of any fractional shares of Newco Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c).

    (c) Distributions with Respect to Unexchanged Newco Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Newco Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.2(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 4.5(a)), following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore declared or made with respect to such whole shares of Newco Common Stock but unpaid because of such holder's failure to surrender such Certificate, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Newco Common Stock.

    (d) No Further Rights in Morton Shares. All shares of Newco Common Stock issued upon conversion of the Morton Shares in accordance with the terms hereof (and any cash paid pursuant to Section 2.2(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Morton Shares.

    (e) No Fractional Shares. No certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Newco. Each holder of a fractional share interest shall be paid an amount in cash representing the product of (i) such fractional amount and (ii) the average for each of the first five trading days beginning immediately following the Effective Time of the average of the daily high and low trading prices on the New York Stock Exchange, Inc. ("NYSE") of Newco Common Stock. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Morton Shares in lieu of any fractional shares of Newco Common Stock, Newco shall deposit an estimate of such amount into the Exchange Fund, and the Exchange Agent shall make available such amounts to such former holders of Morton Shares without interest. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange on the same letter of transmittal shall be aggregated, with the holder thereof receiving the aggregate whole number of shares of Newco Common Stock, and no Morton stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Newco Common Stock with respect to such surrendered Certificates. As necessary to provide sufficient funds to make the payments in lieu of fractional shares described in this paragraph, Newco shall deposit additional funds into the Exchange Fund so that the Exchange Agent may promptly deliver such funds to the former holders of Morton Shares.

    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Morton Shares for six months after the Effective Time shall be delivered to Newco, upon demand, and any holders of Certificates shall thereafter look only to Newco for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock to which they are entitled pursuant to Section 2.2(e) and any dividends or other distributions with respect to the Newco Common Stock to which they are entitled pursuant to
Section 2.2(c). Neither Newco nor the Surviving Corporation shall be liable to any holder of Morton Shares for any shares of Newco Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any abandoned property, escheat or similar Law.

    (g) Withholding Rights. Each of the Surviving Corporation and Newco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Morton Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Newco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Morton Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Newco, as the case may be.

    (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock to which the holders thereof are entitled pursuant to Section 2.2(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(c).

    Section 2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Morton shall be closed and there shall be no further registration of transfers of Morton Shares thereafter on the records of Morton. From and after the Effective Time, the holders of Certificates representing Morton Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Morton Shares represented thereby, except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Newco for any reason shall be converted into shares of Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock to which the holders thereof are entitled pursuant to Section 2.2(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(c).

    Section 2.4 EMPLOYEE/DIRECTOR STOCK OPTIONS. Morton and Newco shall cooperate and take all action necessary (including obtaining the consent of the holders of options to acquire Morton Shares pursuant to the Morton International, Inc. 1989 Incentive Plan or any predecessor thereof (such options, the "Morton Options" and such plan, the "Morton Option Plan"), if required, and, if deemed necessary or appropriate, seeking a "no-action" letter or interpretive advice from the Securities and Exchange Commission (the "SEC") to amend (if necessary) the Morton Option Plan and to adopt an option plan of Newco (the "Newco Option Plan")) so that as of the Effective Time, each Morton Option which is outstanding and not exercised prior to the Effective Time and which is held by a Company Individual (as defined in the Employee Benefits Allocation Agreement) shall, without any action on the part of the holder thereof, be converted into an option to purchase shares of Newco Common Stock, the number of shares of Newco Common Stock subject to, and the exercise price of such option to be determined in accordance with, the requirements of Section 424 of the Code and the regulations promulgated thereunder, based upon (a) the average of the daily high and low trading prices on the NYSE for the Morton Shares for each of the last five trading days prior to the earlier of the Effective Time and the Distribution Date (as defined in the Distribution Agreement) (unless, prior thereto, the Morton Shares trade ex-dividend with respect to either or both the Spinoff and the Merger, in which case the average shall be based on such prices for each of the last five trading days prior to the date on which the Morton Shares trade on the NYSE ex-dividend with respect to either such transaction) and (b) the average of the high and low trading prices on the NYSE for the Newco Common Stock for each of the first five trading days following the Effective Time on which the Newco Common Stock is traded regular way on the NYSE, such option to be subject to substantially similar terms and conditions as in effect prior to the conversion, including, without limitation, to the extent such option to purchase Morton Shares is exercisable as of the Effective Time, such option to purchase shares of Newco Common Stock shall be immediately exercisable to the same extent. The exercise price of any such option shall be rounded to the nearest $.01; the number of shares subject to any such option shall be rounded to the nearest share. Any related limited stock appreciation rights or supplemental cash payment rights held by Company Individuals shall be adjusted in a consistent manner and shall be assumed by, and become the responsibility of, Newco. Morton Options held by New Morton Individuals (as defined in the Employee Benefits Allocation Agreement) shall be adjusted at or prior to the Effective Time to become options to acquire Spinco Common Stock pursuant to the terms of the Employee Benefits Allocation Agreement.

                                  ARTICLE III
                            ADDITIONAL TRANSACTIONS

    Section 3.1 THE EXCHANGE OFFER.

    (a) Provided that this Agreement shall not have been terminated in accordance with Section 10.1, Newco shall commence the Exchange Offer on or as soon as practicable after the Registration Statement Effective Date (the "Exchange Offer Commencement Date") as contemplated by the U.S. Offer to Purchase and the Swedish Prospectus (each as hereinafter defined) and otherwise in accordance with applicable Laws. Pursuant to the Exchange Offer, (i) Newco shall offer to exchange for each Autoliv Share, subject to the conditions set forth below, one share of Newco Common Stock or, if deemed appropriate by Newco, one SDR and (ii) Newco shall offer to exchange for each ADS, subject to the conditions set forth below, one share of Newco Common Stock (the "Exchange Offer Ratio"). The obligation of Newco to exchange Newco Common Stock for Autoliv Securities tendered pursuant to the Exchange Offer shall be subject only to this Agreement not having been terminated pursuant to Section 10.1 and the satisfaction or waiver, if permissible and effected as provided in Section 10.4, of (i) the condition that a number of Autoliv Securities representing more than 90% of the number of shares and voting power of the then outstanding Autoliv Securities shall have been validly tendered and not withdrawn prior to the expiration of the Exchange Offer (the "Minimum Condition"), (ii) the condition that this Agreement and the transactions contemplated by the Distribution Agreement shall have been approved by the holders of a majority of the issued and outstanding Morton Shares in accordance with the Indiana Law and Morton's Restated Articles of Incorporation and By-Laws (the "Morton Stockholder Approval Condition") and (iii) the other conditions set forth in Article IX of this Agreement occurring prior to, or substantially contemporaneously with, the Effective Time (together with the Minimum Condition and the Morton Stockholder Approval Condition, the "Exchange Offer Conditions"). The initial expiration date of the Exchange Offer shall be the date which is 20 business days after the Exchange Offer Commencement Date (such date, as it may be extended from time to time as hereinafter provided, the "Expiration Date"). If on the initial scheduled Expiration Date all the Exchange Offer Conditions shall not have been satisfied and this Agreement shall not have been terminated in accordance with
Section 10.1, Newco shall, unless Morton and Autoliv otherwise agree, extend the Expiration Date from time to time thereafter until such time as all of the Exchange Offer Conditions have been satisfied; PROVIDED, HOWEVER, that unless a Third-Party Transaction involving Autoliv has theretofore been proposed, neither party shall unreasonably object if the other party determines not to extend the Expiration Date if the Minimum Condition has not been satisfied at such time following (i) the date of the Morton Stockholders' Meeting and (ii) the satisfaction of the conditions set forth in Section 9.1(e), (f) and (g)(i). Subject only to the conditions set forth above and applicable Law, Newco shall accept for exchange and shall exchange all Autoliv Securities validly tendered and not withdrawn pursuant to the terms of the Exchange Offer at the earliest practicable time following the Expiration Date.

    (b) Prior to or substantially contemporaneously with the Exchange Offer Commencement Date, Newco shall file a Swedish language prospectus (the "Swedish Prospectus") with the Stockholm Stock Exchange (the "SSE") or with the Financial Supervisory Authority (the "FSA"), as required by the Laws of Sweden.

    Section 3.2 DEPOSITARY. Newco shall appoint a bank or trust company designated by Autoliv and reasonably satisfactory to Morton to act as depositary for the Exchange Offer (the "Depositary").

    Section 3.3  COMPULSORY ACQUISITION.

    (a) As soon as practicable after the Effective Time, assuming that the Minimum Condition has been satisfied and not waived, Newco shall take or cause to be taken (through a Swedish subsidiary), unless the parties mutually agree that there is a more effective method of achieving the objectives described in this Section 3.3 (in which case such method shall be used), all actions necessary and proper under the Swedish

Companies Act to commence a process leading to a compulsory acquisition under the Swedish Companies Act to acquire all the issued and outstanding Autoliv Securities not acquired by Newco pursuant to the Exchange Offer or otherwise.

    (b) In the event of consummation of the Transactions following the waiver of the Minimum Condition effected as provided in Section 10.4, Newco shall, as promptly as practicable following the Effective Time, conduct, directly or indirectly, such other offers (including, without limitation, pursuant to open market purchases) as are necessary to obtain, when aggregated with the number of shares and voting power of Autoliv Securities already owned by it, more than 90% of the number of shares and voting power of the then outstanding Autoliv Securities. Thereafter, Newco shall take the actions described in Section 3.3(a).

    Section 3.4 SPINOFF. Subject to Section 3.03 of the Distribution Agreement, Morton shall use reasonable efforts to consummate as promptly as reasonably practicable the transactions provided for in the Distribution Agreement, including, without limitation, the Spinoff.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF MORTON

    Morton hereby represents and warrants to Autoliv that:

    Section 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Morton and each subsidiary of Morton that will be owned, directly or indirectly, by Newco following the Spinoff (the "Retained Morton Subsidiaries") has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Morton Material Adverse Effect (defined below). Each of Morton and the Retained Morton Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Morton Material Adverse Effect. For purposes of this Agreement, "Morton Material Adverse Effect" means any change in or effect on the business that will be retained by Morton and the Retained Morton Subsidiaries following the Spinoff (the "Retained Business"), after giving effect to the Transactions and the provisions of the Distribution Agreement and the other Ancillary Agreements, that is, or is reasonably likely to be, materially adverse to the business, properties, financial condition or results of operations of the Retained Business taken as a whole.

    Section 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The copies of Morton's Restated Articles of Incorporation and By-Laws that are set forth as exhibits to Morton's Form 10-K for the year ended June 30, 1996 are complete and correct copies thereof. Such Restated Articles of Incorporation and By-Laws are in full force and effect. Morton is not in violation of any of the provisions of its Restated Articles of Incorporation or By-Laws. Morton has heretofore delivered or made available to Autoliv accurate and complete copies of the certificates of incorporation and by-laws or equivalent organizational documents as currently in effect of each of the Retained Morton Subsidiaries.

    Section 4.3 CAPITALIZATION. The authorized capital stock of Morton consists of (a) 300,000,000 Morton Shares and (b) 25,000,000 shares of preferred stock, par value $1.00 per share. As of October 31, 1996 (i) 142,636,930 Morton Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) 6,348,999 Morton Shares were reserved for issuance upon exercise of outstanding stock options granted pursuant to the Morton Option Plan and (iii) 600,000 shares of Morton Series A Junior Participating Preferred Stock ("Morton Preferred Stock") were reserved for issuance under the

Rights Agreement (the "Rights Agreement") dated as of June 12, 1989 between Morton and the First National Bank of Chicago, as amended on January 24, 1991 and as further amended on August 11, 1994, and November 22, 1996, as more fully described below. As of the date of this Agreement, no shares of Morton Preferred Stock are issued and outstanding. Except for the options granted or rights issued pursuant to the Morton Option Plan, the Rights Agreement or pursuant to agreements or arrangements described in Section 4.3 of the Disclosure Schedule delivered by Morton to Autoliv prior to the execution of (and forming part of) this Agreement (the "Morton Disclosure Schedule"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Morton is a party or by which Morton is bound relating to the issued or unissued capital stock of Morton or any Retained Morton Subsidiary or obligating Morton or any Retained Morton Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Morton or any Retained Morton Subsidiary. All Morton Shares subject to issuance as aforesaid upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.3 of the Morton Disclosure Schedule, there are no outstanding contractual obligations of Morton or any Retained Morton Subsidiary to repurchase, redeem or otherwise acquire any Morton Shares or any capital stock of any Retained Morton Subsidiary. Each outstanding share of capital stock of each Retained Morton Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share of a Retained Morton Subsidiary owned by Morton or another Retained Morton Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Morton's or such other Retained Morton Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except in connection with the Retained Debt (as defined below) or where failure to own such shares free and clear would not, individually or in the aggregate, have a Morton Material Adverse Effect. Except as set forth in Section 4.3 of the Morton Disclosure Schedule, there are no material outstanding contractual obligations of Morton or any Retained Morton Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Retained Morton Subsidiary or any other person with respect to the Retained Business, other than guarantees by Morton of any indebtedness of any Retained Morton Subsidiary.

    Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Morton and each subsidiary of Morton which is a party to any of the Ancillary Agreements (each such subsidiary, a "Contracting Subsidiary") has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions (including, without limitation, the Transactions) contemplated herein and therein (but only to the extent it is a party thereto). The execution and delivery of this Agreement by Morton have been, and the execution and delivery of the Ancillary Agreements by Morton and each Contracting Subsidiary (to the extent it is a party thereto) will be, and the consummation of the transactions contemplated hereby and thereby have been or will be, duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Morton or any Contracting Subsidiary (to the extent it is a party thereto) are necessary to authorize this Agreement or to consummate such transactions (other than (a) the approval of this Agreement, the Merger and the transactions contemplated by the Distribution Agreement by the affirmative vote of the stockholders of Morton holding a majority of the issued and outstanding Morton Shares and (b) actions to be taken by the Boards of Directors of Morton and certain Contracting Subsidiaries in connection with the matters contemplated by the Ancillary Agreements, which actions described in clause (b) above will be duly and validly taken prior to the Effective Time). This Agreement has been, and each of the Ancillary Agreements will be, prior to the Effective Time, duly authorized and validly executed and delivered by Morton and each Contracting Subsidiary (to the extent it is a party thereto) and constitutes, or will constitute, the legal, valid and binding obligation of Morton and each Contracting Subsidiary (to the extent it is a party thereto), enforceable against Morton and each Contracting Subsidiary (to the extent it is a party thereto) in accordance with its terms. Morton has taken all appropriate actions so that the restrictions on business combinations contained in Section 23-1-43-18 of the Indiana Law and Article Eighth of the Morton Restated Articles of Incorporation will not apply with respect to or as a result of the Transactions.

    Section 4.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement do not, and the execution and delivery at or prior to the time of the Spinoff of the Ancillary Agreements by Morton and each Contracting Subsidiary (to the extent it is a party thereto) will not, and the performance of this Agreement and the Ancillary Agreements by Morton and each Contracting Subsidiary (to the extent it is a party thereto) will not, (i) conflict with or violate any provision of the articles of incorporation or by-laws of Morton or any Contracting Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 4.5(b) have been obtained and all filings and obligations described in
Section 4.5(b) have been made, conflict with or violate any foreign or domestic law, statute, European Union legislation or Directive, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to Morton or any Contracting Subsidiary or by which any property or asset of Morton or any Contracting Subsidiary is bound or affected, or (iii) except as set forth in
Section 4.5(a) of the Morton Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Morton or any Contracting Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would neither, individually or in the aggregate, (A) have a Morton Material Adverse Effect nor
(B) prevent or materially delay the performance of this Agreement or any Ancillary Agreement by Morton or any Contracting Subsidiary (to the extent it is a party thereto).

    (b) The execution and delivery of this Agreement do not, and the execution and delivery of the Ancillary Agreements by Morton and each Contracting Subsidiary (to the extent it is a party thereto) will not, and the performance of this Agreement and the Ancillary Agreements by Morton and each Contracting Subsidiary (to the extent it is a party thereto) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the NYSE, state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing of notifications in accordance with the antitrust laws of Sweden, Germany and Belgium, filing and recordation of the Certificate of Merger and Articles of Merger as required by the Delaware Law and the Indiana Law, respectively, and the regulations and guidance promulgated thereunder, and as set forth in Section 4.5(b) of the Morton Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Transactions, (B) otherwise prevent Morton or any Contracting Subsidiary from performing its material obligations under this Agreement and the Ancillary Agreements (to the extent it is a party thereto), or (C) individually or in the aggregate, have a Morton Material Adverse Effect.

    Section 4.6 PERMITS; COMPLIANCE. Each of Morton and the Retained Morton Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Morton or any Retained Morton Subsidiary to own, lease and operate its properties or to carry on the Retained Business as it is now being conducted (collectively, the "Morton Permits"), except where the failure to have, or the suspension or cancellation of, any of the Morton Permits would neither, individually or in the aggregate,
(A) have a Morton Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement or any of the Ancillary Agreements by Morton or any Contracting Subsidiary (to the extent it is a party thereto), and, as of the date of this Agreement, no suspension or cancellation of any of the Morton Permits is pending or, to the knowledge of Morton, threatened, except where the failure to have, or the suspension or cancellation of, any of the Morton Permits would neither, individually or in the aggregate, (A) have a Morton Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement or any of the Ancillary Agreements by Morton or any Contracting Subsidiary (to the extent it is a party thereto). Neither Morton nor any Retained Morton Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Morton or any Retained Morton Subsidiary with respect to the Retained Business or by which any property or asset of Morton or any Retained Morton Subsidiary is bound or affected with respect to the Retained Business or (ii) any Morton Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Morton Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement or any of the Ancillary Agreements or consummation of the Transactions by Morton or any Contracting Subsidiary (to the extent it is a party thereto).

    Section 4.7  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Morton has filed all forms, reports and documents required to be filed by it under the Exchange Act since July 1, 1993 through the date of this Agreement (collectively, the "Morton SEC Reports"). The Morton SEC Reports (i) were prepared in accordance in all material respects with the requirements of the Exchange Act and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Morton is subject to the periodic reporting requirements of the Exchange Act.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Morton SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Morton and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein. Except as and to the extent set forth on the consolidated balance sheets (including the notes thereto) included in the financial statements contained in the Morton SEC Reports, Morton does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with United States generally accepted accounting principles, except for (i) liabilities or obligations incurred in the ordinary course of business since July 1, 1996, (ii) liabilities or obligations incurred outside the ordinary course of business since July 1, 1996 that would neither, individually or in the aggregate, (A) have a Morton Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement or any of the Ancillary Agreements by Morton or any Contracting Subsidiary (to the extent it is a party thereto), (iii) the Retained Debt and
(iv) liabilities or obligations incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and consummation of the transactions contemplated hereby and thereby.

    (c) Exhibit A to Section 4.7(c) of the Morton Disclosure Schedule contains
(i) audited consolidated balance sheets of the Retained Business as of June 30, 1996 (the "Retained Business Balance Sheet") and June 30, 1995, (ii) statements of income and cash flow for the Retained Business for the twelve-month periods ending June 30, 1996, June 30, 1995 and June 30, 1994. The Retained Business Balance Sheet fairly presents in all material respects the financial position of the Retained Business as of June 30, 1996. Except as and to the extent set forth on the Retained Business Balance Sheet (including the notes thereto), the Retained Business does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with United States generally accepted accounting principles, except for (i) liabilities or obligations incurred in the ordinary course of business since July 1, 1996, (ii) liabilities or obligations incurred outside the ordinary course of business since July 1, 1996 that do not, individually or in the aggregate, (A) have a Morton Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement or any of the Ancillary Agreements by Morton or any Contracting Subsidiary (to the extent it is a party thereto), (iii) the Retained Debt and (iv) liabilities or obligations incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and consummation of the transactions contemplated hereby and thereby.

    Section 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 1, 1996, except as contemplated by or as disclosed in this Agreement or the Ancillary Agreements, as set forth in Section 4.8 of the Morton Disclosure Schedule or as disclosed in any Morton SEC Report filed since July 1, 1996, Morton and its subsidiaries have conducted the Retained Business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Morton Material Adverse Effect other than due to events, changes or developments relating to the economy in general, the automotive industry (including strikes affecting one or more automotive companies) or the automotive safety products industry in general, (b) any event that would, or is reasonably likely to, have a material adverse effect on the ability of Morton or any Contracting Subsidiary (to the extent it is a party thereto) to consummate the transactions contemplated by this Agreement or the Ancillary Agreements or perform their respective obligations thereunder, (c) any material change by Morton in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend (other than in accordance with Morton's regular dividend practice) or distribution (other than in connection with the Spinoff) in respect of the Morton Shares or any redemption, purchase or other acquisition of any of Morton's securities, other than (i) for cash or (ii) in connection with the exercise of outstanding Morton Options, or (e) with respect to employees engaged exclusively in the Retained Business, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Morton or any of its subsidiaries who are Company Individuals (as defined in the Employee Benefits Allocation Agreement), except in each case in the ordinary course of business consistent with past practice or except in each case as required by applicable Law.

    Section 4.9 EMPLOYEE BENEFIT PLANS; LABOR MATTERS. Except for such failures, liabilities, penalties, taxes, claims or other events or matters described in subsections (c) through (n), but excluding subsection (g), below that would not, individually or in the aggregate, have a Morton Material Adverse
Effect:

    (a) Section 4.9(a) of the Morton Disclosure Schedule contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, change-in-control, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Morton, any of its subsidiaries or by any trade or business, whether or not incorporated (a "Morton ERISA Affiliate"), that together with Morton would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA, for the benefit of any employee or former employee of Morton, any of its subsidiaries or any Morton ERISA Affiliate (the "Morton Plans").

    (b) With respect to each of the Morton Plans, Morton has heretofore delivered or made available to Autoliv true and complete copies of each of the following documents: a copy of each of the Morton Plans (including all amendments thereto); a copy of the most recent annual report, if required under ERISA or other applicable Law, with respect to each such Morton Plan; a copy of the most recent actuarial report, if required under ERISA or other applicable Law, with respect to each such Morton Plan; a copy of the most recent Summary Plan Description ("SPD"), if any, together with all Summaries of Material Modification issued with respect to each such SPD, required under ERISA or other applicable Law with respect to such Morton Plan; if any Morton Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and the most recent determination letter received from the Internal Revenue Service with respect to each Morton Plan that is intended to be qualified under section 401 of the Code.

    (c) No liability under Title IV of ERISA has been incurred by Morton, any of its subsidiaries or any Morton ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Morton, any of its subsidiaries or any Morton ERISA Affiliate of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Morton Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Morton, any of its subsidiaries or any Morton ERISA Affiliate made, or was required to make, contributions during the five- year period ending on the last day of Morton's most recent fiscal year.

    (d) To the knowledge of Morton, there are no proceedings pending to terminate any of the Morton Plans and no condition exists that presents a material risk that such proceedings will be instituted.

    (e) Neither Morton, any of its subsidiaries, any Morton ERISA Affiliate, any of the Morton Plans, any trust created thereunder nor, to the knowledge of Morton, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Morton, any of its subsidiaries, any Morton ERISA Affiliate, any of the Morton Plans, any such trust, any trustee or administrator thereof, or any party dealing with the Morton Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

    (f) None of the Morton Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Morton Plans ended prior to the date of this Agreement.

    (g) Except as set forth in Section 4.9(g) of the Morton Disclosure Schedule, no Morton Plan is a "multiemployer plan," as such term is defined in section 3(37) of ERISA.

    (h) Except as set forth in Section 4.9(h) of the Morton Disclosure Schedule, each of the Morton Plans has been operated and administered in accordance with applicable Laws of each relevant jurisdiction, including but not limited to ERISA and the Code.

    (i) Each of the Morton Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

    (j) Except as set forth in Section 4.9(j) of the Morton Disclosure Schedule, no amounts payable under the Morton Plans or any other agreement or arrangement to which Morton, any of its subsidiaries or any Morton ERISA Affiliate is a party will, as a result of the transactions contemplated hereby, fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

    (k) Except as set forth in Section 4.9(k) of the Morton Disclosure Schedule, no Morton Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, or
(iii) benefits, the full cost of which is borne by the current or former employee (or beneficiary thereof)).

    (l) Except as set forth in Section 4.9(l) of the Morton Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Morton, any of its subsidiaries or any Morton ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    (m) There are no pending or threatened claims by or on behalf of any Morton Plan, by any employee or beneficiary covered under any such Morton Plan, or otherwise involving any such Morton Plan (other than routine claims for benefits).

    (n) With respect to each Morton Plan that is not subject to United States Law (a " Morton Foreign Benefit Plan"):

        (i) all employer and employee contributions to each Morton Foreign Benefit Plan required by Law or by the terms of such Morton Foreign Benefit Plan have been made, or if applicable, accrued in accordance with normal accounting practices;

        (ii) the fair market value of the assets of each funded Morton Foreign Benefit Plan, the liability of each insurer for any Morton Foreign Benefit Plan funded through insurance or the book reserve established for any Morton Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Morton Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

        (iii) each Morton Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

    (o) Except as set forth in Section 4.9(o) of the Morton Disclosure Schedule, and except for country-wide collective bargaining or other country-wide labor union contracts, as of the date of this Agreement, neither Morton nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Morton or any of its subsidiaries and no collective bargaining agreement or other labor union contract is being negotiated by Morton or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, litigation, arbitration, strike or work stoppage against the Retained Business pending or threatened in writing which may interfere with the business activities of the Retained Business, except where such dispute, litigation, arbitration, strike or work stoppage would not have a Morton Material Adverse Effect. As of the date of this Agreement, to the knowledge of Morton, none of Morton, any of its subsidiaries, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the Retained Business, and there is no charge or complaint against Morton or any of its subsidiaries in connection with the operation of the Retained Business by or before the National Labor Relations Board or any comparable state or foreign governmental authority or agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Morton Material Adverse Effect.

    Section 4.10  TAX MATTERS.

    (a) Neither Morton nor, to the knowledge of Morton, any of its affiliates has taken or agreed to take any action except pursuant to the terms of this Agreement or the Ancillary Agreements that would prevent the Spinoff from constituting a transaction qualifying under Sections 355 and 368(a)(1)(D) of the Code or the Merger from constituting a transaction qualifying under Section 368(a) of the Code or (in conjunction with the acquisition of Autoliv Securities pursuant to the Exchange Offer) from constituting a transaction qualifying under
Section 351(a) of the Code, or would prevent the Exchange Offer (in conjunction with the acquisition of Morton Shares pursuant to the Merger) from constituting a transaction qualifying under Section 351(a) of the Code or a transaction in which, for Swedish income tax purposes, neither Newco, Autoliv nor the Autoliv stockholders will recognize taxable income or gain. Morton is not aware of any agreement, plan or other circumstance that would prevent the Merger or the Exchange Offer from so qualifying under Section 368(a) or Section 351(a) of the Code or under applicable Swedish tax Laws.

    (b) Except for such matters that would not have a Morton Material Adverse Effect or as set forth in Section 4.10(b) of the Morton Disclosure Schedule, (i) Morton and its subsidiaries have timely filed all Tax Returns due to be filed with any taxing authority with respect to Taxes on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Morton and its subsidiaries, and such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes shown to be payable on such Tax Returns that are due prior to the Effective Time have been paid, (iii) no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Morton or any of its subsidiaries, (iv) Morton and its subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns, (v) neither Morton nor any of its subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which is reasonably likely to have a Morton Material Adverse Effect, (vi) Morton and its subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign laws) and have, within the time and manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, (vii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings have been initiated or are presently pending with regard to any Taxes or Tax Returns of Morton or its subsidiaries, and neither Morton nor its subsidiaries have received any notice of any such audits or proceedings, (viii) the federal income Tax Returns of Morton and its subsidiaries have been examined by the Internal Revenue Service (or the applicable statute of limitations for the assessment of Taxes for such periods has expired) for all periods through and including June 30, 1992, (ix) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Morton or any of its subsidiaries, and no power of attorney granted by either Morton or any of its subsidiaries with respect to any Taxes is currently in force, (x) neither Morton nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Morton or any of its subsidiaries and
(xi) neither Morton nor any of its subsidiaries has any deferred gain from a deferred intercompany transaction within the meaning of Treasury Regulation
Section 1.1502-13 (or any similar provision under state, local or foreign law). As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customers' duties, tariffs, and similar charges. "Tax Return" shall mean any return, report, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

    (c) Except as set forth in Section 4.10(c) of the Morton Disclosure Schedule, none of Morton or its subsidiaries is a party to, is bound by, or has any obligation under, a tax sharing contract, other than the Tax Sharing Agreement.

    Section 4.11 CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in Section 4.9(a) or 4.11 of the Morton Disclosure Schedule, there is no contract or agreement as of the date hereof that is material to the business, financial condition or results of operations of the Retained Business (each, a "Morton Material Contract") which would be required to be filed as an exhibit to Morton's annual report on Form 10-K pursuant to applicable SEC regulations if Morton's only business were the Retained Business. Except as disclosed in the Morton SEC Reports or in Section 4.11 of the Morton Disclosure Schedule, neither Morton nor any of the Retained Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding with respect to the Retained Business to which it is a party or by which it or any of its properties or assets is bound with respect to the Retained Business, except for violations or defaults that would not, individually or in the aggregate, result in a Morton Material Adverse Effect.

    Section 4.12 LITIGATION. Except as disclosed in the Morton SEC Reports or in Section 4.12 of the Morton Disclosure Schedule, there is no suit, claim, action, proceeding, investigation or product recall pending or, to the knowledge of Morton, threatened in writing against Morton or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a Morton Material Adverse Effect. Except as disclosed in the Morton SEC Reports or in Section 4.12 of the Morton Disclosure Schedule, neither Morton nor any of its subsidiaries is subject to any outstanding Order (as defined in Section 8.9(b)), writ, injunction or decree which, individually or in the aggregate, would have a Morton Material Adverse Effect.

    Section 4.13 ENVIRONMENTAL MATTERS. Except as disclosed in the Morton SEC Reports or in Section 4.13 of the Morton Disclosure Schedule or as would not, individually or in the aggregate, have a Morton Material Adverse Effect:

    (a) The Retained Business (i) is in compliance with all applicable Environmental Laws (defined below), (ii) holds all required Environmental Permits (defined below) for the operation of the Retained Business as currently conducted, and (iii) is in compliance with its required Environmental Permits.

    (b) The Retained Business has not received any written request for information that is outstanding, or been notified that it is a potentially responsible party, under CERCLA (defined below) or any similar state, local or foreign Law or applicable Environmental Law.

    (c) The Retained Business has not entered into or agreed to any consent decree or order and is not subject to any judgment, decree or judicial order relating to compliance with all applicable Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (defined below).

    (d) None of the real property owned or leased by the Retained Business is listed or, to the best knowledge of Morton, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

    For purposes of this Agreement:

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

    "Environmental Laws" means any federal, state, local or foreign statute, law, European Union legislation or directive, ordinance, regulation, rule, code or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date hereof.

    "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

    "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    Section 4.14 TRADEMARKS, PATENTS AND COPYRIGHTS. Except (i) as set forth in Section 4.12 or 4.14 of the Morton Disclosure Schedule, (ii) with respect to the "Morton" name and related trademarks and trade names, or (iii) to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Morton Material Adverse Effect, Morton and each of the Retained Morton Subsidiaries own or possess, or prior to the Spinoff will own or possess, adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works and know-how used in connection with the Retained Business as currently conducted (the "Retained Business Intellectual Property"), and to Morton's knowledge, as of the date hereof, there is no claim challenging the validity of any of the foregoing. Except as set forth in the Ancillary Agreements, there are no contracts, agreements or licenses pursuant to which Spinco or any of its subsidiaries will possess rights or interests of any kind in or affecting the Retained Business Intellectual Property. The conduct of the Retained Business as currently conducted does not infringe any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party, except for such infringements that, individually or in the aggregate, would not have a Morton Material Adverse Effect. To Morton's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to the Retained Business that, individually or in the aggregate, would have a Morton Material Adverse Effect.

    Section 4.15 NO VIOLATION OF SPINCO REPRESENTATIONS. Spinco has not breached in any material respect any of the representations or warranties made by it in the Distribution Agreement.

    Section 4.16 RIGHTS AGREEMENT. The Board of Directors of Morton has taken all requisite action in order to amend the Rights Agreement so as to render the preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement and to extinguish the Rights in connection with such transactions.

    Section 4.17 OPINION OF FINANCIAL ADVISOR. Goldman, Sachs & Co. ("Goldman Sachs") has delivered to Morton its opinion to the effect that, as of the date of its delivery, the consideration to be received by Morton's stockholders in the Spinoff and the Merger, taken as a whole, is fair to Morton's stockholders. Goldman Sachs has authorized the inclusion in its entirety of its written opinion (dated the date of this Agreement) in the Proxy/Prospectus, and Morton will promptly deliver a signed copy of such opinion to Autoliv upon its receipt.

    Section 4.18 BROKERS. No broker, finder or investment banker (other than Goldman Sachs) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Morton or any subsidiary of Morton. Morton has heretofore made available to Autoliv a complete and correct copy of all agreements between Morton and Goldman Sachs pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF AUTOLIV

    Autoliv hereby represents and warrants to Morton that:

    Section 5.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Autoliv and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have an Autoliv Material Adverse Effect (defined below). Each of Autoliv and its subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have an Autoliv Material Adverse Effect. For purposes of this Agreement, "Autoliv Material Adverse Effect" means any change in or effect on the business, after giving effect to the Transactions and the provisions of the Distribution Agreement and the other Ancillary Agreements, of Autoliv and its subsidiaries that is, or is reasonably likely to be, materially adverse to the business, properties, financial condition or results of operations of Autoliv and its subsidiaries taken as a whole.

    Section 5.2 CORPORATE ORGANIZATION DOCUMENTS. Autoliv has heretofore delivered or made available to Morton accurate and complete copies of its Articles of Association and By-laws or equivalent organizational documents, as currently in effect. Such Articles of Association, By-laws and all other corporate organization documents are in full force and effect. Autoliv is not in violation of any of the provisions of its Articles of Association or other corporate organization documents.

    Section 5.3 CAPITALIZATION. Autoliv's Articles of Association provide that Autoliv's authorized share capital may not exceed 200,000,000 shares, par value SEK 10 per share. As of the date hereof, 55,000,000 Autoliv Shares are issued and outstanding, all of which are validly issued and fully paid. There are no warrants or other rights, arrangements or commitments of any character to which Autoliv is a party or by which Autoliv is bound relating to the issued or unissued capital stock of Autoliv or any subsidiary of Autoliv or obligating Autoliv or any subsidiary of Autoliv to issue or sell any shares of capital stock of, or other equity interests in, Autoliv or any subsidiary of Autoliv. There are no outstanding contractual obligations of Autoliv or any subsidiary of Autoliv to redeem or otherwise acquire any Autoliv Securities or any capital stock of any subsidiary of Autoliv. Each outstanding share of capital stock of each subsidiary of Autoliv is duly authorized, validly issued and fully paid and each such share of an Autoliv subsidiary owned by Autoliv or another subsidiary of Autoliv is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have an Autoliv Material Adverse Effect. There are no material outstanding contractual obligations of Autoliv or any subsidiary of Autoliv to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of Autoliv or any other person, other than guarantees by Autoliv of any indebtedness of any subsidiary of Autoliv.

    Section 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Autoliv has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by Autoliv. The execution and delivery of this Agreement by Autoliv and the consummation by Autoliv of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Autoliv are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by Autoliv and constitutes a legal, valid and binding obligation of Autoliv, enforceable against Autoliv in accordance with its terms.

    Section 5.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by Autoliv do not, and the performance of this Agreement by Autoliv will not, (i) conflict with or violate any provision of the Articles of Association or other corporate organizational documents of Autoliv or any equivalent organizational documents of any subsidiary of Autoliv, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.5(b) have been obtained and all filings and obligations described in Section 5.5(b) have been made, conflict with or violate any Law applicable to Autoliv or any subsidiary of Autoliv or by which any property or asset of Autoliv or any subsidiary of Autoliv is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Autoliv or any subsidiary of Autoliv pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would neither, individually or in the aggregate, (A) have an Autoliv Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Autoliv.

    (b) The execution and delivery of this Agreement by Autoliv do not, and the performance of this Agreement by Autoliv will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the SSE, the FSA, the Exchange Act, the Securities Act, Blue Sky Laws, the NYSE and state takeover laws, the pre-merger notification requirements of the HSR Act, the filing of notifications in accordance with the antitrust laws of Sweden, Germany and Belgium, and the filing of a request with the Stockholm District Court with regard to the compulsory acquisition described in Section 3.3 and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Transactions, (B) otherwise prevent Autoliv from performing its material obligations under this Agreement, or (C) individually or in the aggregate, have an Autoliv Material Adverse Effect.

    Section 5.6 PERMITS; COMPLIANCE. Each of Autoliv and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Autoliv or any subsidiary of Autoliv to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Autoliv Permits"), except where the failure to have, or the suspension or cancellation of, any of the Autoliv Permits would neither, individually or in the aggregate, (A) have an Autoliv Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Autoliv, and, as of the date of this Agreement, no suspension or cancellation of any of the Autoliv Permits is pending or, to the knowledge of Autoliv, threatened, except where the failure to have, or the suspension or cancellation of, any of the Autoliv Permits would neither, individually or in the aggregate,
(A) have an Autoliv Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Autoliv. Neither Autoliv nor any subsidiary of Autoliv is in conflict with, or in default or violation of, (i) any Law applicable to Autoliv or any subsidiary of Autoliv or by which any property or asset of Autoliv or any subsidiary of Autoliv is bound or affected or (ii) any Autoliv Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have an Autoliv Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement or consummation of the Transactions by Autoliv or any of its subsidiaries.

    Section 5.7 STOCK EXCHANGE AND SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Autoliv has filed all forms, reports and documents required to be filed by it under Rule 12g 3-2(B) of the Exchange Act or with the SSE since June 30, 1994 through the date of this Agreement (collectively, the "Autoliv Reports"). The Autoliv Reports (i) were prepared in accordance in all material respects with the requirements of the Exchange Act, the SSE or Swedish Laws or regulations, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Autoliv is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the FSA, the SSE or any other comparable Governmental Entity.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Autoliv Reports conform in all material respects with International Accounting Standards, in each case applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Autoliv and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

    (c) Except as and to the extent set forth on the consolidated balance sheet of Autoliv and its consolidated subsidiaries as of December 31, 1995, including the notes thereto, neither Autoliv nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with International Accounting Standards, except for (i) liabilities or obligations incurred in the ordinary course of business since December 31, 1995, (ii) liabilities or obligations incurred outside the ordinary course of business since December 31, 1995 that would neither, individually or in the aggregate, (A) have an Autoliv Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Autoliv and (iii) liabilities and obligations incurred in connection with the execution and delivery of this Agreement and consummation of the Transactions contemplated hereby.

    Section 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1996, except as contemplated by or as disclosed in this Agreement or as disclosed in any Autoliv Report filed since January 1, 1996, Autoliv and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Autoliv Material Adverse Effect, other than due to events, changes or developments relating to the economy in general, the automotive industry (including strikes affecting one or more automotive companies) or the automotive safety products industry in general, (b) any event that would, or is reasonably likely to, have a material adverse effect on the ability of Autoliv to consummate the transactions contemplated by this Agreement or perform its obligations hereunder, (c) any material change by Autoliv in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend (other than in accordance with Autoliv's regular dividend practice) or distribution in respect of the Autoliv Securities or any redemption, purchase or other acquisition of any of Autoliv's securities, or (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Autoliv or any subsidiary of Autoliv except in each case in the ordinary course of business consistent with past practice or except in each case as required by applicable law.

    Section 5.9 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

    Except for such failures, liabilities, penalties, taxes, claims or other events or matters described in subsections (c) through (n), but excluding subsection (g), below that would not, individually or in the aggregate, have an Autoliv Material Adverse Effect:

    (a) Section 5.9(a) of the Disclosure Schedule delivered by Autoliv to Morton prior to the execution of (and forming part of) this Agreement (the "Autoliv Disclosure Schedule") contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, change-in-control, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Autoliv, any of its subsidiaries or by any trade or business, whether or not incorporated (an "Autoliv ERISA Affiliate"), that together with Autoliv would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA, for the benefit of any employee or former employee of Autoliv, any of its subsidiaries or any Autoliv ERISA Affiliate (the "Autoliv Plans").

    (b) With respect to each of the Autoliv Plans, Autoliv has heretofore delivered or made available to Morton true and complete copies of each of the following documents: (A) a copy of each of the Autoliv Plans (including all amendments thereto); (B) a copy of the most recent annual report, if required under ERISA or other applicable Law, with respect to each such Autoliv Plan; (C) a copy of the most recent actuarial report, if required under ERISA or other applicable Law, with respect to each such Autoliv Plan; (D) a copy of the most recent SPD, if any, together with all Summaries of Material Modification issued with respect to such SPD, required under ERISA or other applicable Law with respect to each such Autoliv Plan; (E) if any Autoliv Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and (F) the most recent determination letter received from the Internal Revenue Service with respect to each Autoliv Plan that is intended to be qualified under section 401 of the Code.

    (c) No liability under Title IV of ERISA has been incurred by Autoliv, any of its subsidiaries or any Autoliv ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Autoliv, any of its subsidiaries or any Autoliv ERISA Affiliate of incurring a liability under such Title, other than liability for premiums due the PBGC, which payments have been or will be made when due. To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Autoliv Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Autoliv, any of its subsidiaries or any Autoliv ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the last day of Autoliv's most recent fiscal year.

    (d) To the knowledge of Autoliv, there are no proceedings pending to terminate any of the Autoliv Plans and no condition exists that presents a material risk that such proceedings will be instituted.

    (e) Neither Autoliv, any of its subsidiaries, any Autoliv ERISA Affiliate, any of the Autoliv Plans, any trust created thereunder nor, to the knowledge of Autoliv, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Autoliv, any of its subsidiaries, any Autoliv ERISA Affiliate, any of the Autoliv Plans, any such trust, any trustee or administrator thereof, or any party dealing with the Autoliv Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

    (f) None of the Autoliv Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Autoliv Plans ended prior to the date of this Agreement.

    (g) Except as set forth in Section 5.9(g) of the Autoliv Disclosure Schedule, no Autoliv Plan is a "multiemployer plan," as such term is defined in section 3(37) of ERISA.

    (h) Except as set forth in Section 5.9(h) of the Autoliv Disclosure Schedule, each of the Autoliv Plans has been operated and administered in all material respects in accordance with applicable Laws of each relevant jurisdiction, including but not limited to ERISA and the Code.

    (i) Each of the Autoliv Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

    (j) Except as set forth in Section 5.9(j) of the Autoliv Disclosure Schedule, no amounts payable under the Autoliv Plans or any other agreement or arrangement to which Autoliv, any of its subsidiaries or any Autoliv ERISA Affiliate is a party will, as a result of the transactions contemplated hereby, fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

    (k) Except as set forth in Section 5.9(k) of the Autoliv Disclosure Schedule, no Autoliv Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, or (iii) benefits, the full cost of which is borne by the current or former employee (or beneficiary thereof)).

    (l) Except as set forth in Section 5.9(l) of the Autoliv Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Autoliv, any of its subsidiaries or any Autoliv ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    (m) There are no pending or threatened claims by or on behalf of any Autoliv Plan, by any employee or beneficiary covered under any such Autoliv Plan, or otherwise involving any such Autoliv Plan (other than routine claims for benefits).

    (n) With respect to each Autoliv Plan that is not subject to United States Law (an "Autoliv Foreign Benefit Plan"):

        (i) all employer and employee contributions to each Autoliv Foreign Benefit Plan required by Law or by the terms of such Autoliv Foreign Benefit Plan have been made, or if applicable, accrued in accordance with normal accounting practices;

        (ii) the fair market value of the assets of each funded Autoliv Foreign Benefit Plan, the liability of each insurer for any Autoliv Foreign Benefit Plan funded through insurance or the book reserve established for any Autoliv Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Autoliv Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

       (iii) each Autoliv Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

    (o) Except as set forth in Section 5.9(o) of the Autoliv Disclosure Schedule, and except for country-wide collective bargaining or other country-wide labor union contracts, as of the date of this Agreement, neither Autoliv nor any subsidiary of Autoliv is a party to any collective bargaining or other labor union contract applicable to persons employed by Autoliv or any subsidiary of Autoliv and no collective bargaining agreement or other labor union contract is being negotiated by Autoliv or any subsidiary of Autoliv. As of the date of this Agreement, there is no labor dispute, litigation, arbitration, strike or work stoppage against Autoliv or any subsidiary of Autoliv pending or threatened in writing that may interfere with the respective business activities of Autoliv or any subsidiary of Autoliv, except where such dispute, litigation, arbitration, strike or work stoppage would not have an Autoliv Material Adverse Effect. As of the date of this Agreement, to the knowledge of Autoliv, none of Autoliv, any subsidiary of Autoliv, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Autoliv or any subsidiary of Autoliv, and there is no charge or complaint against Autoliv or any subsidiary of Autoliv by or before the National Labor Relations Board or any comparable state or foreign governmental authority or agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have an Autoliv Material Adverse Effect.

    Section 5.10 TAX MATTERS.

    (a) Neither Autoliv nor, to the knowledge of Autoliv, any of its affiliates has taken or agreed to take any action that would prevent the Spinoff from constituting a transaction qualifying under Sections 355 and 368(a)(1)(D) of the Code or the Merger from constituting a transaction qualifying under Section 368(a) of the Code or (in conjunction with the acquisition of Autoliv Securities pursuant to the Exchange Offer) from constituting a transaction qualifying under
Section 351(a) of the Code, or would prevent the Exchange Offer (in conjunction with the acquisition of Morton Shares pursuant to the Merger) from constituting a transaction qualifying under Section 351(a) of the Code or a transaction in which, for Swedish income tax purposes, neither Newco, Autoliv nor the Autoliv stockholders will recognize taxable income or gain. Autoliv is not aware of any agreement, plan or other circumstance that would prevent the Merger or the Exchange Offer from so qualifying under Section 368(a) or Section 351(a) of the Code or under applicable Swedish tax Laws.

    (b) Except for such matters that would not have an Autoliv Material Adverse Effect or as set forth in Section 5.10(b) of the Autoliv Disclosure Schedule,
(i) Autoliv and its subsidiaries have timely filed all Tax Returns due to be filed with any taxing authority with respect to Taxes on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Autoliv and its subsidiaries, and such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes shown to be payable on such Tax Returns that are due prior to the Effective Time have been paid, (iii) no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Autoliv or any of its subsidiaries, (iv) Autoliv and its subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns, (v) neither Autoliv nor any of its subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which is reasonably likely to have an Autoliv Material Adverse Effect, (vi) Autoliv and its subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign laws) and have, within the time and manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, (vii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings have been initiated or are presently pending with regard to any Taxes or Tax Returns of Autoliv or its subsidiaries, and neither Autoliv nor its subsidiaries have received any notice of any such audits or proceedings, (viii) no federal income Tax Returns of Autoliv subsidiaries that are United States corporations have been examined by the Internal Revenue Service, (ix) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Autoliv or any of its subsidiaries, and no power of attorney granted by either Autoliv or any of its subsidiaries with respect to any Taxes is currently in force, and (x) neither Autoliv nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Autoliv or any of its subsidiaries.

    Section 5.11 CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in Section 5.9(a) or 5.11 of the Autoliv Disclosure Schedule, there is no contract or agreement, as of the date hereof, that is material to the business, financial condition or results of operations of Autoliv and its subsidiaries, taken as a whole, which, if Autoliv and its subsidiaries, taken as a whole, were subject to the reporting requirements under the Exchange Act as of the date hereof, would be required to be filed by Autoliv as an exhibit to its annual report on Form 10-K. Except as disclosed in the Autoliv Reports or in Section 5.11 of the Autoliv Disclosure Schedule, neither Autoliv nor any subsidiary of Autoliv is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in an Autoliv Material Adverse Effect.

    Section 5.12 LITIGATION. Except as disclosed in Autoliv Reports or in
Section 5.12 of the Autoliv Disclosure Schedule, there is no suit, claim, action, proceeding, investigation or product recall pending or, to the knowledge of Autoliv, threatened in writing against Autoliv or any subsidiary of Autoliv which, individually or in the aggregate, is reasonably likely to have an Autoliv Material Adverse Effect. Except as disclosed in the Autoliv Reports or in
Section 5.12 of the Autoliv Disclosure Schedule, neither Autoliv nor any subsidiary of Autoliv is subject to any outstanding Order, writ, injunction or decree which, individually or in the aggregate, would have an Autoliv Material Adverse Effect.

    Section 5.13 ENVIRONMENTAL MATTERS. Except as disclosed in the Autoliv Reports or as would not, individually or in the aggregate, have an Autoliv Material Adverse Effect:

    (a) Autoliv and its subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all required Environmental Permits for the operation of Autoliv's business as currently conducted, and (iii) are in compliance with their required Environmental Permits.

    (b) None of Autoliv or any subsidiary of Autoliv has received any written request for information that is outstanding, or been notified that it is a potentially responsible party, under CERCLA or any similar state, local or foreign Law or applicable Environmental Law.

    (c) None of Autoliv or any subsidiary of Autoliv has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with all applicable Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

    (d) None of the real property owned or leased by Autoliv or any subsidiary of Autoliv is listed or, to the best knowledge of Autoliv, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

    Section 5.14 TRADEMARKS, PATENTS AND COPYRIGHTS. Except (i) as set forth in
Section 5.12 or 5.14 of the Autoliv Disclosure Schedule, or (ii) to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have an Autoliv Material Adverse Effect, Autoliv and its subsidiaries own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works and know-how used in connection with the business of Autoliv and its subsidiaries as currently conducted and, to Autoliv's knowledge, as of the date hereof, there is no claim challenging the validity of any of the foregoing. The conduct of the business of Autoliv and its subsidiaries as currently conducted does not infringe any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party except for such infringements that, individually or in the aggregate, would not have an Autoliv Material Adverse Effect. To Autoliv's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Autoliv or any subsidiary of Autoliv that, individually or in the aggregate, would have an Autoliv Material Adverse Effect.

    Section 5.15 OPINIONS OF FINANCIAL ADVISORS. Each of Enskilda Securities ("Enskilda") and The Blackstone Group L.P. ("Blackstone") has delivered to Autoliv its written opinion to the effect that, as of the date of this Agreement, the consideration to be received by Autoliv's stockholders in the Exchange Offer is fair to Autoliv's stockholders from a financial point of view. Each of Enskilda and Blackstone has authorized the inclusion of its opinion in the Proxy/Prospectus, the Swedish Prospectus and the English translation of the Swedish Prospectus to be provided to Autoliv's stockholders located outside of Sweden, the United States and Canada (the "International Prospectus"), and Autoliv will promptly, after the date of this Agreement, deliver signed copies of such opinions to Morton.

    Section 5.16 BROKERS. Except as set forth in Section 5.16 of the Autoliv Disclosure Schedule, no broker, finder or investment banker (other than Enskilda and Blackstone) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Autoliv or any subsidiary of Autoliv. Autoliv has heretofore made available to Morton a complete and correct copy of all agreements between Autoliv and Enskilda and between Autoliv and Blackstone or any other person listed in Section 5.16 of the Autoliv Disclosure Schedule pursuant to which such firms would be entitled to any payment relating to the Transactions.

                                   ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF NEWCO AND NEWCO SUB

    Newco and Newco Sub hereby jointly and severally represent and warrant to Autoliv and Morton that:

    Section 6.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Newco and Newco Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Newco and Newco Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. Neither Newco nor Newco Sub has any subsidiaries other than, in the case of Newco, Newco Sub. Upon formation or organization, the entities to be formed in connection with the actions contemplated by Section 3.3(a) will be duly incorporated or organized.

    Section 6.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. Each of Newco and Newco Sub has heretofore made available to each of Autoliv and Morton a complete and correct copy of its Certificate of Incorporation and By-Laws. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Newco nor Newco Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

    Section 6.3 CAPITALIZATION.

    (a) As of the date of this Agreement, (i) the authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock, (ii) 1,000 shares of Newco Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (iii) each of Autoliv and Morton own 500 shares of Newco Common Stock free and clear of all encumbrances of any kind. No shares of Newco capital stock are held in the treasury of Newco. On or prior to the Effective Time, the Certificate of Incorporation of Newco will be amended to provide that the authorized capital stock of Newco will consist of (i) 250,000,000 shares of Newco Common Stock and (ii) 40,000,000 shares of preferred stock. As of the Registration Statement Effective Date, 1,000 shares of Newco Common Stock will be issued and outstanding, all of which will be validly issued, fully paid and nonassessable and no shares of preferred stock of Newco will be issued or outstanding. Except as provided in this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Newco or obligating Newco to issue or sell any shares of capital stock of, or other equity interests in, Newco. The Newco Common Stock to be issued in connection with the Transactions, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights. Should SDRs be issued in connection with the Exchange Offer, such SDRs, when issued as contemplated herein will be validly issued. Should SDRs be issued, the depositary agreement under which such SDRs are to be issued will have been duly authorized, executed and delivered by Newco and will constitute a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms.

    (b) The authorized capital stock of Newco Sub consists of 1,000 shares of common stock, par value $.01 per share, of Newco Sub (the "Newco Sub Common Stock"). As of the date of this Agreement, 1,000 shares of Newco Sub Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Each issued and outstanding share of Newco Sub Common Stock is owned by Newco, free and clear of all encumbrances of any kind. No shares of Newco Sub Common Stock are held in the treasury of Newco Sub. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Newco Sub or obligating Newco or Newco Sub to issue or sell any shares of capital stock of, or other equity interests in, Newco Sub. As of the Effective Time, all of the outstanding shares of capital stock of the Surviving Corporation will be duly authorized, validly issued, fully paid and nonassessable and will be owned by Newco, free and clear of all encumbrances of any kind.

    Section 6.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Newco and Newco Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions (including, without limitation, the Transactions) contemplated herein to be consummated by it. The execution and delivery of this Agreement by each of Newco and Newco Sub and the consummation by each of Newco and Newco Sub of such transactions have been duly and validly authorized by all necessary corporate action (including, in the case of Newco Sub, the approval of Newco as sole stockholder of Newco Sub) and no other corporate proceedings on the part of either Newco or Newco Sub are necessary to authorize this Agreement or to consummate such Transactions. This Agreement has been duly authorized and validly executed and delivered by each of Newco and Newco Sub and constitutes a legal, valid and binding obligation of each of Newco and Newco Sub, enforceable against each of Newco and Newco Sub in accordance with its terms.

    Section 6.5 NO CONFLICT. The execution and delivery of this Agreement by each of Newco and Newco Sub do not, and the performance of this Agreement by each of Newco and Newco Sub will not, conflict with or violate any provision of the Newco or Newco Sub Certificate of Incorporation or By-laws.

    Section 6.6 NO ACTIVITIES. Except for obligations or liabilities incurred in connection with its respective incorporation or organization and the Transactions, neither Newco nor Newco Sub has incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                  ARTICLE VII
                                   COVENANTS

    Section 7.1 CONDUCT OF BUSINESS BY MORTON PENDING THE CLOSING. Morton agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 7.1 of the Morton Disclosure Schedule or as contemplated by any other provision of this Agreement or the Ancillary Agreements, unless Autoliv shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the operations of the Retained Business shall be conducted only in, and neither Morton nor any of its subsidiaries shall take any action with respect to the operations of the Retained Business except in, the ordinary course of business consistent with past practice, and except that solely for purposes of the Distribution Agreement, the Retained Business shall to the fullest extent reasonably practicable be treated as if it were a stand-alone, self-financed entity as provided for in accordance with Section 2.01(c) of the Distribution Agreement, (2) Morton and its subsidiaries will conduct the operations of all businesses other than the Retained Business in the ordinary course of business except where the failure to so conduct would not have a Morton Material Adverse Effect, (3) Morton and its subsidiaries will prepare and file all Tax Returns due on or before the Effective Time on a basis consistent with the elections, conventions, accounting methods and principles of taxation used for the most recent periods for which Tax Returns have been filed, and (4) with respect to the Retained Business, Morton and its subsidiaries shall each use their respective reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Morton and its subsidiaries and to preserve the current relationships of Morton and its subsidiaries with such of the customers, suppliers and other persons with which Morton or any subsidiary of Morton has significant business relations as Morton deems reasonably necessary in order to preserve substantially intact the Retained Business. By way of amplification and not limitation, except as set forth in Section 7.1 of the Morton Disclosure Schedule or as contemplated by any other provision of this Agreement or the Ancillary Agreements, neither Morton nor any Retained Morton Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of Autoliv, which consent shall not be unreasonably withheld or delayed:

    (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws or equivalent organizational documents of Morton or any Retained Morton Subsidiaries;

    (b) issue, sell, pledge, dispose of, grant, transfer, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, guarantee or encumbrance of any stock of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Morton or any Retained Morton Subsidiary, except for
(i) issuance and sale of Morton Preferred Stock pursuant to the Rights Agreement; (ii) issuance and sale of Morton Shares; (iii) issuance of rights to purchase shares of Morton Preferred Stock issuable in connection with issuances of Morton Shares; (iv) grants of options to purchase Morton Shares pursuant to the Morton Option Plan to persons who are not Company Individuals (as defined in the Employee Benefits Allocation Agreement); (v) issuance, sale or other transfer or disposition by a wholly-owned subsidiary of its capital stock to its parent; and (vi) in connection with newly hired Company Individuals, grants of options to purchase up to 3,000 Morton Shares per newly hired employee consistent with past practice;

    (c) declare, set aside, make or pay any dividend or other distribution, other than (i) quarterly cash dividends in the ordinary course in an amount consistent with past practice and not in excess of $.15 per Morton Share (other than dividends to be paid after August 31, 1997), (ii) the Spinoff or (iii) dividends from a wholly-owned subsidiary to its parent, with respect to any of its capital stock;

    (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock other than for cash;

    (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, in each case which would become part of the Retained Business, other than acquisitions of assets in the ordinary course of business and any other acquisitions which would not, individually, be material to the Retained Business;

        (ii) incur any indebtedness for borrowed money, issue any debt securities, make any loans, advances or capital contributions to any other person or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money which, in each case, would become a Safety Liability (as defined in the Distribution Agreement), that would not be eliminated as of the Effective Time, except for $750 million in indebtedness (the "Retained Debt") in connection with the Safety Credit Agreement (as defined in the Distribution Agreement);

        (iii) terminate, cancel, or agree to any material change in, or enter into any contract or agreement, other than the Retained Debt, material to the business, results of operations or financial condition of the Retained Business, in either case other than in the ordinary course of business;

        (iv) make or authorize any capital expenditure with respect to the Retained Business, other than capital expenditures that are not, in the aggregate, in excess of the amount set forth in the capital budget through June 30, 1997 for Morton and its subsidiaries, described in Section 7.1 of the Morton Disclosure Schedule, or authorized under a prior year's capital budget;

        (v) change the Retained Business' practices with respect to the timing of payments or collections in any material respect; or

        (vi) enter into any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 7.1(e);

    (f) (i) except in the ordinary course of business in accordance with past practices or Morton's severance policy in effect as of the date of this Agreement, increase the compensation payable or to become payable to any Company Individual (as defined in the Employee Benefits Allocation Agreement) (or any other person for whom the Retained Business will have liability) or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any Company Individual (or any other person for whom the Retained Business will have liability), or (ii) establish, terminate, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any Company Individual (or any other person for whom the Retained Business will have liability), that will create or materially increase any material liability of Morton and its subsidiaries, taken as a whole, except as contemplated by this Agreement or the Ancillary Agreements or to the extent required by applicable Law or the terms of a collective bargaining agreement;

    (g) transfer, sell, lease, license, encumber or otherwise dispose of any material assets relating to the Retained Business outside the ordinary course of business;

    (h) adopt or change any accounting policies or procedures relating to or materially affecting the Retained Business, other than actions in the ordinary course of business and consistent with past practice, except as may be required by Regulation S-X of the SEC;

    (i) waive, release, assign, settle or compromise any material claims or litigation relating to the Retained Business other than in the ordinary course of business;

    (j) make any material tax election, settle or compromise any material federal, state, local or foreign income tax liability, file any amended Tax Returns containing any material amendment or change any material method of tax accounting, in each case that would be materially adverse to the Retained Business;

    (k) engage in or allow transfers of assets or liabilities or engage or enter into other transactions between the Retained Business on the one hand, and Spinco and its subsidiaries on the other hand, other than in the ordinary course of business or as contemplated by the Ancillary Agreements; or

    (l) fail to abide or fail to cause Spinco to abide by their respective obligations under the Ancillary Agreements.

    Section 7.2 CONDUCT OF BUSINESS BY AUTOLIV PENDING THE CLOSING. Autoliv agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 7.2 of the Autoliv Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Morton shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed) or unless prohibited by any applicable Swedish Law, (1) the business of Autoliv and its subsidiaries shall be conducted only in, and Autoliv and its subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Autoliv shall use reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Autoliv and its subsidiaries and to preserve the current relationships of Autoliv and its subsidiaries with such of the customers, suppliers and other persons with which Autoliv or any subsidiary of Autoliv has significant business relations as Autoliv deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 7.2 of the Autoliv Disclosure Schedule or as contemplated by any other provision of this Agreement, neither Autoliv nor any subsidiary of Autoliv shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Morton, which consent shall not be unreasonably withheld or delayed:

    (a) amend or otherwise change its Articles of Association or equivalent organizational documents;

    (b) issue, sell, pledge, dispose of, grant, transfer, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, guarantee or encumbrance of, any shares of capital stock of Autoliv or any subsidiary of Autoliv of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interests (including, without limitation, any phantom interest), of Autoliv or any subsidiary of Autoliv, provided, however, that nothing in this Section 7.2(b) shall prevent a wholly-owned subsidiary of Autoliv from issuing, selling or otherwise transferring or disposing of its capital stock to its parent;

    (c) recommend to its stockholders that the stockholders declare, set aside, make or pay any dividend or other distribution other than (i) regular annual cash dividends in the ordinary course consistent with past practice and, in the aggregate, not in excess of the lesser of (x) 20% of Autoliv's net income per share for fiscal year 1996 and (y) SEK 2.75 per Autoliv Share (other than dividends to be declared and paid after August 31, 1997), or (ii) dividends from a wholly-owned subsidiary to its parent, with respect to any of its capital stock;

    (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

    (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice, which are disclosed in Section 7.2(e) of the Autoliv Disclosure Schedule, or any other acquisitions which would not, individually, be material to Autoliv;

    (ii) incur any indebtedness for borrowed money, issue any debt securities, make any loans, advances or capital contributions to any other person or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money.

    (iii) terminate, cancel or agree to any material change in, or enter into any, contract or agreement material to the business, results of operations or financial condition of Autoliv and its subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice;

    (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of the amount set forth in Section 7.2 of the Autoliv Disclosure Schedule, or authorized under a prior year's capital budget; or

    (v) enter into any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 7.2(e);

    (f) (i) except in the ordinary course of business in accordance with past practices or Autoliv's severance policy in effect on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees in salaries or wages of employees of Autoliv or any subsidiary of Autoliv who are not officers of Autoliv or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Autoliv or any subsidiary of Autoliv, or (ii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, that will create or materially increase any material liability of Autoliv and its subsidiaries, taken as a whole, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

    (g) transfer, sell, lease, license, encumber or otherwise dispose of any material assets of Autoliv or any subsidiary of Autoliv outside the ordinary course of business;

    (h) adopt or change any accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice except as may be required by applicable Law or stock exchange regulation;

    (i) waive, release, assign, settle or compromise any material claims or litigation other than in the ordinary course of business;

    (j) make any material tax election, settle or compromise any material federal, state, local or foreign income tax liability, file any amended Tax Returns containing any material amendment or change any material method of tax accounting, in each case which would be materially adverse to Autoliv and its subsidiaries, taken as a whole; or

    (k) engage in or allow transfers of assets or liabilities or engage or enter into other transactions between Autoliv and its subsidiaries other than in the ordinary course of business.

    Section 7.3 COOPERATION; LIAISON COMMITTEE.

    (a) To the extent permitted by applicable Laws, Autoliv and Morton shall coordinate and cooperate in connection with (i) the preparation of the Newco Registration Statement (as defined in Section 8.1(a)), (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts of Morton (including the Morton Material Contracts) or Autoliv Material Contracts, in connection with the consummation of the Transactions and (iii) seeking any such actions, consents, approvals or waivers.

    (b) To the extent permitted by applicable Laws, upon the execution and delivery of this Agreement, Autoliv and Morton will establish a committee (the "Liaison Committee") for the purpose of facilitating the consummation of the transactions contemplated hereby. The Liaison Committee will consist of four members, two of whom will be designated by Autoliv, and two of whom will be designated by Morton. The Liaison Committee will be dissolved as of the Effective Time.

    Section 7.4 NOTICES OF CERTAIN EVENTS. Prior to the Effective Time, each of Autoliv and Morton shall give prompt notice to the other of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions, where the failure to obtain such consent (if required) would have a Morton Material Adverse Effect or Autoliv Material Adverse Effect, respectively, (b) any notice or other communication from any Governmental Entity in connection with the Transactions,
(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to or involving or otherwise affecting Autoliv, Morton or their subsidiaries that relate to the consummation of the Transactions, (d) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any material contract of Morton or any material contract of Autoliv, which event or default would have a Morton Material Adverse Effect or Autoliv Material Adverse Effect, respectively, and (e) any change that is reasonably likely to result in a Morton Material Adverse Effect or an Autoliv Material Adverse Effect or is likely to materially delay or impede the ability of either Morton or Autoliv to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

    Section 8.1 REGISTRATION STATEMENTS.

    (a) As promptly as practicable after the execution of this Agreement, Autoliv and Morton shall jointly prepare and file (or cause Newco to file) with the SEC a single document that will constitute (i) the proxy statement of Morton relating to the special meeting of Morton's stockholders (the "Morton Stockholders' Meeting") to be held to consider approval of this Agreement, the Merger, and the transactions contemplated by the Distribution Agreement, (ii) the prospectus forming part of the registration statement on Form S-4 of Spinco (together with all amendments thereto, the "Spinco Registration Statement"), in connection with the registration under the Securities Act of the Spinco Common Stock to be issued to Morton stockholders pursuant to the Spinoff, (iii) the prospectus forming part of the registration statement on Form S-4 of Newco (together with all amendments thereto, the "Newco Registration Statement" and, collectively with the Spinco Registration Statement, the "Registration Statements"), in connection with the registration under the Securities Act of the Newco Common Stock to be issued to the stockholders of Autoliv and Morton pursuant to the Exchange Offer in the United States and the Merger, respectively, and (iv) the offer to purchase (the "U.S. Offer to Purchase") to be used by Newco in connection with the Exchange Offer in the United States (such document, together with any amendments thereof or supplements thereto, the "Proxy/Prospectus"). Autoliv, Morton and Newco each shall use reasonable efforts to cause the Registration Statements to become effective as promptly as practicable, and, prior to the effective date of the Registration Statements (the "Registration Statement Effective Date"), Newco shall take all or any action required under any applicable Laws in connection with the issuance of Newco Common Stock and, if applicable, SDRs pursuant to the Merger and the Exchange Offer. Autoliv or Morton, as the case may be, shall furnish all information concerning Autoliv or Morton as the other party may reasonably request in connection with such actions and the preparation of the Registration Statements, the Swedish Prospectus and the International Prospectus. As promptly as practicable after the Registration Statement Effective Date, the Proxy/Prospectus will be mailed to the stockholders of Morton and the U.S. and Canadian stockholders of Autoliv and provided to the NYSE and SSE. In addition, as promptly as practicable after the Registration Statement Effective Date, Newco will mail the Swedish Prospectus to Autoliv stockholders located in Sweden and the International Prospectus to Autoliv stockholders located outside of the United States, Canada and Sweden. Autoliv, Morton and Newco shall cause the Newco Registration Statement, the Swedish Prospectus and the International Prospectus to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including, without limitation,
Section 14(e) thereof and the respective regulations promulgated thereunder,
(ii) the NYSE and the SSE or the FSA, (iii) the Securities Act, (iv) the NBK

("Naringslivets Borskommittes") Recommendations Concerning Public Offers for the Acquisition of Shares (1988) and (v) the Indiana Law.

    (b) (i) The Proxy/Prospectus shall include the unanimous recommendation of the Board of Directors of Morton to the stockholders of Morton that they vote in favor of approval of this Agreement and the Distribution Agreement; provided, however, that if a Competing Transaction (as defined in Section 8.4 (d)) shall have been made for Morton, the Board of Directors of Morton may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of Morton determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Morton to breach its fiduciary duties to Morton's stockholders under applicable Laws after consultation with independent legal counsel (who may be Morton's regularly engaged independent legal counsel). In addition, the Proxy/Prospectus will include the opinion of Goldman Sachs referred to in
Section 4.17.

        (ii) The Proxy/Prospectus, the Swedish Prospectus and the International Prospectus shall include the unanimous recommendation of the Board of Directors of Autoliv to the stockholders of Autoliv that they accept the Exchange Offer; provided, however, that if a Competing Transaction shall have been made for Autoliv, the Board of Directors of Autoliv may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of Autoliv determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Autoliv to breach its fiduciary duties to Autoliv or Autoliv's stockholders under applicable Laws after consultation with independent legal counsel (who may be Autoliv's regularly engaged independent legal counsel). In addition, the Proxy/Prospectus, the Swedish Prospectus and the International Prospectus will include the opinions of Enskilda and Blackstone referred to in Section 5.15.

    (c) No amendment or supplement to the Registration Statements will be made without the approval of Autoliv and Morton, which approval shall not be unreasonably withheld or delayed. Each of Newco, Autoliv and Morton will advise the others, promptly after it receives notice thereof, of the time when the Newco Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Newco Common Stock or, if applicable, the SDRs issuable in connection with the Merger and the Exchange Offer for offering or sale in any jurisdiction, or of any request by the SEC, the NYSE, the SSE or the FSA for amendment of the Newco Registration Statement or comments thereon and responses thereto or requests by the SEC, the SSE or the FSA for additional information.

    (d) The information supplied by Autoliv for inclusion in the Registration Statements, the Swedish Prospectus and/or the International Prospectus shall not, at (i) the time the Registration Statements are declared effective, (ii) the time the Proxy/Prospectus, the Swedish Prospectus and the International Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Autoliv or Morton, as the case may be, (iii) the time of the Morton Stockholders' Meeting, (iv) the Effective Time and (v) the Expiration Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Autoliv or any subsidiary of Autoliv, or their respective officers or directors, should be discovered by Autoliv that should be set forth in an amendment or a supplement to either of the Registration Statements, Autoliv shall promptly inform Morton. Autoliv agrees that all documents that Autoliv or Newco is responsible for filing in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the SSE or the FSA, the Delaware Law, the Securities Act and the Exchange Act.

    (e) The information supplied by Morton for inclusion in the Registration Statements, the Swedish Prospectus and/or the International Prospectus shall not, at (i) the time the Registration Statements are declared effective, (ii) the time the Proxy/Prospectus, the Swedish Prospectus and the International Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Morton or Autoliv, as the case may be, (iii) the time of the Morton Stockholders' Meeting, (iv) the Effective Time, and (v) the Expiration Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Morton or any subsidiary of Morton, or their respective officers or directors, should be discovered by Morton that should be set forth in an amendment or a supplement to either of the Registration Statements, the Swedish Prospectus or the International Prospectus, Morton shall promptly inform Autoliv. Morton agrees that all documents that Morton is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Indiana Law, the Securities Act and the Exchange Act.

    Section 8.2 STOCKHOLDERS' MEETINGS. (a) Morton shall call and hold the Morton Stockholders' Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon approval of this Agreement and the Distribution Agreement and Autoliv, Morton and Newco will cooperate with one another to cause the Morton Stockholders' Meeting to be held prior to and proximate to the Expiration Date of the Exchange Offer. Morton shall use its reasonable efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of approval of this Agreement and the Distribution Agreement, and shall take all other action necessary or advisable to secure the affirmative vote of its stockholders required by the Indiana Law to secure such approval, except to the extent that the Board of Directors of Morton determines in good faith that doing so would cause the Board of Directors of Morton to breach its fiduciary duties to Morton's stockholders under applicable Laws after consultation with independent legal counsel (who may be Morton's regularly engaged independent legal counsel).

    (b) In the event that Autoliv shall call and hold an annual general meeting or an extraordinary meeting to be held prior to the Effective Time, Autoliv shall use its reasonable efforts to cause such meeting to be held and concluded in a manner that will not delay materially the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. To the extent any matters to be proposed relate to this Agreement or the transactions contemplated hereby, Autoliv shall consult in advance with Morton as to such matters.

    Section 8.3 ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Autoliv or Morton or any of their respective subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time:

        (i) Autoliv shall (and shall cause its subsidiaries to): (A) provide to Morton (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") reasonable access at reasonable times, upon reasonable prior notice, to its officers, employees, agents, properties, offices and other facilities of it and its subsidiaries and to the books and records thereof and (B) furnish promptly such information concerning its business, properties, contracts, assets, liabilities, personnel and other aspects of it and its subsidiaries as Morton or Morton's Representatives may reasonably request.

        (ii) Morton shall (and shall cause its subsidiaries to): provide to Autoliv and Autoliv's Representatives reasonable access at reasonable times, upon reasonable prior notice, (A) to the officers, employees, agents, properties, offices and other facilities and the books and records relating to the Retained Business, (B) to personnel at Morton's corporate headquarters to the extent necessary to confirm the proper division of assets and liabilities between Spinco and Morton pursuant to the Distribution Agreement and the other Ancillary Agreements and (C) to personnel at Morton's corporate headquarters (and counsel, consultants and divisional Morton managers if appropriate), with respect to Morton's contingent liabilities in a manner consistent generally with the approach taken by Morton and Autoliv prior to the date of this Agreement. Morton shall (and shall cause its subsidiaries to) furnish promptly such information as Autoliv or Autoliv's Representatives may reasonably request concerning the business, properties, contracts, assets, liabilities, personnel and other aspects relating to (1) the Retained Business and (2) Morton, to the extent necessary to confirm the proper division of assets and liabilities between Spinco and Morton pursuant to the Distribution Agreement and the other Ancillary Agreements.

    No investigation conducted pursuant to this Section 8.3 shall affect or be deemed to modify any representation or warranty made in this Agreement.

    (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the reciprocal Confidentiality Agreements dated July 18, 1996 (the "Confidentiality Agreements") between Autoliv and Morton with respect to the information disclosed pursuant to this Section 8.3 or any information disclosed by the other party prior to the date hereof.

    (c) Effective upon the Spinoff, Morton will (i) assign all of its rights under the Confidentiality Agreements, other than with respect to the Retained Business and (ii) cause Spinco to assume all of the obligations of Morton under the Confidentiality Agreements from and after the Spinoff, other than with respect to the Retained Business.

    Section 8.4 NO SOLICITATION OF TRANSACTIONS.

    (a) Prior to the Effective Time, each party to this Agreement (i) will not, directly or indirectly, and will not authorize or permit its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Third-Party Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Third-Party Transaction, or agree to or endorse any Third-Party Transaction; (ii) shall notify the other parties promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Third-Party Transaction is made; (iii) shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Third-Party Transaction and promptly request that all confidential information furnished on behalf of such party be returned; and
(iv) agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

    (b) Notwithstanding anything to the contrary in Section 8.4(a), each party to this Agreement may furnish information to, and may participate in discussions or negotiations with, any person that, unsolicited by such party, has delivered a bona fide written proposal with respect to a Competing Transaction, in each case to the extent that the Board of Directors of such party determines in good faith that the failure to do so would cause the Board of Directors of such party to breach its fiduciary duties to such party or its stockholders under applicable Laws after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel) and, notwithstanding anything to the contrary contained in this Agreement or the Ancillary Agreements, any such furnishing of information and participation in discussions or negotiations shall not constitute a breach of this Agreement or the Ancillary Agreements by such party; provided, however, that any party furnishing such information, or participating in such discussions or negotiations shall notify the other promptly of such action and shall, in any such notice, indicate the identity of the person making the written proposal referred to in this Section 8.4(b) and, in reasonable detail, the terms and conditions of such written proposal.

    (c) A "Third-Party Transaction" means any of the following involving Autoliv or Morton, as the case may be (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 10% or more of the assets of such party and its subsidiaries, taken as a whole or (iii) a tender offer or exchange offer for, or any other acquisition of 10% or more of the outstanding voting securities of such party; provided, however, that the term "Third-Party Transaction" shall not include any transactions which relate solely to the businesses to be owned by Spinco and its subsidiaries following the Spinoff and which would not prevent or materially delay consummation of the Transactions.

    (d) A "Competing Transaction" means a bona fide Third-Party Transaction relating to a merger, consolidation, share exchange, tender or exchange offer, business combination or other similar transaction involving all or substantially all of the assets (and in any event, for the avoidance of doubt, more than 50% of the assets) or more than 50% of the voting securities of Morton or Autoliv.

    (e) Nothing contained in this Section 8.4 will prohibit Morton or Autoliv from making any disclosure to their stockholders if, in the good faith judgment of its Board of Directors, after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), failure so to disclose would be inconsistent with applicable Law; provided, however, neither Morton nor Autoliv, nor their respective Boards of Directors or any committee thereof shall, except as permitted by Section 8.1(b), withdraw, modify or change its recommendation with respect to the transactions contemplated by this Agreement.

    Section 8.5 EMPLOYEE BENEFITS MATTERS. Annex A hereto sets forth certain agreements among the parties hereto with respect to employee benefits matters and is incorporated herein by this reference.

    Section 8.6 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

    (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions that are set forth, as of the date of this Agreement, in the Restated Articles of Incorporation and the By-Laws, respectively, of Morton, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of Morton.

    (b) Subject to commercial availability, for a period of six years after the Effective Time, Newco shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by Morton and Autoliv (provided that Newco may, and in the event of the cancellation or termination of such policies, Newco shall, substitute therefor policies reasonably satisfactory to the indemnified parties of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time.

    (c) This Section 8.6 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties, their heirs and personal representatives and shall be binding on Newco and the Surviving Corporation and their respective successors and assigns.

    (d) From and after the Effective Time, Newco agrees that it shall indemnify and hold harmless each present and former director and officer of Morton or Autoliv, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Morton or Autoliv would have been permitted under applicable Indiana or Swedish law, as the case may be, and their charter documents (each as in effect on the date hereof) to indemnify such Indemnified Parties (and Newco shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Indemnified

Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under applicable Indiana or Swedish law and Morton or Autoliv's charter documents shall be made by independent counsel selected by Newco.

    (e) To the extent paragraph (d) shall not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the Effective Time, Newco shall, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and Newco shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification), each Indemnified Party against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement; provided, however, that Newco shall not be required to indemnify any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such Indemnified Party believed to be in or not opposed to the best interests of Morton or Autoliv, as the case may be.

    (f) Any Indemnified Party wishing to claim indemnification under paragraphs
(d) or (e) of this Section 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Newco thereof, but the failure to so notify shall not relieve Newco of any liability it may have to such Indemnified Party if such failure does not materially prejudice Newco. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Newco shall have the right to assume the defense thereof and Newco shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Newco elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which may raise conflicts of interest between Newco and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Newco shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Newco shall be obligated pursuant to this paragraph (f) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will reasonably cooperate in the defense of any such matter and (iii) Newco shall not be liable for any settlement effected without its prior written consent; and provided, further, that Newco shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. If such indemnity is not available with respect to any Indemnified Party, then Newco and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

    (g) If Newco or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Newco shall assume all of the obligations set forth in this Section 8.6.

    Section 8.7 AFFILIATE LETTERS.

    (a) Not fewer than 30 days prior to the Effective Time, Morton shall deliver to Autoliv a list of names and addresses of those persons who were, in Morton's reasonable judgment, at the record date for the Morton Stockholders' Meeting, affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person, an "Affiliate") of Morton. Morton shall provide Autoliv with such information and documents as Autoliv shall reasonably request for purposes of reviewing such list. Morton shall use reasonable efforts to deliver or cause to be delivered to Autoliv, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit C, executed by each of the Affiliates of Morton identified in the foregoing list.

    (b) Not fewer than 30 days prior to the Effective Time, Autoliv shall deliver to Morton a list of names and addresses of those persons who were, in Autoliv's reasonable judgment, at the record date for the Morton Stockholders' Meeting, Affiliates of Autoliv. Autoliv shall provide Morton such information and documents as Morton shall reasonably request for purposes of reviewing such list. Autoliv shall use reasonable efforts to deliver or cause to be delivered to Morton, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit D, executed by each of the Affiliates of Autoliv identified in the foregoing list.

    Section 8.8 LETTERS OF ACCOUNTANTS.

    (a) Morton shall use reasonable efforts to cause to be delivered to Autoliv "comfort" letters of Ernst & Young LLP, Morton's independent public accountants, dated and delivered on the Registration Statement Effective Date and as of the Effective Time, and addressed to Autoliv, in form and substance reasonably satisfactory to Autoliv and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. At the request of Ernst & Young LLP, Autoliv shall deliver a customary letter to Ernst & Young LLP in connection with Autoliv's receipt of such "comfort" letters.

    (b) Autoliv shall use reasonable efforts to cause to be delivered to Morton "comfort" letters of Ernst & Young AB (or of an affiliated entity within the Ernst & Young group), Autoliv's independent public accountants, dated and delivered on the Registration Statement Effective Date and as of the Effective Time, and addressed to Morton, in form and substance reasonably satisfactory to Morton and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. At the request of Ernst & Young LLP, Morton shall deliver a customary letter to Ernst & Young AB in connection with Morton's receipt of such letters.

    Section 8.9 FURTHER ACTION; CONSENTS; FILINGS.

    (a) Upon the terms and subject to the conditions hereof, including, without limitation, the respective rights of the parties under Sections 8.4(b) and 10.1, each of the parties hereto shall use reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Autoliv or Morton or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Transactions, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement, the Ancillary Agreements and the Transactions required under (A) the rules and regulations of the SSE or the FSA, (B) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (C) the HSR Act, (D) the filing of notifications in accordance with the antitrust laws of Sweden, Germany and Belgium and (E) any other applicable Law and (iv) procure any third-party consents, required to consummate the Transactions and the Spinoff, relating to any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party. The parties hereto shall cooperate and consult with one another in connection with the making of all such filings with Governmental Entities, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Transactions at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

    (b) Without limiting the generality of Section 8.9(a), each of Autoliv and Morton shall use reasonable efforts to:

        (i) take promptly any or all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable Laws regarding the legality of the Transactions and the Spinoff: entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, or selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses, of Autoliv, Morton or any of their affiliates; provided, however, neither Autoliv nor Morton shall be obligated to take any action that would have an Autoliv Material Adverse Effect or a Morton Material Adverse Effect, as the case may be, assuming for purposes of this proviso that the Transactions and the Spinoff have been consummated;

        (ii) prevent the entry in a judicial or administrative proceeding brought under any Law by any Governmental Entity or any other party of any permanent or preliminary injunction or other order (an "Order") that would make consummation of any of the Transactions or the Spinoff in accordance with the terms of this Agreement or the Ancillary Agreements unlawful or that would prevent or delay such consummation, including, without limitation, taking the steps contemplated by Section 8.9(b)(i); and

        (iii) take promptly, in the event that such an Order has been issued in such a proceeding, any and all steps, including, without limitation, the appeal thereof, the posting of a bond or the steps contemplated by Section 8.9(b)(i), necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

    Section 8.10 NEWCO ORGANIZATION.
    (a) Immediately prior to the Effective Time, Newco shall, and Autoliv and Morton shall cause Newco to, take action to (i) cause the full Board of Directors of Newco at the Effective Time to consist of Gunnar Bark (who will be Chairman of the Board), Paul Charlety, Jay Stewart, Fred Musone, two additional non-executive directors designated by Morton and two additional non-executive directors designated by Autoliv and (ii) cause to be confirmed as (w) the senior executive officer of Newco in the position as Chief Executive Officer, Fred Musone, (x) President and Chief Operating Officer, Paul Charlety, and such others as Morton and Autoliv shall agree. Autoliv and Morton shall designate the persons who will be the directors of Newco at the Effective Time no later than the Registration Statement Effective Date. Notwithstanding anything to the contrary in this Section 8.10(a), at any time prior to the Effective Time, each of Morton and Autoliv may, at its election, replace its respective designees to the Board of Directors, and upon the request of Morton or Autoliv, as the case may be, the Board shall replace such party's respective designees to the officer positions, of Newco.

    (b) At the Effective Time, Autoliv and Morton shall cause Newco to have an Executive Management Committee (the "Executive Management Committee") consisting of such members as Morton and Autoliv shall agree. The CEO shall be the chairman of the Executive Management Committee. The purpose and function of the Executive Management Committee shall be set forth in the Restated Certificate of Incorporation and By-laws of Newco, but in any event shall be intended to enhance communication, coordination, and effective shared decision making among the senior executives of Newco.

    (c) Autoliv, Morton and Newco shall take all action necessary to cause the Restated Certificate of Incorporation and By-laws of Newco, as of the Effective Time, to be in the forms agreed to by the parties hereto between the date hereof and the Effective Time.

    Section 8.11 DEPOSITARY FACILITY FOR NEWCO COMMON STOCK. As soon as practicable after the date hereof, Newco will use reasonable efforts to cause a commercial bank to operate a depositary facility in Sweden for the Newco Common Stock. Newco shall pay all fees of such commercial bank relating to the establishment and operation of such depositary facility, including, without limitation, any fees payable in connection with the trading of the SDRs, if SDRs are issued in connection with the Autoliv Transaction, and the distribution of dividends.

    Section 8.12 PLAN OF REORGANIZATION. This Agreement and the Ancillary Agreements are intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the Treasury regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use reasonable efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken except pursuant to the terms of this Agreement or the Ancillary Agreements which could prevent the Spinoff from constituting a transaction qualifying under Sections 355 and 368(a)(1)(D) of the Code or the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code or (in conjunction with the acquisition of Autoliv Securities pursuant to the Exchange Offer) as a transfer of property described in Section 351(a) of the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use reasonable efforts to cause the Exchange Offer (in conjunction with the acquisition of Morton Shares pursuant to the Merger) to qualify, and will not, without the prior written consent of the parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Exchange Offer from qualifying, as a transfer of property described in Section 351(a) of the Code. Following the Effective Time, and in accordance with the Distribution Agreement, none of the Surviving Corporation, Newco, Autoliv or any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would prevent the Spinoff from constituting a transaction qualifying under Sections 355 and 368(a)(1)(D) of the Code or the Merger or the Exchange Offer to fail to so qualify as a reorganization under Section 368(a) of the Code or as a transfer of property described in Section 351(a) of the Code, as the case may be.

    Section 8.13 ANCILLARY AGREEMENTS.

    (a) Prior to the Spinoff, Morton and certain of its subsidiaries will enter into the Distribution Agreement and each of the other Ancillary Agreements.

    (b) Morton shall not waive or amend any terms of the Distribution Agreement or any of the other Ancillary Agreements without the consent of Autoliv, which consent shall not be unreasonably withheld.

    (c) The parties hereto acknowledge that the indemnities of Spinco contained in the Distribution Agreement and the other Ancillary Agreements shall inure to the benefit of the Surviving Corporation and Newco. Newco shall not, and shall not permit any of its subsidiaries to, take any action which would or would be reasonably likely to adversely affect the ability of the Surviving Corporation to perform its obligations under the Ancillary Agreements.

    (d) Autoliv accepts and agrees that the form of certificate of incorporation and by-laws of Spinco adopted in contemplation of the Spinoff shall be as agreed to by Morton and Spinco in their sole discretion, provided that nothing in the charter and by-laws shall adversely affect Spinco's performance of its obligations under the Ancillary Agreements.

    Section 8.14 YEAR-END FINANCIAL STATEMENTS.

    (a) The parties hereto acknowledge that Ernst & Young LLP will audit the consolidated balance sheet of the Retained Business as of December 31, 1996. Morton hereby agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to assist and otherwise cause Ernst & Young LLP to complete the audit of such balance sheet as promptly as practicable and no later than by February 28, 1997. Prior to the Effective Time, Morton also agrees to provide Autoliv as promptly as reasonably practicable such quarterly unaudited financial information relating to the Retained Business and covering periods following the date hereof as may be prepared by Morton in the ordinary course.

    (b) The parties hereto acknowledge that Ernst & Young AB will audit the consolidated balance sheet of Autoliv as of December 31, 1996. Autoliv hereby agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to assist and otherwise cause Ernst & Young AB to complete the audit of such balance sheet by January 30, 1997, but in no event shall such audit be completed later than February 15, 1997. Prior to the Effective Time, Autoliv also agrees to provide Morton as promptly as reasonably practicable such quarterly unaudited financial information relating to Autoliv and covering periods following the date hereof as may be prepared by Autoliv in the ordinary course.

    Section 8.15 PUBLIC ANNOUNCEMENTS. The initial press release relating to the execution of this Agreement shall be a joint press release and, thereafter until the Effective Time, Autoliv and Morton shall consult with each other before issuing any press release and shall use reasonable efforts to consult with each other before otherwise making any public statements with respect to this Agreement, the Ancillary Agreements, the Spinoff or any Transaction and shall not issue any such press release, and shall use reasonable efforts not to make any such public statement, prior to such consultation, except to the extent required by applicable Law or the requirements of the SSE or the NYSE, in which case the issuing party shall use reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

    Section 8.16 OBLIGATIONS OF NEWCO SUB. Newco shall take all action necessary to cause Newco Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

    Section 8.17 STOCK EXCHANGE LISTINGS AND DE-LISTINGS. Newco shall use its reasonable efforts to cause the shares of Newco Common Stock to be issued in the Merger and the Autoliv Transaction to be approved for listing on the NYSE, the SSE and such other exchange(s) that Newco deems to be appropriate, subject to official notice of issuance, prior to the Effective Time. If SDRs are issued in connection with the Autoliv Transaction, Newco shall use its reasonable efforts to cause such SDRs to be approved for listing on the SSE, subject to official notice of issuance, prior to the Effective Time. Morton shall use its reasonable efforts to cause the Morton Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time if such actions are determined prior to the Effective Time in the reasonable judgment of Morton and Autoliv to be necessary to the consummation of the Transactions. Autoliv shall use its reasonable efforts to cause (i) the Autoliv Shares to be delisted from the SSE and (ii) the quotation of the ADSs on the Private Offerings, Resales and Trading through Automated Linkages system to be terminated, in each case as soon as permitted under applicable Laws.

    Section 8.18 MAINTENANCE OF CERTAIN FACILITIES; CORPORATE HEADQUARTERS. As part of its global capability, Newco intends to retain and develop regional operating centers in each of Ogden, Utah and Stockholm, Sweden. It is intended that the executive headquarters of Newco shall be in either Amsterdam or London.

    Section 8.19 CANCELLATION OF NEWCO COMMON STOCK OWNED BY AUTOLIV AND MORTON. The shares of Newco Common Stock owned by Autoliv and Morton immediately prior to the consummation of the Transactions will be cancelled immediately upon consummation of the Transactions.

    Section 8.20 DELIVERY OF TAX CERTIFICATES. On or prior to the Effective Time, Newco, Morton and Autoliv shall each deliver the tax certificates described in Section 9.1(g)(ii) (A) and (B) as provided in such sections.

    Section 8.21 SAFETY CREDIT AGREEMENT. Autoliv and Newco will use their reasonable efforts, to cooperate with Morton in Morton's obtaining and entering into the Safety Credit Agreement (as defined in the Distribution Agreement).

    Section 8.22 POST-CLOSING TRANSACTIONS. Newco shall not for a period of one year following the Effective Time engage or agree to engage or cause its subsidiaries to engage in any of the following transactions, unless (a) an opinion in form and substance reasonably satisfactory to Spinco is obtained from nationally recognized tax counsel to Newco and/or (b) a supplemental ruling is obtained from the Internal Revenue Service, in either case to the effect that such transaction(s) would not adversely affect the tax consequences of the contributions, transfers, assumptions, Merger and Spinoff to Spinco, any subsidiary thereof, or any shareholder of Spinco. The transactions subject to this provision are : (i) causing the Surviving Corporation to cease to engage in an active trade or business within the meaning of Section 355(b) of the Code, whether by means of a disposition or distribution of stock or assets, or otherwise; (ii) disposing of any of the historic business assets of Morton that would result in the Surviving Corporation failing the continuity of business enterprise test of Treasury Regulation Section 1.368-1(d); (iii) transferring or causing the Surviving Corporation to issue shares of capital stock of the Surviving Corporation that would cause Newco to fail to be in control of the Surviving Corporation within the meaning of Section 368(c) of the Code; (iv) reacquiring any of the Newco Common Stock issued in the Merger; or (v) liquidating or merging with or into any other entity (including a subsidiary of either Newco or the Surviving Corporation). Newco hereby represents and warrants that Newco has no plan or intention to undertake or cause its subsidiaries to undertake any of the transactions set forth in (i), (ii), (iii), (iv) or (v) above. Notwithstanding the foregoing, any act or transaction that is consistent with the representations contained in (x) the request for rulings and any supplement thereto filed with the Internal Revenue Service in connection with the Spinoff or (y) the tax certificates described in Section 9.2(g)(ii) hereof relating to the opinions of counsel to be rendered in connection with the Merger or the Exchange Offer, shall not be subject to the provisions of this Section 8.22.

                                   ARTICLE IX
                         CONDITIONS TO THE TRANSACTIONS

    Section 9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE TRANSACTIONS. The obligations of Autoliv, Morton, Newco and Newco Sub to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver, of the following conditions:

    (a) the Registration Statements shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statements shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

    (b) the Spinoff shall have been consummated in accordance with the terms of the Distribution Agreement;

    (c) the Morton Stockholder Approval Condition;

    (d) no court of competent jurisdiction shall have issued or entered any Order which is then in effect and has the effect of making any of the Transactions illegal or otherwise prohibiting their consummation;

    (e) any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act and any other competition, merger control or similar Law, including any waiting periods arising from the filing of notification in accordance with the antitrust laws of Sweden, Germany and Belgium, shall have expired or been terminated;

    (f) all consents, approvals and authorizations required to be obtained to consummate the Transactions shall have been obtained from all Governmental Entities, except where the failure to obtain any such consents, approvals and authorizations would not result in a change in or effect on the Retained Business or the business of Autoliv, in each case after giving effect to the Transactions and provisions of the Distribution Agreement and the other Ancillary Agreements, that is, or is reasonably likely to be, materially adverse to the business, properties, financial condition or results of operations of Autoliv and its subsidiaries and the Retained Business, taken as a whole;

    (g) (i) Morton shall have received, and provided a copy thereof to Newco and Autoliv, in form and substance reasonably satisfactory to Morton and Autoliv, a ruling from the Internal Revenue Service substantially to the effect that no gain or loss will be recognized by Morton or Morton's stockholders as a result of the Spinoff;

        (ii) Autoliv, Morton and Newco shall have received the following opinions:

           (A) Wachtell, Lipton, Rosen & Katz ("Wachtell") shall have issued its opinion, addressed to Morton, based upon (1) customary representations of Morton and Newco contained in customary tax certificates (the "Morton Tax Certificate" and the "Newco Tax Certificate") to be delivered by Morton and Newco, respectively, to Wachtell prior to the Effective Time, and (2) customary assumptions, substantially to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Code and that each of Morton, Newco and Newco Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code, such opinion to be dated as of the Effective Time; and

           (B) Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden LLP") shall have issued its opinion, addressed to Autoliv, based upon (1) customary representations of Autoliv, Newco and Morton contained in the Morton Tax Certificate, the Newco Tax Certificate and a customary tax certificate to be delivered by Autoliv to Skadden LLP prior to the Effective Time (the "Autoliv Tax Certificate"), and (2) customary assumptions, substantially to the effect that the Exchange Offer (in conjunction with the acquisition of Morton Shares pursuant to the Merger) will be treated for U.S. federal income tax purposes as a transfer of property described in
       Section 351(a) of the Code, such opinion to be dated as of the Effective Time;

    (h) (i) There shall be no proposed legislation introduced and pending in bill form and pending action in the United States Congress which, if enacted into law, would have the effect of amending the Code so as to alter in any materially adverse respect any of the United States federal income tax consequences described in the private letter ruling or the tax opinions of counsel described in paragraph (g) above.

        (ii) There shall be no proposed legislation introduced and pending in the Swedish Parliament which, if enacted into law, would have the effect of materially adversely affecting the Swedish income tax consequences of the Exchange Offer to be described in the tax opinion of Ernst & Young AB pursuant to Paragraph (i) below.

    (i) Ernst & Young AB shall have issued their opinion, addressed to Newco, Autoliv and Morton, based upon representations of Autoliv and assumptions concerning, among other things, the actions of holders of Autoliv Securities, to the effect that, under the income tax laws of Sweden, none of Newco, Autoliv or the Autoliv stockholders (with certain exceptions) will recognize taxable income or gain as a result of the Exchange Offer.

    (j) the shares of Newco Common Stock to be issued pursuant to the Merger and the Exchange Offer shall have been authorized for listing on the NYSE, subject to official notice of issuance, and the shares of Newco Common Stock or SDRs to be issued in connection with the Autoliv Transaction shall have been authorized for listing on the SSE;

    (k) the Minimum Condition; and

    (l) Morton shall have established a credit facility or entered into other financial arrangements providing for the Retained Debt on terms acceptable in the reasonable judgment of Autoliv and Morton the liability for which will be retained by the Surviving Corporation, and shall have made the New Morton Capital Contribution (as defined in the Distribution Agreement) immediately prior to the Distribution Date (as defined in the Distribution Agreement) to Spinco, pursuant to the Distribution Agreement.

    Section 9.2 CONDITIONS TO THE OBLIGATIONS OF MORTON. The obligations of Morton to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

    (a) each of the representations and warranties of Autoliv contained in this Agreement shall be true and correct as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, except where any such failure or failures to be so true and correct, in the aggregate, would not have an Autoliv Material Adverse Effect, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except where any such failure or failures to be so true and correct, in the aggregate, would not have an Autoliv Material Adverse Effect, and Morton shall have received a certificate of Autoliv, executed on its behalf by the Chairman, President or Chief Financial Officer of Autoliv to such effect;

    (b) Autoliv shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the conditions set forth in Section 9.2(c) shall have been satisfied, and Morton shall have received a certificate of Autoliv, executed on its behalf by the Chairman, President or Chief Financial Officer of Autoliv to that effect; and

    (c) Autoliv and its subsidiaries shall own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works and know-how used in connection with the business of Autoliv and its subsidiaries as currently conducted, except where the failure to own or possess any of the foregoing, individually or in the aggregate, would not have an Autoliv Material Adverse Effect.

    Section 9.3 CONDITIONS TO THE OBLIGATIONS OF AUTOLIV. The obligations of Autoliv to consummate the Transactions, or to permit the consummation of the Transactions, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

    (a) each of the representations and warranties of Morton contained in this Agreement shall be true and correct as of the date hereof and as of the Expiration Date, as though made on and as of the Expiration Date, except where any such failure or failures to be so true and correct, in the aggregate, would not have a Morton Material Adverse Effect, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except where any such failure or failures to be so true and correct, in the aggregate, would not have a Morton Material Adverse Effect, and Autoliv shall have received a certificate of Morton, executed on its behalf by the Chairman, President or Chief Financial Officer of Morton to such effect;

    (b) Morton shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the conditions set forth in Section 9.3(e) shall have been satisfied, and Autoliv shall have received a certificate of Morton, executed on its behalf by the Chairman, President or Chief Financial Officer of Morton to that effect;

    (c) the Ancillary Agreements shall have been executed and delivered substantially in the form of Exhibit A attached hereto and Exhibits A and D to the Distribution Agreement (except for changes that have been mutually agreed upon by the parties hereto);

    (d) the indebtedness for borrowed money of the Retained Business shall not exceed $750 million in addition to indebtedness (not to exceed $1.1 million) incurred prior to the date hereof related to the Ogden, Utah facility of the Retained Business; and

    (e) except with regard to the "Morton" name and related trademarks and trade names, Morton and the Retained Morton Subsidiaries shall own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works and know-how used in connection with the Retained Business as currently conducted, except where the failure to own or possess any of the foregoing, individually or in the aggregate, would not have a Morton Material Adverse Effect.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

    Section 10.1 TERMINATION. This Agreement may be terminated and the Merger and the Exchange Offer may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

    (a) by mutual written consent duly authorized by the Board of Directors of each of Autoliv and Morton;

    (b) by either Autoliv or Morton, if the Effective Time shall not have occurred on or before August 31, 1997; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (c) by either Autoliv or Morton, if any Order preventing the consummation of the Merger or the Autoliv Transaction shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

    (d) by Autoliv, if (i) the Board of Directors of Morton withdraws, modifies or changes its recommendation of this Agreement, (ii) the Board of Directors of Morton shall have recommended to the stockholders of Morton a Third-Party Transaction or shall have resolved to do so, or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Morton is commenced, and the Board of Directors of Morton fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

    (e) by Morton, if (i) the Board of Directors of Autoliv withdraws, modifies or changes its recommendation of the Exchange Offer, (ii) the Board of Directors of Autoliv shall have recommended to the stockholders of Autoliv a Third-Party Transaction or shall have resolved to do so, or (iii) a public announcement is made with regard to a bid for 10% or more of the outstanding shares of capital stock of Autoliv (other than the Exchange Offer), and the Board of Directors of Autoliv fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

    (f) by Autoliv or Morton if (i) this Agreement and the Distribution Agreement shall fail to receive the vote for approval by the holders of a majority of the outstanding Morton Shares at the Morton Stockholders' Meeting, unless such meeting is adjourned or postponed, in which case at any adjournment or postponement thereof or (ii) the Exchange Offer expires pursuant to Section 3.1(a) without any Autoliv Securities having been accepted for payment;

    (g) by Autoliv upon 10 days' written notice, upon a breach of any material representation, warranty, covenant or agreement on the part of Morton set forth in this Agreement, or if any material representation or warranty of Morton shall have become untrue, in either case such that the conditions set forth in Section
9.3 cannot be satisfied ("Terminating Morton Breach"); provided, however, that, if such Terminating Morton Breach is curable by Morton through the exercise of reasonable efforts and for so long as Morton continues to exercise such reasonable efforts, Autoliv may not terminate this Agreement under this Section 10.1(g);

    (h) by Morton upon 10 days' written notice, upon breach of any material representation, warranty, covenant or agreement on the part of Autoliv set forth in this Agreement, or if any material representation or warranty of Autoliv shall have become untrue, in either case such that the conditions set forth in
Section 9.2 cannot be satisfied ("Terminating Autoliv Breach"); provided, however, that, if such Terminating Autoliv Breach is curable by Autoliv through reasonable efforts and for so long as Autoliv continues to exercise such reasonable efforts, Morton may not terminate this Agreement under this Section 10.1(h);

    (i) by Autoliv, if the Board of Directors of Autoliv, following consultation with independent legal counsel (who may be Autoliv's regularly engaged independent legal counsel) determines in good faith that failure to so terminate would cause the Board of Directors of Autoliv to breach its fiduciary duties under applicable Laws, shall have withdrawn, modified or changed its recommendation of the approval of the Exchange Offer in a manner adverse to Newco or Morton and, on or prior to such date, any person (other than Newco or Morton) shall have made a public announcement with respect to a Competing Transaction that the Board of Directors of Autoliv determines in its good faith judgment (based upon the advice of Enskilda and Blackstone) may be more favorable to their stockholders than the transactions contemplated by this Agreement; provided, however, that Autoliv may not terminate this Agreement pursuant to this subsection (i) until three business days have elapsed following delivery to Morton of written notice of such determination of Autoliv (which written notice will inform Morton of the material terms and conditions of the Competing Transaction); provided, further, however, that such termination under this Section 10.1(i) shall not be effective until Autoliv has made payment to Morton of the amounts required to be paid pursuant to Section 10.5(c); or

    (j) by Morton, if the Board of Directors of Morton, following consultation with independent legal counsel (who may be Morton's regularly engaged independent legal counsel) determines in good faith that failure to so terminate would cause the Board of Directors of Morton to breach its fiduciary duties under applicable Laws, shall have withdrawn, modified or changed its recommendation of the adoption of this Agreement in a manner adverse to Newco or Autoliv and, on or prior to such date, any person (other than Newco or Autoliv) shall have made a public announcement with respect to a Competing Transaction that the Board of Directors of Morton determines in its good faith judgment (based upon the advice of Goldman Sachs) may be more favorable to their stockholders than the transactions contemplated by this Agreement; provided, however, that Morton may not terminate this Agreement pursuant to this subsection (j) until three business days have elapsed following delivery to Autoliv of written notice of such determination of Morton (which written notice will inform Autoliv of the material terms and conditions of the Competing Transaction); provided, further, however, that such termination under this
Section 10.1(j) shall not be effective until Morton has made payment to Autoliv of the amounts required to be paid pursuant to Section 10.5(b).

    Section 10.2 EFFECT OF TERMINATION. Except as provided in Section 11.1, in the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Autoliv, Morton, Newco or Newco Sub or any of their respective officers or directors, and all rights and obligations of each party hereto (other than with respect to any confidentiality obligations on the part of any party contained herein or in the Confidentiality Agreements entered into between the parties) shall cease, subject to the remedies of the parties set forth in Sections 10.5(b), (c) and (d); provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

    Section 10.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Morton, no amendment may be made that would reduce the amount or change the type of consideration into which each Morton Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    Section 10.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein; provided, however, that the Minimum Condition may be waived only with the mutual consent of Autoliv and Morton, which consent may not be unreasonably withheld by either party, and provided further, that Newco and Newco Sub (x) will waive any of the conditions to the Transactions contained in Article IX if so directed by Autoliv and Morton, jointly, and (y) may not waive any of such conditions without the prior written consent of each of Morton and Autoliv. Any waiver of a condition set forth in Section 9.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of Morton and Autoliv and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such condition for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    Section 10.5 EXPENSES.

    (a) Except as set forth in this Section 10.5 and except as otherwise specifically provided in the Ancillary Agreements, all Expenses (as defined below) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or the Exchange Offer is consummated, except that Autoliv and Morton each shall pay one-half of all expenses relating to printing, filing and mailing the Proxy Statement/Prospectus, the Newco Registration Statement, the Swedish Prospectus and the International Prospectus and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement/Prospectus, the Newco Registration Statement, the Swedish Prospectus and the International Prospectus and all filing fees in connection with the HSR Act and regulatory filings in other jurisdictions in connection with the Transactions.

    (b) Morton agrees that, if this Agreement is terminated pursuant to Section 10.1(d) or Section 10.1(j), then promptly after such termination, Morton shall reimburse Autoliv for all of its Expenses (in each case, upon receipt of documentation in respect thereof which, in the case of out-of-pocket expenses, shall consist of copies of invoices, and for all other expenses shall consist of a certificate of the Chief Financial Officer of Autoliv certifying as to the accuracy of such expenses) up to an aggregate amount of $20 million. "Expenses" as used in this Agreement shall consist of all expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, financial institutions, experts and consultants to a party hereto and its affiliates and other direct and indirect costs) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the transactions contemplated hereby, the preparation, printing, filing and mailing of the Proxy Statement/Prospectus, the Registration Statements, the Swedish Prospectus and the International

Prospectus, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

    (c) Autoliv agrees that, if this Agreement is terminated pursuant to Section 10.1(e) or Section 10.1(i), then promptly after such termination, Autoliv shall reimburse Morton for all its Expenses (upon receipt of documentation in respect thereof which, in the case of out-of-pocket expenses, shall consist of copies of invoices, and for all other expenses shall consist of a certificate of the Chief Financial Officer of Morton certifying as to the accuracy of such expenses) up to an aggregate amount of $20 million.

    (d) Each of Autoliv and Morton agrees that the payments provided for in Sections 10.5(b) and (c) shall be the sole and exclusive remedies of the parties upon a termination of this Agreement pursuant to Section 10.1(d), (e), (i), or
(j), as the case may be, and such remedies shall be limited to the payments stipulated in Sections 10.5(b) and (c); provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

    (e) Any payment required to be made pursuant to Section 10.5(b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 10.5(e).

    (f) In the event that Autoliv or Morton, as the case may be, shall fail to pay any expenses described in this Section 10.5 when due, the amount of any such expenses shall be increased to include the costs and expenses actually incurred or accrued by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 10.5, together with interest on such unpaid expenses, commencing on the date that such expenses became due, at a rate equal to the rate of interest publicly announced by Bank of America, Illinois, from time to time, in the City of Chicago, as such bank's Reference Rate plus 1.00%.

                                   ARTICLE XI
                               GENERAL PROVISIONS

    Section 11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise expressly set forth in the Distribution Agreement, the representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 10.1, as the case may be, except that the agreements set forth in Articles I, II and III and Sections 8.3(b), 8.3(c), 8.5, 8.6, 8.12, 8.13(c), the last two sentences of 8.17, 8.18,
8.22, 10.5(a) and this Article XI and the representations and warranties and agreements contained in the Morton Tax Certificate, Autoliv Tax Certificate and the Newco Tax Certificate shall survive the Effective Time, and those set forth in Sections 8.3(b) and 10.5 and this Article XI shall survive termination. The obligation of the parties to maintain the confidentiality of information related to Spinco and its subsidiaries shall survive the Effective Time. Each party agrees that, except for the representations and warranties contained in this Agreement and the Ancillary Agreements, no party hereto has made any other representations and warranties, express or implied, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the accuracy or completeness of any information regarding Morton or Autoliv, the execution and delivery of this Agreement or the transactions contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

    Section 11.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy and facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

    If to Autoliv:

       Autoliv AB
       Box 703 81
       S-107 24 Stockholm
       Sweden
       Attention: Jorgen Svensson, Vice President, General Counsel
       Telecopier: 46-8-24-44-93

    with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       25 Bucklersbury
       London EC4N 8DA, England
       Attention: Scott V. Simpson, Sr., Esq.
       Telecopier: 44-171-489-8533

    If to Morton:

       Morton International, Inc.
       100 North Riverside Plaza
       Chicago, IL 60606
       Attention: Corporate Secretary
       Telecopier: 1-312-807-2101

    with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, NY 10019
       Attention: Eric S. Robinson, Esq.
       Telecopier: 1-212-403-2000

Notices to Newco or Newco Sub shall be delivered to each of Autoliv and Morton as provided herein.

    Section 11.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

    (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

    (b) "beneficial owner" with respect to any shares of capital stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock;

    (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York, USA or in Stockholm, Sweden;

    (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

    (e) "knowledge" means, with respect to any matter in question, that the senior executive officers of Autoliv or Morton, as the case may be, after due inquiry of the senior officers of the Retained Business and the executive officers of Morton (in the case of Morton) or the senior officers of Autoliv and the managing directors or other senior officers of the material subsidiaries of Autoliv and its affiliates (in the case of Autoliv), have actual knowledge of such matter;

    (f) "person" means an individual, corporation, company, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

    (g) "subsidiary" or "subsidiaries" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    Section 11.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

    Section 11.5 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 8.3(c), 8.5, 8.6, the last sentence of 8.12, 8.13(c) and 8.22 (the "Third Party Provisions"), nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof. The provisions of Sections 8.3(c), 8.12, 8.13(c), and 8.22 shall inure to the benefit of Spinco.

    Section 11.6 SCHEDULES, ANNEXES AND EXHIBITS. The Autoliv Disclosure Schedule, the Morton Disclosure Schedule, Annex A and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Matters reflected on the Autoliv Disclosure Schedule or the Morton Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected on such Schedules and shall not be deemed to be a representation that a matter set forth therein, or omitted therefrom, is or is not material in any respect. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

    Section 11.7 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    Section 11.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware to the greatest extent permissible by law; provided, however, that the parties specifically agree that (i) all questions of Swedish corporate or securities law and the interpretation thereof (including, without limitation, questions relating to the fiduciary duties of the directors of Autoliv) shall be governed by the Laws of the Kingdom of Sweden and (ii) all questions of Delaware and Indiana corporate or securities law and the interpretation thereof (including, without limitation, questions relating to the fiduciary duties of the directors of Morton, which shall be governed by the laws of Indiana) shall be governed by the laws of Delaware and Indiana, respectively.

    Section 11.9 SUBMISSION TO JURISDICTION; VENUE. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process, and venue in, any state or federal court located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Autoliv hereby appoints CT Corporation as its authorized agent (the "Autoliv Authorized Agent") upon whom process may be served in any such action arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court located in the State of Delaware by any other party hereto. Such appointment shall be irrevocable. Autoliv agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Autoliv Authorized Agent and written notice of such service to Autoliv shall be deemed, in every respect, effective service of process upon Autoliv.

    Section 11.10 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 11.11 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    Section 11.12 ENTIRE AGREEMENT. This Agreement (including Annex A, the Exhibits, the Autoliv Disclosure Schedule, the Morton Disclosure Schedule) and the agreements and other documents referred to herein, including, without limitation, the Ancillary Agreements and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

    IN WITNESS WHEREOF, Autoliv, Morton, Newco and Newco Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                AUTOLIV AB

                                By:             /s/ PER HAKAN OSVALD
                                     -----------------------------------------
                                               Name: Per Hakan Osvald
                                                  Title: Chairman

                                AUTOLIV, INC.

                                By:              /s/ PAUL CHARLETY
                                     -----------------------------------------
                                                Name: Paul Charlety
                                                  Title: Treasurer

                                ASP MERGER SUB, INC.

                                By:              /s/ PAUL CHARLETY
                                     -----------------------------------------
                                                Name: Paul Charlety
                                                  Title: Treasurer

                                MORTON INTERNATIONAL, INC.

                                By:              /s/ S. JAY STEWART
                                     -----------------------------------------
                                                Name: S. Jay Stewart
                                        Title: Chairman and Chief Executive
                                                      Officer

                                    ANNEX A

                               EMPLOYEE BENEFITS

    Autoliv, Morton and Newco agree to the following with respect to the compensation and benefits programs of Autoliv and the Surviving Corporation and their respective subsidiaries:

        1. Continuation of Benefits. Except as contemplated by the Agreement or this Annex A, for a period of one year following the Effective Time, Autoliv and the Surviving Corporation shall each maintain employee benefit plans and arrangements (directly or in conjunction with Newco) which in the aggregate will provide a level of benefits to active and retired employees of Autoliv and its subsidiaries at least comparable, when taken as a whole, to those provided under Autoliv Plans and arrangements as in effect immediately prior to the Effective Time and a level of benefits to Company Individuals (as defined in the Employee Benefits Allocation Agreement) at least comparable, when taken as a whole, to those provided under Morton Plans and arrangements as in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans and arrangements to the extent necessary to comply with applicable Law. From and after the Effective Time, Newco shall honor, and shall cause the Surviving Corporation or Autoliv, as the case may be, to honor in accordance with their terms, the Morton Plans and the Autoliv Plans, including without limitation, all existing employment and severance agreements and plans providing severance benefits which apply to current or former employees or directors of Autoliv or its subsidiaries or Morton or its subsidiaries.

        2. Service Recognition. To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual under any employee benefit plan, program or arrangement established or maintained by Newco, Autoliv, Morton or any subsidiary of Autoliv or Morton, employees of Autoliv and its subsidiaries and Company Individuals shall be credited for service accrued or deemed accrued prior to the Effective Time with Autoliv, a subsidiary of Autoliv, Morton or a subsidiary of Morton, as the case may be; provided, however, that such crediting of service does not result in the duplication of benefits or an unintended windfall with respect to the accrual of benefits.

                                                                      APPENDIX B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             DISTRIBUTION AGREEMENT
                        DATED AS OF [           ], 1997
                                 BY AND BETWEEN
                          MORTON INTERNATIONAL, INC.,
                             AN INDIANA CORPORATION
                  (TO BE RENAMED "[                        ]")
                                      AND
                        NEW MORTON INTERNATIONAL, INC.,
                             AN INDIANA CORPORATION
                  (TO BE RENAMED "MORTON INTERNATIONAL, INC.")

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE I

                                                     DEFINITIONS
Section 1.01    General...................................................................................        B-2
Section 1.02    Exhibits, Etc. ...........................................................................        B-7

                                                     ARTICLE II

                                 CERTAIN TRANSACTIONS PRIOR TO THE DISTRIBUTION DATE

Section 2.01    Financing.................................................................................        B-7
Section 2.02    Transfer of New Morton Assets.............................................................        B-9
Section 2.03    Transfers Not Effected Prior to the Distribution; Transfers Deemed
                  Effective as of the Distribution Date...................................................       B-10
Section 2.04    No Representations or Warranties; Consents................................................       B-10
Section 2.05    Assumption and Satisfaction of New Morton Liabilities; Retention of
                  Safety Liabilities......................................................................       B-10
Section 2.06    Financial Representations and Warranties..................................................       B-10
Section 2.07    Conveyancing and Assumption Instruments...................................................       B-11
Section 2.08    Certificate of Incorporation; By-laws; Share Purchase Rights Plan.........................       B-11
Section 2.09    New Morton Capitalization.................................................................       B-11
Section 2.10    Certain Pre-Distribution Transactions.....................................................       B-11

                                                     ARTICLE III

                                                  THE DISTRIBUTION

Section 3.01    Cooperation Prior to the Distribution.....................................................       B-12
Section 3.02    Company Board Action; Distribution Procedures.............................................       B-12
Section 3.03    Conditions Precedent to the Distribution..................................................       B-12
Section 3.04    The Distribution..........................................................................       B-13

                                                     ARTICLE IV

                                                      SERVICES

Section 4.01    Provision of Management Services..........................................................       B-13
Section 4.02    Fee for Services; Expenses................................................................       B-14
Section 4.03    Independent Contractor Status.............................................................       B-14
Section 4.04    Disclaimer; Limited Liability.............................................................       B-14

                                                      ARTICLE V

                                                   INDEMNIFICATION

Section 5.01    Indemnification by Safety.................................................................       B-14
Section 5.02    Indemnification by New Morton.............................................................       B-15
Section 5.03    Limitations on Indemnification Obligations................................................       B-15
Section 5.04    Procedure for Indemnification.............................................................       B-16
Section 5.05    Remedies Cumulative.......................................................................       B-18
Section 5.06    Survival of Indemnities...................................................................       B-18
Section 5.07    Right of Inquiry..........................................................................       B-18

                                                                                                              PAGE
                                                                                                            ---------
                                                     ARTICLE VI

                                      CERTAIN ADDITIONAL MATTERS AND COVENANTS

Section 6.01    The New Morton Board......................................................................       B-19
Section 6.02    Resignations; Safety Board................................................................       B-19
Section 6.03    Certain Post-Distribution Transactions....................................................       B-19
Section 6.04    Use of Names..............................................................................       B-20
Section 6.05    Restrictions on Hiring of Other Party's Employees.........................................       B-20
Section 6.06    Further Assurances; Cooperation...........................................................       B-20
Section 6.07    Guarantees................................................................................       B-21
Section 6.08    Shared Facilities.........................................................................       B-21
Section 6.09    Thiokol-Morton Spinoff....................................................................       B-21
Section 6.10    Non-Competition...........................................................................       B-21

                                                     ARTICLE VII

                                         ACCESS TO INFORMATION AND SERVICES

Section 7.01    Provision of Corporate Records............................................................       B-22
Section 7.02    Access to Information.....................................................................       B-23
Section 7.03    Production of Witnesses...................................................................       B-24
Section 7.04    Reimbursement.............................................................................       B-24
Section 7.05    Retention of Records......................................................................       B-24
Section 7.06    Confidentiality...........................................................................       B-24

                                                    ARTICLE VIII

                                                      INSURANCE

Section 8.01    Policies and Rights.......................................................................       B-25
Section 8.02    Post-Distribution Date Claims.............................................................       B-25
Section 8.03    Administration and Reserves...............................................................       B-25
Section 8.04    Agreement for Waiver of Conflict and Shared Defense.......................................       B-26
Section 8.05    Cooperation with Respect to Insurance.....................................................       B-26

                                                     ARTICLE IX

                                                    MISCELLANEOUS

Section 9.01    Complete Agreement; Construction..........................................................       B-26
Section 9.02    Survival of Agreements....................................................................       B-26
Section 9.03    Expenses..................................................................................       B-27
Section 9.04    Governing Law.............................................................................       B-27
Section 9.05    Notices...................................................................................       B-27
Section 9.06    Amendments................................................................................       B-27
Section 9.07    Successors and Assigns....................................................................       B-27
Section 9.08    Counterparts..............................................................................       B-28
Section 9.09    Subsidiaries..............................................................................       B-28
Section 9.10    Third Party Beneficiaries.................................................................       B-28
Section 9.11    Titles and Headings.......................................................................       B-28
Section 9.12    Exhibits and Schedules....................................................................       B-28
Section 9.13    Legal Enforceability......................................................................       B-28
Section 9.14    Consent to Jurisdiction...................................................................       B-28

SCHEDULES AND EXHIBITS

Schedule 1.01(a)    Safety Business, Retained Subsidiary and Other Safety Interests and
                      Investments
Schedule 1.01(b)    Safety Liabilities
Schedule            Company Policies
1.01(c)(1)
Schedule            New Morton Policies
1.01(c)(2)
Schedule            Safety Policies
1.01(c)(3)
Schedule            New Morton Real Property
1.01(d)(1)
Schedule            Safety Real Property
1.01(d)(2)
Schedule 1.01(e)    New Morton Businesses, New Morton Subsidiaries and Other New Morton
                      Interests and Investments
Schedule 1.01(f)    New Morton Liabilities
Schedule            New Morton Intellectual Property
1.01(g)(1)
Schedule            Safety Intellectual Property
1.01(g)(2)
Schedule 4.02       Rates for Services -- Formula Format
Schedule 6.08       Terms of Rochester Hills Shared Usage
Exhibit A           Form of Employee Benefits Allocation Agreement
Exhibit B           New Morton By-Laws (to be provided prior to signing)
Exhibit C           New Morton Articles of Incorporation (to be provided prior to signing)
Exhibit D           Form of Tax Sharing Agreement
Exhibit E           Form of New Morton Share Purchase Rights Plan (to be provided prior to signing)
Exhibit F           Records Retention Policy

                             DISTRIBUTION AGREEMENT

    DISTRIBUTION AGREEMENT (this "Agreement"), dated as of [                ],
1997, by and between MORTON INTERNATIONAL, INC., an Indiana corporation (the "Company") and NEW MORTON INTERNATIONAL, INC., an Indiana corporation and a wholly owned subsidiary of the Company ("New Morton").

    WHEREAS, the Board of Directors of the Company has determined it is appropriate and desirable to separate the Company and its subsidiaries into two companies by consolidating its Specialty Chemicals and Salt businesses in New Morton and distributing to the holders of shares of common stock, $1 par value per share, of the Company ("Company Common Stock"), all outstanding shares of common stock $1 par value per share, of New Morton ("New Morton Common Stock"), together with the associated preferred share purchase rights ("New Morton Rights");

    WHEREAS, the Board of Directors of the Company has determined it is appropriate and desirable to enter into the Combination Agreement, dated as of November 25, 1996 (the "Combination Agreement"), by and among the Company, Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden ("Autoliv"), Autoliv, Inc., a Delaware corporation ("Newco"), and ASP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("Newco Sub"), pursuant to which, among other things, Newco Sub will be merged with and into the Company (the "Merger") and Newco will offer to acquire all of the outstanding capital stock of Autoliv pursuant to the Exchange Offer (as defined in the Combination Agreement, and, together with the other transactions contemplated thereby, the "Transactions");
    WHEREAS, immediately prior to the Effective Time (as defined in Section 1.2 of the Combination Agreement) of the Merger, the Company's Board of Directors (the "Company Board"), subject to the approval of the Company's stockholders and the other conditions set forth in Section 3.03 of this Agreement, expects to distribute to the holders of Company Common Stock, other than shares held in the treasury of the Company, on a pro rata basis, all of the issued and outstanding shares of New Morton Common Stock (the "Distribution");
    WHEREAS, immediately prior to the Distribution, the Company Board, subject to the approval of the Company's stockholders and the other conditions set forth in Section 3.03 of this Agreement, expects to cause (i) the Company to contribute the New Morton Assets (as defined below) to New Morton or another wholly-owned subsidiary of the Company as a capital contribution or in exchange for shares of such subsidiary's stock, (ii) the Company to contribute to New Morton the New Morton Capital Contribution (as defined herein), the Safety Supplemental Distribution (as defined herein) as well as the stock of the New Morton Subsidiaries (as defined herein) and certain other assets to New Morton as a capital contribution and (iii) New Morton to assume the New Morton Liabilities (as defined below), all as more specifically provided herein (the transactions described in clauses (i), (ii) and (iii) are referred to collectively as the "Contribution");

    WHEREAS, the purpose of the Distribution is to make possible the Merger by divesting the Company of the businesses and operations to be conducted by New Morton and its subsidiaries, which Newco and Autoliv have required as a condition to their willingness to consummate the Transactions;

    WHEREAS, it is the intention of the parties to this Agreement that the Contribution and the Distribution will qualify as transactions described in Sections 351 and Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") and/or a "reorganization" within the meaning of Section 368(a)(1)(D) of the Code; and

    WHEREAS, this Agreement sets forth or provides for certain agreements by and among the Company and New Morton in consideration of the separation of the ownership of the Company and New Morton.

    NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    ACTION: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

    AFFILIATE: as defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as such Regulation is in effect on the date hereof.

    AGENT: the distribution agent appointed by the Company to distribute shares of New Morton Common Stock pursuant to the Distribution.

    ANCILLARY AGREEMENTS: all of the written agreements, instruments, understandings, assignments or other arrangements entered into in connection with the Transactions contemplated hereby, including, without limitation, the Combination Agreement, the Conveyancing and Assumption Instruments, the Benefits Agreement, the Safety Credit Agreement and the Tax Sharing Agreement.

    ASSETS: any and all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including, without limitation, the following:

        (a) real property interests (including leases), land, plants, buildings and improvements;

        (b) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

        (c) inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies;

        (d) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

        (e) certificates of deposit, banker's acceptances, shares of stock, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, interests in partnerships and other entities (including joint ventures), puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

        (f) financial, accounting and operating data and records including, without limitation, books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

        (g) patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, service names, copyrights and copyright applications and registrations, commercial and technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interests;

        (h) agreements, leases, contracts, sale orders, purchase orders, open bids and other commitments and all rights therein;

        (i) prepaid expenses, deposits and retentions held by third parties;

        (j) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

        (k) licenses, franchises, permits, authorizations and approvals; and

        (l) goodwill and going concern value.

    BENEFITS AGREEMENT: the Employee Benefits Allocation Agreement, dated as of the date of this Agreement, between the Company and New Morton, the form of which is attached hereto as Exhibit A.

    CLAIMS ADMINISTRATION: the processing of claims made under the Policies, including the reporting of claims to the insurance carrier, management and defense of claims and providing for appropriate releases upon settlement of claims.

    CODE: the Internal Revenue Code of 1986, as amended, or any successor legislation.

    COMMISSION:  the Securities and Exchange Commission.

    COMPANY POLICIES: all Policies, current or past, which are owned or maintained by or on behalf of the Company or any of its predecessors which relate to both the Safety Business and the New Morton Businesses, including without limitation the Policies identified on Schedule 1.01(c)(1).

    CONVEYANCING AND ASSUMPTION INSTRUMENTS: collectively, the various agreements, instruments and other documents to be entered into to effect the transfer of assets and the assumption of Liabilities in the manner contemplated by this Agreement and the Ancillary Agreements.

    CORPORATE ASSETS: the Assets of the Company relating to the Corporate Operations.

    CORPORATE OPERATIONS: the activities and operations of the Company's corporate administrative group and the senior executive management of the Company, which activities and operations do not primarily relate to or primarily arise from the Safety Business.

    DISTRIBUTION DATE: the date determined by the Company Board as of which the Distribution shall be effected, which is presently contemplated to be March 31, 1997.

    DISTRIBUTION RECORD DATE: the date to be determined by the Company Board as the record date for the Distribution.

    EXCHANGE ACT:  the Securities Exchange Act of 1934, as amended.

    FOREIGN EXCHANGE RATE: with respect to any currency other than United States dollars as of any date of determination, the average of the opening bid and asked rates on such date at which such currency may be exchanged for United States dollars as quoted by Bank of America Illinois except that, with respect to any Indemnifiable Loss (as defined in Section 5.01) covered by insurance, the Foreign Exchange Rate for such currency shall be as set forth in Section 5.03(b)(ii).

    FORM S-4: The registration statement on Form S-4 to be filed by New Morton with the Commission to effect the registration of the New Morton Common Stock and the New Morton Rights pursuant to the Securities Act.

    INSURANCE ADMINISTRATION: with respect to each Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence or aggregate limits of any policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

    INSURANCE PROCEEDS: those monies (a) received by an insured from an insurance carrier or (b) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, co-insurance, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

    INSURED CLAIMS: those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

    IRS:  the Internal Revenue Service.

    LIABILITIES: any and all debts, liabilities, commitments and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

    NEW MORTON ASSETS: collectively, all of the rights and Assets of the Company and its subsidiaries other than the Safety Assets, including without limitation: (a) the assets included on the consolidated balance sheet of New Morton as of June 30, 1996 and any assets acquired by the Company or New Morton other than Safety Assets from July 1, 1996 to the Distribution Date (other than, in each case, assets sold or otherwise disposed of on or prior to the Distribution Date); (b) the real property, owned or leased, listed on Schedule 1.01(d)(1); (c) any recoveries under the liabilities listed on Schedule 1.01(f) or the litigation not included in the Safety Liabilities; (d) subject to Section
6.04 hereof, the patents, trademarks, trade names, copyrights (including applications for any of the foregoing), and invention records of the Company other than the Safety Assets, including without limitation the patents, trademarks and copyrights listed on Schedule 1.01(g)(1); (e) the Company's books and records to the extent set forth in Section 7.01(a); (f) all of the outstanding capital stock or other interests of the Company in the New Morton Subsidiaries and in the partnerships, joint ventures and investments listed on
Schedule 1.01(e); (g) the New Morton Capital Contribution, the Safety Supplemental Distribution and all domestic and foreign cash bank balances and short-term investments other than (i) cash generated from the operations of the Safety Business from July 1, 1996 through the Distribution Date in excess of the sum of (x) the cash used by the Safety Business from July 1, 1996 through the Distribution Date, (y) the Safety Supplemental Distribution and (z) $15 million of expenses incurred by the Company in connection with the transactions contemplated by the Combination Agreement and (ii) petty checking and cash accounts with respect to the Safety Business not maintained, in the ordinary course of business, on the central company cash management system, including without limitation to the extent set forth in Section 2.01(f) of this Agreement;
(h) the New Morton Policies and the rights under the Company Policies to the extent set forth in Article VIII of this Agreement; and (i) the Company's rights under Sections 8.3(b), 8.6, 8.13(c) and 8.22 of the Combination Agreement that survive the Effective Time (as defined in the Combination Agreement), and New Morton's rights and Assets under the other Ancillary Agreements.

    NEW MORTON BOARD:  the Board of Directors of New Morton.

    NEW MORTON BUSINESSES: all assets, businesses and operations of the Company other than those included in the Safety Business, including without limitation the New Morton Assets and the businesses and operations of the Adhesives & Chemical Specialties Group, the Coatings Group, the Electronic Materials Group, the Salt Group and the Corporate Operations, as heretofore, currently or hereafter conducted, including without limitation the businesses listed on
Schedule 1.01(e) and all assets, businesses or operations managed or operated by, or otherwise operationally related to, any of such businesses, which have been sold or otherwise disposed of or discontinued prior to the Distribution Date but which shall not include the Safety Business.

    NEW MORTON BY-LAWS: the By-Laws of New Morton, substantially in the form of Exhibit B, to be in effect on the Distribution Date.

    NEW MORTON CAPITAL CONTRIBUTION: the capital contribution or repayment in cash of intercompany indebtedness (including as provided in Section 2.10(b) of this Agreement) in the aggregate amount of $750,000,000 to be contributed by the Company to New Morton on or immediately prior to the Distribution Date.

    NEW MORTON CHARTER: the Articles of Incorporation of New Morton, substantially in the form of Exhibit C, to be in effect on the Distribution Date.

    NEW MORTON EMPLOYEE: any individual who, on or prior to the Distribution Date, was employed by the Company or any of its subsidiaries and who, on or after the Distribution Date, or otherwise in connection with the Distribution, is intended by the parties hereto to be employed by New Morton or a New Morton Subsidiary or in a New Morton Business on an on-going basis.

    NEW MORTON LIABILITIES: collectively, all of the Liabilities of the Company and its subsidiaries incurred on or prior to the Distribution Date (other than Safety Liabilities) including without limitation: all of (i) the Liabilities of New Morton under this Agreement or any of the Ancillary Agreements, (ii) the Liabilities arising out of or relating to any of the New Morton Businesses or the New Morton Assets and (iii) the Liabilities specified on Schedule 1.01(f).

    NEW MORTON POLICIES: all Policies, current or past, which are owned or maintained by or on behalf of the Company or any of its predecessors which relate to the New Morton Businesses but do not relate to the Safety Business, including without limitation the Policies identified on Schedule 1.01(c)(2).

    NEW MORTON SUBSIDIARIES: all of the subsidiaries of the Company other than the Retained Subsidiaries, including without limitation those listed on Schedule 1.01(e), and any other subsidiary of New Morton which hereafter may be organized or acquired, all of which subsidiaries will become subsidiaries of New Morton.

    NYSE:  New York Stock Exchange, Inc.

    POLICIES: insurance policies and insurance contracts of any kind, including without limitation primary and excess policies, comprehensive general liability policies, automobile, aircraft and workers' compensation insurance policies, life insurance and other employee benefit insurance policies, and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

    PROXY STATEMENT: the proxy statement/prospectus/offer to purchase to be sent to the holders of shares of Company Common Stock in connection with the Special Meeting and to the holders of Autoliv common stock in connection with the Exchange Offer.

    RETAINED SUBSIDIARIES: the subsidiaries of the Company listed on Schedule 1.01(a).

    RIGHTS AGREEMENT:  the Rights Agreement, dated as of [                ], by
and between New Morton and The First National Bank of Chicago, as Rights Agent, substantially in the form of Exhibit E hereto.

    RULING REQUEST: the private letter ruling request to be filed by the Company with the IRS, as supplemented and amended from time to time, with respect to certain tax aspects of the Distribution and the Merger.

    SAFETY: [Name to come], the surviving corporation of the Merger (as defined in the Combination Agreement), which shall occur pursuant to the Combination Agreement immediately subsequent to the Distribution.

    SAFETY ASSETS: collectively, the following rights and Assets of the Company and its subsidiaries: (a) the assets included on the consolidated balance sheet of the Safety Business as of June 30, 1996 and any assets acquired by the Company exclusively relating to the Safety Business from July 1, 1996 to the Distribution Date (other than, in each case, assets sold or otherwise disposed of on or prior to the Distribution Date); (b) the real property owned or leased listed on Schedule 1.01(d)(2); (c) any recoveries under the litigation listed on Schedule 1.01(b); (d) other than with respect to the "Morton" and "Morton International" names and related trademarks and trade names (but subject to Section 6.04 hereof), the patents, trademarks, trade names, copyrights (including applications for any of the foregoing), and invention records of the Company relating primarily to the Safety Business, including without limitation the patents, trademarks and copyrights listed on Schedule 1.01(g)(2); (e) the Company's books and records to the extent set forth in
Section 7.01(b); (f) all of the outstanding capital stock or other interests of the Company in the Retained Subsidiaries and in the partnerships, joint ventures and investments listed on Schedule 1.01(a); (g) petty checking and cash accounts with respect to the Safety Business not maintained, in the ordinary course of business, on the central company cash management system; (h) cash generated from the operations of the Safety Business from July 1, 1996 through the Distribution Date in excess of the sum of (x) cash used by the Safety Business, (y) the Safety Supplemental Distribution and (z) $15 million of expenses incurred by the Company in connection with the transactions contemplated by the Combination Agreement; (i) the Safety Policies and the rights under the Company Policies to the extent set forth in Article VIII of this Agreement; (j) the rights and Assets of Safety under the Ancillary Agreements; and (k) any other rights and Assets of the Company and its subsidiaries exclusively relating to the Safety Business, PROVIDED that the Safety Assets shall not include (1) cash and cash equivalents, except as set forth in clause (g) or (h) above, and (2) assets associated with the Corporate Operations.

    SAFETY BUSINESS: the Safety Assets and the assets, business and operations of the Company's Automotive Safety Products Group, as heretofore, currently or hereafter conducted, including without limitation the businesses listed on
Schedule 1.01(a) and all businesses or operations predominantly managed or operated by, or otherwise operationally related to, the Company's Automotive Safety Products Group which have been sold or otherwise disposed of or discontinued prior to the Distribution Date but shall not include any of the New Morton Businesses.

    SAFETY CREDIT AGREEMENT: the credit agreement or other financing agreements or arrangements to be entered into by the Company prior to the Distribution Date to provide Safety with working capital, to fund the New Morton Capital Contribution and, if necessary, to repay certain intercompany indebtedness pursuant to Section 2.10(b) hereof.

    SAFETY EMPLOYEE: any individual who, on or prior to the Distribution Date, was employed by the Company or any of its subsidiaries and who, on or after the Distribution Date, or otherwise in connection with the Distribution, is intended by the parties hereto to be employed by Safety or a Safety subsidiary or parent company or in the Safety Business (including the business of Newco and its subsidiaries) on an on-going basis.

    SAFETY LIABILITIES: collectively, all of (i) the Liabilities assigned to or assumed by the Company under this Agreement or any of the Ancillary Agreements, except as otherwise expressly provided herein or therein; (ii) all of the Liabilities (or portion thereof) relating exclusively to or arising exclusively from the Safety Business or the Safety Assets; (iii) the Liabilities listed on
Schedule 1.01(b); (iv) Liabilities on the balance sheet of the Safety Business as of June 30, 1996 (or reflected in the notes thereto), and Liabilities incurred by the Safety Business on or after July 1, 1996, excluding, in each case, Liabilities paid or otherwise satisfied on or prior to the Distribution Date; and (v) the liabilities of the Company under the Safety Credit Agreement.

    SAFETY POLICIES: all Policies, current or past, which are owned or maintained by or on behalf of the Company or any of its predecessors which relate to the Safety Business but do not relate to the New Morton Businesses, including without limitation the Policies identified on Schedule 1.01(c)(3).

    SAFETY SUPPLEMENTAL DISTRIBUTION: an amount in cash equal to $50,000,000 (subject to adjustment pursuant to Sections 2.01(a) and 2.10(a)) plus, if the Distribution Date occurs after March 31, 1997, an additional amount in cash equal to the product of $7,200,000 times the number of months (or fraction thereof) between March 31, 1997 and the Distribution Date, such amounts to be contributed by the Company to New Morton on or prior to the Distribution Date.

    SECURITIES ACT:  the Securities Act of 1933, as amended.

    SPECIAL MEETING: the Special Meeting of Stockholders of the Company to consider the Distribution, the Merger and certain related matters.

    SPECIAL MEETING RECORD DATE: the record date for stockholders of the Company entitled to vote at the Special Meeting.

    SUBSIDIARIES: the term "subsidiaries" as used herein with respect to any entity shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity and any other entity at least 45% of the stock or other voting interests of which are owned by such entity.

    TAX SHARING AGREEMENT: the Tax Sharing Agreement, dated as of the date hereof, between New Morton and the Company, the form of which is attached hereto as Exhibit D.

    SECTION 1.02 EXHIBITS, ETC. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II
              CERTAIN TRANSACTIONS PRIOR TO THE DISTRIBUTION DATE

    SECTION 2.01  FINANCING.

    (A) SAFETY CREDIT AGREEMENT; NEW MORTON CAPITAL CONTRIBUTION; SAFETY SUPPLEMENTAL DISTRIBUTION. On or immediately prior to the Distribution Date, the Company shall enter into the Safety Credit Agreement, on terms reasonably acceptable to Autoliv and the Company, and shall contribute the New Morton Capital Contribution to New Morton. New Morton shall have no obligations or Liabilities with respect to the Safety Credit Agreement. On or prior to the Distribution Date, the Company shall contribute the Safety Supplemental Distribution to New Morton to the extent not previously paid under Section 2.01(c) of this Agreement; provided that if the estimated retained earnings (exclusive of any costs and expenses to be paid by Safety pursuant to Section
9.03 of this Agreement relating to the transactions contemplated by this Agreement and the Combination Agreement and prior to giving effect to the Safety Supplemental Distribution) of the Safety Business from July 1, 1996 through the Distribution Date (or through the most recent date prior to the Distribution Date for which such estimate can reasonably be made), based solely upon the Company's accounting principles, practices, policies and procedures consistently applied, as set forth in a certificate of the Chief Financial Officer of the Company dated the Distribution Date (the "CFO Certificate"), are less than the amount of the Safety Supplemental Distribution as otherwise determined, the amount of the Safety Supplemental Distribution shall be adjusted (without interest) to equal such lesser amount as set forth in such certificate. The CFO Certificate shall be prepared in good faith, shall be final and binding upon the parties, and each party hereby waives and releases any claim or remedy it might otherwise have with respect thereto.

    (b) CREDIT SENSITIVE DEBENTURES. Prior to the Distribution Date, New Morton shall enter into a supplemental indenture or other instrument to the extent required by the indenture pursuant to which the Company's Credit Sensitive Debentures due June 1, 2020 have been issued, which supplemental indenture or instrument will provide that, as of the Distribution Date and pursuant to Sections 801 and 802 of such indenture, the obligations of the Company thereunder shall become obligations of New Morton, and the Company shall have no remaining obligations thereunder.

    (C) OPERATION OF THE SAFETY BUSINESS PRIOR TO THE DISTRIBUTION DATE. The Company and New Morton shall, to the fullest extent reasonably practicable, treat, solely for the purposes of this Agreement, the Safety Business as if it were a stand-alone, self-financed entity from July 1, 1996 through the Distribution Date. Accordingly, for the period from July 1, 1996 through the Distribution Date (i) the Safety Business shall be treated as retaining all cash generated from the operations of the Safety Business in excess of the sum of (x) the cash used by the Safety Business, (y) the Safety Supplemental Distribution, which shall be deemed to be made on the last day of each month on a prorated basis and (z) $15 million of expenses incurred by the Company in connection with the transactions contemplated by the Combination Agreement, which shall be the responsibility of the Safety Business, to the extent not theretofore charged to the Safety Business; (ii) the Safety Business shall be credited with interest on its positive cash balances and charged for interest on any negative cash balances funded by the New Morton Businesses at a per annum interest rate equal to the average interest rate earned on the Company's cash balances during such period, with any intercompany borrowings to fund the operations of the Safety Business in excess of the amount reflected on the audited balance sheet of the Safety Business as of June 30, 1996 treated as a payable to New Morton from the Company; (iii) any payments by the Safety Business in connection with the New Morton Businesses or the New Morton Employees (including, without limitation, any such payments in respect of New Morton Liabilities) shall be treated as a payable to the Safety Business from New Morton, and any payments by the New Morton Businesses in connection with the Safety Business or the Safety Employees (including, without limitation, any such payments in respect of Safety Liabilities) shall be treated as a payable to New Morton from the Safety Business; (iv) the Safety Business and the New Morton Businesses shall make adjustments for late deposits, checks returned for insufficient funds and other similar transactions occurring on or after July 1, 1996 as shall be reasonable under the circumstances consistent with the purpose and intent of this Agreement; and (v) the net balance due to the Safety Business or the New Morton Businesses, as the case may be, in respect of the aggregate amounts of clauses
(i) through (iv) shall be paid by New Morton or Safety, as appropriate, as promptly as practicable following each month end. For purposes of this Section 2.01(c), the parties contemplate that the Safety Business, including but not limited to the administration of accounts payable and accounts receivable, will be conducted in the normal course consistent with the covenants contained in
Section 7.1 of the Combination Agreement and that the Safety Business will not be charged for general administrative services provided by the Corporate Operations, including legal, tax compliance, risk management and other similar corporate services, in a manner consistent with the Company's practice in preparing the audited balance sheet of the Safety Business dated as of June 30, 1996. All transactions contemplated by this Section 2.01(c) shall be subject to review by the parties, and any dispute thereunder shall be resolved by Ernst & Young LLP (or another "Big Six" accounting firm acceptable to the parties), whose decision shall be final and unappealable.

    (d) CONSENTS. Each of the Company and New Morton agrees that it shall use reasonable efforts to obtain, prior to the Distribution Date, all necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which it or its respective subsidiaries is a party or by which it or any of its respective subsidiaries is bound, or to refinance such agreement, security or facility, in each case on terms satisfactory to the Company and New Morton and to the extent necessary to permit the Distribution to be consummated without any material breach of the terms of such agreement, security or facility. To the extent Safety determines, in its reasonable judgment, that such consents, waivers or amendments would reasonably be expected to create Safety Liabilities, such terms shall also be reasonably satisfactory to Safety. From the date hereof until there no longer remain any such material consents, waivers or amendments to be obtained in connection with the Distribution pursuant to the terms of this Agreement and the Ancillary Agreements, New Morton shall inform Safety regularly, but not less than on a monthly basis, of its progress in obtaining such consents, waivers and amendments.

    (e) INTERCOMPANY ACCOUNTS. All agreements, contracts, arrangements and commitments between the New Morton Businesses, on the one hand, and the Safety Business, on the other hand, entered into prior to the Distribution Date for the purchase or sale of goods or services ("Intercompany Arrangements"), which intercompany arrangements shall be subject to the reasonable approval of a senior executive of the Safety Business, shall remain in effect on and after the Closing Date. All amounts under such Intercompany Arrangements which are unbilled as of the Distribution Date shall be billed and payable on and after the Distribution Date in accordance with the terms thereof. Subject to Sections 2.01(c) and 2.10 of this Agreement, on or before the Distribution Date, the Company shall cause all intercompany indebtedness (which shall include payables and receivables but which shall not include unbilled amounts under Intercompany Arrangements) between the New Morton Businesses, on the one hand, and the Safety Business, on the other hand, to be settled or otherwise eliminated.

    (f)  CASH MANAGEMENT AND INTERCOMPANY ACCOUNTS AFTER THE DISTRIBUTION
DATE. The Company and New Morton shall establish and maintain a separate cash management system and accounting records with respect to the New Morton Businesses effective as of immediately prior to the Distribution Date; thereafter, (i) any payments by the Company or a Remaining Subsidiary to or on behalf of New Morton or a New Morton Subsidiary or otherwise, in connection with the New Morton Businesses or the New Morton Employees (including, without limitation, any such payments in respect of New Morton Liabilities) shall be recorded in the accounts of New Morton as a payable to the Company from New Morton; any payments by New Morton or a New Morton Subsidiary to or on behalf of the Company or a Remaining Subsidiary or otherwise, in connection with the Safety Business or in connection with Safety Employees (including, without limitation, any such payments in respect of Safety Liabilities) shall be recorded in the accounts of the Company as a payable to New Morton from the Company; (ii) other than petty checking and cash accounts with respect to the Safety Business not maintained, in the ordinary course of business, on the central Company cash management system, and the accounts listed on Schedule 1.01(a), which petty cash, checking and other accounts (but not the balances therein, except as provided by Section 2.01(c) and the definition of Safety Assets) the Company shall retain, New Morton shall be entitled to all domestic and international cash bank balances and short-term investments as of the Distribution Date per the books of the Company (other than cash which constitutes a Safety Asset) including, without limitation, such cash balances (other than cash which constitutes a Safety Asset) representing deposited checks or drafts for which only a provisional credit has been allowed, in the depository accounts of the Company or any of its subsidiaries; any such cash balances as of the Distribution Date which have not been transferred to New Morton shall be recorded as a payable to New Morton from Safety in the accounts of Safety; (iii) New Morton and the Company shall make adjustments for late deposits, checks returned for not sufficient funds and other post-Distribution Date transactions as shall be reasonable under the circumstances consistent with the purpose and intent of this Agreement; and (iv) the net balance due to the Company or New Morton, as the case may be, in respect of the aggregate amounts of clauses (i), (ii) and (iii) shall be paid by New Morton or Safety, as appropriate, as promptly as practicable. For purposes of this Section 2.01(f), the parties contemplate that the Safety Business and the New Morton Businesses, including but not limited to the administration of accounts payable and accounts receivable, will be conducted in the normal course. All transactions contemplated in this Section 2.01(f) shall be subject to review by the parties, and any dispute thereunder shall be resolved by Ernst & Young LLP (or another "Big Six" accounting firm acceptable to the parties), whose decision shall be final and unappealable.

    SECTION 2.02 TRANSFER OF NEW MORTON ASSETS. The Company shall transfer to New Morton or, at New Morton's option, to a New Morton Subsidiary effective as of the Distribution Date all of the Company's right, title and interest in the New Morton Assets.

    SECTION 2.03 TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers contemplated by this Article II shall not have been consummated on the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; PROVIDED, HOWEVER, that the Company and New Morton and their respective subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of Assets or Liabilities has not been consummated, effective as of and after the Distribution Date, the party retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other action as may be reasonably requested by the party to which such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

    SECTION 2.04 NO REPRESENTATIONS OR WARRANTIES; CONSENTS. Except as otherwise contemplated in Section 2.06 or in connection with any Conveyancing and Assumption Instruments related to real estate, as to which the Company shall transfer to New Morton with "special warranty" or equivalent deeds, each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any Assets of such party or
(ii) as to the legal sufficiency to convey title to any Asset of the execution, delivery and filing of this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instruments. It is also agreed and understood that all Assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that any conveyances of such Assets shall prove to be insufficient or that such party's or any of its subsidiaries' title to any such Assets shall be other than good and marketable and free from encumbrances. The parties shall use their best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal, state or foreign environmental laws.

    SECTION 2.05 ASSUMPTION AND SATISFACTION OF NEW MORTON LIABILITIES; RETENTION OF SAFETY LIABILITIES. Except as set forth in the Benefits Agreement or the Tax Sharing Agreement, effective as of and after the Distribution Date,
(a) New Morton shall, or shall cause its subsidiaries to, assume, pay, perform, and discharge in due course all of the New Morton Liabilities and (b) Safety shall, or shall cause its subsidiaries to, pay, perform and discharge in due course all of the Safety Liabilities.

    SECTION 2.06 FINANCIAL REPRESENTATIONS AND WARRANTIES. New Morton hereby represents and warrants to the Company that:

    (a) SAFETY ASSETS. The Safety Assets as of the Distribution Date shall include all Assets then owned or held by the Company and its subsidiaries which are exclusively used in the operation of the Safety Business as such business is conducted as of such date, including cash and cash equivalents as provided in clauses (g) and (h) of the definition of Safety Assets.

    (b) FINANCIAL LIABILITIES. The interest-bearing indebtedness (excluding hedging or similar contracts and letters or lines of credit in the ordinary course) of the Safety Business as of the Distribution Date will not exceed $750,000,000 plus the outstanding amount of the municipal financing, not to exceed $1,100,000.

    The representations contained in this Section 2.06 shall survive the Distribution Date until March 31, 1998.

    SECTION 2.07 CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the transfers of Assets other than capital stock and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree, including the transfer of real property with special warranty or equivalent deeds. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation in the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on public registries.

    SECTION 2.08 CERTIFICATE OF INCORPORATION; BY-LAWS; SHARE PURCHASE RIGHTS PLAN. Prior to the Distribution Date, the Company and New Morton shall take all action necessary so that, at the Distribution Date, the New Morton Charter, the New Morton By-laws and the Rights Agreement shall be in effect, with such changes as New Morton may approve.

    SECTION 2.09 NEW MORTON CAPITALIZATION. Prior to the Distribution Date, the Company and New Morton shall take all steps necessary to increase the outstanding shares of New Morton Common Stock so that, except as otherwise contemplated by this Agreement or the Benefits Agreement, immediately prior to the Distribution Date the number of shares of New Morton Common Stock outstanding and held by the Company shall equal the number of shares of Company Common Stock outstanding on the Distribution Record Date.

    SECTION 2.10 CERTAIN PRE-DISTRIBUTION TRANSACTIONS. (a) Prior to the Distribution, the Company shall use its reasonable best efforts to form a registered German limited liability corporation (GmbH) ("Safety GmbH"). Prior to the Distribution, Safety GmbH shall purchase or assume, and the Company shall cause Morton International GmbH ("Morton GmbH"), a limited liability corporation under the laws of Germany, to sell or assign, the Safety Assets and Safety Liabilities owned or held by Morton GmbH for the fair market value thereof, which amount shall be determined by mutual agreement of the Company and New Morton. The Safety Supplemental Distribution shall be reduced by the amount of any such cash payment, with any such cash payment in excess of such amount to be credited against the New Morton Capital Contribution.

    (b) Prior to the Distribution Date, Morton Manufacturing B.V., a limited liability corporation under the laws of the Netherlands (" Safety B.V."), shall repay in cash intercompany indebtedness owed by Safety B.V. to each of Morton International B.V. and Morton Service B.V. ("Morton B.V."), each a limited liability corporation under the laws of the Netherlands, with such repayment funded by an intercompany loan from the Safety Business pursuant to its borrowing under the Safety Credit Agreement. After such repayment and prior to the Distribution, Morton B.V. shall transfer to the Company all of the outstanding capital stock of Safety B.V. as a distribution in respect of the shares of Morton B.V. held by the Company. Any such cash payments by Safety B.V. to repay such intercompany indebtedness, up to $51,648,000 (representing the amount of such intercompany indebtedness as of June 30, 1996), shall be credited against the New Morton Capital Contribution.

                                  ARTICLE III
                                THE DISTRIBUTION

    SECTION 3.01 COOPERATION PRIOR TO THE DISTRIBUTION. Subject to the terms of the Combination Agreement, the Company and New Morton shall take the following actions:

        (a) the Company and New Morton shall prepare, and the Company shall mail to the holders of shares of Company Common Stock as of the Special Meeting Record Date, the Proxy Statement, which shall set forth appropriate disclosure concerning Newco, Autoliv, the Company, New Morton, Safety, the Merger, the Distribution, the Transactions and other matters. The Company and New Morton shall also prepare, and New Morton shall file with the Commission, the Form S-4, which shall include the Proxy Statement. The Company and New Morton shall use their best efforts to cause the Form S-4 to become effective under the Securities Act;

        (b) the Company and New Morton shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Combination Agreement, the Benefits Agreement or this Agreement;

        (c) the Company and New Morton shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Ancillary Agreements;

        (d) the Company and New Morton shall prepare, and New Morton shall file and seek to make effective, subject to official notice of issuance, an application to permit the listing of New Morton Common Stock on the NYSE; and

        (e) the Company and New Morton shall use their best efforts to obtain the rulings contemplated by the Ruling Request in form and substance satisfactory to the Company Board as advised by counsel.

    SECTION 3.02 COMPANY BOARD ACTION; DISTRIBUTION PROCEDURES. Subject to the terms of the Combination Agreement, and the satisfaction or waiver of the conditions set forth in Section 3.03 hereof, the Company Board shall, in its discretion, establish the Distribution Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. Prior to the Distribution Date, the Company shall enter into an agreement with the Agent providing for, among other things, the payment of the Distribution to the holders of Company Common Stock in accordance with this Article III.

    SECTION 3.03 CONDITIONS PRECEDENT TO THE DISTRIBUTION. In no event shall the Distribution occur (a) if at the Distribution Date the Ruling Request shall not have been granted in form and substance satisfactory to the Company in its sole discretion and be in full force and effect, or (b) prior to such time as the following conditions shall have been satisfied or, to the extent permitted, waived:

        (i) all third party consents and governmental approvals required in connection with the transactions contemplated hereby shall have been received, except where the failure to obtain such consents or approvals would not have a material adverse effect on either (i) the ability of the parties to consummate the transactions contemplated by this Agreement or
    (ii) the business, financial condition or results of operations of Safety or New Morton;

        (ii) the Distribution, the Combination Agreement and the related transactions (including the Merger) shall have been approved by the holders of a majority of the outstanding shares of Company Common Stock at the Special Meeting;

        (iii) the transactions contemplated by Sections 2.01, 2.02, 2.05, 2.08,
    2.09 and 2.10 shall have been consummated in all material respects, to the extent required to be consummated prior to the Distribution;

        (iv) the New Morton Common Stock shall have been authorized for listing on the NYSE, subject to official notice of issuance;

        (v) the New Morton Board, composed as contemplated by Section 6.01, shall have been elected by the Company, as sole stockholder of New Morton;

        (vi) the Form S-4 shall have been declared effective under the Securities Act by the Commission and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission and, to the knowledge of the Company and New Morton, no proceeding for that purpose shall have been instituted by the Commission;

        (vii) the applicable parties shall have entered into each of the Ancillary Agreements;

        (viii) each condition to the Closing of the Merger and the Exchange Offer set forth in Article IX of the Combination Agreement, other than with respect to consummation of the Distribution and the transactions set forth in Article II hereof, shall have been fulfilled or waived by the party for whose benefit such condition exists;

        (ix) the Company Board shall be reasonably satisfied that, after giving effect to the transactions set forth in Article II hereof, (A) the Company will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (B) the Company's surplus would be sufficient to permit the Distribution without violation of Section 23-1-28-3 of the Indiana Business Corporation Law; and

        (x) the representations and warranties contained in Section 2.06 shall be true and correct.

Neither the Company nor New Morton shall waive any condition contained in this
Section 3.03 without the consent of Autoliv, which consent shall not be unreasonably withheld.

    SECTION 3.04 THE DISTRIBUTION. On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, the Company shall deliver to the Agent a share certificate representing all of the then outstanding shares of New Morton Common Stock owned by the Company and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such New Morton Common Stock to holders of record of shares of Company Common Stock on the Distribution Record Date. New Morton agrees to provide all share certificates and any information that the Agent shall require in order to effect the Distribution. All shares of New Morton Common Stock issued in the Distribution shall be duly authorized, validly issued, fully paid and nonassessable.

                                   ARTICLE IV
                                    SERVICES

    SECTION 4.01 PROVISION OF MANAGEMENT SERVICES. From the Distribution Date through not later than the first anniversary thereof (the "Services Period"), New Morton shall make available to Safety the following services (collectively, the "Services"):

        (a) Legal, tax, accounting, patent and other intellectual property, payroll and payroll tax, real estate, human resources (including pension administration), environmental, corporate secretarial, insurance, treasury and management information services, in each case including reasonable access to New Morton's systems and resources; and

        (b) Such other personnel of New Morton whose services the parties agree would be necessary and desirable to permit Safety and its subsidiaries to operate its business in the ordinary course and to facilitate the orderly transition of Safety and Newco to an independent and self-sufficient company in a reasonable and timely manner.

    It is understood that Services provided to Safety and its subsidiaries hereunder will be performed by those employees of New Morton who perform equivalent services for New Morton in the normal course of their employment. Accordingly, New Morton shall not be obligated to make available any services to the extent that doing so would unreasonably interfere with the performance by any New Morton Employee of services for New Morton or otherwise cause unreasonable burden to New Morton, in light of the purposes of this Agreement. Notwithstanding the other provisions of this Article IV to the contrary, Safety shall be obligated to obtain from New Morton, and New Morton shall agree to provide to Safety, Services related to the preparation, filing and auditing of tax returns for periods ended on or before the Distribution Date, subject to the provisions of the Tax Sharing Agreement.

    SECTION 4.02 FEE FOR SERVICES; EXPENSES. Subject to applicable law, Safety shall pay for all Services provided under Section 4.01 of this Agreement (including tax, audit, employee benefits and other Services contemplated to be provided by the Tax Sharing Agreement or the Benefits Agreement) pursuant to the formula set forth on Schedule 4.02 or as otherwise agreed by the parties, together with reimbursement of out-of-pocket expenses. Such payments shall be due and payable by Safety 30 days after receipt of invoices therefor.

    SECTION 4.03 INDEPENDENT CONTRACTOR STATUS. New Morton shall render and perform the Services as an independent contractor in accordance with its own standards, subject to its compliance with the provisions of this Agreement and with all applicable laws, ordinances and regulations.

    SECTION 4.04  DISCLAIMER; LIMITED LIABILITY.

    (a) New Morton makes no express or implied representations, warranties, or guarantees relating to the Services or the quality or results of Services to be performed under this Agreement; PROVIDED, HOWEVER, that New Morton shall use reasonable efforts to provide the Services in a manner at least comparable to the quality of such services provided to the Safety Business as of and prior to the date hereof in all material respects.

    (b) New Morton shall not be liable to Safety for any expense, claim (for malpractice or otherwise), loss or damage, including, without limitation, indirect, special, consequential or exemplary damages in performing the Services pursuant to this Article IV; PROVIDED, HOWEVER, that this Section 4.04(b) shall not apply to any expense, claim (for malpractice or otherwise), loss or damage resulting from the failure of New Morton to comply with the covenant contained in the proviso in paragraph (a) above.

    (c) New Morton shall not be liable to Safety for the consequences of any failure or delay to perform any of its obligations under this Agreement other than for damages arising from New Morton's willful or reckless misconduct; PROVIDED, that it shall provide reasonably prompt notice to Safety of such inability and the reasons therefor.

                                   ARTICLE V
                                INDEMNIFICATION

    SECTION 5.01  INDEMNIFICATION BY SAFETY.

    (a) Except with respect to the matters governed by the indemnification provisions set forth in the Tax Sharing Agreement (which shall be governed by those provisions), Safety shall indemnify, defend and hold harmless New Morton, each of its directors, officers, employees and agents and each Affiliate of New Morton and each of the heirs, executors, successors and assigns of any of the foregoing (the "New Morton Indemnitees") from and against the Safety Liabilities and any and all losses, claims and Liabilities (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions) (collectively, "Indemnifiable Losses" and, individually, an "Indemnifiable Loss") of the New Morton Indemnitees arising out of or due to the failure or alleged failure of Safety or any of its Affiliates to pay, perform or otherwise discharge in due course any of the Safety Liabilities.

    (b) Safety shall indemnify, defend and hold harmless each of the New Morton Indemnitees from and against any and all Indemnifiable Losses of the New Morton Indemnitees arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any portion of the Proxy Statement (including any preliminary filings related thereto or any amendments thereof) to be supplied by, or containing information relating to, Autoliv or its subsidiaries, or the omission or alleged omission to state in any such portion a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    SECTION 5.02  INDEMNIFICATION BY NEW MORTON.

    (a) Except with respect to the matters governed by the indemnification provisions set forth in the Tax Sharing Agreement (which shall be governed by those provisions), New Morton shall indemnify, defend and hold harmless each of the Company and Newco, each of the directors, officers, employees and agents of each of the Company and Newco and each Affiliate of each of the Company and Newco and each of the heirs, executors, successors and assigns of any of the foregoing (the "Safety Indemnitees") from and against the New Morton Liabilities and any and all Indemnifiable Losses of the Safety Indemnitees arising out of or due to the failure or alleged failure of New Morton or any of its Affiliates to pay, perform or otherwise discharge in due course any of the New Morton Liabilities.

    (b) New Morton shall indemnify, defend and hold harmless each of the Safety Indemnitees from and against any and all Indemnifiable Losses of the Safety Indemnitees arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any portion of the Proxy Statement (including any preliminary filing related thereto or any amendments thereof) to be supplied by, or containing information relating to, any of New Morton, the New Morton Subsidiaries or Safety, or the omission or alleged omission to state in any such portion a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    SECTION 5.03  LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

    (a) INSURANCE PROCEEDS. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

    (b) FOREIGN CURRENCY ADJUSTMENTS. In the event that any indemnification payment required to be made hereunder or under any Ancillary Agreement shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined in accordance with the following rules:

        (i) with respect to an Indemnifiable Loss arising from payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the Foreign Exchange Rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

        (ii) with respect to an Indemnifiable Loss covered by insurance, the Foreign Exchange Rate for such currency shall be the Foreign Exchange Rate employed by the insurance company providing such insurance in settling such Indemnifiable Loss with the Indemnifying Party; and

        (iii) with respect to an Indemnifiable Loss not covered by clause (i) or
    (ii) above, the indemnification payment shall be paid in the applicable local currency without any translation into United States dollars.

    SECTION 5.04  PROCEDURE FOR INDEMNIFICATION.

    (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Ancillary Agreements of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; PROVIDED, that the failure of any Indemnitee to give notice as provided in this Section 5.04 (the "Notice") shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give Notice. Such Notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (to the extent practicable) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

    (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim by delivering to the Indemnitee, within 30 days of receipt of Notice (or sooner (but in no event less than 10 days after the receipt of Notice), if the nature of such Third Party Claim so requires), the written acknowledgment (the "Acknowledgment") of its indemnification obligation under this Agreement with respect to the Third Party Claim. The Acknowledgment may specify reservations and exceptions to the extent reasonably acceptable to the Indemnitee or consistent with the terms of this Agreement and the Ancillary Agreements, and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third Party Claim. If the Indemnifying Party elects to assume responsibility for defending such Third Party Claim, the Indemnifying Party shall also notify the claimant or plaintiff asserting such Third Party Claim of such election and request that all communications in relation to the Third Party Claim be made, delivered or addressed to the Indemnifying Party, instead of the Indemnitee. If it is later determined that the defendants to the Third Party Claim include both the Indemnifying Party and the Indemnitee, the Indemnitee shall thereupon notify the claimant or plaintiff asserting such Third Party Claim that all communications in relation to the Third Party Claim should also be made, delivered or addressed to the Indemnitee. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article V for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED, THAT, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall assume responsibility for such claim with such reservations or exceptions to the extent reasonably acceptable to the Indemnitee or consistent with the terms of this Agreement and the Ancillary Agreements, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party.

    If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 5.01 or 5.02, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

    (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

    (d) Notwithstanding anything else in this Section 5.04 to the contrary, an Indemnifying Party shall not settle or compromise any Third Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by the claimant or plaintiff asserting such Third Party Claim to the Indemnitee of a written release from all liability in respect of such Third Party Claim. In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

    (e) Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party, under applicable law or under this Agreement.

    (f) In addition to any adjustments required pursuant to Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

    (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

    (h) In the event Safety shall determine in its reasonable judgment that it is likely that it will be named as a potentially responsible party in any Superfund or other environmental litigation or investigation with respect to a New Morton Liability, if requested to do so by Safety, New Morton shall notify the potential claimant(s) in such potential litigation of its indemnification obligation in favor of Safety under this Agreement.

    SECTION 5.05 REMEDIES CUMULATIVE. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

    SECTION 5.06 SURVIVAL OF INDEMNITIES. The obligations of New Morton and the Company under this Article V, shall survive the Distribution Date and the sale or other transfer by it of any Assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such Assets, businesses or Liabilities. Such obligations shall be binding upon the successors and assigns of the Safety Business or the New Morton Businesses, as the case may be, and upon any transferee of all or substantially all of the assets (in one transaction or a series of related transactions) of the Safety Business or the New Morton Businesses, which transferee shall assume in writing such obligations. If 25% or more of the Assets of the Safety Business or the New Morton Businesses, as the case may be, are spun off to the respective stockholders of Safety or New Morton, such spun-off entity shall assume in writing a proportionate share of the indemnity obligation contained herein of Safety or New Morton, as the case may be, based upon the relative assets of such spun-off entity and the remaining assets in its parent, and thereafter Safety or New Morton, as the case may be, shall be released from the proportionate share so assumed. The assumption of obligations of a transferee or spun-off entity shall not apply with respect to any transaction consummated after the twentieth anniversary of this Agreement.

    SECTION 5.07  RIGHT OF INQUIRY.

    (a) In the event of a material adverse change after the Distribution Date in the financial condition of New Morton or Safety, which change creates a substantial likelihood that New Morton or Safety, as the case may be, will not be able to satisfy or otherwise settle, when due, its indemnification obligations to Safety or New Morton, respectively, under this Article V, Safety or New Morton, as the case may be, shall have the right, subject to entering into an agreement with the other party to preserve confidentiality and any applicable privilege for the benefit of such other party, upon consultation with such party, to have limited access on reasonable prior notice to such party's personnel in order to monitor the status of pending and anticipated litigation and governmental investigations or proceedings for which Safety or New Morton, as the case may be, could be contingently liable. Such right of inquiry shall terminate at such time as there is no longer a substantial likelihood that the applicable party will not be able to satisfy its indemnification obligations under this Agreement and the Ancillary Agreements. The reasonable attorneys' fees and out-of-pocket costs incurred in connection with a party's inquiry pursuant to this Section 5.07 shall be treated as Indemnifiable Losses pursuant to this Article V.

    (b) In addition to the provisions of paragraph (a) above, each of Safety and New Morton shall have the right on an annual basis and subject to reasonable prior notice to meet with the General Counsel of the other party (or such corporate officer or employee designated by such General Counsel) and receive an oral report, in a forum in which the requesting party may ask reasonable questions regarding the status of material pending and threatened litigation and material governmental investigations or proceedings for which the requesting party may be contingently liable. For the avoidance of doubt, no such right shall require Safety or New Morton, as the case may be, to (i) provide non-public written information, (ii) provide confidential information, (iii) jeopardize the benefit of any applicable privilege or (iv) engage in lengthy or burdensome meetings or discussions. In addition, each of Safety and New Morton shall have the further right to request one additional meeting per year in connection with the public disclosure by the other party during such year of a material adverse development in any pending or threatened litigation or governmental investigation or proceeding for which the requesting party may be contingently liable, such meeting otherwise to be on the same terms as set forth in this Section 5.07(b). Each of Safety and New Morton shall bear its own cost of attendance at such meetings, which shall be held at the corporate offices of the non-requesting party.

                                   ARTICLE VI
                    CERTAIN ADDITIONAL MATTERS AND COVENANTS

    SECTION 6.01 THE NEW MORTON BOARD. New Morton and the Company shall take all actions which may be required to elect or otherwise appoint, as of the Distribution Date, each of the directors of the Company Board as a director of New Morton.

    SECTION 6.02  RESIGNATIONS; SAFETY BOARD.

    (a) The Company shall cause all of its directors and New Morton Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of Safety or the Retained Subsidiaries on which they serve, and from all positions as officers of Safety or the Retained Subsidiaries in which they serve. The Company shall cause all of the Safety Employees to resign from all boards of directors or similar governing bodies of New Morton or any New Morton Subsidiary on which they serve, and from all positions as officers of New Morton or any New Morton Subsidiary in which they serve.

    (b) The Company shall take all actions which may be required to elect or otherwise appoint to the Company Board and the board of directors of each Remaining Subsidiary, as of the Effective Time, such officers of Newco or the Company as the Company may designate prior to the Effective Time.

    SECTION 6.03  CERTAIN POST-DISTRIBUTION TRANSACTIONS.

    (a) NEW MORTON. (i) New Morton shall, and shall cause each New Morton Subsidiary to, comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by the Company and New Morton acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

    (ii) Neither New Morton nor any New Morton Subsidiary shall for a period of one year following the Distribution Date engage or agree to engage in any of the following transactions, unless (X) an opinion in form and substance reasonably satisfactory to Safety is obtained from nationally recognized tax counsel to New Morton and/or (Y) a supplemental ruling is obtained from the IRS, in either case to the effect that such transaction(s) would not adversely affect the tax consequences of the contributions, transfers, assumptions, Merger and Distribution described in Articles II and III of this Agreement to the Company, any Retained Subsidiary, or any shareholder or former shareholder of the Company. The transactions subject to this provision are: (A) ceasing to engage in an active trade or business within the meaning of Section 355(b) of the Code, whether by means of a disposition or distribution of stock or assets, or otherwise; (B) repurchasing more than 20% of the New Morton Common Stock outstanding immediately after the Distribution; (C) issuing an amount of New Morton capital stock that would cause the Distribution to fail to satisfy the requirement that the Company have been in control of New Morton within the meaning of Section 368(c) of the Code immediately prior to the Distribution or that the New Morton shareholders be in control of New Morton immediately after the Distribution within the meaning of Section 368(a)(1)(D) of the Code; or (D) liquidating or merging with or into any other entity (including a New Morton Subsidiary). New Morton hereby represents and warrants that neither New Morton nor any New Morton Subsidiary has any plan or intention to undertake any of the transactions set forth in (A), (B), (C), or (D) above. Notwithstanding the foregoing, any act or transaction that is consistent with the representations contained in (x) the request for rulings and any supplement thereto filed with the IRS in connection with the Distribution or (y) the tax certificates described in Section 9.1(g)(ii) of the Combination Agreement relating to the opinions of counsel to be rendered in connection with the Distribution and the Merger, shall not be subject to the provisions of this Section 6.03(a)(ii).

    (b) THE COMPANY. The Company shall, and shall cause each Remaining Subsidiary to, comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by the Company and New Morton acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

    SECTION 6.04  USE OF NAMES.

    (a) Any existing printed material showing any affiliation or connection of Safety or the Retained Subsidiaries with New Morton, including any names using "Morton" or a derivative thereof, may be used by Safety or the Retained Subsidiaries only for a period ending eight months after the Distribution Date. On and after the Distribution Date, Safety shall not otherwise represent to third parties that it is presently affiliated with New Morton.

    (b) From and after the Effective Time, New Morton shall have all rights in and use of the names "Morton" and "Morton International" and all other names, marks, scripts, type fonts, forms, styles, logos, designs, devices, trade dress, symbols and other forms of trade identity constituting New Morton Assets (collectively, the " Morton Name Rights"), and all derivatives thereof. The Company acknowledges that New Morton has all such rights and that the Company will not use the New Morton Rights, or names, marks or other material confusingly similar therewith except as permitted by this Agreement. Prior to or promptly after the Effective Time, the Company shall change its name and the name of any Subsidiary or other person under its control to eliminate therefrom the names "Morton" and "Morton International" and all derivatives thereof. For a period of eight months after the Distribution Date, the Company may use the names "Morton" and "Morton International" only to the extent that it is not practical to change such names or as permitted by Section 6.04(a), including in connection with any signs, letterhead, business cards, invoices or other printed forms, telephone directory listings or promotional material, and products in inventory as of the Distribution Date and shall cause the Company and its subsidiaries to maintain the same standards of quality with respect to such names, logos and marks as previously exercised.

    (c) Nothing in this Section 6.04 shall obligate Safety to replace any tooling or other equipment used in the manufacturing process, PROVIDED that Safety uses all reasonable efforts to comply with the requirements of paragraphs
(a) and (b) with respect to such tooling and equipment by, for example, affixing labels thereto or providing other appropriate signage.

    (d) As of the date of this Agreement, New Morton intends to use "Morton International, Inc." as its corporate name following the Effective Time, although nothing herein shall preclude New Morton from changing such name in the future.

    SECTION 6.05 RESTRICTIONS ON HIRING OF OTHER PARTY'S EMPLOYEES. For a period of two years after the Distribution Date, each of Safety and New Morton agrees that, without the prior written consent of the other, it will not, and it will cause its Affiliates not to, solicit the employment of or employ any New Morton Employee or Safety Employee, respectively.

    SECTION 6.06 FURTHER ASSURANCES; COOPERATION. Each of the parties hereto promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby. The parties shall cooperate with each other in all reasonable respects to ensure the transfer to New Morton or a New Morton Subsidiary of the New Morton Assets, New Morton Liabilities and the businesses related thereto, and the retention by the Company of the Safety Business, including, without limitation, (i) allocating rights and obligations under contracts, agreements and other arrangements, if any, of the Company that relate to both the Safety Business and the New Morton Businesses, (ii) determining whether to enter into any service or other sharing agreements on a mutually acceptable arm's-length basis that may be necessary to assure a smooth and orderly transition, and (iii) obtaining any reasonably necessary or appropriate third-party consents, licenses and permits in connection with the Distribution. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

    SECTION 6.07  GUARANTEES.

    (a) Safety and New Morton shall cooperate, and shall cause their respective Affiliates to cooperate, to terminate, or to cause Safety or one of its Affiliates to be substituted in all respects for New Morton or its Affiliates in respect of, all obligations of New Morton and its Affiliates under any loan, financing, lease, contract, or other obligation in existence as of the Distribution Date pertaining to the Safety Business for which New Morton or an Affiliate of New Morton may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Distribution Date, (i) Safety shall indemnify and hold harmless the New Morton Indemnitees for any Indemnifiable Loss arising from or relating thereto, and (ii) without the prior written consent of the Chief Financial Officer of New Morton, from and after the Distribution Date, Safety shall not, and shall not permit any of its Affiliates to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which New Morton or any of its Affiliates is or may be liable unless all obligations of New Morton and its Affiliates with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Chief Financial Officer of New Morton.

    (b) Safety and New Morton shall cooperate, and shall cause their respective Affiliates to cooperate, to terminate, or to cause New Morton or one of its Affiliates to be substituted in all respects for Safety and its Affiliates in respect of, all obligations of Safety and its Affiliates under any loan, financing, lease, contract or other obligation in existence as of the Distribution Date pertaining to the New Morton Businesses for which Safety or its Affiliates may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Distribution Date, (i) New Morton shall indemnify and hold harmless the Company Indemnitees for any Indemnifiable Loss arising from or relating thereto, and
(ii) without the prior written consent of the Chief Financial Officer of Safety or Newco, from and after the Distribution Date, New Morton shall not, and shall not permit any of its Affiliates to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which Safety or its Affiliates is or may be liable unless all obligations of Safety and its Affiliates with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Chief Financial Officer of Safety or Newco.

    (c) Safety and New Morton shall provide Newco with information and documentation relating to the actions to be taken pursuant to this Section 6.07.

    SECTION 6.08 SHARED FACILITIES. From and after the Distribution Date, New Morton shall have access to the facilities specified in Schedule 6.08 on the terms set forth thereon.

    SECTION 6.09 THIOKOL-MORTON SPINOFF. Safety agrees that, at New Morton's request and expense and subject to New Morton's obligation to indemnify Safety for such actions, Safety shall act as agent for New Morton in making any claim against Morton Thiokol, Inc. (now named Thiokol Corporation) in connection with New Morton's indemnification and similar rights pursuant to the agreements entered into between Thiokol and Morton International, Inc. in connection with the 1989 distribution of the capital stock of Morton International, Inc. Safety shall not knowingly waive any such rights of New Morton without New Morton's consent. Notwithstanding the foregoing, Safety shall not be obligated to take any actions in furtherance of its obligations under this Section 6.09 if Safety determines, in its reasonable judgment, that taking such actions would entail an undue level of risk to Safety or involve Safety in a substantial controversy or dispute.

    SECTION 6.10 NON-COMPETITION. (a) For a period of four years from and after the Distribution Date, New Morton will not engage, directly or through any subsidiary or other entity controlled by New Morton, in the automotive safety restraint business (as such business is conducted by Newco and its subsidiaries immediately following the Effective Time (as defined in the Contribution Agreement)); PROVIDED, HOWEVER, that this Section 6.10 shall not prevent New Morton from:

        (i) acquiring no more than 10% of the outstanding stock, partnership or other equity interests in any corporation, partnership, limited liability company or other person or entity ("Person");

        (ii) acquiring more than 10% of the outstanding capital stock, partnership or other equity interests in any Person for which the annual revenues derived from the business of such Person that competes with the automotive safety restraint business (as such business is conducted by Newco and its subsidiaries immediately following the Effective Time) are not more than 10% of such Person's total annual revenues;

        (iii) acquiring more than 50% of the outstanding capital stock, partnership or other equity interests in any Person (or any lesser percentage if, pursuant to contractual or other arrangements, New Morton has the right to cause such Person to take the actions specified in the following proviso) for which the annual revenues derived from the business of such Person that competes with the automotive safety restraint business (as such business is conducted by Newco and its subsidiaries immediately following the Effective Time) are more than 10% (or, in the event such revenues represent less than 10% of such Person's total annual revenues, constitute a stand-alone business that can be divested without materially affecting the remaining businesses or operations of such Person) but less than 40% of such Person's total annual revenues; PROVIDED, HOWEVER, that New Morton shall use all commercially reasonable efforts to divest that portion of such Person that competes with the automotive safety restraint business (as such business is conducted by Newco and its subsidiaries immediately following the Effective Time) on commercially reasonable terms as soon as practicable after acquisition of such ownership or interest; or

        (iv) engaging in any investment activities with respect to any pension plan, trust for the benefit of employees or retirees, employee savings or stock ownership plan or other employee benefit, retirement or welfare plan or program.

    (b) Notwithstanding anything to the contrary in Section 6.10(a), for a period of ten years from and after the Distribution Date, New Morton will not engage, directly or through any subsidiary or other entity controlled by New Morton, in the automotive safety restraint business using as its trade name any name containing the words "Morton" or "MI".

                                  ARTICLE VII
                       ACCESS TO INFORMATION AND SERVICES

    SECTION 7.01  PROVISION OF CORPORATE RECORDS.

    (a) New Morton Assets shall include the original corporate minute books, stock ledgers and certificates and corporate seals of each New Morton Subsidiary, all licenses, leases, agreements, litigation files and filings with foreign governments primarily relating to the New Morton Businesses and all other such material that does not relate exclusively to the Safety Business. Safety shall arrange as soon as practicable following the Distribution Date for the transportation to New Morton of existing corporate records in its possession primarily relating to the New Morton Businesses, except to the extent such items are already in the possession of New Morton or a New Morton Subsidiary or located at the Company's present principal executive offices or on premises included in the New Morton Assets. Such records shall be the property of New Morton, but shall be available to Safety for review and duplication and shall otherwise be subject to Section 7.05 of this Agreement.

    (b) Safety Assets shall include the original corporate minute books, stock ledgers and certificates and corporate seals of the Company and the Retained Subsidiaries and all licenses, leases, agreements, litigation files and filings exclusively relating to the Safety Business. New Morton shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation to Safety of existing corporate records (excluding accounting, tax, and financial records and original Policies except as otherwise agreed by the parties) in its possession or located at the Company's principal executive offices exclusively relating to Safety and the Retained Subsidiaries, except to the extent such items are already in the possession of Safety. Such records shall be the property of Safety, but shall be available to New Morton for review and duplication and shall otherwise be subject to Section 7.05 of this Agreement.

    SECTION 7.02  ACCESS TO INFORMATION.

    (a) From and after the Distribution Date, Safety shall afford to New Morton and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Safety's possession insofar as such access is reasonably required by New Morton, subject to appropriate restrictions for classified information. Similarly, New Morton shall afford to Safety and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within New Morton's possession, insofar as such access is reasonably required by Safety. Information may be requested under this Article VII for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

    (b) For a period of five years following the Distribution Date, each of New Morton and Safety shall provide to the other, promptly following such time at which such documents shall be filed with the Commission, all documents which shall be filed by it or any of its subsidiaries with the Commission pursuant to the periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

    (c) In furtherance of the rights and obligations of the parties set forth in subsections (a) and (b) of this Section 7.02:

        (i) Each party hereto acknowledges that (A) each of Safety and the Retained Subsidiaries (the "Safety Group") on the one hand, and New Morton and the New Morton Subsidiaries (the "New Morton Group") on the other hand, has or may obtain Information regarding a member of the other Group, or any of its operations, employees, Assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges ("Privileged Information"); (B) there are a number of actual, threatened or future litigations, investigations, proceedings (including arbitration proceedings), claims or other legal matters that have been or may be asserted by or against, or otherwise affect, each or both of Safety and New Morton (or members of either Group) ("Litigation Matters"); (C) Safety and New Morton have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to the Safety Business or the New Morton Businesses as it or they existed prior to the Distribution Date or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Distribution Date; and (D) the Company, Safety and New Morton intend that the transactions contemplated by this Agreement and the Ancillary Agreements and any transfer of Privileged Information in connection herewith or therewith shall not operate as a waiver of any potentially applicable privilege.

        (ii) Each of the Company, Safety and New Morton agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the New Morton Businesses or the Safety Business as they or it existed prior to the Distribution Date, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and shall not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension or debarment or similar action; PROVIDED, HOWEVER, that Safety and New Morton may make such disclosure or waiver with respect to Privileged Information if such Privileged Information relates, in the case of Safety, solely to the Safety Business as it existed prior to the Distribution Date or, in the case of New Morton, solely to the New Morton Businesses as they existed prior to the Distribution Date. In the event of a disagreement between any member of the Safety Group and any member of the New Morton Group concerning the reasonableness of withholding such consent, no disclosure shall be made prior to a final, nonappealable resolution of such disagreement by a court of competent jurisdiction.

        (iii) Upon any member of the Safety Group or any member of the New Morton Group receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise which requests disclosure of Privileged Information, in each case relating to the New Morton Businesses or the Safety Business, respectively, as they or it existed prior to the Distribution Date or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Distribution Date, the recipient of the notice shall promptly provide to Safety, in the case of receipt by a member of the New Morton Group, or New Morton, in the case of receipt by a member of the Safety Group, a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in paragraph (ii) above, Safety and New Morton shall cooperate to assert all defenses to disclosure claimed by either Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

    SECTION 7.03 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of New Morton and Safety shall use reasonable efforts to make available to the other upon written request, its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

    SECTION 7.04  REIMBURSEMENT.  Except to the extent otherwise contemplated by
Article IV hereof or any Ancillary Agreement, a party providing Information or witness services to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses and direct and indirect costs of employees who are witnesses, as may be reasonably incurred in providing such Information or witness services.

    SECTION 7.05 RETENTION OF RECORDS. Except as otherwise required by law or agreed to in writing, each of Safety and New Morton may destroy or otherwise dispose of any of the Information in accordance with the records retention policy of the Company at the date of this Agreement as set forth on Exhibit F, provided that, prior to destruction or disposal of Information relating in any material respect to the New Morton Business or the Safety Business, respectively, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

    SECTION 7.06 CONFIDENTIALITY. Each of Safety and the Retained Subsidiaries on the one hand, and New Morton and the New Morton Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (a) in the public domain through no fault of such party or (b) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

                                  ARTICLE VIII
                                   INSURANCE

    SECTION 8.01  POLICIES AND RIGHTS.

    (a) NEW MORTON ASSETS. Without limiting the generality of the definition of New Morton Assets set forth in Section 1.01 or the effect of Section 2.02, the New Morton Assets shall include (i) any and all rights of an insured party under each of the Company Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, Liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the New Morton Businesses or, to the extent any claim is made against New Morton or any of its subsidiaries, the Safety Business and which injuries, losses, Liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Company Policies; PROVIDED, HOWEVER, that nothing in this clause shall be deemed to constitute (or to reflect) the assignment of the Company Policies, or any of them, to New Morton; and (ii) the New Morton Policies.

    (b) SAFETY ASSETS. Without limiting the generality of the definition of Safety Assets set forth in Section 1.01, the Safety Assets shall include (i) any and all rights of an insured party under each of the Company Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, other than the rights under the Company Policies included in New Morton Assets pursuant to Section 8.01(a); and (ii) the Safety Policies.

    (c) NO FURTHER INDEMNITY. Nothing in this Article VIII shall be deemed to constitute an indemnity of New Morton by Safety or an indemnity of Safety by New Morton.

    SECTION 8.02 POST-DISTRIBUTION DATE CLAIMS. If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against New Morton or any New Morton Subsidiary with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the New Morton Businesses or, to the extent any claim is made against New Morton or any of its subsidiaries, the Safety Business, or any of them, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Company Policies, the Company shall at the time such claim is asserted be deemed to assign, without need of further documentation, to New Morton any and all rights of an insured party under the applicable Company Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; PROVIDED, HOWEVER, that nothing in this sentence shall be deemed to constitute (or to reflect) the assignment of the Company Policies, or any of them, to New Morton.

    SECTION 8.03  ADMINISTRATION AND RESERVES.

    (a) Notwithstanding the provisions of Article III, from and after the Distribution Date:

        (i) New Morton shall be responsible for the (A) Insurance Administration of the Company Policies and the New Morton Policies, and (B) Claims Administration with respect to the New Morton Liabilities; PROVIDED, that the retention of the Company Policies and the New Morton Policies by New Morton is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim of a named insured under the Company Policies and the New Morton Policies, including but not limited to Safety and any of its operations, subsidiaries and Affiliates;

        (ii) Unless otherwise agreed pursuant to Article IV hereof, Safety shall be responsible for the (A) Insurance Administration of the Safety Policies and (B) Claims Administration with respect to the Safety Liabilities; PROVIDED that the retention of the Safety Policies by Safety is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim of a named insured under the Safety Policies;

        (iii) New Morton shall be entitled to reserves established by the Company or any of its subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the New Morton Liabilities; and

        (iv) Safety shall be entitled to reserves established by the Company or any of its subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Safety Liabilities.

    (b) INSURANCE PREMIUMS. New Morton shall have the right but not the obligation to pay the premiums, to the extent that Safety does not pay premiums with respect to Safety Liabilities (retrospectively-rated or otherwise), with respect to the Company Policies and the New Morton Policies, as required under the terms and conditions of the respective Policies, whereupon Safety shall forthwith reimburse New Morton for that portion of such premiums paid by New Morton as are attributable to the Safety Liabilities. Unless otherwise agreed by the parties hereto, Safety shall purchase (subject to a 50% reimbursement by New Morton within 15 days of notice of such purchase) continued coverage under its director and officer liability insurance policy for claims made prior to the sixth anniversary of the Distribution Date based upon acts or omissions occurring on or prior to the Distribution Date.

    (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to New Morton with respect to the New Morton Liabilities and to Safety with respect to the Safety Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the Policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Company Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds based upon their respective bona fide claims. The parties agree to use their best efforts to cooperate with respect to insurance matters.

    SECTION 8.04 AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE. In the event that Insured Claims of both New Morton and Safety exist relating to the same occurrence, New Morton and Safety agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

    SECTION 8.05 COOPERATION WITH RESPECT TO INSURANCE. New Morton shall provide all reasonable cooperation in order to assist Safety during the transition period in obtaining such continuous insurance coverage as Safety shall request, PROVIDED, that New Morton shall not be obligated to pay any premiums or other costs in connection therewith.

                                   ARTICLE IX
                                 MISCELLANEOUS

    SECTION 9.01 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Schedules and Exhibits and the Ancillary Agreements and other agreements and documents referred to herein, shall (to the extent each party hereto is a party thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement (or any Conveyancing and Assumption Instrument or other instrument of assumption) and the provisions of the Benefits Agreement or the Tax Sharing Agreement, the provisions of the Benefits Agreement or the Tax Sharing Agreement, as the case may be, shall control.

    SECTION 9.02 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

    SECTION 9.03 EXPENSES. Safety Liabilities shall include $15 million of expenses incurred by the Company in connection with the transactions contemplated by the Combination Agreement to the extent not previously paid by Safety prior to the Distribution Date, together with all costs, including financing costs, and expenses (except as provided in the next succeeding sentence) in connection with the Safety Credit Agreement, with New Morton responsible for any additional expenses incurred by the Company on or prior to the Distribution Date in connection therewith, including the costs and expenses incurred by the Company or New Morton on or prior to the Distribution Date in connection with the preparation, execution, delivery and implementation of this Agreement. New Morton shall be responsible, up to a maximum of $500,000, for fifty percent of the costs, including financing costs, and expenses incurred in connection with the Safety Credit Agreement.

    SECTION 9.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

    SECTION 9.05 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

    To the Company or Safety:

       [Name to come]
       [3350 Airport Road]
       [Ogden, Utah 84409]
       Attention: Corporate Secretary

    with a copy to:

       Autoliv, Inc.
       [Address To Come]
       Attention: Corporate Secretary

       and

       Skadden, Arps, Slate, Meagher & Flom
       25 Bucklersbury
       London EC4N 8DA, England
       Attention: Scott V. Simpson, Sr., Esq.

    To New Morton or any New Morton Subsidiary which is a party hereto:

       Morton International, Inc.
       100 North Riverside Plaza
       Chicago, Illinois 60606
       Attention: Corporate Secretary

    with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention: Eric S. Robinson, Esq.

    SECTION 9.06 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the respective duly authorized representatives of the parties.

    SECTION 9.07 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

    SECTION 9.08 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    SECTION 9.09 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party which is contemplated to be a subsidiary of such party on and after the Distribution Date.

    SECTION 9.10  THIRD PARTY BENEFICIARIES.  Except for the provisions of
Article V relating to Indemnitees, which shall be for the benefit of such Indemnitees, and for Newco, which shall be a third-party beneficiary of the Company's rights under this Agreement, this Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

    SECTION 9.11 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    SECTION 9.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

    SECTION 9.13 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

    SECTION 9.14 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any state or federal court in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of the parties hereto further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 9.05 will be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                MORTON INTERNATIONAL, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                NEW MORTON INTERNATIONAL, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                                                      APPENDIX C

--------------------------------------------------------------------------------

     [LETTERHEAD OF GOLDMAN, SACHS & CO.]

--------------------------------------------------------------------------------

PERSONAL AND CONFIDENTIAL

November 25, 1996

Board of Directors
Morton International, Inc.
100 North Riverside Plaza
Chicago, IL 60606

Gentlemen:

We understand that Morton International, Inc. ("Morton" or the "Company"), Autoliv AB ("Autoliv"), Autoliv, Inc., a newly formed Delaware corporation ("Newco") and ASP Merger Sub Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Newco ("Newco Sub"), have entered into a Combination Agreement dated as of November 25, 1996 (the "Combination Agreement"). Pursuant to and subject to the terms and conditions of the Combination Agreement, following the Spinoff (as defined below) Morton's Automotive Safety Products unit will be combined with Autoliv through: (i) a merger (the "Merger") of Newco Sub with and into Morton pursuant to which each outstanding share of common stock, par value $1.00 per share, of Morton ("Morton Shares") (other than Morton Shares held in the treasury of Morton and Morton Shares owned by Autoliv or any direct or indirect wholly-owned subsidiary of Autoliv or Morton (collectively, "Cancelled Shares")) will be converted into the right to receive a number of shares of common stock, par value $.01 per share, of Newco ("Newco Shares") equal to the quotient, rounded as set forth in the Combination Agreement, of (a) 47,803,738 divided by (b) the number of Morton Shares issued and outstanding immediately prior to the effective time of the Merger (other than any Cancelled Shares); (ii) an offer (the "Exchange Offer") by Newco to exchange for each outstanding share of common stock, par value SEK 10 per share, of Autoliv ("Autoliv Shares") and each outstanding American Depositary Share representing one Autoliv Share, one Newco Share or one Swedish Depositary Receipt representing one Newco Share; and (iii) the acquisition by Newco of any Autoliv Shares not tendered in the Exchange Offer pursuant to compulsory acquisition procedures under Swedish law or other methods to which the parties may agree (the "Compulsory Acquisition").

We further understand that prior to the Merger, Morton and New Morton International, Inc., to be formed a wholly-owned subsidiary of Morton ("New Morton"), propose to enter into a Distribution Agreement, an Employee Benefits Allocation Agreement and a Tax Sharing Agreement in substantially the forms attached to the Combination Agreement (collectively, including the Combination Agreement, the "Agreements") which provide, among other things, for: (i) Morton to make a capital contribution or repayment of intercompany indebtedness in cash of $750,000,000 to New Morton; (ii) Morton to contribute the New Morton Assets, the Safety Supplemental Distribution (as such terms are defined in the Distribution Agreement) and the capital stock of certain subsidiaries to New Morton; (iii) New Morton to assume the New Morton Liabilities (as defined in the Distribution Agreement); and (iv) after the consummation of the transactions described in clauses (i) through (iii) above, Morton to distribute on a pro rata and tax-free basis to the holders of the Morton Shares all of the issued and outstanding shares of common stock, par value $1.00 per share, of New Morton (together with associated preferred share purchase rights) (the "Spinoff"). The transactions described in this paragraph together with the Merger, the Exchange Offer and the Compulsory Acquisition are collectively referred to as the "Transactions". The terms and conditions of the Transactions are more fully set forth in the Agreements.

You have asked for our opinion as to whether the consideration to be received by the holders of Morton Shares in the Spinoff and Merger, taken as a whole, is fair to such holders.

Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time including having acted as advisor in the spinoff of Morton from Morton Thiokol, Inc. in 1989 and having acted as lead managing underwriter in the private placement of $120 million of senior notes in 1989 and the public offering of $200 million of credit sensitive debentures in 1990; and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Transactions. We may provide investment banking services to New Morton or Newco (which is to be called Autoliv, Inc.) or certain of their respective subsidiaries in the future.

In the ordinary course of the trading activities of Goldman Sachs, Goldman Sachs actively trades the debt and equity securities of Morton and Autoliv for its own account and for the accounts of customers of Goldman Sachs and may, therefore, at any time hold a long or short position in such securities.

In connection with this opinion, we have reviewed, among other things, the Combination Agreement; the form of Distribution Agreement attached as Exhibit A to the Combination Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended June 30, 1996; the Initial Public Offering Prospectus of Autoliv dated May 26, 1994 and Annual Reports to Stockholders of Autoliv for the two years ended December 31, 1995; certain interim reports to Stockholders of Autoliv and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company and Autoliv to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Autoliv prepared by their respective managements. We also have held discussions with members of the senior managements of the Company and Autoliv regarding the past and current business operations, financial condition and future prospects of their respective companies and the future prospects of Newco and New Morton. In addition, we have reviewed the reported price and trading activity for the Morton Shares and the Autoliv Shares, compared certain financial and stock market information for the Company and Autoliv with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the automotive original equipment manufacturer parts supply industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts provided by the respective managements of the Company and Autoliv have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of the Company and Autoliv as to the future financial and other performance of the Company and Autoliv, as applicable. Further, in that regard, we have assumed, with your consent, that the forecasts as to the future financial performance of Newco and the estimates of synergies for Newco have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of the Company and Autoliv. You have instructed us to assume, and we have assumed that obtaining any necessary regulatory or third-party approvals for the Transactions will not have an adverse effect on the Company or Autoliv, as applicable. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Autoliv or any of their respective subsidiaries or divisions, and we were not furnished with any such evaluation or appraisal. With your consent, we have assumed that the Transactions will be treated as tax-free to both the Company and the holders of Morton Shares (other than with respect to any cash received in lieu of fractional Newco Shares). We are not expressing any opinion herein as to the prices at which the Newco Shares or shares of New Morton may trade if and when they are issued, and we express no recommendation as to how the holders of Morton Shares should vote at the shareholders' meeting held in connection with the Transactions. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transactions.

Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion that as of the date hereof the consideration to be received by the holders of Morton Shares in the Spinoff and Merger, taken as a whole, is fair to such holders.

Very truly yours,

[/S/ GOLDMAN, SACHS & CO.]
------------------------------------

(Goldman, Sachs & Co.)

                                                                      APPENDIX D

         [LOGO]
                                                                [LOGO]
                                                               November 25, 1996

Board of Directors
Autoliv AB (publ)
Klarabergsviadukten 70
107 24 Stockholm
Sweden

Ladies and Gentlemen:

    You have asked our opinion with respect to the fairness, from a financial point of view, to the holders of the common stock, par value SEK 10 per share (the "SHARES"), of Autoliv AB, a Swedish corporation (the "COMPANY"), of the Exchange Ratio (defined below) pursuant to the Combination Agreement, to be dated as of November 25, 1996 (the "AGREEMENT"), by and among the Company, Morton International, Inc., an Indiana corporation ("MORTON"), Autoliv, Inc., a newly formed Delaware corporation ("NEW AUTOLIV"), and ASP Merger Sub, a Delaware corporation and a wholly owned subsidiary of New Autoliv ("NEW AUTOLIV SUB"). The Agreement provides, among other things, for a combination of the Company and Morton as more fully set forth below (the "COMBINATION"). Immediately prior to the Combination, (i) Morton will contribute all of its operations not directly related to Morton's Automotive Safety Products business ("ASP"), together with $750 million of cash, less any amount paid to close indebtedness with affiliates, funded by new indebtedness which will remain the obligation of Morton, to New Morton International, Inc. ("NEW MORTON INTERNATIONAL"), an Indiana corporation to be formed as a wholly owned subsidiary of Morton (which will be renamed Morton International, Inc.) and (ii) shares of New Morton International will be distributed to Morton's shareholders on a pro rata basis based on the number of Morton Shares (defined below) then held by each Morton shareholder (the "DISTRIBUTION"), as more fully set forth in the draft Distribution Agreement in the form attached to the Agreement (the "DISTRIBUTION AGREEMENT"). Promptly after the Distribution, the Agreement provides that the Combination will be effected by (i) a merger of New Autoliv Sub with and into Morton (the "MERGER") in which each share of the common stock, par value $1.00 per share, of Morton ("MORTON SHARES") will be exchanged for a number of shares of the common stock, par value $0.01 per share, of New Autoliv (the "NEW AUTOLIV COMMON STOCK") based on the "Exchange Ratio" set forth in the Agreement (the "EXCHANGE RATIO") and (ii) an exchange offer by New Autoliv pursuant to which each issued and outstanding Share will be exchanged for one share of New Autoliv Common Stock or one Swedish Depositary Receipt representing one share of New Autoliv Common Stock (the "EXCHANGE OFFER"). As soon as practicable after the consummation of the Exchange Offer (assuming that New Autoliv has acquired Shares representing more than 90 percent of the total outstanding Shares and voting rights relating thereto), New Autoliv will commence a compulsory acquisition proceeding under Swedish law to acquire all of the Shares not acquired by New Autoliv pursuant to the Exchange Offer. After this proceeding, the Company and Morton will become wholly owned subsidiaries of New Autoliv. The terms and conditions of the Combination are set forth in more detail in the Agreement (capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement).

    In arriving at our opinion, we have reviewed and analyzed: (1) drafts of the Agreement and the Distribution Agreement, together with certain other related documents, (2) certain publicly available information concerning the business, financial condition, assets and liabilities, and operations of the Company and Morton (including ASP) which we believe to be relevant to our inquiry, (3) certain publicly available information relating to financial markets, industry and economic conditions, (4) financial and operating information with respect to the business, operations and prospects of the Company and Morton (including ASP) furnished to us by the Company and Morton and (5) publicly available historical and current financial information and stock price data with respect to certain public companies that we considered relevant to our inquiry. In addition, we have had discussions with the management of the Company and Morton concerning their respective business, operations, assets and liabilities, financial conditions and prospects and undertook such other studies, analyses and investigations as we deemed appropriate in arriving at our opinion. We were not requested, nor did we, solicit third party indications of interest in acquiring the Company or any of its assets.

    In the course of our investigation, we have assumed and relied upon the accuracy and completeness of the financial and other information supplied to us, and have not assumed any responsibility for independent verification of such information. We have also assumed that the terms of the Agreement, as executed, did not vary in any material respect from the terms of the draft thereof reviewed by us and that the Combination will be consummated upon such terms. Moreover, we have relied upon the assurances of management of the Company and Morton that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. With respect to the financial projections of each of the Company and ASP, the pro forma financial projections of New Autoliv and the projected transaction synergies as a result of the Combination, we have relied upon the assurances of the management of the Company and Morton that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and Morton as to their future financial performance. We express no view as to such financial projections or projected transaction synergies or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Morton (including ASP) and have not made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company or Morton (including
ASP). Our opinion is necessarily based upon business, market, economic, regulatory, tax and other conditions as they exist on and can be evaluated as of, the date hereof.

    We have acted as financial advisor to the Company in connection with the Combination and will receive a fee for our services, which is contingent in part upon the consummation of the Combination. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the performance of such services (including, the rendering of this opinion). In the past, Enskilda Securities and its affiliates have received customary fees for performing investment banking, commercial lending and other services to the Company. Enskilda Law, a division of an affiliate of Enskilda Securities, has performed various legal services for the Company, including services in connection with the Combination. Enskilda Securities, in the ordinary course of its business, actively trades in the equity securities of the Company for its own account and for the accounts of its customers and accordingly may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of the Shares from a financial point of view.

    This opinion is solely for the use and benefit of the Board of Directors of the Company and shall not be disclosed publicly or made available to, or relied upon by, any third party without our prior written approval. Our opinion does not constitute a recommendation to any stockholder of the Company as to whether such stockholder should take any action with respect to the Combination (or any part thereof).

                                Very truly yours,

                                ENSKILDA SECURITIES

                                By:        /s/ Stefan Erneholm

                                By:        /s/ Stein Petter Ski

                                THE BLACKSTONE GROUP L.P.

                                By:        /s/ Anthony Grillo

                                Title: Senior Managing Director

                                                                      APPENDIX E

                        AUTOLIV MANUFACTURING FACILITIES

COUNTRY                    PRODUCTION FACILITY                    CURRENT PRIMARY ACTIVITIES           OWNERSHIP*
---------------  ----------------------------------------  ----------------------------------------  ---------------

Argentina        Autoliv Slowik, Buenos Aires              Seat belts                                          JV

Australia        Autoliv Australia, Melbourne              Seat belts                                         100%

China            CHA, Changchun                            Seat belts                                          JV

                 NHA, Nanjing                              Seat belts                                          JV

France           Autoliv France, Gournay-en-Bray           Seat belts and airbags                             100%

                 Autoliv Automation, Gournay               Production machinery equipment                     100%

                 Autoliv Composants, Caudebec              Metal components for seat belts                    100%

                 EAK, Mulhouse                             Seat belts and airbags                              JV

                 Isodelta, Poitiers                        Steering wheels and covers                          77%

                 Livbag, Brest                             Pyrotechnical gas generators                        51%

                 NCS, Survillier                           Initiators for airbag gas generators                51%

                 Sagem-Autoliv, Rouen                      Airbags and electronics                             JV

Germany          Autoliv, Dachau                           Airbags and pretensioners                          100%

                 Autoliv, Elmshorn                         Seat belts                                         100%

                 Autoliv, Dobeln                           Seat belts                                         100%

                 Stakupress, Norderstedt                   Metal and plastic components                       100%

Great Britain    Autoliv, Havant                           Seat belts and airbags                             100%

                 Precision Components, Chichester          Metal and plastic components                       100%

                 Tensator, Milton Keynes                   Springs for belt retractors and height             100%
                                                           adjusters

                 Airbags International, Congleton          Textile airbags                                    100%

Hungary          Autoliv, Sopron                           Seat belts                                         100%

India            RHW-Autoliv, Bangalore                    Seat belts                                          JV

Indonesia        Autoliv Indonesia, Jakarta                Seat belts                                          JV

Italy            Cosma, Torino                             Injection-moulded components                       100%

Japan            Autoliv Japan, Kirihama                   Airbags                                            100%

Malaysia         Autobelt, Kuala Lumpur                    Seat belts                                          JV

                 Airbag Systems Malaysia, Kuala Lumpur     Airbags                                             JV

Mexico           Autoliv Mexico, Toluca                    Seat belts                                         100%

Netherlands      Autoliv, Landgraaf                        Seat belts and integrated child seats              100%

New Zealand      Autoliv NZ, Auckland                      Seat belts                                         100%

Philippines      Autoliv QB, Manila                        Seat belts                                          JV

South Africa     Autoflug, Johannesburg                    Seat belts                                          JV

COUNTRY                    PRODUCTION FACILITY                    CURRENT PRIMARY ACTIVITIES           OWNERSHIP*
---------------  ----------------------------------------  ----------------------------------------  ---------------
Spain            Autoliv-KLE, Barcelona                    Seat belts and airbags                             100%

                 Autoliv-BKI, Valencia                     Seat belts and airbags                             100%

Sweden           Autoliv Sverige, V argarda                Airbags, seat belts and integrated                 100%
                                                           child seats

                 Autoflator, V argarda                     Cold gas generators                                 51%

                 Autoliv Hammarverken, V axjo              Components for car seats and knee                  100%
                                                           protection

                 Autoliv Mekan, Hassleholm                 Components for car seats                           100%

                 Autoliv Nokia, Motala                     Airbag electronics                                  JV

                 Svensk Airbag, Kungalv                    Textile airbags                                    100%

Taiwan           Mei-An Autoliv, Taipei                    Seat belts                                          JV

Thailand         Autoliv Thailand, Bangkok                 Seat belts                                          JV

Turkey           Autoliv Cankor, Istanbul                  Seat belts                                          JV

USA              Autoliv North America, Indianapolis       Seat belts                                         100%

                 Autoliv North America, Detroit            Airbags (under construction)                       100%

------------------------

* See "Autoliv and its Consolidated Subsidiaries--Notes to the Consolidated Financial Statements" for data regarding Autoliv's ownership interest in its joint ventures.

                                                                      APPENDIX F

                               AUTOLIV ADDRESSES

HEADQUARTERS

Autoliv AB
World Trade Center
Klarabergsviadukten 70
Box 70381
S-107 24 STOCKHOLM
Tel: +46 (8) 402 0600
Fax: +46 (8) 24 44 79/24 44 93
PAUL CHARLETY

ARGENTINA

Autoliv Slowik S.A.*
Santiago de Chile 6475
Capital Federal
(1408) Buenos Aires
Tel: +54 (1) 641 0853
Fax: +54 (1) 642 7454
CLAUDIO SIRACUSANO

AUSTRALIA

Autoliv Australia Pty. Ltd.
1521 Hume Highway
Campbellfield
Victoria 3061
Tel: +61 (3) 9359 9822
Fax: +61 (3) 9359 9811
ROBERT FRANKLIN

BRAZIL

Autoliv do Brazil Ltda
Rua Oscar Freire, 379
No. 12 Andar CJ 122B
01426001 Sao Paulo
Tel: +55 (11) 280 6372
Fax: +55 (11) 280 5931
JAVIER GARCIA CONDE

CHINA

Changchun Hongguang Autoliv
 Ltd*
67-19 the Fourth Street
North Railroad
Postcode 130052
Changchun, Jilin Province
Tel: +86 (431) 292 8968
Fax: +86 (431) 292 8967
DES MCMASTER

Nanjing Hongguang Autoliv Ltd*
Yu Hua Men Wai
P.O. Box 1204
Nanjing
Tel: +86 (25) 241 0727
Fax: +86 (25) 241 2149

DES MCMASTER

(Autoliv Shanghai Representative
 Office)
German Center
1233 Si Ping Lu, Suite 404
Shanghai 200092
Tel: +86 (21) 6501 2976
Fax: +86 (21) 6501 2977
PHILLIP F. PANG

FRANCE

Autoliv France SNC
(Headquarters)
2, rue Villaret-de-Joyeuse
F-75017 Paris
Tel: +33 (1) 53 81 21 00
Fax: +33 (1) 53 81 21 19
BENOIT MARSAUD

(Factory)
Z.I. Avenue de l'Europe
B.P. 99
F-76220 Gournay-en-Bray
Tel: +33 (2) 32 89 4000
Fax: +33 (2) 35 90 12 50
BENOIT MARSAUD

Autoliv Composants SNC
6, rue Lesage Maille
F-76320 Caudebec-les-Elbeuf
Tel: +33 (2) 32 96 53 00
Fax: +33 (2) 35 77 58 86
MICHEL MARION

Autoliv Inflators
2, rue Villaret-de-Joyeuse
F-75017 Paris
Tel: +33 (1) 53 81 21 00
Fax: +33 (1) 53 81 21 29
BENOIT MARSAUD

EAK-Composants pour l'automobile*
ZAC des Combottes
F-25700 Valentigney
Tel: +33 (3) 81 36 20 20
Fax: +33 (3) 81 36 20 00
DANIEL NYONS

Isodelta S.A.
Z.I. Chire-en-Montreuil
F-86190 Vouille
Tel: +33 (5) 49 39 36 00
Fax: +33 (5) 49 51 81 85
JEAN GERON

Livbag SNC
Route du Beuzit
F-29590 Pont-de-Buis
Tel: +33 (1) 298 81 30 00
Fax: +33 (1) 298 73 05 04
BENOIT MARSAUD

N.C.S.
Rue de la Cartoucherie
B.P. No. 10
F-95471 Survilliers
Tel: +33 (1) 34 68 57 57
Fax: +33 (1) 34 68 57 62
JEAN-NOEL MOISSET

Sagem-Autoliv SNC*
Bd. Lenine
B.P. No. 506
F-76807 St. Etienne du Rouvray
Tel: +33 (2) 35 64 54 56
Fax: +33 (2) 35 64 53 61
PASCAL MUIS

GERMANY

Autoliv GmbH
(Werk Sud)
Theodor-Heuss-Strasse 2
P.O. Box 1320
D-85203 Dachau
Tel: +49 (8131) 295-0
Fax: +49 (8131) 295-136
BO CAVELL

Autoliv GmbH
(Werk Nord)
Otto-Hahn-Strasse 4
P.O. Box 109
D-25333 Elmshorn
Tel: +49 (4121) 797-0
Fax: +49 (4121) 757-76
ROLF HENKE

Autoliv Sicherheitstechnik GmbH
Eichbergstrasse 10-13
D-04720 Dobeln
Tel: +49 (3431) 6601-0
Fax: +49 (3431) 6601-14
HELMUT STRADEN

* Autoliv's holding between 20-50%

Autoliv Stakupress GmbH
In de Tarpen 71-99
D-22848 Norderstedt
Tel: +49 (40) 523 060-0
Fax: +49 (40) 523 060-19
ROLF HENKE

GREAT BRITAIN

Autoliv Ltd.
Penner Road
Havant, Hampshire PO9 1QH
Tel: +44 (1705) 483 333
Fax: +44 (1705) 459 102
TONY KING

Autoliv Ltd.
Precision Components Division
Terminus Road
Chichester, West Sussex PO19 2TX
Tel: +44 (1243) 788 141
Fax: +44 (1243) 813 009
TERRY GOLDING

Autoliv Textiles
Bromley Road
Congleton
Cheshire CW12 1TT
Tel: +44 (1260) 29 43 00
Fax: +44 (1260) 29 88 36
LARS-ERIC FLORBERGER

Airbags International Ltd.
Bromley Road
Congleton
Cheshire CW12 1TT
Tel: +44 (1260) 29 43 00
Fax: +44 (1260) 29 88 36
LARS-ERIC FLORBERGER

Tensator Ltd.
Continental House
Sherbourne Drive
Tilbrook, Milton Keynes MK7 8BW
Tel: +44 (1908) 27 11 53
Fax: +44 (1908) 27 45 72
ERNIE READING

HUNGARY

Autoliv Kft
Zerge u. 11
H-9400 Sopron
Tel: +36 (99) 363 079
Fax: +36 (99) 363 313
WOLFGANG HECHT

INDIA

RHW-Autoliv India Private Ltd*
16, Visveswaraiah Industrial Estate
1st Main Road, off Whitefield Road
Mahadevapura Post
Bangalore--560 048
Tel: +91 (80) 851 0452/2392
Fax: +91 (80) 851 1215
V. RAGHU

INDONESIA

P.T. Autoliv Indonesia*
Jalan Haji Wahab
Affam Km 28
Pondok Ungu
Bikasa Berat
Tel: +62 (21) 885 9730
Fax: +62 (21) 885 4210
SEDIA KEMBAREN

ITALY

Cosma S.p.A.
Via Einaudi 4
I-100 70 Robassomero (To)
Tel: +39 (11) 924 1187
Fax: +39 (11) 924 1018
RICCARDO CAPPATO

JAPAN

Autoliv Japan Ltd.
Dai-Ichi Seimei Bldg. 8F
4-59 Bentendori, Naka-ku
Yokohama 231
Tel: +81 (45) 680 1321
Fax: +81 (45) 663 5745
DAVID GOODSON

(Factory)
12 Kirihara-cho
Fujisawa-shi
Kanagawa 252
Tel: +81 (466) 45 46 90
Fax: +81 (466) 43 78 40
KIKUO YAMAMOTO

MALAYSIA

Autoliv Asia Pacific
Suite 25-03, 25th Floor
Menara Keck Seng
203 Jalan Bukit Bintang
55100 Kuala Lumpur
Tel: +60 (3) 466 7666
Fax: +60 (3) 466 2066
GUNNAR DAHLEN

Autobelt Sdn. Bhd*
Lot 1, Persiaran Kemajuan
Seksyen 16
40200 Shah Alam
Selangor Darul Ehsan
Tel: +60 (3) 541 7486
Fax: +60 (3) 541 7585/71
M. YUSEFF GHANI

Airbag Systems Malaysia Sdn. Bhd*
Lot 1, Persiaran Kemajuan
Seksyen 16
40200 Shah Alam
Selangor Darul Ehsan
Tel: +60 (3) 541 7486
Fax: +60 (3) 541 7585
FARIZA NOREHAN GHAZALI

MEXICO

Autoliv Mexico S.A. de C.V.
Av. de Los Sauces No. 9
Parque Industrial Lerma
C.P. 52000 Lerma
EDO. de Mexico
Tel: +52 (728) 50844
Fax: +52 (728) 50802
GUSTAVO LICHTENBERGER

NETHERLANDS

Autoliv BV
Einsteinstraat 3
P.O. Box 31127
NL-6370 AC Landgraaf
Tel: +31 (45) 532 6699
Fax: +31 (45) 532 6623
BENGT ANDERSSON

NEW ZEALAND

Autoliv N.Z. Ltd.
74-82 Richmond Road, Ponsonby
P.O. Box 1761
Auckland
Tel: +64 (9) 376 4068
Fax: +64 (9) 378 0942
ALAN FLETCHER

PHILIPPINES

Autoliv QB Inc.*
8/F Unit 804
Centerpoint Building
Dna. J. Vargas St. cor. Garnet St.
Ortigas Center, Pasig City 1605
Tel: +63 (92) 467 2962
Fax: +63 (92) 467 2961
MANUEL ABISANA

* Autoliv's holding between 20-50%

RUSSIA

A.O. Autoliv*
Leningradskaya str. 27
141980 Dubna, Moscow region
Tel: +7 (09621) 22817/22835
Fax: +7 (09621) 22834
ALEXANDER KORNEYTCHUK

SOUTH AFRICA

Autoflug S.A. (Pty) Ltd*
P.O. Box 3058
Kenmare 1745
Gauteng
Tel: +27 (11) 762 1067
Fax: +27 (11) 762 5635
CHRIS BIDDLE

SPAIN

Autoliv-BKI S.A.
Poligono Industrial
"Fuente del Jarro"
Villa de Bilbao, 3 Parc. 84
E-46988 Paterna (Valencia)
Tel: +34 (6) 134 0127
Fax: +34 (6) 134 0858
ARTURO LOPEZ-ABENTE

Autoliv-KLE S.A.
Carretera Nacional 152, Km 24
Poligono Industrial Batzacs
E-08400 Granollers (Barcelona)
Tel: +34 (3) 849 3211
Fax: +34 (3) 849 8582
ARTURO LOPEZ-ABENTE

SWEDEN

Autoliv Sverige AB
Wallentinsvagen 22
S-447 83 Vargarda
Tel: +46 (322) 262 00
Fax: +46 (322) 234 07
JAN OLSSON

Autoliv Research
Wallentinsvagen 22
S-447 83 Vargarda
Tel: +46 (322) 263 00

Fax: +46 (322) 201 18
YNGVE HALAND

Autoflator AB*
Gjuterigatan 1
Box 23
S-447 21 Vargarda
Tel: +46 (322) 261 00
Fax: +46 (322) 215 10
TORBJORN SKANBERG

Autoliv Electronics
Medevivagen 55
S-591 83 Motala
Tel: +46 (141) 22 80 00
Fax: +46 (141) 57 200
ROLAND ALLARDH

Autoliv-Hammarverken AB
Box 3044
Stinavagen 1
S-350 33 Vaxjo
Tel: +46 (470) 747 300
Fax: +46 (470) 747 399
JAN AHLQVIST (AS OF
 APRIL 1, 1997)

Autoliv Mekan AB
Box 34
S-281 21 Hassleholm
Tel: +46 (451) 425 00
Fax: +46 (451) 159 13
BERTIL NORDQVIST

Autoliv Nokia AB*
S-591 83 Motala
Tel: +46 (141) 22 80 00
Fax: +46 (141) 528 57
LEIF LUNDBERG

Autoliv Seat Sub-Systems
Box 3044
Stinavagen 1
S-350 33 Vaxjo
Tel: +46 (470) 747 300
Fax: +46 (470) 747 399
JAN AHLQVIST (AS OF
 APRIL 1, 1997)

Autoliv Steel & Plastics
Klorabergsviadukten 70
Box 70381
S-107 24 Stockholm
Tel: +46 (8) 402 0600
Fax: +46 (8) 24 4459
GUSTAF BRAKENHIELM

Svensk Airbag AB
Smedmastaregatan 3
S-442 34 Kungalv
Tel: +46 (303) 204 500
Fax: +46 (303) 642 30
LARS-ERIC FLORBERGER

TAIWAN

Mei-An Autoliv Co., Ltd.*
No. 706, Fu-Kai Road
Taoyuan City, Taiwan, R.O.C.
Tel: +886 (3) 325 2612
Fax: +886 (3) 325 0304
WEN-TSUNG CHIANG

THAILAND

Autoliv Thailand Limited*
700/415 Moo 7
Bangpakong Industrial Park 2
Bangna-Trad Road, Km. 57
T. Donhualoh, A. Muang
Chonburi 20000
Tel: +66 (38) 213 014/5
Fax: +66 (38) 213 016
WEERAWAT TUNGAVICHITWAT

TURKEY

Autoliv Cankor A.S.*
Inonu Mahallesi
Papaz Kopru Mevkii
Tem Havaalani Yan Yolbasi
Sefakoy--34620 Istanbul
Tel: +90 (212) 698 4751/57
Fax: +90 (212) 698 4704
MUSTAFA ALACA

U.S.A.

(Headquarters)
Autoliv North America, Inc.
1320 Pacific Drive
Auburn Hills, MI 48326-1569
Tel: +1 (810) 475 9000
Fax: +1 (810) 475 9832
GUSTAF CELSING

(Factory)
Autoliv North America, Inc.
5851 West 80th Street
Indianapolis, IN 46278-1321
Tel: +1 (317) 875 7579
Fax: +1 (317) 875 8171
JIM ROSS

* Autoliv's holding between 20-50%

                                                                      APPENDIX G

                      AUTOLIV BOARD OF DIRECTORS, AUDITORS
                             AND EXECUTIVE OFFICERS

AUTOLIV'S BOARD OF DIRECTORS

GUNNAR BARK

    Chairman since March 1997. Born 1939. Graduate Engineer. Chairman of Allgon AB, Vice Chairman of Spectra-Physics AB, Chairman and Chief Executive Officer of Spectra-Physics, Inc., Director of Esselte AB. Shareholding: 0.

PER-OLOF ARONSON

    Born 1930. Elected May 4, 1994. Graduate Engineer, Chairman of Componenta AB, Vice Chairman of Granges AB. Shareholding: 4,000.

EBBE BENGTSSON

    Born 1933. Elected April 26, 1995. Chairman of Seco Tools AB, Director of Sandblom & Stohne AB and VBB Gruppen AB. Shareholding: 0.

PAUL CHARLETY

    President and Chief Executive Officer. Born 1944. Elected April 23, 1996. Graduate Engineer, Doctor of Engineering, M.B.A. Shareholding: 0.

PER HAKAN OSVALD

    Elected 1994. Chairman from 1994 until March 1997. Born 1928. Elected May 4, 1994. Degree of Master of Law, Attorney, Partner in Mannheimer Swartling Advokatbyra. Shareholding: 400.

PER WELIN

    Born 1936. Elected April 26, 1995. Techn. Lic., MBA, Executive Vice President of L-E Lundberg-foretagen AB. Vice Chairman of Ostgota Enskilda Bank. Director of Allgon AB, L-E Lundberg-foretagen, MoDo AB and Siab. Shareholding:
0.

LEIF VICTORIN

    Born 1940. Elected April 26, 1995. Techn. Lic., Executive Vice President of Forsakrings AB Skandia and President of Livforsakrings AB Skandia. Shareholding:
0.

GORAN HALLKVIST

    Employee representative. Born 1940. Appointed October 6, 1993. Shareholding:
0.

MARGARETA JOHANSSON

    Employee representative. Born 1956. Appointed March 25, 1991. Shareholding:
0.

DEPUTY DIRECTORS

ROGER JOHANSSON

    Employee representative. Born 1966. Appointed May 7, 1996. Shareholding: 0.

KJELL SMEDVALL

    Employee representative. Born 1953. Appointed October 6, 1993. Shareholding:
100.

AUTOLIV'S AUDITORS

ERNST & YOUNG AB:

    Ulf Spang (Partner in charge of auditing) Authorized Public Accountant. Born 1948. Mr. Spang has been Autoliv's auditor since 1996.

AUTOLIV'S EXECUTIVE OFFICERS

    GROUP MANAGEMENT

PAUL CHARLETY

    President and Chief Executive Officer. Born 1944. Employed 1985.
Shareholding: 0.

STURE ANDERSSON

    Senior Vice President Engineering. Born 1939. Employed 1982. Shareholding:
200.

LEIF BERNTSSON

    Vice President Quality and Purchasing. Born 1955. Employed 1988.
Shareholding: 200.

CLAES HUMBLA

    Senior Vice President Human Resources. Born 1940. Employed 1989.
Shareholding: 0.

YNGVE HALAND

    Vice President Research. Born 1945. Employed 1984. Shareholding: 0.

WILHELM KULL

    Senior Vice President and CFO. Born 1936. Employed 1975. Shareholding: 0.

JORGEN SVENSSON

    Vice President and General Counsel. Born 1962. Employed 1989. Shareholding:
0.

MATS ODMAN

    Manager of Investor Relations. Born 1950. Employed 1994. Shareholding: 400.

MANAGERS OF MAJOR SUBSIDIARIES

BO CAVELL

    Autoliv GmbH, Germany. Born 1935. Employed 1986. Shareholding: 0.

GUSTAF CELSING

    Autoliv North America Inc., USA. Born 1944. Employed 1986. Shareholding:
740.

GUNNAR DAHLEN

    Autoliv Asia Pacific. Born 1946. Employed 1989. Shareholding: 0.

ROLF HENKE

    Autoliv GmbH, Germany. Born 1944. Employed 1990. Shareholding: 0.

ANTHONY N. KING

    Autoliv Ltd., Great Britain. Born 1941. Employed 1988. Shareholding: 0.
Options: 10,000.

ARTURO LOPEZ-ABENTE

    Autoliv BKI and Autoliv KLE, Spain. Born 1950. Employed 1981. Shareholding:
0.

BENOIT MARSAUD

    Autoliv France S.A. Born 1952. Employed 1980. Shareholding: 0.

JAN OLSSON

    Autoliv Sverige AB, Sweden. Born 1954. Employed 1987. Shareholding: 500.

MANAGERS OF THE KEY COMPONENT UNITS

JAN AHLQVIST

    Autoliv Seat Sub-Systems. Born 1946. Employed 1997. Shareholding: 0.

ROLAND ALLARDH

    Autoliv Electronics. Born 1942. Employed 1978. Shareholding: 120.

GUSTAF BRAKENHIELM

    Autoliv Steel & Plastics. Born 1944. Employed 1995. Shareholding: 0.

LARS-ERIC FLORBERGER

    Autoliv Textiles. Born 1951. Employed 1990. Shareholding: 0.

JEAN GERON

    Isodelta S.A. Born 1943. Employed 1967. Shareholding: 0.

BENOIT MARSAUD

    Autoliv Inflators. Born 1952. Employed 1980. Shareholding: 0.

                                                                      APPENDIX H

               EXTRACTS FROM THE AUTOLIV ARTICLES OF ASSOCIATION

NAME AND REGISTERED OFFICE

    Autoliv, whose full name is Autoliv Aktiebolag, is a public (publ) company.

    The board of directors of Autoliv shall have its registered office in the municipality of Stockholm.

OBJECT

    The objects of Autoliv are--directly or indirectly through subsidiaries--to develop, manufacture and sell car safety belts, airbags and other equipment for personal safety to be used in automobiles, to acquire and administer real and moveable property, and to carry on other activities that are comparable with the operations listed above.

SHARES

    The share capital of Autoliv shall be not less than SEK 500,000,000 and not more than SEK 2,000,000,000.

    The shares shall have a par value of SEK 10 each.

BOARD OF DIRECTORS AND AUDITORS

    The board of directors shall, in addition to those members who pursuant to Swedish law may be appointed by a body other than the General Meeting, consist of not less than four and not more than eight directors and not more than three deputy directors. These directors, and deputy directors, shall be elected at the Annual General Meeting of Shareholders for the period up to and including the next Annual General Meeting of Shareholders.

    For examination of the financial statements and the accounts as well as the administration of Autoliv's business by the board of directors and the managing director, one or two auditors and one or two deputy auditors or one firm of charged public accountants shall be appointed at the Annual General Meeting of Shareholders for the period up to and including the next Annual General Meeting of Shareholders.

GENERAL MEETING

    A notice convening a General Meeting of Shareholders shall be sent by ordinary mail to the share-holders listed in the share register or be published in at least two daily newspapers in Stockholm no sooner than four weeks, and not later than two weeks, prior to the Meeting.

    The Annual General Meeting of Shareholders shall be held in Stockholm not later than six months after the expiration of each financial year.

VOTING RIGHTS

    At the General Meeting of Autoliv, no participant may vote for his or another party's shares for a total of more than one fifth of the shares represented at the Meeting. If anyone participating in the Meeting should represent more shares than the amount permitted by this ruling, the Voting List shall also specify the number of votes after the appropriate reduction in such cases, with the reduction distributed across the share blocks represented.

    If two or more companies in the same group are represented by different persons at the meeting, the limitation ruling contained in the first paragraph will apply, both in the special case of each such representative and for the representatives in the aggregate.

FINANCIAL YEAR

    Autoliv's financial year shall be the calendar year.

REGISTRATION AND GOVERNING LAW

    Autoliv's registration number is 556036-1981. The Company's legal form of business is governed by the Swedish Companies Act (1975:1385). The Company was registered at the National Patent and Registration Office on June 11, 1937.

                                                                      APPENDIX I

            MORTON AUTOMOTIVE SAFETY PRODUCTS PRODUCTION FACILITIES

COUNTRY                           PRODUCTION FACILITY           CURRENT PRIMARY ACTIVITIES               OWNERSHIP
-----------------------  -------------------------------------  -------------------------------------  -------------
Germany                  Braunschweig                           Airbag module assembly                         100%

Netherlands              Amsterdam                              Airbag module assembly                         100%

USA                      Maryville, Tennessee                   Airbag module assembly                          50%

                         Brigham City, Utah                     Inflators                                      100%

                         North Ogden, Utah                      Component subassembly                          100%

                         Ogden, Utah                            Modules                                        100%

                         Ogden, Utah                            Cushions                                       100%

                         Ogden, Utah                            Inflators                                      100%

                         Ogden, Utah                            Pilot production                               100%

                         Promontory, Utah                       Gas generant                                   100%

                                                                      APPENDIX J

              MORTON AUTOMOTIVE SAFETY PRODUCTS SENIOR EXECUTIVES*

FRED J. MUSONE

    President. Born 1944. Employed 1995. Shareholding: 2,796. Options: 56,100.

GEORGE KIRCHOFF

    Vice President/Director Europe. Born 1932. Employed 1984. Shareholding:
4,517. Options: 38,724.

ROBERT RAPONE

    Vice President Operations. Born 1956. Employed 1995. Shareholding: 291.
Options: 15,385.

JACQUES M. CROISETIERE

    Vice President Finance. Born 1954. Employed 1990. Shareholding: 0. Options:
21,710.

H. STEVEN HOISINGTON

    Vice President Legal. Born 1950. Employed 1977. Shareholding: 921. Options:
22,870.

ROGER D. TEA

    Vice President Human Resources. Born 1951. Employed 1987. Shareholding: 246.
Options: 3,425.

DAVID DAHLE

    Vice President Design Engineering. Born 1944. Employed 1969. Shareholding:
1,361. Options: 14,530.

THOMAS G. HARTMAN

    Vice President, Design Engineering and Product Development. Born 1953. Employed 1996. Shareholding: 0. Options: 0.

MICHAEL WARD

    Director North American Business Development. Born 1957. Employed 1985.
Shareholding: 498. Options: 8,115.

BRADLEY J. MURRAY

    Director Asian Business Development. Born 1959. Employed 1987. Shareholding:
336. Options: 4,525.

------------------------

*   Shareholdings include shares held in Morton's Employee Savings Incentive
    Plan.

                                                                      APPENDIX K

                AUTOLIV AB (PARENT COMPANY) FINANCIAL STATEMENTS

    The following financial statements of Autoliv AB ("Parent Company"), the parent company of all companies in which Autoliv AB as of December 31, 1996, directly or indirectly, owned more than 50 percent of the voting rights (collectively, the "Autoliv Group"), are being provided to holders of shares of Autoliv AB common stock and to holders of American Depositary Shares representing shares of Autoliv AB common stock pursuant to requirements of the Stockholm Stock Exchange in connection with the Exchange Offer. The financial statements conform in all material respects to International Accounting Standards.

                                                                                                                PAGE
                                                                                                                -----

Statements of Income for the years ended December 31, 1996, 1995 and 1994..................................         K-2
Balance Sheets as of December 31, 1996, 1995 and 1994......................................................         K-3
Statements of Changes in Financial Position for the years ended December 31, 1996, 1995 and 1994...........         K-4
Notes to the Consolidated Financial Statements.............................................................         K-6

                                   AUTOLIV AB
                                (PARENT COMPANY)

                              STATEMENTS OF INCOME

                                                                                       YEAR ENDED DECEMBER 31
                                                                                 ----------------------------------
                                                                                    1996        1995        1994
                                                                                 ----------  ----------  ----------
                                                                                           (SEK THOUSAND)
Sales...............................................................                168,412     174,204     198,943
Other revenue.......................................................                111,474      26,140      75,507
                                                                                 ----------  ----------  ----------
Operating revenue...................................................  Note 1        279,886     200,344     274,450
Operating expenses..................................................  Note 1       (147,649)   (160,403)   (148,802)
Depreciation and amortization.......................................  Note 2        (23,017)    (25,492)    (99,471)
                                                                                 ----------  ----------  ----------
Operating income after depreciation and amortization................                109,220      14,449      26,177
Interest from subsidiaries..........................................                 21,768      14,805      10,802
Dividend income from subsidiaries...................................                606,178      82,008         457
Other dividend income...............................................                  7,811       7,287       3,647
Other interest income...............................................                 11,062      49,805      30,658
Interest to subsidiaries............................................                (25,397)    (14,825)     (9,255)
Depreciation of shares and receivables in subsidiaries..............               (278,880)
Other interest expense..............................................                 (5,036)       (374)     (3,907)
                                                                                 ----------  ----------  ----------
Income after financial items........................................                446,726     153,155      58,579
Change in tax equalization reserve..................................                    151         151         226
Change in accelerated depreciation and amortization.................  Note 2             --          --      51,619
Year's allocation to timing difference reserve......................                (26,838)    (17,570)    (43,998)
                                                                                 ----------  ----------  ----------
Income before taxes.................................................                420,039     135,736      66,426
Taxes...............................................................                (26,017)    (15,542)    (36,642)
                                                                                 ----------  ----------  ----------
Net income for the year.............................................                394,022     120,194      29,784
                                                                                 ----------  ----------  ----------
                                                                                 ----------  ----------  ----------

                                   AUTOLIV AB
                                (PARENT COMPANY)
                                 BALANCE SHEETS

                                                                                              DECEMBER 31
                                                                    ----------------------------------------------------------------
                                                                            1996                  1995                  1994
                                                                    --------------------  --------------------  --------------------
                                                                                             (SEK THOUSAND)
ASSETS
Liquid funds (whereof Treasury Notes 0 at December 31,
  1996, 181,281 at December 31, 1995 and 181,281 at
  December 31, 1994)...................................                           84,294               384,755               550,227
Short-term receivables:
  Due from subsidiaries................................                          802,488               402,717               342,940
  Accounts receivable..................................                              164                 2,020                   402
  Prepaid expenses and accrued revenue.................                           11,097                44,730                24,747
  Other receivables (tax receivable 14,459 at December
    31, 1996, 0 at December 31, 1995 and 0 at December
    31, 1994)..........................................                           42,563                 8,360                 6,559
                                                                               ---------             ---------             ---------
TOTAL CURRENT ASSETS...................................                          940,606               842,582               924,875

Shares:................................................  Note 3
  in subsidiaries......................................                        1,724,452               785,414               715,516
  in other companies...................................                           88,675               386,973                57,891
                                                                               ---------             ---------             ---------
TOTAL SHARES...........................................                        1,813,127             1,172,387               773,407

Facilities:
  Machinery, equipment and patents.....................  Note 4                    8,472                47,482                52,911
  Building.............................................  Note 4                                          5,055                 4,761
  Land.................................................  Note 4                                            868                   523
                                                                               ---------             ---------             ---------
Total facilities.......................................                            8,472                53,405                58,195
                                                                               ---------             ---------             ---------
Total fixed assets.....................................                        1,821,599             1,225,792               831,602
                                                                               ---------             ---------             ---------
TOTAL ASSETS...........................................                        2,762,205             2,068,374             1,756,477
                                                                               ---------             ---------             ---------
                                                                               ---------             ---------             ---------
Assets pledged.........................................                             None                  None                  None

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable to subsidiaries.....................                           22,446                23,510                17,356
  Accounts payable, external...........................                            3,034                13,608                 5,033
  Tax liability........................................                           --                    13,459                35,970
  Accrued expenses and prepaid revenue.................                          116,363               147,306               149,987
  Other operating liabilities..........................                           15,199                 2,407                 2,390
  Due to subsidiaries..................................                          494,408               287,067                20,000
  Other current liabilities............................                          148,631                    75                    75
                                                                               ---------             ---------             ---------
TOTAL CURRENT LIABILITIES..............................                          800,081               487,432               230,811

Long-term liabilities:
  Due to subsidiaries..................................                            1,993                 4,201                 4,201
  Other long-term liabilities..........................                           86,241                    54                   128
  Provision for pensions (whereof PRI 4,058 at December
    31, 1996, 3,815 at December 31, 1995 and 3,578 at
    December 31, 1994).................................                            4,067                 3,824                 3,587
                                                                               ---------             ---------             ---------
Total long-term liabilities............................                           92,301                 8,079                 7,916
TOTAL LIABILITIES......................................                          892,382               495,511               238,727

Untaxed reserves:
  Tax equalization reserve.............................                              603                   754                   905
  Timing difference (reserve allocated 26,838 at
    December 31, 1996, 17,570 at December 31, 1995 and
    43,998 at December 31, 1994).......................                           88,407                61,568                43,998
                                                                               ---------             ---------             ---------
TOTAL UNTAXED RESERVES.................................                           89,010                62,322                44,903

Stockholders' equity:..................................  Note 5
  Restricted stockholders' equity:
  Share capital (55,000,000 shares, par value of SEK 10
    each)*.............................................               550,000               550,000                          550,000
  Legal reserve........................................               464,373  1,014,373    464,373  1,014,373    464,373  1,014,373
                                                                    ---------                        ---------  ---------
  Unrestricted equity:
  Retained earnings....................................               372,418               375,974                          428,690
  Net income for the year..............................               394,022    766,440    120,194    496,168     29,784    458,474
                                                                    ---------  ---------  ---------  ---------  ---------  ---------
Total stockholders' equity.............................                        1,780,813             1,510,541             1,472,847
                                                                               ---------             ---------             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............                        2,762,205             2,068,374             1,756,477
                                                                               ---------             ---------             ---------
                                                                               ---------             ---------             ---------

Guarantees and other contingent liabilities............                          334,583                17,473               100,570
Whereof for subsidiaries...............................                          332,232                15,547               100,498

------------------------------

*   Adjusted to reflect a 2 for 1 stock split which occurred in May 1996.

                                   AUTOLIV AB
                                (PARENT COMPANY)

                  STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                                             YEAR ENDED DECEMBER 31
                                  -----------------------------------------------------------------------------
                                           1996                     1995                        1994
                                  ----------------------  -------------------------  --------------------------
                                                                 (SEK THOUSAND)
FUNDS GENERATED BY OPERATIONS
Income before depreciation
  and amortization..............     132,237                    39,941                    125,648
Financial items, excl.
  dividends.....................       2,397                    49,411                     28,298
Dividends.......................     613,989                    89,295                      4,104
Taxes...........................     (26,017)    722,606       (15,542)     163,105       (36,642)      121,408
                                  ----------              ------------               ------------

Changes in short-term
  receivables...................    (398,485)                  (83,179)                  (122,425)
Changes in operating
  liabilities...................     (90,247)   (488,732)      (10,446)     (93,625)       48,550       (73,875)
                                  ----------              ------------               ------------

INVESTMENTS
Machinery, equipment, building
  and land......................      (1,927)                  (20,797)                    (9,240)
Sales of facilities.............      23,843                        95                    --
Shares..........................    (872,620)   (850,704)     (398,980)    (419,682)     (676,169)     (685,409)
                                  ----------              ------------               ------------

Dividend........................                (123,750)                   (82,500)

FINANCING
New share issue.................                                                        1,224,374
Change in long-term
  liabilities...................      84,222                       163                        (36)
Change in short-term loan
  liabilities...................     355,897     440,119       267,067      267,230       (36,254)    1,188,083
                                  ----------  ----------  ------------  -----------  ------------  ------------
Change in liquid funds..........                (300,461)                  (165,472)                    550,207
                                              ----------                -----------                ------------
                                              ----------                -----------                ------------

                                   AUTOLIV AB
                                (PARENT COMPANY)

COMMENTS

    The commission company Autoliv Development AB is included in Parent Company. The commission company conducts business in its own name, but for account of the Parent Company, which means that its results, and its operating assets and liabilities are reported in the Parent Company.

PRINCIPLES FOR VALUATION OF ASSETS AND LIABILITIES

    Facilities are valued at cost, less depreciation. Regular depreciation is based on the original cost of all operating facilities not fully depreciated and depreciation rates based on individually estimated economic lives. Short-term receivables and liabilities in non-Swedish currencies are valued using year-end rates of exchange.

                                   AUTOLIV AB
                                (PARENT COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PERSONNEL

                                                                                             PAYROLL (SEK MILLION)
                                                                                   ------------------------------------------
                                                          AVERAGE NUMBER                  PRESIDENT, BOARD
                                                           OF EMPLOYEES                     OF DIRECTORS              OTHER
                                                  -------------------------------  -------------------------------  ---------

COUNTRY                                             1996       1995       1994       1996       1995       1994       1996
------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
SWEDEN
Parent Company:
  Stockholm.....................................         27         25         17
  Vargarda......................................         27         53         15
                                                  ---------  ---------  ---------        ---        ---        ---  ---------
Total...........................................         54         78         32        4.1        5.1        4.2       21.3
Women included in total line....................         17         21          8

Subsidiaries in Sweden:                                                                  2.9        0.7        0.9
  Vargarda......................................        624        484        394                                       152.2
  Kungalv.......................................        239         26                                                   51.6
  Hassleholm....................................        188                                                              32.7
  Vaxjo.........................................        256                                                              45.3

Non-Swedish subsidiaries
  Australia.....................................        250        221        228        1.3        1.3        1.3       49.9
  France........................................      2,382      1,115        941        3.7        2.5        1.8      451.4
  Italy.........................................         56         54         54        0.2        0.2        0.2       16.1
  Mexico........................................         35          5                   1.0                              1.6
  Netherlands...................................         82         65         57        0.7                             13.4
  New Zealand...................................         57         59         60        0.6        0.5        0.5        8.0
  Spain.........................................        721        539        450        2.0        2.2        2.2       97.2
  Great Britain.................................      1,322      1,174        952        2.4        2.6        2.3      221.6
  Germany.......................................      1,932      1,888      1,861        4.0        3.3        2.5      575.0
  Hungary.......................................         80         43         34        0.7                              2.0
  U.S.A.........................................        368        342        241        1.7        1.9        1.3       90.1
  Russia........................................          2                                                                 0
  Japan.........................................         14                              1.2                              4.5
                                                  ---------  ---------  ---------        ---        ---        ---  ---------
Total...........................................      8,662      6,093      5,304       26.5       20.3       17.2    1,833.9

Women included in total line....................      2,928      3,189      2,702

COUNTRY                                             1995       1994
------------------------------------------------  ---------  ---------
SWEDEN
Parent Company:
  Stockholm.....................................
  Vargarda......................................
                                                  ---------  ---------
Total...........................................       22.2       13.2
Women included in total line....................
Subsidiaries in Sweden:
  Vargarda......................................      115.4       85.3
  Kungalv.......................................        0.4
  Hassleholm....................................
  Vaxjo.........................................
Non-Swedish subsidiaries
  Australia.....................................       43.8       44.3
  France........................................      237.1      191.2
  Italy.........................................       15.0       15.6
  Mexico........................................        0.1
  Netherlands...................................       11.0        8.8
  New Zealand...................................        7.1        7.8
  Spain.........................................       74.9       62.1
  Great Britain.................................      201.6      165.2
  Germany.......................................      593.0      555.4
  Hungary.......................................        1.8        1.5
  U.S.A.........................................       85.3       46.1
  Russia........................................
  Japan.........................................
                                                  ---------  ---------
Total...........................................    1,408.7    1,196.5
Women included in total line....................

    In 1994, members of senior management were offered a right to acquire synthetic options on market terms, the value of which fluctuate with the market price for the Parent Company's shares. The number of options awarded to each individual was decided by the Parent Company's Board of Directors. Thirty-six persons accepted the offer. These options cannot be used to acquire shares in the Parent Company. Instead, settlement is in cash. The proceeds, SEK 20.00 per option, were recognized as revenue in the Parent Company during 1994. During the life of the options (five years with a redemption price of SEK 149.50 per option), the Parent Company will record a liability equivalent to an estimated market value of the options. The book liability as of December 31, 1996 amounts to MSEK 4. The cost charged to the year's income amounts to MSEK 0.1.

                                   AUTOLIV AB
                                (PARENT COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 OPERATING REVENUES AND EXPENSES

    The proportion of purchases and sales relating to other companies in the Autoliv Group is for sales; 91 percent in 1996, 93 percent in 1995 and 93 percent in 1994; there were no purchases relating to other companies in the Autoliv Group in 1996 and 1995. Income was affected by a settlement received for patent infringement in the amount of MSEK 18 for 1996, MSEK 26 for 1995 and MSEK 70 for 1994. For 1996, income was also positively affected by MSEK 89 from sales of shares.

NOTE 2 DEPRECIATION AND AMORTIZATION

                                                                                                 ACCELERATED DEPRECIATION
                                                          DEPRECIATION AND AMORTIZATION              AND AMORTIZATION
                                                        ----------------------------------  -----------------------------------
                                                           1996        1995        1994        1996         1995        1994
                                                        ----------  ----------  ----------     -----        -----     ---------

                                                                                    (SEK THOUSAND)
Machinery and equipment...............................      (1,237)     (3,483)       (961)
Patents...............................................     (21,780)    (21,780)    (98,510)                              51,619
Building..............................................                    (211)
Land improvements.....................................                     (18)
                                                                                                    --           --
                                                        ----------  ----------  ----------                            ---------
Total.................................................     (23,017)    (25,492)    (99,471)                              51,619
                                                                                                    --           --
                                                                                                    --           --
                                                        ----------  ----------  ----------                            ---------
                                                        ----------  ----------  ----------                            ---------

    In 1994, amortization of patents includes extra amortization in the amount of MSEK 70, referring to an abbreviation from ten to five years computed based on the Autoliv Group's time of acquisition.

                                   AUTOLIV AB
                                (PARENT COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 SHARES 1996

                                                                                    PAR VALUE
                                                              NUMBER                 (000')     OWNER- SHIP  BOOK VALUE
                                                            ----------             -----------  -----------  ----------
                                                                                                                (SEK
                                                                                                             THOUSANDS)
SUBSIDIARIES
Autoliv Sverige AB, Sweden................................       2,400        SEK       2,400         100%       75,750
Svensk Airbag AB, Sweden..................................       8,500        SEK         850         100%        1,020
Autoliv Hammarverken AB, Sweden...........................      45,000        SEK       4,500         100%      116,773
Autoliv Mekan AB, Sweden..................................       1,500        SEK       1,500         100%      211,943
Autoliv Seat Sub-Systems AB, Sweden.......................       1,000        SEK         100         100%          120
Autoliv Autosicherheitstechn. GmbH, Germany...............                    DEM      25,000         100%      245,078
Autoliv North America Inc., USA...........................         100        USD           1         100%           37
Autoliv Ltd, Great Britain................................   9,025,000        GBP       9,250         100%      114,052
Tensator Ltd, Great Britain...............................      25,500        GBP          25         100%          309
Airbags International Ltd, Great Britain..................   1,420,000        GBP       1,420         100%       39,281
Autoliv Australia Pty Ltd, Australia......................   2,000,000        AUD       2,000         100%       11,860
Autoliv N.Z., New Zealand.................................     300,000        NZD         300         100%        1,390
Societe Franco Suedoise d'Investissements SA, France......      76,000        FRF     152,000         100%      269,759
Isodelta S.A., France.....................................      30,700        FRF       9,210          77%      543,473
Autoliv BKI SA, Spain.....................................       4,620        ESP      35,000         100%       13,776
Autoliv BV, Netherlands...................................         400        NLG         400         100%        7,248
Autosafety Holdings BV, Netherlands.......................          40        NLG          40         100%       35,569
Autoliv Japan Ltd., Japan.................................      11,200        JPY         560         100%       34,567
Autoliv Development AB, Sweden............................       2,550        SEK         255         100%          496
Autoliv Cipro AB, (inactive)..............................      10,000        SEK       1,000         100%        1,200
Autoliv East Europe AB, (inactive)........................         600        SEK          60         100%          102
Skultuna Bruk AB, (inactive)..............................       1,000        SEK          50         100%           60
Airbags International AB, (inactive)......................       2,000        SEK         200         100%          106
Swesafe AB, (inactive)....................................         100        SEK         100         100%          142
Autoliv Development GmbH, Germany.........................                    DEM         100         100%          341
                                                                                                             ----------
Total book value..........................................                                                    1,724,452
OTHER COMPANIES ..........................................                                                       88,675

    During 1996, the shares of certain subsidiaries were written down by MSEK 279, while other shares in subsidiaries were written up by MSEK 48.

                                   AUTOLIV AB
                                (PARENT COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 FACILITIES

                                               COST                   ACCUMULATED DEPRECIATION              RESIDUAL VALUE
                                  -------------------------------  -------------------------------  -------------------------------
                                    1996       1995       1994       1996       1995       1994       1996       1995       1994
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                           (SEK THOUSAND)
Machinery and equipment.........      6,548     25,533      6,043      3,521      5,276      2,137      3,027     20,257      3,906
Patents.........................    229,279    229,279    229,279    223,834    202,054    180,274      5,445     27,225     49,005
Buildings.......................                 5,266      4,761                   211                            5,055      4,761
Land............................                   886        523                    18                              868        523
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total...........................    235,827    260,964    240,606    227,355    207,559    182,411      8,472     53,405     58,195
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

    Tax assessment 1995 of property SEK 1,600,000 whereof building SEK
1,200,000.

NOTE 5 SHAREHOLDERS' EQUITY

1996

                                                                                          NET INCOME
                                                          SHARE      LEGAL     RETAINED     FOR THE
                                                         CAPITAL    RESERVE    EARNINGS      YEAR        TOTAL
                                                        ---------  ---------  ----------  -----------  ----------
                                                                             (SEK THOUSAND)
Opening balance 1996..................................    550,000    464,373     375,974     120,194    1,510,541
Transfer of result....................................                           120,194    (120,194)
Dividend..............................................                          (123,750)                (123,750)
Net income for the year...............................                                       394,022      394,022
                                                        ---------  ---------  ----------  -----------  ----------
Closing balance 1996..................................    550,000    464,373     372,418     394,022    1,780,813

1995

                                                                                          NET INCOME
                                                           SHARE      LEGAL    RETAINED     FOR THE
                                                          CAPITAL    RESERVE   EARNINGS      YEAR        TOTAL
                                                         ---------  ---------  ---------  -----------  ----------
                                                                              (SEK THOUSAND)
Opening balance 1995...................................    550,000    464,373    428,690      29,784    1,472,847
Transfer of result.....................................                           29,784     (29,784)
Dividend...............................................                          (82,500)                 (82,500)
Net income for the year................................                                      120,194      120,194
                                                         ---------  ---------  ---------  -----------  ----------
Closing balance 1995...................................    550,000    464,373    375,974     120,194    1,510,541

1994

                                                                                          NET INCOME
                                                           SHARE      LEGAL    RETAINED     FOR THE
                                                          CAPITAL    RESERVE   EARNINGS      YEAR        TOTAL
                                                         ---------  ---------  ---------  -----------  ----------
                                                                              (SEK THOUSAND)
Opening balance 1994...................................     40,000      8,000     16,464     154,226      218,690
Transfer of result.....................................                          154,226    (154,226)
Non-cash equity offering...............................    300,000     60,000                             360,000
Capital Contribution...................................                          258,000                  258,000
Equity offering April..................................    160,000     32,000                             192,000
Equity offering June (2,500,000 shares)................     50,000    364,373                             414,373
Net income for the year................................                                       29,784       29,784
                                                         ---------  ---------  ---------  -----------  ----------
Closing balance 1994...................................    550,000    464,373    428,690      29,784    1,472,847

                                                                      APPENDIX L

                             INFORMATION STATEMENT
                         NEW MORTON INTERNATIONAL, INC.
                  (to be renamed "Morton International, Inc.")
                                   SPINOFF OF
                                   NEW MORTON
                      THROUGH A COMMON STOCK DISTRIBUTION

    Morton International, Inc. (Morton) is sending you this Information Statement together with a separate Proxy Statement/Prospectus/Exchange Offer, which describes the proposed combination of Morton's automotive safety products business with the business of Autoliv AB (Autoliv), through the formation of a new U.S. holding company, Autoliv, Inc. (New Autoliv). Morton intends to accomplish the combination by first transferring all of Morton's specialty chemicals and salt businesses to a new company (New Morton), spinning off New Morton to Morton shareholders (the Spinoff), and then combining Morton's automotive safety products business with Autoliv. The combination with Autoliv will be completed in two parts: (a) Morton (then consisting only of Morton's automotive safety products business and $750 million of debt used to finance a capital contribution to New Morton) will be merged with a subsidiary of New Autoliv, with Morton shareholders receiving approximately one New Autoliv share for every three Morton shares (the Merger), and (b) New Autoliv will offer to exchange its shares for all of the outstanding shares of Autoliv (the Exchange Offer). The Exchange Offer is conditioned on more than 90% of the outstanding Autoliv securities being tendered by Autoliv stockholders. If the Exchange Offer is fully accepted, Morton shareholders will own 46.5% of the outstanding New Autoliv shares and Autoliv stockholders will own 53.5% of the outstanding New Autoliv shares.

    This Information Statement relates to the shares of New Morton that will be issued in the Spinoff, and provides important information on the business and financial condition of New Morton AFTER the Spinoff. You should read the entire document very carefully. For a description of New Morton's businesses, please review the pro forma financial information beginning on page 6 and the information set forth in "BUSINESS AND PROPERTIES" beginning on page 33. You should also pay particular attention to the information set forth in "RISK FACTORS" beginning on page 16. For more detailed information on the transactions, including the proposals relating to the Spinoff and the Merger that will be considered at Morton's special meeting of shareholders, see the Proxy Statement/Prospectus/Exchange Offer (the Proxy Statement/Prospectus/ Exchange Offer) being sent to Morton shareholders in connection with the special meeting to be held to consider the transactions.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
    REGULATORS HAVE APPROVED THE NEW MORTON COMMON STOCK TO BE
     ISSUED OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT IS FIRST BEING MAILED TO MORTON SHAREHOLDERS ON OR ABOUT MARCH 24, 1997.

                   The Information Agent for the Spinoff is:
                     Shareholder Communications Corporation
                                17 State Street
                            New York, New York 10004
                         Call Toll Free 1-800-511-2024

                             INFORMATION STATEMENT
                         NEW MORTON INTERNATIONAL, INC.
                  (to be renamed "Morton International, Inc.")
                                   SPINOFF OF
                                   NEW MORTON
                      THROUGH A COMMON STOCK DISTRIBUTION

    Morton International, Inc. (Morton) is sending you this Information Statement together with a separate Proxy Statement/Prospectus/Exchange Offer, which describes the proposed combination of Morton's automotive safety products business with the business of Autoliv AB (Autoliv), through the formation of a new U.S. holding company, Autoliv, Inc. (New Autoliv). Morton intends to accomplish the combination by first transferring all of Morton's specialty chemicals and salt businesses to a new company (New Morton), spinning off New Morton to Morton shareholders (the Spinoff), and then combining Morton's automotive safety products business with Autoliv. The combination with Autoliv will be completed in two parts: (a) Morton (then consisting only of Morton's automotive safety products business and $750 million of debt used to finance a capital contribution to New Morton) will be merged with a subsidiary of New Autoliv, with Morton shareholders receiving approximately one New Autoliv share for every three Morton shares (the Merger), and (b) New Autoliv will offer to exchange its shares for all of the outstanding shares of Autoliv (the Exchange Offer). The Exchange Offer is conditioned on more than 90% of the outstanding Autoliv securities being tendered by Autoliv stockholders. If the Exchange Offer is fully accepted, Morton shareholders will own 46.5% of the outstanding New Autoliv shares and Autoliv stockholders will own 53.5% of the outstanding New Autoliv shares.
    This Information Statement relates to the shares of New Morton that will be issued in the Spinoff, and provides important information on the business and financial condition of New Morton AFTER the Spinoff. You should read the entire document very carefully. For a description of New Morton's businesses, please review the pro forma financial information beginning on page 6 and the information set forth in "BUSINESS AND PROPERTIES" beginning on page 33. You should also pay particular attention to the information set forth in "RISK FACTORS" beginning on page 16. For more detailed information on the transactions, including the proposals relating to the Spinoff and the Merger that will be considered at Morton's special meeting of shareholders, see the Proxy Statement/Prospectus/Exchange Offer (the Proxy Statement/Prospectus/ Exchange Offer) being sent to Morton shareholders in connection with the special meeting to be held to consider the transactions.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
    REGULATORS HAVE APPROVED THE NEW MORTON COMMON STOCK TO BE
     ISSUED OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT IS FIRST BEING MAILED TO MORTON SHAREHOLDERS ON OR ABOUT MARCH 24, 1997.

                   The Information Agent for the Spinoff is:
                     Shareholder Communications Corporation
                                17 State Street
                            New York, New York 10004
                         Call Toll Free 1-800-511-2024

    Morton's Board of Directors (the Morton Board) is recommending that Morton shareholders vote in favor of a tax-free Spinoff and Merger that, if consummated, will result in the following changes:

NEW MORTON WILL:

    - own and operate Morton's specialty chemicals and salt businesses; and
    - immediately prior to the Spinoff, receive a $750 million capital contribution from old Morton, as well as $50 million of the cash generated by Morton's automotive safety products business from July 1, 1996, plus $7.2 million of cash for each month that the Spinoff is delayed past March 31, 1997.

OLD MORTON WILL:

    - own and operate only Morton's automotive safety products business;

    - be a subsidiary of New Autoliv, which will also own the shares of old Autoliv; and

    - retain the obligation to repay $750 million of debt used to finance the capital contribution to New Morton.

MORTON SHAREHOLDERS WILL OWN:

    - 100% of New Morton; and

    - 46.5% of New Autoliv (assuming full acceptance of the Exchange Offer by Autoliv's stockholders).

    These transactions are subject to the approval of the holders of a majority of the outstanding Morton shares. If Morton shareholders approve the transactions, the Exchange Offer is successfully completed and the other conditions are satisfied (including receipt of an Internal Revenue Service ruling and regulatory approvals, which ruling and approvals have been received), Morton expects the Spinoff and the Merger to occur in late April or early May 1997. Following the Spinoff, Morton shareholders will automatically receive their New Morton shares, which will be in book-entry form rather than in certificate form. If you own Morton shares on the record date for the Spinoff, the distribution agent will mail you a book-entry account statement reflecting your ownership in New Morton. Also, following completion of the combination of Morton's automotive safety products business with Autoliv, New Autoliv will send you instructions for exchanging your old Morton shares for New Autoliv shares, which will also be in book-entry form.

    Morton expects New Morton's stock to trade on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "MII." New Morton will change its name to "Morton International, Inc." and old Morton will change its name to "Autoliv ASP, Inc." after the transactions are completed.

    This Information Statement relates to the New Morton shares to be issued to Morton shareholders in connection with the Spinoff. The accompanying Proxy Statement/ Prospectus/Exchange Offer is (i) a proxy statement of Morton furnished to Morton shareholders in connection with the solicitation of proxies by the Morton Board to be used at the special meeting of Morton shareholders to consider two proposals relating to the Spinoff and the combination of Morton's automotive safety products business with Autoliv; (ii) a prospectus of New Autoliv relating to the shares of New Autoliv stock to be issued in the Merger and the Exchange Offer; and (iii) an offer to all U.S. and Canadian holders of Autoliv shares to exchange their shares for shares of New Autoliv common stock. YOU ARE URGED TO READ BOTH OF THESE DOCUMENTS CAREFULLY SINCE EACH CONTAINS INFORMATION NOT CONTAINED IN THE OTHER.

    MORTON SHAREHOLDERS ARE BEING ASKED TO APPROVE THE SPINOFF AND THE MERGER. THE PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER FURNISHED BY MORTON AND NEW AUTOLIV REQUESTS PROXIES AND OFFERS NEW AUTOLIV COMMON STOCK TO MORTON SHAREHOLDERS.

                           FORWARD-LOOKING STATEMENTS

    This Information Statement includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding New Morton's expected future financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations are forward-looking statements. Although Morton believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, those set forth under "Risk Factors," general economic and business and market conditions, costs or difficulties relating to the establishment of New Morton as an independent entity and increased competitive and/or customer pressure in the specialty chemicals and salt industries.

                        NEW MORTON INFORMATION STATEMENT
                               TABLE OF CONTENTS

DESCRIPTION                                         PAGE
-----------------------------------------------     -----
QUESTIONS AND ANSWERS ABOUT THE SPINOFF OF NEW
 MORTON........................................           1
SUMMARY OF CERTAIN INFORMATION.................           2
  Why Morton is Distributing New Morton Common
    Stock......................................           2
  The New Morton Businesses....................           3
  Relationship between New Morton and New
    Autoliv after the Spinoff and Merger.......           3
  Risk Factors.................................           4
CAPITALIZATION.................................           5
NEW MORTON UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL INFORMATION........................           6
  Unaudited Pro Forma Condensed Consolidated
    Balance Sheet of New Morton................           6
  Unaudited Pro Forma Condensed Consolidated
    Statements of Income of New Morton.........           8
SUMMARY SELECTED HISTORICAL FINANCIAL
  INFORMATION..................................          11
WHERE SHAREHOLDERS CAN FIND MORE INFORMATION...          13
INTRODUCTION...................................          14
RISK FACTORS...................................          16
  No Operating History as an Independent
    Company; No Access to Morton ASP's Cash
    Flow.......................................          16
  No Prior Market for New Morton Common
    Stock......................................          16
  Dividend Policy..............................          16
  Certain Anti-Takeover Effects................          16
  Certain Federal Income Tax Considerations....          17
  Seasonality; Backlog.........................          17
  Competition..................................          18
  Risks of Doing Business Outside the United
    States.....................................          18
  Environmental and Other Potential
    Liabilities................................          18
THE SPINOFF....................................          19
  Background and Reasons for the Spinoff.......          19
  Manner of Effecting the Spinoff..............          19
  Certain Federal Income Tax Considerations....          20
  Accounting Treatment of the Transactions.....          20
  Relationships after the Spinoff..............          20

DESCRIPTION                                         PAGE
-----------------------------------------------     -----
  Listing and Trading of New Morton Common
    Stock......................................          20
  Dividend Policy and Share Repurchases........          21
REGULATORY MATTERS.............................          21
AGREEMENTS AMONG MORTON, AUTOLIV AND NEW
  MORTON.......................................          22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...................................          23
BUSINESS SEGMENT INFORMATION...................          32
BUSINESS AND PROPERTIES........................          33
  Overview.....................................          33
  Recent Developments..........................          33
  Specialty Chemicals..........................          33
  Salt.........................................          34
  Competition..................................          34
  Government Regulations; Environmental
    Matters....................................          35
  Research and Development.....................          35
  Employees....................................          35
  Raw Materials................................          36
  Seasonality; Backlog.........................          36
  Patents and Trademarks.......................          36
  Customers....................................          36
  Properties...................................          36
  Litigation and Regulation....................          37
MANAGEMENT.....................................          39
  Directors of New Morton......................          39
  Executive Officers of New Morton.............          42
EXECUTIVE COMPENSATION.........................          44
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION................................          51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  OF MORTON COMMON STOCK.......................          52
DESCRIPTION OF NEW MORTON CAPITAL STOCK........          53
ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS....          56
LIABILITY AND INDEMNIFICATION OF OFFICERS AND
  DIRECTORS OF NEW MORTON......................          69
INDEPENDENT AUDITORS...........................          71
SHAREHOLDER PROPOSALS..........................          71
INDEX OF DEFINED TERMS.........................          72
INDEX TO FINANCIAL STATEMENTS OF MORTON
  INTERNATIONAL, INC.*.........................         F-1

                          QUESTIONS AND ANSWERS ABOUT
                           THE SPINOFF OF NEW MORTON

Q.  WHEN WILL THE SPINOFF OCCUR?

A. Morton and Autoliv expect that the Spinoff and the combination will be completed in late April or early May, 1997. In addition to Morton shareholder approval and acceptance of the exchange offer by holders of more than 90% of the Autoliv common stock, Morton and Autoliv must obtain clearance under certain antitrust laws and a ruling from the Internal Revenue Service confirming the tax-free status of the Spinoff for U.S. federal income tax purposes (which ruling has been received).

Q.  WHAT BUSINESSES WILL NEW MORTON OWN?

A. After the Spinoff, New Morton will own the specialty chemicals and salt businesses of Morton consisting of the adhesives & chemical specialties group, coatings group, electronic materials group, salt group and corporate operations currently owned by Morton. Please read the information on New Morton's businesses and the associated risks beginning on pages 33 and 16, respectively.

Q.  WHAT WILL I RECEIVE IN THE SPINOFF?

A. Morton shareholders will receive, in what is intended to be a tax-free distribution for U.S. federal income tax purposes, one share of New Morton common stock, together with an associated preferred share purchase right, for each share of Morton common stock that they own. New Morton shares will be distributed in book-entry form rather than in certificate form. You should receive an account statement reflecting your ownership of New Morton common stock within several weeks after the completion of the transactions. Shareholders may request certificates representing such shares at any time following the Spinoff. For details on this procedure, see the discussion on page 19.

Q.  WILL NEW MORTON PAY DIVIDENDS?

A. Morton currently expects that, following the Spinoff, New Morton will initially pay quarterly cash dividends at the annual rate of $.48 per share of New Morton common stock. However, the actual amount of such dividends may vary and will depend on New Morton's operating results, financial requirements and other factors.

Q.  DO I HAVE TO PAY TAXES ON THE RECEIPT OF NEW
    MORTON COMMON STOCK?

A. The distribution of New Morton common stock will generally be tax free to Morton shareholders for U.S. federal income tax purposes. To review certain tax consequences of the transactions in greater detail, see page 17.

Q.  WILL NEW MORTON STOCK BE LISTED ON THE NEW
    YORK STOCK EXCHANGE AND THE CHICAGO STOCK
    EXCHANGE?

A. Yes, we anticipate that New Morton common stock will be traded on the New York Stock Exchange and on the Chicago Stock Exchange under the symbol "MII."

Q.  WHAT HAPPENS TO EXISTING MORTON STOCK?

A. You will receive written instructions for exchanging your old Morton shares for shares of New Autoliv common stock (and your cash payment in lieu of any fractional shares of New Autoliv). New Autoliv shares will also be distributed in book-entry form rather than in certificate form.

Q.  WHAT DOES A MORTON SHAREHOLDER NEED TO DO NOW?

A. Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting at which the transactions will be considered. MORTON SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES AT THIS TIME. If you continue to hold your Morton shares at the time of the Spinoff, you will automatically receive your New Morton shares.

                         SUMMARY OF CERTAIN INFORMATION

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT (THIS "INFORMATION STATEMENT"). IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO MORTON SHAREHOLDERS. TO BETTER UNDERSTAND THE TRANSACTIONS AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE TRANSACTIONS, YOU SHOULD CAREFULLY READ THIS ENTIRE INFORMATION STATEMENT, THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER (THE "PROXY STATEMENT/PROSPECTUS/EXCHANGE OFFER") AND THE OTHER DOCUMENTS REFERRED TO THEREIN AND IN THIS SUMMARY.

                      If you have questions about Morton,
                            New Morton, the Spinoff
                      or the Combination, please contact:
                     Shareholder Communications Corporation
                                17 State Street
                            New York, New York 10004
                           Telephone: (800) 511-2024

WHY MORTON IS DISTRIBUTING NEW MORTON COMMON STOCK

    Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden ("Autoliv"), and Morton International, Inc., an Indiana corporation ("Morton"), have agreed to combine Autoliv with the Morton business that manufactures and sells automotive safety products (which we refer to as the "ASP Business") into Autoliv, Inc. ("New Autoliv"), a new U.S. corporation formed by Morton and Autoliv. In order to separate the ASP Business from the rest of Morton's businesses, Morton will transfer these other businesses and the related assets and liabilities plus a certain amount of cash to a new Indiana corporation formed by Morton ("New Morton"), and then distribute the shares of New Morton to Morton's shareholders as a dividend (the "Spinoff"). Next, Morton (then consisting only of the ASP Business and $750 million of debt used to finance the capital contribution to New Morton) will be merged (the "Merger") with a wholly owned subsidiary of New Autoliv, with Morton surviving the Merger as a wholly owned subsidiary of New Autoliv. (Morton, as it will exist following the Spinoff, is referred to in this Information Statement as "Morton ASP.") To complete the combination of the ASP Business with Autoliv, New Autoliv is offering to exchange its shares for all of the outstanding Autoliv securities (the "Exchange Offer"). The Merger and the Exchange Offer will be completed at substantially the same time.

    The combination with Autoliv will occur promptly following the Spinoff. In the Merger, Morton's shareholders will receive approximately one share of common stock, par value $1.00 per share, of New Autoliv ("New Autoliv Common Stock") in exchange for every three shares of common stock, par value $1.00 per share, of Morton ("Morton Common Stock") that they own. In the Exchange Offer, New Autoliv is offering to exchange one share of New Autoliv Common Stock for each outstanding Autoliv share. If the Exchange Offer is fully accepted, Autoliv shareholders will own 53.5% of the outstanding shares of New Autoliv and Morton shareholders will own 46.5%. The Exchange Offer is conditioned on more than 90% of the outstanding shares of Autoliv common stock being tendered by Autoliv stockholders. If the Exchange Offer is successfully completed, New Autoliv, through a wholly owned subsidiary organized under the laws of the Kingdom of Sweden ("Swedish Sub"), will acquire any remaining Autoliv shares for cash in a compulsory acquisition to be conducted in accordance with Swedish law (the "Compulsory Acquisition"). (The Merger, the Exchange Offer and the Compulsory Acquisition are sometimes referred to in this Information Statement as the "Combination.")

    As a result of the Combination, New Autoliv will own both Morton ASP and old Autoliv. Former Morton shareholders will retain their interest in Morton's specialty chemicals and salt businesses in the form of shares of common stock, par value $1.00 per share, of New Morton ("New Morton Common Stock") and will own an interest in the combined businesses of Morton ASP and old Autoliv in the form of New Autoliv shares.

    Following the Spinoff, New Morton will change its name to "Morton International, Inc." and Morton ASP will change its name to "Autoliv ASP, Inc."

THE NEW MORTON BUSINESSES

    After completion of the Spinoff, New Morton will consist of Morton's specialty chemicals and salt businesses. The Morton Board of Directors (the "Morton Board") and Morton management believe that separating the ASP Business from Morton's specialty chemicals and salt businesses, which possess different financial, investment and operating characteristics, will allow each to adopt strategies and pursue objectives appropriate to its specific business and will enable management of each business to concentrate its attention and financial resources on its own businesses without considering the corporate objectives, policies and investment needs of the other. In addition, receipt by New Morton of $750 million in cash to be financed by new debt retained by Morton ASP, and $50 million of the cash generated by the ASP Business from July 1, 1996, plus $7.2 million of cash for each month that the Spinoff and the Merger are delayed past March 31, 1997 (as adjusted as described herein, collectively, the "Capital Contribution"), will assist New Morton in expanding its business and product lines through an active acquisition program, making planned capital expenditures and continuing its ongoing share acquisition program following the Spinoff. See "Agreements Among Morton, Autoliv and New Morton."

    SPECIALTY CHEMICALS BUSINESSES. New Morton will manufacture a wide variety of high technology and specialized chemical products through three product groups: Adhesives & Chemical Specialties, Coatings, and Electronic Materials (the "Specialty Chemicals Business"). In December 1996, Morton announced plans to purchase Pulverlac SpA ("Pulverlac"), an Italian coatings manufacturer. See "Business and Properties--Recent Developments."

    SALT BUSINESS. New Morton will be the leading salt supplier in North America, selling salt principally under the MORTON and WINDSOR trademarks (the "Salt Business"). On December 31, 1996, Morton announced that it had entered into an agreement to acquire all of the stock, and in March 1997 completed the initial acquisition with respect to two-thirds of the stock, of Compagnie de Suez SA's salt business, Compagnie des Salins du Midi et Salines de l'Etat ("Salins du Midi"), which business is the leading independent salt producer in Europe. See "Business and Properties--Recent Developments."

    Morton expects that for the fiscal year ending June 30, 1997, 70%-75% of New Morton's sales will come from the Specialty Chemicals Business as a whole and 25%-30% will come from the Salt Business. These estimates reflect the acquisitions announced in December 1996, and include sales of Pulverlac and Salins du Midi for a portion of the 1997 fiscal year.

    The businesses that comprise New Morton, including Morton's headquarters operations which will be transferred to New Morton, are sometimes referred to in this document as the "New Morton Businesses."

RELATIONSHIP BETWEEN NEW MORTON AND NEW AUTOLIV AFTER THE SPINOFF AND MERGER

    Upon completion of the Spinoff, New Morton and Morton ASP will be separate companies. Prior to the Spinoff, Morton and New Morton will enter into agreements to help in the separation and transition. The agreements deal with many operational issues, including:

        (a) the separation of the ASP Business from the New Morton Businesses;

        (b) transitional services to be provided by New Morton to Morton ASP for up to one year following the Spinoff; and

        (c) the allocation of certain tax, employee benefits and other liabilities between New Morton and Morton ASP.

    Under these agreements, Morton ASP will agree to compensate New Morton, and New Morton will agree to compensate Morton ASP and New Autoliv, for certain losses, damages, claims and liabilities resulting from the operations of the ASP Business and the New Morton Businesses, respectively. New Morton will also agree to provide to Morton ASP, at Morton ASP's request, certain services for up to one year following the Combination, including legal, accounting, intellectual property, payroll and payroll tax, real estate, human resources, environmental, corporate secretarial, insurance, treasury, management information, tax preparation and other services (for which services Morton ASP will pay New Morton). Any required tax preparation services will be provided in accordance with the Tax Sharing Agreement (as defined below). New Morton will also agree to make its personnel available to Morton ASP so as to permit Morton ASP to operate its business in the ordinary course and to facilitate an orderly transition of Morton ASP to New Autoliv. Additionally, Morton ASP and New Morton will each agree to reimburse the other for certain tax liabilities related to their respective businesses. Information about these agreements can be found under "Agreements Among Morton, Autoliv and New Morton."

RISK FACTORS

    Shareholders should carefully review the matters discussed under "Risk Factors."

                                 CAPITALIZATION

    The following table sets forth the capitalization, as of December 31, 1996, of Morton on an historical basis and of New Morton on a pro forma basis after giving effect to the Spinoff, the Merger and the related transactions described in the notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet of New Morton and Unaudited Pro Forma Condensed Consolidated Statements of Income of New Morton included elsewhere in this Information Statement. This table should be read in conjunction with the notes referred to above and the Morton historical consolidated financial statements and related notes thereto included elsewhere in this Information Statement.

                                                                                             AS OF DECEMBER 31,
                                                                                                    1996
                                                                                           ----------------------
                                                                                            MORTON    NEW MORTON
                                                                                           HISTORICAL  PRO FORMA
                                                                                           ---------  -----------

                                                                                               (IN MILLIONS)
Debt, including short-term debt..........................................................  $   326.7   $   326.7
Shareholders' equity:
  Morton Stock:
    Common Stock--$1.00 par value, 300.0 million shares
      authorized, 148.4 million issued...................................................      148.4(1)     --
    Preferred Stock--$1.00 par value, 25.0 million shares
      authorized, none issued............................................................     --          --
  New Morton Stock:
    Common Stock--$1.00 par value, 500.0 million shares
      authorized, 142.3 million issued and outstanding...................................     --           142.3(1)
    Preferred Stock--$1.00 par value, 25.0 million shares
      authorized, none issued............................................................     --          --
  Additional paid-in capital.............................................................       50.8      --    (1)
  Retained earnings......................................................................    1,799.5     1,700.4(1)(2)
  Currency translation...................................................................       15.8        14.6
  Treasury stock.........................................................................     (225.6)     --
                                                                                           ---------  -----------
Total shareholders' equity...............................................................    1,788.9     1,857.3
                                                                                           ---------  -----------
Total capitalization.....................................................................  $ 2,115.6   $ 2,184.0
                                                                                           ---------  -----------
                                                                                           ---------  -----------

------------------------

(1) Morton Historical includes 6.1 million shares of treasury stock which will be cancelled without payment of consideration therefor in connection with the Spinoff, resulting in reductions in Morton Common Stock ($6.1 million), additional paid-in capital ($50.8 million) and retained earnings ($168.7 million), and the elimination of treasury stock ($225.6 million).

(2) Decreased to reflect the divestiture of the net assets of the ASP Business ($602.6 million), increased to reflect the $750.0 million of cash retained by New Morton funded by debt retained by the ASP Business, decreased to reflect the elimination of intercompany indebtedness of the ASP Business and the liability for New Morton's portion of estimated expenses recorded in connection with the Spinoff.

                                   NEW MORTON
                        UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET OF NEW MORTON

    The unaudited pro forma condensed consolidated balance sheet of New Morton has been derived from the historical consolidated balance sheet of Morton adjusted for the divestiture of the ASP Business and certain costs and expenses to be incurred as a result of the proposed transaction. The unaudited pro forma condensed consolidated balance sheet of New Morton has been prepared assuming the Spinoff occurred on December 31, 1996.

    The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical consolidated financial statements of Morton and the notes thereto as of June 30, 1996 and 1995, and for the three years in the period ended June 30, 1996 and as of December 31, 1996 and 1995, and for the six month periods then ended, which are included elsewhere in this Information Statement. The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position of New Morton that would actually have been obtained had the Spinoff been consummated on December 31, 1996.

                         NEW MORTON INTERNATIONAL, INC.
                        PRO FORMA COMBINED BALANCE SHEET

                                                                                  DECEMBER 31, 1996
                                                                   -----------------------------------------------
                                                                                 PRO FORMA ADJUSTMENTS
                                                                                -----------------------
                                                                                   ASP
                                                                     MORTON      BUSINESS                   NEW
                                                                   HISTORICAL      (1)         OTHER       MORTON
                                                                   ----------   ----------   ----------   --------
                                                                                    (IN MILLIONS)
Assets
Cash and cash equivalents........................................   $    71.3     $  10.7    $    750.0(2) $  832.0
Receivables......................................................       660.1      (284.2)       --          375.9
Deferred income tax benefit......................................        15.5        (4.2)       --           11.3
Receivable from affiliate........................................      --            69.3         (69.3)(3)    --
Inventories......................................................       392.0       (80.7)       --          311.3
Prepaids.........................................................       131.5         (.4)       --          131.1
                                                                   ----------   ----------   ----------   --------
      Total current assets.......................................     1,270.4      (289.5)        680.7    1,661.6

Property, plant and equipment, net...............................     1,178.5      (463.3)       --          715.2
Goodwill.........................................................       291.2      --            --          291.2
Other assets.....................................................       197.3        (4.2)       --          193.1
                                                                   ----------   ----------   ----------   --------
      Total assets...............................................   $ 2,937.4     $(757.0)   $    680.7   $2,861.1
                                                                   ----------   ----------   ----------   --------
                                                                   ----------   ----------   ----------   --------

Liabilities & Equity
Notes payable and current portion of long-term debt..............   $   108.2     $--        $   --       $  108.2
Accounts payable and accrued liabilities.........................       463.5      (121.3)          8.5(4)    350.7
Income taxes.....................................................        31.9        (3.5)       --           28.4
                                                                   ----------   ----------   ----------   --------
      Total current liabilities..................................       603.6      (124.8)          8.5      487.3
Long-term debt...................................................       218.5      --            --          218.5
Deferred income taxes............................................        54.4       (16.9)       --           37.5
Accrued postretirement benefits other than pensions..............       156.7        (6.2)       --          150.5
Other noncurrent liabilities.....................................       115.3        (5.3)       --          110.0
                                                                   ----------   ----------   ----------   --------
      Total noncurrent liabilities...............................       544.9       (28.4)       --          516.5

Shareholders' equity:
Common stock.....................................................       148.4      --              (6.1)(5)    142.3
Additional paid-in-capital.......................................        50.8      --             (50.8)(5)    --

Retained earnings................................................     1,799.5      (602.6)        750.0(2)  1,700.4
                                                                                                  (69.3)(3)
                                                                                                   (8.5)(4)
                                                                                                 (168.7)(5)

Foreign currency translation.....................................        15.8        (1.2)       --           14.6
                                                                   ----------   ----------   ----------   --------
                                                                      2,014.5      (603.8)        446.6    1,857.3
Less cost of common stock in treasury............................      (225.6)     --             225.6(5)    --
                                                                   ----------   ----------   ----------   --------
      Total shareholders' equity.................................     1,788.9      (603.8)        672.2    1,857.3
                                                                   ----------   ----------   ----------   --------
      Total liabilities and shareholders' equity.................   $ 2,937.4     $(757.0)   $    680.7   $2,861.1
                                                                   ----------   ----------   ----------   --------
                                                                   ----------   ----------   ----------   --------

------------------------
(1) The divestiture of the ASP Business.
(2) Cash retained by New Morton funded by debt retained by the ASP Business.
(3) Elimination of intercompany indebtedness of the ASP Business.
(4) The estimated liability for New Morton's portion of expenses recorded in connection with the Spinoff.
(5) The elimination of Morton Common Stock held in treasury, as such shares will be canceled without payment of consideration therefor in connection with the Spinoff.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME OF NEW MORTON

    The following pro forma financial information presents the Morton businesses that will be contributed to New Morton. The unaudited pro forma condensed consolidated statements of income of New Morton have been derived from the historical consolidated statements of Morton included elsewhere herein. The unaudited pro forma condensed consolidated statements of income of New Morton have been prepared assuming that the Spinoff occurred on July 1, 1993, but do not give effect to any use of the proceeds from the $750 million capital contribution to be made by Morton to New Morton.

    The unaudited pro forma condensed consolidated statements of income should be read in conjunction with the historical consolidated financial statements of Morton and the notes thereto for the three years in the period ended June 30, 1996, and for the six months ended December 31, 1996 and 1995, included elsewhere in this Information Statement. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the financial results of New Morton that would actually have been obtained had the Spinoff been consummated on July 1, 1993.

                         NEW MORTON INTERNATIONAL, INC.
                   PRO FORMA COMBINED STATEMENTS OF EARNINGS

                                                                                         SIX MONTHS ENDED
                                                                                         DECEMBER 31, 1996
                                                                                  -------------------------------
                                                                                       PRO FORMA ADJUSTMENTS
                                                                                  -------------------------------

                                                                                   MORTON       ASP        NEW
                                                                                  HISTORICAL BUSINESS    MORTON
                                                                                  ---------  ---------  ---------
                                                                                  (IN MILLIONS, EXCEPT PER SHARE
                                                                                               DATA)
Sales...........................................................................  $ 1,819.2  $  (732.0) $ 1,087.2
Other income....................................................................       17.2        3.7       20.9
                                                                                  ---------  ---------  ---------
  Total revenues................................................................    1,836.4     (728.3)   1,108.1
Cost of sales...................................................................    1,296.0     (561.2)     734.8
Selling, general and administrative expense.....................................      220.2      (43.0)     177.2
Research and development expense................................................       38.3       (9.1)      29.2
Interest expense................................................................       12.0     --           12.0
Amortization of goodwill........................................................        5.1     --            5.1
                                                                                  ---------  ---------  ---------
  Total costs and expenses......................................................    1,571.6     (613.3)     958.3
                                                                                  ---------  ---------  ---------
Income before income taxes......................................................      264.8     (115.0)     149.8
Income taxes....................................................................       98.0      (43.9)      54.1
                                                                                  ---------  ---------  ---------
Net income......................................................................  $   166.8  $   (71.1) $    95.7
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

Net income per share............................................................  $    1.15        N/A  $     .66
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Shareholders' equity per share..................................................  $   12.57             $   13.05
                                                                                  ---------             ---------
                                                                                  ---------             ---------
Average number of common and common
  equivalent shares outstanding.................................................      145.0                 145.0
                                                                                  ---------             ---------
                                                                                  ---------             ---------
Pro forma ratio of earnings to fixed charges (1)................................                              9.0x
                                                                                                        ---------
                                                                                                        ---------

                         NEW MORTON INTERNATIONAL, INC.
                   PRO FORMA COMBINED STATEMENTS OF EARNINGS

                                                                                    YEAR ENDED JUNE 30, 1996
                                                                                --------------------------------
                                                                                     PRO FORMA ADJUSTMENTS
                                                                                --------------------------------

                                                                                 MORTON       ASP         NEW
                                                                                HISTORICAL  BUSINESS    MORTON
                                                                                ---------  ----------  ---------
                                                                                 (IN MILLIONS, EXCEPT PER SHARE
                                                                                             DATA)
Sales.........................................................................  $ 3,612.5  $ (1,397.5) $ 2,215.0
Other income..................................................................       73.7         (.5)      73.2
                                                                                ---------  ----------  ---------
  Total revenues..............................................................    3,686.2     1,398.0    2,288.2
Cost of sales.................................................................    2,566.3    (1,048.6)   1,517.7
Selling, general and administrative expense...................................      436.4       (75.3)     361.1
Research and development expense..............................................       80.2       (20.0)      60.2
Interest expense..............................................................       24.6         (.2)      24.4
Amortization of goodwill......................................................       10.3      --           10.3
Special charges...............................................................       29.2      --           29.2
                                                                                ---------  ----------  ---------
  Total costs and expenses....................................................    3,147.0    (1,144.1)   2,002.9
                                                                                ---------  ----------  ---------
Income before income taxes....................................................      539.2      (253.9)     285.3
Income taxes..................................................................      205.0       (98.4)     106.6
                                                                                ---------  ----------  ---------
Net income....................................................................  $   334.2  $   (155.5) $   178.7
                                                                                ---------  ----------  ---------
                                                                                ---------  ----------  ---------

Net income per share..........................................................  $    2.24         N/A  $    1.20
                                                                                ---------  ----------  ---------
                                                                                ---------  ----------  ---------
Average number of common and common equivalent shares outstanding.............      149.4                  149.4
                                                                                ---------              ---------
                                                                                ---------              ---------
Pro forma ratio of earnings to fixed charges (1)..............................                               9.2x
                                                                                                       ---------
                                                                                                       ---------

                                                                                    YEAR ENDED JUNE 30, 1995
                                                                                --------------------------------
                                                                                     PRO FORMA ADJUSTMENTS
                                                                                --------------------------------

                                                                                 MORTON       ASP         NEW
                                                                                HISTORICAL  BUSINESS    MORTON
                                                                                ---------  ----------  ---------
                                                                                 (IN MILLIONS, EXCEPT PER SHARE
                                                                                             DATA)
Sales.........................................................................  $ 3,325.9  $ (1,226.3) $ 2,099.6
Other income..................................................................       29.0        (2.7)      26.3
                                                                                ---------  ----------  ---------
  Total revenues..............................................................    3,354.9    (1,229.0)   2,125.9
Cost of sales.................................................................    2,348.8      (924.7)   1,424.1
Selling, general and administrative expense...................................      424.4       (63.0)     361.4
Research and development expense..............................................       72.5       (14.4)      58.1
Interest expense..............................................................       28.4      --           28.4
Amortization of goodwill......................................................       10.3      --           10.3
                                                                                ---------  ----------  ---------
  Total costs and expenses....................................................    2,884.4    (1,002.1)   1,882.3
                                                                                ---------  ----------  ---------
Income before income taxes....................................................      470.5      (226.9)     243.6
Income taxes..................................................................      176.4       (85.5)      90.9
                                                                                ---------  ----------  ---------
Net income....................................................................  $   294.1  $   (141.4) $   152.7
                                                                                ---------  ----------  ---------
                                                                                ---------  ----------  ---------

Net income per share..........................................................  $    1.96         N/A  $    1.02
                                                                                ---------  ----------  ---------
                                                                                ---------  ----------  ---------
Average number of common and common
  equivalent shares outstanding...............................................      150.1                  150.1
                                                                                ---------              ---------
                                                                                ---------              ---------
Pro forma ratio of earnings to fixed charges (1)..............................                               7.1x
                                                                                                       ---------
                                                                                                       ---------

                         NEW MORTON INTERNATIONAL, INC.
                    PRO FORMA COMBINED STATEMENT OF EARNINGS

                                                                                     YEAR ENDED JUNE 30, 1994
                                                                                  -------------------------------
                                                                                       PRO FORMA ADJUSTMENTS
                                                                                  -------------------------------

                                                                                   MORTON       ASP        NEW
                                                                                  HISTORICAL BUSINESS    MORTON
                                                                                  ---------  ---------  ---------
                                                                                  (IN MILLIONS, EXCEPT PER SHARE
                                                                                               DATA)
Sales...........................................................................  $ 2,849.6  $  (938.5) $ 1,911.1
Other income....................................................................       27.9       (2.8)      25.1
                                                                                  ---------  ---------  ---------
  Total revenues................................................................    2,877.5     (941.3)   1,936.2
Cost of sales...................................................................    1,981.6     (703.8)   1,277.8
Selling, general and administrative expense.....................................      434.0      (61.0)     373.0
Research and development expense................................................       66.1      (12.3)      53.8
Interest expense................................................................       27.8     --           27.8
Amortization of goodwill........................................................       10.4     --           10.4
                                                                                  ---------  ---------  ---------
  Total costs and expenses......................................................    2,519.9     (777.1)   1,742.8
                                                                                  ---------  ---------  ---------
Income before income taxes......................................................      357.6     (164.2)     193.4
Income taxes....................................................................      131.1      (61.0)      70.1
                                                                                  ---------  ---------  ---------
Net income......................................................................  $   226.5  $  (103.2) $   123.3
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

Net income per share............................................................  $    1.51        N/A  $     .82
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Average number of common and common
  equivalent shares outstanding.................................................      150.1                 150.1
                                                                                  ---------             ---------
                                                                                  ---------             ---------
Pro forma ratio of earnings to fixed charges (1)................................                              6.0x
                                                                                                        ---------
                                                                                                        ---------

(1) The ratio of earnings to fixed charges was computed by dividing earnings (income before income taxes adjusted for fixed charges) by fixed charges for the periods indicated. Fixed charges include interest incurred on long-term debt and other debt, the interest factor deemed to be included in rental expense and amortization of debt expense.

               SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth summary selected historical financial information for New Morton. For financial reporting purposes under federal securities laws, New Morton will be, following the Merger, a "successor registrant" to Morton. As a result, the historical financial information of New Morton set forth below and elsewhere in this Information Statement is the historical financial information of Morton and includes the results of operations and financial position of the Specialty Chemicals Business and Salt Business as well as the ASP Business. Accordingly, the historical financial information presented below is not indicative of the results of operations or financial position that would have been obtained if New Morton had been an independent company during the periods shown or of New Morton's future performance as an independent company. It is important that you read the section titled "New Morton Unaudited Pro Forma Consolidated Financial Information" for reference to what New Morton's results of operations and financial condition might have been had New Morton been operated as an independent company.

    The financial data set forth below has been derived from the consolidated financial statements of Morton. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Morton and notes thereto included elsewhere in this Information Statement. The income statement data for the five years ended June 30, 1996 and the balance sheet data as of the same dates have been derived from the audited consolidated financial statements of Morton. The income statement data for the six months ended December 31, 1996 and 1995, and the balance sheet data as of December 31, 1996 and 1995, have been derived from the unaudited consolidated financial statements of Morton, which, in the opinion of management, include all adjustments necessary for a fair presentation of financial position and results of operations for such periods. Operating results for the six months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 1997.

                         NEW MORTON INTERNATIONAL, INC.
                 FIVE YEAR AND INTERIM PERIOD FINANCIAL SUMMARY

                                                                                                         SIX MONTHS
                                                                                                           ENDED
                                                              YEAR ENDED JUNE 30,                       DECEMBER 31,
                                             -----------------------------------------------------  --------------------
                                               1996       1995       1994       1993       1992       1996       1995
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Net sales..................................  $ 3,612.5  $ 3,325.9  $ 2,849.6  $ 2,309.8  $ 2,043.9  $ 1,819.2  $ 1,725.7
Income before other charges, net of income
  taxes(1).................................  $   334.2  $   294.1  $   226.5  $   126.9  $   144.5  $   166.8  $   166.8
Other charges to income(2).................     --         --         --           94.4     --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income.................................  $   334.2  $   294.1  $   226.5  $    32.5  $   144.5  $   166.8  $   166.8
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before other charges per common
  share(1).................................  $    2.24  $    1.96  $    1.51  $     .86  $     .98  $    1.15  $    1.11
Other charges to income per common
  share(2).................................     --         --         --           (.64)    --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income per common share................  $    2.24  $    1.96  $    1.51  $     .22  $     .98  $    1.15  $    1.11
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash dividends paid per common share.......  $    .520  $    .440  $    .373  $    .320  $    .320  $    .300  $    .260
Ratio of earnings to fixed charges (3).....       15.4x       2.6x      10.1x       5.5x       6.4x      15.1x      15.3x
BALANCE SHEET DATA
Total assets...............................  $ 2,771.5  $ 2,756.0  $ 2,462.6  $ 2,238.8  $ 2,110.9  $ 2,937.4  $ 2,868.8
Long-term debt.............................      218.5      218.5      198.6      217.8      222.6      218.5      218.5
Shareholders' equity.......................    1,672.8    1,663.5    1,399.6    1,200.2    1,222.9    1,788.9    1,740.0
Shareholders' equity per common share......  $   11.75  $   11.22  $    9.48  $    8.20  $    8.40  $   12.57  $   11.83

------------------------

(1) Fiscal 1996 included special charges of $15.8 million or $.11 per share related to the early adoption of the accounting standard related to impairment of long-lived assets and $8.1 million or $.05 per share for the costs related to selected facility rationalizations and employee terminations resulting from the reorganization of certain of the specialty chemicals operations. Fiscal 1996 also included $15.1 million or $.10 per share of income related to the settlement of several environmental insurance issues and $7.1 million or $.05 per share related to proceeds from the sale of distribution rights, net of the impact on operations, received in conjunction with the formation of a joint venture. Fiscal 1993 included special accruals related to the restructuring of operations including disposition of facilities and relocation of manufacturing facilities of $19.1 million or $.13 per share.

(2) 1993 charge was the cumulative effect of change in accounting for postretirement benefits other than pensions and postemployment benefits.

(3) The ratio of earnings to fixed charges was computed by dividing earnings (income from operations before income taxes adjusted for fixed charges) by fixed charges for the periods indicated. Fixed charges include interest incurred on long-term debt and other debt, the interest factor deemed to be included in rental expense, and the amortization of debt expense.

                  WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

    Morton files (and New Morton will file) annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that Morton or New Morton files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Morton's and New Morton's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

    New Morton has filed with the SEC a Registration Statement on Form 10 (as amended, the "New Morton Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the shares of New Morton Common Stock to be issued in the Spinoff. This Information Statement, which forms a part of the New Morton Registration Statement, does not contain all of the information in the New Morton Registration Statement and the related exhibits and schedules. Statements in this Information Statement as to the contents of any contract, agreement or other document are summaries only and are not necessarily complete. For complete information as to these matters, refer to the applicable exhibit or schedule to the New Morton Registration Statement. The New Morton Registration Statement and the related exhibits filed by New Morton may be inspected at the public reference facilities of the SEC listed above.

    The principal office of New Morton is located at 100 North Riverside Plaza, Chicago, Illinois 60606 (telephone: (312) 807-2000).

    Questions concerning Morton, New Morton, the Spinoff or the Combination should be directed to Shareholder Communications Corporation, 17 State Street, New York, New York 10004 (telephone: (800) 511-2024).

                            ------------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS
  OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR
         MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
                        UPON AS HAVING BEEN AUTHORIZED.

                                  INTRODUCTION

    This Information Statement is being furnished to shareholders of Morton in connection with the contemplated PRO RATA distribution of shares of New Morton Common Stock to holders of Morton Common Stock in the Spinoff. Morton shareholders will receive one share of New Morton Common Stock, together with an associated preferred stock purchase right (a "Right"), with respect to each share of Morton Common Stock held by such shareholder on the record date for the Spinoff (the "Distribution Record Date") (references hereinafter to New Morton Common Stock shall be deemed to include a reference to the associated Rights). In the Spinoff, 100% of the outstanding shares of New Morton Common Stock will be distributed to Morton shareholders on a share-for-share basis. At the time of the Spinoff, New Morton will hold all of Morton's businesses, assets and liabilities, other than the ASP Business and the assets and liabilities relating exclusively to the ASP Business, and will be subject to $750 million of debt used to finance a capital contribution to New Morton. The Spinoff is being effected by Morton in connection with the Combination. The Spinoff and the Combination are conditioned upon, among other things, Morton shareholder approval and the tender of more than 90% of the outstanding shares of Autoliv common stock pursuant to the Exchange Offer. In the Combination (which will occur promptly following the Spinoff), (a) Morton ASP will merge with a newly formed subsidiary of New Autoliv and (b) New Autoliv will acquire over 90% of the outstanding Autoliv shares in the Exchange Offer. If over 90% of the outstanding Autoliv shares are acquired by New Autoliv in the Exchange Offer or otherwise, New Autoliv will acquire any remaining Autoliv shares in a compulsory acquisition proceeding under Swedish law. After the Merger, Morton will be renamed "Autoliv ASP, Inc." and New Morton will assume the name "Morton International, Inc." The Spinoff, the Merger and the Exchange Offer are collectively referred to in this Information Statement as the "Transactions."

    Morton shareholders will pay no cash or other consideration for the shares of New Morton Common Stock that they will receive in the Spinoff. There is currently no public trading market for the shares of New Morton Common Stock. New Morton intends to list the New Morton Common Stock on the New York Stock Exchange, Inc. (the "NYSE") and on the Chicago Stock Exchange, Inc. (the "CSE"), where it will be traded under the symbol "MII."

    The Transactions have been approved by the Morton Board and are being submitted for Morton shareholder approval. The Transactions may be abandoned by the Morton Board at any time prior to the date of their effectiveness in the event of the termination of the Combination Agreement among Autoliv, New Autoliv, Morton and ASP Merger Sub Inc., a wholly owned subsidiary of New Autoliv ("ASP Merger Sub"), dated as of November 25, 1996 (as it may be amended, supplemented or otherwise modified from time to time, the "Combination Agreement"), which is attached as Appendix A to the Proxy Statement/ Prospectus/Exchange Offer, and is filed as an exhibit to the New Morton Registration Statement of which this Information Statement is a part.

    The Transactions are conditioned upon, among other things, the continued effectiveness of the private letter ruling received by Morton (the "Private Letter Ruling") from the U.S. Internal Revenue Service ("IRS") principally to the effect that the formation of New Morton and the receipt of New Morton Common Stock in the Spinoff generally will be tax free to holders of Morton Common Stock and to Morton for U.S. federal income tax purposes. The Transactions are also conditioned upon the receipt of an opinion from Wachtell, Lipton, Rosen & Katz, special outside legal counsel to Morton, principally to the effect that the receipt of New Autoliv Common Stock in the Merger will be tax free to Morton's shareholders for U.S. federal income tax purposes, and an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special outside legal counsel to Autoliv, relating to certain tax consequences of the Exchange Offer (each, a "Tax Opinion" and, collectively, the "Tax Opinions"). See "The Spinoff --Certain Federal Income Tax Considerations."

    The terms below are used throughout this Information Statement with the following meanings:

Specialty Chemicals Business.................  New Morton's assets and business consisting of the specialty chemicals business conducted
                                               by the Adhesives & Chemical Specialities,
                                               Coatings and Electronic Materials groups.

Salt Business................................  New Morton's assets and business consisting of the manufacture, distribution, and sale of
                                               salt for highway/ice control, human and
                                               animal consumption, water conditioning and
                                               food/chemical processing purposes.

New Morton Businesses........................  The Specialty Chemicals Business, the Salt
                                               Business, and Morton's corporate operations
                                               to be transferred to New Morton.

ASP Business.................................  Morton ASP's assets and business consisting of automotive safety products, which is being
                                               combined with Autoliv pursuant to the
                                               Combination Agreement.

                                  RISK FACTORS

    SHAREHOLDERS SHOULD CAREFULLY REVIEW THE FOLLOWING RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION CONTAINED HEREIN, IN EVALUATING NEW MORTON AND THE NEW MORTON BUSINESSES.

NO OPERATING HISTORY AS AN INDEPENDENT COMPANY; NO ACCESS TO MORTON ASP'S CASH
  FLOW

    New Morton was formed on March 11, 1997 for the purpose of effecting the Spinoff and thereby facilitating the Combination. New Morton, in the form in which it will exist after the Spinoff, does not have an independent operating history as a stand-alone public company. In recent years, the ASP Business has generated funds from operations which were used in part in the New Morton Businesses and for general corporate purposes such as dividends and share repurchases. Following the Spinoff, New Morton will not have access to the future cash flow of the ASP Business, although it will have the $750 million capital contribution together with a portion of the cash generated by the ASP Business from July 1, 1996 to the date of the Spinoff.

NO PRIOR MARKET FOR NEW MORTON COMMON STOCK

    There has been no prior trading market for the New Morton Common Stock and there can be no assurance as to the prices at which the New Morton Common Stock will trade after the Spinoff is effected. Until the New Morton Common Stock is fully distributed and an orderly market develops, the prices at which the New Morton Common Stock trades may fluctuate significantly. Prices for the New Morton Common Stock will be determined in the trading markets and may be influenced by many factors, including the depth and liquidity of the market for New Morton Common Stock, the operating performance of New Morton, investor perceptions of New Morton and the prospects for its businesses, New Morton's reported financial results, New Morton's dividend policy, and general economic and market conditions. Applications have been or will be made to list the shares of New Morton Common Stock on the NYSE and the CSE. There can be no assurance as to the trading prices or volatility of any such shares that may be experienced on these exchanges. See "The Spinoff--Listing and Trading of New Morton Common Stock." The sum of the trading prices of the shares of New Autoliv Common Stock and New Morton Common Stock held by former Morton shareholders after the Transactions may be less than, equal to or greater than the trading price of the shares of Morton Common Stock held by such shareholders prior to the Spinoff.

DIVIDEND POLICY

    It is currently anticipated that, following the Spinoff, New Morton will initially pay quarterly cash dividends at the annual rate of $.48 per share of New Morton Common Stock. However, the actual amount of such dividends, if any, may vary, and will depend on New Morton's operating results, financial requirements and other factors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources."

CERTAIN ANTI-TAKEOVER EFFECTS
    The Articles of Incorporation of New Morton to be in effect immediately prior to the Spinoff (the "New Morton Articles"), the bylaws of New Morton to be in effect immediately prior to the Spinoff (the "New Morton Bylaws"), the shareholder rights plan expected to be entered into between New Morton and First Chicago Trust Company of New York ("First Chicago Trust"), as rights agent, prior to the Spinoff (the "New Morton Rights Agreement"), and the Indiana Business Corporation Law ("IBCL") contain several provisions that could have the effect of delaying, deferring or preventing a change of control of New Morton in a transaction not approved by the Board of Directors of New Morton (the "New Morton Board"). Morton is an Indiana corporation and the New Morton Articles, the New Morton Bylaws and the New Morton Rights Agreement are substantially similar to the existing provisions of the Articles of

Incorporation and Bylaws of Morton and the Rights Agreement, dated as of January 26, 1989, as amended, between Morton and First Chicago Trust, as rights agent (the "Morton Rights Agreement"). In addition, the Morton Board has adopted, or Morton has entered into, certain other programs, plans and agreements with its management and/or employees that will become the obligations of New Morton following the Spinoff, and which may make a change of control of New Morton more expensive. Such arrangements are substantially similar to Morton's existing arrangements. See "--Certain Federal Income Tax Considerations" and "Anti-Takeover Effects of Certain Provisions." In addition, the potential corporate tax liability which may arise from an acquisition of New Morton for a period of time following the Spinoff could have an anti-takeover effect with respect to any potential acquisition of control of New Morton.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Consummation of the Transactions is conditioned upon, among other things, the continued effectiveness of the Private Letter Ruling. The Private Letter Ruling provides, among other things, that the formation of New Morton and the Spinoff will be tax free under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"). Such rulings, while generally binding upon the IRS, are subject to certain factual representations and assumptions, including a representation that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code. Morton and New Morton are not aware of any present facts or circumstances which would cause such representations and assumptions to be untrue. In addition, in February 1997, the U.S. President proposed to Congress certain changes in the Code, which, if effected, would cause the Transactions to be taxable to Morton. The President's proposal would amend the relevant provisions effective on the first day of Congressional committee action; in its current form, the proposed legislation contains no "binding contract" or other grandfathering provision that would permit the Transactions, if not consummated before the date of Congressional committee action, to be treated as non-taxable to Morton for federal income tax purposes. Congressional action with respect to the U.S. President's proposals could delay or prevent the consummation of the Transactions.

    Consummation of the Transactions is also conditioned on Morton's receipt of the Tax Opinion that the Merger will qualify as a tax-free reorganization under
Section 368(a)(1)(B) of the Code and Autoliv's receipt of the Tax Opinion that the Exchange Offer (in conjunction with the acquisition of the Morton Common Stock in the Merger) will be a tax-free transfer of property for U.S. federal income tax purposes. An opinion of counsel is not binding on the IRS or the courts. See "The Spinoff--Certain Federal Income Tax Considerations."

    New Autoliv has agreed in the Combination Agreement, and New Morton will agree in the Distribution Agreement, to be entered into between Morton and New Morton (the "Distribution Agreement"), to certain covenants restricting their respective future actions for a period of one year following the Transactions to provide further assurances that the Combination and the Spinoff will be tax free for U.S. federal income tax purposes.

SEASONALITY; BACKLOG

    Sales of highway ice control salt are quite seasonal, and vary with winter weather conditions in areas where that product is used. In keeping with industry practice, ice control salt is stockpiled by both the salt segment and its customers in sufficient quantities to meet estimated requirements for the next season. To the extent that winter weather does not require consumption of inventories, the Salt Business could experience a downturn.

    Sales of products by the Specialty Chemicals Business do not exhibit significant seasonal fluctuations. As of the date of this Information Statement, there are no material backlogs in any of the New Morton Businesses.

COMPETITION

    Most of the business of the Specialty Chemicals Business is highly competitive. The Speciality Chemicals Business is a market leader in most of its product lines and is subject to significant competition from other manufacturers worldwide. Principal methods of competition include technical service for specialized customer requirements, price and quality.

    All areas in which the Salt Business operates are highly competitive. Although the Salt Business is a major factor in the salt industry, its market share varies widely, depending on the geographic area and the type of product involved. The Salt Business uses price, quality, service, product performance, and technical, advertising and promotional support as its principal methods of competition.

RISKS OF DOING BUSINESS OUTSIDE THE UNITED STATES

    The foreign operations of the New Morton Businesses are subject to the usual risks inherent in operating abroad, including, but not limited to, risks with respect to currency exchange rates, economic and political destabilization, other disruption of markets, restrictive laws and actions by foreign governments (such as restrictions on transfer of funds, export duties and quotas, foreign customs and tariffs and unexpected changes in regulatory environments), difficulty in obtaining distribution and support, nationalization, the laws and policies of the United States, the European Union and the World Trade Organization affecting trade, foreign investment and loans, and foreign tax laws. There can be no assurance that these factors will not have a material adverse impact on New Morton's ability to increase or maintain its foreign sales or on its results of operations. For the fiscal year ended June 30, 1996, approximately 33% of the New Morton Businesses' revenue was derived from sales outside the United States. See "Summary Selected Historical Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Morton has recently acquired a two-thirds interest (and has agreed to acquire the remaining one-third interest) in a European-based salt business and entered into an agreement to acquire a European-based specialty chemicals business, which acquisition will increase the portion of the New Morton Businesses' sales outside of the United States. See "Business and Properties--Recent Developments."

ENVIRONMENTAL AND OTHER POTENTIAL LIABILITIES

    Like others in similar businesses, Morton is, and New Morton will be, subject to extensive federal, state and local environmental laws and regulations. Although New Morton's environmental policies and practices are designed to ensure compliance with these laws and regulations, future developments and increasingly stringent regulation could require New Morton to make additional unforeseen expenditures relating to environmental matters. Although the level of future expenditures for such matters cannot be determined with any degree of certainty, based on the facts presently known to it, Morton management does not believe that such costs will have a material effect on New Morton's financial position, results of operations, or liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental Matters" and "Business and Properties--Government Regulations; Environmental Matters."

    In addition to those of an environmental nature, there are also judicial and administrative claims pending or contemplated against Morton relating to the New Morton Businesses which will become potential liabilities of New Morton following the Spinoff, and against which New Morton will indemnify Morton ASP. Morton management believes that the resolution of those claims should not have a material effect upon New Morton's financial position, results of operations or liquidity. Various governmental agencies have authority to limit or prohibit distribution of some of New Morton's products should they finally conclude that continued distribution is unsafe to the population or the environment. There are currently no challenges pending, the resolution of which is expected to have a material effect upon New Morton's operations.

                                  THE SPINOFF

BACKGROUND AND REASONS FOR THE SPINOFF

    Morton was spun off from its former parent, Morton Thiokol, Inc., in 1989, at a time when the ASP Business represented less than 4% of Morton's combined sales. Since that time, the ASP Business has developed financial, investment and operating characteristics different from those of Morton's specialty chemicals and salt businesses. The automotive safety industry is characterized by automobile manufacturers demanding that their key suppliers increase their size, presence, cost efficiency, and research, development and engineering activities. In addition, car manufacturers are seeking "Tier I suppliers" that can provide integrated systems and subsystems directly to the manufacturer. In the case of automotive safety systems suppliers, these systems and subsystems are comprised of seat belts and airbags, among other products, with airbags often pre-installed in steering wheels. Due to the combined effects of these and other factors, the Morton Board and Morton's management determined to investigate alternatives for the ASP Business, including a spinoff of the ASP Business as a stand-alone entity and a strategic combination with another industry participant. After reviewing these alternatives, and considering the benefits of combining the ASP Business with Autoliv to create a leading automotive safety systems supplier with a strong presence in all major regions of the world, the Morton Board concluded that the Spinoff and the Combination offered greater potential for increasing Morton shareholder value.

    The Morton Board also considered the benefits to New Morton from the Spinoff, including enhancing New Morton management's ability to focus on, and to develop from within, the Specialty Chemicals Business and Salt Business, and thereby assisting New Morton in expanding its business and product lines through an active acquisition program, making planned capital expenditures and continuing its ongoing share acquisition program. In addition, Goldman, Sachs & Co. ("Goldman Sachs") has given its opinion to the Morton Board that, as of the date of the Combination Agreement, the consideration to be received by Morton shareholders in the Spinoff and the Merger, taken as a whole, is fair to Morton shareholders. See "Opinions of Financial Advisors--Opinion of Goldman Sachs" in the Proxy Statement/Prospectus/ Exchange Offer and the full text of the opinion of Goldman Sachs included as Appendix C to the Proxy Statement/Prospectus/Exchange Offer. Morton and Autoliv have structured the Transactions as the Spinoff followed by the Combination in order to achieve the strategic benefits of the Combination in a tax-free manner. Neither Autoliv nor Morton was interested in a transaction that would combine Autoliv with all of Morton's businesses.

    The Transactions will afford holders of Morton Common Stock the opportunity to continue their investment in either (or both) the automotive safety products company and the New Morton specialty chemicals and salt company.

MANNER OF EFFECTING THE SPINOFF

    The Spinoff is expected to occur shortly prior to the effective time of the Merger. (The date on which the Spinoff occurs is referred to as the "Distribution Date.") Promptly following the Spinoff, the New Morton Common Stock will be delivered to First Chicago Trust (the "Distribution Agent"). As soon as practicable thereafter, the Distribution Agent will begin mailing account statements reflecting ownership of shares of New Morton Common Stock to holders of Morton Common Stock as of the close of business on the Distribution Record Date on the basis of one share of New Morton Common Stock for every share of Morton Common Stock held on the Distribution Record Date. New Morton shares will be recorded in book-entry form rather than distributed in certificate form. However, if at any time following the Spinoff shareholders wish to receive certificates representing all or a portion of such shares, they may do so by requesting such certificate from the Distribution Agent by calling the Distribution Agent toll-free at 1-800-446-2617. A certificate will be mailed within 48 hours of the Distribution Agent's receipt of such a request. All shares of New Morton Common Stock to be issued in connection with the Spinoff will be fully paid, non-assessable and free of preemptive rights. New Morton is expected to enter into the New Morton

Rights Agreement, pursuant to which the New Morton Board will declare a distribution of one Right for each outstanding share of New Morton Common Stock, which Rights will initially be evidenced by the outstanding New Morton Common Stock distributed pursuant to the Spinoff. Each Right, among other things, could allow shareholders to purchase additional shares of New Morton Common Stock upon the occurrence of certain takeover related events. See "Description of New Morton Capital Stock--New Morton Rights."

    NO HOLDER OF MORTON COMMON STOCK WILL BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF NEW MORTON COMMON STOCK TO BE RECEIVED IN THE SPINOFF OR TO SURRENDER OR EXCHANGE SHARES OF MORTON COMMON STOCK (OTHER THAN IN CONNECTION WITH THE MERGER AS DESCRIBED IN THE PROXY STATEMENT/
PROSPECTUS/EXCHANGE OFFER).

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    To read a description of the material U.S. federal income tax consequences of the Transactions to Morton and Morton's shareholders, please refer to "Certain Tax Consequences of the Transactions" in the Proxy Statement/Prospectus/Exchange Offer. In addition to describing U.S. federal income tax consequences of the Transactions, that section of the Proxy Statement/Prospectus/Exchange Offer also describes certain U.S. legislative initiatives which could have an effect on the Transactions.

ACCOUNTING TREATMENT OF THE TRANSACTIONS

    The Merger will be accounted for as a purchase for financial accounting purposes in accordance with U.S. generally accepted accounting principles, with Autoliv treated as the acquiror of the ASP Business. For New Morton's financial accounting purposes, the Spinoff will be accounted for as if the ASP Business were being spun off from Morton and discontinued.

RELATIONSHIPS AFTER THE SPINOFF

    Historically, the ASP Business and the New Morton Businesses have been operated substantially as separate divisions, except for matters relating to corporate overhead and to certain financial and legal services, including patent and trademark, corporate secretarial, insurance, and treasury services.

    The Distribution Agreement provides that, for up to 12 months following the Spinoff, New Morton will make certain employee benefits, tax preparation, intellectual property and other services available to Morton ASP, and that Morton ASP will pay for such services at a formula rate that will include the direct and indirect costs of providing such services plus a 5% surcharge. The Distribution Agreement also provides that Morton ASP and New Morton will have access to certain records and information in the possession of the other following the Spinoff. Following the Spinoff, New Morton will lease a portion of the shared Rochester Hills, Michigan technical center (which will remain with the ASP Business) under a two-year renewable lease. See "Agreements Among Morton, Autoliv and New Morton."

LISTING AND TRADING OF NEW MORTON COMMON STOCK

    The New Morton Common Stock is expected to be listed on the NYSE and the CSE under the symbol "MII." There is currently no public trading market for New Morton Common Stock. Prices at which New Morton Common Stock may trade prior to or following the Spinoff cannot be predicted. See "Risk Factors--No Prior Market for New Morton Common Stock," "--Dividend Policy" and "--Certain Anti-Takeover Effects."

    New Morton expects to have approximately 10,700 shareholders of record as of the Distribution Record Date. The transfer agent and registrar for the New Morton Common Stock will be First Chicago Trust. As of December 31, 1996, approximately 5.8 million options to acquire shares of Morton Common

Stock, which will be converted into options to acquire shares of New Morton Common Stock in connection with the Spinoff, were held by current or former employees of Morton.

    Shares of New Morton Common Stock distributed to Morton shareholders in the Spinoff will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of New Morton under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of New Morton generally include individuals or entities that control, are controlled by, or are under common control with, New Morton, and may include certain officers and directors of New Morton as well as principal shareholders of New Morton, if any. Persons who are affiliates of New Morton may sell their shares of New Morton Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder.

DIVIDEND POLICY AND SHARE REPURCHASES

    The payment and amount of cash dividends, if any, by New Morton after the Spinoff will be at the discretion of the New Morton Board, taking into consideration the earnings, cash flow and financial requirements of New Morton. It is currently anticipated that, following the Spinoff, New Morton will initially pay quarterly cash dividends at the annual rate of $.48 per share. See "Risk Factors--Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

    In the Spinoff, Morton will contribute the Capital Contribution to New Morton. New Morton may use some or all of this cash to repurchase New Morton Common Stock, make strategic acquisitions, expand existing businesses or product lines, or for other corporate purposes. See "Business and Properties-- Recent Developments." There can be no assurances, however, as to the timing or amount of any future uses of such cash.

                               REGULATORY MATTERS

    Other than as described in the Proxy Statement/Prospectus/Exchange Offer, no material U.S. federal or state or non-U.S. regulatory approvals are required in connection with the Spinoff which have not been obtained. For a discussion of U.S. and European regulatory approvals with respect to the Transactions, please refer to "Regulatory Matters" in the Proxy Statement/Prospectus/Exchange Offer.

    The Combination Agreement requires Morton and Autoliv to use reasonable efforts promptly to make any filings, enter into negotiations, sell or dispose of assets or businesses, or take other actions necessary to obtain required governmental approvals, except that neither Morton nor Autoliv or any of their affiliates will be required to take any action that would be, or is reasonably likely to be, materially adverse to the business, properties, financial condition or results of operations of the business to be retained by Morton or Autoliv, as the case may be, after taking into account the transactions contem-plated by the Combination Agreement, the Distribution Agreement and the Related Agreements (as defined below).

    In addition, the Distribution Agreement provides that the parties to the Distribution Agreement will cooperate to obtain all necessary consents and approvals, and to make all necessary filings and applications which may be required for the consummation of the transactions contemplated by the Distribution Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state environmental laws.

                AGREEMENTS AMONG MORTON, AUTOLIV AND NEW MORTON

    For the purpose of effecting the Spinoff and governing certain of the relationships among Morton ASP, New Autoliv and New Morton after the Spinoff, Morton, Autoliv, New Autoliv, New Morton and ASP Merger Sub have entered into or will enter into the various agreements described in the Proxy Statement/Prospectus/Exchange Offer. These agreements include the Distribution Agreement, the Benefits Agreement (as defined below) and the Tax Sharing Agreement (as defined below). For a discussion of these agreements, see "Pre-Merger Transactions" in the Proxy Statement/Prospectus/Exchange Offer. The agreements summarized therein have been filed as exhibits to the New Morton Registration Statement. The descriptions contained in the Proxy Statement/Prospectus/Exchange Offer do not purport to be complete and are qualified in their entirety by reference to such agreements.

    The Distribution Agreement, in addition to determining the manner of effecting the Spinoff, also governs the Capital Contribution and other matters relating to the assumption of liabilities, indemnity, non-competition, the use of the Morton name, and transitional arrangements.

    The Employee Benefits Allocation Agreement to be entered into between Morton and New Morton prior to the Spinoff (the "Benefits Agreement") provides that, effective as of the Spinoff, New Morton (or a subsidiary) will assume or retain all liabilities of Morton under employee benefit plans, policies, arrangements, contracts and agreements, including under collective bargaining agreements, with respect to employees who on or after the Spinoff will be employees of New Morton, including employees of Morton's corporate operations ("New Morton Employees") and with respect to former employees of any business that is part of New Morton and related discontinued operations. The Benefits Agreement also provides that Morton ASP generally will retain all liabilities relating to employees or former employees of the ASP Business and related discontinued operations ("ASP Employees") under employee benefit plans, policies, arrangements, contracts and agreements maintained by Morton prior to the Spinoff.

    Under the Tax Sharing Agreement to be entered into between Morton and New Morton prior to the Spinoff (the "Tax Sharing Agreement," and, together with the Benefits Agreement, the "Related Agreements"), for all taxable periods ending on or before the Spinoff, the results of Morton's specialty chemicals and salt operations will continue to be included in Morton's consolidated U.S. federal income tax returns. The Tax Sharing Agreement provides for the allocation of U.S. federal, state, local and non-U.S. tax liabilities arising in connection with all taxable periods ending on or before the Distribution Date or ending thereafter but including the Distribution Date. In general, the Tax Sharing Agreement provides that New Morton will be liable for all such tax liabilities, including liabilities resulting from the audit or other adjustment to previously filed tax returns, which are attributable to the assets or businesses being transferred to New Morton, and that Morton ASP will be responsible for taxes and adjustments attributable to the ASP Business being retained by Morton ASP.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    For financial reporting purposes, New Morton is a "successor registrant" to Morton and, as such, all financial information of New Morton included in this discussion and in the historical financial statements beginning on page F-2 represent the historical financial information of Morton. Therefore, references to the "Company" in this discussion and in the related historical financial statements are references to Morton, without giving effect to the Spinoff or the Merger.

    Morton operates in three business segments, the "Specialty Chemicals" segment, comprised of the adhesives and chemical specialties, coatings, and electronic materials businesses, the "Salt" segment, and the "ASP" segment, consisting of the automotive safety products business (the ASP Business).

    The following is a discussion of the Company's operating results comparing the first six months of fiscal 1997 to the first six months of fiscal 1996; operating results comparing fiscal years 1996 to 1995 and 1995 to 1994; liquidity and capital resources; and the impact of inflation.

OVERVIEW

    Morton manufactures and markets quality products to meet the needs of its salt, specialty chemicals and airbag customers.

    On November 25, 1996, the Company, New Autoliv, Autoliv and ASP Merger Sub entered into the Combination Agreement, pursuant to which Morton, operating only the ASP Business, will become a wholly owned subsidiary of New Autoliv (the Merger) and New Autoliv will acquire at least 90% of the outstanding capital of Autoliv pursuant to the Exchange Offer. The transaction is intended to be a merger of equals in which, if the Exchange Offer is fully subscribed, the Company's shareholders will exchange their interest in the ASP Business for 46.5% of New Autoliv, and Autoliv's shareholders will exchange their Autoliv shares for 53.5% of the equity of New Autoliv.
    Immediately prior to the business combination, the Company will contribute all of its businesses other than the ASP Business to a new company, New Morton, and will spin off New Morton to the Company's shareholders in a tax-free distribution (the Spinoff). Each shareholder of Morton Common Stock will receive one share of New Morton Common Stock for each share of Morton Common Stock owned prior to the Spinoff. In addition, in conjunction with the Spinoff, the Company will make the Capital Contribution.

    The transactions described above are subject to, among other things, approval by the Company's shareholders, acceptance by holders of at least 90% of Autoliv's outstanding shares of the Exchange Offer, receipt by the Company of the Private Letter Ruling and certain regulatory approvals. See "Risk Factors-- Certain Federal Income Tax Considerations" and "Regulatory Matters."

COMPARISON: FIRST SIX MONTHS OF FISCAL 1997 TO FIRST SIX MONTHS OF FISCAL 1996

    For the six months ended December 31, 1996, sales were $1.8 billion, up 5% over the same period in the prior year. Gross profit margins as a percentage of net sales remained relatively flat from year-to-year at 29%. Selling, administrative and general expenses were approximately the same percentage of net sales for the six months ended December 31, 1996 and 1995. Net income for the first six months of fiscal 1997 was $166.8 million, the same as fiscal 1996. However, fiscal 1996 earnings included $24.1 million of unusual, non-operating, pretax income ($15.1 million or $.10 per share after tax) relating to environmental insurance settlements going back more than a decade. Excluding the impact of the environmental insurance settlements from fiscal 1996, net income and earnings per share grew 10% and 14%, respectively. A lower effective tax rate and fewer common shares outstanding contributed $.04 to per share earnings in the first half of fiscal year 1997. The decrease in the common shares outstanding is due to the share repurchase program begun in fiscal 1996.

    The Specialty Chemicals segment saw strong profit growth despite flat sales growth. Airbag sales exceeded expectations in the first six months of fiscal 1997 as side-impact airbags and additional business captured by Morton offset sizable price declines. Airbag profits, however, were below fiscal 1996 as higher freight and manufacturing costs to meet the additional demand reduced operating margins. The Salt segment's results improved, despite tough comparisons with the prior year for the ice control business, due to excellent results for non-ice control products. Early season snowfall resulted in strong ice control sales in the second quarter of fiscal 1996.

    SPECIALTY CHEMICALS

    Specialty Chemical segment sales for the first six months of fiscal 1997 were $799.8 million, up 2%, and operating profits were $123.0 million, up 16%, over the same period in fiscal 1996. The growth in sales year-over-year was largely attributable to plastics additives, industrial coatings, automotive coatings (after adjusting for the transfer of sales to a joint venture set up last year), powder coatings, thermoplastic polyurethanes, and waterbased polymers. Performance chemicals, plastics additives, industrial coatings, automotive coatings, and powder coatings accounted for 52% of year-to-date earnings and approximately 74% of the increase from the same period in fiscal 1996. Partially offsetting these sales and earnings increases were unfavorable comparisons with the prior year in the extrudable specialties portion of packaging adhesives and electronic materials. Sales and earnings were down year over year in extrudable specialties due to the discontinuance of a product line.

    Earnings grew faster than sales for the six months ended December 31, 1996, as earnings reflected the impact of higher volumes and lower raw material prices on operating margins. Earnings for the first six months of fiscal 1997 also included a $2.4 million gain on the sale of the Lytron product line. Year-to-date chemical sales and earnings were negatively impacted by the effects of foreign exchange translation of $7.8 million and $.9 million, respectively.

    SALT

    The Salt segment sales for the first six months of fiscal 1997 were $287.4 million, an increase of 3%, and operating earnings were $63.1 million, a 10% increase over the six months ended December 31, 1995. Earnings increased faster than sales as a result of higher production levels to prepare for the fiscal 1997 ice control season and continued tight control of costs.

    The year-over-year sales increase for the Salt Business was attributable to excellent performances from all non-ice control salt product lines, and was primarily generated by shipments to the U.S. food processing and chemical industries. Partially offsetting these favorable results were lower ice control sales, down 5% from the same period in fiscal 1996. While the Salt Business benefited from customers replenishing depleted ice control salt inventories after the record-breaking winter in fiscal 1996, the mild weather in December 1996 meant ice control salt sales for the second quarter of fiscal 1997 were 7% below the prior year's strong second quarter ice control salt sales.

    AUTOMOTIVE SAFETY PRODUCTS

    ASP segment sales for the six months ended December 31, 1996 were $732.0 million, an 11% improvement over the same period in the prior year. The sales increase for the first six months of fiscal 1997 was primarily generated by growth in all product lines of the inflator business, and reflected healthy car production levels, new product launches and business which developed as a result of problems competitors had meeting initial customer requirements.

    Unit volume continued to increase during the six months ended December 31, 1996, up 34%. The increase was primarily generated by Asian customers purchasing significantly greater numbers of driver-side and passenger-side inflators.

    For the first six months of fiscal 1997, pre-tax earnings decreased 3% from the same period in fiscal 1996 to $118.2 million. Average selling prices were significantly lower than the first six months of fiscal 1996, down 14%. However, successful implementation of manufacturing process improvements coupled with vertical integration efforts have permitted the ASP segment to substantially offset the impact of selling price reductions. Lower earnings resulted mainly from higher freight and certain other costs, unfavorable performance of a Japanese joint venture which was impacted by the weakening of the yen, and losses from disposal of certain fixed assets.

    CORPORATE

    Morton's corporate administrative and other costs were below last year's first six months; however, because of the income from the environmental insurance settlements received in the second quarter of fiscal 1996, overall corporate expense comparisons were negative. Excluding the impact of the environmental insurance settlements from the prior year's results, corporate expenses were 14% below the first six months of fiscal 1996. Lower corporate administrative costs, net interest expense and environmental expenses were the main reasons for the lower corporate and other costs. Net interest expense decreased from $9.9 million in the first six months of fiscal 1996 to $8.8 million for the same period in fiscal 1997 primarily due to the higher level of cash balances outstanding during most of the current period.

    The cumulative shares repurchased by the Company in fiscal 1996 and in the first half of fiscal 1997 were 7.3 million (out of a 10 million share authorization) at an average share price of $36.34.

    RECENT DEVELOPMENTS

    In December 1996, Morton signed a definitive agreement to acquire all of the stock of Salins du Midi, and in March 1997 completed the initial acquisition with respect to two-thirds of the stock for $180 million. Morton expects to make a public cash tender offer in France for the remaining shares. The acquisition has a total value of approximately $275 million. Salins du Midi is the leading independent salt producer in Europe, with estimated 1996 sales of almost $270 million. Salins du Midi, based in Paris, supplies salt for food and agricultural products, water treatment and ice/snow and industrial applications, and markets its products under the "La Baleine" label. Salins du Midi produces solar, rock and vacuum-processed salt at nine sites in France and at four sites in Spain.

    In December 1996, Morton also announced plans to purchase Pulverlac, an Italian powder coatings maker, for an undisclosed sum. Pulverlac is a leader in the European powder coatings industry, with estimated 1996 sales of $75 million.

COMPARISON: FISCAL 1996 TO FISCAL 1995

    The Company continued its trend of record sales and earnings in fiscal 1996. Sales grew 9% during fiscal 1996 to $3.61 billion from $3.33 billion in fiscal 1995. Gross margin profitability eroded slightly during fiscal 1996 as rising raw material costs, principally in the Specialty Chemicals segment, could not be entirely offset by increased selling prices. In fiscal 1996, general and administrative expenses as a percentage of sales were down slightly due to the tight control of period costs. Earnings per share of $2.24, after special charges, were up 14% from fiscal 1995 earnings per share of $1.96. Before the special charges, fiscal 1996 earnings per share were $2.40, up 22% over fiscal 1995. Included in fiscal 1996 earnings were $24.1 million pretax income ($15.1 million after tax or $.10 per share) related to the settlement of several environmental insurance issues and $11.2 million pretax income ($7.1 million after tax or $.05 per share) related to proceeds received from the formation of a joint venture, net of the impact on operations.

    Fiscal 1996 included special charges of $29.2 million pretax ($23.9 million after tax or $.16 per share) recorded in the fourth quarter. A portion of these charges was for costs related to the closure of three chemical manufacturing facilities as an initial phase of a broader facility consolidation and product line rationalization program, and certain organizational changes. These actions, when completed, are expected to result in annual savings to the Company of more than $8.5 million. Also included in the special charges was the impact of the early adoption of the new accounting standard related to the impairment of long-lived assets.

    SPECIALTY CHEMICALS

    For the fiscal year ended June 30, 1996, sales of the chemical business rose 3% to $1.61 billion, and operating earnings were down 1% to $222.0 million from $223.5 million in fiscal 1995.

    Fiscal 1996 results included special charges of $27.1 million, as well as the $15.0 million gain recorded in the third quarter for the formation of a joint venture, Morton Nippon Coatings.

    The special charges were made up of $11.3 million related primarily to the announced closing of the Seabrook, New Hampshire, Stamford, Connecticut, and Dixon, California, facilities; and $15.8 million related to the write-down of certain assets of the defense-related chemical vapor deposition product line as required by Financial Accounting Standards Board ("FASB") Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." As these three plants are closed over the next 12 to 18 months, the production at these facilities will be moved to other Morton facilities, resulting in better asset utilization and lower overall costs. Excluding these special charges, operating earnings increased 11% for fiscal 1996.

    The formation of the Morton Nippon Coatings joint venture, which produces plastic substrate coatings for Japanese transplant car companies in the United States, resulted in reduced sales for the fiscal 1996 fourth quarter and total year by approximately $7.0 million and $14.5 million respectively, and reduced earnings from operations in these same two periods by approximately $2.8 million and $3.8 million, respectively.

    The year-over-year sales increase for the Specialty Chemicals segment was a combination of improved volume, pricing, and product mix. Offsetting this improvement were higher raw material costs. Although many raw material costs decreased in the fourth quarter of fiscal 1996, the chemical segment experienced overall raw material cost increases during the year which had an unfavorable impact of approximately $11.0 million. The effect on operating profits of the raw material cost increases was mitigated by improved pricing and product mix, the reengineering of manufacturing processes to improve efficiency, tight period cost control, and higher volumes.

    Those product lines which had strong year-over-year performances included European industrial activities, performance chemicals, metalorganics, polymer systems and electronic materials. These product lines combined contributed $468.7 million or 29% of Specialty Chemicals segment sales in 1996. These same product lines contributed 36% of the segment's operating profit. Compared with fiscal 1995, sales of these product lines increased 10% and earnings increased 35%. Earnings growth outpaced sales growth due to favorable mix, lower operating costs and tight control over period costs, leveraged against higher volumes.

    Two product lines, plastics additives and dyes, ended fiscal 1996 with sales and profits below their fiscal 1995 level. The combined sales of these lines in fiscal 1996 were $158.5 million, 18% lower than fiscal 1995. Operating profits for these businesses ended the current fiscal year 10% below fiscal 1995. Tougher competitive pricing adversely affected the dyes business for the second consecutive year, while adverse market conditions in the building industry hurt plastics additives' performance. Continued control over operating costs partially offset the negative impact of reduced sales on earnings.

    The translation impact of changes in foreign currency rates had a minimal favorable impact, less than 1%, on sales and earnings in fiscal 1996.

    SALT

    Fiscal 1996 salt sales reached a record $603.3 million, up 13%. The Salt segment's operating earnings, also a record, were up 6%, ending the year at $124.7 million. While all product lines did well, ice control salt sales were up 32% over fiscal 1995 and were primarily responsible for the strong salt performance for the year. Severe winter storms during the third quarter of fiscal year 1996, particularly in the northeastern United States, increased the demand for ice control salt in several key markets.

    Sales of non-ice control salt increased 4% over fiscal 1995. The sales increase was primarily due to improved results for water conditioning and solar products. Pellet sales increased 6% mainly due to increased shipments to a major customer. The increase in solar products was mainly due to volume growth of 7%.

    Salt's earnings did not increase at the same rate as sales largely due to the higher mix of the lower margin ice control business.

    AUTOMOTIVE SAFETY PRODUCTS

    As in the past several years, sales of driver- and passenger-side airbag inflators and modules increased in fiscal 1996 as car companies around the world continued to provide airbag protection as standard equipment in their cars and trucks. For fiscal 1996, ASP Business sales were up 14% to $1.40 billion. Units shipped increased 19% over fiscal 1995. Operating earnings increased 13% to $255.6 million. Customers whose sales were up strongly in the year included Toyota, Nissan, Ford, and Isuzu. The strong airbag performance was achieved despite the negative impact on sales and earnings of General Motors' strike and continued price reductions to our customers.

    As in fiscal 1995, downward pricing pressure continued as overall average selling prices decreased 5%, with the largest decrease in the passenger inflator product line. To offset these market conditions, the business group has continued to implement cost reduction initiatives and reengineer its manufacturing processes to improve efficiency. These savings enabled this business to continue to deliver attractive returns.

    CORPORATE

    In October 1995, the Morton Board authorized the repurchase of 10 million shares of Morton Common Stock. As of June 30, 1996, Morton had repurchased a total of 6.7 million shares. The weighted average cost per share for the shares repurchased was approximately $36.

    For the year June 30, 1996, total corporate costs decreased 35%. This decrease was due primarily to the receipt of $24.1 million in the second quarter of fiscal 1996 related to the settlement of several environmental insurance issues (included in sundry income), as well as to tight control of administrative costs and lower net interest expense due to higher levels of invested funds. Included in corporate costs was a special charge of $2.1 million to reflect the current estimated value of certain assets held for disposition.

    The Company's effective tax rate increased in fiscal 1996 to 38.0% compared with 37.5% in fiscal 1995. This increase results from the $15.8 million charge related to the adoption of FASB Statement No. 121 described above, for which no tax benefit was recorded, partially offset by the effect of a decrease in foreign effective tax rates.

COMPARISON: FISCAL 1995 TO FISCAL 1994

    Fiscal 1995 net income per share of $1.96 was 30% higher than fiscal 1994. Net sales of $3.33 billion were up 17% from fiscal 1994 sales of $2.85 billion. Gross margins decreased from 30.5 percent in fiscal 1994 to 29.4 percent in fiscal 1995. This decrease was primarily due to raw material cost increases in the Specialty Chemicals segment. Selling, administrative and general expenses were down in fiscal year 1995 as fiscal 1994 included higher levels of accruals related to incentive payments as well as accruals for tax obligations related to certain of the Company's stock options caused by changes in income tax rates.

    SPECIALTY CHEMICALS

    Specialty Chemicals segment sales and profits grew in fiscal 1995 as both the U.S. and European economies expanded. Sales reached $1.56 billion, an increase of 14% over fiscal 1994 sales of $1.37 billion. Profits increased 15% to $223.5 million from $193.6 million in fiscal 1994.

    Sales and profits were also favorably affected by foreign currency translation. Year-to-year exchange fluctuations increased sales by $42.5 million and pretax profits by $6.2 million over fiscal 1994. Currencies primarily responsible for the translation impact were the German deutsche mark and the Dutch guilder.

    Improved volumes accounted for approximately 73% of the year-over-year increase in sales. Raw material cost increases compressed specialty chemicals' operating results by approximately $14.0 million. The effect of these increases, however, was offset by operating efficiencies in certain product lines, improved pricing and sales mix, and higher volumes.

    Product lines that showed double-digit sales growth over fiscal 1994 results were adhesives, thermoplastic polyurethanes, performance chemicals, plastics additives, automotive coatings, powder coatings and electronic materials. These product lines accounted for approximately 73% of fiscal 1995 Specialty Chemicals segment sales and approximately 89% of the year-to-year increase.

    Profits for these product lines grew 27%, well above the sales growth of 18%. Product lines mainly contributing to the faster profit growth were thermoplastic polyurethanes, performance chemicals, plastics additives, automotive coatings, powder coatings and electronic materials. Although adhesives experienced good sales growth, earnings were constrained by raw material price increases.

    Dyes and waterbased polymers showed an unfavorable year-to-year profit comparison. Combined profits in fiscal 1995 were down $12.2 million. Dyes' product line results were hurt by increased price competition; waterbased polymers' results were hampered by raw material price increases, primarily for styrene.

    SALT

    Sales and earnings were both adversely affected by the mild winter weather experienced in fiscal 1995. This was partially offset by a carryover effect from fiscal 1994's severe winter weather. The significant snowfall, which contributed to fiscal 1994's record results, depleted customer inventories and led to strong early season orders for ice control salt in fiscal 1995.

    Salt segment sales fell by 1% to $534.9 million in fiscal 1995. Earnings were down only 2% compared to fiscal 1994's record. Ice control sales for fiscal 1995 finished 8% below fiscal 1994's record results.

    Continued growth in non-ice control product lines, particularly water conditioning products with sales up over 7%, also helped to offset the unfavorable impact of the mild winter weather. In addition, careful cost controls helped Salt achieve operating margins at the same level as fiscal 1994.

    AUTOMOTIVE SAFETY PRODUCTS

    Sales of driver- and passenger-side airbag inflators and modules steadily increased as automakers in the United States, Europe and Japan accelerated the introduction of inflatable restraint systems into passenger cars, trucks and vans. For the second year in a row, the Company increased its share of the module market, which contributed to the improved sales results.

    Morton's ASP Business fiscal 1995 sales were $1.23 billion, 31% over fiscal 1994. Profits increased 38% to $226.5 million.

    Included in fiscal 1995 profits was a $2.4 million pretax charge for the elimination of 324 administrative and technical support positions. Before such charge, profits increased 40% over fiscal 1994. Fiscal 1995 pretax profits were also adversely affected by approximately $5.0 million related to the start-up of the European airbag manufacturing operations.

    Downward pricing pressure continued in fiscal 1995 as overall average selling prices decreased 5%. Continued implementation of cost reductions and operational efficiencies offset these pricing pressures and resulted in improved operating margins of 19% (versus 18% in fiscal 1994).

    CORPORATE

    As a result of tight controls on administrative expense, lower net interest costs and lower accruals related to certain employee stock options, total corporate costs declined by 19% during fiscal 1995. Net interest cost was lower in fiscal 1995 as all three business segments continued to generate cash.

    Fiscal 1994 included an accrual related to certain employee stock options that reduced total fiscal 1994 earnings per share by $.07. This was primarily attributable to costs related to the impact of tax rate changes effective in fiscal 1994.

    The effective tax rate in fiscal 1995 was 37.5% versus 36.7% in fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES

    OPERATING ACTIVITIES

    During each of the three fiscal years in the period ended June 30, 1996, operating activities were the principal source of funds for the Company, providing $501.2 million, $358.0 million and $331.3 million, respectively.

    Net income provided $334.2 million of funds in fiscal 1996 compared to $294.1 million in 1995 and $226.5 million in 1994. Depreciation and amortization of $175.5 million in 1996 was higher than 1995 and 1994 by $14.2 million and $37.9 million, respectively, the increase due principally to the higher level of capital spending at the airbag facilities in Utah and Europe in recent years. In the fourth quarter of fiscal 1996, $29.2 million of special charges were recorded which were described above.

    Changes in operating assets and liabilities resulted in a $42.5 million use of funds in fiscal 1996 compared to a use of funds of $97.6 million in 1995 and $30.1 million in 1994.

    The increase in operating assets net of liabilities in fiscal 1996 over 1995 was largely driven by higher receivables at Morton ASP due to increased sales activity. Partially offsetting the higher receivables balance were reductions in inventory levels by all three business segments and an increase in current liabilities at Morton ASP.

    Operating activities were the principal source of cash in the six-month period ended December 31, 1996, providing $167.8 million, compared to the same period in the prior year when operations provided $137.2 million. The increase is largely attributable to the changes in operating assets and liabilities which resulted in a $91.9 million use of funds this year compared to a $118.0 million use of funds during the first six months of fiscal 1996. This decrease in the use of funds is primarily attributable to improved working capital management, principally related to accounts receivable and inventory. Net income provided $166.8 million in the first six months of fiscal year 1997, unchanged from the prior year. Depreciation and amortization was $3.4 million higher in the first six months of fiscal 1997. This increase is primarily the result of the high level of capital spending at the airbag facilities in Utah in recent years.

    INVESTING ACTIVITIES

    Net investing activities for fiscal 1996 required $214.5 million of cash compared with $263.9 million and $213.9 million in fiscal 1995 and 1994, respectively. Investing activities in the first six months of fiscal 1997 required $182.2 million of cash compared with $99.1 million in the first six months of fiscal 1996. Capital spending was the major component of investing activities in all periods.

    The reduction in capital spending from fiscal 1995 primarily reflects the decline in capital expenditures at the airbag facilities in Utah, an overall decrease in capital spending levels compared with fiscal 1995 and the timing of expenditures. Capital spending in the first six months of 1997 was higher than the same period in 1996, the increase attributable to the ramp-up for side-impact inflators, as well as to other new technologies, at the airbag facilities in Utah and Europe.

    Expansion related to certain chemical products as well as to basic upkeep of the salt and chemical facilities were also significant areas of capital spending.

    In fiscal 1996, 1995 and 1994, investing activities included $.6 million, $12.7 million and $7.0 million, respectively, of cash invested in businesses acquired. For the first six months of fiscal 1997, cash invested in businesses acquired was $65.0 million (primarily related to the acquisition of a controlling block of stock in Pulverlac) versus $.6 million in the same period of fiscal 1996. Investing activities in fiscal 1996 also reflected $4.4 million of proceeds from property and other asset disposals compared to $2.4 million in fiscal 1995 and $16.4 million in fiscal 1994, which was largely from the sale of the semiconductor photoresist business. In the first six months of fiscal 1997, proceeds from property and other asset disposals generated $5.3 million of cash, primarily related to the sale of the Lytron product line, compared with $1.5 million generated in the first six months of fiscal 1996.

    FINANCING ACTIVITIES

    Financing activities for fiscal 1996, 1995 and 1994 used funds of $307.8 million, $72.4 million, and $107.5 million, respectively. Financing activities for the six months ended December 31, 1996, were a $12.4 million source of funds compared to a $65.2 million use of funds in the six months ended December 31, 1996. Dividend payments for the three fiscal years were $76.3 million, $65.1 million and $54.9 million, respectively, and increased to $42.8 million in the first six months of fiscal 1997 from $38.6 million in the same period in fiscal 1996. Increases in dividends primarily reflected the increase in dividends paid per share, offset in fiscal 1997 and 1996 by the reduction in shares outstanding due to the share repurchase program.

    During fiscal 1996, the Company repurchased 6.7 million shares of Morton Common Stock for $242.3 million under the share buyback program authorized by the Morton Board in the second quarter of fiscal 1996. Through December 31, 1996, the Company had repurchased approximately 7.3 million shares of Morton Common Stock; the shares repurchased in the first six months of fiscal 1997 were purchased for approximately $21.6 million.

    Short-term notes payable decreased $1.1 million, $10.4 million and $59.0 million in 1996, 1995 and 1994, respectively. This reflected the lower level of short-term borrowing required as cash generated from operations increased. For the six months ended December 31, 1996, short-term notes payable increased $71.6 million compared with a $21.7 million increase during the same period in fiscal 1996. This change reflects the higher level of incremental borrowing required in fiscal 1997 as cash generated from operations increased but was not sufficient to offset the higher level of capital spending and acquisitions.

    OTHER

    The Company's current ratio was 2.1 at December 31, 1996, the same as June 30, 1996 and 1995. Total debt as a percentage of total capitalization was 15.1% at December 31, 1996, compared to 12.9% at June 30, 1996, and 13.2% at June 30, 1995.

    As of December 31, 1996, the Company had unexpended authorizations for fixed asset and maintenance projects totaling $209.1 million. The authorizations related primarily to the expansion of the airbag business, at a reduced level, as well as a general facility expansion, product improvements and maintenance Company-wide.

    Estimated cash flow from operations and current financial resources, including financing capacity, are expected to be adequate to fund the Company's anticipated working capital requirements, fixed asset spending, dividend payments, and share repurchase program in the foreseeable future. In addition, pursuant to the Distribution Agreement, prior to the Spinoff, Morton will contribute $750 million in cash to New Morton (less any amounts used to repay intercompany indebtedness outstanding prior to the Spinoff), with Morton ASP retaining the obligation under the related credit facility.

IMPACT OF INFLATION

    Inflation generally has not had a significant impact upon the results of the Company's operations in recent years due to the relatively low rate of inflation as well as to efforts by the Company to reduce the effects of inflation on its business. In periods of increasing prices, to the extent permitted by competition, the Company has adjusted its selling prices to compensate for increased costs.

    An ongoing cost control program implemented throughout the Company has also contributed to reducing the influence of inflationary costs. Further, a continuing program of investment in new and more efficient facilities, production processes, and productivity enhancements has made a significant contribution in offsetting inflation.

    The Company uses the LIFO method of accounting for its domestic inventories of the Specialty Chemicals and Salt Segments. Under this method the cost of products sold, as reported in the financial statements, approximates current costs.

ENVIRONMENTAL MATTERS

    For a detailed discussion, see "Environmental Matters" in the Morton International, Inc. Notes to Consolidated Financial Statements (see "Index to Financial Statements" on page F-1).

                          BUSINESS SEGMENT INFORMATION

    Summarized financial information by business segment for the three years ended June 30, 1996 is set forth below.

                          BUSINESS SEGMENT INFORMATION
                                 (IN MILLIONS)

                                                                                                              PROFIT AS A
                                                                                                                PERCENT
                                                                                                              OF AVERAGE
                                                                                                              IDENTIFIABLE
                                                       SALES(1)                         PROFIT(2)                 ASSETS
OPERATIONS IN DIFFERENT BUSINESSES          -------------------------------  -------------------------------  -----------
 SALES AND PROFITS                            1996       1995       1994       1996       1995       1994        1996
                                            ---------  ---------  ---------  ---------  ---------  ---------     -----
Specialty Chemicals(3)....................  $ 1,611.7  $ 1,564.7  $ 1,369.6  $   222.0  $   223.5  $   193.6        15.4%
Salt......................................      603.3      534.9      541.5      124.7      117.4      119.3        32.9
Automotive Safety Products................    1,397.5    1,226.3      938.5      255.6      226.5      164.0        34.6
                                            ---------  ---------  ---------  ---------  ---------  ---------
Business totals...........................    3,612.5    3,325.9    2,849.6      602.3      567.4      476.9        23.5
General Corporate expense--net(4).........     --         --         --          (63.1)     (96.9)    (119.3)
                                            ---------  ---------  ---------  ---------  ---------  ---------
Consolidated totals.......................  $ 3,612.5  $ 3,325.9  $ 2,849.6  $   539.2  $   470.5  $   357.6
                                            ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------

OPERATIONS IN DIFFERENT BUSINESSES
 SALES AND PROFITS                             1995         1994
                                               -----        -----
Specialty Chemicals(3)....................        15.8%        14.7%
Salt......................................        34.0         37.8
Automotive Safety Products................        34.8         30.5
Business totals...........................        23.5         21.9
General Corporate expense--net(4).........
Consolidated totals.......................

                                                       YEAR-END                          CAPITAL                DEPRECIATION AND
ASSETS, CAPITAL EXPENDITURES,                     IDENTIFIABLE ASSETS                 EXPENDITURES                AMORTIZATION
 DEPRECIATION AND                           -------------------------------  -------------------------------  --------------------
 AMORTIZATION                                 1996       1995       1994       1996       1995       1994       1996       1995
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Specialty Chemicals.......................  $ 1,427.8  $ 1,459.3  $ 1,370.2  $    86.8  $    83.0  $    87.5  $    66.8  $    63.1
Salt......................................      385.3      371.9      319.2       35.8       42.1       35.7       32.6       30.8
Automotive Safety Products................      768.2      709.7      593.6       91.8      125.8       94.3       72.1       63.5
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Business totals...........................    2,581.3    2,540.9    2,283.0      214.4      250.9      217.5      171.5      157.4
General Corporate(5)......................      190.2      215.1      179.6        2.0        1.3        2.4        4.0        3.9
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Consolidated totals.......................  $ 2,771.5  $ 2,756.0  $ 2,462.6  $   216.4  $   252.2  $   219.9  $   175.5  $   161.3
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


ASSETS, CAPITAL EXPENDITURES,
 DEPRECIATION AND
 AMORTIZATION                                 1994
                                            ---------
Specialty Chemicals.......................  $    57.9
Salt......................................       30.1
Automotive Safety Products................       45.7
                                            ---------
Business totals...........................      133.7
General Corporate(5)......................        3.9
                                            ---------
Consolidated totals.......................  $   137.6
                                            ---------
                                            ---------

                                                                                                                YEAR-END
                                                   SALES(1)                         PROFIT(2)             IDENTIFIABLE ASSETS
 OPERATIONS IN DIFFERENT GEOGRAPHIC     -------------------------------  -------------------------------  --------------------
   AREAS                                  1996       1995       1994       1996       1995       1994       1996       1995
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
United States.........................  $ 2,819.6  $ 2,645.7  $ 2,280.5  $   502.9  $   467.2  $   384.3  $ 1,934.9  $ 1,909.9
Foreign Areas--
  Canada and Bahamas..................      194.1      185.3      197.6       41.0       35.1       45.9      161.5      153.4
  Europe..............................      567.8      465.0      341.2       54.8       61.7       43.7      462.3      452.3
  Others..............................       31.0       29.9       30.3        3.6        3.4        3.0       22.6       25.3
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                        $ 3,612.5  $ 3,325.9  $ 2,849.6  $   602.3  $   567.4  $   476.9  $ 2,581.3  $ 2,540.9
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


 OPERATIONS IN DIFFERENT GEOGRAPHIC
   AREAS                                  1994
                                        ---------
United States.........................  $ 1,775.7
Foreign Areas--
  Canada and Bahamas..................      148.2
  Europe..............................      328.6
  Others..............................       30.5
                                        ---------
                                        $ 2,283.0
                                        ---------
                                        ---------

------------------------

(1) Export sales from the United States in fiscal 1996 were 17% of sales to unaffiliated customers, primarily to Canada, Europe and Japan, while in fiscal 1995 and 1994, such sales were 18% and 16%, respectively. Intersegment and intergeographic area sales and transfers were insignificant. No country within the European grouping contributed or represented 10% or more of sales, profit or identifiable assets. During fiscal 1996, 1995 and 1994, a customer of the ASP segment accounted for approximately 12%, 13% and 10%, respectively, of total sales.

(2) Business segment profit is before income taxes, interest income, interest expense and allocation of certain corporate administrative expenses, but included foreign exchange gains (losses) of $.7 million, $.5 million and $(2.9) million in 1996, 1995 and 1994, respectively.

(3) Fiscal 1996 profit included special charges of $27.1 million. Refer to Special Charges footnote on page F-7. Fiscal 1996 profit also included $11.2 million related to proceeds received, net of the impact on operations, for the formation of a joint venture.

(4) Fiscal 1996 included $24.1 million income related to the settlement of several environmental insurance issues. Fiscal 1996 also included special charges of $2.1 million. Refer to Special Charges footnote on page F-7.

(5) Corporate assets are principally cash and cash equivalents, deferred income tax benefits, prepaid expenses and property, plant and equipment.

                            BUSINESS AND PROPERTIES

    EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS SECTION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE TIMELY DEVELOPMENT AND ACCEPTANCE OF NEW PRODUCTS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, CHANGING MARKET CONDITIONS, AND THE OTHER RISKS DETAILED THROUGHOUT THIS INFORMATION STATEMENT. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. THESE FORWARD-LOOKING STATEMENTS REPRESENT NEW MORTON'S JUDGMENT AS OF THE FILING DATE OF THE NEW MORTON REGISTRATION STATEMENT OF WHICH THIS INFORMATION STATEMENT IS A PART. NEW MORTON DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE SUCH STATEMENTS.

OVERVIEW

    The New Morton Businesses operate in two business segments, Specialty Chemicals and Salt, which manufacture and market a wide range of products for industrial and consumer use in the United States and abroad. The New Morton Businesses' international operations are subject to those risks inherent in carrying on business outside of the United States. See "Risk Factors--Risks of Doing Business Outside of the United States."

RECENT DEVELOPMENTS

    In December 1996, Morton signed a definitive agreement to acquire all of the stock of Salins du Midi, and in March 1997 completed the initial acquisition with respect to two-thirds of the stock for $180 million. Morton expects to make a public cash tender offer in France for the remaining shares. The acquisition has a total value of approximately $275 million. Salins du Midi is the leading independent salt producer in Europe, with estimated 1996 sales of almost $270 million. Salins du Midi, based in Paris, supplies salt for food and agricultural products, water treatment and ice/snow and industrial applications, and markets its products under the "La Baleine" label. Salins du Midi produces solar, rock and vacuum-processed salt at nine sites in France and at four sites in Spain. Morton management believes that the acquisition will offer opportunities for synergies, including sharing common expertise in mining, solar salt and evaporated salt production methods, as well as marketing and distribution.

    In December 1996, Morton also announced plans to purchase Pulverlac, an Italian powder coatings maker, for an undisclosed sum. Pulverlac is a leader in the European powder coatings industry, with estimated 1996 sales of $75 million.

SPECIALTY CHEMICALS

    The Specialty Chemicals Business manufactures a wide variety of high technology and specialized chemical products for a multitude of customer applications. It conducts chemical operations directly and through direct or indirect subsidiaries and joint venture arrangements. Specialty chemical products are marketed throughout the world directly to customers and indirectly through distributors and agents. Although Western Europe and North America are the major geographic markets served, activity in Southeast Asia is growing. In fiscal 1996, the Specialty Chemicals Business, which had previously consisted of four product groups, was reorganized into the three groups described below.

    ADHESIVES & CHEMICAL SPECIALTIES

    A major product line for this group is adhesives used for flexible packaging, extrudable specialties and industrial applications. Laminating adhesives are used primarily in food packaging to bond paper, film or foil. Extrudable specialty products are used in the coextrusion process to manufacture multi-layer plastic film, sheet and bottles. Industrial adhesives are used for bonding rigid substrates, such as rubber to metal or panels used in construction.

    In addition, this group manufactures liquid dyes to color petroleum products for identification purposes and other dyes and coloring products used in printing and writing inks; sodium borohydride, a reducing agent used principally as a bleaching chemical in paper manufacturing; polysulfide polymers used in the production of sealants, rubber products, coatings and solid rocket fuel; heat stabilizers and lubricants used in rigid polyvinyl chloride ("PVC") applications in the construction industry, principally for pipe and siding; industrial biocides for the protection of plastic products; and metalorganics used in the semiconductor industry.

    Other major product lines manufactured by this group include thermoplastic polyurethanes, waterbased polymers, and automotive adhesives. CVD Incorporated, referred to as "Morton Advanced Materials," a subsidiary, employs the chemical vapor deposition process to manufacture crystalline substrates for lenses used in lasers and optical devices, as well as for silicon carbide for semiconductor processing equipment, wear parts, reflective optics and computer hard drive heads and disks.

    COATINGS

    This group manufactures and markets a wide range of automotive, commercial, and industrial coatings products, including customized performance liquid coatings, principally used on plastic components and parts in automotive markets; protective and decorative powder coatings employed on metal substrates in commercial and automotive markets; coil coatings, extrusion coatings and other general industrial coatings for application to aluminum and steel substrates; and conventional and durable highway marking coatings products and application equipment.

    ELECTRONIC MATERIALS

    This group manufactures chemicals for the electronics market, principally dry film photoresists sold to printed circuit board manufacturers and used to create circuit patterns on copper-clad laminate by means of a photoimaging process. Electronic Materials also makes both dry film and liquid photoimageable solder masks to protect finished circuit boards, as well as a broad line of ancillary process chemicals and equipment.

SALT

    The Salt Business produces and sells salt, principally in the United States and Canada, under the MORTON and WINDSOR trademarks, respectively, for human and animal consumption, water conditioning and highway ice melting, as well as for industrial and chemical uses. Sales are made through a direct sales force, as well as through independent distributors, agents and brokers.

    Table salt is sold under the MORTON and WINDSOR brands and under private labels. Sales of MORTON brand table salt in the United States are approximately equal to the aggregate sales of all other table salts. Salt for water conditioning is sold principally for residential use, and, to a lesser extent, for municipal and industrial use. Salt is also sold for use in food and meat processing, and in a wide variety of chemical and general industrial applications. Salt for ice melting on streets and highways is sold primarily to government agencies, with some ice melting salt being sold for domestic use under the SAFE-T-SALT brand.

COMPETITION

    Most of the business of the Specialty Chemicals Business is highly competitive. The Specialty Chemicals Business is a market leader in most of its product lines and is subject to significant competition from other manufacturers worldwide. Principal methods of competition include technical service for specialized customer requirements, price and quality.

    All areas in which the Salt Business operates are highly competitive. Although the Salt Business is a major factor in the salt industry, its market share varies widely, depending on the geographic area and the type of product involved. This business uses price, quality, service, product performance and technical, advertising and promotional support as its principal methods of competition.

GOVERNMENT REGULATIONS; ENVIRONMENTAL MATTERS

    Federal, state and local environmental laws and regulations are increasing in number, complexity and stringency. Public perception of risk to health, safety and the environment has become the driving force behind many new regulations. It is Morton's policy to comply with these requirements, and Morton believes that as a general matter its policies, practices and procedures are properly designed to prevent unreasonable risk of environmental damage, and of resulting financial liability, in connection with its businesses. Some risk of environmental damage is, however, inherent in particular operations and products of the New Morton Businesses, as it is with other companies engaged in similar businesses. In addition, some risk of financial liability can result from rare instances of aberrant environmental conduct at the plant level. See "--Litigation and Regulation--EPA Inquiry--Moss Point Plant." Morton recently took measures to improve its environmental auditing and oversight procedures.

    The New Morton Businesses are engaged in the handling, manufacture, use and disposal of many substances which are classified as hazardous or toxic by one or more regulatory agencies. Morton believes that the New Morton Businesses' handling, manufacture, use and disposal of such substances have generally been in accord with environmental laws and regulations. It is possible, however, that future knowledge or other developments, such as improved capability to detect substances in the environment, increasingly strict environmental laws and standards, and enforcement policies thereunder, could bring into question New Morton's handling, manufacture, use or disposal of such substances.

    Among other environmental requirements, the New Morton Businesses are subject to the federal Superfund law, and similar state laws, under which Morton has been named a potentially responsible party and under which it may be liable for cleanup costs associated with approximately 60 inactive waste disposal sites. Morton's cleanup expenditures totaled approximately $6.8 million in fiscal 1996. Although, under some court interpretations of these laws, there is a possibility that a responsible party might have to bear more than its proportional share of the cleanup costs if it is unable to obtain appropriate contribution from other responsible parties, Morton has not had to bear significantly more than its proportionate share, taken as a whole, in multiparty situations.

    Although the level of future expenditures for environmental matters cannot be determined with any degree of certainty, based on the facts presently known to it, management does not believe that such costs will have a material effect on New Morton's financial position, results of operations or liquidity. Capital expenditures related to environmental matters with respect to the New Morton Businesses were $12.2 million for fiscal 1996 and are estimated to be $7.7 million for fiscal 1997.

RESEARCH AND DEVELOPMENT

    Expenses incurred for research and development activities related to the New Morton Businesses were $60.2 million, $58.1 million, and $53.8 million for fiscal 1996, 1995 and 1994, respectively.

EMPLOYEES

    The number of employees of the New Morton Businesses at June 30, 1996 was approximately 8,700, compared to 8,800 at June 30, 1995.

RAW MATERIALS

    The New Morton Businesses use many raw materials in the manufacture of their products, nearly all of which are generally available from a large number of qualified suppliers. Peaks in worldwide demand have had an impact on raw material costs and availability, particularly with single or sole-sourced supplies. The New Morton Businesses, however, have not experienced significant or long-term difficulty in obtaining raw materials.

SEASONALITY; BACKLOG

    Sales of highway ice control salt are quite seasonal, and vary with winter weather conditions in areas where that product is used. In keeping with industry practice, ice control salt is stockpiled both by the Salt segment and by its customers in sufficient quantities to meet estimated requirements for the next season.

    Sales of products by the Specialty Chemicals segment do not exhibit significant seasonal fluctuations. As of the date of this Information Statement, there are no material backlogs in the New Morton Businesses.

PATENTS AND TRADEMARKS

    The New Morton Businesses conduct comprehensive research and development programs to enable them to maintain their competitive position. Morton owns approximately 1,800 patents and patent applications relating to the New Morton Businesses, which patents and patent applications expire on varying dates through the year 2016.

    The New Morton Businesses are engaged in research and development and own patents and patent applications in the fields of photochemicals for the printed circuit board industry, sodium borohydride reducing and bleach generating agents and other products, industrial biocides, heat stabilizers for PVC, asphalt additives, chemically vapor deposited lenses, polysulfide polymers, sealants and other polymers, specialty and powder coatings, adhesives, dyes, and salt and brine products. Morton believes that the New Morton Businesses' present commercial position in these fields is enhanced by the patents it owns as well as from the technical expertise, know-how and trade secrets it has developed.

    Morton owns approximately 2,300 U.S. and foreign trademarks and trademark applications relating to the New Morton Businesses which are generally renewable while the marks remain in use.

CUSTOMERS

    Neither the Specialty Chemicals Business nor the Salt Business is dependent upon any single customer, or any single group of customers, the loss of any one of which would have a material adverse effect on such business.

PROPERTIES

    Morton leases its corporate headquarters in Chicago, Illinois, which facility will become New Morton's headquarters following the Spinoff. The principal properties of the New Morton Businesses include manufacturing, mining, office, research and warehousing facilities, most of which are owned and the remainder leased, at the following domestic and foreign locations:

                                                                           UNITED        WESTERN
                                                                           STATES        EUROPE         CANADA         JAPAN
                                                                         -----------  -------------  -------------  -----------
Specialty Chemicals
  Adhesives & Chemical Specialties Group...............................          26            14              1             2
  Coatings Group.......................................................          21             1              1             1
  Electronic Materials Group...........................................           4             5         --                 1
Salt...................................................................          14        --                  7        --


                                                                            OTHER        TOTAL
                                                                         -----------     -----
Specialty Chemicals
  Adhesives & Chemical Specialties Group...............................           3           46
  Coatings Group.......................................................           2           26
  Electronic Materials Group...........................................           4           14
Salt...................................................................           2           23

    The acquisition of Salins du Midi and Pulverlac would add 14 production facilities to New Morton properties in Europe. See "Business and Properties--Recent Developments."

    Morton considers the facilities utilized by the New Morton Businesses to be generally well maintained and suitably equipped in accordance with the requirements of each of its businesses.

    The Company's plants and facilities, together with expansions of and additions to such plants and facilities for which commitments have already been made, are regarded as adequate for current and expected requirements for the next several years.

    With respect to the Salt Business, total salt production in fiscal 1996 was approximately 11.2 million tons.

    Rock salt and brine well reserves vary, but all salt production locations have sufficient reserves to satisfy anticipated production requirements for the foreseeable future. Salt reserves for solar evaporation facilities are regarded as unlimited.

LITIGATION AND REGULATION

    NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION V. VENTRON CORPORATION, ET AL., Superior Court of Bergen County, New Jersey, filed on March 31, 1976. After a 55-day trial held in 1979 and unsuccessful appeals to the Appellate Division and to the Supreme Court of New Jersey, Ventron Corporation (a corporate predecessor of Morton) and its co-defendant, Velsicol Chemical Corporation ("Velsicol"), were each held jointly and severally liable for the cost of remediation necessary to correct mercury-related environmental problems associated with a former mercury processing plant located adjacent to Berry's Creek in Wood-Ridge, New Jersey. Subsequent to the liability holding, Morton, Velsicol and the New Jersey Department of Environmental Protection ("NJDEP") entered into a judicial consent order under which Morton and Velsicol agreed, subject to certain conditions and limitations, to share the costs of technical studies to determine the appropriate remedy for environmental problems associated with the former Wood-Ridge operation. Under the terms of the judicial consent order, a Berry's Creek/Wood-Ridge Site Action Committee was established and thereafter adopted resolutions under which NJDEP authorized Morton and Velsicol to perform a remedial investigation/feasibility study ("RI/FS") of the Wood-Ridge plant site. The resolutions also confirmed that a separate and coordinated basin-wide, multiparty approach would be taken to address the multiple sources of contamination in Berry's Creek in which Morton, Velsicol and other parties responsible for the contamination would participate. The Wood-Ridge plant site RI/FS began in early fiscal 1997 and is scheduled to take approximately 42 months to complete. The Berry's Creek RI/FS is expected to proceed on a timetable yet to be determined. Pursuant to the Distribution Agreement, New Morton will assume all of Morton's liabilities relating to this matter. Because of the absence of site-specific data, the unique nature of mercury plant wastes, and the complex characteristics of the Wood-Ridge plant site and Berry's Creek, no reliable estimate can be made of New Morton's liability (or range of exposure) until information sufficient to permit such determination is available from the investigations and studies referred to above. New Morton's ultimate exposure will also depend upon the continued participation of Velsicol and on the results of both formal and informal attempts to spread liability to others believed to share responsibility. In this vein, Morton and Velsicol filed suit in the United States District Court for the District of New Jersey in July, 1996 alleging that the defendants, numbering in excess of 100, were additionally responsible at least in part for the costs of technical studies and any remedial actions that may be required. Defendants are present and former owners or operators of neighboring industrial facilities and waste disposal sites, former toll-processing customers of the mercury plant, and others believed to share responsibility for environmental problems attributed to Morton and Velsicol. With respect to Berry's Creek, it is also anticipated that New Jersey authorities will employ administrative enforcement mechanisms to influence potentially responsible parties to join in a coordinated, basin-wide multiparty RI/FS. The New Morton Businesses are not entitled to indemnity under insurance policies for environmental cleanup and related expenses resulting from operation of the mercury plant.

    EPA INQUIRY--MOSS POINT PLANT. In April 1996, U.S. Environmental Protection Agency Region 4 ("EPA") notified Morton that irregularities had been discovered in water discharge monitoring reports ("DMRs") filed by Morton's Moss Point, Mississippi, chemicals plant for the months of January and March 1995, and in related internal summary reports for February 1995. An outside law firm specially retained by Morton confirmed that DMRs and supporting information for the January-March 1995 period had in fact been falsified, and discovered that similar falsifications had occurred both before and after that period. In each case, the erroneous DMRs appeared to misrepresent the results of testing performed by an outside laboratory on samples of effluent discharged by the plant pursuant to its National Pollutant Discharge Elimination System permit. Other possible environmental violations at Moss Point were discovered during the review process, each of which has been investigated through an expansion of the original investigation. Morton is cooperating with the EPA and the Mississippi state agency, both of which it has kept informed on a continuing basis. The plant's environmental coordinator, who admitted responsibility for the falsifications, was discharged. Pursuant to the Distribution Agreement, New Morton will assume all of Morton's liabilities relating to this matter. As a result of the foregoing, New Morton may be exposed to fines, penalties and remedial expenses, the amounts of which cannot presently be determined. No administrative or judicial enforcement proceedings have been instituted, but Morton has been served with federal grand jury subpoenas seeking documents related to waste water discharge at Moss Point and has furnished the requested documents.

    MISCELLANEOUS. Morton is involved in a number of additional pending legal and administrative proceedings with respect to the New Morton Businesses, which will become the responsibility of New Morton pursuant to the Distribution Agreement, but are not expected, individually or in the aggregate, to be material to its business or financial position. Certain governmental agencies have authority to limit or prohibit distribution of some of the New Morton Businesses' products should they formally conclude that continued distribution is unsafe to the population or the environment. There are currently no challenges pending, the resolution of which would have a material effect upon New Morton's operations.

                                   MANAGEMENT

DIRECTORS OF NEW MORTON

    Pursuant to the New Morton Articles and the New Morton Bylaws, the New Morton Board will consist of the number of directors duly authorized from time to time by the New Morton Board, divided into three approximately equal classes with each class serving a three-year term. Initially, following the Spinoff, the New Morton Board will consist of the 12 individuals who currently comprise the Morton Board. Set forth below is certain information as to the individuals who will serve as directors of New Morton following the Spinoff, their class membership and their original terms (the directors' ages are as of December 31, 1996). The New Morton Bylaws provide that no individual may stand for election or reelection as a director after having attained the age of 70. S. Jay Stewart, the current Chairman of the Morton Board, will serve as the initial Chairman of the New Morton Board.

    RALPH M. BARFORD, age 67, is President of Valleydene Corp. Ltd., an investment company. He is also Chairman of GSW, Inc., a manufacturer of consumer products, and a director of Bank of Montreal, Bell Canada, BCE Inc., Hollinger, Inc. and Northern Telecom Inc. Mr. Barford has been a director of Morton since 1989. He holds a Bachelor of Commerce degree from the University of Toronto and an M.B.A. degree from Harvard University. His term will expire in October 1997.

    JAMES R. CANTALUPO, age 53, was elected a director of Morton in January 1996. He is President (since 1987) and Chief Executive Officer--International (since 1991) and a director (since 1987) of McDonald's Corporation, a global foodservice retailer. Mr. Cantalupo joined McDonald's Corporation as Controller in 1974 and subsequently served in several senior executive capacities before being promoted to his present position. He is a graduate of the University of Illinois as well as a certified public accountant. His term will expire in October 1997.

    WILLIAM T. CRESON, age 67, retired in 1986 from Crown Zellerbach Corporation, a forest products and paper manufacturer, where he had served as President, Chief Executive Officer and Chairman of the Board. Mr. Creson has been a director of Morton since 1989. He holds a B.S. degree in Mechanical Engineering from Purdue University and an M.B.A. degree from the University of Pennsylvania. His term will expire in October 1997.

    W. JAMES FARRELL, age 54, was elected a director of Morton in June 1996 effective in August 1996. He is Chairman (since May 1996) and Chief Executive Officer and a director (since 1995) of Illinois Tool Works Inc., a multinational manufacturer of fasteners, components, assemblies and systems. Mr. Farrell joined Illinois Tool Works, Inc. in 1965, and, since 1972, he has served in numerous senior executive capacities before election to his present positions. In addition, he is a director of Hon Industries Inc., Premark International and Private Bancorp, Inc. He holds a degree in Electrical Engineering from the University of Detroit. His term will expire in October 1998.

    DENNIS C. FILL, age 67, is (since June 1992) Chairman and Chief Executive Officer of Advanced Technology Laboratories, Inc., formerly named Westmark International Incorporated, a medical electronics systems manufacturer, where he held corresponding offices beginning in 1986. Mr. Fill has been a director of Morton since 1989. He is also a director of Beckman Instruments, Inc., Cytran, Inc. and Spacelabs Medical, Inc. Mr. Fill attended Ealing College, the Institute of Export and the Borough Polytechnic branch of London University. He also served in the Royal Air Force. His term will expire in July 1999, upon his reaching the age of 70.

    WILLIAM E. JOHNSTON, age 56, was elected a director of Morton in January 1996. He is President and Chief Operating Officer of Morton (since October
1995), prior to which he was its Executive Vice President, Administration (from 1993 to 1996) and President of the Salt segment of Morton (from 1981 until
1993). Mr. Johnston holds a B.A. degree from St. Joseph's College and an M.B.A. degree from the University of Chicago. His term will expire in October 1999.

    RICHARD L. KEYSER, age 54, is President (since 1994), Chief Executive Officer (since March 1995), a member of the office of the Chairman, and a director (since 1992) of W. W. Grainger, Inc., a distributor of maintenance, repair and operating supplies. He joined W.W. Grainger, Inc. in 1986 as a Vice President, and subsequently served in several senior executive capacities before assuming his present positions. He has been a Morton director since January 1995. In addition, he is a director of Evanston Hospital Corporation and the Lake Forest Graduate School of Management. He has a B.S. in Nuclear Science from the U.S. Naval Academy and an M.B.A. from Harvard University. His term will expire in October 1998.

    FRANK W. LUERSSEN, age 69, retired on August 31, 1992, as Chairman and Chief Executive Officer (since 1986) of Inland Steel Industries, Inc. He has been a director of Morton since 1989. Mr. Luerssen holds the following degrees: B.S. in Physics from Pennsylvania State University; Master of Science, Metallurgical Engineering from Lehigh University; Honorary Doctor of Laws from Calumet College; and Honorary Doctor of Public Service from St. Xavier University. His term will expire in August 1997, upon his reaching the age of 70.

    EDWARD J. MOONEY, age 55, is Chairman (since July 1994), Chief Executive Officer (since April 1994), President (since 1990) and a director (since 1988) of Nalco Chemical Company, a producer of specialty chemicals and services for water and industrial process treatment. Mr. Mooney was Chief Operating Officer of Nalco Chemical Company from 1992 to 1994. He has been a director of Morton since August 1995. In addition, he is a director of Northern Trust Corporation and its subsidiary The Northern Trust Company. He has a B.S. in Chemical Engineering and a J.D. degree from the University of Texas. His term will expire in October 1999.

    GEORGE A. SCHAEFER, age 68, is a director (since 1983) of Caterpillar Inc., a manufacturer of construction, earthmoving and material handling machines and engines. He retired in 1990 as Chairman and Chief Executive Officer of Caterpillar Inc., positions he had held since 1985. Mr. Schaefer has been a director of Morton since 1990. He is also a director of Aon Corporation, Helmerich & Payne, Inc. and McDonnell Douglas Corporation. Mr. Schaefer is a graduate of St. Louis University. His term will expire in June 1998, upon his reaching the age of 70.

    S. JAY STEWART, age 58, is Chairman and Chief Executive Officer of Morton (since April 1994). He has been a director of Morton since 1989, and was President and Chief Operating Officer (from 1989 through March 1994). In addition, he is a director of Household International, Inc. Mr. Stewart holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. degree from West Virginia University. His term will expire in October 1997.

    ROGER W. STONE, age 62, is Chairman of the Board (since 1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper, and packaging products. He has been a director of Morton since 1989. Mr. Stone is also a director of McDonald's Corporation and Option Care, Inc. He is a graduate of the University of Pennsylvania Wharton School of Finance. His term will expire in October 1998.

    DIRECTORS' MEETINGS, FEES AND COMMITTEES

    The New Morton Board expects to have six regularly scheduled meetings per year (with one immediately following each annual meeting of shareholders (an "Annual Meeting")), and will hold such special meetings as it deems advisable to review significant matters affecting New Morton and to act upon matters requiring New Morton Board approval. Non-management directors will receive an annual retainer of $28,000 and will also be paid $1,500 for attending each regular or special board meeting and for each telephonic meeting and consent to action without a meeting.

    In addition, non-management directors who are chairmen of the New Morton Audit Committee (described below) and New Morton Compensation Committee (described below) (the "New Morton

Compensation Committee") will each receive additional annual retainers of $2,500; the chairman of the New Morton Nominating & Organization Committee (described below) will receive an additional annual retainer of $1,500; and all committee chairmen and members will receive $750 for attendance at each meeting of their particular committees.

    Non-employee directors who are elected or continuing as such at Annual Meetings will also receive grants of 500 shares of New Morton Common Stock as of the date of each such meeting. The value of the 500 shares of Morton Common Stock received by each director as of the October 1996 Annual Meeting of Morton was $20,375.

    New Morton expects to have a non-employee directors deferred compensation plan, under which participants may elect to defer all or a portion of their cash (but not stock) compensation. This plan will utilize phantom New Morton stock, plus amounts equivalent to dividends paid thereon, to value deferred balances, which are expected to fluctuate from time to time in accordance with the stock's market performance. Distributions of plan balances will be made in cash following a participant's death or termination of service as a director, in amounts based on the stock's market value at the time of the particular distribution.

    Prior to the Spinoff, the New Morton Board is expected to establish and designate specific functions and areas of oversight to an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating & Organization Committee. A director who is also an employee or officer of New Morton will not be permitted to serve on the Audit Committee, the Compensation Committee, or the Nominating & Organization Committee. A description of these standing committees and the identity of their expected members follows.

    AUDIT COMMITTEE

    The New Morton Audit Committee will recommend to the New Morton Board the independent auditors to be selected to audit New Morton's annual financial statements, and will review the fees charged for such audits and for any special assignments given such auditors. The Audit Committee will also review the annual audit and its scope, including the independent auditor's letter of comments and management's responses thereto; possible violations of New Morton's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of New Morton's internal audit staff. In addition, the Audit Committee will confirm that no restrictions have been imposed by New Morton personnel on the scope of independent auditors' examinations. Members of the Audit Committee will be Messrs. Luerssen (Chairman), Cantalupo, Creson, Keyser, Mooney and Schaefer.

    COMPENSATION COMMITTEE

    The New Morton Compensation Committee will annually review and report to the New Morton Board on pension plan investment performance, and will make recommendations to the New Morton Board with respect to the creation and amendment of pension and welfare plans of New Morton and its subsidiaries. The New Morton Compensation Committee will also approve senior officers' salaries and administer New Morton's employee cash and stock incentive compensation plan. Members of the New Morton Compensation Committee will be Messrs. Stone (Chairman), Barford, Fill, Keyser and Mooney.

    EXECUTIVE COMMITTEE

    The New Morton Executive Committee may exercise all the powers and authority of the New Morton Board in the management of its business and affairs, except that the Executive Committee will not have the power to amend the New Morton Bylaws or the New Morton Articles (except to fix the designations, preferences and other terms of any of its preferred stock), authorize the issuance of stock, authorize distributions (other than pursuant to a formula set by the New Morton Board), adopt an agreement of merger or consolidation, approve a plan of merger that does not require a vote of shareholders under the

IBCL, fill vacancies on the New Morton Board or Executive Committee or recommend to shareholders action that the IBCL requires be approved by shareholders. Members of the Executive Committee will be Messrs. Stewart (Chairman), Cantalupo, Farrell, Johnston, Luerssen and Stone.

    NOMINATING & ORGANIZATION COMMITTEE

    The New Morton Nominating & Organization Committee will identify and evaluate individuals for potential directorships and will make recommendations accordingly to the New Morton Board to fill vacancies or new positions on the New Morton Board, and will recommend to the New Morton Board the management slate of nominees for election as directors at Annual Meetings. The Nominating & Organization Committee will also make recommendations to the New Morton Board regarding the size and composition of the New Morton Board and New Morton Board committees; compensation of non-employee directors; and management succession. In addition, the Nominating & Organization Committee will review the development of the management organization structure. Members of the Nominating & Organization Committee will be Messrs. Barford (Chairman), Creson, Farrell, Fill and Schaefer.

    Written nominations by shareholders for directors will be considered by the Nominating & Organization Committee provided they are received by the Corporate Secretary of New Morton at its principal executive offices pursuant to timely advance written notice in accordance with the New Morton Bylaws and provided they contain all information specified in the New Morton Bylaws. For the 1997 Annual Meeting, any such nominations must be received by New Morton between July 18 and August 18, 1997.

EXECUTIVE OFFICERS OF NEW MORTON

    New Morton's senior management team (the "Executive Officers") will consist primarily of those individuals currently responsible for the management of the New Morton Businesses as conducted by Morton.

    Generally, following the Spinoff, officers will be elected by the New Morton Board at its first meeting following the Annual Meeting, and will serve for the succeeding year until the next such meeting or until their successors are elected and qualify. The first Annual Meeting of New Morton shareholders is expected to be held on October 23, 1997.

    Listed below are those individuals expected to be the Executive Officers as of the date of the Spinoff. Ages shown are as of December 31, 1996.

NAME AND AGE                                                                     POSITION*
--------------------------------------------------------  --------------------------------------------------------
S. Jay Stewart (58).....................................  Chairman of the Board, Chief Executive Officer and
                                                          Director
William E. Johnston (56)................................  President, Chief Operating Officer and Director
Walter W. Becky II (53).................................  Group Vice President and President, Salt Group
Daniel D. Feinberg (53).................................  Group Vice President and President, Electronic Materials
                                                          Group
James J. Fuerholzer (60)................................  Group Vice President and President, Adhesives & Chemical
                                                          Specialties Group
Stephen A. Gerow (54)...................................  Group Vice President and President, Coatings Group
Raymond P. Buschmann (52)...............................  Vice President for Legal Affairs and General Counsel
Nancy A. Hobor (50).....................................  Vice President, Communications and Investor Relations
Christopher K. Julsrud (49).............................  Vice President, Human Resources
Thomas F. McDevitt (57).................................  Vice President Finance and Chief Financial Officer
P. Michael Phelps (63)..................................  Vice President and Secretary
Bruce G. Wolfe (54).....................................  Treasurer
Lewis N. Liszt (54).....................................  Controller

------------------------

* All of the Executive Officers listed above have held senior management or professional positions with Morton for more than the past five years.

                             EXECUTIVE COMPENSATION

INTRODUCTION AND SUMMARY

    All direct and indirect remuneration of certain Executive Officers and other executives will be approved by the New Morton Compensation Committee. The New Morton Compensation Committee will consist entirely of non-management directors free from interlocking or other relationships that might be considered a conflict of interest. It is anticipated that compensation for such Executive Officers and other executives will consist principally of base salary, annual cash bonus, long-term incentive bonus and stock option grants.

    The following tables and narrative text discuss the compensation paid by Morton in fiscal year 1996 to the "Named Executive Officers," I.E., New Morton's Chairman and Chief Executive Officer and the four other most highly compensated Executive Officers listed above.

    The Summary Compensation Table set forth below summarizes compensation received from Morton for the fiscal years 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                     -------------------------
                                                                                       AWARDS       PAYOUTS
                                                       ANNUAL COMPENSATION           -----------  ------------
                                              -------------------------------------  SECURITIES
                                                                      OTHER ANNUAL   UNDERLYING       LTIP        ALL OTHER
NAME AND PRINCIPAL                 FISCAL                             COMPENSATION     OPTIONS      PAYOUTS     COMPENSATION
POSITION                            YEAR      SALARY($)    BONUS($)      ($)(1)          (#)         (#)(2)        ($)(3)
-------------------------------  -----------  ----------  ----------  -------------  -----------  ------------  -------------
S. JAY STEWART.................        1996   $  660,833  $  654,528   $   174,365       57,200   $  1,070,000    $  19,825
Chairman and Chief                     1995      633,333     720,000           -0-       61,000      1,000,000       19,000
  Executive Officer(4)                 1994      512,500     551,250     2,277,011      122,400        567,405       15,375

WILLIAM E. JOHNSTON............        1996   $  396,000  $  299,992   $   153,861       50,800   $    500,000    $  11,880
President and Chief                    1995      326,750     310,500       181,117       22,200        340,000        9,802
  Operating Officer(5)                 1994      302,167     310,500     1,014,704       22,140        236,060        9,315

STEPHEN A. GEROW...............        1996   $  248,167  $  162,791   $       -0-       11,400   $    360,000    $   7,445
President, Coatings                    1995      236,667     185,288           -0-       12,200        340,000        7,100
  Group                                1994      222,833     202,500           -0-       12,150        304,000        6,685

WALTER W. BECKY................        1996   $  205,000  $  153,004   $       -0-       11,400   $     73,632    $   6,150
President, Salt                        1995      192,000     107,528           -0-       12,200         89,496        5,738
  Group                                1994      177,000     148,547           -0-       12,150         88,236        5,310

JAMES J. FUERHOLZER............        1996   $  247,167  $  104,397   $       -0-       21,400   $    154,500    $   7,415
President, Adhesives                   1995      202,500     139,365           -0-       12,200            -0-        6,075
  & Chemical Specialities              1994      187,833     147,915           -0-       12,150         34,933        5,635
  Group

------------------------

(1) Amounts in this column consist of cash payments to the indicated individuals, pursuant to pre-fiscal 1991 stock option agreement provisions for reimbursement of their income tax liability upon exercise of the related options (for a detailed description of such payments, see footnote (2) to the option exercise table below).

(2) Amounts in this column consist of long-term incentive program ("LTIP") awards earned during three-year performance periods ending on the last day of the indicated fiscal years and paid out approximately two months thereafter.

(3) Amounts in this column consist of Morton contributions to the named individuals' accounts in Morton's basic and supplemental employee savings and investment (defined contribution) plans.

(4) Mr. Stewart's compensation for the nine months of fiscal 1994 was paid to him as President and Chief Operating Officer of Morton.

(5) Mr. Johnston's compensation for fiscal 1994, fiscal 1995 and for the first four months of fiscal 1996 was paid to him as Executive Vice President Administration of Morton.

    COMPENSATION COMMITTEE REPORT. The New Morton Compensation Committee will approve certain Executive Officers' salaries and administer New Morton's cash and stock incentive compensation plan. The purpose of this plan and the objectives of the New Morton Compensation Committee will be to:

        --pay for performance, motivating both long-term and short-term performance on behalf of New Morton shareholders;

        --provide competitive compensation programs so as to be able to attract, retain and motivate top management talent;

        --place greater emphasis on at-risk incentive compensation than on fixed salaries, particularly for senior executives;

        --base the incentive compensation of business unit executives in large part on the performance of their operations, while including a component which recognizes overall New Morton performance as well; and

        --most importantly, join shareholder and management interests.

    To further these objectives, the compensation of certain Executive Officers is expected to include four components: (i) base salaries, (ii) annual bonus programs, (iii) a long-term incentive program and (iv) stock options.

    Periodically, the New Morton Compensation Committee may be expected to arrange for studies by independent compensation consulting firms comparing total compensation of Executive Officers with compensation of executives in similarly sized companies. The last such study by Morton, which was performed in August 1996, confirmed that Morton's base salaries are somewhat lower than the averages in the study group. The study also showed that Morton continues to place emphasis on performance based compensation, so that total compensation is above such averages when goals are exceeded.

BASE SALARIES

    The New Morton Compensation Committee will approve salary changes for certain Executive Officers in accordance with New Morton's written salary administration policy. New Morton's policy is expected to be based upon a long-standing Morton policy designed and periodically reviewed in consultation with external compensation consultants. Salary ranges are expected to be established for various positions through job evaluation and comparison with competitive salary data. Within the ranges, adjustments are expected to be recommended on the basis of position within the range, individual performance and a corporate merit salary percentage factor. Consistent with Morton's overall objectives, which objectives are expected to be adopted by New Morton, these adjustments, combined with bonuses as outlined below, will emphasize payment for performance.

ANNUAL BONUS PROGRAMS

    Following fiscal 1996 (which ended on June 30, 1996), the Compensation Committee of Morton (the "Morton Compensation Committee") considered annual bonus payments based on performance during that year. Under the annual bonus program applicable to certain executive officers, award levels may range from zero to 120% of their base salaries as of the beginning of the performance period, depending on salary grade and attainment of Morton and applicable business unit profit targets as approved by the Morton Compensation Committee. Based on these factors and the terms of such annual bonus program, the Morton Compensation Committee approved bonus payments to certain executive officers ranging from 39% to 98% of their salaries. New Morton may be expected to continue Morton's annual bonus programs.

LONG-TERM INCENTIVE PROGRAM

    Also following fiscal 1996, the Morton Compensation Committee considered LTIP payments to certain executive officers based on performance during the three-year period from fiscal 1994 through fiscal 1996. LTIP participants are selected by the Morton Compensation Committee annually prior to the beginning of each particular three-year performance period. Depending on the participant's salary grade, possible award levels range from zero if less than 5% compound annual growth in Morton or applicable business unit profit goals as approved by the Morton Compensation Committee is realized over the three-year period to a maximum 240% of base salary if 20% or greater compound annual growth is realized. Based on the terms of the LTIP for fiscal 1994 through fiscal 1996, the Morton Compensation Committee approved LTIP payments to eight of the nine participating executive officers ranging from 87% to 232% of their annual base salaries as of the beginning of the performance period.

    The following table summarizes LTIP awards made during the last fiscal year.

                        LTIP--AWARDS IN LAST FISCAL YEAR

                                                  PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                                                   OTHER PERIOD                  NON-STOCK
                                                       UNTIL                PRICE-BASED PROGRAM
                                                   MATURATION OR    ------------------------------------
NAME                                                  PAYOUT        THRESHOLD     TARGET      MAXIMUM
-----------------------------------------------  -----------------  ----------  ----------  ------------
Mr. Stewart....................................        3 years      $  332,500  $  665,000  $  1,330,000
Mr. Johnston...................................        3 years         212,500     425,000       850,000
Mr. Gerow......................................        3 years         100,000     200,000       400,000
Mr. Becky......................................        3 years          83,000     166,000       332,000
Mr. Fuerholzer.................................        3 years         106,000     212,000       424,000

    Individual target incentive awards under the LTIP are percentages of participants' salaries ranging from 60% to 100%, depending on their salary grades, subject to 20% plus or minus adjustments authorized prior to the beginning of the applicable performance period by the Morton Compensation Committee. The target awards reported in the foregoing table require a 10% compound annual growth in Morton or applicable business unit profits and the achievement of return on net assets ("RONA") goals over the three-year performance period beginning on July 1, 1996, and ending on June 30, 1999. Maximum awards can be up to two times target award levels to reflect 20% or greater compound earnings growth and full achievement of RONA goals over the performance period, but are zero if compound earnings growth is less than the 5% threshold level and minimum RONA goal levels are not achieved.

    Upon the occurrence of a change in control of Morton (as defined in the LTIP), the performance periods with respect to all outstanding incentive awards will terminate and the related incentive awards will be payable. The amount payable with respect to any award will be equal to the percent of target based upon the greater of (a) 100% or (b) the weighted average of (i) the percent of target earned to the most recent fiscal quarter prior to the change of control ("Measurement Date") and (ii) 100% of target from the Measurement Date to the end of the performance period.

    New Morton expects to establish an LTIP substantially the same as Morton's current program.

STOCK OPTIONS

    In addition, the Morton Compensation Committee authorizes, and the New Morton Compensation Committee may authorize, stock option grants to selected employees, currently including all Executive Officers, at approximate one-year intervals. Morton's stock option guidelines, which will be adopted by New Morton, were designed and have been revised periodically with the assistance of external compensation consultants.

    These guidelines provide for a specific number of options, the value of which is derived from the midpoint of the salary range for each specific salary grade, as periodically adjusted by means of a formula that utilizes the stock's average market value during the last month of the most recent fiscal year. The formula does not, however, consider an individual's previous option grants. All options granted to executive officers in fiscal 1996 are for 10-year terms, with an exercise price equal to the stock's market value on the date of grant, and become exercisable after one year of continued employment following the grant date. Executive Officers received grants in August 1995 (fiscal 1996) ranging from 5,800 shares to 57,200 shares.

    The following tables summarize option grants made by Morton in the last fiscal year and aggregated option exercises in the last fiscal year and fiscal year end option values.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                                  FOR OPTION TERM
                          -----------------------------------------------------  --------------------------------------------
                                          PERCENT
                           NUMBER OF     OF TOTAL
                          SECURITIES      OPTIONS      EXERCISE OR
                          UNDERLYING    GRANTED TO     BASE PRICE
                            OPTIONS    EMPLOYEES IN       (PER       EXPIRATION
NAME(1)                   GRANTED(#)    FISCAL YEAR     SHARE)(2)       DATE        0%         5%($)(3)         10%($)(3)
------------------------  -----------  -------------  -------------  ----------  ---------  ---------------  ----------------
Mr. Stewart.............      57,200          7.4%      $   32.00       8/24/05        -0-  $     1,151,129  $      2,917,186
Mr. Johnston............      20,800          2.7%          32.00       8/24/05     -0-             418,592         1,060,795
                              30,000          3.9%          30.06      10/26/05     -0-             567,259         1,437,431
Mr. Gerow...............      11,400          1.5%          32.00       8/24/05        -0-          229,421           581,397
Mr. Becky...............      11,400          1.5%          32.00       8/24/05        -0-          229,421           581,397
Mr. Fuerholzer..........      11,400          1.5%          32.00       8/24/05        -0-          229,421           581,397
                              10,000          1.3%          30.06      10/26/05        -0-          189,086           479,144
All Shareholders........         N/A           N/A            N/A           N/A        -0-    2,857,947,324     7,242,599,642
All Optionees...........     777,835          100%          31.91       various(4)       -0-      15,599,580       39,532,399
Optionee Gain as % of
 All Shareholders'
 Gain...................         N/A           N/A            N/A           N/A        N/A              0.5%              0.5%

------------------------

(1) All options held by the named individuals include limited stock appreciation rights ("LSARs"), which are issued in tandem with stock options. LSARs give the holders thereof the right to receive cash in an amount equal to the spread between the exercise price of the related options and the stock's fair market value during the 90-day period following a change in control of Morton (as such term may be defined from time to time by the Morton Compensation Committee) in lieu of exercising the related options, which are cancelled upon exercise of LSARs.

(2) The exercise price shown for individual optionees is the fair market value of Morton Common Stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the NYSE Composite
    Tape). The exercise price shown for all optionees is the weighted average of all options granted in fiscal 1996. Options become exercisable one year following the dates of grant, and exercise prices may be paid in cash or previously owned shares of Morton Common Stock.

(3) The amounts shown in these two columns represent potential realizable values using the options granted and the exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of Morton Common Stock.

(4) The expiration dates of options granted during fiscal 1996 are August 24, 2005, October 26, 2005, January 25, 2006, and June 27, 2006.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                                                      OPTIONS AT FISCAL          MONEY OPTIONS AT FISCAL
                                                                         YEAR END(#)                   YEAR END($)
                                                                 ----------------------------  ----------------------------
                                SHARES ACQUIRED       VALUE
NAME                            ON EXERCISE(#)    REALIZED($)(1) EXERCISABLE(2) UNEXERCISABLE  EXERCISABLE(3) UNEXERCISABLE
-----------------------------  -----------------  -------------  -------------  -------------  -------------  -------------
Mr. Stewart..................          8,709       $   221,470       613,705         57,200    $  10,700,045   $   293,150
Mr. Johnston.................          7,839           195,426       242,892         50,800        4,758,808       318,550
Mr. Gerow....................            -0-               N/A       102,200         11,400        1,852,532        58,425
Mr. Becky....................          3,514            84,729        73,258         11,400        1,278,479        58,425
Mr. Fuerholzer...............            -0-               N/A        63,548         21,400        1,011,742       129,075

------------------------

(1) The average of Morton Common Stock's high and low sales prices reported on the NYSE Composite Tape for the particular exercise dates, minus the applicable exercise prices, multiplied by the number of option shares exercised.

(2) Options in this column that were granted to the named individuals prior to fiscal 1991 (provided they were executive officers on the grant dates) include supplemental cash payment rights, pursuant to which payments are made to optionees upon exercise of such options or the related LSARs described in note (1) to the Option Grants in last Fiscal Year table above in reimbursement of their income tax liability from such exercises and payments.

(3) The average of Morton Common Stock's high and low trading prices (calculated as in note (1) above) on the last trading day of fiscal 1996 ($37.13 per share), minus the applicable exercise prices, multiplied by the number of option shares held. Such values do not include the supplemental cash payment rights de-scribed in note (2) above.

EMPLOYMENT AGREEMENTS

    All Named Executive Officers, except for Mr. Stewart, have change of control employment agreements with Morton ("Agreements") which are effective for three-year periods and are automatically extended annually for additional one-year periods unless notice to the contrary is given. Pursuant to the Benefits Agreement, these Agreements will be assumed by New Morton as of the Distribution Date. The Agreements are otherwise terminable during their periods of effectiveness only by termination of the executives' employment. Such termination in connection with a change in control will entitle an executive to benefits under the Agreements. The Agreements require continued employment of the executive following a change of control on an equivalent basis to employment immediately before such change of control. In the event that, during the three-year period following a change of control, the executive terminates the executive's employment for good reason (as defined in the Agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or Morton terminates the executive's employment without cause (as defined in the Agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times the sum of such executive's then current salary, average long-term bonus and highest annual bonus plus service and earnings credits under any Morton retirement plan which would have been earned over, and the continuance of fringe benefits during, the three years after such termination (except as reduced by payments under long-term bonus plans made to an executive upon a change of control which relate to performance periods subsequent to such termination). The Agreements provide that executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Code as a consequence of any payments made to them (whether or not under the agreements) being classified as "parachute payments" as defined in Section 280G of the Code.

    Mr. Stewart has an employment agreement with Morton, to be assumed by New Morton pursuant to the Benefits Agreement, that has a term ending March 31, 2000, provided three years' advance notice of termination is given by Morton. Unless and until such notice is given, the employment agreement will continue on a year-to-year basis through September 30, 2003 (Mr. Stewart's normal retirement date). Mr. Stewart's agreement provides that, in the event of his voluntary or involuntary termination without cause following a change in control of Morton, he would be entitled to receive an immediate payment of salary and bonuses plus credits and benefits similar to those described in the preceding paragraph through the then-current term of his agreement.

BENEFIT PLANS

    New Morton is expected to adopt additional benefit plans which will be substantially the same as those of Morton described below.

    SURVIVOR INCOME BENEFITS PLAN

    All Named Executive Officers participate in this plan, under which benefits are payable to participants' surviving spouses (or dependent children if there is no spouse) if a participant dies prior to age 65 while employed by Morton. The benefit is approximately 50% of the participant's base pay at death and continues until the participant would have attained age 65. Accruals were made in fiscal 1996 for aggregate potential benefits payable under this plan, but no specific amounts for individual participants were calculated.

    POST-RETIREMENT LIFE INSURANCE PLAN

    Two of the Named Executive Officers (Messrs. Stewart and Johnston) participate in this plan, under which life insurance after retirement is provided at no cost to retirees in amounts equal to their base salaries at retirement. Such coverage is in addition to that provided under Morton's regular life insurance program. Accruals were made in fiscal 1996 for aggregate potential benefits payable under all Morton life insurance plans, but no specific amounts for individual participants were calculated.

    PENSION PLANS

    The following table contains estimated annual retirement benefits payable under Morton's basic and excess defined benefit pension plans.

                                                                           YEARS OF SERVICE
                                                     ------------------------------------------------------------
REMUNERATION                                             15          20          25          30           35
---------------------------------------------------  ----------  ----------  ----------  ----------  ------------
$ 200,000..........................................  $   48,749  $   64,999  $   81,249  $   97,513  $    115,013
  400,000..........................................     101,248     134,997     168,747     202,511       237,511
  600,000..........................................     153,749     204,998     256,248     307,512       360,012
  800,000..........................................     206,249     274,999     343,749     412,513       482,513
 1,000,000.........................................     258,748     344,997     431,247     517,511       605,011
 1,200,000.........................................     311,249     414,998     518,748     622,512       727,512
 1,400,000.........................................     363,749     484,999     606,249     727,513       850,013
 1,600,000.........................................     416,248     554,997     693,747     832,511       972,511
 1,800,000.........................................     468,749     624,998     781,248     937,512     1,095,012

    All Named Executive Officers participate in Morton's pension plans. The number of full years of credited service at June 30, 1996, for each is as follows: Mr. Stewart, 23 years; Mr. Johnston, 19 years; Mr. Gerow, 6 years; Mr. Becky, 21 years; and Mr. Fuerholzer, 38 years.

    Upon reaching age 65, pension plan participants are eligible to receive annual retirement income, on a straight-life annuity basis, in monthly installments for life equal to 1.75% of salary plus annual bonus (as reported in the Summary Compensation Table), averaged over the five consecutive calendar years during which such compensation was highest out of the last 10 years completed before age 65, for each year of credited service, less 1.67% of primary social security for each year of credited service (up to 30 years).

    One of the Named Executive Officers, Mr. Stewart, participated in a predecessor company's pension plan prior to 1984. Upon retirement, he will receive 2% of compensation (calculated as described in the preceding paragraph), less 1.67% of primary social security, for each year of credited service prior to 1984. For subsequent credited service, he will receive benefits as described in the preceding paragraph. Consequently, Mr. Stewart's benefits will slightly exceed those in the above table in amounts varying with the extent of his pre-1984 credited service.

    One of the Named Executive Officers, Mr. Johnston, participates in a supplemental executive retirement program (the "SERP"). Under the SERP, participants are entitled, upon normal or approved early retirement, to receive amounts which, together with standard Morton pensions (including pensions of prior employers), equal 50% of their average compensation (salary plus standard annual bonus) with respect to the five consecutive highest earnings years out of the final 10 years' service prior to retirement. Consequently, unless reduced as described below, the estimated total annual pension benefits of a SERP participant will approximate those shown in the column of the foregoing pension table which sets forth benefits for employees with 30 years of credited service.

    If approved early retirement occurs prior to age 62, the SERP pension is reduced by 0.33% for each full month from the early retirement date to age 62. If a change in control of Morton occurs and thereafter the employment of the SERP participant is terminated by Morton (other than for cause) or the individual's status as a SERP participant is terminated, the SERP pension vests as though the individual had retired early with approval on the date of such termination.

    In addition, SERP participants' rights under the agreements concerning pension benefits following a change of control are preserved.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Morton Compensation Committee is, and the New Morton Compensation Committee will be, comprised exclusively of directors who are not and have never been Morton or New Morton employees. No Morton or New Morton executive officer serves on the Morton Compensation Committee, or will serve on the New Morton Compensation Committee, or serves as a director of another company for which any member of either compensation committee serves as a director or executive officer.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS OF MORTON COMMON STOCK

    On February 25, 1997, there were 140,644,645 shares of Morton Common Stock outstanding, each entitled to one vote.

    The following table shows the shares of Morton Common Stock beneficially owned as of February 25, 1997, by each present director and each Named Executive Officer; and by all present directors and executive officers of Morton who are expected to remain as directors and officers of New Morton, as a group. As of February 25, 1997, there was no known beneficial owner of more than 5% of Morton Common Stock. Each Named Executive Officer has sole voting and investment power with respect to the shares shown (except for the shares identified in footnote
(2) below). If the Transactions had been consummated as of February 25, 1997, the beneficial ownership of New Morton Common Stock of such persons would have been the same as set forth below for Morton Common Stock.

                                                                                  SHARES
                                                                               BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS                                                 OWNED(1)
---------------------------------------------------------------------------  -----------------
Ralph M. Barford...........................................................         101,500
Walter W. Becky............................................................          94,472
James R. Cantalupo.........................................................           2,500
William T. Creson..........................................................           4,500
W. James Farrell...........................................................             500
Dennis C. Fill.............................................................          13,400
James J. Fuerholzer........................................................          96,359
Stephen A. Gerow...........................................................         115,630
William E. Johnston........................................................         360,883
Richard L. Keyser..........................................................           4,444(2)
Frank W. Luerssen..........................................................           4,500
Edward J. Mooney...........................................................           1,400
George A. Schaefer.........................................................           7,500
S. Jay Stewart.............................................................         812,311
Roger W. Stone.............................................................           7,099(2)
All directors, nominees and executive officers as a group (22 individuals
  including those named)...................................................       1,989,814

    Note: The largest individual beneficial holding shown above represents less than 1% of the outstanding shares; the holdings of the group represent less than 2% of the outstanding shares.

------------------------

(1) Shares in this column include shares which the individuals have only the right to acquire through the exercise of stock options which are exercisable presently or within 60 days: Mr. Stewart (611,469 shares), Mr. Johnston (293,692 shares), Mr. Gerow (113,600 shares), Mr. Becky (81,658 shares), Mr. Fuerholzer (80,418 shares), and all directors and executive officers as a group (1,444,837 shares).

(2) The total shares owned by Messrs. Keyser and Stone include, respectively, 2,444 and 2,599 shares of phantom stock credited as of December 31, 1996, to their accounts under Morton's Non-Employee Directors Deferred Compensation Plan.

                    DESCRIPTION OF NEW MORTON CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    New Morton's authorized capital stock following the Spinoff will consist of 525,000,000 shares, of which 25,000,000 are shares of preferred stock, par value $1.00 per share ("New Morton Preferred Stock"), and 500,000,000 are shares of New Morton Common Stock. All of the shares of New Morton Common Stock to be issued in the Spinoff will be validly issued, fully paid and non-assessable.

NEW MORTON COMMON STOCK

    The holders of New Morton Common Stock will be entitled to one vote for each share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the New Morton Board with respect to any series of New Morton Preferred Stock, the holders of such shares will exclusively possess all voting power. The New Morton Articles do not provide for cumulative voting for the election of directors. Subject to any preferential rights of any outstanding series of New Morton Preferred Stock designated by the New Morton Board from time to time, the holders of New Morton Common Stock are entitled to such dividends as may be declared from time to time by the New Morton Board from funds available therefor, and upon liquidation will be entitled to receive PRO RATA all assets of New Morton available for distribution to such holders.

NEW MORTON PREFERRED STOCK

    The New Morton Board will be authorized to provide for the issuance of shares of New Morton Preferred Stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by the New Morton Board providing for the issuance of such series and as are permitted by the IBCL. See "Anti-takeover Effects of Certain Provisions--New Morton Preferred Stock." In connection with the New Morton Rights Agreement, the New Morton Board will designate a series of 1,600,000 shares of New Morton Preferred Stock. For a description of the terms of the shares of New Morton Preferred Stock, see "--New Morton Rights."

NEW MORTON RIGHTS

    The New Morton Board will adopt and cause New Morton to enter into the New Morton Rights Agreement, and cause one Right to be issued with each share of New Morton Common Stock issued in the Spinoff. Each Right will entitle the registered holder to purchase from New Morton one one-hundredth of a share of New Morton Preferred Stock at a price to be established by the New Morton Board (the "Purchase Price"), subject to adjustment. The terms of the Rights will be set forth in the New Morton Rights Agreement. The Rights will operate in substantially the same manner as Morton's preferred share purchase rights (the "Morton Rights") issued pursuant to the Morton Rights Agreement.

    Until the earlier to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding New Morton Common Stock (an "Acquiring Person") or (b) 10 business days (or such later date as may be determined by action of the New Morton Board prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding New Morton Common Stock (the earlier of such dates being called the "Rights Separation Date"), the Rights will be evidenced by the book-entry account credits representing shares of New Morton Common Stock.

    The New Morton Rights Agreement will provide that, until the Rights Separation Date, the Rights will be transferred with and only with the New Morton Common Stock. Any certificates representing shares of New Morton Common Stock requested by shareholders and issued after the Rights Separation Date will contain a notation incorporating the New Morton Rights Agreement by reference. As soon as practicable following the Rights Separation Date, a separate book-entry notation evidencing the Rights (the "Right Notation") will be made to the share accounts of holders of record of the New Morton Common Stock as of the close of business on the Rights Separation Date and such separate Right Notations alone will evidence the Rights.

    The Rights will not be exercisable until the Rights Separation Date. Assuming the closing of the Transactions occurs on April 30, 1997, the Rights will expire on April 30, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by New Morton, in each case, as described below.

    The Purchase Price payable, and the number of shares of New Morton Preferred Stock or other securities or property issuable, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of New Morton Preferred Stock, (b) upon the grant to holders of the shares of New Morton Preferred Stock of certain rights or warrants to subscribe for or purchase shares of New Morton Preferred Stock at a price, or securities convertible into shares of New Morton Preferred Stock with a conversion price, less than the then current market price of the shares of New Morton Preferred Stock or (c) upon the distribution to holders of the shares of New Morton Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of New Morton Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The number of outstanding Rights and the number of one one-hundredths of a share of New Morton Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the New Morton Common Stock or a stock dividend on the New Morton Common Stock payable in New Morton Common Stock or subdivisions, consolidations or combinations of the New Morton Common Stock occurring, in any such case, prior to the Rights Separation Date.

    Shares of New Morton Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of New Morton Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of New Morton Common Stock. In the event of liquidation, the holders of shares of New Morton Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of New Morton Common Stock. Each share of New Morton Preferred Stock will have 100 votes, voting together with the New Morton Common Stock. Finally, in the event of any merger, consolidation or other transaction in which New Morton Common Stock is exchanged, each share of New Morton Preferred Stock will be entitled to receive 100 times the amount received per share of New Morton Common Stock. These rights will be protected by customary antidilution provisions.

    Because of the nature of their dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of New Morton Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of New Morton Common Stock.

    In the event that, after the Rights Separation Date, New Morton is acquired in a merger or other business combination transaction, or if 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding New Morton Common Stock, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the

Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of New Morton Common Stock having a market value of two times the exercise price of the Right.

    At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding New Morton Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding New Morton Common Stock, the New Morton Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of New Morton Common Stock, or one one-hundredth of a share of New Morton Preferred Stock (or of a share of a class or series of New Morton Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of New Morton Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of New Morton Preferred Stock, which may, at the election of New Morton, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of New Morton Preferred Stock on the last trading day prior to the date of exercise.

    At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding New Morton Common Stock, the New Morton Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the New Morton Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The terms of the Rights may be amended by the New Morton Board without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (a) any percentage greater than the largest percentage of the outstanding New Morton Common Stock then known to New Morton to be beneficially owned by any person or group of affiliated or associated persons and (b) 10%, except that, from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of New Morton, including, without limitation, the right to vote or to receive dividends.

    The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire New Morton on terms not approved by the New Morton Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the New Morton Board since the Rights may be redeemed by New Morton at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the New Morton Common Stock.

    The foregoing summary of certain terms of the Rights is qualified in its entirety by reference to the New Morton Rights Agreement, a form of which is filed as an exhibit to the New Morton Registration Statement.

PREEMPTIVE RIGHTS

    No holder of any stock of New Morton of any class authorized at the Distribution Date will then have any preemptive right to subscribe to any securities of New Morton of any kind or class.

                  ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS

GENERAL

    New Morton is a corporation organized under Indiana law, as is Morton. Pursuant to the IBCL, the New Morton Articles contain several provisions that will make difficult the acquisition of control of New Morton by means of a tender offer, open market purchases, a proxy fight or otherwise that is not approved by the New Morton Board. The New Morton Bylaws also contain provisions that could have an anti-takeover effect. The New Morton Articles and the New Morton Bylaws contain substantially the same provisions as the Articles of Incorporation and Bylaws of Morton.

    The purposes of the relevant provisions of the New Morton Articles and the New Morton Bylaws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of New Morton, and to encourage persons seeking to acquire control of New Morton to consult first with the New Morton Board to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of New Morton to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to shareholders of New Morton, or an unsolicited proposal for the restructuring or sale of all or part of New Morton. New Morton believes that, as a general rule, such proposals would not be in the best interests of New Morton and its shareholders.

    In some cases, third parties have accumulated substantial stock positions in public companies as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or another similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to, or consultation with, the management or board of directors of, the company. In many cases, the purchaser seeks representation on the company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the company's board of directors, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not truly be interested in taking over the company, but may use the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

    New Morton believes that the imminent threat of removal of New Morton's management or the New Morton Board in such situations would severely curtail the ability of New Morton's management or the New Morton Board to negotiate effectively with such purchasers. New Morton's management or the New Morton Board would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving New Morton which may ultimately be undertaken. If the real purpose of a takeover bid were to force New Morton to repurchase an accumulated stock interest at a premium price, New Morton's management or the New Morton Board would face the risk that, if it did not repurchase the purchaser's stock interest, New Morton's business and management would be disrupted, perhaps irreparably.

    Certain provisions of the New Morton Articles and New Morton Bylaws, in the view of New Morton, will help ensure that the New Morton Board, if confronted by a surprise proposal from a third party which has acquired a block of stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the shareholders. In addition, certain other provisions of the New Morton Articles are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempt to take over New Morton.

    The New Morton Articles expressly authorize the New Morton Board to take such actions as they consider to be reasonably necessary or desirable (a) to encourage persons seeking a change of control of New Morton to negotiate with the New Morton Board and (b) to contest or oppose any transaction which may result in a change of control on terms which the New Morton Board determines to be unfair, abusive or otherwise undesirable, and, in that connection, they explicitly authorize the New Morton Board to issue rights, options or other securities for this purpose. See "Description of New Morton Capital Stock--New Morton Rights." In addition, the New Morton Articles authorize the New Morton Board to take into account the interests of creditors, customers, employees and the communities in which the companies do business as well as the long-term interests of shareholders in considering various corporate actions.

    These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight not supported by the New Morton Board, even if such transaction or occurrence may be favorable to the interests of the shareholders, and may delay or frustrate the assumption of control by a holder of a large block of New Morton stock and the removal of incumbent management, even if such removal might be beneficial to shareholders. Furthermore, these provisions may deter or could be utilized to frustrate a future takeover attempt which is not approved by the incumbent New Morton Board, but which the holders of a majority of the shares may deem to be in their best interests or in which shareholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often result from actual or rumored takeover attempts.

    Set forth below is a description of such provisions in the New Morton Articles and New Morton Bylaws. Such description is intended as a summary only and is qualified in its entirety by reference to the New Morton Articles and New Morton Bylaws, which are filed as exhibits to the New Morton Registration Statement of which this Information Statement is a part.

CLASSIFIED BOARD OF DIRECTORS

    The New Morton Articles provide for the New Morton Board to be divided into three classes serving staggered terms so that directors' initial terms will expire either at the 1997, 1998 or 1999 Annual Meeting. Starting with the 1997 Annual Meeting, one class of directors will be elected each year for three-year terms. See "Management--Directors of New Morton."

    The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the New Morton Board in a relatively short period of time. At least two Annual Meetings, instead of one, will generally be required to effect a change in a majority of the New Morton Board. Such a delay may help ensure that the New Morton Board, if confronted by a holder attempting to force a stock repurchase at a premium above market prices, a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what they believe are the best interests of the shareholders.

    The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of New Morton, even though such an attempt might be beneficial to New Morton and its shareholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the classified board provision is designed to discourage accumulations of large blocks of New Morton's stock by purchasers whose objective is to have such stock repurchased by New Morton at a premium, the classified board provision could tend to reduce the temporary fluctuations in the market price of New Morton's stock that could be caused by accumulations of large blocks of such stock. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

    New Morton believes that a classified board of directors will help to assure the continuity and stability of the New Morton Board and New Morton's business strategies and policies as determined by the New Morton Board because generally a majority of the directors at any given time will have had prior experience as directors of New Morton. The classified board provision will also help assure that the New Morton Board, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of New Morton, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders and other corporate constituencies.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

    The New Morton Articles provide that the number of directors will be fixed from time to time, in each case, exclusively by the New Morton Board. In addition, the New Morton Articles provide that, subject to any rights of the holders of New Morton Preferred Stock, only a majority of the New Morton Board then in office shall have the authority to fill any vacancies on the New Morton Board. Accordingly, the New Morton Board could prevent any shareholder from obtaining majority representation on the New Morton Board by enlarging the New Morton Board and filling the new directorships with its own nominees. The New Morton Bylaws provide that the number of directors shall be fixed from time to time and any vacancy filled by a majority of New Morton's directors, but such provisions could be amended by an 80% vote of shareholders.

    Moreover, the New Morton Articles provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of the capital stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. This provision, when coupled with the provision of the New Morton Articles authorizing only the New Morton Board to fill vacant directorships, will preclude shareholders from removing incumbent directors without cause and filling the vacancies created by such removal with their own nominees.

LIMITATIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

    The New Morton Articles and the New Morton Bylaws each provide that shareholders may act by written consent only if all shareholders entitled to vote on the action consent to such action. The New Morton Articles and the New Morton Bylaws provide that, subject to the rights of holders of any series of New Morton Preferred Stock, special meetings of shareholders can be called only by the Chairman of the Board or a majority of the total number of directors which the New Morton Board would have if there were no vacancies (the "Whole Board"). Shareholders are not permitted to call a special meeting or to require that the New Morton Board call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the New Morton Board.

    The provisions of the New Morton Articles and New Morton Bylaws restricting shareholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next Annual Meeting unless a special meeting is called by a majority of the Whole Board. These provisions would also prevent the holders of a majority of the voting power of the Voting Stock from using the written consent procedure to take shareholder action and from taking action by consent without giving all the shareholders of New Morton entitled to vote on a proposed action the opportunity to participate in determining such proposed action. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the New Morton Board by calling a special meeting of shareholders prior to the time the Board believed such consideration to be appropriate.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS
  OF DIRECTORS

    The New Morton Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the New Morton Board, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an Annual Meeting (the "Business Procedure"). The Nomination Procedure and Business Procedure are substantially the same as certain procedures currently contained in Morton's Bylaws.

    The Nomination Procedure provides that only individuals who are nominated by, or at the direction of, the New Morton Board or by a shareholder who has given timely prior written notice to the Secretary of

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New Morton prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that at an Annual Meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the New Morton Board or by a shareholder who has given timely prior written notice to the Secretary of New Morton of such shareholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by New Morton not less than 60 days prior to the meeting (or if fewer than 70 days' notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the 10th day following the day on which such notice was mailed or such public disclosure was made).

    Under the Nomination Procedure, notice to New Morton from a shareholder who proposes to nominate an individual at a meeting for election as a director must contain certain information about that individual, including age, business and residence addresses, principal occupation, the class and number of shares of New Morton stock beneficially owned, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that individual. New Morton may, under the Nomination Procedure, require any individual nominated by the New Morton Board to furnish the information that would be required to be set forth in a shareholder's notice of nomination with respect to such nominee. Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an Annual Meeting must contain certain information about such business and about the shareholder who proposes to bring the business before the meeting, including a brief description of the business the shareholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, the class and number of shares of New Morton stock, beneficially owned by such shareholder, and any material interest of such shareholder in the business so proposed. If the Chairman or other officer presiding at a meeting determines that an individual was not nominated in accordance with the Nomination Procedure, such individual will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the Annual Meeting in accordance with the above-mentioned procedures.

    The purpose of the Nomination Procedure is, by requiring advance notice of nominations by shareholders, to afford the New Morton Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the New Morton Board, to inform shareholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of proposed business, to provide a more orderly procedure for conducting Annual Meetings, and, to the extent deemed necessary or desirable by the New Morton Board, to provide the New Morton Board with a meaningful opportunity to inform shareholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendation as to the New Morton Board's position or belief as to action to be taken with respect to such business, so as to enable shareholders better to determine whether they desire to attend such meeting or grant a proxy to the New Morton Board as to the disposition of any such business. Although the New Morton Bylaws do not give the New Morton Board any power to approve or disapprove shareholder nominations for the election of directors or of any other business desired by shareholders to be conducted at an Annual Meeting, the New Morton Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular Annual Meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of New Morton, even if the conduct of such solicitation or such attempt might be beneficial to New Morton and its shareholders.

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NEW MORTON PREFERRED STOCK

    The New Morton Articles authorize the New Morton Board to establish series of preferred stock and to determine, with respect to any series of preferred stock, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are stated in the resolutions of the New Morton Board providing for such series. As of the Distribution Date, the number of authorized shares of New Morton Preferred Stock will be 25,000,000.

    New Morton believes that the availability of the New Morton Preferred Stock will provide New Morton with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow New Morton to issue shares of preferred stock without the expense and delay of a special shareholders' meeting. The authorized shares of preferred stock, as well as the authorized shares of common stock, will be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which New Morton securities may be listed. Although the New Morton Board has no intention at the present time of doing so, it could issue a series of New Morton Preferred Stock that could, subject to certain limitations imposed by the securities laws and stock exchange rules, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For instance, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction. The New Morton Board will make any determination to issue such shares based on their judgment as to the best interests of its then existing shareholders. The New Morton Board, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The New Morton Rights Agreement expected to be adopted by New Morton exemplifies the use of such preferred stock and has terms designed to protect against the adverse consequences to shareholders of partial takeovers, inadequate takeover bids and other abusive takeover tactics. The authorized and unissued preferred stock, as well as the authorized and unissued common stock, would be available, and the New Morton Articles explicitly authorize use of their capital stock, for the above purposes. See "--Other Provisions."

NEW MORTON COMMON STOCK

    The New Morton Articles authorize the New Morton Board to issue up to 500,000,000 shares of New Morton Common Stock.

    The increased number of authorized shares of New Morton Common Stock will provide New Morton with the ability to meet future capital needs and to provide shares for possible acquisitions and stock dividends or stock splits. The New Morton Board would have the ability, in the event of a proposed merger, tender offer or other attempt to gain control of New Morton that was not approved by the New Morton Board, to issue additional common stock that would dilute the stock ownership of the acquiror. New Morton does not presently contemplate any issuance of common stock that might be deemed to have an anti-takeover purpose. The New Morton Board will make any determination to issue such shares based on their judgment as to the best interests of New Morton and its shareholders.

FAIR PRICE PROVISION

    DEFINITIONS. Article Eighth of the New Morton Articles ("Article Eighth") confers upon a majority of the Whole Board, or, if a majority of the Whole Board does not consist of Continuing Directors (as defined below), a majority of the then Continuing Directors, the power and duty to determine, on the basis

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of information known after reasonable inquiry, the applicability of certain defined terms used in Article Eighth as well as all other facts necessary to determine compliance with Article Eighth. A summary of the definitions of certain of these terms follows.

    An "Interested Stockholder" is any person (other than New Morton or a subsidiary) who or which is (a) the beneficial owner (as defined below) of more than 10% of the voting power of the outstanding Voting Stock, or (b) an Affiliate (as defined in Article Eighth) of New Morton and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding Voting Stock, or (c) an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned (as defined below) by a person described in (a) or (b) above (other than shares acquired through a public offering).

    A person is the "beneficial owner" of, or "Beneficially Owns," any shares of Voting Stock which such person or any of its Affiliates or Associates (as defined in Article Eighth) directly or indirectly owns or has the right to acquire or vote or which are beneficially owned by any member of any group of such persons having any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    A "Business Combination" includes the following transactions: (a) a merger or consolidation of New Morton or any of its subsidiaries with an Interested Stockholder or any corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of such Interested Stockholder; (b) the sale or other disposition (in one transaction or a series of transactions) by New Morton or any of its subsidiaries of assets having an aggregate Fair Market Value (as defined in Article Eighth) of $10 million or more if an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder is a party to the transaction; (c) the issuance or transfer (in one transaction or a series of transactions) of any securities of New Morton or of any of its subsidiaries to an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder in exchange for cash or property (including stock or other securities) having an aggregate Fair Market Value of $10 million or more; (d) the adoption of any plan or proposal for the liquidation or dissolution of New Morton proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder; (e) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock of any class of the company or any of its subsidiaries Beneficially Owned by an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder.

    A "Continuing Director" is any member of New Morton Board who is not affiliated with the Interested Stockholder in question and was a director of New Morton prior to the time such Interested Stockholder became an Interested Stockholder, and any director who is thereafter appointed to fill any vacancy on New Morton Board or who is elected and who, in either event, is not affiliated with an Interested Stockholder and in connection with his or her initial assumption of office was recommended by a majority of the Continuing Directors then on the New Morton Board.

    SHAREHOLDER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. Article Eighth requires the approval of the holders of 80% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, as a condition to Business Combinations, except in cases in which one of the two alternatives described under "--Exceptions to Higher Vote Requirement" were applicable and were satisfied. In the event that either of such alternatives were applicable and satisfied with respect to the particular Business Combination, the affirmative vote otherwise required by the IBCL, as the case may be, and the other provisions of the New Morton Articles and by the terms of any class or series of New Morton stock which might be outstanding at the time of the Business Combination would apply. See "--Other Applicable Shareholder Voting Requirements." (Although the New Morton Articles authorize 25,000,000 shares of New Morton Preferred Stock, no such shares will be outstanding immediately after the Spinoff. If

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any authorized preferred stock were in the future issued, its terms might be such as to require the approval of a Business Combination by its holders, voting as a series or class. That requirement would be in addition to, and would not be affected by, Article Eighth.) Thus, depending upon the circumstances, Article Eighth may require an 80% shareholder vote for a Business Combination in cases in which either a majority vote or no vote would presently be required under the IBCL.

    Even if an Interested Stockholder could obtain an 80% affirmative shareholder vote in favor of a Business Combination--so that neither the approval of such Business Combination by a majority of the Continuing Directors nor the satisfaction of the form of consideration, minimum price and procedural requirements set forth in Article Eighth (or the IBCL, which will govern New Morton) would be necessary to effect such Business Combination, such Business Combination may nevertheless (depending upon its nature) require approval by the New Morton Board prior to its submission to a shareholder vote (such would be the case, for instance, with respect to a merger or consolidation involving New Morton). In that case, the Interested Stockholder could not effect such Business Combination, regardless of its ability to assure an 80% shareholder vote, without New Morton Board action. Further, even were an Interested Stockholder able to obtain votes sufficient to effect a repeal of such provisions, it could not, under the New Morton Articles, exercise its power by written consent or compel the New Morton Board to call a special meeting of shareholders for the purpose of voting on such repeal. As discussed above, as a result of the classified board provisions in the New Morton Articles, an interested shareholder could not be assured of gaining control of the New Morton Board until at least two Annual Meetings had been held. In addition, Section 23-1-43-1 ET SEQ. of the IBCL ("Section 23-1-43"), which restricts second-step mergers with Interested Stockholders (and are described more fully below), might also operate to prevent the ability of an Interested Stockholder to effect a Business Combination. See "--Other Applicable Shareholder Voting Requirements--Section 23-1-43 of the IBCL."

    EXCEPTIONS TO HIGHER VOTE REQUIREMENT. In the case of a Business Combination that involved the receipt of cash or other consideration by New Morton shareholders, solely in their capacity as shareholders, the 80% affirmative shareholder vote requirement would not apply if either (a) the Business Combination were approved by a majority of the Continuing Directors (in order for this condition to be satisfied there must be at least three Continuing Directors), or (b) all of the requirements described in paragraphs (a), (b) and
(c) below were satisfied.

    If the Business Combination did not involve the receipt of consideration by New Morton's shareholders solely as shareholders (E.G., because it took the form of a sale of assets or an original issuance of the company's securities to an Interested Shareholder), only approval by a majority of the Continuing Directors would avoid the requirement for such 80% shareholder vote, although, as noted above (see "-- Shareholder Vote Required for Certain Business Combinations"), such Business Combination might, depending upon the circumstances, otherwise require a lesser or no shareholder vote. If there were fewer than three Continuing Directors, such Business Combination would necessarily require such 80% shareholder vote. On the other hand, approval by a majority of the Continuing Directors would, with respect to any Business Combination, avoid both the 80% shareholder vote requirement and the need to satisfy all of the requirements described below.

    As noted above, under the IBCL a particular Business Combination may, depending upon its nature, require approval of the New Morton Board and/or less-than-80% shareholder approval. Neither the approval of such Business Combination by a majority of the Continuing Directors nor the satisfaction of the form of consideration, minimum price and procedural requirements of Article Eighth with respect to such Business Combination would supersede those requirements of the IBCL or any class voting requirements with respect to any series or class of New Morton stock then outstanding. It also would not supersede the requirements of Section 23-1-43, which are discussed below. Rather, such approval or satisfaction of such form of consideration, minimum price and procedural requirements would eliminate only the requirement for the 80% shareholder vote otherwise required by Article Eighth. In order to avoid the requirement of an 80% shareholder vote or approval by a majority of the Continuing Directors in the

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case of a Business Combination that involved the receipt of cash or other consideration by New Morton shareholders, the following conditions must be met:

        (a) FORM OF CONSIDERATION REQUIREMENT. The consideration to be received by holders of a particular class (or series) of capital stock in the Business Combination would be required to be either cash or the same type of consideration used by the Interested Stockholder and its Affiliates in acquiring the largest portion of their interest in such class (or series) of capital stock. If the Interested Stockholder and its Affiliates have not previously purchased any shares of such class (or series) of capital stock, the consideration paid to holders of shares of that class (or series) in the Business Combination would be required to be cash.

        (b) MINIMUM PRICE REQUIREMENTS. The aggregate of (i) the cash and (ii) the Fair Market Value, as of the date of consummation of the Business Combination (the "Consummation Date"), of any consideration other than cash to be received per share by holders of New Morton Common Stock, in the Business Combination would have to be at least equal to the higher of (A) the highest per share price paid by the Interested Stockholder or any of its Affiliates in acquiring any shares of the company's Common Stock during the two years immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder (whichever is higher), PLUS interest compounded annually from the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the Consummation Date at the publicly announced base rate of interest of The First National Bank of Chicago or such other major bank headquartered in the City of Chicago, as may be selected by the Continuing Directors, from time to time in effect in the City of Chicago, LESS the aggregate dividends paid on each share of New Morton Common Stock from the Determination Date through the Consummation Date up to but not exceeding the amount of interest so payable per share of New Morton Common Stock, and (B) the Fair Market Value per share of New Morton Common Stock on the Announcement Date or the Determination Date, as the case may be, whichever is higher.

        The higher of (A) and (B) above would have to be paid in respect of all outstanding shares of New Morton's Common Stock, whether or not the Interested Stockholder or any of its Affiliates had previously acquired any shares of New Morton Common Stock. If the Interested Stockholder and its Affiliates did not purchase any shares of New Morton Common Stock, as the case may be, during the two-year period prior to the Announcement Date or in the transaction in which the Interested Stockholder became an Interested Stockholder (E.G., if the Interested Stockholder became an Interested Stockholder by purchasing shares of any then outstanding class of voting New Morton Preferred Stock), the minimum price would be as determined under (B). Under (A), interest and dividends would be computed from the Determination Date whether the highest price during the two-year period prior to the Announcement Date were higher than the price paid in the transaction on the Determination Date or VICE VERSA and whether the Determination Date occurred before or after the beginning of such two-year period. Thus, for instance, if the highest price per share paid by the Interested Stockholder and its Affiliates during such two-year period was higher than the price paid in the transaction on the Determination Date and the Determination Date occurred before the beginning of such two-year period, interest and dividends would nevertheless be required to be computed on such highest price from the Determination Date. Since (B) does not include an interest factor, if (B) exceeded (A) no interest would be included in computing the per share amount required to be paid in the Business Combination.
        As indicated above, none of the New Morton Preferred Stock will be outstanding immediately after the Spinoff. If any series of the New Morton Preferred Stock were in the future issued with voting rights and were outstanding at the time of consummation of the Business Combination, then, unless such series were excluded from the provisions of Article Eighth by the terms of the resolution authorizing such series, the payments to holders of shares of such series of New Morton Preferred

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    Stock would have to be at least equal to the higher of (a) the highest per share price determined with respect to such series in the same manner as described above with respect to New Morton Common Stock, and (b) the highest preferential amount per share to which the holders of such class or series of New Morton Preferred Stock would be entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of New Morton. The minimum price requirement would have to be met with respect to each class or series of outstanding Voting Stock whether or not the Interested Stockholder was a beneficial owner of shares of that class or series prior to the Business Combination.

        Under the minimum price requirements, the Fair Market Value of non-cash consideration to be received by holders of shares of any class of Voting Stock in a Business Combination is to be determined as of the Consummation Date. Where the definitive terms of such non-cash consideration were established in advance of the Consummation Date, intervening adverse developments, either in the economy or the market generally or in the financial condition or business of the Interested Stockholder, could result in a decline in the originally anticipated Fair Market Value of such consideration, so that, on the date scheduled for its consummation, the Business Combination, which had theretofore been considered as not requiring an 80% shareholder vote or approval by a majority of the Continuing Directors (I.E., because it was expected to satisfy the minimum price requirements and it satisfied the form of consideration and procedural requirements), could not be consummated because it had not received such vote or approval (even if it had received any less-than-80% shareholder vote required by or the IBCL, as the case may be, and any separate class vote required by the terms of any class or series of then-outstanding New Morton stock) and did not, in fact, meet the minimum price requirements on such date. However, an Interested Stockholder could avoid such a situation by establishing, in advance, terms for the Business Combination whereby the non-cash consideration was to be finalized by reference to its Fair Market Value on the Consummation Date. Such an approach, which has in fact been used in connection with mergers and similar second-step transactions in the past, would assure that the Interested Stockholder would bear the risk of a decline in the Fair Market Value of the offered consideration prior to the consummation of the Business Combination. Article Eighth uses the Consummation Date as the determination date of the Fair Market Value of non-cash consideration to be paid in a Business Combination in order to ensure that the Interested Stockholder uses this approach so that the Interested Stockholder, and not the other shareholders, would bear this risk.

        In addition, since the minimum price requirements call for a determination to be made with respect to interest at the base rate compounded, and dividends per share paid, through the Consummation Date, in a particular case it might not be possible to determine with certainty whether, at the time a Business Combination was submitted for shareholder approval, it would ultimately satisfy the minimum price requirements on the Consummation Date. Accordingly, it might not be possible to determine with certainty whether the Business Combination would require an 80% shareholder vote or the lesser vote otherwise applicable under the IBCL, and, until the Consummation Date, there might be uncertainty as to whether the Business Combination, if it in fact received less than an 80% affirmative shareholder vote, could be consummated under Article Eighth. This uncertainty could deter an Interested Stockholder who did not own (and was not assured of obtaining the affirmative votes of) 80% of the voting power of the Voting Stock from going forward with a Business Combination that had not been approved by a majority of the Continuing Directors. However, New Morton considers that it is appropriate, for the reasons indicated above, to use the Consummation Date as the determination date with respect to the minimum price requirements of Article Eighth and that this will benefit shareholders by encouraging the Interested Stockholder to negotiate with the Continuing Directors (and to refrain from taking action which would result in there being fewer than three Continuing Directors) and obtain their approval of the Business Combination, since such approval would avoid the applicability of both the 80% shareholder approval requirement and the minimum price requirement.

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        (c)  PROCEDURAL REQUIREMENTS.  In order to avoid the requirement of an
    80% affirmative shareholder vote or approval by a majority of the Continuing Directors, after an Interested Stockholder became an Interested Stockholder and prior to the consummation of a Business Combination, all of the following procedural requirements, as well as the form of consideration and minimum price requirements, must be complied with.

        The first procedural requirement would be that New Morton, after the Determination Date, not have failed to pay full quarterly dividends on any then outstanding New Morton Preferred Stock and not have reduced the rate of dividends paid on New Morton Common Stock, unless such failure or reduction was approved by a majority of the Continuing Directors. This provision is designed to prevent an Interested Stockholder from attempting to depress the market price of the Voting Stock prior to proposing a Business Combination by reducing dividends thereon, and thereby reducing the consideration required to be paid pursuant to the minimum price requirements of Article Eighth.

        The second procedural requirement would be that the Interested Stockholder and its Affiliates not have acquired any additional shares of the Voting Stock, directly from New Morton, or otherwise, in any transaction subsequent to the transaction pursuant to which the Interested Stockholder became an Interested Stockholder. This provision is intended to prevent an Interested Stockholder from purchasing additional shares of Voting Stock at prices which are lower than those set by the minimum price requirements of Article Eighth. Since all of the form of consideration, minimum price and procedural requirements must be satisfied in order for the Interested Stockholder to avoid the need for either an 80% affirmative shareholder vote or the approval of a majority of any Continuing Directors, an effect of this provision, where the Interested Stockholder or any of its Affiliates acquired additional shares of Voting Stock after the Interested Stockholder became an Interested Stockholder, is that the Interested Stockholder could only acquire all of the Voting Stock by means of a Business Combination if such Business Combination either satisfied the 80% shareholder approval requirement or were approved by a majority of the Continuing Directors. Thus, for instance, in the context of a three-step transaction involving open-market purchases of shares which would represent 20% of the voting power of the Voting Stock, a cash tender offer for an additional 25% of such voting power and a Business Combination as the final step, the Business Combination would require such 80% shareholder approval or the approval of a majority of the Continuing Directors because the Interested Stockholder would have become an Interested Stockholder through the open-market purchases and the tender offer would have constituted additional purchases prior to the consummation of the Business Combination. (This example should be contrasted with the example given in paragraph (b) ("--Minimum Price Requirements"), where only 4.9% of the outstanding Voting Stock was acquired by open-market purchases and the Interested Stockholder became such as an immediate result of the tender offer.)

        The third procedural requirement would be that the Interested Stockholder and its Affiliates not have received, at any time after the Interested Stockholder became an Interested Stockholder, whether in connection with the Business Combination or otherwise, the benefit of any loans or other financial assistance or tax advantages provided by New Morton, as the case may be (other than proportionately, solely in its capacity as a shareholder). This provision is intended to deter an Interested Stockholder from self-dealing or otherwise taking advantage of its equity position in New Morton by using New Morton's resources to finance the Business Combination or otherwise for its own purposes in a manner not proportionately available to all shareholders.

        The fourth procedural requirement would be that a proxy or information statement disclosing the terms and conditions of the Business Combination and complying with the requirements of the proxy rules promulgated under the Exchange Act, or any replacement legislation be mailed to all shareholders of New Morton at least 30 days prior to the consummation of the Business Combination, whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or any such replacement legislation. This provision is intended to ensure that shareholders will be fully

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    informed of the terms and conditions of the Business Combination even if the
    Interested Stockholder were not otherwise required by law to disclose such information to shareholders.

        The final procedural requirement would be that the Interested Stockholder have supplied New Morton with all information requested by the Continuing Directors pursuant to Article Eighth. Under Section E of Article Eighth, the Continuing Directors have the right to request information as to the beneficial ownership of stock by the Interested Stockholder and other factual matters relating to the applicability and effect of Article Eighth.

OTHER APPLICABLE SHAREHOLDER VOTING REQUIREMENTS

    As stated above, if the approval of a majority of the Continuing Directors is obtained or all of the minimum price and procedural conditions specified in proposed Article Eighth are satisfied, the Business Combination would be subject only to the applicable voting requirements, if any, specified under the IBCL, and the rules of the NYSE or other applicable stock exchange. In general, under current provisions of the IBCL, most mergers and consolidations, the sale of substantially all of the assets (such sales out of the ordinary course of business) and any reclassification of securities or plan for the dissolution of the company must be approved by the board of directors and by the vote of the holders of a majority of the outstanding shares entitled to vote thereon. Under the New Morton Articles, the holder of each currently outstanding share of New Morton Common Stock is entitled to one vote per share on all such matters. Under the rules of the NYSE, issuances of shares in connection with acquisition from substantial security holders or the issuance of additional shares of common stock aggregating 20% or more of the outstanding shares of common stock (other than in public offerings for cash) require the approval of the holders of a majority of the shares voting thereon. Other transactions do not require shareholder approval.

    SECTION 23-1-43 OF THE IBCL. Section 23-1-43 generally prohibits a "resident domestic corporation" of Indiana, such as New Morton, from engaging in any Business Combination (as defined below) with any "Interested Shareholder" (defined generally as any person that, individually or with or through any of its Affiliates or Associates, beneficially owns 10% or more of the outstanding voting securities of the corporation) for a period of five years after the date the person becomes an Interested Shareholder unless, before such person became an Interested Shareholder, the board of directors of the corporation approved either the Business Combination or the purchase of more than 10% of the corporation's voting securities by the Interested Shareholder. Section 23-1-43 also provides that a resident domestic corporation may not engage in a merger or other Business Combination with an Interested Shareholder at any time after such five-year period unless (a) certain "fair price" criteria are satisfied (including a requirement that the Interested Shareholder and its Affiliates and Associates have not purchased any additional shares after first acquiring 10% of the corporation's voting securities) or (b) the Business Combination is approved by a majority of the "disinterested" voting securities of the corporation.

    A "Business Combination" is defined in Section 23-1-43 as (a) any merger of a resident domestic corporation or any of its subsidiaries with (i) an Interested Shareholder or (ii) any other corporation which is, or after a merger or consolidation would be, an affiliate or associate of an Interested Shareholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Shareholder or any of its Affiliates or Associates of assets of a resident domestic corporation or any of its subsidiaries (i) having an aggregate market value equal to 10% or more of the aggregate market value of all assets, determined on a consolidated basis, of the resident domestic corporation, (ii) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation, or
(iii) representing 10% or more of the earning power or net income, determined on a consolidated basis, of the resident domestic corporation, (c) the issuance or transfer by a resident domestic corporation or any of its subsidiaries (in one transaction or a series of transactions) of any shares of the resident domestic corporation or any of its subsidiaries which has an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation to an Interested Shareholder or any of its

Affiliates or Associates, except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the resident domestic corporation, (d) the adoption of a plan of liquidation or dissolution of a resident domestic corporation proposed by, or pursuant to any agreement, arrangement or understanding with, an Interested Shareholder or any of its Affiliates or Associates, (e) any reclassification of securities (including, without limitation, any share split, share dividend or other distribution of shares in respect of shares, or any reverse share split), or recapitalization of a resident domestic corporation, or any merger or consolidation of a resident domestic corporation with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), proposed by, or pursuant to any agreement, arrangement or understanding with, an Interested Shareholder or any of its Affiliates or Associates, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of a resident domestic corporation or any of its subsidiaries which is directly or indirectly owned by the Interested Shareholder or any of its Affiliates or Associates (except as a result of immaterial changes due to fractional share adjustments), or (f) any receipt by an Interested Shareholder or any of its Affiliates or Associates, directly or indirectly (except proportionately as a shareholder of the resident domestic corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantages provided by or through the resident domestic corporation.

OTHER PROVISIONS

    Article Tenth of the New Morton Articles ("Article Tenth") generally provides that, in determining whether to take or refrain from taking corporate action on any matter, the New Morton Board may take into account the interests of creditors, customers, employees and other constituencies of New Morton and each of its subsidiaries and the effect upon communities in which the company and its subsidiaries do business, as well as the long-term interests of shareholders in addition to any other considerations which the New Morton Board may lawfully take into account. The purpose of the proposed Article Tenth is to specifically authorize the New Morton Board to consider the interests of various constituencies of the company and its subsidiaries, in addition to the interests of shareholders, including their long-term interests. This authorization applies to the entire range of New Morton Board actions and decisions, including, but not limited to, takeover-related matters. In deciding to include Article Tenth in the New Morton Articles, New Morton considered that, under a number of circumstances, certain shareholder interests may conflict with the interests of other constituencies of the company and its subsidiaries. However, New Morton concluded that Article Tenth is desirable to emphasize the New Morton Board's authority to act to maintain and protect New Morton as an enterprise. In addition, the IBCL specifically authorizes such considerations and the New Morton Articles conform to such provisions of the IBCL.

    Article Eleventh of the New Morton Articles ("Article Eleventh") expressly authorizes the Board to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the New Morton Board and management respecting any transaction which may result in a change of control of New Morton, and to contest or oppose any such transaction which the New Morton Board determines to be unfair, abusive or otherwise undesirable to the company, its businesses or shareholders. In this connection, Article Eleventh specifically permits the New Morton Board to adopt plans or to issue securities of the company (including New Morton Common Stock or New Morton Preferred Stock, rights or debt securities), which securities may be exchangeable or convertible into cash or other securities on such terms as the New Morton Board determines and may provide for differential and unequal treatment of different holders or classes of shareholders. Article Eleventh of the New Morton Articles provides that such issuances may or may not be PRO RATA to shareholders. See "Description of New Morton Capital Stock--New Morton Rights." The existence of this authority or the actions which may be taken by New Morton Board pursuant thereto may deter potential acquirors from proposing unsolicited transactions not approved by the New Morton Board and might enable the New Morton Board to hinder or frustrate such a transaction if proposed. Article Eleventh is included in the

New Morton Articles to confirm and support the authority of the New Morton Board to take the various actions authorized thereby, including, but not limited to, adoption of the New Morton Rights Agreement. It is also designed to enable the New Morton Board to utilize such other tactics or mechanisms as are developed in the future to carry out the general authorization set forth therein.

AMENDMENT OF THE NEW MORTON ARTICLES AND NEW MORTON BYLAWS

    The New Morton Articles contain provisions requiring the affirmative vote of the holders of at least 80% of the Voting Power of the Voting Stock to amend certain provisions of such Articles (including the provisions discussed under "Anti-takeover Effects of Certain Provisions"). The New Morton Articles provide that only the New Morton Board (and not the shareholders) can amend any provision of the New Morton Bylaws. These provisions will make it more difficult for shareholders to make changes in the New Morton Articles and New Morton Bylaws, including changes designed to facilitate the exercise of control over New Morton. In addition, the requirement for approval by at least an 80% shareholder vote will enable the holders of a minority of New Morton's capital stock to prevent holders of a less-than-80% majority from amending such provisions of the New Morton Articles.

                        LIABILITY AND INDEMNIFICATION OF
                      OFFICERS AND DIRECTORS OF NEW MORTON

GENERAL

    Article Ninth of the New Morton Articles ("Article Ninth") limits the personal liability of New Morton directors to New Morton or its shareholders for monetary damages for breach of fiduciary duty. Article Ninth also defines and clarifies the rights of certain individuals, including New Morton directors and officers, to indemnification by New Morton in the event of personal liability or expenses incurred by them as a result of certain litigation against them. The New Morton Articles are consistent with (a) Section 23-1-35-1(e) of the IBCL, which is designed, among other things, to encourage qualified individuals to serve as directors by permitting Indiana corporations to include in their articles of incorporation a provision limiting or eliminating directors' liability for monetary damages, and (b) with other existing Indiana provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the New Morton Articles may not affect claims arising under the federal securities laws.

    In performing their duties, directors of an Indiana corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its shareholders. Decisions made on that basis are protected by the so-called "business judgment rule." The business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve as a financial backstop in the event of such expenses or unforeseen liability. The Indiana legislature had recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of an Indiana corporation. The IBCL has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

    Changes in the market for directors and officers liability insurance sometimes have resulted in the unavailability for directors and officers of many corporations of any meaningful liability insurance coverage. Insurance carriers have in certain cases declined to renew existing directors' and officers' liability policies, or have increased premiums to such an extent that the cost of obtaining such insurance becomes prohibitive. Moreover, current policies often exclude coverage for areas where the service of qualified independent directors is most needed. For example, many policies do not cover liabilities or expenses arising from directors' and officers' activities in response to attempts to take over a corporation. Such limitations on the scope of insurance coverage, along with high deductibles and low limits of liability, have undermined meaningful directors and officers liability insurance coverage.

    The unavailability of meaningful directors' and officers' liability insurance is attributable to a number of factors, many of which are affecting the liability insurance industry generally, including granting of unprecedented damages awards and reduced investment income on insurance company investments.

    According to published sources, the inability of corporations to provide meaningful director and officer liability insurance has had a damaging effect on the ability of public corporations to recruit and retain corporate directors. Although New Morton has not experienced this problem, New Morton believes that it should take every possible step to ensure that New Morton will be able to attract the best possible officers and directors.

    Article Ninth will be approved, along with the rest of the New Morton Articles, by Morton, as sole shareholder of New Morton prior to the Distribution Date.

    Set forth below is a description of Article Ninth. Such description is intended as a summary only and is qualified in its entirety by reference to the New Morton Articles.

NEW MORTON ARTICLE NINTH

    ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES. Article Ninth sets forth the limits of the liability of directors, officers, employees and agents (collectively, "Corporate Persons") in accordance with the IBCL. Corporate Persons will not be liable for any loss or damage suffered on account of any action taken or omitted to be taken if (a) such person (i) acted in good faith,
(ii) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (iii) in a manner such person reasonably believed was in the best interests of New Morton or (b) such person's breach of or failure to act in accordance with the standards of conduct set forth in (a) did not constitute willful misconduct or recklessness (the "Standards of Conduct"). In addition, Corporate Persons will be deemed to have complied with the Standards of Conduct if, in good faith, they relied upon corporate records, information prepared by other Corporate Persons, legal counsel, public accountants and the New Morton Board if that Corporate Person is not a director and if such Corporate Person reasonably believed the records or persons upon whom such person relied merited confidence. The elimination of liability of Corporate Persons for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against Corporate Persons to the extent such actions seek monetary damages.

    INDEMNIFICATION AND INSURANCE. Article Ninth provides for indemnification and insurance on behalf of Corporate Persons (and certain others acting on behalf of New Morton or its affiliates in accordance with the IBCL. Mandatory indemnification is provided for Corporate Persons to the extent such person is successful in defending any action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action") against any expenses, including attorneys' fees. In all other situations, unless ordered by a court, any indemnification of a Corporate Person under Article Ninth shall be made by New Morton only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person met the Indemnification Standards. The "Indemnification Standards" are as follows: the Corporate Person (a) acted in good faith, (b) acted in a manner such Corporate Person reasonably believed (i) with respect to actions as a Corporate Person, to be in the best interests of New Morton or (ii) with respect to actions while serving, at the request of New Morton, as a Corporate Person, partner, trustee or member or in another authorized capacity of or for another entity, was not opposed to the best interests of New Morton, and (c) with respect to any criminal Action, either (i) had reasonable cause to believe such Corporate Person's conduct was lawful or (ii) had no reasonable cause to believe such Corporate Person's conduct was unlawful.

    The determination that the Indemnification Standards were met will be made
(a) by the New Morton Board, by a majority vote of a quorum consisting of directors who are not at the time parties to the Action involved, (b) if a quorum cannot be so obtained, by a majority vote of a committee duly designated by the New Morton Board, consisting solely of two or more directors who are not at the time parties, (c) by written opinion of legal counsel or (d) by the shareholders who are not at the time parties, voting together as a single class.

    Also, Article Ninth provides for the advancement of expenses if the Corporate Person furnishes a written affirmation of such Corporate Person's good faith belief that such Corporate Person has met the Indemnification Standards (and an agreement to repay such advance if it is ultimately determined that such Corporate Person did not meet the Indemnification Standards), and a determination is made that, based upon the facts then known, indemnification as set forth above would not be precluded. The rights granted under Article Ninth are deemed not to be the exclusive indemnification rights, and additional indemnification may be provided by law or by action of directors or shareholders. New Morton may purchase insurance for any Corporate Person against any liability asserted against and incurred by such

Corporate Person in any such capacity, or arising out of such Corporate Person's status as such, whether or not New Morton would have the power to indemnify such Corporate Person.

                              INDEPENDENT AUDITORS

    The consolidated financial statements of Morton International, Inc. at June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, included in this Information Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein.

                             SHAREHOLDER PROPOSALS

    Section 2.8 of the New Morton Bylaws, filed as an exhibit to the New Morton Registration Statement of which this Information Statement is a part, sets forth advance notice requirements applicable to shareholders desiring to nominate candidates for directors or to present a proposal or bring other business before a New Morton shareholders meeting. In each case, the notice must be given to the Secretary of New Morton whose address is 100 North Riverside Plaza, Chicago, Illinois 60606. The 1997 Annual Meeting is expected to be held on October 23, 1997. For the 1997 Annual Meeting, any nominations of candidates for directors must be received by the Corporate Secretary of New Morton at its principal executive offices between July 18 and August 18, 1997, and shareholder proposals must be received no later than May 20, 1997. To be included in New Morton's proxy statement and form of proxy for that meeting, any such nomination or proposal must also comply in all respects with the rules and regulations of the SEC.

                             INDEX OF DEFINED TERMS

DESCRIPTION                                      PAGE
---------------------------------------------  ---------
Acquiring Person.............................         53
Action.......................................         70
Agreements...................................         49
Announcement Date............................         63
Annual Meeting...............................         40
Article Eighth...............................         60
Article Eleventh.............................         67
Article Ninth................................         69
Article Tenth................................         67
ASP Business.................................          2
ASP Employees................................         22
ASP Merger Sub...............................         14
Autoliv......................................          2
beneficial owner.............................         61
Beneficially Owns............................         61
Benefits Agreement...........................         22
Business Combination.........................         61
Business Procedure...........................         58
Capital Contribution.........................          3
Code.........................................         17
Combination..................................          2
Combination Agreement........................         14
Company......................................         23
Compulsory Acquisition.......................          2
Consummation Date............................         63
Continuing Director..........................         61
Corporate Persons............................         70
CSE..........................................         14
Determination Date...........................         63
Distribution Agent...........................         19
Distribution Agreement.......................         17
Distribution Date............................         19
Distribution Record Date.....................         14
DMRs.........................................         38
EPA..........................................         38
Exchange Act.................................         13
Exchange Offer...............................          2
Executive Officers...........................         42
FASB.........................................         26
Final Expiration Date........................         54
First Chicago Trust..........................         16
Goldman Sachs................................         19
IBCL.........................................         16
Indemnification Standards....................         70
Information Statement........................          2
Interested Shareholder.......................         66
Interested Stockholder.......................         61

DESCRIPTION                                      PAGE
---------------------------------------------  ---------
IRS..........................................         14
LSARs........................................         48
LTIP.........................................         44
Measurement Date.............................         46
Merger.......................................          2
Morton.......................................          2
Morton ASP...................................          2
Morton Board.................................          3
Morton Common Stock..........................          2
Morton Compensation Committee................         45
Morton Rights................................         53
Morton Rights Agreement......................         17
Named Executive Officers.....................         44
New Autoliv..................................          2
New Autoliv Common Stock.....................          2
New Morton...................................          2
New Morton Articles..........................         16
New Morton Board.............................         16
New Morton Businesses........................          3
New Morton Bylaws............................         16
New Morton Common Stock......................          3
New Morton Compensation Committee............         40
New Morton Employees.........................         22
New Morton Preferred Stock...................         53
New Morton Registration Statement............         13
New Morton Rights Agreement..................         16
NJDEP........................................         37
Nomination Procedure.........................         58
NYSE.........................................         14
Private Letter Ruling........................         14
Proxy Statement/Prospectus/Exchange Offer....          2
Pulverlac....................................          3
Purchase Price...............................         53
PVC..........................................         34
Redemption Price.............................         55
Related Agreements...........................         22
RI/FS........................................         37
Right........................................         14
Right Notation...............................         54
Rights Separation Date.......................         53
RONA.........................................         46
Salins du Midi...............................          3
Salt Business................................          3
SEC..........................................         13
Section 23-1-43..............................         62
Securities Act...............................         21

DESCRIPTION                                      PAGE
---------------------------------------------  ---------
SERP.........................................         51
Specialty Chemicals Business.................          3
Spinoff......................................          2
Standards of Conduct.........................         70
Swedish Sub..................................          2
Tax Opinion..................................         14
DESCRIPTION                                      PAGE
---------------------------------------------  ---------
Tax Opinions.................................         14
Tax Sharing Agreement........................         22
Transactions.................................         14
Velsicol.....................................         37
Voting Stock.................................         58
Whole Board..................................         58

                        INDEX TO FINANCIAL STATEMENTS OF

                          MORTON INTERNATIONAL, INC.*

                                                                                                               PAGE
                                                                                                             ---------
Consolidated Financial Statements
  Report of Independent Auditors...........................................................................        F-2
  Consolidated Statements of Income........................................................................        F-3
  Consolidated Balance Sheets..............................................................................        F-4
  Consolidated Statements of Cash Flows....................................................................        F-5
  Notes to Consolidated Financial Statements...............................................................        F-6
  Quarterly Financial Highlights (Unaudited)...............................................................       F-18

Unaudited Consolidated Interim Financial Statements
  Consolidated Statements of Income and Retained Earnings (Unaudited)......................................       F-19
  Consolidated Balance Sheet (Unaudited)...................................................................       F-20
  Consolidated Statements of Cash Flows (Unaudited)........................................................       F-21
  Notes to Consolidated Financial Statements (Unaudited)...................................................       F-22

------------------------

* For financial reporting purposes under the federal securities laws, New Morton International, Inc. will be the "successor registrant" to Morton International, Inc.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and
  Board of Directors
Morton International, Inc.

    We have audited the accompanying consolidated balance sheets of Morton International, Inc. as of June 30, 1996 and 1995, and the related consolidated statements of income and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the company's management. Our reponsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Morton International, Inc. at June 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

    As discussed in the notes to the consolidated financial statements, the company adopted Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," in 1996.

                                          ERNST & YOUNG LLP

Chicago, Illinois
July 31, 1996

                           MORTON INTERNATIONAL, INC.
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                       YEAR ENDED JUNE 30,
                                                                                 -------------------------------
                                                                                   1996       1995       1994
                                                                                 ---------  ---------  ---------

                                                                                 (IN MILLIONS, EXCEPT PER SHARE
                                                                                              DATA)
Net sales......................................................................  $ 3,612.5  $ 3,325.9  $ 2,849.6
Interest, royalties and sundry income..........................................       73.7       29.0       27.9
                                                                                 ---------  ---------  ---------
                                                                                   3,686.2    3,354.9    2,877.5
Deductions from income:
Cost of products sold..........................................................    2,566.3    2,348.8    1,981.6
Selling, administrative and general expense....................................      436.4      424.4      434.0
Research and development expense...............................................       80.2       72.5       66.1
Interest expense...............................................................       24.6       28.4       27.8
Amortization of goodwill.......................................................       10.3       10.3       10.4
Special charges................................................................       29.2     --         --
                                                                                 ---------  ---------  ---------
                                                                                   3,147.0    2,884.4    2,519.9
                                                                                 ---------  ---------  ---------
Income before income taxes.....................................................      539.2      470.5      357.6
Income taxes...................................................................      205.0      176.4      131.1
                                                                                 ---------  ---------  ---------
Net income.....................................................................  $   334.2  $   294.1  $   226.5
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Net income per share...........................................................  $    2.24  $    1.96  $    1.51
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

                See notes to consolidated financial statements.

                           MORTON INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                                   JUNE 30,
                                                                                             --------------------
                                                                                               1996       1995
                                                                                             ---------  ---------

                                                                                                (IN MILLIONS)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents................................................................  $    71.1  $    88.3
  Receivables, less allowances of $10.8 and $13.3..........................................      624.6      561.5
  Deferred income tax benefits.............................................................       23.6       24.3
  Inventories..............................................................................      364.5      397.2
  Prepaid expenses.........................................................................      112.4       96.9
                                                                                             ---------  ---------
      Total Current Assets.................................................................    1,196.2    1,168.2
                                                                                             ---------  ---------
OTHER ASSETS
  Cost in excess of net assets of businesses acquired, less amortization...................      296.3      324.1
  Investments in affiliates................................................................       70.7       79.2
  Miscellaneous............................................................................       62.5       65.0
                                                                                             ---------  ---------
                                                                                                 429.5      468.3
                                                                                             ---------  ---------
PROPERTY, PLANT AND EQUIPMENT
  Land.....................................................................................       35.7       36.7
  Buildings and improvements...............................................................      588.9      554.9
  Machinery and equipment..................................................................    1,360.9    1,219.9
  Construction in progress.................................................................      165.8      194.5
                                                                                             ---------  ---------
                                                                                               2,151.3    2,006.0
  Less allowances for depreciation.........................................................    1,005.5      886.5
                                                                                             ---------  ---------
                                                                                               1,145.8    1,119.5
                                                                                             ---------  ---------
                                                                                             $ 2,771.5  $ 2,756.0
                                                                                             ---------  ---------
                                                                                             ---------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable and current portion of long-term debt......................................  $    37.2  $    42.3
  Accounts payable.........................................................................      296.6      284.1
  Accrued salaries, wages and other compensation...........................................       67.6       66.1
  Other accrued expenses...................................................................      122.3      131.7
  Income taxes.............................................................................       33.6       29.9
                                                                                             ---------  ---------
      Total Current Liabilities............................................................      557.3      554.1
                                                                                             ---------  ---------
NONCURRENT LIABILITIES
  Long-term debt, less current portion.....................................................      218.5      218.5
  Deferred income taxes....................................................................       53.4       54.5
  Accrued postretirement benefits other than pensions......................................      155.2      152.1
  Other noncurrent liabilities.............................................................      114.3      113.3
                                                                                             ---------  ---------
      Total Noncurrent Liabilities.........................................................      541.4      538.4
                                                                                             ---------  ---------
SHAREHOLDERS' EQUITY
  Preferred stock (par value $1.00 per share) Authorized--25.0 shares, none issued
  Common stock (par value $1.00 per share) Authorized--300.0 shares........................
    Issued--148.4 shares and 148.3 shares in 1996 and 1995.................................      148.4      148.3
  Additional paid-in capital...............................................................       55.9       62.2
  Retained earnings........................................................................    1,675.5    1,417.6
  Foreign currency translation adjustment and other........................................       11.0       35.4
                                                                                             ---------  ---------
                                                                                               1,890.8    1,663.5
  Less cost of common stock in treasury--6.0 shares........................................      218.0     --
                                                                                             ---------  ---------
      Total Shareholders' Equity...........................................................    1,672.8    1,663.5
                                                                                             ---------  ---------
                                                                                             $ 2,771.5  $ 2,756.0
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                See notes to consolidated financial statements.

                           MORTON INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            CASH PROVIDED (USED)
                                                                                             YEAR ENDED JUNE 30,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------

                                                                                                (IN MILLIONS)
OPERATING ACTIVITIES
  Net income.........................................................................  $   334.2  $   294.1  $   226.5
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization....................................................      175.5      161.3      137.6
    Deferred income taxes............................................................        7.3        5.7        5.3
    Undistributed earnings of affiliates.............................................       (2.5)      (5.5)      (8.0)
    Special charges..................................................................       29.2     --         --
    Changes in operating assets and liabilities net of effects of businesses acquired:
      Receivables....................................................................      (69.2)     (67.6)     (93.6)
      Inventories....................................................................       12.1      (55.0)     (25.4)
      Accounts payable and accrued expenses..........................................        9.0       14.2       58.4
      Income taxes...................................................................        6.8        3.9       24.8
      Other-net......................................................................       (1.2)       6.9        5.7
                                                                                       ---------  ---------  ---------
        Net cash provided by operating activities....................................      501.2      358.0      331.3
                                                                                       ---------  ---------  ---------
INVESTING ACTIVITIES
  Purchase of property, plant and equipment..........................................     (216.4)    (252.2)    (219.9)
  Proceeds from property and other asset disposals...................................        4.4        2.4       16.4
  Cash invested in businesses acquired...............................................        (.6)     (12.7)      (7.0)
  Other..............................................................................       (1.9)      (1.4)      (3.4)
                                                                                       ---------  ---------  ---------
        Net cash used for investing activities.......................................     (214.5)    (263.9)    (213.9)
                                                                                       ---------  ---------  ---------
FINANCING ACTIVITIES
  Purchase of common stock for treasury..............................................     (242.3)    --         --
  Net repayment of short-term borrowings.............................................       (1.1)     (10.4)     (59.0)
  Repayment of long-term debt........................................................     --          (22.2)      (2.6)
  Long-term borrowings...............................................................     --           19.9     --
  Stock option transactions..........................................................       11.9        5.4        9.0
  Dividends paid.....................................................................      (76.3)     (65.1)     (54.9)
                                                                                       ---------  ---------  ---------
        Net cash used for financing activities.......................................     (307.8)     (72.4)    (107.5)
                                                                                       ---------  ---------  ---------
Effect of foreign exchange rate changes on cash and cash equivalents.................        3.9        7.9        3.5
                                                                                       ---------  ---------  ---------
(Decrease) increase in cash and cash equivalents.....................................      (17.2)      29.6       13.4

Cash and cash equivalents at beginning of year.......................................       88.3       58.7       45.3
                                                                                       ---------  ---------  ---------
Cash and cash equivalents at end of year.............................................  $    71.1  $    88.3  $    58.7
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                See notes to consolidated financial statements.

                           MORTON INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF OPERATIONS

    Morton International, Inc. is an international organization engaged in the manufacture and marketing of specialty chemicals, automotive inflatable restraint systems and salt. Specialty Chemicals is the largest segment, accounting for 44 percent of 1996 sales. Its major markets include general industrial, packaging, construction, automotive, electronics, paper and printing, textiles, and petroleum, primarily in North America, Europe and Japan but with growing activity in Southeast Asia. The Salt segment contributed 17 percent of 1996 sales. It serves all major North American salt markets with a complete line of salt products. Automotive Safety Products represented 39 percent of 1996 sales and produces airbag inflators and modules for all major U.S., European and Asian automobile manufacturers.

    Over 40 percent of the company's revenues are generated by sales to the automotive industry, which is made up of a relatively small number of end customers. Although the company manufactures a number of products for this industry, a significant disruption in the industry, a significant change in demand or pricing, or a dramatic change in technology could have a material effect on the company.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    Investments in 50 percent or less owned companies and joint ventures, where the company does not effectively control the entity, are carried on the equity basis. All intercompany accounts and transactions have been eliminated from the consolidated financial statements.

    CASH EQUIVALENTS

    The company considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents.

    INVENTORIES

    Inventories are stated at the lower of cost or market. The cost of domestic inventories for the Specialty Chemicals and Salt segments (54 percent and 55 percent of consolidated inventories at June 30, 1996 and 1995) is determined by the last-in, first-out (LIFO) method, while the cost of foreign inventories and the Automotive Safety Products inventories is determined by the first-in, first-out (FIFO) method. If the FIFO method, which approximates replacement cost, had been used for all inventories, the total amount for inventories would have been increased by $36.8 million and $36.2 million at June 30, 1996 and 1995.

    INTANGIBLE ASSETS

    Cost in excess of net assets of businesses acquired and other intangibles are being amortized on a straight-line basis over periods not exceeding 40 years. The amount of accumulated amortization related to intangibles, primarily goodwill, recorded as of June 30, 1996 and 1995, was $131.9 million and $118.7 million.

    PROPERTY, PLANT AND EQUIPMENT

    The company provides for depreciation of property, plant and equipment, all of which are recorded at cost, by annual charges to income, computed in part under the straight-line method and in part under accelerated methods.

    FOREIGN CURRENCY TRANSLATION

    All assets and liabilities in the balance sheet of foreign subsidiaries whose functional currency is other than the U.S. dollar are translated at year-end exchange rates except shareholders' equity which is

                           MORTON INTERNATIONAL, INC.

translated at historical rates. Translation gains and losses are accumulated as a separate component of shareholders' equity. Foreign currency transaction gains and losses are included in determining net income.

    FOREIGN EXCHANGE CONTRACTS

    The company uses forward foreign exchange contracts primarily to offset the effects of foreign currency fluctuations related to firm and anticipated foreign denominated receivables and payables transactions, intercompany financing transactions and dividends from subsidiaries. The company may also use forward foreign exchange contracts to offset the currency fluctuation related to foreign currency denominated debt. The company nets its exposures before entering into hedge transactions. Generally, contracts do not exceed one year. Gains or losses on forward foreign exchange contracts which hedge an identifiable foreign currency commitment or exposure are deferred and recognized as the related transactions are settled. Gains or losses on all other forward foreign exchange contracts are recognized in determining net income as incurred. Exchange gains (losses) recorded on these forward contracts in 1996, 1995 and 1994 were $1.6 million, $(2.2) million and $(2.9) million. Outstanding forward foreign exchange contracts at June 30, 1996, were valued at year-end foreign exchange rates, with the changes in valuations reflected directly in net income.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

SPECIAL CHARGES

    During the fourth quarter of fiscal 1996, the company recorded special pretax charges of $29.2 million ($23.9 million after tax or $.16 per share). The charges included amounts related to the early adoption of the accounting standard related to impairment of long-lived assets and the costs related to selected facility rationalizations and employee terminations resulting from the reorganization of the specialty chemicals operations.

    During fiscal 1996, the company adopted Financial Accounting Standards Board
(FASB) Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed.

    In applying the criteria of FASB Statement No. 121, the company determined that the significant reduction in the defense-related business of its chemical vapor deposition product line and the resulting negative impact on income in recent years were indicators of potential impairment. Accordingly, the company evaluated the ongoing value of long-lived assets associated with this product line in accordance with the provisions of FASB Statement No. 121. Based on this evaluation, the company determined that an impairment did exist and recorded an impairment loss of $15.8 million to write these assets down to their fair value. Fair value was based on estimated future cash flows to be generated by this product line, discounted at a rate commensurate with the risk involved. No tax benefit was recorded related to this charge.

    During the second quarter of fiscal 1996, the company consolidated two of its chemical groups to concentrate resources, streamline operations and better position itself to achieve its strategic growth objectives.

                           MORTON INTERNATIONAL, INC.

    Related to this action, the company recorded a pretax charge of $11.3 million in the fourth quarter for the planned closure of three domestic chemical facilities and a European sales office as well as the elimination of certain duplicate management and administrative positions. Operations at the facilities to be exited will be transferred to other existing facilities. Components of the one-time charge include $3.0 million related to the disposal of the facilities mentioned above, $4.9 million related to the write-down to net realizable value of certain manufacturing equipment, and $3.4 million related to employee termination costs. These actions are expected to take place over the next 12 to 18 months and, when completed, are expected to generate estimated annual savings of $8.5 million.

    In addition, the company recorded a pretax charge of $2.1 million to write down to current estimated realizable value certain corporate assets held for sale.

INVENTORIES

    Components of inventories were as follows:

                                                                                   JUNE 30,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------

                                                                                (IN MILLIONS)
Finished products and work-in-process......................................  $   261.3  $   287.0
Materials and supplies.....................................................      103.2      110.2
                                                                             ---------  ---------
                                                                             $   364.5  $   397.2
                                                                             ---------  ---------
                                                                             ---------  ---------

FINANCING ARRANGEMENTS

    The company has committed credit agreements with banks which will expire in December 1996 and January 2001. In addition, lines of credit are available from domestic and foreign banks which generally do not have termination dates but are reviewed annually for renewal. Under these arrangements, the company may borrow upon such terms and conditions as the company and the banks may mutually agree. At June 30, 1996, such credit facilities amounted to approximately $541.4 million, and the unused portions thereof were approximately $504.3 million.

    Long-term debt consisted of the following:

                                                                                   JUNE 30,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------

                                                                                (IN MILLIONS)
Credit Sensitive Debentures (net of unamortized discount of $1.4)..........  $   198.6  $   198.6
Other......................................................................       20.0       20.0
                                                                             ---------  ---------
                                                                                 218.6      218.6
Less current portion.......................................................         .1         .1
                                                                             ---------  ---------
                                                                             $   218.5  $   218.5
                                                                             ---------  ---------
                                                                             ---------  ---------

    The Credit Sensitive Debentures (Debentures) due June 1, 2020, are unsecured obligations of the company. The Debentures had an initial effective interest rate of 9.335 percent, subject to adjustment on the calendar day that certain changes in the debt rating of the Debentures occur as determined by Standard & Poor's Corporation or Moody's Investors Service, Inc. No adjustment of the initial effective interest rate has occurred.

    The aggregate maturities of long-term debt through June 30, 2001, total $.2 million. Interest paid on borrowings in 1996, 1995 and 1994 was $24.1 million, $28.2 million and $28.4 million.

    Notes payable at June 30, 1996 and 1995, reflected borrowings from banks at average interest rates of 3.8 percent and 5.9 percent.

                           MORTON INTERNATIONAL, INC.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods were used by the company to estimate its fair value disclosures for financial instruments.

CASH AND CASH EQUIVALENTS

    The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

SHORT- AND LONG-TERM DEBT

    The carrying amount of the company's borrowings in the form of notes payable approximates its fair value. The fair value of the company's long-term debt is estimated using discounted cash flow analyses, based on the company's current incremental borrowing rates for similar types of borrowing arrangements.

FOREIGN CURRENCY EXCHANGE CONTRACTS

    Forward foreign exchange contracts which hedge foreign currency exposures or transactions are valued at current foreign exchange rates.

    The carrying or notional amounts and fair values of the company's financial instruments at June 30, 1996, were as follows:

                                                                         CARRYING OR
                                                                          NOTIONAL      FAIR
                                                                           AMOUNT       VALUE
                                                                         -----------  ---------
                                                                             (IN MILLIONS)
Short-term debt........................................................   $    37.1   $    37.1
Long-term debt.........................................................       218.6       258.1
Forward foreign exchange contracts.....................................        87.9        88.5

INCOME TAXES

    The provisions for income taxes were as follows:

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                                (IN MILLIONS)
Current:
  Federal............................................................................  $   137.6  $   111.6  $    77.1
  State..............................................................................       27.2       20.9       14.4
  Foreign............................................................................       32.9       38.2       34.3
                                                                                       ---------  ---------  ---------
                                                                                           197.7      170.7      125.8
                                                                                       ---------  ---------  ---------
Deferred:
  Federal............................................................................        5.3        4.6        3.9
  State..............................................................................        1.7        1.0         .3
  Foreign............................................................................         .3         .1        1.1
                                                                                       ---------  ---------  ---------
                                                                                             7.3        5.7        5.3
                                                                                       ---------  ---------  ---------
                                                                                       $   205.0  $   176.4  $   131.1
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                           MORTON INTERNATIONAL, INC.

    A reconciliation of the United States statutory rate to the effective income tax rate follows:

                                                                                                1996       1995       1994
                                                                                              ---------  ---------  ---------
Statutory rate..............................................................................       35.0%      35.0%      35.0%
Effect of:
  State tax, net of federal tax benefit.....................................................        3.5        3.0        2.7
  Depletion.................................................................................       (1.1)      (1.2)      (1.4)
  Net foreign items.........................................................................       (1.0)       (.2)       (.7)
  Other.....................................................................................        1.6         .9        1.1
                                                                                                    ---        ---        ---
Effective rate..............................................................................       38.0%      37.5%      36.7%
                                                                                                    ---        ---        ---
                                                                                                    ---        ---        ---

    Deferred income taxes reflect the impact of temporary differences between the valuation of assets and liabilities for financial reporting and their tax bases. Significant components of the company's deferred tax balances were as follows:

                                                                                                         JUNE 30,
                                                                                                   --------------------
                                                                                                     1996       1995
                                                                                                   ---------  ---------

                                                                                                      (IN MILLIONS)
Deferred tax benefits related to:
  Postretirement and postemployment benefits.....................................................  $    64.3  $    62.8
  Other..........................................................................................       88.5       90.9
                                                                                                   ---------  ---------
                                                                                                       152.8      153.7
                                                                                                   ---------  ---------

Deferred tax liabilities related to:
  Tax over book depreciation.....................................................................       98.0       94.7
  Pension........................................................................................       33.5       29.4
  Other..........................................................................................       64.3       67.7
                                                                                                   ---------  ---------
                                                                                                       195.8      191.8
                                                                                                   ---------  ---------
  Net deferred tax liability.....................................................................  $    43.0  $    38.1
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

    No individual item included in other deferred tax benefits or deferred tax liabilities above is material. Deferred income tax benefits at June 30, 1996 and 1995, included $13.2 million and $7.9 million of refundable income taxes.

    Total income tax payments during fiscal 1996, 1995 and 1994 were $189.2 million, $165.0 million and $104.4 million.

    Components of the company's income before income taxes were as follows:

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                                (IN MILLIONS)
Domestic.............................................................................  $   442.3  $   373.4  $   267.0
Foreign..............................................................................       96.9       97.1       90.6
                                                                                       ---------  ---------  ---------
                                                                                       $   539.2  $   470.5  $   357.6
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The Internal Revenue Service has completed its examination of the company's federal income tax returns through fiscal 1989, and has issued notices of deficiency on certain issues, no one of which is

                           MORTON INTERNATIONAL, INC.

significant. The company disagrees with the proposed adjustments and is taking appropriate action to contest such deficiency notices. Management believes the ultimate resolution of these matters will not have a material effect upon the company's financial position, results of operations, or liquidity.

SHAREHOLDERS' EQUITY

    Changes in shareholders' equity are summarized below:

                                                                                                             FOREIGN
                                                                                                            CURRENCY
                                                                COMMON STOCK       ADDITIONAL              TRANSLATION
                                                           ----------------------    PAID-IN    RETAINED   ADJUSTMENT   TREASURY
                                                             SHARES      AMOUNT      CAPITAL    EARNINGS    AND OTHER     STOCK
                                                           -----------  ---------  -----------  ---------  -----------  ---------
                                                                                       (IN MILLIONS)
Balance June 30, 1993....................................        48.8   $    48.8   $    32.7   $ 1,115.4   $     3.3   $  --
  Net income.............................................      --          --          --           226.5      --          --
  Cash dividends paid, $1.12(1) per share................      --          --          --           (54.9)     --          --
  Exercise of stock options and related income tax
    benefits.............................................          .4          .4        20.3      --          --          --
  Translation adjustment.................................      --          --          --          --             6.7      --
  3-for-1 stock split                                            98.4        98.4      --           (98.4)     --          --
  Other..................................................      --          --          --          --              .4      --
                                                                -----   ---------       -----   ---------  -----------  ---------
Balance June 30, 1994....................................       147.6       147.6        53.0     1,188.6        10.4      --
  Net income.............................................      --          --          --           294.1      --          --
  Cash dividends paid, $.44 per share....................      --          --          --           (65.1)     --          --
  Exercise of stock options and related income tax
    benefits.............................................          .7          .7         8.7      --          --          --
  Translation adjustment.................................      --          --          --          --            25.1      --
  Other..................................................      --          --              .5      --             (.1)     --
                                                                -----   ---------       -----   ---------  -----------  ---------
Balance June 30, 1995....................................       148.3       148.3        62.2     1,417.6        35.4      --
  Net income.............................................      --          --          --           334.2      --          --
  Cash dividends paid, $.52 per share....................      --          --          --           (76.3)     --          --
  Exercise of stock options and related income tax
    benefits.............................................          .1          .1        (6.3)     --          --            24.3
  Translation adjustment.................................      --          --          --          --           (24.6)     --
  Purchase of common stock for treasury..................      --          --          --          --          --          (242.3)
  Other..................................................      --          --          --          --              .2      --
                                                                -----   ---------       -----   ---------  -----------  ---------
Balance June 30, 1996....................................       148.4   $   148.4   $    55.9   $ 1,675.5   $    11.0   $  (218.0)
                                                                -----   ---------       -----   ---------  -----------  ---------
                                                                -----   ---------       -----   ---------  -----------  ---------

------------------------
(1) On a pre-split basis.

    In October 1995, the company's Board of Directors authorized the repurchase of up to 10 million shares of the company's common stock on the open market. During fiscal 1996, the company repurchased approximately 6.7 million shares.

    On June 23, 1994, the company declared a 3-for-1 stock split of its common stock. The stock split was in the form of a 200 percent stock dividend, payable on August 17, 1994, to shareholders of record on August 3, 1994.

    In June 1989, the company declared a dividend distribution of one Preferred Share Purchase Right (a Right) for each outstanding common share. Until exercisable, the Rights will not be transferable apart from the company's common stock. When exercisable, each Right will entitle its holder to buy one three-hundredths of a share of the company's new series of preferred stock at an exercise price of $58.33 1/3 until July 1, 1999. The Rights will only become exercisable if a person or group acquires or makes an offer to acquire 20 percent or more of the company's common stock. In the event the company is acquired in a

                           MORTON INTERNATIONAL, INC.

merger, each Right entitles the holder to purchase common stock of the surviving company having a market value of twice the exercise price of the Rights. In the event any person or group acquires 20 percent or more of the company's common stock (reducible to 15 percent under certain circumstances), each Right entitles the holder (other than such acquiror) to purchase common stock of the company having a market value of twice the exercise price of the Right. The Rights may be redeemed by the company at the price of 1/3 cent per Right prior to the acquisition of 20 percent of the outstanding shares of the company's common stock. At June 30, 1996, 0.6 million shares of preferred stock were reserved for future exercises of Rights.

BENEFIT PLANS

    PENSIONS

    The company has noncontributory defined benefit pension plans covering employees at most domestic operations. The benefits are based on an average of the employee's earnings in the years preceding retirement and on credited service. Certain supplemental unfunded plan arrangements also provide retirement benefits to specified groups of participants. Most international subsidiaries also have retirement plans.

    The company's funding policy for the domestic plans is to contribute amounts sufficient to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974, as amended, plus any additional amounts which the company may determine to be appropriate.

    The net pension expense for company-sponsored pension plans consisted of the following components:

                                                                    1996                    1995                    1994
                                                                  ---------             -------------             ---------
                                                                                        (IN MILLIONS)
Service cost--benefits earned during the year........             $    17.7               $    15.7               $    13.9
Interest cost on projected benefit obligation........                  37.4                    34.5                    30.9
Return on plan assets:
  Actual.............................................  $   (82.7)            $   (59.8)                $   (18.1)
  Deferred portion...................................       40.0                  20.5                     (20.1)
                                                       ---------             ---------                 ---------
    Expected return..................................                 (42.7)                  (39.3)                  (38.2)
Net amortization.....................................                   3.1                     1.6                    (1.4)
                                                                  ---------                  ------               ---------
Net pension expense..................................             $    15.5               $    12.5               $     5.2
                                                                  ---------                  ------               ---------
                                                                  ---------                  ------               ---------

                           MORTON INTERNATIONAL, INC.

    The reconciliation of the funded status of pension plans was as follows:

                                                                    JUNE 30, 1996                 JUNE 30, 1995
                                                             ----------------------------  ----------------------------
                                                                              PLANS IN                      PLANS IN
                                                               PLANS IN         WHICH        PLANS IN         WHICH
                                                             WHICH ASSETS    ACCUMULATED   WHICH ASSETS    ACCUMULATED
                                                                EXCEED         BENEFIT        EXCEED         BENEFIT
                                                              ACCUMULATED    OBLIGATION     ACCUMULATED    OBLIGATION
                                                                BENEFIT        EXCEEDS        BENEFIT        EXCEEDS
                                                              OBLIGATION       ASSETS       OBLIGATION       ASSETS
                                                             -------------  -------------  -------------  -------------

                                                                                   (IN MILLIONS)
Plan assets at fair value..................................    $   542.4      $  --          $   459.1      $     3.7
                                                                  ------         ------         ------         ------
Actuarial present value of projected benefit obligations:
    Accumulated benefit obligation
      Vested...............................................        395.6           21.3          367.7           25.5
      Non-vested...........................................         24.8             .1           23.3         --
    Provision for future salary increases..................         80.2            6.3           81.4            5.1
                                                                  ------         ------         ------         ------
                                                                   500.6           27.7          472.4           30.6
                                                                  ------         ------         ------         ------
Plan assets in excess of (less than) projected benefit
  obligation...............................................         41.8          (27.7)         (13.3)         (26.9)
Unrecognized net experience loss since July 1, 1986........         59.9           11.9          109.6           14.4
Prior service cost not yet recognized in net pension
  cost.....................................................          (.7)           2.3           (1.0)           2.6
Unrecognized net (asset) obligation at July 1, 1986........        (23.4)            .8          (27.0)            .7
Adjustment to recognize minimum liability..................       --               (8.7)        --              (12.6)
                                                                  ------         ------         ------         ------
Net pension asset (liability) recognized in the
  consolidated balance sheets..............................    $    77.6      $   (21.4)     $    68.3      $   (21.8)
                                                                  ------         ------         ------         ------
                                                                  ------         ------         ------         ------

    The weighted averages of assumptions used in the determination of the projected benefit obligation were:

                                                                                                  1996         1995         1994
                                                                                                  -----        -----        -----
Discount rate................................................................................         7.8%         7.6%         7.8%
Rate of increases in compensation level......................................................         4.9%         4.9%         5.2%
Expected long-term rate of return on assets..................................................         9.5%         9.5%         9.5%

    The assets of the company-sponsored plans are invested primarily in equities and bonds.

    Certain pension plans contain restrictions on the use of excess pension plan assets in the event of a change in control of the company.

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    The company currently provides postretirement health care and life insurance benefits to most U.S. and Canadian retirees. In general, U.S. employees who retire after attaining age 55 with five years of service are eligible for continued health care and life insurance coverage. Dependent health care and life insurance coverage are also available. Most retirees contribute toward the cost of health care coverage, with the contributions generally varying based on service. In June 1993, the company adopted a provision which caps the level of company subsidy at the amount in effect as of the year 2000 for most U.S.

                           MORTON INTERNATIONAL, INC.

employees who retire after December 31, 1992. In general, most Canadian employees who retire after attaining age 55 and are entitled to a pension benefit are eligible for continued retiree health and life insurance coverage. Dependent health insurance is also generally available. The benefits are provided on a noncontributory basis.

    Net periodic postretirement benefit cost included the following components:

                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------
                                                                                                    (IN MILLIONS)
Service cost--benefits earned during the year............................................  $     2.5  $     2.2  $     2.3
Interest cost on accumulated postretirement benefit obligation...........................       10.9       11.1       11.9
Net amortization.........................................................................        (.9)       (.9)       (.7)
                                                                                           ---------  ---------  ---------
Net periodic postretirement benefit cost.................................................  $    12.5  $    12.4  $    13.5
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

    At present, there is no prefunding of the postretirement benefits recognized under FASB Statement No. 106. The following table presents the status of the plans reconciled with amounts recognized in the consolidated balance sheets for the company's postretirement benefits:

                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1996       1995
                                                                                                 ---------  ---------

                                                                                                    (IN MILLIONS)
Accumulated postretirement benefit obligation:
    Retirees and dependents....................................................................  $    95.1  $   102.7
    Fully eligible active plan participants....................................................       11.2        9.6
    Other active plan participants.............................................................       39.8       36.7
                                                                                                 ---------  ---------
                                                                                                     146.1      149.0
Unrecognized prior period gain.................................................................        5.2        2.3
Unamortized plan amendment.....................................................................       12.9        9.4
                                                                                                 ---------  ---------
Postretirement benefit liability recognized in the consolidated balance sheets.................  $   164.2  $   160.7
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    For measurement purposes, the assumed weighted average annual rate of increase per capita cost of health care benefits was 9.5 percent for 1997 and assumed to decrease one percent per year to 5.5 percent in 2001 and remain constant thereafter. As noted above, for U.S. employees retiring after December 31, 1992, the company's policy is to increase retiree contributions so that the company's annual per capita cost contribution remains constant at the level incurred in the year 2000. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.8 percent at June 30, 1996, and 7.6 percent at June 30, 1995. The rate of increase on compensation levels assumed was 4.8 percent at June 30, 1996 and 1995.

    A one percent increase in the annual health care cost trend rates would have increased the accumulated postretirement benefit obligation at June 30, 1996, by approximately $8.2 million and increased postretirement benefit expense for fiscal 1996 by approximately $.9 million.

    OTHER

    The company contributes to savings plans for eligible domestic employees. Company contributions to the savings plans were $8.4 million, $8.3 million and $7.7 million in 1996, 1995 and 1994.

                           MORTON INTERNATIONAL, INC.

INCENTIVE PLAN

    Under the company's 1989 Incentive Plan (formerly, the 1989 Stock Awards
Plan), grants may be made to key employees of stock options, stock appreciation rights, shares of restricted stock, other awards valued by reference to the company's common stock and cash. Under the 1982 Key Employees Stock Option and Performance Unit Plan, grants could be made to key employees of stock options, stock options with alternative appreciation rights and appreciation rights not related to any option. In addition, certain outstanding options provide for supplemental cash payments to optionees upon exercise for the purpose of reimbursing them for the income tax liability incurred as a result of such exercises. Stock option activity is summarized as follows:

                                                                                                  OPTION PRICE
                                                                                    SHARES         PER SHARE
                                                                                  -----------  ------------------
Options outstanding at
  June 30, 1994.................................................................    6,070,266  $   9.53 to $35.13
  Granted.......................................................................      895,870     28.56 to  30.06
  Lapsed........................................................................      (27,100)    28.29 to  29.63
  Exercised.....................................................................     (785,474)     9.53 to  28.29
                                                                                  -----------
Options outstanding at
  June 30, 1995.................................................................    6,153,562     10.30 to  35.13
  Granted.......................................................................      852,110     30.06 to  36.31
  Lapsed........................................................................      (74,370)    29.63 to  32.00
  Exercised.....................................................................   (1,042,926)    10.57 to  29.63
                                                                                  -----------
Options outstanding at
  June 30, 1996 (5,096,361 exercisable shares)..................................    5,888,376     10.30 to  36.31
                                                                                  -----------
                                                                                  -----------

    Options outstanding at June 30, 1996, had expiration dates ranging from October 23, 1996, to June 27, 2006. All stock options granted have an option price equal to the stock's fair market value at date of grant and the number of options is fixed. Therefore, the granting of such options does not result in a charge against earnings. In addition, limited appreciation rights were outstanding covering 2,899,583 option shares. Limited appreciation rights are paid in cash in lieu of the related options upon a change in control of the company, at which time a charge to earnings would be recorded. As of June 30, 1996, supplemental cash payment rights were outstanding with respect to 852,709 option shares, payable upon exercise of options or limited appreciation rights. Supplemental cash payment rights outstanding have been accrued based on the current fair market value of the company's stock and current income tax rates.

    Under the terms of the 1989 Incentive Plan, restricted stock award shares have been granted to certain employees at no cost. The outstanding restricted stock award shares vest from one to five years subsequent to their award dates. The cost of restricted stock awards, based on the stock's fair market value at the award dates, is charged to shareholders' equity and subsequently amortized against earnings over the vesting period. At June 30, 1996, common stock shares of 31,251 were outstanding under restricted stock awards.

    At June 30, 1996, common stock shares of 7,882,724 were reserved for both outstanding and future grants of options and payment of appreciation rights and other stock-based awards.

    In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation." This standard establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The company will adopt this standard in fiscal 1997 by disclosing the pro

                           MORTON INTERNATIONAL, INC.

forma net income and earnings per share amounts assuming the fair value method had been used. Compensation cost for stock options and awards will continue to be measured based on intrinsic value under Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees."

ENVIRONMENTAL MATTERS

    The company, like others in similar businesses, is subject to extensive federal, state and local environmental laws and regulations. Although company environmental policies and practices are designed to ensure compliance with these laws and regulations, future developments and increasingly stringent regulation could require the company to make additional unforeseen environmental expenditures.

    Environmental accruals are routinely reviewed on an interim basis as events and developments warrant and are subjected to a comprehensive review annually during the fiscal fourth quarter.

    The company has been named a potentially responsible party at approximately 60 inactive waste disposal sites where cleanup costs have been or may be incurred under the Federal Comprehensive Environmental Response, Compensation and Liability Act and similar state statutes. The company's potential exposure has been evaluated on a site-by-site basis, and an accrual reflecting the company's best estimate of the liability has been established to the extent sufficient information is available to reasonably estimate costs which may be incurred. However, at certain of these sites, the company is unable, due to a variety of factors, to assess and quantify the ultimate extent of its responsibility for study and remediation costs. The most significant of these sites is located in Wood-Ridge, New Jersey, where, at present, the company and one other party have been held jointly and severally liable for the cost of remediation necessary to correct mercury-related environmental problems associated with a former mercury processing plant. Although the company has accrued for expected site study costs and some remedial effort, no reliable estimate can presently be made of the company's range of liability due to the absence of site-specific data, the unique nature of mercury plant wastes and the complex characteristics of the plant site and adjacent areas. An estimate of the range of liability at Wood-Ridge is not reasonably possible until technical studies are sufficiently completed to permit such a determination. The Wood-Ridge plant site study will commence in early fiscal 1997, and is estimated to take approximately 42 months to complete. Study of the surrounding area is expected to begin after commencement of the plant site study on a timetable yet to be determined. The company's ultimate exposure will also depend upon the continued participation of the other party held liable and on the results of both formal and informal attempts to spread liability to others believed to share responsibility.

    Where appropriate, the analysis to determine the company's liability, if any, with respect to remedial costs at the above sites reflects an assessment of the likelihood and extent of participation of other potentially responsible parties. The possibility of recoveries from insurance carriers (in addition to recoveries previously made) is factored into accrual determinations only when the company is reasonably assured that such additional recoveries are probable of realization.

    During the second quarter of fiscal 1996, the company received approximately $24.1 million related to settlement of substantially all claims against the company's former insurance carriers for cleanup expenses at chemical waste disposal sites located throughout the country. These settlements involved policies written by various insurance companies from the 1940's through the mid 1980's. Due to the age of these issues, related expenses had previously been charged to earnings either through actual expenditures for remediation or through the establishment of environmental accruals. As such, the settlement payments received were included in sundry income.

                           MORTON INTERNATIONAL, INC.

    During the fourth quarter of fiscal 1996, the U.S. Environmental Protection Agency notified the company of possible irregularities in water discharge monitoring reports filed by the Moss Point, Mississippi, plant in early 1995. The company retained an outside law firm to investigate, and it was confirmed that such reports had been falsified over a period of years. Other possible environmental violations at the plant were also identified, and the investigation has been expanded to address the additional issues. As a result of these irregularities and possible violations, the company may be exposed to fines, penalties and remedial expenses. Since the matter is in its early stages, the company is unable to quantify the extent of its exposure to liability, if any. The company intends to cooperate fully with environmental authorities and is keeping them informed on a continuing basis.

    The company's cleanup expenditures totaled approximately $6.8 million, $3.0 million and $7.8 million for 1996, 1995 and 1994. Amounts accrued as of June 30, 1996, are generally expected to be paid out over a period of up to 15 years.

    Although the level of future expenditures for environmental matters cannot be determined with any degree of certainty, based on the facts presently known to it, management does not believe that such costs will have a material effect on the company's financial position, results of operations, or liquidity.

LITIGATION AND REGULATION

    There are judicial and administrative claims pending or contemplated against the company in addition to those of an environmental nature discussed in the Environmental Matters note above. Management believes that the resolution of those claims should not have a material effect upon the company's financial position, results of operations, or liquidity.

    Various governmental agencies have authority to limit or prohibit distribution of some of the company's products should they formally conclude that continued distribution is unsafe to the population or the environment. There are currently no challenges pending, the resolution of which would have a material effect upon the company's operations.

LEASE COMMITMENTS

    The company has commitments under operating leases primarily for building and office space, railroad equipment and real estate. Rental expense charged in 1996, 1995 and 1994 was $38.4 million, $36.3 million and $34.6 million, including insignificant amounts for contingent rentals and sublease income. Renewal and purchase options are available on certain of these leases.

    Future minimum rental commitments under operating leases having initial or remaining non-cancelable terms in excess of one year as of June 30, 1996, were as follows (in millions): 1997--$26.4; 1998-- $16.9; 1999--$13.8; 2000--$11.9;
2001--$9.5; thereafter--$306.8.

BUSINESS SEGMENT INFORMATION

    See page 32 of this Information Statement.

                           MORTON INTERNATIONAL, INC.

                   QUARTERLY FINANCIAL HIGHLIGHTS (UNAUDITED)

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                         FISCAL YEAR 1996                             FISCAL YEAR 1995
                                       ----------------------------------------------------  -----------------------------------
                                                        THREE MONTHS ENDED                           THREE MONTHS ENDED
                                       ----------------------------------------------------  -----------------------------------

                                       JUNE 30(3)    MARCH 31(4)   DEC. 31(5)    SEPT. 30      JUNE 30     MARCH 31     DEC. 31
                                       -----------  -------------  -----------  -----------  -----------  -----------  ---------
Net sales............................   $   888.4     $   998.4     $   916.1    $   809.6    $   828.5    $   921.0   $   830.9
Gross profit.........................       257.1         289.0         270.9        229.2        233.8        274.0       244.8
Income before income taxes...........       100.0         172.3         159.2        107.7        111.3        143.8       116.3
Net income...........................        59.7         107.7          99.5         67.3         69.6         89.9        72.7
Net income per share (1).............         .41           .72           .66          .45          .46          .60         .49
Cash dividends per share.............         .13           .13           .13          .13          .11          .11         .11
Market price of common stock(2)
  High...............................      39 3/4        40 1/4        36 1/8           34           32       30 7/8      29 1/2
  Low................................      34 3/8            34        29 5/8       28 1/8       26 1/4       26 1/4      25 3/4



                                        SEPT. 30
                                       -----------
Net sales............................   $   745.5
Gross profit.........................       224.5
Income before income taxes...........        99.1
Net income...........................        61.9
Net income per share (1).............         .41
Cash dividends per share.............         .11
Market price of common stock(2)
  High...............................      30 1/4
  Low................................      25 7/8

------------------------

(1) Net income per share has been calculated based on the average number of common and common equivalent shares outstanding for the company.

(2) The principal market is the New York Stock Exchange and prices are based on the Composite Tape (ticker symbol "MII").

(3) Includes special charges of $29.2 million pretax ($23.9 million after tax or $.16 per share). Refer to Special Charges footnote on page F-7.

(4) Includes $15.0 million proceeds ($9.4 million after tax or $.06 per share) related to the formation of a joint venture.

(5) Includes $24.1 million pretax income ($15.1 million after tax or $.10 per share) related to the settlement of several environmental insurance issues.

                           MORTON INTERNATIONAL, INC.

      CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (UNAUDITED)

                                                                                               SIX MONTHS ENDED
                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
                                                                                             (IN MILLIONS, EXCEPT
                                                                                               PER SHARE DATA)
Net sales.................................................................................  $  1,819.2  $  1,725.7
Interest, royalties and sundry income.....................................................        17.2        39.1
                                                                                            ----------  ----------
                                                                                               1,836.4     1,764.8
Deductions from income:
  Cost of products sold...................................................................     1,296.0     1,225.6
  Selling, administrative and general expense.............................................       220.2       213.3
  Research and development expense........................................................        38.3        41.5
  Interest expense........................................................................        12.0        12.4
  Amortization of goodwill................................................................         5.1         5.1
                                                                                            ----------  ----------
                                                                                               1,571.6     1,497.9
                                                                                            ----------  ----------
Income before income taxes................................................................       264.8       266.9
Income taxes..............................................................................        98.0       100.1
                                                                                            ----------  ----------
Net income................................................................................       166.8       166.8
Retained earnings at beginning of period..................................................     1,675.5     1,417.6
Cash dividends: $.30 and $.26 per share for 1996 and 1995, respectively...................       (42.8)      (38.6)
                                                                                            ----------  ----------
Retained earnings at end of period........................................................  $  1,799.5  $  1,545.8
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Net income per share......................................................................  $     1.15  $     1.11
                                                                                            ----------  ----------
                                                                                            ----------  ----------
      Shares used in computation (in thousands)...........................................     145,001     150,452
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See notes to consolidated financial statements.

                           MORTON INTERNATIONAL, INC.

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                                      DECEMBER 31,
                                                                                                          1996
                                                                                                      ------------
                                                                                                          (IN
                                                                                                       MILLIONS)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.........................................................................   $     71.3
  Receivables.......................................................................................        660.1
  Deferred income tax benefits......................................................................         15.5
  Inventories.......................................................................................        392.0
  Prepaid expenses..................................................................................        131.5
                                                                                                      ------------
    Total current assets............................................................................      1,270.4
OTHER ASSETS
  Cost in excess of net assets of businesses acquired, less amortization............................        291.2
  Investments in affiliates.........................................................................        137.3
  Miscellaneous.....................................................................................         60.0
                                                                                                      ------------
                                                                                                            488.5
PROPERTY, PLANT AND EQUIPMENT, AT COST..............................................................      2,251.4
  Less allowances for depreciation..................................................................      1,072.9
                                                                                                      ------------
                                                                                                          1,178.5
                                                                                                      ------------
                                                                                                       $  2,937.4
                                                                                                      ------------
                                                                                                      ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable and current portion of long-term debt...............................................   $    108.2
  Accounts payable..................................................................................        279.1
  Accrued salaries, wages and other compensation....................................................         59.3
  Other accrued expenses............................................................................        125.1
  Income taxes......................................................................................         31.9
                                                                                                      ------------
    Total current liabilities.......................................................................        603.6
                                                                                                      ------------
NONCURRENT LIABILITIES
  Long-term debt, less current portion..............................................................        218.5
  Deferred income taxes.............................................................................         54.4
  Accrued postretirement benefits other than pensions...............................................        156.7
  Other noncurrent liabilities......................................................................        115.3
                                                                                                      ------------
    Total noncurrent liabilities....................................................................        544.9
                                                                                                      ------------
SHAREHOLDERS' EQUITY
  Preferred stock (par value $1.00 per share)
    Authorized--25.0 shares, none issued
  Common stock (par value $1.00 per share)
    Authorized--300.0 shares
      Issued-148.4 shares...........................................................................        148.4
  Additional paid-in capital........................................................................         50.8
  Retained earnings.................................................................................      1,799.5
  Foreign currency translation adjustment and other.................................................         15.8
                                                                                                      ------------
                                                                                                          2,014.5
Less cost of common stock in treasury--6.1 shares...................................................        225.6
                                                                                                      ------------
    Total shareholders' equity......................................................................      1,788.9
                                                                                                      ------------
                                                                                                       $  2,937.4
                                                                                                      ------------
                                                                                                      ------------

                See notes to consolidated financial statements.

                           MORTON INTERNATIONAL, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                     CASH PROVIDED (USED)
                                                                                       SIX MONTHS ENDED
                                                                                         DECEMBER 31,
                                                                                     --------------------
                                                                                       1996       1995
                                                                                     ---------  ---------
                                                                                        (IN MILLIONS)
OPERATING ACTIVITIES
  Net income.......................................................................  $   166.8  $   166.8
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................................       94.2       90.8
    Deferred income taxes..........................................................         .2         .2
    Undistributed earnings of affiliates...........................................       (1.5)      (2.6)
    Changes in operating assets and liabilities:
      Receivables..................................................................      (34.6)     (96.5)
      Inventories and prepaid expenses.............................................      (46.0)     (42.5)
      Accounts payable and accrued expenses........................................      (24.1)      (5.0)
      Accrued income taxes.........................................................        9.6       22.3
      Other--net...................................................................        3.2        3.7
                                                                                     ---------  ---------
        Net cash provided by operating activities..................................      167.8      137.2
                                                                                     ---------  ---------
INVESTING ACTIVITIES
  Purchase of property, plant and equipment........................................     (122.5)    (100.0)
  Proceeds from property and other asset disposals.................................        5.3        1.5
  Cash invested in businesses acquired.............................................      (65.0)       (.6)
                                                                                     ---------  ---------
        Net cash used for investing activities.....................................     (182.2)     (99.1)
                                                                                     ---------  ---------
FINANCING ACTIVITIES
  Purchase of common stock for treasury............................................      (21.6)     (52.8)
  Net increase in notes payable....................................................       71.6       21.7
  Repayment of long-term debt......................................................        (.1)       (.1)
  Stock option transactions........................................................        5.3        4.6
  Dividends paid...................................................................      (42.8)     (38.6)
                                                                                     ---------  ---------
        Net cash provided by (used for) financing activities.......................       12.4      (65.2)
                                                                                     ---------  ---------
Effect of foreign exchange rate changes on cash and cash equivalents...............        2.2        1.0
                                                                                     ---------  ---------
Increase (decrease) in cash and cash equivalents...................................         .2      (26.1)
Cash and cash equivalents at beginning of year.....................................       71.1       88.3
                                                                                     ---------  ---------
Cash and cash equivalents at end of period.........................................  $    71.3  $    62.2
                                                                                     ---------  ---------
                                                                                     ---------  ---------

                See notes to consolidated financial statements.

                           MORTON INTERNATIONAL, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1:

    The consolidated interim financial statements and notes thereto do not include all disclosures required by generally accepted accounting principles and, therefore, should be read in conjunction with the Consolidated Financial Statements and Notes thereto for the three year period ended June 30, 1996.

    In the opinion of management, the interim financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of results for the interim periods. The current period's results are not necessarily indicative of results to be expected for a full year.

NOTE 2:

    Inventories are stated at lower of cost (principally last-in, first-out method) or market. Components of inventories are as follows (in millions):

                                                                                  DECEMBER 31,
                                                                                      1996
                                                                                  -------------
Finished products and work-in-process...........................................    $   263.8
Materials and supplies..........................................................        128.2
                                                                                       ------
                                                                                    $   392.0
                                                                                       ------
                                                                                       ------

NOTE 3:

    On November 25, 1996, Morton International, Inc. (the Company), Autoliv, Inc., Autoliv AB and ASP Merger Sub Inc. entered into the Combination Agreement, pursuant to which the Company's Automotive Safety Products Group (ASP) will become a wholly owned subsidiary of Autoliv, Inc. and Autoliv, Inc. will acquire at least 90 percent of the outstanding capital of Autoliv AB (the Combination). The Combination, which will be tax free, is intended to be a merger of equals in which, if the Exchange Offer which is a part of the transaction is fully accepted, the Company's shareholders will exchange their interest in ASP for
46.5 percent of Autoliv, Inc. and Autoliv AB's shareholders will exchange their Autoliv AB shares for 53.5 percent of the equity of Autoliv, Inc.
    Immediately prior to the business combination, the Company will contribute all of its businesses other than ASP to a new company, New Morton International, Inc. (New Morton), and will spin off New Morton to the Company's shareholders in a tax free distribution (the Distribution). Each shareholder of the Company's common stock will receive one share of New Morton common stock for each share of the Company's stock owned prior to the combination. In addition, in conjunction with the spin-off, the Company will contribute $750 million in cash to New Morton to be funded by debt to be retained by ASP. The Company will also distribute to New Morton a portion of the cash generated by the ASP business since July 1, 1996, in an amount equal to $50.0 million plus $7.2 million per month after March 31, 1997, until the consummation of the Distribution.

    In substance, the Company is combining its ASP business with the businesses of Autoliv AB, which will together be conducted by Autoliv, Inc.

    For the purposes of governing certain relationships among the Company, New Morton and Autoliv, Inc., as well as to help in the orderly separation and transition of the ASP business, the Company, New Morton, Autoliv, Inc. and Autoliv AB have entered or will enter into numerous agreements, including the Combination Agreement, Tax Sharing Agreement, Employee Benefits Allocation Agreement and other

                           MORTON INTERNATIONAL, INC.

NOTE 3: (CONTINUED)
agreements. These agreements deal with many operational issues, including (a) the separation of the ASP business from the remaining businesses; (b) transitional services to be provided by New Morton to the ASP business after the Combination; (c) the sharing of certain facilities for a limited time by the ASP business and New Morton; and (d) the allocation of certain tax, employee benefits and other liabilities among New Morton, Autoliv, Inc. and the Company.

    The transactions described above are subject to, among other things, approval by the Company's shareholders, acceptance by holders of at least 90 percent of Autoliv AB's outstanding shares of an exchange offer for Autoliv, Inc. shares, receipt by the Company of a ruling from the U.S. Internal Revenue Service regarding certain tax aspects of the transactions, and certain regulatory approvals.

    In December 1996, Morton signed a definitive agreement to acquire all of the stock of Compagnie des Salins du Midi et Salines du I'Etat (Salins du Midi), and in March 1997 completed the initial acquisition with respect to two-thirds of the stock for $180 million. Morton expects to make a public cash tender offer in France for the remaining shares. The acquisition has a total value of approximately $275 million. Salins du Midi is the leading independent salt producer in Europe, with estimated 1996 sales of almost $270 million. Salins du Midi, based in Paris, supplies salt for food and agricultural products, water treatment and ice/snow and industrial applications, and markets its products under the "La Baleine" label. Salins du Midi produces solar, rock and vacuum-processed salt at nine sites in France and at four sites in Spain.

    In December 1996, Morton also announced plans to purchase Pulverlac SpA, an Italian powder coatings maker, for an undisclosed sum. Pulverlac SpA is a leader in the European powder coatings industry with estimated 1996 sales of $75 million.

                                                                     Appendix M

                                                             Form of Proxy Card
                                                             ------------------


                        MORTON INTERNATIONAL, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE SPECIAL MEETING ON APRIL 24, 1997

The undersigned hereby appoints Ralph M. Barford, William T. Creson, Raymond P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on February 25, 1997, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Special Meeting of Shareholders on April 24, 1997 and at any adjournment(s) thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS 1 AND 2.

                                       (Change of Address):

                                        -------------------------------
                                        -------------------------------
                                        -------------------------------
                                        -------------------------------
                                        (If you have written in the above
                                        space, please mark the corresponding
                                        box on the reverse side of this card)



       YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE - BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.



                                                                  SEE REVERSE
                                                                      SIDE

/X/ Please mark your
    votes as in this example

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

                           FOR AGAINST ABSTAIN                             FOR AGAINST ABSTAIN
1. Approval of the                                2. Approval of the
   Spinoff of              / /   / /   / /           Combination            / /   / /   / /
   New Morton                                        Agreement by and
   International, Inc.                               among Autoliv AB,
                                                     Autoliv, Inc., ASP
                                                     Merger Sub Inc., and
                                                     the Company, dated as
                                                     of November 25, 1996



SIGNATURE(S)                              DATE           1997  Change of
            ------------------------------    ----------        address on  / /
                                                                reverse side

NOTE: Please sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.